FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-201743-01

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-201743) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

THIS FREE WRITING PROSPECTUS DATED SEPTEMBER 8, 2015 MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

$703,324,000 (Approximate)

Banc of America Merrill Lynch Commercial Mortgage Inc.

Depositor

UBS Real Estate Securities Inc.
Bank of America, National Association

Sponsors and Mortgage Loan Sellers

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7

Consider carefully the risk factors beginning on page S-57 in this free writing prospectus and page 9 in the attached prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR certificates;
•	subordinate certificates consisting of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates;
•	the Class V certificates representing the right to receive certain payments of excess interest received with respect to mortgage loans having anticipated repayment dates; and
•	the residual certificates consisting of the Class R certificates.

Only the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are offered hereby.

Distributions on the offered certificates will occur monthly, commencing in October 2015, to the extent of available funds, as described in this free writing prospectus under “Description of the Offered Certificates—Distributions.” The mortgage loans constitute the sole source of repayment on the offered certificates.

The issuing entity’s assets will consist primarily of forty-two (42) fixed rate mortgage loans and other property described in this free writing prospectus and the attached prospectus. The mortgage loans are secured by first liens on fifty-seven (57) commercial, multifamily and manufactured housing community properties. This free writing prospectus more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties. The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.”

Certain characteristics of the offered certificates include:

Class	Expected Ratings (Fitch/KBRA/Moody’s/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Expected Final Distribution Date	Rated Final Distribution Date
Class A-1	AAAsf/AAA(sf)/Aaa(sf)/AAA		$38,700,000%		September 2020	September 2048
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)/AAA		$62,400,000%		June 2025	September 2048
Class A-3	AAAsf/AAA(sf)/Aaa(sf)/AAA		$200,000,000%		August 2025	September 2048
Class A-4	AAAsf/AAA(sf)/Aaa(sf)/AAA		$228,996,000%		September 2025	September 2048
Class X-A	AAAsf/AAA(sf)/Aaa(sf)/AAA		$530,096,000%	Variable	September 2025	September 2048
Class X-B	AAAsf/AAA(sf)/Aa2(sf)/AAA		$50,170,000%	Variable	September 2025	September 2048
Class X-D	BBB-sf/BBB-(sf)/NR/AAA		$39,879,000%	Variable	September 2025	September 2048
Class A-S	AAAsf/AAA(sf)/Aa2(sf)/AAA		$50,170,000%		September 2025	September 2048
Class B	AA-sf/AA-(sf)/NR/AA-		$50,169,000%		September 2025	September 2048
Class C	A-sf/A-(sf)/NR/A-		$33,010,000%		September 2025	September 2048
Class D	BBB-sf/BBB-(sf)/NR/BBB-		$39,879,000%		September 2025	September 2048

(Explanatory notes to this table start on page S-1)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this free writing prospectus or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Drexel Hamilton, LLC, the underwriters, will purchase the certificates offered to you from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. The underwriters expect to deliver the offered certificates to purchasers on or about September 24, 2015.

BofA Merrill Lynch		UBS Securities LLC
Drexel Hamilton
September , 2015

BACM 2015-UBS7

Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7
Geographic Overview of Mortgage Pool

North Dakota
1 property
$1,841,564
0.2% of total
Wisconsin
4 properties
$16,102,458
2.1% of total
Illinois
2 properties
$6,446,664
0.9% of total
Michigan
3 properties
$6,910,000
0.9% of total
Pennsylvania
1 property
$3,244,766
0.4% of total
New York
2 properties
$104,934,491
13.9% of total
Washington
1 property
$25,200,000
3.3% of total
New Hampshire
1 property
$50,000,000
6.6% of total
Massachusetts
1 property
$72,884,027
9.6% of total
Connecticut
1 property
$3,688,463
0.5% of total
California
13 properties
$191,085,000
25.2% of total
New Jersey
1 property
$41,500,000
5.5% of total
Maryland
2 properties
$32,300,000
4.3% of total
Virginia
5 properties
$27,773,924
3.7% of total
Florida
6 properties
$20,877,620
2.8% of total
Texas
8 properties
$125,637,448
16.6% of total
Louisiana
3 properties
$2,879,861
0.4% of total
Mississippi
1 property
$1,924,045
0.3% of total
Kentucky
1 property
$22,050,000
2.9% of total
% of Initial Outstanding Pool Balance
0.2% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 25.2%

Mortgaged Properties by Property Type

Self Storage 5.1%
Mixed Use 2.0%
Manufactured Housing Community 1.7%
Industrial 9.3%
Office 25.2%
Hospitality 17.2%
Retail 20.0%
Multifamily 19.4%

The information in this free writing prospectus is preliminary and may be supplemented or amended. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS

Information about the certificates offered to you is contained in two (2) separate documents that progressively provide more detail: (a) the prospectus attached hereto as Exhibit A, which provides general information, some of which may not apply to the certificates offered to you; and (b) this free writing prospectus, which describes the specific terms of the certificates offered to you. You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates.

You should rely only on the information contained in this free writing prospectus and the attached prospectus. Banc of America Merrill Lynch Commercial Mortgage Inc. has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the attached prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located. You should read both this free writing prospectus and the attached prospectus in full to obtain material information concerning the offered certificates. When reading the attached prospectus in conjunction with this free writing prospectus, references in the attached prospectus to “prospectus supplement” should be read as references to this free writing prospectus.

The appendices attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

This free writing prospectus and the attached prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this free writing prospectus, the terms “depositor,” “we,” “our” and “us” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this free writing prospectus) under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

iii

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA

This free writing prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) (the “EU Prospectus Directive”) as implemented in any Member State of the European Economic Area (each, a “Relevant Member State”). This free writing prospectus has been prepared on the basis that all offers of the offered certificates in any Relevant Member State will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates. Accordingly, any person making or intending to make any offer in that Relevant Member State of offered certificates which are the subject of the offering contemplated in this free writing prospectus may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or the underwriters to publish a prospectus for such offer.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the offered certificates above shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the offered certificates which are the subject of the offering contemplated by this free writing prospectus to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

iv

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A), IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF

v

THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE PRC DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE PRC WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS FREE WRITING PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS FREE WRITING PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE

vi

OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

vii

Note regarding pie chart and map on opposite page: numbers may not total to 100% due to rounding

For more information

Banc of America Merrill Lynch Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

• SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Merrill Lynch Commercial Mortgage Inc. in writing at One Bryant Park, New York, New York 10036, or by telephone at (980) 388-7451.

See also the sections captioned “AVAILABLE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” appearing at the end of the attached prospectus.

The file number of the registration statement to which this free writing prospectus relates is 333-201743.

EXECUTIVE SUMMARY	S-1
SUMMARY OF FREE WRITING PROSPECTUS	S-4
RISK FACTORS	S-57
General Risks	S-57
Risks Related to Market Conditions	S-57
Risks Related to the Mortgage Loans	S-58
Risks Related to Conflicts of Interest	S-102
Risks Related to the Offered Certificates	S-110
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	S-127
FORWARD LOOKING STATEMENTS	S-127
TRANSACTION PARTIES	S-128
The Sponsors, Mortgage Loan Sellers and Originators	S-128
The Depositor	S-146
The Issuing Entity	S-146
The Trustee, Certificate Administrator and Custodian	S-147
The Trust Advisor	S-149
The Master Servicer	S-150
The Special Servicer	S-151
Other Servicers	S-155
Affiliations and Certain Relationships	S-155
DESCRIPTION OF THE OFFERED CERTIFICATES	S-157
General	S-157
Certificate Principal Balances and Notional Amounts	S-158
Pass-Through Rates	S-160
Accounts	S-162
Distributions	S-164
Optional Termination	S-183
Advances	S-184
Appraisal Reductions	S-189
Reports to Certificateholders; Available Information	S-194
Example of Distributions	S-201
Expected Final Distribution Date; Rated Final Distribution Date	S-202
Amendments to the Pooling and Servicing Agreement	S-202
Evidence as to Compliance	S-204
Voting Rights	S-205
Matters Regarding the Certificate Administrator	S-206
The Trustee	S-207
Certificateholder Communications	S-212
Retention of Certain Certificates by Affiliates of Transaction Parties	S-212
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-213
General	S-213
Pass-Through Rates	S-213
Rate and Timing of Principal Payments	S-213
Yield on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates	S-215
Unpaid Distributable Certificate Interest	S-215
Losses and Shortfalls	S-215

viii

Relevant Factors	S-216
Weighted Average Life	S-216
Price/Yield Tables	S-221
DESCRIPTION OF THE MORTGAGE POOL	S-223
General	S-223
Material Terms and Characteristics of the Mortgage Loans	S-224
The A/B Whole Loans and the Loan Pairs	S-237
The Non-Serviced Loan Combinations	S-250
Additional Mortgage Loan Information	S-267
Standard Hazard Insurance	S-274
Sale of the Mortgage Loans	S-275
Representations and Warranties	S-276
Repurchases and Other Remedies	S-277
Changes In Mortgage Pool Characteristics	S-279
SERVICING OF THE MORTGAGE LOANS	S-280
General	S-280
The Master Servicer	S-289
The Special Servicer	S-295
Rating Agency Confirmations	S-303
Waivers of Servicer Termination Events	S-304
Withdrawals from the Collection Account	S-305
Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses	S-305
Inspections	S-306
The Controlling Class Representative	S-307
The Trust Advisor	S-312
Certain Matters Regarding the Parties to the Pooling and Servicing Agreement	S-320
Asset Status Reports	S-321
Mortgage Loan Modifications	S-322
Sale of Defaulted Mortgage Loans and REO Properties	S-324
Foreclosures	S-327
Litigation Control	S-329
Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans	S-331
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-336
Tax Classification of the Issuing Entity	S-337
Special Tax Attributes of the Offered Certificates	S-337
Taxation of the Offered Certificates	S-338
REMIC Administrative Provisions	S-343
Taxes on a REMIC	S-343
Backup Withholding	S-344
STATE, LOCAL AND OTHER TAX CONSIDERATIONS	S-344
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-345
CERTAIN ERISA CONSIDERATIONS	S-347
Plan Assets and Prohibited Transactions	S-347
Special Exemption Applicable to the Offered Certificates	S-348
Insurance Company General Accounts	S-350
General Investment Considerations	S-350
LEGAL INVESTMENT	S-351
LEGAL MATTERS	S-351
RATINGS	S-351
INDEX OF SIGNIFICANT TERMS	S-354

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APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	I-1
APPENDIX II - MORTGAGE POOL INFORMATION (TABLES)	II-1
APPENDIX III - SIGNIFICANT LOAN SUMMARIES	III-1
APPENDIX IV - FORM OF DISTRIBUTION DATE STATEMENT	IV-1
APPENDIX V - MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	V-1
APPENDIX VI - EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	VI-1
APPENDIX VII - CLASS A-SB PLANNED PRINCIPAL BALANCE	VII-1
APPENDIX VIII-A - CHARLES RIVER PLAZA NORTH AMORTIZATION SCHEDULE	VIII-A-1
APPENDIX VIII-B – 200 HELEN STREET NOTE B -AMORTIZATION SCHEDULE	VIII-B-1

EXHIBIT A - PROSPECTUS	A-1

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Executive Summary

This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and the underlying mortgage loans, you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

Certificate Structure

Class	Expected Ratings (Fitch/KBRA/ Moody’s/Morningstar)	Approximate Initial Certificate Principal Balance or Notional Amount	Approximate Initial Credit Support	Approximate Initial Pass-Through Rate		Expected Final Distribution Date	Expected Weighted Average Life (yrs.)	Principal Window (months)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)/AAA	$38,700,000	30.000%		%	September 2020	2.80	1-60
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)/AAA	$62,400,000	30.000%		%	June 2025	7.61	60-117
Class A-3	AAAsf/AAA(sf)/Aaa(sf)/AAA	$200,000,000	30.000%		%	August 2025	9.85	117-119
Class A-4	AAAsf/AAA(sf)/Aaa(sf)/AAA	$228,996,000	30.000%		%	September 2025	9.94	119-120
Class X-A	AAAsf/AAA(sf)/Aaa(sf)/AAA	$530,096,000	N/A		%	September 2025	N/A	N/A
Class X-B	AAAsf/AAA(sf)/Aa2(sf)/AAA	$50,170,000	N/A		%	September 2025	N/A	N/A
Class X-D	BBB-sf/BBB-(sf)/NR/AAA	$39,879,000	N/A		%	September 2025	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)/AAA	$50,170,000	23.375%		%	September 2025	9.98	120-120
Class B	AA-sf/AA-(sf)/NR/AA-	$50,169,000	16.750%		%	September 2025	9.98	120-120
Class C	A-sf/A-(sf)/NR/A-	$33,010,000	12.391%		%	September 2025	9.98	120-120
Class D	BBB-sf/BBB-(sf)/NR/BBB-	$39,879,000	7.125%		%	September 2025	9.98	120-120
Class X-E	BB-sf/BB(sf)/NR/AAA	$17,038,000	N/A		%	September 2025	N/A	N/A
Class X-FG	NR/NR/NR/AAA	$15,146,000	N/A		%	September 2025	N/A	N/A
Class X-NR	NR/NR/NR/AAA	$21,772,331	N/A		%	September 2025	N/A	N/A
Class E	BB-sf/BB(sf)/NR/BB-	$17,038,000	4.875%		%	September 2025	9.98	120-120
Class F	B-sf/B+(sf)/NR/B	$7,573,000	3.875%		%	September 2025	9.98	120-120
Class G	NR/B-(sf)/NR/B-	$7,573,000	2.875%		%	September 2025	9.98	120-120
Class H	NR/NR/NR/NR	$21,772,331	0.000%		%	September 2025	9.98	120-120
Class V	NR/NR/NR/NR	N/A	N/A	N/A		N/A	N/A	N/A
Class R	NR/NR/NR/NR	N/A	N/A	N/A		N/A	N/A	N/A

Offered certificates.
Certificates not offered pursuant to this free writing prospectus.

When reviewing the table on the cover page of this free writing prospectus and the table above entitled “Certificate Structure,” please note the following:

•	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates (other than the Class V and Class R Certificates) and to the other statistical data contained in this free writing prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

•	The expected final distribution date for each class of certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, the date on which the related notional amount is reduced to zero), based on the assumptions described in “Description of the Offered Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of rated certificates is the distribution date in September 2048. See “Description of the Offered

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Certificates—Expected Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

•	Each class of principal balance certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, which percentage may be zero.

•	Ratings shown are those of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in this free writing prospectus. Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

•	The initial pass-through rates are approximate as of the closing date. The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate initial credit support for the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.

•	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates;” (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus.

•	None of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G, Class H, Class V or Class R Certificates are offered pursuant to this free writing prospectus. We sometimes refer to these certificates collectively as the “privately offered certificates.”

•	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will be equal to the aggregate certificate principal balance of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will be equal to the certificate principal balance of the Class A-S Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will be equal to the certificate principal balance of the Class D Certificates outstanding from time to time. The notional amount of the Class X-E Certificates will be equal to the certificate principal balance of the Class E Certificates outstanding from time to time. The notional amount of the Class X-FG Certificates will be equal to the aggregate certificate principal balance of the Class F and Class G Certificates outstanding from time to time. The notional amount of the Class X-NR

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Certificates will be equal to the certificate principal balance of the Class H Certificates outstanding from time to time.

•	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates as described in this free writing prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class A-S Certificates as described in this free writing prospectus. The pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates as described in this free writing prospectus. The pass-through rate on the Class X-E Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates as described in this free writing prospectus. The pass-through rate on the Class X-FG Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class F and Class G Certificates as described in this free writing prospectus. The pass-through rate on the Class X-NR Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class H Certificates as described in this free writing prospectus.

•	The Class V and Class R Certificates will not have certificate principal balances, notional amounts, pass-through rates, ratings or rated final distribution dates and will not be entitled to distributions of principal or interest (other than, with respect to the Class V Certificates, certain excess interest). The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in this free writing prospectus.

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Summary of Free Writing Prospectus

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the certificates offered pursuant to this free writing prospectus, which we generally refer to as the “offered certificates,” you should read this entire free writing prospectus and the prospectus attached hereto as Exhibit A carefully.

What You Will Own

General	Your certificates (together with the privately offered certificates) will represent beneficial interests in the issuing entity created by Banc of America Merrill Lynch Commercial Mortgage Inc. on the closing date pursuant to a pooling and servicing agreement dated as of September 1, 2015. All payments to you will come only from the amounts received in connection with the assets of the issuing entity. The issuing entity’s assets will primarily consist of forty-two (42) fixed rate mortgage loans secured by first liens on fifty-seven (57) multifamily, commercial and manufactured housing community properties.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor, and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7.

Mortgage Pool	The mortgage pool consists of forty-two (42) mortgage loans with an aggregate principal balance as of September 1, 2015 of approximately $757,280,331 which may vary on the closing date by up to 5%. Each of the mortgage loans requires scheduled payments of principal and/or interest to be made monthly. For purposes of any mortgage loan that has a due date on a date other than the first of the month, we have assumed that amounts are due thereunder on the first of the month for purposes of determining its cut-off date and cut-off date balance.

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The mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North secures a mortgage loan representing approximately 9.6% of the initial pool balance as well as two (2) pari passu non-serviced companion loans (evidenced by (3) pari passu promissory notes) and a separate subordinate note (the “Charles River Plaza North non-serviced B note” and a “B note”). Such mortgage loan is referred to herein as a “mortgage loan” and a “non-serviced mortgage loan” and, together with its pari passu non-serviced companion loans (and the related B note), as a “non-serviced loan combination.” Neither the related pari passu non-serviced companion loans nor the related B note will be a “mortgage loan” hereunder. The entire Charles River Plaza North non-serviced loan combination will be serviced under the CSAIL 2015-C3 pooling and servicing agreement.

The mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue secures a mortgage loan, representing approximately 9.2% of the initial pool balance, which will be initially serviced under the pooling and servicing agreement for this securitization and, for so long as any such mortgage loan is so serviced, will be referred to herein (together with its related pari passu companion loan) as a “loan pair.” After the securitization of the related pari passu companion loan, such mortgage loan (together with the related pari passu companion loan) will be serviced under a pooling and servicing agreement entered into in connection with such securitization and, under such circumstances, such mortgage loan (together with the related pari passu companion loan) will be referred to herein as a “non-serviced loan combination.”

The mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire secures a mortgage loan representing approximately 6.6% of the initial pool balance as well as a pari passu non-serviced companion loan. Such mortgage loan is referred to herein as a “mortgage loan” and a “non-serviced mortgage loan” and, together with its pari passu non-serviced companion loan, as a “non-serviced loan combination.” The related pari passu non-serviced companion loan will not be a “mortgage loan” hereunder. The entire The Mall of New Hampshire non-serviced loan combination will be serviced under the CSAIL 2015-C3 pooling and servicing agreement.

The mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street secures a mortgage loan representing approximately 5.5% of the initial pool balance as well as a subordinate note (the “200 Helen Street B note” and a “B note”), such mortgage loan and B note constitute the only A/B whole loan related to the issuing entity as of the closing date. The 200 Helen Street A/B whole loan will be serviced under the pooling and servicing agreement.

The portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio secures a mortgage loan, representing approximately 2.7% of the initial pool balance, that will be serviced under the pooling and servicing agreement for this transaction. Such portfolio of mortgaged properties also secures two pari passu companion loans (each, a “serviced pari passu companion loan”). With respect to such portfolio of mortgaged

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properties, the related mortgage loan is referred to herein (together with its related serviced pari passu companion loan) as a “loan pair.”

The mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments secures a mortgage loan representing approximately 0.7% of the initial pool balance, as well as a pari passu non-serviced companion loan. Such mortgage loan is referred to herein as a “mortgage loan” and a “non-serviced mortgage loan” and, together with its pari passu non-serviced companion loan, as a “non-serviced loan combination.” The related pari passu non-serviced companion loan will not be a “mortgage loan” hereunder. The entire Aviare Place Apartments non-serviced loan combination will be serviced under the MSBAM 2015-C23 pooling and servicing agreement.

See “Information About the Mortgage Pool—Characteristics of the Mortgage Pool—The A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations” below.

Relevant Parties, Dates and Periods

Issuing Entity	Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7, a New York common law trust, will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement to be dated as of September 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the custodian and the trust advisor, in each case identified below in this “—Relevant Parties, Dates and Periods” section. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment of Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at One Bryant Park, New York, New York 10036. Its telephone number is (980) 388-7451. See and “TRANSACTION PARTIES—The Depositor” in this free writing prospectus and “The Depositor” in the attached prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the issuing entity and will be primarily responsible for servicing and administering, directly or through sub-servicers (including any primary servicer), the mortgage loans (other than any non-serviced mortgage loans) and any related B note (other than the Charles River Plaza North non-serviced B note) or serviced

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companion loan pursuant to the pooling and servicing agreement; provided, that certain major decisions and special servicer decisions will be processed by the special servicer. In addition, the master servicer will be the primary party responsible for making principal and interest advances and, other than with respect to any non-serviced mortgage loan, servicing advances under the pooling and servicing agreement. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus.

The master servicer’s principal compensation for its servicing activities will be the master servicing fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Master Servicer” and “Servicing of the Mortgage Loans—The Master Servicer” in this free writing prospectus. In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

Except as provided below, each non-serviced mortgage loan (including the 261 Fifth Avenue mortgage loan prior to the securitization of the related pari passu companion loan) will be serviced by the master servicer under, and pursuant to the terms of, the pooling and servicing agreement governing the securitization of the related non-serviced companion loan (or applicable portion thereof) as follows:

• The Charles River Plaza North mortgage loan, representing approximately 9.6% of the initial pool balance, will be serviced by the master servicer under the pooling and servicing agreement for the CSAIL 2015-C3 securitization (currently Midland Loan Services, a Division of PNC Bank, National Association), which is similar to the pooling and servicing agreement for this securitization in respect of servicing.

• The 261 Fifth Avenue mortgage loan, representing approximately 9.2% of the initial pool balance, will initially be serviced (together with its related pari passu companion loan) by the master servicer under the pooling and servicing agreement for this securitization. After the securitization of the related pari passu companion loan, such mortgage loan will be a “non-serviced mortgage loan” and will be serviced (together with the related pari passu companion loan) under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with such securitization which is expected to be substantially similar to the pooling and servicing agreement for this securitization in respect of servicing. The master servicer under the pooling and servicing agreement for this securitization will be entitled to compensation for servicing such mortgage loan and the related pari passu companion loan for the period before the servicing transfer, and its right to indemnification and certain other rights in respect of its servicing activities will survive such transfer.

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• The Mall of New Hampshire mortgage loan, representing approximately 6.6% of the initial pool balance, will be serviced by the master servicer under the pooling and servicing agreement for the CSAIL 2015-C3 securitization (currently Midland Loan Services, a Division of PNC Bank, National Association), which is similar to the pooling and servicing agreement for this securitization in respect of servicing.

• The Aviare Place Apartments mortgage loan, representing approximately 0.7% of the initial pool balance, will be serviced by the master servicer under the pooling and servicing agreement for the MSBAM 2015-C23 securitization (currently Wells Fargo Bank, National Association), which is substantially similar to the pooling and servicing agreement for this securitization in respect of servicing.

Each servicer of a non-serviced mortgage loan will be entitled to receive a primary servicing fee with respect to such non-serviced mortgage loan; however, the master servicer under the pooling and servicing agreement for this securitization will continue to be primarily responsible for making debt service advances with respect to such non-serviced mortgage loan (and will not be responsible for making debt service advances with respect to the related non-serviced companion loan). See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to all of the mortgage loans in the issuing entity (other than any non-serviced mortgage loans and excluded special servicer mortgage loans) pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to such mortgage loans (and any related serviced companion loan or serviced B note) and any REO loans in respect of the foregoing, in each case that, in general, are in default or as to which default is imminent, as well as processing certain major decisions and special servicer decisions for all such mortgage loans regardless of whether they are, or will be, in default. It is anticipated that LNR Partners, LLC will be appointed to be the special servicer for this transaction at the request of the initial controlling class representative, which is expected to be Ellington Management Group, LLC or an affiliate thereof. See “—Controlling Class Representative” below. The principal servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus.

If the special servicer becomes a “borrower party” (as defined under “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer and Appointment of an Excluded Special Servicer” in this free writing prospectus) with respect to any mortgage loan (referred to as an “excluded special servicer mortgage loan”), then the special servicer will be required to resign with respect

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to such mortgage loan. The controlling class representative (during any Subordinate Control Period) will be entitled to appoint a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer mortgage loan unless such excluded special servicer mortgage loan is also an excluded mortgage loan, in which case the largest controlling class certificateholder (by certificate principal balance) that is not an excluded controlling class holder will be entitled to appoint the excluded special servicer. During any Collective Consultation Period the largest controlling class certificateholder (by certificate principal balance) that is not an excluded controlling class holder will be entitled to appoint the excluded special servicer. During any Senior Consultation Period, certificateholders holding 50% or more of the voting rights (provided 20% or more exercise their right to vote) will be entitled to appoint the excluded special servicer. See “—Controlling Class Representative” below. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan.

As used herein, “Affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person; provided, that “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

References herein to the “special servicer” mean individually or collectively, as the context may require, LNR Partners, LLC as special servicer with respect to all mortgage loans other than any excluded special servicer mortgage loans and any non-serviced mortgage loans, and the excluded special servicer, as special servicer with respect to any excluded special servicer mortgage loans. Unless specifically stated otherwise, any rights, conditions or obligations of or applicable to the “special servicer” described herein (including with respect to qualification under the pooling and servicing agreement, compensation and resignation) apply equally to both LNR Partners, LLC and any excluded special servicer.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See “Offered Certificates—Distributions—Servicing and Administration Fees” below and “Servicing of the Mortgage Loans—General,” “Transaction Parties—The Special Servicer” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus. In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the issuing entity, as additional servicing compensation.

Except as provided below, each non-serviced mortgage loan (including the 261 Fifth Avenue mortgage loan prior to the securitization of the

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related pari passu companion loan) if circumstances require will be specially serviced, if necessary, by the special servicer under, and pursuant to the terms of, the pooling and servicing agreement governing the securitization of the related non-serviced companion loan (or applicable portion thereof) as follows:

•	If necessary, the Charles River Plaza North mortgage loan, representing approximately 9.6% of the initial pool balance, if circumstances require will be specially serviced by the special servicer under the pooling and servicing agreement for the CSAIL 2015-C3 securitization (currently Rialto Capital Advisors, LLC), which is similar to the pooling and servicing agreement for this securitization in respect of servicing.

•	If necessary, the 261 Fifth Avenue mortgage loan, representing approximately 9.2% of the initial pool balance, will initially be specially serviced by the special servicer under the pooling and servicing agreement for this securitization. After the securitization of the related pari passu companion loan, such mortgage loan (together with the related pari passu companion loan) will be (if the circumstances require) specially serviced by the special servicer designated in the pooling and servicing agreement entered into in connection with such securitization. If such mortgage loan becomes specially serviced prior to the securitization of the related pari passu companion loan, the special servicer will be responsible for the servicing and administration of such mortgage loan (and the related pari passu companion loan) and will be entitled to compensation as described under the pooling and servicing agreement and the related intercreditor agreement. If such mortgage loan is being specially serviced when the related pari passu companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such mortgage loan, as well as all surviving indemnity and other rights in respect of such special servicing role. See “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the 261 Fifth Avenue Loan Pair Is Expected to Shift to Others” in this free writing prospectus.

•	If necessary, The Mall of New Hampshire mortgage loan, representing approximately 6.6% of the initial pool balance, if circumstances require will be specially serviced by the special servicer under the pooling and servicing agreement for the CSAIL 2015-C3 securitization (currently Rialto Capital Advisors, LLC), which is similar to the pooling and servicing agreement for this securitization in respect of servicing.

•	If necessary, the Aviare Place Apartments mortgage loan, representing approximately 0.7% of the initial pool balance, if circumstances require will be specially serviced by the excluded mortgage loan special servicer under the pooling and servicing agreement for the MSBAM 2015-C23 securitization (currently Wells Fargo Bank, National Association), which is substantially similar to the pooling and servicing agreement for this securitization in respect of servicing.

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See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

With respect to each non-serviced mortgage loan and the 261 Fifth Avenue mortgage loan (after the securitization of the related pari passu companion loan), the holder of the related controlling note (or a representative thereof) will be entitled to direct the servicing of the related non-serviced loan combination or loan pair, as applicable; however, the controlling class representative (during any Subordinate Control Period and Collective Consultation Period) will have certain consultation rights with respect to such servicing and the right to require the replacement of the special servicer for the non-serviced loan combination or loan pair, as applicable, in certain circumstances after a servicer termination event with respect to such special servicer. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” in this free writing prospectus.

With respect to any A/B whole loan, the holder of the related B note will be entitled to direct the special servicing of the related A/B whole loan prior to a 200 Helen Street AB Control Appraisal Event (as described below in “Description of the Mortgage Pool—The Non-Serviced Loan The A/B Whole Loans and the Loan Pairs—The 200 Helen Street A/B Whole Loan” in this free writing prospectus).

The special servicer under the pooling and servicing agreement for this securitization or, in the case of any non-serviced loan combination, the applicable special servicer under the related other pooling and servicing agreement may be removed and a successor special servicer appointed, at any time, as follows:

• with respect to the pool of mortgage loans other than any non-serviced mortgage loans (and in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Subordinate Control Period (as defined below), at the direction of the controlling class representative, if any, (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates;

• with respect to the pool of mortgage loans other than any non-serviced mortgage loans (and in the case of a mortgage loan that is part of an A/B whole loan or loan pair, subject to the third bullet of this paragraph), during any Collective Consultation Period and any Senior Consultation Period (each such term, as defined below), if the holders of at least 25% of the voting rights of the certificates request a vote to replace the special servicer, by the holders of certificates evidencing at least 75% of the voting rights of the certificates; and

• in the case of a mortgage loan that is part of an A/B whole loan, loan pair or non-serviced loan combination where, to the extent provided for in the related intercreditor agreement, the holder of a

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related B note or serviced companion loan, as applicable (for so long as such holder is the directing holder in respect of such A/B whole loan, loan pair or non-serviced loan combination, as applicable), may, without cause, replace the special servicer for the related A/B whole loan, loan pair or non-serviced loan combination. In particular,

o	With respect to the Charles River Plaza North non-serviced loan combination, the related special servicer under the CSAIL 2015-C3 pooling and servicing agreement may be removed, with or without cause, and a successor special servicer appointed, at any time, by the holder of the related B note if the principal balance of such B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments), and (if such B note does not satisfy such criteria) by the CSAIL 2015-C3 controlling class representative or certificateholders with the requisite CSAIL 2015-C3 voting rights, as applicable, all pursuant to the terms of the related intercreditor agreement and the CSAIL 2015-C3 pooling and servicing agreement, the terms of which pooling and servicing agreement are similar to those contained in the pooling and servicing agreement for this transaction; provided, that the CSAIL 2015-C3 pooling and servicing agreement imposes different limitations on the ability of the applicable controlling class representative to remove the special servicer without cause.

o	With respect to the 261 Fifth Avenue loan pair, the related special servicer is subject to removal by the related pari passu companion loan holder and (following a securitization of the related pari passu companion loan) the related special servicer is expected to be subject to removal (and replacement by a successor special servicer) pursuant to similar terms contained in the pooling and servicing agreement related to the securitization of the related pari passu companion loan; provided, that such pooling and servicing agreement (i) may provide for certain variations in the percentage of certificateholders required to consent to a removal of the special servicer and (ii) different (or no) limitations on the ability of the applicable controlling class representative to remove the special servicer without cause.

o	With respect to any non-serviced loan combinations (other than 261 Fifth Avenue and Charles River Plaza North), the related special servicer under the pooling and servicing agreement pursuant to which such non-serviced loan combination is being serviced may generally be replaced on terms that are similar to those for the replacement of the special servicer under the pooling and servicing agreement for this transaction.

See “—Directing Holders” below and “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause,” “Description of the Mortgage Pool—The A/B Whole

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Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

In addition, the special servicer may be removed as special servicer with respect to a mortgage loan or Loan Pair if the special servicer becomes a “borrower party” with respect to an “excluded special servicer mortgage loan” under the circumstances described in “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer and Appointment of an Excluded Special Servicer” in this free writing prospectus.

Finally, in the case of any non-serviced loan combination (including the 261 Fifth Avenue mortgage loan (after the securitization of the related pari passu companion loan)), the applicable special servicer under the related other pooling and servicing agreement may contain provisions providing for the special servicer to be removed for conflicts similar to those described in “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer and Appointment of an Excluded Special Servicer” in this free writing prospectus pursuant to the terms of the related other pooling and servicing agreement.

Other Servicers	Rialto Capital Advisors, LLC is the special servicer with respect to the CSAIL 2015-C3 securitization and, accordingly, is responsible for servicing of the Charles River Plaza North Non-Serviced Loan Combination and The Mall of New Hampshire Non-Serviced Loan Combination.

Trustee, Certificate Administrator
and Custodian	U.S. Bank National Association, a national banking association, will act as trustee of the issuing entity on behalf of the certificateholders, as certificate administrator, certificate registrar and authenticating agent for the certificates and as custodian of the mortgage loan files (or, in the case of any non-serviced mortgage loan, of only the related mortgage note). The corporate trust offices of U.S. Bank National Association are located at 190 S. LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C, Chicago, Illinois 60603, Attention: BACM 2015-UBS7, the office designated for purposes of certificate transfers and exchanges is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – BACM 2015-UBS7, and the document custody office is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: BACM 2015-UBS7.

Following the transfer of the mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record of each mortgage loan transferred to the issuing entity (other than any non-serviced mortgage loan (including the 261 Fifth Avenue mortgage loan following the securitization of the related pari passu companion loan), with respect to which the mortgagee of record will be the holder of the related non-serviced companion loan or applicable portion thereof (or the trustee in respect of the securitization thereof)). In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations.

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The certificate administrator will be primarily responsible for making allocations and distributions to the holders of the certificates. The certificate administrator will have, or will be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. See “Transaction Parties—The Trustee, Certificate Administrator and Custodian” in this free writing prospectus.

With respect to the 261 Fifth Avenue mortgage loan, the mortgage loan seller initially will be required to deliver the related mortgage loan documents (other than any promissory note evidencing the related pari passu companion loan) to the trustee or the custodian on its behalf. Following a securitization of the related pari passu companion loan, the person contributing such portion of the companion loan to the related securitization will be entitled to (a) direct the trustee or custodian to deliver (and to retain photocopies in connection therewith of) all such mortgage loan documents (other than any promissory note evidencing such mortgage loan) to the other trustee or custodian and (b) cause the completion and recordation of instruments of assignment in the name of such other trustee or custodian.

Controlling Class Representative	The controlling class representative will be the representative appointed by more than 50% of the controlling class certificateholders (by certificate principal balance), as determined by the certificate registrar from time to time as provided in the pooling and servicing agreement. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth below. It is anticipated that Ellington Management Group, LLC or an affiliate thereof will be the initial controlling class representative. There will be no controlling class representative for an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan pair with respect to which the controlling class representative, or any holder of more than 50% of the controlling class, is a borrower party.

The controlling class means, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial certificate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate certificate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) at least equal to 25% of the initial aggregate certificate principal balance of such class, then the controlling class will be the most senior class of Control Eligible Certificates. The controlling class on the closing date will be the Class H Certificates.

The Control Eligible Certificates will be the Class E, Class F, Class G and Class H Certificates. No other class of certificates will be eligible to act as the controlling class or appoint the controlling class representative.

A Subordinate Control Period means any period when the aggregate certificate principal balance of the Class E Certificates (taking into

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account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is at least 25% of the initial aggregate certificate principal balance of the Class E Certificates.

A Collective Consultation Period means any period when both (i) the aggregate certificate principal balance of the Class E Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate certificate principal balance of such class) is less than 25% of the initial aggregate certificate principal balance of the Class E Certificates and (ii) the aggregate certificate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is at least 25% of the initial aggregate certificate principal balance of the Class E Certificates.

A Senior Consultation Period means any period when the aggregate certificate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate certificate principal balance of the Class E Certificates.

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During any Collective Consultation Period and any Senior Consultation Period, the controlling class representative will not have any consent rights. However, during any Collective Consultation Period, the controlling class representative will have non-binding consultation rights with respect to certain major decisions and other matters in accordance with the pooling and servicing agreement.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any such rights that are expressly operative during such period pursuant to the pooling and servicing agreement. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

If any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as further described in this free writing prospectus. The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. See “—Directing Holders” below, and “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder,” “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class

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Representative” in this free writing prospectus. For instance, during a Subordinate Control Period, the controlling class representative may direct the special servicer to take actions that conflict with and adversely affect the interests of holders of certain classes of certificates.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the controlling class representative or a directing holder, as applicable, take actions with respect to the mortgage loans (other than any non-serviced mortgage loan) that could adversely affect the holders of some of the classes of certificates. Additionally, the special servicer may be removed without cause by the controlling class representative, if any (during a Subordinate Control Period and only if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates), or with respect to a mortgage loan that is part of an A/B whole loan or loan pair, by the related directing holder. As a result of these rights, the controlling class representative and any directing holder may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” and “—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The controlling class representative may have interests that differ from or are in conflict with those of other certificateholders and its decisions may not be in the best interest of or may be adverse to other certificateholders.

The anticipated initial investors in the Control Eligible Certificates (referred to herein as the B-piece buyers) may act as, or appoint, the controlling class representative. The B-piece buyers were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of certain features of, some or all of the mortgage loans. We cannot assure you that you or another investor would make the same requests to modify the original pool as the B-piece buyers, or that the final mortgage pool, to the extent influenced by the B-piece buyers’ feedback, will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyers’ certificates. Because of the differing subordination levels, the B-piece buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyers but that does not benefit other investors. The B-piece buyers performed any such due diligence for their own benefit and have no obligation or duty to anyone else. You should not take the B-piece buyers’ acceptance of any mortgage loan as an endorsement of that mortgage loan or its quality. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts in the Selection of the Underlying Mortgage Loans” in this free writing prospectus.

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With respect to any excluded special servicer mortgage loan (that is also not an excluded mortgage loan), if any, the controlling class certificateholder (during any Subordinate Control Period) will be entitled to appoint an excluded special servicer with respect to such mortgage loan. If a Subordinate Control Period is not in effect, the controlling class certificateholder will not have the right to replace such excluded special servicer and such excluded special servicer will be appointed as described in “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer and Appointment of an Excluded Special Servicer” in this free writing prospectus.

For additional information regarding the controlling class representative, see “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Trust Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will act as the trust advisor with respect to all of the mortgage loans except any non-serviced mortgage loan and the 261 Fifth Avenue mortgage loan. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided, that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer (if it was acting as special servicer as of December 31st in the prior calendar year and had continued in such capacity through the date of such meeting) to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31st in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year

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during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period, any Senior Consultation Period or, with respect to any excluded loan, any Subordinate Control Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this free writing prospectus and as set forth in the pooling and servicing agreement; provided, that with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult with the trust advisor with regard to such matters if the holder of the related serviced B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair.

During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and special servicer or any annual report prepared by the trust advisor and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult with regard to any particular servicing actions, or otherwise opine on the actions of the special servicer with respect to any mortgage loan. In no event will the trust advisor have any consent right with respect to any particular servicing actions.

Notwithstanding the foregoing, the trust advisor will have no role or obligation with respect to any non-serviced mortgage loan, the 261 Fifth Avenue mortgage loan or any related REO property.

The trust advisor will be subject to confidentiality and other limitations described in this free writing prospectus and set forth in the pooling and servicing agreement.

If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may vote to either (i) terminate all rights and obligations of the trust advisor with respect to the mortgage loans under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor in respect of the mortgage loans under the pooling and servicing agreement and not appoint a replacement trust advisor, in which case all references to the trust advisor in the pooling and servicing agreement will be of no force and effect; provided, that if holders of at least 25% of the voting rights of the certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the pooling and servicing agreement, and the holders of at least 75% of the voting rights of the certificates vote in favor of such appointment, then a new trust advisor will be appointed in respect of such mortgage loans and references to such trust advisor in the pooling and servicing agreement will again be applicable. During any Subordinate Control Period and any Collective

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Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any such replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in this free writing prospectus.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the servicing standard, the trust advisor may recommend the replacement of the special servicer to the trustee. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in this free writing prospectus.

The trust advisor may have interests that are in conflict with those of certificateholders and its advice and consultations may not be in the best interest of certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” in this free writing prospectus.

For additional information regarding the responsibilities of the trust advisor and regarding the trust advisor itself, see “Servicing of the Mortgage Loans—The Trust Advisor” and “Transaction Parties—The Trust Advisor” in this free writing prospectus.

Directing Holders	If a mortgage loan is part of an A/B whole loan or loan pair, then as of the closing date the holder of a related B note or serviced companion loan will be the directing holder if and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.” If and for so long as the holder of a B note or serviced companion loan is the related directing holder pursuant to the terms of the related intercreditor agreement, such holder will have broad consent and/or consultation rights with respect to the related A/B whole loan or loan pair and may have the right to replace the special servicer with respect to the related mortgage loan.

No directing holder will be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan. Further, a directing holder may have interests that are in conflict with those of certificateholders and its decisions may not be in the best interest of certificateholders. See “Servicing of the Mortgage Loans” and “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment” in this free writing prospectus.

The rights of a directing holder will be unaffected by the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period.

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Loan Pairs

With respect to the 261 Fifth Avenue loan pair (or, following the securitization of the related pari passu companion loan, the related non-serviced loan combination), the holder of the related controlling note, or a representative of such holder, will at all times act as the controlling note holder thereto; however, the controlling class representative (during any Subordinate Control Period and Collective Consultation Period) will have certain consultation rights with respect to the servicing of the 261 Fifth Avenue loan pair and the right to require the replacement of the special servicer with respect thereto in certain circumstances after a servicer termination event with respect to such special servicer. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair—The 261 Fifth Avenue Intercreditor Agreement—Consultation and Control” and “—Appointment of Special Servicer” in this free writing prospectus.

With respect to the WPC Department Store Portfolio loan pair, the holders of the related serviced companion loans will only have certain consultation rights with respect to such loan pair and the right to require the replacement of the special servicer with respect thereto in certain circumstances after a servicer termination event with respect to such special servicer. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The WPC Department Store Portfolio Loan Pair” herein.

Non-Serviced Loan Combinations

With respect to the Charles River Plaza North non-serviced loan combination, the holder of the related B note, so long as the principal balance of such B note (as reduced or notionally reduced, as applicable, by the application of payments, losses and appraisal reductions) has not been reduced below 25% of its original principal balance (as reduced by principal payments), or (if the B note does not satisfy such criteria) the CSAIL 2015-C3 controlling class representative (unless a CSAIL 2015-C3 control termination event exists), will be the directing holder under the related intercreditor agreement pursuant to the terms thereof and the CSAIL 2015-C3 pooling and servicing agreement. See “—Special Servicer” above and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Charles River Plaza North Non-Serviced Loan Combination” herein.

With respect to The Mall of New Hampshire non-serviced loan combination, the holder of the related non-serviced companion loan will at all times act as directing holder with respect The Mall of New Hampshire mortgage loan. However, the holder of The Mall of New Hampshire mortgage loan has certain consultation rights with respect to the servicing of such mortgage loan and the right to require the replacement of the special servicer (or excluded mortgage loan special servicer, as applicable) for related non-serviced loan combination after a servicer termination event with respect to the special servicer for such loan. See “—Special Servicer” above and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Mall of New Hampshire Non-Serviced Loan Combination” herein.

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With respect to the Aviare Place Apartments non-serviced loan combination, the holder of the related non-serviced companion loan will at all times act as directing holder with respect to the Aviare Place Apartments mortgage loan. However, the holder of the Aviare Place Apartments mortgage loan has certain consultation rights with respect to the servicing of such mortgage loan and the right to require the replacement of the special servicer (or excluded mortgage loan special servicer, as applicable) for related non-serviced loan combination after a servicer termination event with respect to the special servicer for such loan. See “—Special Servicer” above and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Aviare Place Apartments Non-Serviced Loan Combination” herein.

See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Sponsors	UBS Real Estate Securities Inc., a Delaware Corporation, and Bank of America, National Association, a national banking association, are the sponsors of this transaction. As sponsors, such entities organized and initiated the issuance of the certificates and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the issuing entity, and the issuing entity will then issue the certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “Bank of America, National Association, as Sponsor” and “Other Originators” in the attached prospectus.

Mortgage Loan Sellers	Each mortgage loan seller listed below will sell us mortgage loans as follows:

Mortgage Loan Seller	Percentage of Initial Pool Balance	Number of Mortgage Loans
UBS Real Estate Securities Inc.	83.7%	33
Bank of America, National Association	16.3%	9

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Originators	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller (except that the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Fountains at Andover, representing approximately 2.9% of the initial pool balance, was originated by UBS Real Estate Securities Inc. in conjunction with a third party, Greystone Servicing Corporation, Inc.). See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates and the relationships between certain other parties may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

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	•	the relationships, including financial dealings, of the sponsors, the underwriters, the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates, especially if the master servicer, a sub-servicer, the special servicer, the trust advisor or any of their respective affiliates holds certificates or interests in, or securities backed by, B notes, serviced companion loans or non-serviced companion loans, or has financial interests in or other financial dealings with a borrower or a property sponsor;

	•	the broker-dealer activities of the underwriters and their respective affiliates, including investing or taking long or short positions in the offered certificates and rendering services to, and engaging in transactions with, the borrowers, the property sponsors and their respective affiliates;

	•	the obligation of the special servicer to take actions at the direction of the controlling class representative and any directing holder;

	•	the ownership of any certificates or interests in, or securities backed by, B notes, mezzanine debt, serviced companion loans or non-serviced companion loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trust advisor or any of their affiliates;

	•	the relationships between the managers of the mortgaged properties and the borrowers, particularly because a substantial number of mortgaged properties are managed by property managers affiliated with the respective borrowers;

	•	the consent and/or consultation rights of the controlling class representative, the trust advisor and any directing holder to certain actions taken by the special servicer;

	•	any opportunity of the B-piece buyers to request the removal, re-sizing or modification of or other changes to the features of some or all of the mortgage loans; and

	•	the activities of the master servicer, a sub-servicer, the special servicer, the trust advisor, the mortgage loan sellers or any of their affiliates in connection with any other transaction.

With respect to any non-serviced mortgage loan, the related master servicer, special servicer and any other entity party to any securitization of the related non-serviced companion loan (or applicable portion thereof) will have similar conflicts of interest, particularly if such entity owns certificates issued pursuant to such securitization.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Significant Obligors	There are no significant obligors related to the issuing entity.

Underwriters	Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Drexel Hamilton, LLC will act as underwriters with respect to the offered certificates.

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Certain Affiliations	Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the originator of the mortgage loans. Bank of America, National Association, the Depositor and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees, certificate administrators, REMIC administrators and other transaction parties.

In addition, Bank of America, National Association, is the initial holder of the 261 Fifth Avenue pari passu companion loan.

UBS Real Estate Securities Inc., a mortgage loan seller, an originator and a sponsor, is an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS Real Estate Securities Inc. is the initial holder of the Charles River Plaza North pari passu companion loan designated Note A-3-2 and the WPC Department Store Portfolio pari passu companion loan designated Note A-1.

Midland Loan Services, a Division of PNC Bank, National Association will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the issuing entity by the sponsors pursuant to one or more servicing rights appointment agreements entered into on the closing date. The “excess servicing strip” means a portion of the master servicing fee payable to Midland Loan Services, a Division of PNC Bank, National Association that accrues at a per annum rate initially equal to the master servicing fee rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the pooling and servicing agreement.

Under the CSAIL 2015-C3 pooling and servicing agreement, Midland Loan Services, a Division of PNC Bank, National Association is also the CSAIL 2015-C3 master servicer and, accordingly, is responsible for servicing of the Charles River Plaza North non-serviced loan combination, The Mall of New Hampshire non-serviced loan combination and, until the closing date of this securitization, the WPC Department Store Portfolio loan pair.

Pursuant to a certain interim servicing agreement between UBS Real Estate Securities Inc. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to the securitization by UBS Real Estate Securities Inc.

Pursuant to a certain interim servicing agreement between Bank of America, National Association and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand,

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Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to the securitization by Bank of America, National Association.

It is anticipated that on the closing date (i) entities managed by Ellington Management Group, LLC or an affiliate thereof will purchase approximately 75.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), (ii) LNR Securities Holdings, LLC or an affiliate thereof will purchase approximately 25.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), and (iii) Ellington Management Group, LLC or an affiliate thereof will be the initial controlling class representative. LNR Partners, LLC, the special servicer, assisted Ellington Management Group, LLC and LNR Securities Holdings, LLC with due diligence relating to the mortgage loans included in the mortgage pool.

An affiliate of the depositor may purchase less than 50% of each such class upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the controlling class representative, and any certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the controlling class representative.

An affiliate of LNR Partners, LLC, the special servicer currently has an equity interest in the borrower under the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, representing approximately 0.7% of the initial pool balance, which is currently serviced as an excluded mortgage loan pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Risks Related to Conflicts of Interest.”

Cut-off Date	September 1, 2015. For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in September 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on September 1, 2015, not the actual day or days on which such scheduled payments were due.

Closing Date	On or about September 24, 2015.

Determination Date	The eleventh (11th) calendar day of each month, or, if the eleventh (11th) calendar day is not a business day, the next succeeding business day, commencing in October 2015.

Distribution Date	The fourth (4th) business day after the related determination date, commencing in October 2015. The first distribution date will be October 19, 2015.

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Record Date	With respect to each distribution date, for each class of offered certificates, the close of business on the last business day of the preceding calendar month.

Expected Final Distribution Dates	The expected final distribution date for each class of offered certificates is set forth on the cover of this free writing prospectus and is the date on which that class is expected to be paid in full (or, in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the structuring assumptions described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the expected final distribution date.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2048.

Collection Period	Amounts available for payment on the certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the mortgage loans during the related collection period. Each collection period:

• will relate to a particular distribution date;

• will be approximately one month long;

• will begin when the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date; and

• will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period	The amount of interest payable with respect to the certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Offered Certificates

General	We are offering the following eleven (11) classes of Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7 pursuant to this free writing prospectus: Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D.

The entire series will consist of a total of twenty (20) classes, the following nine (9) of which are not being offered by this free writing prospectus and the attached prospectus: Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G, Class H, Class V and Class R.

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Certificate Principal Balances
and Notional Amounts	Your certificates will have the approximate aggregate initial certificate principal balance or initial notional amount presented on the cover page of this free writing prospectus, and this certificate principal balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount, as the case may be, of each class of certificates and to the other statistical data contained in this free writing prospectus.

The certificate principal balance at any time is the maximum amount of principal distributable with respect to a class of certificates and is subject to adjustment on each distribution date to reflect any reductions resulting from (1) distributions of principal to that class or (2) any allocations of losses and, solely in the case of the certificates that are not Control Eligible Certificates, trust advisor expenses in reduction of the certificate principal balance of that class.

The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will not have certificate principal balances. Each such class of certificates will instead represent the right to receive distributions of interest accrued on a notional amount as described in this free writing prospectus. The notional amount of the Class X-A Certificates will be equal to the aggregate certificate principal balance of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will be equal to the certificate principal balance of the Class A-S Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will be equal to the certificate principal balance of the Class D Certificates outstanding from time to time. The notional amount of the Class X-E Certificates will be equal to the certificate principal balance of the Class E Certificates outstanding from time to time. The notional amount of the Class X-FG Certificates will be equal to the aggregate certificate principal balance of the Class F and Class G Certificates outstanding from time to time. The notional amount of the Class X-NR Certificates will be equal to the certificate principal balance of the Class H Certificates outstanding from time to time.

Accordingly, the respective notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will, in each case, be reduced on each distribution date by any distributions of principal actually made on, and any losses and/or expenses actually allocated to any related class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class D, Class E, Class F, Class G and/or Class H Certificates, as applicable, and in each case outstanding from time to time.

Pass-Through Rates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of offered certificates is set forth on the cover page of this free writing prospectus.

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Interest on the offered certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this free writing prospectus as a 30/360 basis.

Each class of offered certificates with a principal balance will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, which percentage may be zero.

For purposes of calculating the weighted average of the net interest rates on the mortgage loans for a particular distribution date in connection with determining the respective pass-through rates on the certificates (other than the Class V and Class R Certificates): (i) the relevant weighting is based upon the respective stated principal balances (as described under “Description of the Offered Certificates—Pass-Through Rates” in this free writing prospectus) of the mortgage loans as in effect immediately prior to the relevant distribution date, (ii) the mortgage interest rate on each mortgage loan is reduced by the related annual administrative fee rate, which includes the master servicing fee rate, the trust advisor fee rate, the certificate administrator fee rate (which includes the trustee fee rate and the custodian fee rate) and the CREFC® license fee rate, (iii) the mortgage loan interest rates will not reflect any increase therein as a result of a continuing default or, if applicable, a mortgage loan remaining outstanding past its anticipated repayment date (if any), (iv) the mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower’s bankruptcy or insolvency, and (v) if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that accrues on an actual/360 basis on that mortgage loan in that month, at the related mortgage interest rate minus the related administrative fee rate (taking into account certain interest reserve adjustments for distribution dates in January, February and March).

The pass-through rate for the Class X-A Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates for such distribution date (weighted on the basis of the respective principal balances of such classes of certificates immediately prior to such distribution date). The pass-through rate for the Class X-B Certificates for any distribution date will equal the Class X strip rate for the Class A-S Certificates for such distribution date. The pass-through rate for the Class X-D Certificates for any distribution date will equal the Class X strip rate for the Class D Certificates for such distribution date. The pass-through rate for the Class X-E Certificates for any distribution date will equal the Class X strip rate for the Class E Certificates for such distribution date. The pass-through rate for the Class X-FG Certificates for any distribution date will equal the weighted average of the applicable Class X strip rates for the Class

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F and Class G Certificates for such distribution date (weighted on the basis of the respective principal balances of such classes of certificates immediately prior to such distribution date). The pass-through rate for the Class X-NR Certificates for any distribution date will equal the Class X strip rate for the Class H Certificates for such distribution date.

The applicable Class X strip rate with respect to each class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class D, Class E, Class F, Class G and/or Class H Certificates, as applicable, for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such distribution date (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate for such distribution date for such class of certificates. Under no circumstances will any Class X strip rate be less than zero.

Distributions

A.	Amount and Order of
	Distributions	On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (which include the trustee fees and custodian fees) and expenses, special servicer compensation and trust advisor fees (with respect to any trust advisor consulting fee, solely to the extent that such fee is actually received from the related borrower) and expenses and CREFC® license fees as set forth below. Distributions to you will be in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, which will have the same senior priority and be distributed pro rata, and which will have the same senior priority and be distributed pro rata); and

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on APPENDIX VII hereto, then, to the Class A-1 Certificates, to the Class A-3 Certificates, to the Class A-4 Certificates and to the Class A-SB Certificates, in that order, until the principal balance of each such class has been reduced to zero (or, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate

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appraisal reduction equals or exceeds the aggregate certificate principal balance of the Class A-S through Class H Certificates, then on a pro rata basis among the holders of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates), and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and the allocation of trust advisor expenses, first, to reduce payments of interest on the Class D, Class C and Class B Certificates, in that order, second, to reduce payments of principal on the Class D, Class C, Class B and Class A-S Certificates, in that order, and third, to reduce payments of principal on the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, no class of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses. See “Servicing of the Mortgage Loans—The Trust Advisor” and “Description of the Offered Certificates—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.

Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

B.	Interest and Principal
	Entitlements	A description of the interest entitlement, if any, payable to each class is presented under “Description of the Offered Certificates—Distributions” in this free writing prospectus. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon) and the right of such parties, the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be senior to the right of the holders of the Class B, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates to receive payments of principal. The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG, Class X-NR Class V and Class R Certificates will not be entitled to principal distributions.

The total amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, subject to adjustment for trust advisor indemnifications and expenses,

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nonrecoverable advances and workout-delayed reimbursement amounts, be equal to the sum of:

• the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date;

• all principal prepayments and, to the extent not previously advanced, the principal portion of balloon payments received during the related collection period;

• the principal portion of other collections on the mortgage loans received during the related collection period (for example, liquidation proceeds, condemnation proceeds, insurance proceeds and income on “real estate owned”), net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance; and

• the principal portion of proceeds of mortgage loan repurchases received during the related collection period, net of any portion thereof that constitutes late collections of principal in respect of the related mortgage loan as to which there is an outstanding advance.

See the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

C.	Servicing and
	Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans, the serviced companion loans and any B notes serviced under the pooling and servicing agreement for this securitization (each such B note sometimes being referred to in this free writing prospectus as a “serviced B note”). The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and any related serviced B note or serviced companion loan (and in each case including any deemed mortgage loan, serviced B note or serviced companion loan as to which the related mortgaged property has become an REO property) at a rate equal to:

(i) with respect to each mortgage loan (other than the 261 Fifth Avenue mortgage loan (after the securitization of the related pari passu companion loan)), the Charles River Plaza North mortgage loan, The Mall of New Hampshire mortgage loan and the Aviare Place Apartments mortgage loan), 0.0050% per annum,

(ii) with respect to the Charles River Plaza North mortgage loan and The Mall of New Hampshire mortgage loan, 0.0050% per annum,

(iii) with respect to the 261 Fifth Avenue mortgage loan (after the securitization of the related pari passu companion loan) and the Aviare Place Apartments mortgage loan, 0.0025% per annum,

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(iv) with respect to the 200 Helen Street B Note, 0.0050% per annum; and

(v) with respect to the 261 Fifth Avenue companion loan (prior to the securitization thereof) and the WPC Department Store Portfolio companion loans, 0.0050% per annum.

In addition:

(i) the master servicer under the securitization of the 261 Fifth Avenue companion loan (after the securitization of the related pari passu companion loan) will be entitled to a pari passu primary servicing fee in respect of the 261 Fifth Avenue mortgage loan, calculated at a rate not to exceed 0.0050% per annum,

(ii) the master servicer under the CSAIL 2015-C3 transaction will be paid the related pari passu loan primary servicing fee in respect of the Charles River Plaza North mortgage loan and The Mall of New Hampshire mortgage loan (calculated at 0.0025% per annum), and

(iii) the master servicer under the MSBAM 2015-C23 transaction will be paid the related pari passu loan primary servicing fee in respect of the Aviare Place Apartments mortgage loan (calculated at 0.0050% per annum).

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan), serviced B note and serviced companion loan that is being specially serviced or as to which the related mortgaged property has become an REO property, at the special servicing fee rate, which is equal to 0.25% per annum or, if such rate would result in a special servicing fee that would be less than $2,000 in any given month, such higher rate as would result in a special servicing fee equal to $2,000 for such month. Any primary servicing fee or sub-servicing fee (other than with respect to any non-serviced mortgage loan) will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled, except in connection with non-serviced mortgage loans, to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan, loan pair, non-serviced loan combination, A/B whole loan or REO property and subject to certain adjustments and exceptions as described herein under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.” The special servicer under any securitization of the 261 Fifth Avenue companion loan is expected to be, and the special servicer under the CSAIL 2015-C3 securitization (with respect to the Charles River Plaza North mortgage loan and The Mall of New

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Hampshire mortgage loan) and the special servicer under the MSBAM 2015-C23 securitization (with respect to the Aviare Place Apartments mortgage loan) will be, entitled to similar compensation if the related mortgage loan becomes specially serviced or if the related mortgaged property becomes REO property, although in any such case any related fees may accrue at a different rate and there may be a higher cap (or no cap) on workout fees and/or liquidation fees.

The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan and the 261 Fifth Avenue mortgage loan) in the issuing entity at the trust advisor fee rate, which will equal 0.00195% per annum. In addition, the trust advisor will be entitled to a consulting fee equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to each major decision relating to a mortgage loan (other than any non-serviced mortgage loan), A/B whole loan or loan pair as to which the trust advisor has consultation rights, in each case to the extent that such fee is actually received from the related borrower; provided, that the aggregate amount of such consulting fees with respect to any such mortgage loan, A/B whole loan or loan pair, as applicable, will not exceed $10,000 in any calendar year. See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus.

The certificate administrator is entitled to a certificate administrator fee payable from general collections on the mortgage loans, which for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which is equal to 0.0041% per annum. The trustee fee and the custodian fee for each distribution date is a portion of the certificate administrator fee.

A license fee equal to 0.0005% per annum (calculated on the outstanding principal balance of each mortgage loan) will be payable to CREFC® from general collections on the mortgage loans (to the extent any funds are remaining in the collection account after the payment of fees and expenses to the trustee, the certificate administrator, the master servicer, the special servicer and the trust advisor).

Each of the master servicing fee, the special servicing fee, the trust advisor fee, the certificate administrator fee and the CREFC® license fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period. Such fees, as well as the liquidation fee, the workout fee and the trust advisor consulting fee (to the extent that such fee is actually received from the related borrower), will be paid from the collection account prior to distributions to certificateholders of the available distribution amount as described under “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” and “Transaction Parties—The Trustee,” “The Trustee, Certificate Administrator and Custodian,” “—The Master Servicer,” “—The Special Servicer” and “—The Trust Advisor” in this free writing prospectus. All of the parties to the pooling and servicing agreement will also have certain rights to reimbursement for certain expenses by the issuing entity. See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation,” “Description of the Offered Certificates— Matters

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Regarding the Certificate Administrator” and “Description of the Offered Certificates—The Trustee—Trustee Compensation” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate, the certificate administrator fee rate and the CREFC® license fee rate, and is set forth on APPENDIX I to this free writing prospectus for each mortgage loan. The administrative fee rate with respect to any non-serviced mortgage loan will also include any servicing fee payable to the applicable servicer under the related pooling and servicing agreement.

D.	Amortization, Liquidation
	and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the certificate principal balances of the Class A-S through Class H Certificates could be reduced to zero, or because of a decline in mortgaged property values, the aggregate appraisal reduction may equal or exceed the aggregate certificate principal balance of the Class A-S through Class H Certificates, in any event at a time when the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any distributions of principal on the outstanding Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates will be made on a pro rata basis, rather than sequentially, in accordance with their respective certificate principal balances.

E.	Prepayment Premiums/
	Yield Maintenance Charges	The manner in which any prepayment premiums and yield maintenance charges received in respect of the mortgage loans during a particular collection period will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and/or Class X-NR Certificates, on the one hand, and the classes of certificates entitled to principal (other than the Control Eligible Certificates), on the other hand, as well as between the various classes of certificates entitled to principal (other than the Control Eligible Certificates), is described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.

F.	Excess Interest	On each Distribution Date, any collections of “excess interest” on mortgage loans with anticipated repayment dates (that is, certain additional interest that accrues if the mortgage loan is not repaid in full by its anticipated repayment date) will be distributed to the holders of the Class V Certificates on the related distribution date. Excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Subordination

A.	General	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan

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losses are allocated is depicted in ascending order (including interest losses, other than losses with respect to certain “excess interest” in connection with any mortgage loan having an anticipated repayment date).

No other form of credit enhancement will be available to you as a holder of certificates.

* Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-NR Certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-NR to the extent such losses reduce the principal amount of the related classes of principal balance certificates.

** Other than the Class X-E, Class X-FG or Class X-NR, Class V and Class R Certificates. The Class V and Class R Certificates will not be entitled to distributions of principal and interest (other than, with respect to the Class V Certificates, certain excess interest) and will be entitled to receive only such distributions as are described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the certificate principal balance of such class. No such losses will be allocated to the Class V, Class R, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-NR Certificates, although loan losses will reduce the respective notional amounts of the Class X-A Certificates (to the extent such losses are allocated to the Class A-1, Class A-SB, Class A-3 or Class A-4 Certificates), the Class X-B Certificates (to the extent such losses are allocated to the Class A-S Certificates), the Class X-D Certificates (to the extent such losses are allocated to the Class D Certificates), the Class X-E Certificates (to the extent such losses are allocated to the Class E Certificates), the Class X-FG Certificates (to the extent such losses are allocated to the Class F and Class G Certificates) and the Class X-NR Certificates (to the extent such losses are allocated to the Class H Certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates.

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In addition, any trust advisor expenses that are in excess of trust advisor expenses that are allocated to reduce the payment of interest on the Class B, Class C and Class D Certificates will be allocated to reduce the principal balances of the certificates in the following order: to the Class D, Class C, Class B and Class A-S Certificates, in each case, until the remaining principal balance of such class of certificates has been reduced to zero. Following the reduction of the principal balances of the foregoing classes of principal balance certificates to zero, such excess trust advisor expenses will then be allocated among the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective certificate principal balances), until the remaining certificate principal balances of such classes of certificates have been reduced to zero.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, the special servicer’s and the trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation or, in the case of the Charles River North non-serviced loan combination or 200 Helen Street A/B Whole Loan, borne by the related B note(s)), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to all of the classes of interest-bearing certificates, on a pro rata basis, to reduce the amount of interest payable on such certificates.

Notwithstanding the foregoing, upon liquidation of any mortgage loan, all liquidation proceeds, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

B.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

• shortfalls resulting from compensation that the special servicer is entitled to receive;

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		•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, to the extent not covered by default interest, late payment charges, excess liquidation proceeds or certain other fees paid by the borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation;

		•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections;

		•	shortfalls resulting from items relating to a non-serviced mortgage loan similar to the preceding bullets arising under and pursuant to the pooling and servicing agreement pursuant to which such non-serviced mortgage loan is serviced; and

		•	shortfalls resulting from a reduction of a mortgage loan’s interest rate or principal amount by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the issuing entity;

provided, that shortfalls in available funds resulting from any of the foregoing with respect to a loan pair, an A/B whole loan or a non-serviced loan combination may be borne, in whole or in part, by a related serviced companion loan, B note or non-serviced companion loan as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Information About The Mortgage Pool

Characteristics of the Mortgage Pool

A.	General	All numerical information in this free writing prospectus concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in September 2015 have been deemed received on September 1, 2015.

When information presented in this free writing prospectus with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), the portions of those loan balances allocated to such properties. The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on APPENDIX I to this free writing prospectus.

With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the information regarding those mortgage loans is presented as if each of them were secured only by the related mortgaged property identified on APPENDIX I to this free writing prospectus, except that loan-to-value

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ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this free writing prospectus.

With respect to the 261 Fifth Avenue mortgage loan and the WPC Department Store Portfolio mortgage loan, representing approximately 9.2% and 2.7%, respectively, of the initial pool balance, which are each secured by a mortgaged property that also secures one or more pari passu serviced companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loans have been calculated based on the subject mortgage loan together with such pari passu serviced companion loans.

With respect to the Charles River Plaza North mortgage loan, representing approximately 9.6% of the initial pool balance, which is secured by a mortgaged property that also secures two (2) pari passu non-serviced companion loans (evidenced by (3) pari passu promissory notes) and a subordinate non-serviced B note, each of which is not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on the subject mortgage loan together with the related pari passu non-serviced companion loan and without regard to the related subordinate non-serviced B note.

With respect to The Mall of New Hampshire mortgage loan and the Aviare Place Apartments mortgage loan, representing approximately 6.6% and 0.7%, respectively, of the initial pool balance, which are each secured by a mortgaged property that also secures one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for each such mortgage loan has been calculated based on the subject mortgage loan together with the related pari passu companion loan(s).

With respect to the 200 Helen Street mortgage loan, representing approximately 5.5% of the initial pool balance, which is secured by a mortgaged property that also secures a subordinate serviced B note, which is not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on the subject mortgage loan without regard to the related subordinate serviced B note.

B.	Principal Balances	The issuing entity’s primary assets will be fort- two (42) mortgage loans with an aggregate principal balance as of the cut-off date (referred to in this free writing prospectus as the “initial pool balance”) of approximately $757,280,331. It is possible that the initial pool balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $1,785,000 to approximately $72,884,027, and the mortgage loans had an approximate average balance of $18,030,484.

C.	Fee Simple/Leasehold	Fifty-three (53) mortgaged properties, representing approximately 90.3% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a fee simple estate in the entire related mortgaged property.

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Three (3) mortgaged properties, representing approximately 3.1% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a leasehold estate in the entire related mortgaged property.

One (1) mortgaged property, representing in the aggregate approximately 6.6% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

D.	Property Types	The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by, mortgaged properties operated primarily for each indicated purpose are as described in the table below:

Property Type	Percentage of Initial Pool Balance(1)	Number of Mortgaged Properties
Office	25.2%	4
Retail	20.0%	22
Multifamily	19.4%	10
Hospitality	17.2%	4
Industrial	9.3%	3
Self Storage	5.1%	11
Mixed Use	2.0%	1
Manufactured Housing Community	1.7%	2

		(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

E.	Property Location	The number of mortgaged properties, and the approximate percentage of the initial pool balance secured by mortgaged properties, located in geographic areas with a 5% or greater concentration of mortgaged properties (by allocated loan amount) are as described in the table below:

Geographic Area	Percentage of Initial Pool Balance(1)	Number of Mortgaged Properties
California	25.2%	13
Texas	16.6%	8
New York	13.9%	2
Massachusetts	9.6%	1
New Hampshire	6.6%	1
New Jersey	5.5%	1

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

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The remaining mortgaged properties are located throughout thirteen (13) other states. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.3% of the initial pool balance.

F.	Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

		•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty (30) days or more past due, and no mortgage loan had been thirty (30) days or more past due in the twelve-month period immediately preceding the cut-off date.

		•	Two (2) groups of mortgage loans, representing approximately 3.0% and 0.9%, respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed. See APPENDIX I to this free writing prospectus.

		•	Ten (10) mortgaged properties, representing approximately 16.1% of the initial pool balance by allocated loan amount, are each entirely, or almost entirely, leased to a single tenant.

		•	All of the mortgage loans bear interest at fixed rates.

		•	Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

		•	No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

G.	Balloon Loans/ARD Loans	All of the mortgage loans are “balloon loans.” For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the mortgage loan’s stated maturity date or anticipated repayment date, as applicable. As of the cut-off date, one (1) of these balloon loans, representing approximately 9.6% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. Such mortgage loan is structured to encourage the related borrower to repay the mortgage loan in full by the specified date upon which such increase occurs (which is prior to the mortgage loan’s stated maturity date).

H.	Interest Only Loans	As of the cut-off date, eleven (11) mortgage loans, representing approximately 32.1% of the initial pool balance, currently provide for

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monthly payments of interest only for their entire terms to maturity and sixteen (16) mortgage loans, representing approximately 28.3% of the initial pool balance, currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

I.	Prepayment/Defeasance/
	Property Release Provisions	As of the cut-off date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

		•	Thirty (30) mortgage loans, representing approximately 76.4% of the initial pool balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the date of initial issuance of the certificates, to defease the mortgage loan prior to the commencement of an open period by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property (or, in some cases involving a portfolio of mortgaged properties, one or more of those mortgaged properties) from the lien of the mortgage.

		•	Ten (10) mortgage loans, representing approximately 17.0% of the initial pool balance, prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit for a specified period prior to the commencement of an open period voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus.

		•	One (1) mortgage loan, representing approximately 5.9% of the initial pool balance, immediately permits voluntary principal prepayments for a specified period if accompanied by a prepayment premium calculated based on a yield maintenance formula and, following such period, then permits an open period.

		•	One (1) mortgage loan, representing approximately 0.7% of the initial pool balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits voluntary principal prepayments for a specified period if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus, and after such period, permits for a specified period prior to the commencement of an open period both (i) voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus and (ii) the related borrower to defease the related mortgage loan by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency

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approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

In addition to the above, the mortgage loans generally (i) permit prepayment at any time (without regard to any lockout period) in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Prepayment Provisions” and “—Material Terms and Characteristics of the Mortgage Loans—Defeasance Loans” in this free writing prospectus. See also APPENDIX I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

Certain of the mortgage loans also provide for releases of portions of the related real estate collateral in connection with a partial prepayment (without regard to any lockout period) or partial defeasance as described below:

• Two (2) mortgage loans, representing approximately 4.5% of the initial pool balance, allow the release of a portion of the real estate collateral for such mortgage loan through a partial defeasance provided that certain conditions are met, after an initial lock-out period of at least two (2) years following the date of the issuance of the certificates, by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940 in a specified percentage of the allocated loan amount for the portion of the real estate collateral for such mortgage loan being released.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” in this free writing prospectus.

In addition, certain mortgage loans permit the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

Furthermore, with respect to the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, which secures a mortgage loan representing approximately 2.7% of the initial pool balance, the borrower may obtain the release of any individual mortgaged property that is collateral for the related mortgage loan and substitute another property if certain conditions are satisfied. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” in this free writing prospectus.

See APPENDIX I to this free writing prospectus for more details concerning certain of the foregoing provisions.

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J.	Mortgage Loan Ranges
	and Weighted Averages		As of the cut-off date, the mortgage loans had the following additional characteristics:

	i.	Mortgage Interest Rates	Mortgage interest rates ranging from 3.8000% per annum to 5.4070% per annum, and a weighted average mortgage interest rate of approximately 4.3803% per annum.

	ii.	Original Terms	Each original to scheduled maturity (or, if applicable, to an anticipated repayment date) is equal to one hundred twenty (120) months, and the weighted average original term to scheduled maturity (or, if applicable, to an anticipated repayment date) is approximately one hundred twenty (120) months.

	iii.	Remaining Terms	Remaining terms to scheduled maturity (or, if applicable, to an anticipated repayment date) ranging from one hundred ten (110) months to one hundred twenty (120) months, and a weighted average remaining term to scheduled maturity (or, if applicable, to an anticipated repayment date) of approximately one hundred nineteen (119) months.

	iv.	Remaining
		Amortization Terms	Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred seventy-five (275) months to three hundred sixty (360) months, and a weighted average remaining amortization term of approximately three hundred thirty-eight (338) months.

	v.	Loan-to-Value Ratios	Loan to value ratios, calculated as described in this free writing prospectus, ranging from 38.0% to 77.4%, and a weighted average loan to value ratio, calculated as described in this free writing prospectus, of approximately 59.2%. For each of the mortgage loans, the loan to value ratio was calculated according to the methodology set forth in this free writing prospectus based on the estimate of value from a third party appraisal, which was generally conducted between September 2014 and August 2015.

See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. See also “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

	vi.	Debt Service
		Coverage Ratios	Debt service coverage ratios, determined according to the methodology presented in this free writing prospectus, ranging from 1.20x to 4.15x, and a weighted average debt service coverage ratio, calculated as described in this free writing prospectus, of approximately 1.85x. These calculations are based on underwritten net cash flow and actual debt service of the related mortgage loans as described in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

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	vii.	IO Period UW NCF
		DSCR	IO Period UW NCF DSCR, determined according to the methodology presented in this free writing prospectus, ranging from 1.20x to 4.42x, and a weighted average IO Period UW NCF DSCR, calculated as described in this free writing prospectus, of approximately 2.01x. Sixteen (16) mortgage loans, representing approximately 28.3% of the initial pool balance, provide for monthly payments of interest only for a portion of their respective original terms ranging from twenty-four (24) months to eighty-four (84) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

“IO Period UW NCF DSCR” means, with respect to the related mortgage loan that has an interest only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated assuming that the amount of the monthly debt service payment considered in the calculation is the average monthly debt service payment during such interest only period. After such interest only period, the debt service coverage ratio will be calculated based on the monthly debt service payments due on such mortgage loan. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

K.	Modified and Refinanced
	Mortgage Loans		Thirty-five (35) mortgage loans, representing approximately 93.5% of the initial pool balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan, and seven (7) mortgage loans, representing approximately 6.5% of the initial pool balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this free writing prospectus.

L.	Mortgaged Properties
with Limited or No
	Operating History		Five (5) of the mortgaged properties, representing approximately 18.8% of the initial pool balance by allocated loan amount, recently opened for business within thirty-six (36) calendar months prior to the Cut-off Date and either have no prior operating history or do not have historical financial information.

Seven (7) of the mortgaged properties, representing approximately 3.1% of the initial pool balance by allocated loan amount, were recently acquired by the related borrower within thirty-six (36) calendar months prior to the cut-off date, and consequently such mortgaged properties do not have, or have limited, historical financial information.

One (1) of the mortgaged properties, representing approximately 0.6% of the initial pool balance by allocated loan amount, does not have, or has limited, historical information because the related mortgaged property was purchased through receivership when occupancy was approximately 46%.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this free writing prospectus.

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M.	Certain Mortgage Loans
with Material Lease
	Termination Options	At least three (3) of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans by principal balance, representing approximately 18.0% of the initial pool balance, are secured by mortgaged properties that have leases with material early termination options. See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgage Loans with Material Lease Termination Options” in this free writing prospectus. See also “Mortgage Loan No. 5 – The Mall of New Hampshire,” “Mortgage Loan No. 6 – 651 Brannan Street” and “Mortgage Loan No. 7 – 200 Helen Street” in APPENDIX III to this free writing prospectus.

N.	Certain Variances from
	Underwriting Standards	The mortgage loans to be contributed by UBS Real Estate Securities Inc. were originated (or, with respect to the Fountains at Andover mortgage loan, representing approximately 2.9% of the initial pool balance, was originated in conjunction with a third party) in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards—Exceptions” in this free writing prospectus.

The mortgage loans to be contributed by Bank of America, National Association were originated in accordance with Bank of America, National Association’s underwriting, as set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

O.	The A/B Whole Loans
	and Loan Pairs	The mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue secures (1) a mortgage loan (referred to in this free writing prospectus as the “261 Fifth Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $70,000,000, representing approximately 9.2% of the initial pool balance, and (2) one pari passu promissory note, which is currently held by Bank of America, National Association (referred to in this free writing prospectus as a “serviced companion loan” or, following the securitization thereof, a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $110,000,000. The 261 Fifth Avenue mortgage loan and the 261 Fifth Avenue companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “261 Fifth Avenue loan pair” and a “loan pair.”

The mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street secures a mortgage loan representing approximately 5.5% of the initial pool balance as well as a subordinate note (the “200 Helen Street B note” and a “B note”). The 200 Helen Street A/B whole loan will be serviced under the pooling and servicing agreement.

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The portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio secures (1) a mortgage loan (referred to in this free writing prospectus as the “WPC Department Store Portfolio mortgage loan” with an outstanding principal balance as of the cut-off date of $20,100,000, representing approximately 2.7% of the initial pool balance, and (2) two pari passu promissory notes, one of which is currently held by the CSAIL 2015-C3 securitization trust and one of which is currently held by UBS Real Estate Securities Inc. (individually and collectively referred to in this free writing prospectus as the “WPC Department Store Portfolio serviced companion loan” and a “serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $37,070,000. The WPC Department Store Portfolio mortgage loan and the WPC Department Store Portfolio non-serviced companion loan are collectively referred to in this free writing prospectus as the “WPC Department Store Portfolio loan pair” and a “loan pair.” The WPC Department Store Portfolio loan pair will be serviced under the pooling and servicing agreement for this securitization.

The WPC Department Store Portfolio mortgage loan is generally pari passu in right of payment with the WPC Department Store Portfolio serviced companion loan.

P.	The Non-Serviced
	Loan Combinations	The mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North secures (1) a mortgage loan (referred to in this free writing prospectus as the “Charles River Plaza North mortgage loan”) with an outstanding principal balance as of the cut-off date of $72,884,027, representing approximately 9.6% of the initial pool balance, (2) two pari passu promissory notes, which are currently held by the CSAIL 2015-C3 securitization trust, and one pari passu promissory note, which is currently held by UBS Real Estate Securities Inc., (collectively referred to in this free writing prospectus as the “Charles River Plaza North non-serviced companion loan” and each a “non-serviced companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $137,780,764 and (3) a subordinate B note with an outstanding principal balance as of the cut-off date of $33,945,985 (referred to in this free writing prospectus as the “Charles River Plaza North non-serviced B note” and a “B note”), which is currently held by a third-party investor, Prima Mortgage Investment Trust, LLC. The Charles River Plaza North mortgage loan, the Charles River Plaza North non-serviced companion loan and the Charles River Plaza North non-serviced B note are collectively referred to in this free writing prospectus as the “Charles River Plaza North non-serviced loan combination” and a “non-serviced loan combination.” The Charles River Plaza North non-serviced loan combination will be serviced under the CSAIL 2015-C3 pooling and servicing agreement.

The Charles River Plaza North mortgage loan is generally pari passu in right of payment with the Charles River Plaza North non-serviced companion loan, and the Charles River Plaza North mortgage loan and the Charles River Plaza North non-serviced companion loan are, together, generally senior in right of payment to the Charles River Plaza North Street B note.

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The mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire secures (1) a mortgage loan (referred to in this free writing prospectus as “The Mall of New Hampshire mortgage loan”) with an outstanding principal balance as of the cut-off date of $50,000,000, representing approximately 6.6% of the initial pool balance, and (2) a pari passu promissory note, which is currently held by the CSAIL 2015-C3 securitization trust (referred to in this free writing prospectus as “The Mall of New Hampshire non-serviced companion loan” or a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $100,000,000. The Mall of New Hampshire non-serviced loan combination will be serviced under the CSAIL 2015-C3 pooling and servicing agreement. The Mall of New Hampshire mortgage loan and the related serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as “The Mall of New Hampshire non-serviced loan combination” or a “non-serviced loan combination.”

The mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments secures (1) a mortgage loan (referred to in this free writing prospectus as the “Aviare Place Apartments mortgage loan”) with an outstanding principal balance as of the cut-off date of $5,472,000, representing approximately 0.7% of the initial pool balance, and (2) a pari passu promissory note, which is currently held by the MSBAM 2015-C23 securitization trust (referred to in this free writing prospectus as the “Aviare Place Apartments non-serviced companion loan” or a “non-serviced companion loan”), with an outstanding principal balance as of the cut-off date of $20,850,000. The Aviare Place Apartments non-serviced loan combination will be serviced under the MSBAM 2015-C23 pooling and servicing agreement. The Aviare Place Apartments mortgage loan and the related serviced companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Aviare Place Apartments non-serviced loan combination” or a “non-serviced loan combination.”

No other mortgage loans have a companion loan or B note associated with them and, except as described above, all of the mortgage loans are being serviced under the pooling and servicing agreement. Accordingly, there are no other “loan pairs,” “non-serviced loan combinations,” “non-serviced mortgage loans”, “non-serviced companion loans” or “A/B whole loans”.

For additional information regarding each A/B whole loan, loan pair and non-serviced loan combination, if any, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus.

Advances

A.	P&I Advances	Subject to a recoverability determination described in this free writing prospectus, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for mortgage loans (including any non-serviced mortgage loans) that are included in the issuing entity (net of related master servicing fees). The master servicer and the trustee will not be required to advance any

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additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment premiums, yield maintenance charges or balloon payments. In addition, the master servicer and the trustee will not be required to make any advance for delinquent mortgage loan payments on any B note, serviced companion loan or non-serviced companion loan. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I advance is made, the master servicer will defer rather than advance its master servicing fee, but will advance the trust advisor fee (but not any trust advisor consulting fee), the certificate administrator fee and the CREFC® license fee.

For an REO property, subject to a recoverability determination described in this free writing prospectus, the required P&I advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired (net of related master servicing fees).

B.	Servicing Advances	Subject to a recoverability determination described in this free writing prospectus, with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related B note or serviced companion loan, the master servicer and/or the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. Notwithstanding the foregoing, with respect to any non-serviced mortgage loan, which will be serviced pursuant to the terms of the pooling and servicing agreement for another securitization, the master servicer, special servicer and trustee under such other securitization will be the parties required or permitted, as applicable, to make such servicing advances.

C.	Interest on Advances	All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal. All servicing advances made by the applicable master servicer, special servicer or trustee with respect to a non-serviced mortgage loan under a pooling and servicing agreement pursuant to which the related non-serviced loan combination is being serviced will also accrue interest at a rate equal to the “prime rate” as reported in The Wall Street Journal.

D.	Back-up Advances	Pursuant to the requirements of the pooling and servicing agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights, as the master servicer.

E.	Recoverability	None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer or the trustee, as the case may be, reasonably determines that the advance would not be recoverable out of collections on the related

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mortgage loan (or, in the case of servicing advances made on any A/B whole loan or loan pair, out of collections on such A/B whole loan or loan pair, as applicable). In addition, the master servicer and the trustee may not make any advance if the special servicer determines in accordance with the servicing standard that such advance, if made, would be nonrecoverable. The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability, and the master servicer will be entitled to rely conclusively on any determination by the special servicer of nonrecoverability, with respect to any advance.

F.	Advances During an
	Appraisal Event	The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this free writing prospectus. If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of the related mortgage loan. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

If there are any A/B whole loans or loan pairs related to the issuing entity, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

If there are any non-serviced mortgage loans included in the mortgage pool, any appraisal reduction in respect of such non-serviced mortgage loan will be calculated by the applicable servicer under, and will be allocated as set forth in, the related non-serviced mortgage loan pooling and servicing agreement. See “Description of the Mortgage Pool—Non-Serviced Loan Combinations” in this free writing prospectus.

See “Description of the Offered Certificates—Advances” and “—Appraisal Reductions” in this free writing prospectus.

Additional Aspects of Certificates

Ratings		The certificates offered to you will not be issued unless each of the classes of certificates being offered by this free writing prospectus receives the respective ratings identified on the cover page of this free writing prospectus from Fitch Ratings, Inc., Kroll Bond Rating

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Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC.

A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies engaged by the depositor is expected to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that any rating agencies will perform ratings surveillance.

Additionally, nationally recognized statistical rating organizations that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of the certificates and any one or more of the rating agencies engaged by the depositor to rate certain classes of certificates may issue unsolicited credit ratings on one or more classes of certificates that it was not engaged to rate upon initial issuance, in each case relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued with respect to any particular class of certificates, we cannot assure you that they will not be lower than the rating(s) assigned by any of the rating agencies engaged by the depositor to rate that class of certificates on the closing date. The issuance of any such unsolicited ratings with respect to any particular class of certificates that are lower than the rating(s) assigned to it by any of the engaged rating agencies on the closing date may negatively impact the liquidity, market value and regulatory characteristics of that class of certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those rating agencies at that time, the depositor selected four (4) of them to rate some or all of the classes of offered certificates and certain classes of the privately offered certificates (although each such engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Likewise, the decision to engage one or more of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Had the depositor selected other rating agencies to rate the offered certificates, or had it engaged Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and/or Morningstar Credit Ratings, LLC, as applicable, to rate those other classes of certificates, the depositor cannot assure you as to the ratings that such rating agencies would have ultimately been assigned

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to those classes of certificates. In addition, the decision not to engage one or more of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

See “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Also see “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for a further discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

Repurchase or Substitution	Each mortgage loan seller will make those certain representations and warranties listed in APPENDIX V to this free writing prospectus with respect to the mortgage loans sold by it, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Repurchases and Other Remedies,” then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity or replace the affected mortgage loan with another mortgage loan. Any such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the issuing entity by the

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holder of a B note, serviced companion loan, non-serviced companion loan or mezzanine loan under certain circumstances. See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (other than any non-serviced mortgage loan) if it determines in accordance with the servicing standard that such a sale would be in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender), and the special servicer is required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole). The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this free writing prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, if the related non-serviced companion loans or the related B note becomes a defaulted mortgage loan and the special servicer under the CSAIL 2015-C3 pooling and servicing agreement determines to sell such non-serviced companion loans, such special servicer will be required to sell the Charles River Plaza North mortgage loan together with the related non-serviced companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the CSAIL 2015-C3 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Charles River Plaza North Non-Serviced Loan Combination” in this free writing prospectus.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, representing approximately 9.2% of the initial pool balance, if such mortgage loan becomes a defaulted mortgage loan and the applicable special servicer determines to sell such mortgage loan,

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the applicable special servicer will be required to sell such mortgage loan together with the related serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” in this free writing prospectus.

With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire, representing approximately 6.6% of the initial pool balance, if the related non-serviced companion loan becomes a defaulted mortgage loan and the special servicer under the CSAIL 2015-C3 pooling and servicing agreement determines to sell such non-serviced companion loan, such special servicer will be required to sell the applicable mortgage loan together with the related non-serviced companion loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the CSAIL 2015-C3 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Mall of New Hampshire Non-Serviced Loan Combination” in this free writing prospectus.

With respect to the mortgage loans secured by the mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, representing approximately 2.7% of the initial pool balance, if such mortgage loan becomes a defaulted mortgage loan and the special servicer determines to sell such mortgage loan or some of all of the related companion loans, the special servicer will be required to sell such mortgage loan together with the related pari passu companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the applicable pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The WPC Department Store Portfolio Loan Pair” in this free writing prospectus.

With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, representing approximately 0.7% of the initial pool balance, if the related non-serviced companion loan becomes a defaulted mortgage loan and the special servicer under the MSBAM 2015-C23 pooling and servicing agreement determines to sell such non-serviced companion loan, such special servicer will be required to sell the Aviare Place Apartments mortgage loan together with the related non-serviced companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the MSBAM 2015-C23 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—Aviare Place Apartments Non-Serviced Loan Combination” in this free writing prospectus.

Pursuant to the pooling and servicing agreement, if title to any REO property is acquired by the issuing entity or its nominee in respect of any mortgage loan (other than any non-serviced mortgage loan), the special servicer is required to use its reasonable best efforts to sell the

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REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a companion loan or a B note (in each case that is serviced under the pooling and servicing agreement for this securitization), for the certificateholders and the holder of such serviced companion loan or B note, as a collective whole taking into account the subordinate nature of any related B note), but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as such period may be extended under certain circumstances), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another interested person) in accordance with the servicing standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” in this free writing prospectus.

Optional Termination	On any distribution date, if the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial pool balance, the holders of a majority of the most subordinate class of certificates (other than the Class V and Class R Certificates) outstanding, the special servicer, the master servicer and any holder of a majority interest in the Class R Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this free writing prospectus. Exercise of this option would terminate the issuing entity and retire the then outstanding certificates.

In addition, if at any time (i) the aggregate certificate principal balances or notional amounts, as applicable, of the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero and (ii) there is only one holder (or a group of holders acting in unanimity) of all the outstanding certificates (excluding the Class V and Class R Certificates), such certificateholder will have the right to exchange all of its certificates (other than the Class V and Class R Certificates) for the mortgage loans and each REO property remaining in the issuing entity if such certificateholder makes a payment to the master servicer as described under “Description of the Offered Certificates—Optional

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Termination” in this free writing prospectus. See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

Denominations	The offered certificates (other than the Class X-A, Class X-B and Class X-D Certificates) will be initially offered and sold in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-D Certificates will each be initially offered and sold in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Registration, Clearance and
Settlement	Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this free writing prospectus. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company (commonly known as DTC), Clearstream Banking, société anonyme (commonly known as Clearstream) or the Euroclear System (commonly known as Euroclear) or through participants in DTC, Clearstream or Euroclear.

You may hold your certificates through:

• DTC in the United States; or

• Clearstream or Euroclear in Europe.

Transfers within DTC, Clearstream or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Clearstream or Euroclear will be effected in DTC through the relevant depositories of Clearstream or Euroclear.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, if we notify DTC of our intent to terminate the book-entry system and, upon receipt of notice of such intent from DTC, the participants holding interests in the certificates agree to initiate such termination.

We expect that the certificates offered to you will be delivered in book-entry form through the facilities of DTC, Clearstream or Euroclear on or about the closing date.

Tax Status	For federal income tax purposes, the issuing entity will consist of a grantor trust and three real estate mortgage investment conduits, each a REMIC, arranged in a tiered structure (the Upper Tier REMIC, the Middle-Tier REMIC and the Lower Tier REMIC). The Lower Tier REMIC will issue multiple classes of uncertificated, regular interests that will be held by the Middle Tier REMIC, and a single residual interest. The assets of the Lower Tier REMIC will consist of the mortgage loans (other than the entitlement to any Excess Interest (as defined under “Material Federal Income Tax Consequences” in this

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free writing prospectus)) and any other assets designated in the pooling and servicing agreement. The Middle-Tier REMIC will issue multiple classes of uncertificated, regular interests that will be held by the Upper-Tier REMIC, and a single residual interest. The Upper Tier REMIC will issue multiple classes of regular interests and a single residual interest. Except for the Class V and Class R Certificates, all of the certificates will represent regular interests in the Upper Tier REMIC.

The Class V Certificates will represent an undivided beneficial ownership interest, held through the grantor trust, in certain excess interest collected on mortgage loans with anticipated repayment dates, if any. The Class R Certificates will represent the beneficial ownership of the residual interest in each of the Lower Tier REMIC, the Middle-Tier REMIC and the Upper Tier REMIC.

The certificates that represent direct ownership of regular interests in the Upper-Tier REMIC are referred to herein as the REMIC Regular Certificates. The REMIC Regular Certificates will be designated as the regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the certificates include:

• the regular interests will be treated as newly originated debt instruments for federal income tax purposes;

• beneficial owners of regular interests will be required to report income on the regular interests in accordance with the accrual method of accounting;

• the Class , Class and Class Certificates will be issued at a premium for federal income tax reporting purposes; and

• the Class , Class and Class Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the attached prospectus.

Considerations Related to Title I
of the Employee Retirement
Income Security Act of 1974	Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (referred to herein as the Code), or governmental plans (as defined in Section 3(32) of ERISA) or other plans that are subject to any federal, state, local or non-U.S. law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law. The U.S. Department of Labor has granted an administrative exemption to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption

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93-31, 58 Fed. Reg. 28620 (May 14, 1993), and to UBS Securities LLC, Prohibited Transaction Exemption 91-22, 56 Fed. Reg. 03277 (April 18, 1991), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41090 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which the underwriters serve as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. The depositor expects that the exemptions granted to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated and to UBS Securities LLC will generally apply to the offered certificates, provided that certain conditions are satisfied. See “Certain ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the attached prospectus.

Legal Investment	The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this free writing prospectus) under the Dodd-Frank Act.

See “Legal Investment” in this free writing prospectus and in the attached prospectus.

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Risk Factors

You should carefully consider the risks involved in owning a certificate before purchasing an offered certificate. Among other risks, the payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the offered certificates.

The risks and uncertainties described in this section, together with those risks described in the prospectus attached hereto as Exhibit A under “Risk Factors,” summarize material risks relating to your certificates. Additional risks and uncertainties not presently known to us may also impair your investment.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk of material variability in the yield to maturity and the aggregate amount and timing of distributions on the offered certificates, which gives rise to the potential for significant loss over the life of the offered certificates. An investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Risks Related to Market Conditions

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate, have resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies. Any continued downturn would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. In the event of default by borrowers under the mortgage loans, holders of the offered certificates may suffer a partial or total loss of their investment.

A substantial amount of United States commercial mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing in the near future. The lack of credit liquidity, decreases in the value of commercial properties and, in some instances, correspondingly higher mortgage rates have prevented many commercial mortgage borrowers from refinancing their mortgages. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.

In light of the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and in the prospectus attached hereto as Exhibit A are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

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External Factors May Adversely Affect the Value and Liquidity of Your Investment

Factors not directly relating to the offered certificates or the underlying mortgage loans may nevertheless cause the market value of the offered certificates to decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors. The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code or by agreement with their creditors. Any of the circumstances described above may lead to further volatility in or disruption of the credit markets.

Other Events May Affect Your Investment. Moreover, other types of events may affect general economic conditions and financial markets and therefore may adversely affect the performance of the mortgage loans and the performance of the offered certificates:

•	Wars, revolutions, insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

•	Trading activity associated with indices of commercial mortgage-backed securities may drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

•	The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in current interest rates.

See “Risk Factors—Risks Related to the Offered Certificates—Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates” below.

Risks Related to the Mortgage Loans

Your Investment Is Not Insured or Guaranteed and Your Source for Repayments Is Limited to Payments Under the Mortgage Loans

Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender’s remedies generally

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are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the nonrecourse carve-outs. However, such a guaranty may often be limited.

In addition, in connection with the origination of certain mortgage loans, the related borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit. Such a guaranty may also be permitted in lieu of funding a reserve or providing an irrevocable letter of credit in the future.

A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time. It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks. Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.

The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

The mortgage loans are secured by various types of income-producing multifamily, commercial and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Repayment of mortgage loans secured by cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Risks Associated with Commercial Lending May Be Different than those for Residential Lending” in the prospectus attached hereto as Exhibit A.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of any such assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” below.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of Our Other Trusts

As a result of the distinct nature of each pool of commercial mortgage loans and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as “static pool information”). Because of the highly heterogeneous nature of the mortgaged properties securing the mortgage

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loans in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Certain Mortgage Loans Are Secured By Mortgaged Properties That Have a Limited Operating History or Do Not Have Historical Financial Information

100.0% of the mortgage loans were originated within the eleven (11) months prior to the cut-off date.

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened and/or recently acquired and, as such, have a limited operating history or do not have historical financial information. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Mortgaged Properties with Limited or No Operating History” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason under their current use. For example:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures;

•	a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, such as use and other restrictions imposed by a condominium declaration or a related ground lease;

•	certain properties may be subject to certain restrictions in order to remain eligible for low income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses;

•	zoning or other restrictions, including the designation of a property as a historical landmark, may prevent alternative uses;

•	movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters; and

•	properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws, which may include non-operation of the subject property for a period of time.

In particular, with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the initial pool balance, 11.8% of the net rentable square footage of such mortgaged property is operated as a datacenter. Datacenters may have unique risks such as a customized design and infrastructure requirements, rendering such spaces less readily convertible to alternative uses.

In particular, with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the initial pool balance, 1.6% of the net rentable square footage of such mortgaged property is operated as a laboratory. Laboratories may have unique risks such as a unique construction and infrastructure requirements, rendering such spaces less readily convertible to alternative uses.

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With respect to any such mortgaged properties, conversion could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. The liquidation value of such a mortgaged property may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses, and as a result, less funds would be available for distributions on your certificates.

Certain Risks of Restaurant Tenants. Certain of the mortgaged properties may include tenants that operate as restaurants. Seven (7) mortgaged properties, securing mortgage loans representing approximately 10.4% of the initial pool balance, have a restaurant that is among the five (5) largest tenants at the related mortgaged property. See APPENDIX I to this free writing prospectus. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties may be operated in whole or in part as medical or dental offices. Four (4) mortgaged properties, securing mortgage loans representing approximately 11.8% of the initial pool balance, have a medical or dental office that is among the five (5) largest tenants at the related mortgaged property. See APPENDIX I to this free writing prospectus. In addition, tenants at certain of the office properties may operate as medical or dental offices. The performance of a medical or dental office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, issues related to reimbursement (ranging from nonpayment to delays in payment) from private or government-sponsored insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Retail Bank Branches. Certain of the mortgaged properties may include tenants that operate as bank branches. One (1) mortgaged property, securing mortgage loans representing approximately 1.3% of the initial pool balance, has a bank branch that is among the five (5) largest tenants at the related mortgaged property. See APPENDIX I to this free writing prospectus. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Student Housing Facilities. Certain of the mortgaged properties may be operated in whole or in part as student housing facilities. One (1) mortgaged property, securing a mortgage loan representing approximately 6.9% of the initial pool balance, are operated in whole or in part as a student housing facility. See APPENDIX I to this free writing prospectus. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing. Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units

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(which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants. Certain of the mortgaged properties may include tenants that operate as health clubs, fitness centers or exercise studios. One (1) mortgaged property, securing a mortgage loan representing approximately 2.0% of the initial pool balance, has a health club, fitness center or exercise studio that is among the five (5) largest tenants at the related mortgaged property. See APPENDIX I to this free writing prospectus. Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

•	the physical attributes of the property (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs, fitness centers and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club, fitness center or exercise studio consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. In addition, more time may be required to re-lease a larger tenant’s space, and substantial capital costs may be incurred to make the space appropriate for replacement tenants. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease or that if it fails to perform, a replacement tenant could be readily found.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property. Such fluctuations may have a particularly impact the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases. We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures. For example, (i) on March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015, (ii) on June 15, 2015, The Gap announced its plan to close 175 stores in North America, with approximately 140 of the closures occurring before January 31, 2016 and (iii) in connection with its July 2015 completion of its acquisition of Family Dollar, Dollar Tree Inc. will be required to sell 330 stores in the next 150 days. One or more of such companies may be an anchor, shadow anchor or large tenant at, or with respect to, certain mortgaged properties. For example:

•	In the case of the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire, representing approximately 6.6% of the initial pool balance, (i) the related mortgaged property is anchored by Sears and J.C. Penney, (ii) Best Buy is the

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largest tenant at the mortgaged property and (iii) The Gap is the fourth largest tenant at the mortgaged property and Old Navy, which is owned by The Gap, is the second largest tenant at the mortgaged property.

•	In the case of the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Antioch Crossings Shopping Center, representing approximately 2.3% of the initial pool balance, Dollar Tree is the third largest tenant at the mortgaged property.

•	In the case of the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Southeast Retail Portfolio, representing approximately 1.9% of the initial pool balance, Family Dollar is the sole tenant at the mortgaged property known as Slidell Properties.

•	In the case of the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Lockport Square, representing approximately 0.6% of the initial pool balance, Dollar Tree is the largest tenant at the mortgaged property.

We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space. See “—A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties—Competition May Adversely Affect the Performance of the Mortgaged Property” herein.

Ten (10) of the mortgaged properties, representing approximately 16.1% of the initial pool balance by allocated loan amount, are entirely, or almost entirely, leased to a single tenant. In addition, some of the tenants at the mortgaged properties (including sole tenants or other significant concentrations of tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date, and such expirations or terminations may not have been addressed by escrow requirements or other mitigating provisions. See APPENDIX I to this free writing prospectus for the lease expiration dates for each of the five (5) largest tenants by square footage with respect to each retail, office, industrial and mixed use mortgaged property.

Even if none of the top five (5) tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan. Five (5) of the fifteen (15) largest mortgage loans or groups of cross collateralized mortgage loans, representing approximately 26.1% of the initial pool balance, are secured, in whole or in part, by retail, office, industrial and/or mixed use mortgaged properties at which more than 50% of the leases by net rentable area expire during the term of the related mortgage loan. We cannot assure you that such leases will be renewed or, even if renewed, will be renewed at the same rate.

In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the borrower tenant is a tenant under a master lease with the borrower, under which the affiliated tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the initial pool balance, the largest tenant at the related mortgaged property, Jordache, Inc., which occupies approximately 73.2% of the net rentable area, is affiliated with the borrower. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” for a description of “master leases.” There can be no assurance the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants in the same or similar business or industry. In these cases, an issue with a particular tenant could have a disproportionately large impact on the mortgage pool and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry or entity could also have a disproportionately large impact on the mortgage pool.

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Please see APPENDIX III to this free writing prospectus for more information on any of the mortgaged properties related to the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool.

The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any “dark” space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Certain mortgage loans require reserves for tenant improvements and leasing commissions, which may serve to defray some of, but not necessarily all of, those costs.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

A Concentration of Mortgage Loans in the Mortgage Pool Increases the Sensitivity to Loss Which Could Reduce Payments on Your Certificates

The three (3) largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 9.6%, 9.2% and 9.2%, respectively, of the initial pool balance. The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the aggregate represent approximately 64.8% of the initial pool balance. Each of the other mortgage loans in the mortgage pool represents no more than approximately 2.9% of the initial pool balance. See APPENDIX III to this free writing prospectus for more information on the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans.

A Concentration of Mortgage Loans with the Same or Related Borrowers Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

Two (2) groups of mortgage loans, representing approximately 3.0% and 0.9% respectively, of the initial pool balance, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership and, in general, have related mortgaged properties that are commonly managed. None of the mortgage loans are cross-collateralized and cross-defaulted.

Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

•	financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property;

•	the quality and experience of the persons or entities who control the borrower as operators of commercial real estate may affect all related mortgaged properties;

•	the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans; and

•	the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.

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For more information regarding risks associated with cross-collateralization arrangements, see “Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Cross-Collateralization Provisions May Have Limitations on Their Enforceability” in the prospectus attached hereto as Exhibit A.

A Concentration of Mortgaged Properties in a Limited Number of Locations May Adversely Affect Payments on Your Certificates

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors—e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect those mortgaged properties.

The mortgaged properties are located in nineteen (19) different states. Approximately 25.2%, 16.6%, 13.9%, 9.6%, 6.6% and 5.5% of the mortgaged properties, by allocated loan amount, are located in California, Texas, New York, Massachusetts, New Hampshire and New Jersey, respectively; concentrations of mortgaged properties in other states do not exceed 4.3% of the initial pool balance. Approximately 25.2%, 16.6%, 2.8% and 0.4% of the mortgaged properties by allocated loan amount are located in California, Texas, Florida and Louisiana, respectively, and may be more susceptible to special hazards that may not be adequately covered by insurance (such as earthquakes, flooding and hurricanes). The mortgage loans generally do not require any borrowers to maintain earthquake insurance. Mortgaged properties located in coastal areas, including, but not limited to Texas, Florida, and Louisiana, also may be more generally susceptible to hurricanes. Over the past several years, hurricanes in the Gulf Coast region of the United States have resulted in severe property damage as a result of the high winds and associated flooding. The mortgage loans do not all require flood insurance unless the related mortgaged properties are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up would not have a material adverse effect on the local or national economy. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A Concentration of Mortgage Loans with the Same Property Types Increases the Possibility of Loss on Those Mortgage Loans Which Could Reduce Payments on Your Certificates

A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial pool balance by allocated loan amount:

•	office properties represent approximately 25.2%

•	retail properties represent approximately 20.0%;

•	multifamily properties represent approximately 19.4%;

•	hospitality properties represent approximately 17.2%;

•	industrial properties represent approximately 9.3%;

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•	self storage properties represent approximately 5.1%;

•	mixed use properties represent approximately 2.0%; and

•	manufactured housing community properties represent approximately 1.7%.

See “Risk Factors—Particular Property Types Present Special Risks” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Office Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Office Properties

Four (4) of the mortgaged properties, representing approximately 25.2% of the initial pool balance by allocated loan amount, are office properties. A large number of factors may affect the value of these office properties, including:

•	the quality of an office building’s tenants;

•	the diversity of an office building’s tenants, reliance on a single or dominant tenant or tenants in a volatile industry (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

•	adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the availability of parking;

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	the suitability of a space for re-leasing without significant build-out costs.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates” above. See also “Risk Factors—Particular Property Types Present Special Risks—Office Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Retail Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Retail Properties

Twenty-two (22) of the mortgaged properties, representing approximately 20.0% of the initial pool balance by allocated loan amount, are retail properties. Certain other mortgaged properties, although not characterized as retail properties in this free writing prospectus, may have a retail component. The quality and success of a retail property’s tenants significantly affect the property’s value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower’s ability to make debt

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service payments can be adversely affected if rents are based on a percentage of the tenant’s sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

See also “Risk Factors—Particular Property Types Present Special Risks—Retail Properties” in the prospectus attached hereto as Exhibit A.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on the related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. Fifteen (15) of the mortgaged properties, representing approximately 15.6% of the initial pool balance by allocated loan amount, are properties considered by the applicable mortgage loan seller to be leased in whole or in part to or are occupied by anchor tenants.

Many of the retail properties securing one or more mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Several mortgaged properties securing mortgage loans in the mortgage pool have anchor tenants whose leases expire during the term of the related mortgage loan. See APPENDIX I to this free writing prospectus. Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired.

There may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchors and/or major tenants are either not operated or fail to meet certain business objectives. See also “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted Which Could Reduce Payments on Your Certificates,” “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” and “—Risks of Lease Early Termination Options” in this free writing prospectus.

Competition May Adversely Affect the Performance of the Mortgaged Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the

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retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, competing retail properties may be located or built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties securing mortgage loans included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A Significant Concentration of Multifamily Properties In The Mortgage Pool Will Subject Your Investment To The Special Risks Of Multifamily Properties

Ten (10) of the mortgaged properties, representing approximately 19.4% of the initial pool balance by allocated loan amount, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building, such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities provided at the property;

•	the property’s reputation;

•	the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties;

•	adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

•	the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria (such as age restrictions for senior housing);

•	in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	state and local regulations (which may limit the ability to increase rents);

•	government assistance/rent subsidy programs (which may influence tenant mobility); and

•	national, state or local politics.

State Regulation and Rent Control Ordinances May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. In addition to state regulation of the landlord tenant relationship, certain counties and

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municipalities impose rent control on apartment buildings. These ordinances may restrict the borrower’s ability to charge market rent and may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to set or raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Limitations and Restrictions Imposed by Affordable Housing Covenants, Federal Housing Subsidies, Rent Stabilization Programs or Similar Programs May Result in Losses on Mortgage Loans. Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

•	covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Government Subsidies and Federal Statutes May Affect a Borrower’s Ability to Repay its Multifamily Mortgage Loan. Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be

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sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

See also “Risk Factors—Particular Property Types Present Special Risks—Multifamily Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Hospitality Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Hospitality Properties

Four (4) of the mortgaged properties, representing approximately 17.2% of the initial pool balance by allocated loan amount, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

•	location of property and proximity to transportation, major population centers or attractions;

•	adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room, reduce occupancy levels and reduce the demand for conference and other venue space at the related property;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	franchise affiliation (or lack thereof);

•	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur;

•	a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel;

•	changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather, relocation of highways or the construction of additional highways;

•	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	suitability for a particular occupant or category of occupants;

•	building design and adaptability; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions, natural disasters and competition more quickly than are other types of commercial properties.

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Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property’s revenues, occupancy levels, room rates and operating expenses.

A hotel’s ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

The availability of competing hospitality properties may also have an effect on the financial performance of such mortgaged properties, and consequently, on the related borrower’s ability to repay its mortgage loan. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, for example:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Westin Hotel at the Domain, representing approximately 9.2% of the initial pool balance, in addition to the existing Aloft Hotel Austin at the Domain hotels located near the related mortgaged property, one new hotel recently opened and a second hotel is under development.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Holiday Inn JFK, representing approximately 4.6% of the initial pool balance, the related mortgaged property is located on the east side of JFK Airport, removed from the airport hotel cluster, is not located proximate to a subway station, and is only served by Queens local buses.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as DoubleTree McAllen, representing approximately 2.2% of the initial pool balance, two hotels totaling 269 rooms that are considered to be competitive with the related mortgaged property are under construction or in the early development stage. In addition, several limited-service hotels, including La Quinta and Hawthorn Suites, are under development in the area.

The Performance of a Hospitality Property Depends in Part on the Performance of its Franchisor or Management Company. A hotel property securing a mortgage loan may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management agreement.

Certain franchise agreements or management agreements may expire or grant the franchisor a termination right that is exercisable during the term of the related mortgage loan or soon thereafter, and there can be no assurance that they can be renewed. For example, with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Holiday Inn JFK, representing approximately 4.6% of the initial pool balance, the related franchise agreement expires during the term of the mortgage loan. With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Holiday Inn JFK, representing approximately 4.6% of the initial pool balance, the related franchise agreement expires on November 26, 2023, prior to the loan maturity date of August 6, 2025.

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In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor. Further, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor and/or hotel managers.

Any provision in a franchise agreement or management agreement providing for termination because of the bankruptcy of a franchisor or manager generally will not be enforceable. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise. In these circumstances, the terms of the related mortgage loan will often require the establishment of reserves in connection with any of those repairs and/or renovations. However, we cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances. In addition, the related borrower with respect to such mortgaged property has the right to replace the existing license agreement with an alternative license or franchise agreement.

In addition, in certain cases, mortgaged properties may not be, or in the future may no longer be, affiliated with a franchise under a franchise agreement. The lack of a nationally recognized franchise may impact occupancy and revenue as the related mortgaged property does not have the benefit of a nationally linked reservation system or the marketing benefits which come from association with a nationally recognized franchisor.

See also “Risk Factors—Particular Property Types Present Special Risks—Hotel Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Industrial Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Industrial Properties

Three (3) of the mortgaged properties, representing approximately 9.3% of the initial pool balance by allocated loan amount, is an industrial property. Various factors may adversely affect the economic performance of this industrial property, which could adversely affect payments on your certificates, including:

•	quality of tenant;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	increased supply of competing industrial space because of relative ease in constructing buildings of this type;

•	a property becoming functionally obsolete;

•	insufficient supply of labor to meet demand;

•	changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

•	location of the property in relation to access to transportation;

•	suitability for a particular tenant;

•	building design and adaptability;

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•	expense to convert a previously adapted space to another use;

•	a change in the proximity of supply sources; and

•	environmental hazards.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. Also, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See also “Risk Factors—Particular Property Types Present Special Risks—Industrial and Warehouse Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Self Storage Facilities in the Mortgage Pool Will Subject Your Investment to the Special Risks of Self Storage Facilities

Eleven (11) of the mortgaged properties, representing approximately 5.1% of the initial pool balance by allocated loan amount, are self storage properties. Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

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•	security concerns;

•	age of improvements; or

•	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

See also “Risk Factors—Particular Property Types Present Special Risks—Self-Storage Properties” in the prospectus attached hereto as Exhibit A.

A Significant Concentration of Mixed Use Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Mixed Use Properties

One (1) mortgaged property, representing approximately 2.0% of the initial pool balance by allocated loan amount, is a mixed use property. Such mixed use mortgaged property consists of office and retail and other components and as such, the mortgage loan secured by such mixed use mortgaged property will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property. See “—The Operation of Commercial Properties Is Dependent Upon Successful Management” in this free writing prospectus.

A Significant Concentration of Manufactured Housing Community Properties in the Mortgage Pool Will Subject Your Investment to the Special Risks of Manufactured Housing Community Properties

Two (2) of the mortgaged properties, representing approximately 1.7% of the initial pool balance by allocated loan amount, are manufactured housing community properties. Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the property’s reputation;

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•	restrictions on the age of tenants that may reside at the property; and

•	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties may require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of such manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Antioch Crossings Shopping Center, representing approximately 2.3% of the initial pool balance, 5,641 square feet (of the 126,308 total square feet (which is fee simple)) of the mortgaged property is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity and is operated as a gas station.

Land subject to a ground lease (or air rights subject to an air rights lease) presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such related borrower will only receive the rental income from the ground lease (or air rights lease) and not from the operation of any related improvements. Any default by the lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan. While ground leases (or air rights leases) may contain certain restrictions on the use and operation of the related mortgaged property, the lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. The lessee is commonly permitted to mortgage its leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease (or air rights lease), the leasehold lender will often have notice and cure rights with respect to material defaults under the lease. In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the lessee’s use of the premises because that use is a source of revenue for the payment of rent under the ground lease (or air rights lease).

Mortgaged Properties with Condominium Ownership Could Adversely Affect Payments on Your Certificates

One (1) of the mortgage loans, representing approximately 9.6% of the initial pool balance, is secured in whole or in part by the related borrower’s fee simple or leasehold interest in one or more condominium units (including, solely for purposes of the discussions herein relating to condominiums, planned unit developments). The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after

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a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. If an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien is generally extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a loan secured by the borrower’s interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not secured by condominiums. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not secured by condominiums. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, the related mortgaged property consists of one condominium unit in a two-unit condominium structure. The borrower does not have control of the condominium board; instead, decisions are made by mutual agreement of the two condominium owners, with no one party having control.

For additional information related to the mortgaged properties primarily secured by the related borrower’s fee simple ownership interest in one or more condominium units, please see APPENDIX I to this free writing prospectus.

Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments on Your Certificates

Three (3) mortgaged properties, representing approximately 3.1% of the initial pool balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on a leasehold estate in the entire related mortgaged property. In addition, one (1) mortgaged property, representing in the aggregate approximately 6.6% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant risk with respect to leasehold mortgage loans is that if the borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security interest in the leasehold estate. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain of the mortgaged properties are also subject to various use restrictions imposed by a related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

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Ground leases securing the mortgaged properties may provide that the ground rent payable under the ground lease increases or otherwise varies during the term of the lease. Any such increases or rent variations may adversely affect the cash flow and net income of the borrower from the mortgaged property.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, representing approximately 2.7% of the initial pool balance, pursuant to a related redevelopment agreement, transfers that render all or any part of the related mortgaged property exempt from real property taxation are permitted only with the prior written consent of the Village of Greendale. However, pursuant to a related redevelopment agreement estoppel, the Village of Greendale confirmed that this particular section of the redevelopment agreement is inapplicable to the sale and leaseback of the related mortgaged property pursuant to the Bon-Ton lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease (or space lease or air rights lease) rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Tenancies in Common, Delaware Statutory Trusts and Indemnity Deeds of Trust May Hinder Recovery

Borrowers under two (2) mortgage loans, representing in the aggregate approximately 12.2% of the initial pool balance, own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Even if the related tenant-in-common borrower has waived its right to partition, which would reduce the risk of partition, there can be no assurance that, if challenged, any such waiver would be enforceable. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Code, these borrowers generally are restricted in their ability to actively operate a property, including with respect to loan work outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Certain of the mortgage loans may not expressly prohibit transfers of ownership interests in the related borrower to entities structured as tenants-in-common and/or Delaware statutory trusts, however, other conditions are typically required to be satisfied in connection with any such transfer, including, but not limited to one or more of the following: (i) that the lender receive rating agency confirmation in connection with such transfer; (ii) that the transferee be a special purpose entity; (iii) that the transferee be affiliated with the borrower; and/or (iv) that the lender or its counsel approve of the organizational documents of the transferee.

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State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Under certain circumstances, governmental authorities could assert that a mortgage could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well. Such taxes, interest and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

A Tenant Bankruptcy May Adversely Affect the Income Produced by a Mortgaged Property and May Adversely Affect the Payments on Your Certificates

Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property.

In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

See “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the attached prospectus.

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Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. For example:

Any potential liability with respect to any such mortgaged property or any other mortgaged property could reduce or delay payments on the certificates.

100.0% of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed.

If the foregoing environmental site assessments revealed any such circumstances or conditions with respect to the related mortgaged property, then generally, with certain exceptions, one or more of the following was the case:

•	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

•	if the only environmental condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the environmental site assessment recommended only the implementation of an operations and maintenance program, which the related borrower is required to do;

•	the identified environmental condition was remediated, abated or contained in all material respects and, if and as appropriate, a no further action, completion or closure letter was obtained from the applicable governmental regulatory authority (or such governmental authority listed the condition as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required);

•	the related mortgaged property is insured under a qualified policy of insurance against certain losses arising from such circumstances or conditions;

•	a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition; or

•	a party related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects is required to take action.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

Certain mortgaged properties have environmental insurance coverage. For example:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Rancho Carmel Plaza, representing approximately 1.3% of the initial pool balance, the related borrower obtained an environmental insurance policy issued by Steadfast Insurance Company, in the amount of $5,000,000 in the aggregate and per claim, with a ten (10)-year term (and a two (2) year tail) and a $50,000 deductible.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Rite Aid - Carlisle, representing approximately 0.4% of the initial pool balance, the related borrower obtained an environmental insurance policy issued by Lloyd’s, London in the amount of $2,000,000 in the aggregate and per claim, with a ten (10)-year term and a $50,000 deductible.

Some mortgage loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.

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We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates. Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability. Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems Associated with Mold May Affect the Value of a Mortgaged Property and/or Lead to an Increased Risk of Issuing Entity Liability. Problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although, in general, the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of any existing mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.

Environmental Assessments May Delay Recovery on a Mortgaged Property. Before the special servicer acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the issuing entity will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will

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effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

You May Experience a Loss If a Borrower is Unable to Repay Its Loan on Its Maturity Date, and the Risk of Non-Payment is Greater for Balloon Loans; Longer Amortization Schedules and Interest-Only Provisions Create Risks

100.0% of the mortgage loans are balloon loans. For purposes of this free writing prospectus, we consider a mortgage loan to be a “balloon loan” if its principal balance is not scheduled to be fully or substantially amortized by the loan’s respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. One (1) of these balloon loans, representing approximately 9.6% of the initial pool balance, is a mortgage loan that has an anticipated repayment date and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (loans of such type are also referred to in this free writing prospectus as “ARD loans”). ARD loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date upon which these increases occur (which is prior to the mortgage loan’s stated maturity date). Also included in the mortgage pool are eleven (11) mortgage loans, representing approximately 32.1% of the initial pool balance, that currently provide for monthly payments of interest only for their respective terms to maturity, and sixteen (16) mortgage loans, representing approximately 28.3% of the initial pool balance, that provide for monthly payments of interest only for a portion of their respective original terms ranging from twenty-four (24) months to eighty-four (84) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully amortizing mortgage loans. With respect to the mortgage loans secured by the mortgaged properties identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, 261 Fifth Avenue, The Mall of New Hampshire, WPC Department Store Portfolio and Aviare Place Apartments, representing approximately 9.6%, 9.2%, 6.6%, 2.7% and 0.7%, respectively, of the initial pool balance, such balloon risk is, in each such case, enhanced by the existence of a pari passu companion loan (and, with respect to the Charles River Plaza North mortgage loan, a subordinate promissory note) that is also secured by the related mortgaged properties. In addition, fully amortizing mortgage loans that pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. We cannot assure you that each borrower will have the ability to repay the outstanding principal balance of the applicable mortgage loan on the pertinent date, especially under a scenario where interest rates are higher than when such mortgage loan was originated. A borrower’s ability to repay a mortgage loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan. Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date will likely extend the weighted average life of your certificates.

In addition, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer (and, in certain cases, the master servicer subject to the consent of the special servicer) to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus. The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.

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There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan because any such mortgage loan will be serviced pursuant to, and by another master servicer and special servicer under, a separate servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether such delay is due to borrower default or to modification of the related mortgage loan by the applicable master servicer or special servicer, will likely extend the weighted average life of such class of certificates.

See “—The Repayment of a Commercial Mortgage Loan Is Dependent on the Cash Flow Produced by the Property Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates” and “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” above and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” in this free writing prospectus.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates

The mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, securing a mortgage loan representing approximately 9.6% of the initial pool balance, also secures non-serviced companion loans with an aggregate principal balance as of the cut-off date of $137,780,764 and a subordinate B note with a principal balance as of the cut-off date of $33,945,985. Such non-serviced companion loan is pari passu in right of payment with the related mortgage loan, and such non-serviced companion loan and the related mortgage loan are generally senior in right of payment to the related B note.

The mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, securing a mortgage loan representing approximately 9.2% of the initial pool balance, also secures a related companion loan, which related companion loan has an outstanding principal balance as of the cut-off date of $110,000,000. Such companion loan is pari passu in right of payment with the related mortgage loan.

The portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire, securing a mortgage loan representing approximately 6.6% of the initial pool balance, also secures a non-serviced companion loan with a principal balance as of the cut-off date of $100,000,000. Such non-serviced companion loan is pari passu in right of payment with the related mortgage loan.

The mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, securing a mortgage loan representing approximately 5.5% of the initial pool balance, also secures a subordinate B note with a principal balance as of the cut-off date of $9,936,740. Such mortgage loan is generally senior in right of payment to the related B note.

The portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, securing a mortgage loan representing approximately 2.7% of the initial pool balance, also secures two non-serviced companion loans with an aggregate principal balance as of the cut-off date of $37,070,000. Such non-serviced companion loans are pari passu in right of payment with the related mortgage loan.

The mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, securing a mortgage loan representing approximately 0.7% of the initial pool balance, also secures a non-serviced companion loan with a principal balance as of the cut-off date of $20,850,000. Such non-serviced companion loan is pari passu in right of payment with the related mortgage loan.

With respect to three (3) loans, representing approximately 19.5% mortgage of the initial pool balance, the related loan sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and, in certain cases, indirectly by other interests owned by the related loan sponsors, which other interests do not represent ownership interests in the related mortgaged property. See “Mortgage Loan No. 1 – Charles River Plaza North,” “Mortgage Loan No. 4 – The Panoramic” and “Mortgage Loan No. 11 – Fountains at Andover” on APPENDIX III to this free writing prospectus. The holders of each related

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mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties. With respect to two (2) mortgage loans, representing approximately 2.7% of the initial pool balance, the related loan sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that certain debt service coverage ratio and/or loan-to-value ratio tests, as well as other related conditions, are satisfied.

In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the issuing entity if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan and, to the extent set forth in any related intercreditor agreement, will include special servicing fees, liquidation fees and other additional trust fund expenses. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium. In addition, if the holder of the subordinate or mezzanine loan is not obligated to pay some or all of the aforementioned fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s purchase option may result in a loss to the trust in the amount of those fees and additional expenses.

Holders of subordinate debt may also have the right to replace the manager of the related mortgaged property, to approve annual budgets, to approve certain material amendments to the related mortgage loan documents and, in certain cases, replace the special servicer with respect to the related mortgage loan. We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Hyatt Place - Chester, representing approximately 1.2% of the initial pool balance, a preferred equity contribution in the amount of $1,145,786 from the franchise, Hyatt Hotels, was used to refinance existing debt, in addition to the mortgage loan. Further, a third party may have, or may be permitted in the future to have, a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment. A preferred equity investor may also be entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property. Preferred equity interests may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Furthermore, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has or guarantees one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the issuing entity is subjected to certain risks, including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower’s ability to repay any balloon payment due under the mortgage loan at maturity or on its anticipated repayment date;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property; and

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•	the existence of such debt effectively reduces the equity owners’ economic stake in the related mortgaged property and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus.

Actions Taken by Other Lenders in a Subordinate or Mezzanine Financing May Affect the Security Available to the Issuing Entity. If the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the issuing entity. If another lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by another lender, the issuing entity’s ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and has agreed that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

For further information with respect to subordinate debt, mezzanine debt and other financing, see APPENDIX II to this free writing prospectus.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Adversely Impact Repayment of the Related Mortgage Loan

Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

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•	reduce the amount of principal due and owing under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the terms of the mortgage loan, including the repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy estate or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will also stay the lender from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

See also, “—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payments on Your Certificates” above and “Risk Factors—Tenant Bankruptcy Adversely Affects Property Performance” in the prospectus attached hereto as Exhibit A.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See APPENDIX I to this free writing prospectus for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, many of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower.

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One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus attached hereto as Exhibit A.

The Operation of Commercial Properties Is Dependent Upon Successful Management

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

Many of the mortgaged properties are managed by affiliates of the related borrower, which may not manage properties for non-affiliates. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans may permit the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger (in some cases, subject to lender approval).

With respect to ten (10) mortgaged properties that are each leased entirely, or almost entirely, to a single tenant (representing in the aggregate approximately 16.1% of the initial pool balance by allocated loan amount), several of such properties are leased under a net lease pursuant to which the tenant is responsible for all aspects of property management, and as a result there is no management agreement in place with respect to such properties.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

The Benefits of Multi-Property or Portfolio Mortgage Loans May Be Limited

The mortgage pool includes four (4) mortgage loans, representing in the aggregate approximately 6.5% of the initial pool balance, secured by multiple mortgaged properties (other than through cross-collateralization of a mortgage loan with other mortgage loans). These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

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•	one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

•	the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; or

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

Among other things, a legal challenge to the granting of the liens may focus on:

•	the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property; and

•	the overall cross-collateralization.

If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower’s respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The foregoing mortgage loans may be secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	a title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

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Mortgaged Properties Securing the Mortgage Loans That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Payments on Your Certificates

Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan originators took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants’ reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Wichita Falls MF Portfolio, representing approximately 1.7% of the initial pool balance, the related mortgaged property is legal non-conforming as to its use and structure. The related mortgage loan agreement and guaranty provide that upon the occurrence of a casualty or condemnation resulting in the loss of the ability to restore the related mortgaged property to (i) its current size, area, and dimensions and (ii) its current use as a multifamily apartment complex, the related borrower and guarantor are obligated to repay the outstanding debt in full less any insurance proceeds or condemnation awards retained by the lender.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as A Storage Place - Indio II, representing approximately 0.4% of the initial pool balance, the related mortgaged property is currently legally non-conforming as to its use as a self-storage facility. The applicable zoning code states where a non-conforming use status applies to a structure and land in combination, removal or damage to an extent of more than 50% of the fair market value of the property or the structure will thereafter compel the discontinuance of the non-conforming use of the land. There is an additional carve-out for related losses in the related mortgage loan agreement.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted non-conforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. In some cases, permitted non-conforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance. Regardless of the type of insurance, insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur or if a mortgaged property, as rebuilt for a conforming use, is less valuable or generates less revenue. In such cases, the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower’s right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

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The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

Certain Risks Are Not Covered Under Standard Insurance Policies. The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in Florida, California, Texas, North Carolina, Georgia and the Gulf Coast of the United States, in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase their cost.

As a result of these factors, the amount available to make distributions on your certificates could be reduced.

Terrorism Insurance May Not Be Available or Adequately Insure Against Risks of Terrorism and Similar Acts. After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 ( “TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal

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assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. Additionally, certain mortgage loans are secured by mortgaged properties for which coverage for acts of terrorism is required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied. In both cases, if those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the borrower is only required to obtain terrorism insurance to the extent obtainable for an annual premium not to exceed 200% of the-then applicable premium payable by the borrower for its all risk policy and business interruption insurance.

See the summaries of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans on APPENDIX III to this free writing prospectus for additional detail regarding terrorism and insurance risks relating to the mortgaged properties securing certain of those mortgage loans.

Certain Other Risks Related to Casualty and Casualty Insurance

The loan documents for each mortgage loan generally require that (A) “special form” (formerly known as “all-risk”) or “fire and extended perils coverage” insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Certain mortgage loans require that the related mortgaged property be covered by windstorm coverage in an amount that is at least equal to the probable maximum loss as determined by a reputable, independent firm. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the “actual cash value” of the property, which is generally equal to the replacement cost of the property less physical depreciation. The determination of “actual cash value” is both inexact and heavily dependent on facts and circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the “actual cash value” of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the “actual cash value” is lower, and the mortgaged property is not restored, only the “actual cash value” will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan, which may adversely affect payments on your certificates.

In addition, certain leases may provide that they are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period. Lease terminations in such circumstances may impair the ability of the related borrower to repay the related mortgage loan and adversely affect payments on your certificates.

Furthermore, with respect to certain mortgaged properties, the application of casualty and condemnation proceeds toward restoration of the related mortgaged property may be under the control of, or subject to the consent of, a third party.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties, including mortgaged properties securing certain of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). For example, with respect to the top fifteen (15) mortgage loans in the mortgage pool, the properties known as Charles River Plaza North, 261 Fifth Avenue, Westin Hotel at the Domain, The Mall of New Hampshire, 200 Helen Street, Holiday Inn JFK, Pond’s Edge, Preferred Freezer – Lynden, WA, Fountains at Andover and WPC Department Store Portfolio are covered by blanket insurance policies. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on the Property

Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as integrity of the buildings and other improvements on the mortgaged property, including, structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, any such report represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller’s satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties may be currently undergoing or may undergo in the future redevelopment or renovation. As among the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, representing approximately 9.2% of the initial pool balance, the related borrower plans to invest approximately $17.5 million in the related mortgaged property over the next six (6) years. Such renovation is expected to include upgrades to the lobby, façade, mechanicals, common areas, and conversion from an oil to a gas boiler.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the initial pool balance, a reserve in the amount of $3,891,089 was funded at origination of the related mortgage loan to cover estimated tenant improvements related to the Pinterest lease ($3,391,089) and other renovation costs that are the contractual obligation of the landlord ($500,000). The construction is expected to be completed in October 2015, with an expected occupancy date of November 1, 2015. Pinterest is also investing approximately $18,900,000 of its own money to build out its space at the related mortgaged property.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Fountains at Andover, representing approximately 2.9% of the initial pool balance, a reserve in the amount of $99,375 was funded at origination of the related mortgage loan, to cover

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the cost of repairs to be carried out at the related mortgaged property, which primarily consist of repair and replacement of wood siding and trim and exterior painting.

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, representing approximately 2.7% of the initial pool balance, a reserve in the amount of $512,738 was funded at origination of the related mortgage loan, to cover the cost of repairs, which primarily consist of inspection/testing of the sprinkler system and sidewalk repairs, to be carried out at the related mortgaged property.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as DoubleTree McAllen, representing approximately 2.2% of the initial pool balance, a property improvement plan reserve in the amount of $2,221,348 was funded at origination of the related mortgage loan, for improvements to be carried out at the related mortgaged property including an ADA compliance upgrade at the related mortgaged property.

There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

If the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the issuing entity may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information,” underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases and interest guarantees) adjusted based on a number of assumptions and subjective judgments used by the mortgage loan sellers. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee or the custodian have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. If ultimately proven erroneous, such assumptions could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. You should review the types of assumptions described below and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

The underwritten net cash flow and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, contractual rent increases, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flow and underwritten net operating income are based on tenants that may have signed a lease

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or lease amendment expanding its space but are not yet in occupancy, in operation and/or paying rent, or on tenants paying temporarily abated rent. There can be no assurance that such tenants will be in a position to pay full rent when in occupancy or when any free rent or rent abatement period expires.

With respect to any such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises, as applicable. If these tenants do not take occupancy of the leased space and/or begin paying rent, such tenants may, in some cases, be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. As among the twenty (20) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, representing approximately 9.2% of the initial pool balance, the largest tenant, Dan Klores Communication, has two (2) months of free rent (November 2015 and December 2015), totaling $69,650. At the related mortgage loan closing, the borrower deposited $457,936 with the lender related to this free rent period in addition to free rent periods for other tenants at the related mortgaged property.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the initial pool balance, the largest tenant at the related mortgaged property, Pinterest, which occupies approximately 75.0% of the net rentable area, is in the process of building out its space at the related mortgaged property and is therefore not yet in occupancy. It is expected that Pinterest will take occupancy in November 2015.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Kensington Commons, representing approximately 2.0% of the initial pool balance, a retail grocery tenant, Stehly Farms Market, signed a lease for 4,836 square feet and is expected to take occupancy in September 2015.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Rancho Carmel Plaza, representing approximately 1.3% of the initial pool balance, the fourth largest tenant, We Rock the Spectrum, has six (6) months of free rent. At mortgage loan origination, borrower deposited $17,171 with the lender related to this free rent period. The tenant is expected to take occupancy in October 2015.

In addition, certain tenants may have sub-leased all or substantially all of their space. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples include the following:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, representing approximately 9.2% of the initial pool balance, the third largest tenant at the mortgaged property, Mistdoda Capital LLC, which occupies approximately 8.7% of the net rentable area, is currently subleasing all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (12,757 square feet), The Norwest Company, LLC (12,757 square feet) and Badger & Winters Group, Inc. (12,757 square feet).

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the initial pool balance, the fourth largest tenant at the mortgaged property, Jimmy’s Trucking, which occupies approximately 5.9% of the net rentable area, is currently subleasing 32,000 square feet of its space to Champion Pool Distributors Corp.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Antioch Crossings Shopping Center, representing approximately 2.3% of the initial pool balance, the fifth largest tenant at the mortgaged property, Dad’s Café, which occupies approximately 2.5% of the net rentable area, has been subleasing its space since August 2010, with the

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sublease term due to expire on October 31, 2015. The subtenant is currently operating a restaurant at the space.

In addition, certain tenants currently may be in a “free rent” or rent abatement period, although the related mortgage loan may have been underwritten as though such tenant were currently paying full rent. There can be no assurance that such tenants will be in a position to pay full rent when any such period expires. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, for example:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Preferred Freezer - Lynden, WA, representing approximately 3.3% of the initial pool balance, a reserve in the amount of $939,043 was funded at origination of the related mortgage loan, to cover free rent owed to Preferred Freezer Services.

The amounts representing net operating income and underwritten net cash flow are not a substitute for, or an improvement upon, net income (as determined in accordance with generally accepted accounting principles) as a measure of the results of the mortgaged property’s operations, or a substitute for cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction. 100.0% of the mortgage loans have appraisals dated within the twelve (12) months prior to the cut-off date.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values, although the appraised values reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise stated herein.

For example, with respect to the mortgage loan secured by a mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the initial pool balance, the appraised value shown on APPENDIX I represents (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) the “Market Value As-Is With Reserves” appraised value of $97,900,000 as of June 18, 2015. The “Market Value As-Is With Reserves” is calculated reflecting the fact that the lender has fully reserved the outstanding landlord’s contribution to the incoming tenant’s leasing commissions and tenant improvements. The “As-Is” value as of June 18, 2015 is $92,000,000.

For example, with respect to the mortgage loan secured by a mortgaged property identified on APPENDIX I to this free writing prospectus as Preferred Freezer-Lynden, WA, representing approximately 3.3% of the initial pool balance, the appraised value shown on APPENDIX I represents (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) the “As Stabilized” appraised value of $43,000,000 as of June 1, 2016. The “As-is” appraised value was derived by deducting approximately $900,000 in loss rental income from the “As Stabilized” appraised value. The “As-Is” value as of August 25, 2015 is $42,000,000.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than another appraiser. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount that could be obtained from the sale of a mortgaged property under a distress or

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liquidation sale. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

The Timing of Mortgage Loan Amortization May Cause Increased Pool Concentration, Which May Adversely Affect Payments on Your Certificates

As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphanumeric order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

The Operation of the Mortgaged Property Following Foreclosure of the Mortgage Loan May Affect the Tax Status of the Issuing Entity and May Adversely Affect Payments on Your Certificates

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property.” In the event the issuing entity acquires mortgaged properties that do not generate “rents from real property,” the net proceeds available for distribution to certificateholders may be reduced. Nevertheless, the special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Tenant Leases May Have Provisions That Could Adversely Affect Payments on Your Certificates

In certain jurisdictions, if a tenant lease is subordinate to the lien created by the mortgage and does not contain attornment provisions which require the tenant to recognize a successor owner (following foreclosure) as landlord under the lease, such lease may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to such a tenant, such mortgaged property could experience a further decline in value if such tenant’s lease were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties may not be subordinate to the related mortgage, in which case the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property. In addition, if the lease contains provisions inconsistent with the mortgage (e.g., with respect to the application of

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insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., an option to purchase the mortgaged property or a related right of first refusal), the provisions of the lease will control.

Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants or certain third parties a right of first offer or right of first refusal with respect to, or an option to purchase, all or a portion of the mortgaged property. In addition, state statutes may grant a right of first refusal to certain designated parties. Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, the following are examples of mortgage loans with associated purchase options, rights of first offer or rights of first refusal, as applicable:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, the mortgaged property consists of one condominium unit in a two-unit condominium structure. The owner of the other condominium unit has a right of first offer and a right of first refusal to purchase the mortgaged property in the event the borrower intends to sell the mortgaged property. Neither the right of first offer nor the right of first refusal will apply to a foreclosure or deed-in-lieu of foreclosure under the mortgage loan. Furthermore, provided the tenant is not in default beyond all applicable notice and grace periods, the tenant has a right of first refusal with respect to the first lease of each portion of the space that is has surrendered.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, the sole tenant at the mortgaged property, Massachusetts General Hospital, has a right to purchase the mortgaged property if (a) as a result of the borrower’s negligence, willful misconduct or failure to perform its obligations under the tenant’s lease (unless the failure is caused in whole or in part by the action or inaction of the tenant), the life safety, mechanical electrical and/or plumbing systems of the mortgaged property are affected in a manner which materially and adversely interferes with tenant’s operations in at least 200,000 rentable square feet of the leased premises for a period of 180 consecutive days, (b) in the event of a major casualty affecting the leased premises, the borrower does not commence restoration of the mortgaged property within one year of such casualty or complete such restoration by an outside date specified by borrower in a restoration schedule submitted by the borrower to the tenant, or (c) in the event of a major taking, the borrower (i) exercises its right to terminate the lease or (ii) does not commence restoration of the portion of the mortgaged property that is not affected by the taking within one year of such taking or fails to complete such restoration by an outside date specified by the borrower in a restoration schedule submitted by the borrower to the tenant. If the tenant validly exercises its purchase option, it is entitled to purchase the mortgaged property at a price equal to the greater of (a) the fair market value of the mortgaged property determined in accordance with the lease documents and (b) the outstanding amount of the mortgage loan, including all principal, interest, default interest, and other costs, expenses or amounts incurred in connection with the mortgage loan. Pursuant to a subordination, non-disturbance and attornment agreement with the lender, the tenant may not exercise its purchase option while the mortgage loan is outstanding unless it (a) satisfies the assumption conditions set forth in the mortgage loan documents, defeases the mortgage loan in accordance with the terms and conditions of the mortgage loan documents or (b) to the extent the borrower is permitted to prepay the mortgage loan pursuant to the mortgage loan documents, the tenant prepays the mortgage loan in accordance with the terms and conditions of the mortgage loan documents. In addition, the tenant may elect, solely in connection with the exercise of any extension option, to surrender either (i) any one entire floor of the fifth, sixth, seventh, or eighth floors or (ii) any two entire contiguous floors of the fifth, sixth, seventh, or eighth floors to the landlord effective upon the first day of the applicable option term. The tenant may not surrender more than an aggregate of two floors in the exercise of its rights and all such floors must be contiguous to each other. The tenant must make such election, if any, in the extension notice. If the tenant fails to make such election in a timely fashion, the tenant will be deemed to have waived the surrender option with respect the extension notice in question. Provided the tenant is not in default beyond all applicable notice and grace periods, the tenant has a right of first refusal with respect to the first lease of each portion of the space that it has surrendered based on the above provision.

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•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the initial pool balance, the largest tenant at the mortgaged property, Pinterest, which occupies approximately 75.0% of the net rentable area, has a right of first offer to lease the remaining space on the third floor of the mortgaged property that is currently occupied by XO Communications (15,950 square feet) and a right of first offer to purchase the mortgaged property.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the initial pool balance, the third largest tenant at the mortgaged property, Prevost Car, Inc., which occupies approximately 7.6% of the net rentable area, has a continuing right of first offer to lease two directly contiguous spaces (60,000 square feet and 47,000 square feet upon notification from the landlord that the space(s) have or will become available with notice no later than fifteen (15) business days from the date of notification.

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, representing approximately 2.7% of the initial pool balance, if the landlord decides to offer the leased premises to any third party, the landlord must first offer (by written notice) to sell the leased premises to the sole tenant at the mortgaged property, MCRIL, LLC (aka Bon-Ton), for a specific purchase price prior to offering to sell the leased premises to any such third party. If the tenant rejects or does not timely accept the offer, the tenant will be deemed to have forever waived and relinquished its right to such offer, except that if the third party sale price is less than 95% of the right of first offer purchase price, the tenant will have fifteen (15) days to accept the third party price.

Risks of Lease Early Termination Options

Leases often give tenants the right to terminate the related lease or abate or reduce the related rent:

•	if the landlord/borrower of the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

•	if the landlord/borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

•	if the related landlord/borrower fails to provide a designated number of parking spaces;

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the landlord/borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property;

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the landlord/borrower fails to rebuild such mortgaged property within a certain time;

•	if a tenant’s use is not permitted by zoning or applicable law; or

•	if the landlord/borrower defaults on its obligations under the lease.

In each identified instance the borrower may have interests adverse to the lender, and we cannot assure you that the landlord/borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property. Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related landlord/borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations. We cannot assure you that all or any of the landlords/borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

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In addition, it is common for non-anchor tenants at anchored or shadowed anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the landlord’s/borrower’s ability to meet its obligations under the related loan documents. If an anchor tenant goes dark, generally the landlord’s/borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time. See “—The Related Borrowers May Have Difficulty Re-Leasing Mortgaged Properties” above.

Certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if such tenants fail to meet certain sales targets or other business objectives for a specified period of time or if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property. In certain cases, the related tenant may be permitted to terminate its lease in its sole discretion without any such triggers. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Certain Mortgage Loans with Material Lease Termination Options.”

Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise. See APPENDIX I to this free writing prospectus for an identification of any government sponsored tenant that constitutes one of the five (5) largest tenants (or, if applicable, the single tenant) at any mortgaged property.

In addition, certain mortgaged properties may have tenants that are charitable or other non-profit institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example, with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, the sole tenant at the related mortgaged property, Massachusetts General Hospital, is a not-for-profit healthcare system. With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Panoramic, representing approximately 6.9% of the initial pool balance, the two largest tenants at the related mortgaged property known as San Francisco Conservatory of Music and California College of Arts, which each occupy approximately 48.6% of the net rentable area, are not-for-profit entities. There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on APPENDIX I to this free writing prospectus. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

In general, the related mortgage loan sellers have underwritten the mortgage loans with lease expiration dates matching the related early termination option date. However, any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.

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The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Litigation, Bankruptcy or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates.

•	For example, with respect to the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, securing a mortgage loan representing approximately 9.2% of the initial pool balance, one of the two (2) guarantors (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/ shareholders alleging mismanagement of certain family businesses and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil at unconscionably low prices. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the related mortgaged property as a result.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Pond’s Edge, representing approximately 3.8% of the initial pool balance, one of the related guarantors was involved in: (i) a 2009 dispute with RBS Citizens regarding a defaulted loan secured by a retail property in Concord, Pennsylvania whereby judgment was made in favor of RBS Citizens for $8.7 million in March 2010, in both Pennsylvania and Delaware state court. In addition, the same guarantor has current litigation pending against him for $6.2 million stemming from his divorce from his former wife in 2006.

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Wichita Falls MF Portfolio, representing approximately 1.7% of the initial pool balance, the related guarantors, Vinod K. Gupta and Chnaresh Gupta, and/or entities controlled by them are involved in the following four civil litigations, which are currently pending.

•	Two cases filed in Oklahoma and California relate to a $7,000,000 loan on the Lincoln Plaza Office Building located in Oklahoma City, Oklahoma. The Oklahoma case involves foreclosure proceedings against the Lincoln property and a final order granting foreclosure was entered into by the court on May 5, 2015. The plaintiff has not yet executed the judgment. The California case is asserting that the defendant failed to turn over business interruption proceeds and it is currently in non-binding mediation. The court appointed mediator has recommended a settlement amount of $1,470,000 of which approximately $820,000 is being held in escrow with the court. The sponsor is currently in negotiation for a settlement payment.

•	One case is a foreclosure action on land parcels acquired by the sponsor in St. Thomas, Virgin Islands in 2010. The case is currently in settlement negotiations and it is reported that the lender has agreed to consider the terms of a short sale of the property. The sponsor has received an offer for the property for $700,000, which is currently being processed for approval.

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•	The remaining case relates to the sponsor’s medical practice. According to the complaint, the plaintiff in this case suffered damages in the amount of at least $500,000 and also seeks unspecified penalties, interest, fees, and costs. The plaintiff did not allege a sum certain.

Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates thereof and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, which in some cases may have involved the same property that currently secures the related mortgage loan. In most, but not all cases relating to bankruptcy, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is generally, but not in all cases, not permitted to directly or indirectly manage the related borrower. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure. As among the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, examples within the past ten (10) years include:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the initial pool balance, the related guarantors were previously involved in two deeds-in-lieu of foreclosures and a discounted payoff; all such loans have been settled.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Fountains at Andover, representing approximately 2.9% of the initial pool balance, the sponsors were previously involved in three foreclosures, four discounted payoffs and fifteen maturity defaults in the past ten years. Of the fifteen maturity defaults, three resulted in reduction in debt and or discounted payoff, eleven loans received an extension and/or were ultimately repaid in full, and one property is under contract of sale. All defaults occurred between October 2009 and March 2012.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. There can be no assurance that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. There can be no assurance that any such proceedings or similar proceedings with respect to borrowers, principals of borrowers, property managers and affiliates thereof will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

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Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Panoramic, representing approximately 6.9% of the initial pool balance, two of the three tenants at the mortgaged property, California College of the Arts, which represents approximately 48.6% of the net rentable area, and the San Francisco Conservatory of Music, which represents approximately 48.6% of the net rentable area, each receive 100% tax abatements for their pro rata share of the mortgaged property, based on their nonprofit status.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Holiday Inn JFK, representing approximately 4.6% of the initial pool balance, the mortgaged property currently receives an industrial and commercial abatement program exemption of $757,732 per year, which is phased out over the next fifteen (15) years.

Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on its mortgage loan. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure. The termination of any such program could affect the ability of the related borrower to repay the related mortgage loan.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

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The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the related sponsor and the remedies for breach of a representation and warranty, as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or would have revealed inaccuracies in the representations and warranties. See “—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

A review of the mortgage loans in the pool has been conducted by the mortgage loan sellers as required by Rule 193 under the Securities Act of 1933. As part of such review, each mortgage loan seller and/or one of the underwriters on their behalf engaged a third party accounting firm to compare certain information set forth in this free writing prospectus against certain source documents and engaged one or more law firms to review certain loan and asset information. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards” and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” in this free writing prospectus.

Risks Related to Conflicts of Interest

Conflicts of interest may have an adverse effect on your certificates. Each of the following relationships should be considered carefully by you before you invest in any certificates. In addition, investors should note that with respect to any non-serviced mortgage loan (including the 261 Fifth Avenue mortgage loan following the securitization of the related pari passu companion loan), conflicts similar to those described below may arise with respect to any securitization governing the related non-serviced loan combination.

Conflicts Between Various Certificateholders

The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. During any Subordinate Control Period, the controlling class representative, if any, will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan or excluded mortgage loan); provided, that any such replacement without cause may only occur if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. At any given time, the controlling class representative will be controlled generally by the holders of the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate principal balance (as notionally reduced by any appraisal reductions allocable to such class) at least equal to 25% of the initial certificate principal balance of such class, and such holders may have interests in conflict with those of the holders of the other certificates. In addition, during any Subordinate Control Period (other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan) the controlling class representative will have the right to advise the special servicer, or will otherwise have approval rights, with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the issuing entity may

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be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the issuing entity than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus. With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative, master servicer and special servicer under such securitization.

The master servicer or the special servicer or an affiliate of either of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. The master servicer or the special servicer or an affiliate of either of them may also hold a material economic interest in the borrower under a mortgage loan that it is servicing, provided, that if LNR Partners, LLC is an affiliate of a borrower or property manager with respect to a mortgage loan, a replacement special servicer will be appointed with respect to such mortgage loan. See “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer and Appointment of an Excluded Special Servicer” in this free writing prospectus. In addition, under certain circumstances the master servicer or the special servicer may be entitled to purchase defaulted mortgage loans and/or REO property from the issuing entity as described in this free writing prospectus. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates and/or the issuing entity. In addition, the master servicer and the special servicer will service loans other than those included in the issuing entity in the ordinary course of their business. In these instances, the interests of the master servicer or the special servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity notwithstanding the fact that the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable.

It is anticipated that on the closing date (i) entities managed by Ellington Management Group, LLC or an affiliate thereof will purchase approximately 75.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), (ii) LNR Securities Holdings, LLC or an affiliate thereof will purchase approximately 25.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), and (iii) Ellington Management Group, LLC or an affiliate thereof will be the initial controlling class representative. LNR Partners, LLC, the special servicer, assisted Ellington Management Group, LLC and LNR Securities Holdings, LLC with due diligence relating to the mortgage loans included in the mortgage pool.

Conflicts of Interest of the Trust Advisor

In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, all of the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “Servicing of the Mortgage Loans—The Trust Advisor” in this free writing prospectus. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In acting as trust advisor, the trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. In addition, the trust advisor will have no obligations or responsibilities with respect to any non-serviced loan combination or the 261 Fifth Avenue mortgage loan (or any related pari passu companion loan or B note).

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the

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trustee, the master servicer, the special servicer, the initial controlling class representative and/or collateral property owners or affiliates of any of those parties.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the trust advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose an inherent conflict of interest for Pentalpha Surveillance LLC.

The above-described relationships, to the extent they exist, may continue in the future. Each of these relationships may create a conflict of interest.

Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative (during any Subordinate Control Period and, in any event, subject to the rights of any A/B whole loan directing holder or any loan pair directing holder to the extent set forth in the related intercreditor agreement), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some of the classes of certificates. The controlling class representative will be controlled by the controlling class certificateholders. An affiliate of the depositor may purchase less than 50% of each class of control eligible certificates upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the controlling class representative, and any certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the controlling class representative. The controlling class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard, the REMIC provisions, the terms of the mortgage loan documents or the related intercreditor agreement. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus (and other than, to the extent set forth in the related intercreditor agreement, with respect to any A/B whole loan or loan pair for so long as the related B note holder or serviced companion loan holder is the directing holder with respect to such A/B whole loan or loan pair, as applicable, and other than with respect to any non-serviced mortgage loan or excluded mortgage loan), the special servicer may be removed, with or without cause, by the controlling class representative, if any (during any Subordinate Control Period and, with respect to a removal without cause, only if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates) or by the holders of 75% of the voting rights of the certificates (during any Collective Consultation Period and any Senior Consultation Period). See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “Servicing of the Mortgage Loans—The Special Servicer” in this free writing prospectus. With respect to any non-serviced mortgage loan serviced pursuant to the pooling and servicing agreement for another securitization, similar conflicts of interest may arise with respect to the controlling class representative under such securitization. The controlling class representative under such securitization will be entitled to direct the related special servicer pursuant to provisions substantially similar to those described above.

In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan pair with respect to which the controlling class representative or any controlling class certificateholder, as applicable, is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each such party, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), related to such excluded controlling class mortgage loan (other than such information related to such excluded controlling class mortgage

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loan(s) that is aggregated with information of other mortgage loans at a pool level). Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, (a) we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates and (b) none of the master servicer, special servicer, trustee, the certificate administrator, the certificate registrar or any other agent will have any responsibility or liability as a result of such excluded controlling class holder obtaining access or otherwise reviewing such excluded information.

Each certificateholder (by its acceptance of its certificates) acknowledges and agrees that (i) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of holders of the other classes of certificates; (ii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may act solely in the interests of the Control Eligible Classes (or any of them); (iii) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates do not have any duties to the issuing entity or to the holders of any class of certificates; (iv) the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates may take actions that favor interests of the Control Eligible Classes (or any of them) over the interests of the holders of one or more other classes of certificates; (v) none of the controlling class representative, the controlling class and/or the holders of the Control Eligible Certificates will have any liability whatsoever to the issuing entity, the other parties to the pooling and servicing agreement, the certificateholders or any other person (including any borrower under a mortgage loan) for having acted or refrained from acting in accordance with or as permitted under the terms of the pooling and servicing agreement and this paragraph; and (vi) the certificateholders may not take any action whatsoever against the controlling class representative, the controlling class, any holder of a Control Eligible Certificate or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the controlling class representative, the controlling class, and/or the holders of the Control Eligible Certificates, as applicable, for having acted or refrained from acting in accordance with the terms of and as permitted under the pooling and servicing agreement and this paragraph.

Conflicts of Interest of the Directing Holders; Rights of the Directing Holders Could Adversely Affect Your Investment

With respect to any A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, a holder of a related B note or serviced companion loan will be the initial directing holder. In connection with the servicing of the mortgage loan that is part of any such A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, such directing holder will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to certain material servicing actions including foreclosing on and liquidating mortgaged properties. As a result, in connection with the servicing of the mortgage loan that is part of any such A/B whole loan or loan pair, the master servicer and the special servicer may, at the direction of the applicable directing holder, take actions with respect to such mortgage loan that could adversely affect the holders of some of the classes of certificates. Unless otherwise set forth in the related intercreditor agreement, any directing holder with respect to an A/B whole loan or loan pair will not have any duties to the holders of any class of certificates. As a result, it is possible that such a directing holder may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. In addition, to the extent set forth in the related intercreditor agreement, the special servicer with respect to an A/B whole loan or loan pair may be removed with or without cause by the related directing holder. See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Servicing of the Mortgage Loans—The Special Servicer” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder for any A/B whole loan or loan pair: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests, without regard to your interests;

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(iii) does not have any duties to any other person, including the holders of any class of certificates; (iv) may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

Conflicts Between Certificateholders and the Holders of Subordinate Notes or Mezzanine Notes

As and to the extent provided for in the related co-lender or intercreditor agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan without the consent of the holder of the related subordinate or mezzanine note, subject to the expiration of the subordinate or mezzanine note holder’s consent rights. The holders of the subordinate or mezzanine notes (or their respective designees) may have interests in conflict with those of the certificateholders. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some of the classes of certificates.

Conflicts Between Borrowers and Property Managers

It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, as well as affiliates of the related borrowers, also may own other properties, including competing properties. The related borrowers and the managers of the mortgaged properties may accordingly experience conflicts of interest in ownership and/or management of such mortgaged properties.

Conflicts Between the Issuing Entity and the Mortgage Loan Sellers

The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may also arise between the issuing entity and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class, the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

In addition, any subordinate or pari passu indebtedness secured by the related mortgaged property, and any existing and/or future mezzanine loans related to certain of the mortgage loans, may be held by the respective sellers of the affected mortgage loans or affiliates or subsidiaries thereof. The holders of any such indebtedness or mezzanine loans may have interests that conflict with the interests of the holders of the certificates. For example, Bank of America, National Association, a mortgage loan seller, an originator, a sponsor, the initial holder of the 261 Fifth Avenue pari passu companion loan and the parent of the Depositor, is also an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an underwriter. In addition, UBS Real Estate Securities Inc., a mortgage loan seller, an originator, a sponsor and the initial holder of the Charles River Plaza North pari passu companion loan designated Note A-3-2 and the WPC Department Store Portfolio pari passu companion loan designated Note A-1, is an affiliate of UBS Securities LLC, one of the underwriters.

Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

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The mortgage loan sellers, the sponsors and their respective affiliates expect to derive ancillary benefits from this offering, and their respective incentives may not be aligned with those of purchasers of the certificates. In particular, the mortgage loan sellers, the sponsors and their respective affiliates expect to receive compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and, accordingly, such parties may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the mortgage loan sellers, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other mortgage loans been selected.

In addition, the mortgage loan sellers originated or purchased the mortgage loans in order to securitize them by means of a transaction such as the offering of the certificates. A completed sale of the certificates to third parties would reduce the mortgage loan sellers’ and their respective affiliates’ exposure to the risk of ownership of the mortgage loans, and would effectively transfer such risk of ownership to the purchasers of the certificates.

Furthermore, the mortgage loan sellers and their affiliates may benefit from a completed sale of the certificates because the sale would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the mortgage loan sellers and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of similar assets or securities held on their balance sheet.

Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (collectively referred to as the Underwriter Entities) may result in certain conflicts of interest. The Underwriter Entities may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as certificateholder, including voting, providing consents or otherwise, will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell the certificates.

Certain activities and interests of the Underwriter Entities will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As such, the Underwriter Entities actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

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The Underwriter Entities and their respective clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates or credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in Underwriter Entities and/or their clients having long or short positions in such instruments. Any short positions will increase in value if the related securities or other instruments decrease in value. In conducting such activities, none of the Underwriter Entities has any obligation to take into account the interests of the certificateholders or holders of B notes or serviced companion loans or any possible effect that such activities could have on them. The Underwriter Entities and their respective clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of B notes or serviced companion loans.

The Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction contemplated by this free writing prospectus or in related transactions (including assisting clients in further purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development and enable them to obtain additional business and generate additional revenue.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor or the trustee or to direct their actions.

Furthermore, the Underwriter Entities may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the mortgage loan sellers or sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the Underwriter Entities, on the one hand, and the issuing entity, on the other hand.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor, the initial holder of the 261 Fifth Avenue pari passu companion loan and the parent of the Depositor. In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller, an originator, a sponsor and the initial holder of the Charles River Plaza North pari passu companion loan designated Note A-3-2 and the WPC Department Store Portfolio pari passu companion loan designated Note A-1.

Conflicts in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Control Eligible Certificates were given the opportunity by the mortgage loan sellers to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the issuing entity, and may have been given the opportunity to request the removal or re-sizing of, or the modification of the expected repayment dates or other features of, some or all of the mortgage loans. The mortgage pool as originally proposed by the mortgage loan sellers may have been adjusted based on some of these requests, if any were made. In addition, the anticipated initial investors may have requested and received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans included in the mortgage pool, which price adjustments or cost mitigation arrangements may have been effected through a payment by the related mortgage loan seller to the anticipated initial investors out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would make the same requests to modify the original pool as the anticipated initial investors or that the final pool if influenced by the anticipated initial investors’ feedback would not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investors’ certificates. Because of the differing subordination levels, the anticipated initial investors have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a

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portfolio composition that benefits the anticipated initial investors but that does not benefit other investors. In addition, any of the anticipated initial investors may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The anticipated initial investors performed due diligence solely for their own benefit and have no liability to any person or entity for conducting its due diligence. None of the anticipated initial investors is required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the mortgage loan sellers as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely in any way on the anticipated initial investors’ acceptance of a mortgage loan. The anticipated initial investors’ acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

One of the anticipated initial investors in the Control Eligible Certificates or its designee is expected to constitute the initial controlling class representative. The controlling class representative will have certain approval rights and rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Because the incentives and actions of the anticipated initial investors may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of an A/B Whole Loan, Loan Pair or Non-Serviced Loan Combination

With respect to an A/B whole loan, loan pair or non-serviced loan combination, to the extent set forth in the related intercreditor agreement, the holder of the related B note, serviced companion loan or non-serviced companion loan will be entitled, under certain circumstances, to remove the related special servicer for the related A/B whole loan, loan pair or non-serviced loan combination under the pooling and servicing agreement pursuant to which such A/B whole loan, loan pair or non-serviced loan combination is being serviced and appoint a successor special servicer for the such A/B whole loan, loan pair or non-serviced loan combination. The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class under any such pooling and servicing agreement, the holder of the related B note, serviced companion loan, non-serviced companion loan or other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus for a description of these rights to terminate a special servicer.

Conflicts Between Certificateholders and Holders of Companion Loans or B Notes

The interests of the holder of any related serviced companion loan, non-serviced companion loan or B note (or its designee) entitled to exercise various rights with respect to the servicing of a mortgage loan and the related serviced companion loan, non-serviced companion loan or B note, as applicable, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. In particular, Bank of America, National Association is the initial holder of the 261 Fifth Avenue pari passu companion loan and the initial loan-specific directing holder with respect to the 261 Fifth Avenue loan pair. In addition, UBS Real Estate Securities Inc. is the initial holder of the Charles River Plaza North pari passu companion loan designated Note A-3-2 and the WPC Department Store Portfolio pari passu companion loan designated Note A-1. No certificateholder may take any action against any holder of a serviced companion loan, non-serviced companion loan or B note (or its designee) for having acted solely in its respective interest.

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See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus. See also “Risks Related to the Offered Certificates—You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loans” below for a discussion of the rights of certificateholders with respect to non-serviced mortgage loans.

Other Conflicts

The special servicer (or any prospective replacement special servicer) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a B note holder, a serviced companion loan holder and/or other persons or certificateholders who have the right to remove the special servicer (but may not enter into such arrangements with the trust advisor or any affiliate thereof), to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in consideration of or as a condition of, among other things, the special servicer’s appointment or replacement as special servicer under the pooling and servicing agreement and, with respect to any A/B whole loan or loan pair, under the related intercreditor agreement. Any such party may further consider any such economic arrangements with the special servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of the certificateholders or any group of certificateholders. A primary servicer or the master servicer may enter into an agreement with a mortgage loan seller or sponsor to purchase the servicing rights to related mortgage loans and/or the right to be appointed as the primary servicer or master servicer with respect to such mortgage loans. A mortgage loan seller, sponsor or directing holder may consider the economic arrangement with the servicer in entering into any decision to appoint such servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders.

LNR Partners, LLC, which is expected to act as the initial special servicer, is an affiliate of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase approximately 25.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates).

An affiliate of LNR Partners, LLC, the special servicer currently has an equity interest in the borrower under the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, representing approximately 0.7% of the initial pool balance, which is currently serviced as an excluded mortgage loan pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization.

Risks Related to the Offered Certificates

Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. Losses (other than losses attributable to trust advisor expenses) on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, reducing amounts otherwise payable to each such class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR, in proportion to the amounts of interest distributable on or the principal balances of, as applicable, those certificates. Notwithstanding that the notional amounts of the Class X Certificates (other than the Class X-A Certificates) are comprised of the certificate principal balances of one or more classes of subordinate principal balance certificates and/or subordinate trust components, interest distributions on such Class X Certificates are nevertheless paid pro rata with interest distributions on the senior certificates In addition, notwithstanding the foregoing, losses attributable to trust advisor expenses will not be allocated to the Control Eligible Certificates.

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Certain Federal Income Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Offered Certificates—Original Issue Discount” in this free writing prospectus.

Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan

In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller’s representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. There can be no assurance that any of these entities (including any guarantor of a mortgage loan seller’s repurchase and substitution obligations) will effect a repurchase or substitution and neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. In addition, the mortgage loan sellers (and any guarantor of a mortgage loan seller’s repurchase or substitution obligations) may have various legal defenses available to them in connection with a repurchase or substitution obligation. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the issuing entity of the risk of defaults and losses on the mortgage loans. If any mortgage loan seller fails to fulfill such obligation, then you could experience cash flow disruptions or losses on your certificates. In addition, any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Repurchases and Other Remedies” in this free writing prospectus.

Your Lack of Control Over the Issuing Entity Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “Servicing of the Mortgage Loans—General” in this free writing prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee, the custodian or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

During any Subordinate Control Period, the controlling class representative, if any, will have the right to replace the special servicer (other than with respect to a non-serviced loan combination) (a) for cause at any time and (b) without cause if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then controlling class of certificates. During any Collective Consultation Period and any Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates may request a vote to replace the special servicer (other than with respect to a non-serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if within one hundred eighty (180) days of the initial request for that vote the holders of at least 75% of the voting rights of the certificates, vote affirmatively to so replace. Notwithstanding the foregoing, in the case of an A/B whole loan or loan pair, for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair, and to the extent set forth in the related intercreditor agreement, only the holder of such B note or serviced companion loan, as applicable, may replace the special servicer for such A/B whole loan or loan pair, as applicable, without cause.

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See “Servicing of the Mortgage Loans—The Controlling Class Representative,” “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, although there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor (i) has no control rights over actions by the special servicer in respect of the mortgage loans at any time, (ii) has no consultation rights over actions by the special servicer in respect of the mortgage loans during any Subordinate Control Period, (iii) has no ability to communicate with or directly influence the actions of borrowers at any time, and (iv) has no consultation rights over actions by the related special servicer in respect of any non-serviced loan combination at any time. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. You should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Furthermore, each non-serviced mortgage loan (including the 261 Fifth Avenue mortgage loan following the securitization of the related pari passu companion loan) will be serviced pursuant to a separate pooling and servicing agreement and certificateholders will generally have no right to make, or consult in respect of, decisions with respect to the administration of such non-serviced mortgage loan (including the decision as to who will service or special service that mortgage loan); however, the issuing entity will be entitled to exercise all rights of the non-controlling note holder to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations.”

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the trust advisor only, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus.

Rights of the Trust Advisor, the Controlling Class Representative and Any Directing Holder Could Adversely Affect Your Investment

During any Subordinate Control Period, in connection with certain material servicing actions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or with respect to any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement and for so long as the holder of the related B note or serviced companion loan is the directing holder with respect to such A/B whole loan or loan pair)), the special servicer generally will be required to obtain the consent of the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer generally will be required to consult the trust advisor and, only during any Collective Consultation Period, the controlling class representative, in each case on a non-binding basis, in connection with certain material decisions with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan or with respect to any A/B whole loan or loan pair (to the extent set forth in the related intercreditor agreement)). These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “Servicing of the Mortgage Loans—The Controlling Class Representative” and “—The Trust Advisor” in this free writing prospectus for a list of actions and decisions requiring consultation with the trust advisor and consultation with or the consent of the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of certificates.

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See “Risk Factors—Risks Related to Conflicts of Interest—Conflicts of Interest of the Trust Advisor” and “—Conflicts of Interest of the Controlling Class Representative; Rights of the Controlling Class Representative Could Adversely Affect Your Investment” for a discussion of certain conflicts of interest of the controlling class representative and the trust advisor.

Reimbursement of Trust Advisor Expenses Could Reduce Payments on the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates

As described elsewhere in this free writing prospectus, in general, unless your certificates are Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the certificates with a more senior payment priority (as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus) than your class. However, the Control Eligible Certificates will not provide subordination to the more senior classes of certificates in the event of losses incurred by the issuing entity due to reimbursement of trust advisor expenses (other than the trust advisor fee). Therefore, amounts that might otherwise be distributable in respect of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates may be used to reimburse trust advisor expenses in full without any corresponding reduction to amounts payable to the Control Eligible Certificates. See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates,” “Description of Certificates—Distributions—Allocation of Trust Advisor Expenses,” “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” and “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates

The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties or in connection with an optional termination of the issuing entity) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate principal balance or notional amount of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•	the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the collection account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

•	the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this free writing prospectus;

•	the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

•	the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

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For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller’s material breach of representations and warranties or material defects in a mortgage loan’s documentation, or purchases by a mezzanine holder, a B note holder or a companion loan holder pursuant to a purchase option. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit are applied to the outstanding principal balance of such mortgage loans.

The yield on each class of certificates with a pass-through rate limited by, equal to or based on the weighted average net interest rate of the pool of mortgage loans could (and in the case of each class of certificates with a pass-through rate equal to or based on the weighted average net interest rate of the pool of mortgage loans, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. Such pass-through rates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. In addition, because some mortgage loans will amortize their principal more quickly than others, any such pass-through rate may fluctuate over the life of your certificates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

None of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG nor Class X-NR will be entitled to distributions of principal but instead will accrue interest on their related Notional Amount. Because the Notional Amount of the Class X-A Certificates is based upon the outstanding Certificate Principal Balances of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, the Notional Amount of the Class X-B Certificates is based upon the outstanding Certificate Principal Balance of the Class A-S Certificate, the Notional Amount of the Class X-D Certificates is based upon the outstanding Certificate Principal Balance of the Class D Certificate, the Notional Amount of the Class X-E Certificates is based upon the outstanding Certificate Principal Balance of the Class E Certificate, the Class X-FG Certificates is based upon the outstanding Certificate Principal Balances of the Class F and Class G Certificates and the Notional Amount of the Class X-NR Certificates is based upon the outstanding Certificate Principal Balance of the Class H Certificate, the yield to maturity on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the classes of principal balance certificates whose Certificate Principal Balances comprise the related Notional Amount. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate. In general, if you buy an offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If the rate of principal prepayments on the mortgage loans is very high, holders of certificates purchased at a premium might experience yields that are lower, and potentially substantially lower, than anticipated. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest any resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates. Conversely, delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates with certificate principal balances will depend on the terms of the certificates, and more particularly the order in which principal payments are made on the respective classes of certificates with certificate principal balances.

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Reimbursements to the master servicer, the special servicer or the trustee for nonrecoverable advances or workout delayed reimbursement amounts, or to the trust advisor for certain expenses in accordance with the pooling and servicing agreement, may reduce the amount of principal available to be distributed on your certificates and could extend the weighted average life of your certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or, if permitted, generally require the payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer or special servicer to enforce the related provisions;

•	the failure to meet certain requirements for the release of escrows/reserves that result in a prepayment;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Variability in the Amounts and Enforcement of Yield Maintenance Charges and Prepayment Premiums May Affect the Yield to Maturity on Your Certificates. Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred and is continuing or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the issuing entity, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Further, the holder of the related B note or serviced companion loan in an A/B whole loan or loan pair may or, in the case of a mortgage loan with a corresponding mezzanine loan, the related mezzanine lender may, have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or premium charges. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in this free writing prospectus. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will not occur; or

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(iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable, or may be deemed usurious, in some states and under federal bankruptcy law, regardless of whether the prepayment is voluntary or involuntary. We cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge and therefore unenforceable under applicable law or public policy or usurious.

In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this free writing prospectus.

See APPENDIX I to this free writing prospectus for a description of the various prepayment provisions.

Losses on the Mortgage Loans; Variability of Yield

The yield to maturity on the offered certificates will be sensitive in varying degrees (with the Class D Certificates being the most sensitive with respect to the offered certificates) to the default and loss experience on or in respect of the mortgage loans and to the timing of any such defaults or losses (including collateral support deficits). The rights of the holders of any class of offered certificates, other than the Class A-1, Class A-SB, Class A-3, Class A-4 and Class X-A Certificates, to receive distributions in respect of the mortgage loans will generally be subordinate to the rights of the holders of the Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates and various classes of offered certificates as described under “Description of the Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus. See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above. The Class V and Class R Certificates do not have certificate principal balances and do not provide any material protection to the holders of the other certificates against losses and other shortfalls in collections on the mortgage loans. Investors in the offered certificates should consider the risk that losses on or in respect of the mortgage loans could result in the failure of such investors to fully recover their initial investments.

The yield to maturity on the offered certificates will also be affected by the rate and timing of principal payments (including by reason of principal prepayments, defaults and liquidations) on or in respect of the mortgage loans and the application of such payments to reduce the certificate principal balances or notional amounts of such certificates. The yield to maturity on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the mortgage loans, and investors in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans (and correspondingly, of the aggregate notional amount of their certificates) could result in the failure of such investors to recoup their initial investment. As described herein, distributions of principal generally will not be made on any class of subordinate certificates until the aggregate certificate principal balance of each class of certificates, if any, with an earlier alphabetical class designation is reduced to zero (subject to the Class A-S Certificates being subordinate to the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR). For instance, distributions of principal will not be made on the Class D Certificates until the aggregate certificate principal balance of the Class C Certificates is reduced to zero. The allocation to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates for so long as they are outstanding, of all principal payments on or in respect of the mortgage pool will have the effect of accelerating the amortization of such certificates relative to the actual amortization of the mortgage pool, while increasing (in the absence of losses on the mortgage loans) the proportionate interest evidenced by the subordinate certificates in the mortgage pool, which is intended to preserve the availability of the subordination provided by such subordinate certificates to such

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certificates and will cause the certificate principal balances of such subordinate certificates to decline more slowly than would be the case if holders of such subordinate certificates received their proportionate share of principal payments on or in respect of the mortgage pool. As a result, the weighted average lives of such subordinate certificates will likely be longer than otherwise would be the case, and the performance characteristics of such subordinate certificates will be different from other mortgage pass-through certificates that do not disproportionately allocate principal payments on or in respect of the underlying mortgage assets according to the certificate class. With respect to each class of offered certificates (other than the Class A-1, Class A-SB, Class A-3, Class A-4 and Class X-A Certificates) being offered at a discount from its aggregate certificate principal balance, prospective investors should strongly consider the effects of the foregoing on their anticipated yields to maturity.

For an additional discussion of factors affecting the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, see “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates” herein. For an additional discussion of factors affecting yield, see “Yield, Prepayment and Maturity Considerations” herein and “Yield and Maturity Considerations” in the attached prospectus.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this free writing prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in APPENDIX I to this free writing prospectus. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases does not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—The Yield on Your Certificate Will Be Affected By the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on Your Certificate” in this free writing prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Partial Releases Other Than in Connection with Defeasance” and APPENDIX I to this free writing prospectus for further details regarding the various release provisions.

You Bear The Risk of Borrower Defaults

The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of your certificates:

•	the aggregate amount of distributions on them;

•	their yields to maturity;

•	their rates of principal payments; and

•	their weighted average lives.

The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be generally subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. See “—Subordination of Some Certificates May Affect the Timing of Payments and the Application of Losses on Your Certificates” above.

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If losses on the mortgage loans exceed the aggregate certificate principal balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate principal balance of such class.

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the certificates for the current month.

Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder

In connection with the making of any material decisions or the taking of any material actions with respect to a mortgage loan that is part of an A/B whole loan or loan pair, or the taking of certain specified actions that would constitute major decisions with respect to the servicing of such mortgage loan, the special servicer will, to the extent set forth in the related intercreditor agreement, be required to obtain the consent of any related directing holder. These actions and decisions may include, among others, certain modifications to such mortgage loan, including modifications, foreclosure or comparable conversion of the related mortgaged properties, sales of such mortgage loan or related REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses, budget approvals, escrow releases, property alterations, replacement of the property manager, debt service coverage ratio determinations and the determination, declaration or waiver of an event of default. As a result of these obligations, the special servicer may take actions with respect to such a mortgage loan that is part of an A/B whole loan or loan pair that could adversely affect the interests of investors in one or more classes of certificates. In addition to the foregoing consent rights, a directing holder may have the right to (i) replace the special servicer with respect to the related A/B whole loan or loan pair at any time with or without cause and/or (ii) exercise a right to cure defaults and/or purchase the related mortgage loan after the mortgage loan becomes a defaulted mortgage loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” for a more complete list of actions and decisions with respect to the A/B whole loans and loan pairs requiring the consent of the related directing holder and a description of the rights of the related directing holder.

Any sale of a mortgage loan that is part of an A/B whole loan or loan pair by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the related B note or serviced companion loan. The attendant constraints on a prospective purchaser’s ability to control the servicing or special servicing, including the workout, foreclosure or other resolution of the related A/B whole loan or loan pair, may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default. In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if the mortgage loan were not part of an A/B whole loan or loan pair.

You Will Have No Control Over the Servicing of Non-Serviced Pari Passu Mortgage Loans

Each non-serviced mortgage loan, if any (including the 261 Fifth Avenue mortgage loan following the securitization of the related pari passu companion loan) will be secured by a mortgaged property that also secures a pari passu companion loan (and, with respect to the Charles River Plaza North mortgage loan, a subordinate

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promissory note) that is not an asset of the issuing entity. To the extent a related pari passu non-serviced companion loan is included in another securitization, the non-serviced mortgage loan will be serviced and administered by the other master servicer and, if applicable, specially serviced by the other special servicer, in each case under the pooling and servicing agreement related to such other securitization. The controlling class representative under such other pooling and servicing agreement will generally have consent and consultation rights over the actions of the master servicer or special servicer under such pooling and servicing agreement with respect to the related non-serviced loan combination that are similar to the rights of the controlling class representative under this securitization with respect to the mortgage loans included in this securitization trust; provided, that with respect to the Charles River Plaza North non-serviced loan combination, such other controlling class representative will only have such rights to the extent that a related B note is not the controlling note under the related intercreditor agreement. As a result, no certificateholders will have any control over any servicing of any non-serviced mortgage loan (or the 261 Fifth Avenue mortgage loan), except that the controlling class representative under this securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the controlling note holder or the special servicer for any such other securitization to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The Servicing of the 261 Fifth Avenue Loan Pair Is Expected to Shift to Others

The servicing of the 261 Fifth Avenue loan pair will be governed by the pooling and servicing agreement only until such time as the related companion loan is securitized in a separate securitization. At that time, servicing responsibilities for the related mortgage loan and related companion loan will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined. In addition, the provisions of such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus. Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and we anticipate that the holder of the related companion loan or the controlling party in the related securitization (or such other party specified in the related intercreditor agreement) will have rights similar to or consistent with those granted to the controlling class representative in this transaction with respect to other mortgage loans in the mortgage pool that will be serviced under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” in this free writing prospectus.

Interest on Advances and Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payments on Your Certificates

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, if applicable, will be entitled to receive interest at the “prime rate,” as published in the Wall Street Journal, on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. In addition, the master servicer, special servicer and/or trustee under the applicable other pooling and servicing agreement with respect to any non-serviced loan combination will generally be entitled to receive interest at a similar or the same rate on unreimbursed servicing advances made by such party with respect to such non-serviced loan combination. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. Advance interest generally will not accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default interest, late payment charges and excess liquidation proceeds paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal

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and/or interest, a mortgage loan will be serviced by the special servicer under this transaction, or with respect to a non-serviced mortgage loan the related special servicer under the related other pooling and servicing agreement that controls servicing for the related non-serviced loan combination, and the related special servicer will generally be entitled to compensation for related special servicing activities. The right to receive reimbursement for an advance with interest on such advance or special servicing compensation will generally be senior to the rights of certificateholders to receive distributions of amounts paid by the related borrower under the related mortgage loan. The payment of interest on advances and the payment of compensation to the related special servicer may result in shortfalls in amounts otherwise distributable on your certificates.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the mortgage loan sellers or sponsors, the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the custodian, any affiliate of any of the foregoing, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates would receive if all principal and interest payments were made on the mortgage loans.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the insolvency, receivership or conservatorship of a mortgage loan seller, a sponsor or the depositor (or certain affiliates thereof, including UBS AG and Bank of America Corporation), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfers of mortgage loans by UBS Real Estate Securities Inc. and Bank of America, National Association to the depositor in connection with this offering are not expected to qualify for the securitization safe harbor (referred to herein as the FDIC Safe Harbor) adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6 (referred to herein as the Rule)). We cannot assure you that the FDIC, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that any such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claims.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

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If a bankruptcy court were to determine that the issuing entity was a “business trust,” it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (OLA) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the former general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company prior to the end of the applicable transition period to be set forth in future regulations of the FDIC, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The former general counsel indicated he would recommend to the Board of Directors of the FDIC that such regulations set forth a transition period of at least ninety (90) days. If, however, the FDIC were to disregard or differently interpret the former FDIC general counsel’s opinion, delays or reductions in payments on the certificates could occur.

Limited Liquidity and Market Value May Adversely Affect Payments on Your Certificates

The mortgage-backed securities market has recently experienced disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for mortgage-backed securities experienced extremely limited liquidity. These conditions may continue or worsen. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may have to sell at a discount from the price paid for reasons unrelated to the performance of the certificates or the mortgage loans. See “Risk Factors—Risks Related to Market Conditions—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

In addition to the lack of liquidity due to market disruptions, there is currently no secondary market for your certificates and your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association. While we have been advised by each underwriter that it currently intends to make a market in the certificates, none of the underwriters is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates, market perceptions of risks associated with commercial mortgage lending and trading activity associated with indices of commercial mortgage-backed securities. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the recent past been volatile and offered very limited liquidity.

In addition, you will generally have no redemption rights, and the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Optional Termination” in this free writing prospectus.

The liquidity of the certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities.” See “Legal Investment” in this free writing prospectus and in the attached prospectus.

In addition, the existence of any right of first refusal or purchase option in favor of any directing holder with respect to a mortgage loan (or related property) that is part of an A/B whole loan or loan pair, or any right of first refusal or purchase option in favor of any third party with respect to any other mortgage loan (or related property) could impede or otherwise adversely affect the ability of the special servicer to sell any such defaulted mortgage loan or the related REO property in a market bidding process, or to obtain competitive bids with respect thereto. In the event a lower price is obtained then would otherwise have been obtained without the existence of the right of first refusal or purchase option, the resulting loss could adversely affect payments on your certificates.

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Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding certificate principal balance, if any, of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates were determined on the basis of criteria established by the rating agencies engaged by the depositor. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities are not, in all cases, correct.

Certain Adverse Changes May Affect Ratings of the Offered Certificates. We are not obligated to maintain any particular rating with respect to any class of offered certificates. Changes affecting the mortgaged properties, the mortgage loan sellers or sponsors, the trustee, the certificate administrator, the custodian, the master servicer, the special servicer, the trust advisor or another person, or changes to ratings criteria in response to legislative and regulatory initiatives or legal actions directed against the rating agencies, may have an adverse effect on any ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under the applicable mortgage loan. See “Ratings” in this free writing prospectus.

In addition, a ratings downgrade of any class of offered certificates by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Unsolicited Ratings and the Selection and Qualification of Rating Agencies Rating the Offered Certificates May Impact the Value of the Offered Certificates. Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the rating agencies engaged by the depositor to rate certain classes of certificates may issue unsolicited credit ratings on one or more classes of certificates that it was not engaged to rate upon initial issuance, in each case relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued with respect to any particular class of certificates, we cannot assure you that they will not be lower than the rating(s) assigned by any of the rating agencies engaged by the depositor to rate that class of certificates on the closing date. The issuance of any such unsolicited ratings with respect to any particular class of certificates that are lower than the rating(s) assigned

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to it by any of the engaged rating agencies on the closing date may negatively impact the liquidity, market value and regulatory characteristics of that class of certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those rating agencies at that time, the depositor selected four (4) of them to rate some or all of the classes of offered certificates and certain classes of the privately offered certificates (although each such engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain rating agencies to rate any of the certificates was due, in part, to those agencies’ initial subordination levels for the various classes of rated certificates. Likewise, the decision to engage one or more of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Had the depositor selected other rating agencies to rate the offered certificates, or had it engaged Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and/or Morningstar Credit Ratings, LLC, as applicable, to rate those other classes of certificates, the depositor cannot assure you as to the ratings that such rating agencies would have ultimately been assigned to those classes of certificates. In addition, the decision not to engage one or more of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such

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a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

Under the Internal Revenue Code of 1986, as amended, if, during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Upper Tier REMIC, the Middle-Tier REMIC and the Lower Tier REMIC, could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments. The Internal Revenue Code of 1986, as amended, authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of allowing the entity to continue as a REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions, but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the certificates. State and local tax laws may differ substantially from the corresponding federal tax law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the custodian, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns, and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the underwriters, the sponsor, the related borrower, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult your own tax advisor with respect to the various state, local and other tax consequences of an investment in the certificates.

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Regulations Applicable to Certain European Union Entities Could Prevent Them from Investing and Adversely Affect the Liquidity of the Offered Certificates

Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (CRR) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (EEA) and consolidated group affiliates thereof (each referred to herein as an affected investor) from investing in securitizations (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the affected investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an affected investor be able to demonstrate that it has undertaken certain due diligence in respect of, among other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an ongoing basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an affected investor, which may include certain consolidated group affiliates that are based in the United States.

Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 404 – 410 of the CRR and apply, respectively, to EEA-regulated alternative investment funds and EEA-regulated insurance/reinsurance undertakings. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA-regulated UCITS. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “EU Securitization Retention Requirements.” As used herein, “UCITS” refers to undertakings for collective investment in transferrable securities as defined in the EU Directive 2009/65/EC.

None of the originators, the sponsors, the mortgage loan sellers, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the EU Securitization Retention Requirements or take any other action which may be required by investors for the purposes of their compliance with the EU Securitization Retention Requirements. This may have a negative impact on the regulatory capital position of affected investors and on the value and liquidity of the offered certificates in the secondary market.

Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with EU Securitization Retention Requirements and the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to remove reference to or reliance by national banks

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on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in or treatment of commercial mortgage-backed securities for regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act of 1940 contained in Section 3(c)(5) of the Investment Company Act of 1940 or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940 as a basis for not registering under the Investment Company Act of 1940. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations are commonly referred to as the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (or, in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, is required by July 21, 2016, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940 other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act of 1940. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus.

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Capitalized Terms Used in this Free Writing Prospectus

From time to time we use capitalized terms in this free writing prospectus, including in the appendices to this free writing prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in this free writing prospectus. See “Index of Significant Terms.”

Forward looking Statements

This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including the risks described above in the “Risk Factors” section and elsewhere in this free writing prospectus.

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Transaction Parties

The Sponsors, Mortgage Loan Sellers and Originators

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it. UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements. UBSRES has been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $21,773,087,736 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it. For example, the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Fountains at Andover, representing approximately 2.9% of the initial pool balance, was originated by Greystone Servicing Corporation, Inc. and then immediately assigned to UBS Real Estate Securities Inc. upon funding.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex E-2), to the Depositor and will covenant to provide certain documents regarding the related mortgage loan (the “UBSRES Mortgage Loans”) for which it acts as mortgage loan seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is

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described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach or substitute a Qualified Substitute Mortgage Loan, as the case may be. See “Description of the Mortgage Pool—Cures; Repurchases and Substitutions” in, and Annex E-1 to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview. UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”). The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process. After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans. These procedures included:

•	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

•	comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review. UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents. In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan. If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects. UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria. UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBSRES will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBSRES, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Qualification Criteria”). UBSRES will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBSRES and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBSRES to render any tax opinion required in connection with the substitution.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third

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party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i) Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an

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environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(iii) Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions. The UBSRES Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on February 4, 2015. UBSRES’ Central Index Key is 0001541886. With respect to the period from and including July 1, 2011 to and including June 30, 2015, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

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Bank of America, National Association

Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2010	2011	2012	2013	2014	As of June 30, 2015
Multifamily	$0	$9,700,000	$8,050,000	$411,310,000	$518,929,738	$152,955,000
Office	435,331,927	295,300,000	854,800,000	1,122,060,000	1,864,674,000	908,592,000
Retail	238,220,000	861,406,000	2,521,663,000	1,613,066,013	1,726,602,172	479,639,107
Industrial	20,000,000	270,870,000	110,780,000	46,200,000	31,185,000	1,212,635,000
Manufactured Housing	0	65,835,000	150,225,000	365,593,000	87,111,250	45,461,000
Self Storage	44,645,000	132,535,000	173,810,000	140,247,500	93,095,000	468,135,000
Lodging	137,850,000	581,550,000	1,180,501,000	2,205,861,250	2,631,502,433	1,224,956,000
Mixed Use	25,000,000	10,000,000	0	79,242,199	144,100,000	0
Other	0	0	0	0	69,930,000	0
Total	$901,046,927	$2,227,196,000	$4,999,829,000	$6,287,108,854	$7,167,129,593	$4,492,373,107

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of

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Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and APPENDIX VI to this free writing prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	rent roll;

•	existing mortgage verification;

•	credit references;

•	certified financial statements for mortgagor and borrower principals;

•	tenant/resident leases;

•	ground leases;

•	property operating statements;

•	real estate tax bills;

•	purchase contract (if applicable);

•	appraisal;

•	engineering report;

•	seismic report (if applicable);

•	environmental report;

•	site plan;

•	certificate of occupancy;

•	evidence of zoning compliance;

•	insurance policies;

•	borrower structure/authority documents; and

•	underwriting evaluation.

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In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third party due diligence providers (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third party due diligence providers’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

A member of the Bank of America deal team or one of Bank of America’s agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the

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mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and APPENDIX I hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and APPENDIX I to this free writing prospectus reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

•	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing

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commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see APPENDIX I to this free writing prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

•	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one of three approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the engineer conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

•	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and

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reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated with any material exceptions from Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this free writing prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

•	certain information from the related mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this free writing prospectus (particularly in Appendices I, II and III to this free writing prospectus).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this free writing prospectus. These procedures included:

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•	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

•	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this free writing prospectus against the information contained in the Bank of America Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this free writing prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as APPENDIX V to this free writing prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as APPENDIX V to this free writing prospectus, revised the exceptions and provided them to the depositor for inclusion in APPENDIX VI to this free writing prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as APPENDIX V to this free writing prospectus and provided them to the depositor for inclusion in APPENDIX VI to this free writing prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in APPENDIX III to this free writing prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this free writing prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to

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the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The following table sets forth, for the period commencing July 1, 2012, and ending June 30, 2015, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2015, through June 30, 2015, was set forth in a Form ABS-15G filed by Bank of America on August 7, 2015. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements

Asset Class: Commercial Mortgages

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	25,303,099	11.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	180,548,674	80.02	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	19,783,862	8.77	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	375	89,223,642	100.00	375	89,223,642	100.00	0	0	0.00	0	0	0.00	375	89,223,642	100.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	German American Capital Corporation	34	808,800,080	32.52	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	25,699,964	1.04	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	General Electric Capital Corporation	68	611,110,887	24.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Bank of America, N.A.	54	598,230,620	24.29	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
General Electric Commercial Mortgage Corporation Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (0001395290)	X	Barclays Capital Real Estate Inc.	41	452,422,745	18.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	1,752,290,913	75.09	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	389,306,824	16.68	1	4,200,000	0.18	0	0	0.00	0	0	0.00	1	4,200,000	0.18	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	109,589,686	4.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	82,387,558	3.53	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	118	1,526,422,676	41.28	1	8,354,485	0.23	0	0	0.00	0	0	0.00	1	8,354,485	0.23	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,378,311,249	37.27	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	470,284,277	12.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	32323,003,323	8.73	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	1,084,687,538	94.64	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	61,433,906	5.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,269	9,955,141,560		379	101,778,127		0	0		0	0		379	101,778,127		1	25,699,964		0	0

1.	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2012 to June 30, 2015. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2015, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2015, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

3.	Reflects assets that were repurchased or replaced during the period from April 1, 2012 to June 30, 2015. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of June 30, 2015:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2015;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2012 to June 30, 2015.

5.	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2015.

6.	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2015.

7.	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2015, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

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8.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 7, 2015. The Central Index Key Number of Bank of America is 0001102113.

9.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 6, 2015. The Central Index Key Number of BAMLCM is 0001005007.

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The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Depositor”), is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at One Bryant Park, New York, New York 10036. The Depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the Offered Certificates and the mortgage loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the Certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity with respect to the Offered Certificates will be Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7 (the “Issuing Entity”). The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Issuing Entity, but only to the extent the advancing party deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as described in this free writing prospectus under “Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement.” The Issuing Entity administers the mortgage loans through the trustee, the certificate administrator, the custodian, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties,” “—The Trustee, Certificate Administrator and Custodian,” “—The Master Servicer,” “—The Special Servicer,” “—The Trust Advisor” and “Servicing of the Mortgage Loans.”

The only assets of the Issuing Entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the custodian, the master servicer, the trust advisor and the special servicer. The fiscal year

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of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the depositor, the trustee, the certificate administrator, the custodian, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the Issuing Entity. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans” and “—Representations and Warranties.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

The depositor has been formed for the purpose of acting as a depositor in asset backed securities transactions. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity, certain legal opinions are required. To the extent relating to an entity subject to Title 11 of the United States Code (the “Bankruptcy Code”), those opinions are generally to the effect that:

(1) if such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

(2) if the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the related mortgage loans by the depositor to the Issuing Entity (including the collections thereon) in the form and manner set forth in the Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Issuing Entity secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus (b) the Issuing Entity’s rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Issuing Entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See “Risk Factors—Risks Related to the Offered Certificates—The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans.”

The Trustee, Certificate Administrator and Custodian

U.S. Bank National Association, a national banking association (“U.S. Bank”), will act as trustee (in such capacity, the “Trustee”), certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. With respect to each Non-Serviced Loan Combination, the custodian under the securitization of the related Non-Serviced Companion Loan (or applicable portion thereof) will act as the custodian of the related mortgage loan documents (other than any related promissory notes not included in such other securitization).

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U.S. Bancorp, with total assets exceeding $419 billion as of June 30, 2015, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 51 domestic and 2 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, and its office for certificate transfer purposes is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – BACM 2015-UBS7.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2015, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Certificate Administrator will be required to make each monthly statement available to the Certificateholders via the Certificate Administrator’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the Certificate Administrator’s bondholder services group at (800) 934-6802.

As of June 30, 2015, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, certificate administrator and custodian on 258 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $167,165,300,000.00.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As certificate administrator, U.S. Bank National Association will also be responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. In the past three years, U.S. Bank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

U.S. Bank will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. As custodian, U.S. Bank is responsible for holding the Mortgage Files on behalf of the trustee. U.S. Bank will hold the Mortgage Files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Document Custody Services – BACM 2015-UBS7. The Mortgage Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held on behalf of the Trustee. As of June 30, 2015, U.S. Bank holds approximately 10,315,000 document files for approximately 980 entities and has been acting as a custodian for over 20 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage-backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints

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against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

There can be no assurance as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as trust advisor under the Pooling and Servicing Agreement. Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York 14228, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of August 31, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 73 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $82 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the controlling class representative, any “originator” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Issuing Entity.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

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The information set forth in this subheading “—The Trust Advisor” concerning Pentalpha Surveillance and its affiliates has been provided by Pentalpha Surveillance.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer (the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the mortgage loans, any related Serviced B Note and any Serviced Companion Loans for which it is responsible under the Pooling and Servicing Agreement other than with respect to any Non-Serviced Mortgage Loans. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”). Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2015, Midland was servicing approximately 30,297 commercial and multifamily mortgage loans with a principal balance of approximately $366 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,038 of such loans, with a total principal

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balance of approximately $166 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2015, Midland was named the special servicer in approximately 185 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $101 billion. With respect to such transactions as of such date, Midland was administering approximately 102 assets with an outstanding principal balance of approximately $831 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

Pursuant to a certain interim servicing agreement between UBSRES and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the UBSRES Mortgage Loans. Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the Excess Servicing Strip) with respect to the mortgage loans sold to the issuing entity by the sponsors pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “Excess Servicing Strip” means a portion of the master servicing fee payable to Midland that accrues at a per annum rate initially equal to the master servicing fee rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Under the CSAIL 2015-C3 PSA, Midland is also the CSAIL 2015-C3 master servicer and, accordingly, is responsible for servicing of the Charles River Plaza North Non-Serviced Loan Combination, The Mall of New Hampshire Non-Serviced Loan Combination and, until the Closing Date of this securitization, the WPC Department Store Portfolio Loan Pair.

The foregoing information under this subheading “—The Master Servicer” concerning the master servicer and its affiliates has been provided by Midland.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will act as the initial special servicer and in such capacity will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan) and REO Properties (other than REO Properties relating to Non-Serviced Mortgage Loans and Excluded Special Servicer Mortgage Loans) and processing and performing certain reviews of material actions with respect to mortgage loans (other than any Non-Serviced Mortgage Loan or Excluded Special Servicer Mortgage Loan) when such mortgage loans are not Specially Serviced Mortgage Loans, in each case pursuant to the Pooling and Servicing Agreement.

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The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of June 30, 2015. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

•	84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion;

•	101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion;

•	113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion;

•	134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;

•	142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion;

•	143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion;

•	143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion;

•	138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion;

•	136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion;

•	144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion;

•	140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion;

•	131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion;

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•	141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion;

•	152 domestic CMBS pools as of December 31, 2014 with a then current face value in excess of $135 billion; and

•	153 domestic CMBS pools as of June 30, 2015 with a then current face value in excess of $124 billion.

As of June 30, 2015, LNR Partners has resolved approximately $60.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014 and $2.9 billion of U.S. commercial and multifamily mortgage loans during the second quarter of 2015.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of June 30, 2015, LNR Partners had approximately 185 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2015, LNR Partners and its affiliates specially service a portfolio, which included approximately 9,320 assets across the United States and various international properties with a then current face value of approximately $124.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Ratings Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and,

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accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the mortgage loans backing the Certificates. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Issuing Entity, the master servicer, the trustee, the certificate administrator, the trust advisor, any sponsor, or any originator. LNR Partners, however, is an affiliate of LNR Securities Holdings, LLC, which entity is expected to purchase approximately 25.0% of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates on the Closing Date (and may in the future purchase other classes of certificates). LNR Partners assisted LNR Securities Holdings, LLC and Ellington Management Group, LLC with due diligence relating to the mortgage loans included in the mortgage pool. An affiliate of LNR Partners, LLC, the special servicer currently has an equity interest in the borrower under the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, representing approximately 0.7% of the initial pool balance, which is currently serviced as an excluded mortgage loan pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization.

Except as otherwise disclosed in this free writing prospectus and except for LNR Partners acting as special servicer for this securitization transaction and an affiliate of LNR Partners anticipated purchase of approximately 25.0% of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the Issuing Entity, any sponsor, the trustee, the certificate administrator, any significant obligor, any originator, the master servicer or the trust advisor, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, any Sponsor, the Trustee, the Certificate

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Administrator, any originator, the Master Servicer or the Trust Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding the Special Servicer set forth in this section entitled “—The Special Servicer” has been provided by LNR Partners. None of the Depositor, the underwriters, the Master Servicer, the Trust Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Other Servicers

Rialto Capital Advisors, LLC is the special servicer with respect to the CSAIL 2015-C3 securitization and, accordingly, is responsible for servicing of the Charles River Plaza North Non-Serviced Loan Combination and The Mall of New Hampshire Non-Serviced Loan Combination.

Affiliations and Certain Relationships

The depositor is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the initial holder of the 261 Fifth Avenue pari passu Serviced Companion Loan, and is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

UBS Real Estate Securities Inc., a mortgage loan seller, an originator, a sponsor and initial holder of the Charles River Plaza North pari passu companion loan designated Note A-3-2 and the WPC Department Store Portfolio pari passu companion loan designated Note A-1.

Midland Loan Services, a Division of PNC Bank, National Association will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the Excess Servicing Strip) with respect to the mortgage loans sold to the issuing entity by the sponsors pursuant to one or more servicing rights appointment agreements entered into on the Closing Date.

Pursuant to a certain interim servicing agreement between UBS Real Estate Securities Inc. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to the securitization by UBS Real Estate Securities Inc.

Pursuant to a certain interim servicing agreement between Bank of America, National Association and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to the securitization by Bank of America, National Association.

Under the CSAIL 2015-C3 PSA, Midland Loan Services, a Division of PNC Bank, National Association is also the CSAIL 2015-C3 master servicer and, accordingly, is responsible for servicing of the Charles River Plaza North Non-Serviced Loan Combination, The Mall of New Hampshire Non-Serviced Loan Combination and, until the Closing Date of this securitization, the WPC Department Store Portfolio Loan Pair.

Under the MSBAM 2015-C23 PSA, Wells Fargo Bank, National Association is the master servicer and, accordingly, is responsible for servicing of the Aviare Place Apartments Non-Serviced Loan Combination.

It is anticipated that on the closing date (i) entities managed by Ellington Management Group, LLC or an affiliate thereof will purchase approximately 75.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), (ii) LNR Securities Holdings, LLC or an affiliate thereof will purchase approximately 25.0% of each class of the Class X-E, Class X-FG, Class X-NR, Class E, Class F, Class G and Class H Certificates (and may in the future purchase other classes of certificates), and (iii) Ellington Management Group, LLC or an affiliate thereof will be the initial controlling class representative. LNR Partners, LLC, the special servicer, assisted Ellington Management Group, LLC and LNR Securities Holdings, LLC with due diligence relating to the mortgage loans included in the mortgage pool.

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An affiliate of the depositor may purchase less than 50% of each such class upon the initial issuance thereof or thereafter; however, such affiliate will not be entitled to act as or appoint the controlling class representative, and any certificates held by such affiliate will not be considered to be outstanding for purposes of determining the identity of the controlling class representative.

An affiliate of LNR Partners, LLC, the special servicer currently has an equity interest in the borrower under the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments, representing approximately 0.7% of the initial pool balance, which is currently serviced as an excluded mortgage loan pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Other Conflicts” in this free writing prospectus.

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Description of the Offered Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7 (collectively, the “Certificates”), will be issued on the Closing Date pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the depositor, the master servicer, the special servicer, the certificate administrator, the custodian, the trust advisor and the trustee.

The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

•	the mortgage loans and all payments thereunder and proceeds thereof received after the Cut-off Date, exclusive of Principal Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

•	any mortgaged property (or interest therein) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

•	a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

•	certain rights of the depositor under, or assigned to the depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

The Certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

The Certificates will consist of various classes (each, a “Class”), to be designated as:

•	the Class A-1 Certificates, the Class A-SB Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the “Class A Senior Certificates”) and the Class A-S Certificates;

•	the Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-FG Certificates and the Class X-NR Certificates (collectively, the “Class X Certificates” or the “Interest Only Certificates,“ and the Class X Certificates, together with the Class A Senior Certificates, the “Senior Certificates”);

•	the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively with the Class A-S Certificates and, the “Subordinate Certificates”; and the Subordinate Certificates together with the Class A Senior Certificates, the “Principal Balance Certificates”); and

•	the Class V Certificates and the Class R Certificates (together with the Class X-E Certificates, the Class X-FG Certificates, the Class X-NR Certificates, Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, the “Privately Offered Certificates”).

Only the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D Certificates (collectively, the “Offered Certificates”) are being offered pursuant to this free writing prospectus. The Privately Offered Certificates will be offered pursuant to a private placement memorandum (the “Private Placement Memorandum”) dated the date hereof.

“Scheduled Payment” means, in general, for any mortgage loan, B Note or Serviced Companion Loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced

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Companion Loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

“Due Date” means the date upon which the related Scheduled Payments are (or, in the case of a Balloon Loan past its maturity date or an REO Mortgage Loan, would otherwise have been) due under the terms of the related mortgage loan, B Note or Serviced Companion Loan.

The Offered Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates) will be issued in denominations of $10,000 and in any whole dollar denomination in excess of that amount. The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates will each be issued in denominations of $100,000 and in any whole dollar denomination in excess of that amount.

Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). We have been informed by DTC that DTC’s nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the attached prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC’s participating organizations.

All references herein to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC’s Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See “Description Of The Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking société anonyme (“Clearstream”) or the Euroclear system (“Euroclear”), in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream and Euroclear, respectively.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

“Certificate Owner” means the beneficial owner of an Offered Certificate.

“Participants” means participating organizations of DTC, together with Clearstream and Euroclear participating organizations.

Certificate Principal Balances and Notional Amounts

Upon initial issuance, the Offered Certificates will have the Certificate Principal Balances and Notional Amounts set forth under “Executive Summary,” which in each case may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in

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changes to the initial Certificate Principal Balance of each Class of Principal Balance Certificates and the initial Notional Amount of each Class of Class X Certificates and to the other statistical data contained in this free writing prospectus.

The initial Certificate Principal Balance of each Certificate with a principal balance will be presented on the face of the certificate. The “Certificate Principal Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the Issuing Entity. On each Distribution Date, the Certificate Principal Balance of each Class of Principal Balance Certificates will be reduced by (i) any distributions of principal actually made on such Certificates, (ii) any Collateral Support Deficit allocated to such Certificates, and (iii) with respect to any Class of Principal Balance Certificates (other than any Class of Control Eligible Certificates), any Excess Trust Advisor Expenses allocated to that Class of Certificates on that Distribution Date. On each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a Class of Principal Balance Certificates may be increased by the amount of any recoveries of Nonrecoverable Advances for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the unreimbursed Collateral Support Deficit for such Class of Certificates with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below. In addition, on each Distribution Date, prior to any distributions being made on such Distribution Date, the Certificate Principal Balance of a Class of Principal Balance Certificates (other than any Class of Control Eligible Certificates) may be increased by the amount of any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date, up to the amount of any reduction to the Certificate Principal Balance of any such Class of Certificates as a result of such payment of Trust Advisor Expenses, with the amount of such recoveries to be allocated for such purpose in accordance with the distribution priorities described under “—Distributions—Application of the Available Distribution Amount” below. The recoveries of Nonrecoverable Advances and Trust Advisor Expenses referred to in the prior two sentences will result in an increase in the Principal Distribution Amount for the current Distribution Date.

The Interest Only Certificates will not have Certificate Principal Balances. Those Classes of Certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional amount (a “Notional Amount”).

The Notional Amount of the Class X-A Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates outstanding immediately prior to such Distribution Date. The Notional Amount of the Class X-B Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class A-S Certificates outstanding immediately prior to such Distribution Date. The Notional Amount of the Class X-D Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date. The Notional Amount of the Class X-E Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date. The Notional Amount of the Class X-FG Certificates will, for purposes of distributions on each Distribution Date, be equal to the aggregate of the Certificate Principal Balances of the Class F and Class G Certificates outstanding immediately prior to such Distribution Date. The Notional Amount of the Class X-NR Certificates will, for purposes of distributions on each Distribution Date, be equal to the Certificate Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date.

Accordingly, the respective Notional Amounts of the various Classes of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Collateral Support Deficit and Excess Trust Advisor Expenses actually allocated to, the Certificate Principal Balance of any related Class(es) of Principal Balance Certificates. The Notional Amounts of the respective Classes of the Class X Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and do not represent the right to receive any distributions of principal.

The Class V and Class R Certificates will not have Certificate Principal Balances or Notional Amounts.

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Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any Class of Certificates (other than the Class V or Class R Certificates) accrues interest. The approximate initial Pass-Through Rate for each Class of Offered Certificates is set forth on the cover to this free writing prospectus.

The per annum Pass-Through Rate with respect to each Class of Principal Balance Certificates for any Distribution Date will be equal to one of (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate for that Distribution Date and (iii) a rate equal to the Weighted Average Net Mortgage Rate for that Distribution Date less a specified percentage, which percentage may be zero.

The Pass-Through Rate with respect to the Class X-A Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes of Certificates immediately prior to such Distribution Date). The Pass-Through Rate with respect to the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class A-S Certificates for such Distribution Date. The Pass-Through Rate with respect to the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date. The Pass-Through Rate with respect to the Class X-E Certificates for any Distribution Date will equal the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate with respect to the Class X-FG Certificates for any Distribution Date will equal the weighted average of the applicable Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Balances of such Classes of Certificates immediately prior to such Distribution Date). The Pass-Through Rate with respect to the Class X-NR Certificates for any Distribution Date will equal the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The applicable “Class X Strip Rate” for each Class of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class D, Class E, Class F, Class G and Class H Certificates, for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for such Class of Certificates. Under no circumstances will any Class X Strip Rate be less than zero.

“Weighted Average Net Mortgage Rate” or “WAC” means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Stated Principal Balances, as of the close of business on the preceding Distribution Date.

“Net Mortgage Rate” means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any rate increase occurring in connection with a continuing default or after an Anticipated Repayment Date) minus the related Administrative Fee Rate; provided that, for purposes of calculating the Pass-Through Rate for any Class of Certificates (other than the Class V or Class R Certificates) from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms thereof subsequent to the Closing Date. In addition, because the Certificates (other than the Class V and Class R Certificates) accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates (other than the Class V or Class R Certificates) for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest, Excess Interest and related Master Servicing Fees, Certificate Administrator Fees, Trust Advisor Fees, CREFC® License Fees and any fees payable with respect to a Non-Serviced Mortgage Loan at the applicable Pari Passu Loan Primary Servicing Fee Rate during the loan-level one-month interest accrual period for the due date in the month of such Distribution Date). However, with respect to each Non-30/360 Loan:

•	except with respect to the final Distribution Date, the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than during a leap year and commencing in 2017) and February of each year (commencing in 2016) will be adjusted to take into

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account the applicable one (1) day’s interest included in the Interest Reserve Amount to be deposited in the Interest Reserve Account; and

•	the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or February if the related Distribution Date is the final Distribution Date), commencing in 2016, will be adjusted to take into account the related withdrawal from the Interest Reserve Account of the Interest Reserve Amounts for the preceding January, if applicable, and February.

The Administrative Fee Rate for each mortgage loan is presented in APPENDIX I to this free writing prospectus. The “Administrative Fee Rate” will equal the sum of the related Master Servicing Fee Rate, the Trust Advisor Fee Rate, the Certificate Administrator Fee Rate, the CREFC® License Fee Rate and the Pari Passu Loan Primary Servicing Fee Rate, if applicable, for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in APPENDIX I to this free writing prospectus. The Administrative Fee Rate will be payable on the unpaid principal balance of each mortgage loan outstanding from time to time. The Administrative Fee Rates with respect to the Charles River Plaza North Mortgage Loan, the 261 Fifth Avenue Mortgage Loan, The Mall of New Hampshire Mortgage Loan, the WPC Department Store Portfolio Mortgage Loan and the Aviare Place Apartments Mortgage Loan will be 9.6%, 9.2%, 6.6%, 2.7% and 0.7%, respectively, per annum.

“Collection Period” means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“CREFC® License Fee” means, with respect to each mortgage loan (including a mortgage loan that relates to an REO Property or is a defeasance loan) for any related mortgage loan interest accrual period, the amount of interest accrued during such related interest accrual period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such mortgage loan during such related interest accrual period.

“CREFC® License Fee Rate” means 0.0005% per annum.

“Interest Accrual Period” means, with respect to each Distribution Date, for each Class of Certificates (other than the Class V and Class R Certificates), the calendar month immediately preceding the month in which such Distribution Date occurs.

“Stated Principal Balance” of any mortgage loan, Serviced Companion Loan, Non-Serviced Companion Loan or B Note will generally equal its unpaid principal balance as of the Cut-off Date or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of substitution (less any scheduled principal amortization occurring during or prior to September 2015 or the month of substitution, as applicable), reduced, to not less than zero, on each subsequent Distribution Date by:

•	any payments or other collections of principal thereon that have been collected or received during the related Collection Period, other than any Scheduled Payments due in any subsequent Collection Period and, in the case of a mortgage loan, other than any late collections of principal for which an Advance was previously made;

•	in the case of a mortgage loan, any Advance of principal made in respect thereof for the subject Distribution Date; and

•	the principal portion of any realized loss incurred in respect thereof during the related Collection Period.

An “REO Mortgage Loan” is any mortgage loan as to which the related mortgaged property has become an REO Property.

An “REO Serviced B Note” is any Serviced B Note as to which the related mortgaged property has become an REO Property.

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An “REO Serviced Companion Loan” is any Serviced Companion Loan as to which the related mortgaged property has become an REO Property.

Accounts

Pursuant to the Pooling and Servicing Agreement, the following accounts are required to be established:

•	the Collection Account;

•	the Distribution Account;

•	the Interest Reserve Account;

•	the Excess Liquidation Proceeds Account;

•	the TA Unused Fees Account; and

•	the REO Account.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Collection Account”) as described in the Pooling and Servicing Agreement. The Collection Account may be maintained with the master servicer, the special servicer or a mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that any such entity must comply with Rating Agency standards. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the Business Day following receipt of properly identified available funds; provided, that to the extent that any of the following amounts are received after 2:00 p.m. (Eastern time) on any given Business Day, the master servicer is required to use commercially reasonable efforts to deposit such amounts into the Collection Account within one (1) Business Day of receipt of such amounts but, in any event, the master servicer is required to deposit such amounts into the Collection Account within two (2) Business Days of receipt of such amounts) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all Insurance Proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan and Condemnation Proceeds received in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the mortgaged property or released to the related borrower in accordance with the Servicing Standard and/or the terms and conditions of the related mortgage)) and all Liquidation Proceeds together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on each A/B Whole Loan or Loan Pair to be deposited in the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan pursuant to the related Intercreditor Agreement. In addition, with respect to any Non-Serviced Mortgage Loan, collections on the entire Non-Serviced Loan Combination may be deposited pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement into the collection account (or a sub-account thereof) for such other securitization, and the portion of such collections allocable to such Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement are expected to be thereafter forwarded to the master servicer for deposit into the Collection Account for this securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

In addition, with respect to any Non-Serviced Mortgage Loan, collections on the entire Non-Serviced Loan Combination may be deposited pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement into the collection account (or a sub-account thereof) for such other securitization, and the portion of such collections allocable to such Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement are expected to be thereafter forwarded to the master servicer for deposit into the Collection Account for this securitization. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

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“Insurance Proceeds” means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced B Note or Serviced Companion Loan, other than amounts required to be paid to the related borrower pursuant to law and the related mortgage loan documents in accordance with the Servicing Standard. With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders. With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds.

“Condemnation Proceeds” means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related Serviced B Note or Serviced Companion Loan. With respect to the mortgaged property or properties securing any A/B Whole Loan or Loan Pair, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders. With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds.

“Liquidation Proceeds” means proceeds from the sale or liquidation of a mortgage loan, Serviced B Note or Serviced Companion Loan or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing an A/B Whole Loan or Loan Pair, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders. With respect to any mortgaged property securing a Non-Serviced Mortgage Loan or Non-Serviced Companion Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds.

The certificate administrator is required to establish and maintain one or more accounts (collectively, the “Distribution Account”), on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts received in respect of the mortgage loans (which will include all funds that were remitted by the master servicer from the Collection Account plus, among other things, any P&I Advances remitted by the master servicer or the trustee, as the case may be) on deposit in a sub-account of the Distribution Account (the “Upper-Tier Distribution Account”) generally to make distributions of interest and principal from the Available Distribution Amount to the applicable Certificateholders as described in this free writing prospectus. Each of the Collection Account and the Distribution Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an “Interest Reserve Account,” which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders. Except with respect to the final Distribution Date, with respect to the Distribution Date occurring each January (other than during a leap year and commencing in 2017) and each February (commencing in 2016), the certificate administrator will be required to withdraw from the Distribution Account the Interest Reserve Amounts for deposit into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day’s interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of “Net Mortgage Rate” in “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount.” Commencing in 2016, on the Master Servicer Remittance Date occurring in each March (and on any other Master Servicer Remittance Date related to the final Distribution Date), the certificate administrator will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

“Interest Reserve Amount” means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

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“Interest Reserve Loan” or “Non-30/360 Loan” means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

The certificate administrator is required to establish and maintain a reserve account, which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders (such account, the “Excess Liquidation Proceeds Account”) into which will be deposited Excess Liquidation Proceeds. “Excess Liquidation Proceeds” means the excess of (i) proceeds from the sale or liquidation of a mortgage loan (other than any Non-Serviced Mortgage Loan) or related REO Property, net of expenses, over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Whole Loan or Loan Pair, a prepayment in full had been made with respect to each of the related mortgage loan and the related Serviced B Note or Serviced Companion Loan, as applicable) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of any A/B Whole Loan or Loan Pair, “Excess Liquidation Proceeds” means only the portion of such proceeds that are allocable to the Issuing Entity pursuant to the related Intercreditor Agreement.

The certificate administrator is required to establish and maintain a “TA Unused Fees Account,“ which may be a sub-account of the Distribution Account, on behalf of the trustee for the benefit of the Certificateholders for the deposit from time to time of TA Unused Fees. “TA Unused Fees” means any amounts in the nature of Trust Advisor Fees that were otherwise payable, as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement, to a trust advisor that has been terminated or resigned, if and to the extent such amounts are not payable to a replacement trust advisor.

The special servicer is required to establish and maintain with respect to each REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) one or more accounts (collectively, the “REO Account”) for the benefit of the Certificateholders (and the holders of any related Serviced B Note or Serviced Companion Loan, as applicable, with respect to any A/B Whole Loan or Loan Pair), in which it deposits all funds collected and received in connection with the operation of such REO Property.

Funds in the Collection Account and the REO Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer and the special servicer, respectively. Investments related to amounts on deposit in the Collection Account are required to mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand. Funds in the Distribution Account (including all sub-accounts thereof) may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the certificate administrator. Investments related to amounts on deposit in the Distribution Account are required to mature, unless payable by demand, not later than such time on the Distribution Date that will allow the certificate administrator to make withdrawals from the Distribution Account to make distributions on or with respect to the Certificates.

Interest or other income earned on funds in the Collection Account will be paid to the master servicer as additional servicing compensation. Interest or other income earned on funds in any REO Account will be payable to the special servicer as additional compensation. Interest or other income earned on funds in each Distribution Account will be payable to the certificate administrator as additional compensation.

Distributions

General

Distributions on or with respect to the Certificates will be made by the certificate administrator, to the extent of available funds, and in accordance with the manner and priority presented in this free writing prospectus, on the fourth (4th) Business Day after the related Determination Date in each month (the “Distribution Date”), commencing in October 2015. The “Determination Date” with respect to any Distribution Date, will be the eleventh (11th) calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”). Every distribution will be made by wire transfer in

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immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the certificate administrator with wiring instructions five (5) days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, (iii) a legal holiday in New York, New York, Charlotte, North Carolina, Pittsburgh, Pennsylvania, Overland Park, Kansas, or any principal city (or cities) in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations or in which any such party’s corporate office or corporate trust office is located, or (iv) a day on which banking institutions or savings associations in New York, New York, Charlotte, North Carolina, Pittsburgh, Pennsylvania, Overland Park, Kansas, or any principal city (or cities) in which any of the special servicer, the trust advisor, the trustee, the certificate administrator, the custodian or the master servicer conducts servicing or trust operations or in which any such party’s corporate office or corporate trust office is located, are authorized or obligated by law or executive order to be closed.

The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Collateral Support Deficit or Trust Advisor Expenses previously allocated to such Certificate. The likelihood of any such future distributions is remote. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among those Certificates based on their respective Percentage Interests in such Class. “Percentage Interest” means: (a) with respect to each Certificate (other than a Class V or Class R Certificate), the fraction of the applicable Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the principal balance or notional amount, as applicable, represented by such Certificate, and the denominator of which is the aggregate Certificate Principal Balance or Notional Amount, as applicable, of all of the Certificates of such Class; provided, that if at any time the aggregate Certificate Principal Balance or Notional Amount of such Class equals zero, the “Percentage Interest” with respect to each Certificate of such Class will equal zero; and (b) with respect to each Class V or Class R Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class.

The Available Distribution Amount

With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

The “Available Distribution Amount” will, in general, for any Distribution Date, be the aggregate (without duplication) of the following amounts payable with respect to the Certificates:

(1)      all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (together with any amounts received in respect of payments or other collections relating to any Non-Serviced Mortgage Loan from the related Non-Serviced Mortgage Loan Master Servicer as part of the applicable monthly remittance), exclusive of any portion thereof that represents one or more of the following:

•	Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this free writing prospectus);

•	amounts that are payable or reimbursable to any person other than the Certificateholders (including, without limitation, amounts payable (A) to the master servicer in respect of unpaid Master Servicing Fees, the special servicer in respect of unpaid Special Servicer Compensation, the trust advisor in respect of unpaid Trust Advisor Fees and Trust Advisor Consulting Fees (with respect to any Trust Advisor Consulting Fee, solely to the extent that such fee is actually received from the related borrower), the certificate administrator in respect of unpaid Certificate Administrator Fees, including any portion of the

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Certificate Administrator Fees payable to the trustee in respect of unpaid Trustee Fees or to the custodian in respect of Custodian Fees or CREFC® in respect of unpaid CREFC® License Fees, and (B) in reimbursement of outstanding Advances (with interest thereon));

•	amounts deposited in the Distribution Account in error;

•	except with respect to the final Distribution Date, if such Distribution Date occurs during January, other than during a leap year, or February of any year, the Interest Reserve Amounts of one day’s interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

•	in the case of each REO Property related to an A/B Whole Loan or Loan Pair, all amounts received with respect to such A/B Whole Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related Serviced B Note or Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

(2)      to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date on the mortgage loans;

(3)      if such Distribution Date occurs during March of any year (commencing in March 2016) or on the final Distribution Date, to the extent not already included in clause (1), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans; and

(4)      any Balloon Payments received during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below.

“Additional Trust Fund Expense” means any of the following items: (i) Special Servicing Fees, Workout Fees and Liquidation Fees (in each case to the extent not collected from the related borrower); (ii) advance interest that is reimbursed to the trustee, the master servicer and/or the special servicer in accordance with the provisions of the Pooling and Servicing Agreement, but not from default interest, late fees, Allocable Modification Fees and Excess Liquidation Proceeds; (iii) amounts paid to indemnify the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer, the trust advisor (subject to the final sentence of this definition), the trustee, the certificate administrator, the custodian (or any other person or entity) pursuant to the terms of the Pooling and Servicing Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Issuing Entity or its assets and paid from amounts on deposit in the Collection Account or Distribution Account; and (v) subject to the final sentence of this definition, to the extent not otherwise covered by indemnification by one of the parties to the Pooling and Servicing Agreement or otherwise and not payable by the related borrower under any mortgage loan, any other unanticipated cost, liability, or expense (or portion thereof) of the Issuing Entity (including costs of collecting such amounts or other Additional Trust Fund Expenses) that the Issuing Entity has not recovered, and in the judgment of the master servicer (or special servicer) will not recover, from any other source; provided, that, in the case of an A/B Whole Loan or Loan Pair, “Additional Trust Fund Expense” does not include any of the foregoing amounts to the extent that the payment of those expenses is allocated to the related Serviced B Note as a result of the subordination of the related Serviced B Note or to the related Serviced Companion Loan, in each case in accordance with the terms of the related Intercreditor Agreement. Notwithstanding anything in this free writing prospectus to the contrary, “Additional Trust Fund Expenses” does not include (A) allocable overhead of the master servicer, the special servicer, any applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer, the trust advisor, the trustee, the certificate administrator, the certificate registrar or the custodian, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar costs and expenses related to allocable overhead, or (B) with respect to any Class of Control Eligible Certificates, Trust Advisor Expenses (including Excess Trust Advisor Expenses).

“Compensating Interest” means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans (and not in respect of any B Note or any Serviced Companion Loan, Non-Serviced Companion Loan, Specially Serviced Mortgage Loan or any mortgage loan that was previously a Specially Serviced Mortgage Loan with respect to which the Special Servicer

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has waived or amended the prepayment restrictions), resulting from voluntary or involuntary Principal Prepayments made thereon during the related Collection Period, over (ii) the aggregate of Prepayment Interest Excesses collected in respect of such mortgage loans resulting from Principal Prepayments made thereon during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 0.0025% (0.25 basis points) for the related Collection Period calculated in respect of such mortgage loans (including any related REO Mortgage Loans) plus any investment income earned on the amount prepaid prior to such Distribution Date; provided that Compensating Interest will only include (without regard to clause (B) above), the amount of any Prepayment Interest Shortfall otherwise described in clause (A) above incurred in connection with any Principal Prepayment received in respect of any such mortgage loan during the related Collection Period to the extent such Prepayment Interest Shortfall occurs as a result of the master servicer deviating, or allowing the related borrower to deviate, from the terms of the related mortgage loan documents regarding Principal Prepayments (other than (v) subsequent to a default or imminent default under the related loan documents if the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard, (w) if the related loan is a specially serviced mortgage loan, (x) in connection with the payment of insurance proceeds or condemnation proceeds unless the master servicer did not apply the proceeds from involuntary principal prepayments in accordance with the terms of the related mortgage loan documents, (y) pursuant to applicable law or a court order or (z) at the request of or with the consent of the special servicer). The master servicer’s obligations to pay any Compensating Interest, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

The “Distributable Certificate Interest” will be, in respect of each Class of Certificates (other than the Class V and Class R Certificates) for any Distribution Date, the sum of:

(i) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by:

(A) any Net Aggregate Prepayment Interest Shortfall allocated to any such Class of Certificates for such Distribution Date;

(B) with respect to each Class of the Class B, Class C and D Certificates, any Trust Advisor Expenses allocated to such Class of Certificates in reduction of interest payable thereon; and

(C) with respect to each Class of the Class of the Class B, Class C and D Certificates, any amounts reimbursable to any more senior Class of Certificates on such Distribution Date in respect of Trust Advisor Expenses allocated on prior Distribution Dates to such senior Classes in accordance with clauses (iv) and (v) of this definition; plus

(ii) the portion of the Distributable Certificate Interest for such Class of Certificates remaining unpaid as of the close of business on the preceding Distribution Date; plus

(iii) if the aggregate Certificate Principal Balance is reduced because of a diversion of principal as a result of the reimbursement of Nonrecoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Principal Balance was so reduced, which interest will accrue from the end of the Interest Accrual Period for the Distribution Date on which the related Collateral Support Deficit is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered; plus

(iv) with respect to the Class B Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest first to the Class D Certificates and then to the Class C Certificates on such Distribution Date (in each case, without giving effect to any reduction in the Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (iv) or on clause (v) of this definition), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class B Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

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(v) with respect to the Class C Certificates and any Distribution Date, solely to the extent of amounts otherwise distributable in respect of interest to the Class D Certificates on such Distribution Date (without giving effect to any reduction in Distributable Certificate Interest described in clause (i)(C) of this definition based on this clause (v)), the amount of any Trust Advisor Expenses allocated to reduce the Distributable Certificate Interest of the Class C Certificates on any prior Distribution Date and which has not previously been reimbursed; plus

(vi) with respect to the Class B, Class C and Class D Certificates, solely from any actual recoveries received by the Issuing Entity of amounts paid as Trust Advisor Expenses on prior Distribution Dates that resulted in a reduction of the Distributable Certificate Interest of any Class of Certificates, the amount of any reductions in the Distributable Certificate Interest for such Class (including, for this purpose, any reduction pursuant to clause (i)(C) of this definition) for any prior Distribution Dates that have not previously been reimbursed pursuant to clause (iv) or (v) above, or pursuant to this clause (vi), which recoveries will be allocated to each such Class of Certificates in alphabetical order, in each case, in an amount up to the amount of unreimbursed Trust Advisor Expenses previously allocated to such Class.

The “Accrued Certificate Interest” will be, in respect of each Class of Certificates (other than the Class V and Class R Certificates) for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Net Aggregate Prepayment Interest Shortfall” means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected thereon during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer in respect thereof.

“Principal Distribution Amount” equals, in general, for any Distribution Date, the aggregate of the following:

(i) the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced B Note or Serviced Companion Loan or, in either case, its respective successor REO Serviced B Note or REO Serviced Companion Loan, as applicable) for their respective Due Dates occurring during the related Collection Period;

(ii) (x) all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced B Note or Serviced Companion Loan or, in either case, its respective successor REO Serviced B Note or REO Serviced Companion Loan, as applicable)) and any other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income and proceeds of mortgage loan repurchases) received (including, in the case of any Non-Serviced Mortgage Loan, by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer) on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced B Note or Serviced Companion Loan or any successor REO Serviced B Note or REO Serviced Companion Loan) during the related Collection Period that were identified and applied by the master servicer and/or special servicer as recoveries of principal (exclusive of any portion thereof included as part of the Principal Distribution Amount for the immediately preceding Distribution Date pursuant to clause (ii)(y) of this definition) and (y) the principal portion of any Balloon Payments received on or in respect of the mortgage loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Loan or B Note or any successor REO Serviced Companion Loan or REO Serviced B Note) during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date and remitted by the master servicer to the Distribution Account as described in “—Prepayment Interest Shortfalls and Prepayment Interest Excesses” below that were identified and applied by the master servicer and/or special servicer as recoveries of principal;

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(iii) the amount of any actual recoveries received by the Issuing Entity of amounts paid as Excess Trust Advisor Expenses for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date; and

(iv) recoveries of any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances that were previously reimbursed out of principal collections and for which a deduction was made in the Principal Distribution Amount for a prior Distribution Date;

as reduced by, to the extent applicable:

(a) any Workout-Delayed Reimbursement Amounts that have been reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date;

(b) any Nonrecoverable Advance (with advance interest thereon) previously made in respect of any mortgage loan or any REO Mortgage Loan that is reimbursed from amounts allocable to principal received with respect to the mortgage loans and any REO Mortgage Loans during the Collection Period for the related Distribution Date; and

(c) the amount of any Excess Trust Advisor Expenses for such Distribution Date allocated to reduce the Certificate Principal Balances of the Principal Balance Certificates (other than the Control Eligible Certificates).

“REO Income” means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any A/B Whole Loan or Loan Pair, or any Non-Serviced Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

In addition to the Trust Advisor Fee and any Trust Advisor Consulting Fees, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement; provided, that on any Distribution Date the amount reimbursable to the trust advisor from the Certificates in respect of Trust Advisor Expenses for such date will not exceed the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date otherwise distributable to the Principal Balance Certificates (other than the Control Eligible Certificates) and (ii) the aggregate amount of the Distributable Certificate Interest (for such purposes, calculated without regard to any reductions pursuant to clause (i)(C) of the definition of Distributable Certificate Interest as a result of Trust Advisor Expenses for such Distribution Date) that would otherwise be distributable to the Class B, Class C and Class D Certificates for such Distribution Date. Any amount of Trust Advisor Expenses that are not reimbursed on a Distribution Date because of the limitations set forth in the immediately preceding sentence will be payable on the next Distribution Date to the extent funds are sufficient, in accordance with such limitations, to make such payments. If the only Principal Balance Certificates that remain outstanding at any time are the Control Eligible Certificates, the trust advisor will not be entitled to seek payment of Trust Advisor Expenses from the Issuing Entity or any Holder of a Control Eligible Certificate.

“Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts and other expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor Fee); provided, that Trust Advisor Expenses does not include any expenses paid from the TA Unused Fees Account.

“Excess Trust Advisor Expenses” for each Distribution Date will equal the Trust Advisor Expenses for such Distribution Date less the amount of any such Trust Advisor Expenses allocated to reduce the aggregate Distributable Certificate Interest of the Class B, Class C and Class D Certificates for such Distribution Date.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

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Recipient	Description	Rate or Amount	Frequency	Source of Payment
Certificate Administrator	Certificate Administrator Fee(1)	0.0041%	monthly	General collections
Master Servicer	Master Servicing Fee(1)	varies(2)	monthly	General collections
Master Servicer	Prepayment Interest Excesses(1)	varies	from time to time	Any Prepayment Interest Excesses
Special Servicer	Special Servicing Fee(1)	0.25%(3)	monthly	General collections
Special Servicer	Workout Fee(1)	1.0%	monthly	Related post-workout collections of principal and/or interest
Special Servicer	Liquidation Fee(1)	1.0%	upon receipt	Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds from the liquidation or final disposition of the related mortgage loan (or REO Property)
Master Servicer and Special Servicer	Fees collected from borrowers(1)	varies	from time to time	Fees actually collected from borrowers
Certificate Administrator, Master Servicer and Special Servicer	Investment income(1)	varies	monthly	Investment income actually earned
Trust Advisor	Trust Advisor Fee(1)	0.00195%	monthly	General collections (other than with respect to any Non-Serviced Mortgage Loan and the 261 Fifth Avenue Mortgage Loan)
Trust Advisor	Trust Advisor Consulting Fee(1)	$10,000(4)	from time to time	Paid by related borrower
Trust Advisor	Trust Advisor Expenses(1)	varies	from time to time	General collections (to the extent allocable to the Class A-1 through Class D Certificates (5)
Master Servicer, Special Servicer, Trustee, Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee	Servicing Advances(6)	varies	from time to time	Recoveries on the related mortgage loan, or to the extent that the party making an Advance or the special servicer determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal
Master Servicer, Special Servicer, Trustee, Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trustee	Interest on Servicing Advances(6)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds (or, in the case of a Servicing Advance on a Non-Serviced Mortgage Loan, any recoveries on such mortgage loan) and then from general collections
Master Servicer and Trustee	P&I Advances(6)	varies	from time to time	Recoveries on the related mortgage loan, or to the extent that the party making an Advance or the Special Servicer determines it is nonrecoverable, from general collections, or with respect to recoveries of Workout-Delayed Reimbursement Amounts, from collections of principal
Master Servicer and Trustee	Interest on P&I Advances(6)	Advance Rate	when Advance is reimbursed	First from Penalty Charges, Allocable Modification Fees and Excess Liquidation Proceeds and then from general collections
Depositor, Trustee, Certificate Administrator, Custodian, Certificate Registrar, Master Servicer, Special Servicer, Non-Serviced Mortgage Loan Service Providers	Indemnification expenses(7)	varies	from time to time	General collections
CREFC®	CREFC® License Fee	0.0005%	monthly	General collections
Third Parties	Issuing Entity expenses not Advanced(8)	varies	from time to time	General collections

1.	For additional information regarding the fees, entitlements to reimbursement and compensation of the certificate administrator, the trustee, the custodian, the master servicer, the special servicer and the trust advisor, see “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,” “—The Trustee” and “—The Custodian” below and “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation,” “—The Special Servicer—Special Servicer Compensation” and “—The Trust Advisor” in this free writing prospectus. Each of the 261 Fifth Avenue Mortgage Loan (on and after the 261 Fifth Avenue Companion Loan Securitization Date), the Charles River Plaza North Mortgage Loan, The Mall of New Hampshire Mortgage Loan and the Aviare Place Apartments Mortgage Loan is (or is expected to be) serviced pursuant to the pooling and servicing agreement for another securitization and accordingly no Trust Advisor Fee will be applicable to such mortgage loans under the pooling and servicing agreement for this transaction. The applicable

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Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer with respect to such non-serviced mortgage loan is expected to be entitled to compensation under the related pooling and servicing agreement similar to that received by the master servicer and special servicer under the Pooling and Servicing Agreement, except that there may be a higher cap (or no cap) on workout fees and/or liquidation fees. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans.”

2.	The master servicing fee rate will be:
(i) with respect to each Mortgage Loan (other than the 261 Fifth Avenue Mortgage Loan (after the securitization of the related pari passu companion loan)), the Charles River Plaza North Mortgage Loan, The Mall of New Hampshire Mortgage Loan and the Aviare Place Apartments Mortgage Loan), 0.0050% per annum,
(ii) with respect to the Charles River Plaza North Mortgage Loan and The Mall of New Hampshire Mortgage Loan, 0.0050% per annum,
(iii) with respect to the 261 Fifth Avenue Mortgage Loan (after the securitization of the related pari passu companion loan) and the Aviare Place Apartments Mortgage Loan, 0.0025% per annum,
(iv) with respect to the 200 Helen Street B Note, 0.0050% per annum; and
(v) with respect to the 261 Fifth Avenue pari passu companion loan (prior to the securitization thereof) and the WPC Department Store Portfolio pari passu companion loans, 0.0050% per annum.

In addition:
(i) the master servicer under the securitization of the 261 Fifth Avenue Companion Loan (after the 261 Fifth Avenue Companion Loan Securitization Date) will be entitled to a pari passu primary servicing fee in respect of the 261 Fifth Avenue Mortgage Loan, calculated at a rate not to exceed 0.0050% per annum,
(ii) the master servicer under the CSAIL 2015-C3 transaction will also be entitled to a pari passu primary servicing fee in respect of the Charles River Plaza North Mortgage Loan and The Mall of New Hampshire Mortgage Loan, payable at a rate per annum equal to 0.0025%, and
(iii) the master servicer under the MSBAM 2015-C23 transaction will also be entitled to a pari passu primary servicing fee in respect of the Aviare Place Apartments Mortgage Loan, payable at a rate per annum equal to 0.0050%.

3.	If such rate would result in a Special Servicing Fee that would be less than $2,000 in any given month, then the Special Servicing Fee rate for such month for the related Specially Serviced Mortgage Loan or REO Mortgage Loan will be such higher rate as would result in a Special Servicing Fee equal to $2,000 for such month.

4.	The aggregate amount of any such Trust Advisor Consulting Fees with respect to any particular mortgage loan (or related A/B Whole Loan or Loan Pair, as applicable) may not exceed $10,000 in any calendar year.

5.	No trust advisor expenses (other than the trust advisor fee) will be allocated to reduce interest payable on the Class A-1, Class A-SB, Class A-3, Class A-4 or Class A-S Certificates.

6.	For additional information regarding Advances, see “Description of the Offered Certificates—Advances” in this free writing prospectus. For information regarding advances with respect to any Loan Pair or any Non-Serviced Loan Combination, see “Description of the Offered Certificates—Advances—Matters Relating to A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations” in this free writing prospectus.

7.	See “Description of the Offered Certificates—Matters Regarding the Certificate Administrator” and “—The Trustee” and “Servicing of the Mortgage Loans—General,” “—The Trust Advisor” and “—Certain Matters Regarding the Parties to the Pooling and Servicing Agreement” in this free writing prospectus.

8.	The Issuing Entity may incur additional expenses, including without limitation environmental remediation costs and costs incurred to operate REO Properties.

The Pooling and Servicing Agreement does not provide for any successor master servicer, special servicer (unless, in the case of the special servicer only, a successor cannot be found for existing compensation), trustee, certificate administrator, custodian or trust advisor, as the case may be, to receive compensation in excess of that permitted its predecessor. Any change to the compensation of the master servicer, the special servicer, the certificate administrator, the trust advisor, the trustee or the custodian would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

On each Distribution Date, except as described under “—Optional Termination” below, for so long as any Class of Offered Certificates remains outstanding, the certificate administrator will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds), if any for such date, for the following purposes and in the following order of priority:

•	first, to the Class A-1, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Distributable Certificate Interest for those Classes;

•	second, to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Principal Balance of those Classes, in the following priority:

(i) to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

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(ii) to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates is reduced to zero;

(iii) to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-3 Certificates is reduced to zero;

(iv) to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-4 Certificates is reduced to zero; and

(v) to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero;

•	third, to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class, and second, up to an amount equal to, and pro rata based upon, interest on unreimbursed Collateral Support Deficits previously allocated to each such Class at the Pass-Through Rate for such Class from the date the related Collateral Support Deficit was allocated to such Class;

•	fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Distributable Certificate Interest for such Class;

•	fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

•	sixth, to the Class A-S Certificates, first, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, and second, up to an amount equal to interest on unreimbursed Collateral Support Deficits previously allocated to such Class at the Pass-Through Rate for such Class from the date the related Collateral Support Deficit was allocated to such Class;

•	seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Distributable Certificate Interest for such Class;

•	eighth, to the Class B Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

•	ninth, to the Class B Certificates, first, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, and second, up to an amount equal to interest on unreimbursed Collateral Support Deficits previously allocated to such Class at the Pass-Through Rate for such Class from the date the related Collateral Support Deficit was allocated to such Class;

•	tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Distributable Certificate Interest for such Class;

•	eleventh, to the Class C Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

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•	twelfth, to the Class C Certificates, first, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, and second, up to an amount equal to interest on unreimbursed Collateral Support Deficits previously allocated to such Class at the Pass-Through Rate for such Class from the date the related Collateral Support Deficit was allocated to such Class;

•	thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Distributable Certificate Interest for such Class;

•	fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Balance is reduced to zero;

•	fifteenth, to the Class D Certificates, first, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, and second, up to an amount equal to interest on unreimbursed Collateral Support Deficits previously allocated to such Class at the Pass-Through Rate for such Class from the date the related Collateral Support Deficit was allocated to such Class; and

•	sixteenth, to make payments to the Holders of the Privately Offered Certificates (other than the Class X-E, Class X-FG, Class X-NR and Class V Certificates) as contemplated below.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the aggregate Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates) has been reduced to zero (that date, the “Cross Over Date”), or the aggregate Appraisal Reduction allocable to the mortgage loans included in the Mortgage Pool is greater than or equal to the aggregate Certificate Principal Balance of all Principal Balance Certificates (other than the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates), regardless of the allocation of principal payments described in priority second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Balances), among the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates.

On each Distribution Date, following the above-described distributions on the Offered Certificates, the certificate administrator will apply the remaining portion, if any, of the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds) for such date to make payments to the Holders of each of the respective other Classes of Subordinate Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses first, second and third below, in that order, to the Holders of the Class E Certificates, then payments under clauses first, second and third below, in that order, to the Holders of the Class F, Class G and Class H Certificates, in that order:

•	first, to pay interest to the Holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

•	second, if the aggregate Certificate Principal Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the Holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Principal Balance of such Class of Certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

•	third, to the Holders of the particular Class of Certificates, up to an amount equal to the aggregate of unreimbursed Collateral Support Deficit previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class from the date of the related Collateral Support Deficit was allocated to such Class.

Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the Holders of the Principal Balance Certificates and the Class X Certificates as contemplated above (or, with respect to the Principal Balance Certificates (other than the Control Eligible Certificates), as reimbursement for Trust Advisor Expenses and Excess Trust Advisor Expenses previously allocated to such Classes of Certificates), will be paid to

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the Holders of the Class R Certificates, and any amount of Excess Interest on deposit in the Excess Interest sub-account for the related Collection Period will be paid to the Holders of the Class V Certificates. Excess Interest will not be available to make distributions to any other Class of Certificates or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Cross Over Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate Principal Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Application of the Available Distribution Amount” above. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in APPENDIX VII to this free writing prospectus. These balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Principal Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on APPENDIX VII. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on APPENDIX VII. In general, once the Certificate Principal Balances of the Class A-1, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Principal Balance of the Class A-SB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in the Issuing Entity during the related Collection Period will be distributed by the certificate administrator on the Classes of Certificates as follows: to each Class of Principal Balance Certificates (other than the Control Eligible Certificates) then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to all such Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans in the Issuing Entity and collected during the related Collection Period remaining after those distributions described above (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the Holders of the Class X Certificates as follows:

(1)          first, to Holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date;

(2)          second, to Holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date;

(3)          third, to Holders of the Class X-D Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of

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principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date;

(4)          fourth, to Holders of the Class X-E Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date;

(5)          fifth, to Holders of the Class X-FG Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Principal Balances comprise the Notional Amount of such Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable Distribution Date; and

(6)          sixth, to the Holders of the Class X-NR Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the Holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-FG Certificates.

“Prepayment Premium” means, with respect to any mortgage loan, Serviced B Note or Serviced Companion Loan for any Distribution Date, prepayment premiums and charges, if any, calculated solely as a fixed percentage of the amount prepaid and received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced B Note or Serviced Companion Loan.

“Yield Maintenance Charge” means, with respect to any mortgage loan, Serviced B Note or Serviced Companion Loan for any Distribution Date, yield maintenance premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced B Note or Serviced Companion Loan. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in APPENDIX I to this free writing prospectus.

The “Base Interest Fraction” with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Principal Balance Certificates (other than the Control Eligible Certificates) is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates, as applicable, and (ii) the applicable Discount Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, further, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on the subject Class, then the Base Interest Fraction will be equal to 1.0.

“Principal Prepayments” means any voluntary or involuntary payment or collection of principal on a mortgage loan, Serviced B Note or Serviced Companion Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the mortgage loan, Serviced B Note or Serviced Companion Loan in advance of its scheduled Due Date.

The “Discount Rate” means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges (i) if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and (ii) if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the related mortgage loan, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

“Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates under the heading “U.S. government securities/Treasury constant

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maturities” for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the certificate administrator will select a comparable publication to determine the Treasury Rate.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to Holders of the Control Eligible Certificates or the Class V or Class R Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to Holders of a Class of Certificates may not be sufficient to compensate those Holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

Notwithstanding that any mortgaged property may be acquired by the Issuing Entity or its nominee through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan and any related Serviced B Note or Serviced Companion Loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Collateral Support Deficit to the Certificates, as well as the amount of Master Servicing Fees, Trust Advisor Fees, Certificate Administrator Fees (which includes the Trustee Fee and the Custodian Fee), Special Servicing Fees and CREFC® License Fees payable under the Pooling and Servicing Agreement. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be “applied” by the master servicer as principal, interest and other amounts “due” on such mortgage loan (or related Serviced B Note or Serviced Companion Loan). Subject to the recoverability determination described under “—Advances” below and the effect of any Appraisal Reductions described under “—Appraisal Reductions” below, the master servicer will be required to make P&I Advances in respect of such mortgage loan and in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

“REO Property” means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise. The term “REO Property” also includes any mortgaged property acquired under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement (however, the special servicer will not have any obligations with respect to any such REO Property).

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any mortgage loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (exclusive, if applicable, in the case of an A/B Whole Loan or Loan Pair, of any amounts payable to the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement), absent express provisions in the loan documents or related Intercreditor Agreement, or if and to the extent that such terms authorize the mortgagee to use its discretion, and in any event after an event of default under the related mortgage loan (to the extent not cured or waived), will be allocated for purposes of collecting amounts due under the mortgage loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First,	as a recovery of any unreimbursed Advances with respect to such mortgage loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such mortgage loan;

Second,	as a recovery of Nonrecoverable Advances with respect to such mortgage loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other mortgage loans;

Third,	to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related mortgage loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full monthly payment from the related borrower, through the related Due Date), over

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(B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth,	to the extent not previously allocated pursuant to clause First, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if such mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth,	as a recovery of accrued and unpaid interest on such mortgage loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth,	as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such mortgage loan;

Seventh,	as a recovery of any other reserves to the extent then required to be held in escrow with respect to such mortgage loan;

Eighth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such mortgage loan;

Ninth,	as a recovery of any default interest or late fees then due and owing under such mortgage loan;

Tenth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such mortgage loan;

Eleventh,	as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal, and, if applicable, accrued and unpaid Excess Interest (if both consent fees and Trust Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Trust Advisor Consulting Fees);

Twelfth,	as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a mortgaged property if, immediately following such release, the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the mortgage loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO property and, if applicable, in the case of an A/B Whole Loan or Loan Pair, exclusive of any amounts payable to the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) will be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan in the following order of priority:

First,	as a recovery of any unreimbursed Advances with respect to such REO Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such REO Mortgage Loan;

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Second,	as a recovery of Nonrecoverable Advances with respect to such REO Mortgage Loan and any interest thereon to the extent previously reimbursed or paid, as the case may be, from collections with respect to other REO Mortgage Loans;

Third,	to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (A) accrued and unpaid interest on such mortgage loan at the related Mortgage Rate to, but not including, the Due Date in the Collection Period in which such collections were received, over (B) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred in connection with Appraisal Reductions (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below and clause Fifth of the preceding paragraph on earlier dates);

Fourth,	to the extent not previously allocated pursuant to clause First, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth,	as a recovery of accrued and unpaid interest on such REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such mortgage loan that have theretofore occurred in connection with related Appraisal Reductions (to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause Fifth and clause Fifth of the preceding paragraph on earlier dates);

Sixth,	as a recovery of any Prepayment Premiums and/or Yield Maintenance Charges then due and owing under such REO Mortgage Loan;

Seventh,	as a recovery of any default interest or late fees then due and owing under such REO Mortgage Loan;

Eighth,	as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such REO Mortgage Loan;

Ninth,	as a recovery of any other amounts then due and owing under such REO Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Trust Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Trust Advisor Consulting Fees); and

Tenth,	in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Subordination; Allocation of Collateral Support Deficit

As and to the extent described in this free writing prospectus, the rights of Holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of Holders of the Senior Certificates, to the rights of the Holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation (see “—Distributions—Application of the Available Distribution Amount” above and the Collateral Support Deficit allocation priority described below). This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Principal Balance of the Class A Senior Certificates.

Similarly, but to decreasing degrees and generally in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Subordinate Certificates (other than the Class H Certificates, which do not have the benefit of effective subordination) of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such Holders of principal equal to, in each case, the entire Certificate Principal Balance of such Class of Certificates. This

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subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under “—Distributions—Application of the Available Distribution Amount” and by the allocation of a Collateral Support Deficit as described below. No other form of credit support will be available for the benefit of the Holders of the Certificates.

Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the aggregate Certificate Principal Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Principal Balance Certificates. Thus, as principal is distributed to the Holders of the Class A Senior Certificates, the percentage interest in the Issuing Entity evidenced by the Class A Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Class A Senior Certificates by the Subordinate Certificates.

Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, all in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will generally provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates, with later alphabetical Class designations.

On each Distribution Date, immediately following the distributions made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (2) the aggregate Certificate Principal Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date and the allocation of any Excess Trust Advisor Expenses to reduce the Certificate Principal Balance of the Principal Balance Certificates that are not Control Eligible Certificates on that Distribution Date (any such deficit, a “Collateral Support Deficit”). For purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.

On each Distribution Date, the certificate administrator will be required to allocate any Collateral Support Deficit to the Classes of Principal Balance Certificates in the following order: to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in each case in respect of and until the remaining Certificate Principal Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Principal Balances of all Classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate any remaining portion of such Collateral Support Deficit to the Classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero. Trust Advisor Expenses will be allocated to the Principal Balance Certificates (other than the Control Eligible Certificates) as described under “—Distributions—Allocation of Trust Advisor Expenses” in this free writing prospectus.

On each Distribution Date, following allocation of any Collateral Support Deficit as described in the preceding paragraph, amounts on deposit in the Excess Liquidation Proceeds Reserve Account will be used: first, to reimburse the Principal Balance Certificates and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such Classes; and second, to reimburse the Principal Balance Certificates for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such Classes, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation.

Further, on each Distribution Date, following application of amounts on deposit in the Excess Liquidation Proceeds Reserve Account as described in the preceding paragraph, amounts on deposit in the TA Unused Fees Account will be used: first, to pay any current unreimbursed Trust Advisor Expenses payable to the trust advisor pursuant to the Pooling and Servicing Agreement; second, to reimburse each Class of Principal Balance Certificates to the extent of any Trust Advisor Expenses that were actually applied to reduce the Distributable Certificate Interest

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or Certificate Principal Balance of such Class of Certificates on any Distribution Date, which amounts will be allocated first as a recovery of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of the related Classes of Certificates and then as recoveries of interest to the Class B, Class C and Class D Certificates, in that order; third, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, unreimbursed Collateral Support Deficits previously allocated to such Classes, together with interest on such Collateral Support Deficits at the applicable Pass-Through Rate, in each case from the date of allocation), in each case from the date of allocation; and fourth, if such Distribution Date coincides with or follows the earlier of (x) the final Distribution Date and (y) the date that the aggregate Certificate Principal Balance of the Principal Balance Certificates, other than the Control Eligible Certificates, has been reduced to zero, to reimburse the Principal Balance Certificates and the Class X Certificates (in the same order of priority that the Available Distribution Amount would be applied for this purpose) for any, and to the extent of, Unpaid Interest due and owing to such Classes.

Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of Principal Distribution Amount) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a Collateral Support Deficit for such Distribution Date. Such Collateral Support Deficit will be applied in accordance with the loss allocation rules described in the third preceding paragraph to reduce the Certificate Principal Balances of the Principal Balance Certificates (without accompanying principal distributions) on the Distribution Date for that Collection Period.

Mortgage loan losses, Collateral Support Deficits and Trust Advisor Expenses will not be allocated to the Class V or Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the Classes of Class X Certificates will be reduced if the Certificate Principal Balances of the related Classes of Principal Balance Certificates are reduced by such loan losses, such Collateral Support Deficits or Excess Trust Advisor Expenses.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation” in this free writing prospectus, the payment of interest on Advances and certain servicing expenses and any other Additional Trust Fund Expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the Issuing Entity, including certain reimbursements to the certificate administrator as described under “Description of the Offered Certificates—Matters Regarding the Certificate Administrator,” “—The Trustee—Trustee Compensation” and “—The Custodian” in this free writing prospectus or any other party to the Pooling and Servicing Agreement, and certain federal, state and local taxes, and certain tax-related expenses, payable by the Issuing Entity as described under “Material Federal Income Tax Consequences—Taxes on a REMIC” in this free writing prospectus. Accordingly, the allocation of a Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Issuing Entity.

A Class of Certificates will be considered outstanding until its Certificate Principal Balance or Notional Amount is reduced to zero; provided that in any event the Class V Certificates will be considered outstanding so long as Holders of such Certificates are entitled to receive Excess Interest.

Notwithstanding the foregoing, amounts that might otherwise be distributable in respect of a more senior Class of Certificates may be used to reimburse Trust Advisor Expenses without an offsetting reduction to amounts payable to the Control Eligible Certificates as described below under “—Distributions—Allocation of Trust Advisor Expenses.” In addition, among the Principal Balance Certificates that are not Control Eligible Certificates, as a result of allocating Trust Advisor Expenses to reduce interest, a more senior Class of Certificates may suffer a permanent reduction of interest even though the Certificate Principal Balance(s) of the more subordinate Class or Classes of Certificates has not been reduced to zero.

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Any shortfall in the amount of the Distributable Certificate Interest paid with respect to any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor. “Unpaid Interest” means, on any Distribution Date with respect to any Class of Certificates, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date. Unpaid Interest for any Class of Principal Balance Certificates (other than the Control Eligible Certificates) will not include any reductions in the Distributable Certificate Interest resulting from allocations of Trust Advisor Expenses, except to the extent such reductions are reimbursed in accordance with the definition of Distributable Certificate Interest.

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Loan Pair will equal a pro rata share (based on the relative principal balance of such mortgage loan and the related Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Loan Pair. Realized losses with respect to any A/B Whole Loan are to be allocated first to the related Serviced B Note and then to the related mortgage loan, and expenses are to be paid first out of collections on, and other proceeds of, the related Serviced B Note and then out of collections on, and other proceeds of, the related mortgage loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

Realized losses and Additional Trust Fund Expenses with respect to any mortgage loan that is part of a Non-Serviced Loan Combination will equal a pro rata share (based on the relative principal balance of such mortgage loan and the related Non-Serviced Companion Loan, as applicable) of the amount of any loss calculated with respect to such Non-Serviced Loan Combination; provided, that with respect to the Charles River Plaza North Non-Serviced Loan Combination, any such realized losses and Additional Trust Fund Expenses will first be applied to the related B Note. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations.”

Allocation of Trust Advisor Expenses

On each Distribution Date, immediately prior to the distributions to be made to the Certificateholders on that date, the certificate administrator is required to allocate Trust Advisor Expenses to reduce the Distributable Certificate Interest for such Distribution Date first for the Class D, Class C and Class B Certificates, in that order, in each case, until the Distributable Certificate Interest of such Class for such Distribution Date has been reduced to zero. Trust Advisor Expenses will not be allocated to reduce interest distributable to the Class A Senior Certificates, the Class A-S, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, the Class V Certificates (with respect to Excess Interest) or the Control Eligible Certificates, which interest will be paid as if such Trust Advisor Expenses were not incurred.

To the extent that the amount of Trust Advisor Expenses with respect to a Distribution Date is greater than the aggregate amount of the Distributable Certificate Interest otherwise distributable to the Class B, Class C and Class D Certificates for such Distribution Date, the resulting Excess Trust Advisor Expenses will be allocated to reduce the Principal Distribution Amount otherwise allocable to the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date. The Excess Trust Advisor Expenses will reduce the Principal Distribution Amount for the Principal Balance Certificates that are not Control Eligible Certificates for such Distribution Date and, to the extent of such reduction, will be allocated to reduce the Certificate Principal Balances of the following Classes of Certificates in the following order: to the Class D, Class C, Class B and Class A-S Certificates, in each case, until the remaining Certificate Principal Balance of such Class of Certificates has been reduced to zero. Following the reduction of the Certificate Principal Balances of the foregoing Classes of Principal Balance Certificates to zero, the certificate administrator will be required to allocate the remaining Excess Trust Advisor Expenses among the Classes of Class A Senior Certificates, pro rata (based upon their respective Certificate Principal Balances), until the remaining Certificate Principal Balances of the Class A Senior Certificates have been reduced to zero.

Any Trust Advisor Expenses (or Excess Trust Advisor Expenses) allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates. In the event that amounts distributable in respect of the Distributable Certificate Interest to the Class B, Class C and Class D Certificates or otherwise available as the indicated portion of the Principal Distribution Amount are insufficient to reimburse any related Trust Advisor Expenses on a Distribution Date, any unreimbursed Trust Advisor Expenses will remain unreimbursed until the next Distribution Date that such

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applicable amounts are available. In no event will any Trust Advisor Expenses or Excess Trust Advisor Expenses reduce or delay in any manner any principal or interest payable in respect of the Class V Certificates (with respect to Excess Interest) or the Control Eligible Certificates, and such Certificates will continue to be paid their respective principal and interest entitlements as if such Trust Advisor Expenses and/or Excess Trust Advisor Expenses had not been incurred.

To the extent amounts are actually received by the Issuing Entity as reimbursements of Trust Advisor Expenses (which Trust Advisor Expenses were actually applied to reduce the Distributable Certificate Interest or Principal Distribution Amount of the Principal Balance Certificates (other than the Control Eligible Certificates)), or amounts are on deposit in the TA Unused Fees Account at any time and are available to reimburse the holders of the Principal Balance Certificates (other than the Control Eligible Certificates) in accordance with “—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus, those amounts will be allocated first as recoveries of principal in the reverse order in which they were allocated to reduce the Certificate Principal Balances of such respective Classes of Principal Balance Certificates and then as recoveries of interest to the Class B, Class C and Class D Certificates, in that order.

In addition, if Trust Advisor Expenses are allocated to reduce the Distributable Certificate Interest with respect to the Class B or Class C Certificates for any Distribution Date, then that allocation may be reimbursed out of amounts otherwise payable as interest to a more subordinate Class of Certificates among the Class C and Class D Certificates on a subsequent Distribution Date by making corresponding adjustments to the Distributable Certificate Interest for the affected Classes for that subsequent Distribution Date.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

If the Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans, exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest, subject to certain limitations described in this free writing prospectus. See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

“Prepayment Interest Shortfall” means a shortfall in the collection of a full month’s interest for any Distribution Date and, with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, the date such payment was made occurred prior to the related Due Date in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Administrative Fee Rate) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

•	the aggregate amount of interest that would have accrued at the Net Mortgage Rate (net of the Master Servicing Fee, the Special Servicing Fee (if the related mortgage loan is a Specially Serviced Mortgage Loan), the Trust Advisor Fee, the Certificate Administrator Fee, the CREFC® License Fee and any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan)) on the Stated Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made; over

•	the aggregate interest that did so accrue through the date such payment was made (net of the fees described in the preceding bullet).

“Prepayment Interest Excess” means, in the case of a mortgage loan as to which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the related Due Date, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Certificate Administrator Fee, the Master Servicing Fee, the Trust Advisor Fee, the

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CREFC® License Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee (and net of any servicing fee, certificate administrator fee, trust advisor fee or trustee fee payable in connection with any Non-Serviced Mortgage Loan).

Prior to the allocation of any Trust Advisor Expenses to reduce the Distributable Certificate Interest payable with respect to any Class of the Class B, Class C or Class D Certificates on any Distribution Date, any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of interest-bearing Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest in respect of any Class of interest-bearing Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See “Servicing of the Mortgage Loans—The Master Servicer—Master Servicer Compensation” in this free writing prospectus.

On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans (other than Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

With respect to any Master Servicer Remittance Date, Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period or other amounts not distributable on the related Distribution Date are required to be held in the Collection Account (or a sub-account thereof) for remittance to the Distribution Account on the applicable successive Master Servicer Remittance Date or Dates. The master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments that are received by the master servicer during the period that begins two (2) Business Days immediately preceding the related Master Servicer Remittance Date and ends on such Master Servicer Remittance Date.

Optional Termination

The Holders of a majority of the most subordinate Class of REMIC Regular Certificates outstanding, the special servicer, the master servicer and the Holder of the majority interest in the Class R Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (in the case of any A/B Whole Loan or Loan Pair, subject to any purchase option rights of the holder of the related Serviced B Note or Serviced Companion Loan provided for in the related Intercreditor Agreement) and any other property remaining in the Issuing Entity on or after the date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the Initial Pool Balance. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than REO Mortgage Loans and any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate—or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser—to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Issuing Entity. The optional termination of the Issuing Entity must be conducted so as to constitute a “qualified liquidation” of the underlying REMICs under Section 860F of the Code.

Upon any such termination, the purchase price for the mortgage loans and the other property in the Issuing Entity will be applied to pay accrued and unpaid interest on and reduce the Certificate Principal Balance of all outstanding Classes to zero in the manner provided under “Description of the Offered Certificates—Distributions—Application of the Available Distribution Amount” in this free writing prospectus.

Any such termination will have an adverse effect on the yield of any outstanding Offered Certificates purchased at a premium. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

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In addition, if at any time (i) the aggregate Certificate Principal Balances or Notional Amounts, as applicable, of the Class A-1, Class A-SB, Class A-3, Class A-4, Class A-S, Class X-A, Class X-B, Class X-D, Class B, Class C and Class D Certificates have been reduced to zero and (ii) there is only one Holder (or a group of Holders acting in unanimity) of all the outstanding Certificates (excluding the Class V and Class R Certificates), such Certificateholder will have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for the mortgage loans and each REO Property remaining in the Issuing Entity if such Certificateholder or group of Certificateholders pays to the Master Servicer an amount equal to (i) the product of (a) the Advance Rate, (b) the aggregate Certificate Principal Balances of the then-outstanding Principal Balance Certificates as of the date of such exchange and (c) three, divided by (ii) 360.

Advances

P&I Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to Holders of the Class or Classes of Certificates entitled thereto, and are not credit support for the Certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the Business Day prior to each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan included in the Issuing Entity, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated. Notwithstanding the foregoing if an Appraisal Reduction has been applied with respect to any mortgage loan then the amount of any P&I Advance required to be advanced by the master servicer with respect to interest thereon (there will be no reduction in the principal portion, if any, of such P&I Advance) will be an amount equal to the product of:

•	the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

•	a fraction, the numerator of which is the Stated Principal Balance of such mortgage loan immediately prior to such Distribution Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a mortgage loan that is part of an A/B Whole Loan or Loan Pair, or that is a Non-Serviced Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such mortgage loan), and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to such Distribution Date.

In addition, the master servicer will not in any event be required to (i) advance Prepayment Premiums or Yield Maintenance Charges, Excess Interest, default interest or late fees, if any, or (ii) make any P&I Advances on any B Note, Non-Serviced Companion Loan or Serviced Companion Loan.

“P&I Advance” means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees), other than any Balloon Payment, advanced or to be advanced, as the context may require, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

With respect to any mortgage loan included in the Issuing Entity that is delinquent in respect of its Balloon Payment and any REO Mortgage Loan, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

The Assumed Scheduled Payment will be an amount deemed due in respect of:

•	any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

•	any mortgage loan as to which the related mortgaged property has become an REO Property.

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The “Assumed Scheduled Payment” deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the “Assumed Scheduled Payment” deemed due on each Due Date for so long as the REO Property remains part of the Issuing Entity, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

“Balloon Loans” means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid. ARD Loans are included in the definition of Balloon Loans.

“Balloon Payment” means, with respect to the Balloon Loans (and any related B Note or companion loan), the principal payments and scheduled interest due and payable on the relevant maturity dates.

The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement. Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The “Advance Rate” will be a rate equal to the “Prime Rate” as reported in The Wall Street Journal from time to time.

P&I Advances will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Collection Account and Distribution Account as described under “—Advances—Reimbursement of Advances” below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided, however, that any such P&I Advance will not accrue interest at all if the payment in respect of which such P&I Advance was made is received on or prior to the related Master Servicer Remittance Date. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Stated Principal Balance plus all overdue amounts on such mortgage loan.

The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is, subject to a recoverability determination, required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

Servicing Advances

In addition to P&I Advances, the master servicer will also be obligated, and the special servicer will have the option (on an emergency basis) (in each case, subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any mortgaged property or REO Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, and the trustee has notice of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

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Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, in order to pay, among other things, delinquent real estate taxes, assessments and hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower), and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related mortgaged property. With respect to REO Properties, Servicing Advances may be made by the master servicer, special servicer (on an emergency basis), or trustee, as applicable, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

•	insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

•	items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

•	any ground rents in respect of such REO Property; and

•	other costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital improvements and, to the extent necessary to comply with the REMIC provisions, capital expenditures).

The master servicer, special servicer and the trustee will each be entitled to interest on Servicing Advances made by it. This interest and any interest on other Advances will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement. Such interest will be payable from amounts set forth in the table under “Description of the Offered Certificates—Distributions—Fees and Expenses” above.

The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, Serviced B Note or Serviced Companion Loan or the administration of REO Property. Servicing Advances will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced B Note or Serviced Companion Loan) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Collection Account or Distribution Account as described under “—Advances—Reimbursement of Advances” below.

Notwithstanding the prior paragraph, if the special servicer makes an emergency Servicing Advance, the master servicer must reimburse the special servicer for such emergency Servicing Advance, upon which the master servicer will be deemed to have made the Servicing Advance. Notwithstanding the foregoing, the master servicer need not so reimburse an emergency Servicing Advance that it determines to be a Nonrecoverable Advance in which event such Servicing Advance, like other Nonrecoverable Advances, will be reimbursed to the special servicer from amounts on deposit in the Collection Account or Distribution Account. Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of the related mortgage loan (or, in the case of Servicing Advances made on any Loan Pair, out of collections on the related Loan Pair) or REO Property.

Notwithstanding the foregoing, the applicable Non-Serviced Mortgage Loan Master Servicer is (or, in the case of the 261 Fifth Avenue Mortgage Loan, following the 261 Fifth Avenue Companion Loan Securitization Date, is expected to be) obligated to make servicing advances with respect to any related Non-Serviced Mortgage Loan, on substantially the same terms and conditions as described above, pursuant to the related Non-Serviced Mortgage

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Loan Pooling and Servicing Agreement, and none of the master servicer, the trustee or special servicer will have any obligation or authority to make Servicing Advances with respect to any Non-Serviced Mortgage Loan.

Reimbursement of Advances

Any P&I Advance or Servicing Advance, in either case, with interest, that has been determined to be nonrecoverable from collections on the particular mortgage loan (or, in the case of Servicing Advances made on any Loan Pair, the particular Loan Pair) to which it relates (a “Nonrecoverable Advance”) will be reimbursable from the Collection Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of Nonrecoverable Advances will be made first from amounts in the Collection Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections).

If the funds in the Collection Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement of Nonrecoverable Advances, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a time as required to reimburse the excess portion from principal for a consecutive period of up to twelve (12) months (provided that any such deferral exceeding six (6) months will require, during any Subordinate Control Period and any Collective Consultation Period, the consent of the Controlling Class Representative), and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided, that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

If a P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and such mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout, but such amounts become an obligation of the borrower to be paid in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”), then such Workout-Delayed Reimbursement Amount, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Collection Account that represent principal on the mortgage loans (net of any principal used to reimburse any Nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related Distribution Date will be reduced and, in the case of reimbursement of Nonrecoverable Advances (or interest thereon), the resulting Collateral Support Deficit will be allocated (in accordance with the loss allocation rules described above under “—Distributions—Subordination; Allocation of Collateral Support Deficit”) to reduce the respective Certificate Principal Balances of the various Classes of the Principal Balance Certificates on that Distribution Date. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

Any provision in the Pooling and Servicing Agreement requiring that a Servicing Advance or P&I Advance be made by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Each Distribution Date Statement furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

To the extent set forth in the related intercreditor agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement, any Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee with respect to any Non-Serviced Mortgage Loan will be entitled to reimbursement for nonrecoverable servicing advances made with respect to such Non-Serviced Mortgage Loan (together with any accrued and unpaid interest thereon, as provided for under the Pooling and Servicing Agreement, including (if necessary) out of general collections on the mortgage loans.

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Nonrecoverable Advances

The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the trustee, master servicer or special servicer, as applicable, exercising good faith, and must be accompanied by an officer’s certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the 17g-5 Information Provider, the Trust Advisor (other than during a Subordinate Control Period), the certificate administrator and the depositor (and the holder of the related Serviced B Note or Serviced Companion Loan if the Servicing Advance relates to an A/B Whole Loan or Loan Pair) and setting forth the reasons for such determination, together with, in the case of the master servicer or the special servicer, copies of appraisals or internal valuations, if any, or other information that supports such determination. The trustee, master servicer or special servicer, as applicable, will not be required to make any advance that it determines in its good faith business judgment (in the case of the trustee) or in accordance with the Servicing Standard (in the case of the master servicer or special servicer) would be nonrecoverable. In addition, the master servicer and the trustee may not make any advance if the special servicer determines in accordance with the Servicing Standard that such advance, if made, would be nonrecoverable. The master servicer’s or special servicer’s determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability, and the master servicer will be entitled to rely conclusively on any determination by the special servicer of nonrecoverability, with respect to such Advance.

In making such recoverability determination, the master servicer, special servicer or trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the mortgagor under the terms of the related mortgage loan as it may have been modified and (ii) the related mortgaged properties in their “as is” or then-current conditions and occupancies as they actually are or may be modified by such party’s assumptions (consistent with the Servicing Standard in the case of the master servicer or the special servicer) regarding the possibility and effects of future adverse change with respect to such mortgaged properties and/or (b) to estimate and consider (consistent with the Servicing Standard in the case of the master servicer or the special servicer), among other things, future expenses and/or the timing of recoveries. In addition, any person, in considering whether any proposed P&I Advance or Servicing Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advances (including any interest thereon) or Workout-Delayed Reimbursement Amounts with respect to other mortgage loans, A/B Whole Loans or Loan Pairs where reimbursement is, at the time of such consideration, being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan, A/B Whole Loan or Loan Pair are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed Nonrecoverable Advance. In addition, the trustee, master servicer or special servicer may update or change its recoverability determinations at any time.

The Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and Non-Serviced Mortgage Loan Trustee under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be (or, in the case of the 261 Fifth Avenue Mortgage Loan, following the 261 Fifth Avenue Companion Loan Securitization Date, is expected to be) entitled to make similar determinations with respect to nonrecoverable advances pursuant to provisions substantially similar to those described above. With respect to P&I Advances on any Non-Serviced Mortgage Loan, the master servicer and the trustee will be entitled to conclusively rely on any nonrecoverability determination made by the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, in respect of the related Non-Serviced Companion Loan.

Matters Relating to A/B Whole Loans, Loan Pairs and Non-Serviced Loan Combinations

With respect to any mortgage loan that is part of an A/B Whole Loan, Loan Pair or Non-Serviced Loan Combination, each of the master servicer and the special servicer will be permitted to make its own determination that the master servicer has made a nonrecoverable P&I Advance thereon or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect thereto independently of any determination made by any servicer of a related companion loan. If the master servicer or special servicer determines that a

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proposed P&I Advance with respect to any such mortgage loan, if made, would be, or any outstanding P&I Advance with respect thereto previously made is, as applicable, a nonrecoverable advance, the master servicer or special servicer, as applicable, will be required to provide each servicer of any related B note or companion loan written notice of such determination, promptly and in any event within the time permitted by the related Intercreditor Agreement. If the master servicer, special servicer or trustee receives written notice from any such servicer that it has determined, with respect to the related B note or companion loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the master servicer, special servicer or the trustee; however, the master servicer, special servicer or trustee, as applicable, will be permitted to rely on such determination.

Any Servicing Advance (and interest thereon and certain costs and expenses) made by the master servicer, the special servicer or the trustee, as applicable, with respect to any A/B Whole Loan or Loan Pair will be reimbursable from recoveries or collections thereon pursuant to the terms of the related Intercreditor Agreement.

Appraisal Reductions

With respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, the special servicer is required to obtain a Member of the Appraisal Institute (“MAI”) appraisal if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is greater than $2,000,000, or at its option, if the Stated Principal Balance of the mortgage loan, A/B Whole Loan or Loan Pair is equal to or less than $2,000,000, the special servicer may either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. The special servicer is required to use reasonable efforts to obtain such MAI appraisal or perform such internal valuation, as applicable, within sixty (60) days following such Appraisal Event. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior nine (9) months.

Notwithstanding the foregoing, an updated appraisal will not be required with respect to any mortgage loan, A/B Whole Loan or Loan Pair, as applicable, and an Appraisal Reduction will not be required, so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of such mortgage loan, A/B Whole Loan or Loan Pair in full except to the extent that the special servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, A/B Whole Loan or Loan Pair is brought current under the then current terms of such mortgage loan, A/B Whole Loan or Loan Pair and remains current for three consecutive Scheduled Payments. No Appraisal Reduction will exist as to any mortgage loan, A/B Whole Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, A/B Whole Loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists (or under certain circumstances upon a recalculation of the Appraisal Reduction based on an appraisal presented by a Requesting Holder, as described below in this “—Appraisal Reductions” section), with a corresponding adjustment to the amount of the related Appraisal Reduction.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, will be (or, with respect to the 261 Fifth Avenue Mortgage Loan, following the 261 Fifth Avenue Companion Loan Securitization Date, is expected to be) required to obtain an appraisal and calculate appraisal reductions in respect of such Non-Serviced Mortgage Loan pursuant to provisions in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement substantially similar to the provisions described above. Any such appraisal reduction will be applied to such Non-Serviced Mortgage Loan to the extent notice thereof has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer. Receipt by the master servicer of a distribution date statement from the related Non-Serviced Mortgage Loan Master Servicer will constitute notice of such appraisal reduction if such appraisal reduction information is contained therein.

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If the master servicer receives notice of a related Appraisal Reduction, the existence of an Appraisal Reduction will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See “—Advances—P&I Advances” above. If the master servicer or the trustee, as applicable, does not receive notice of an Appraisal Reduction, it will have no obligation to proportionately reduce the amount of any P&I Advance required to be made by the master servicer or the trustee, except to the extent an Appraisal Reduction is applied as described in the last sentence of the definition of “Appraisal Reduction.” The master servicer will be required to deliver to the special servicer notice of the occurrence of an Appraisal Event promptly following its knowledge of the occurrence thereof, and the special servicer will be required to deliver to the master servicer notice of the occurrence of an Appraisal Event promptly following its knowledge of the occurrence thereof. With respect to any Loan Pair, the master servicer will be required to deliver to any related master servicer, special servicer and trustee in respect of any securitization of the related Serviced Companion Loan (i) notice of the occurrence of any Appraisal Event in respect of such Loan Pair promptly following its knowledge, or receipt of notice from the special servicer, of the occurrence thereof and (ii) a statement of any Appraisal Reduction in respect of such Loan Pair promptly following its receipt from the special servicer of the calculation or recalculation thereof.

An “Appraisal Event” means not later than the earliest of the following:

•	the date on which a modification of the mortgage loan, A/B Whole Loan or Loan Pair becomes effective following the occurrence of a Servicing Transfer Event that, among other things, materially affects the amount or timing of any payment of principal or interest on such mortgage loan, A/B Whole Loan or Loan Pair or materially affects any other Money Term (other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment), or changes any other material economic term of the mortgage loan, A/B Whole Loan or Loan Pair, or impairs the security of such mortgage loan, A/B Whole Loan or Loan Pair;

•	that date on which the mortgage loan, A/B Whole Loan or Loan Pair is sixty (60) days or more delinquent in respect of any scheduled monthly debt service payment (other than a Balloon Payment);

•	solely in the case of a delinquent Balloon Payment, (i) the date occurring sixty (60) days beyond the date on which that Balloon Payment was due (except as described in clause (ii)) or (ii) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date sixty (60) days after maturity, the date occurring one hundred twenty (120) days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur);

•	that date on which the related mortgaged property became an REO Property;

•	the day on which the special servicer receives notice that a receiver or similar official has been appointed (and continues in that capacity) in respect of the related mortgaged property;

•	the date the related borrower becomes subject to (i) a voluntary bankruptcy, insolvency or similar proceeding, or (ii) an involuntary bankruptcy, insolvency or similar proceeding that remains undismissed for sixty (60) days; and

•	the date on which the mortgage loan, A/B Whole Loan or Loan Pair remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan, an “Appraisal Event” will occur upon receipt of notice from the related Non-Serviced Mortgage Loan Master Servicer of an “Appraisal Event” pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

An “Appraisal Reduction” will equal, for any mortgage loan, A/B Whole Loan or Loan Pair, including a mortgage loan, A/B Whole Loan or Loan Pair as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

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•	the sum of:

•	the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain payment guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, A/B Whole Loan or Loan Pair;

•	to the extent not previously advanced by the master servicer or the trustee or the master servicer or trustee in respect of any related Serviced Companion Loan, all accrued and unpaid interest on the mortgage loan, A/B Whole Loan or Loan Pair at a per annum rate equal to the applicable mortgage rate;

•	all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, A/B Whole Loan or Loan Pair (including any similar amounts made in respect of a Serviced Companion Loan by the master servicer or trustee, as applicable, under the related pooling and servicing agreement) on or before the date such mortgage loan, A/B Whole Loan or Loan Pair became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the Issuing Entity out of principal collections but not by the related borrower; and

•	to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

•	over

•	90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by the applicable appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, A/B Whole Loan or Loan Pair (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate);

provided, that if a mortgage loan, A/B Whole Loan or Loan Pair is secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan), and one or more of the related mortgaged properties has been defeased, the Stated Principal Balance of such mortgage loan, A/B Whole Loan or Loan Pair will not include the portion of the principal balance of such mortgage loan, A/B Whole Loan or Loan Pair that has been defeased, and any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or the REO Property that secures the related mortgage loan, A/B Whole Loan or Loan Pair; provided, further, that any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan will be (x) calculated by the related Non-Serviced Mortgage Loan Master Servicer or the Non-Serviced Mortgage Loan Special Servicer, as applicable, under and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement based upon the allocation of items similar to those set forth in the bullet points above with respect to the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan collectively as if they were a Loan Pair and (y) applied to any Non-Serviced Mortgage Loan to the extent notice of such Appraisal Reduction has been delivered to the master servicer by the related Non-Serviced Mortgage Loan Master Servicer. Once calculated, notice of the Appraisal Reduction amount will be required to be delivered to any other master servicer, special servicer or trustee with respect to any Serviced Companion Loan. Notwithstanding the foregoing, (1) if an appraisal is required to be obtained in accordance with the Pooling and Servicing Agreement but is not obtained within one hundred twenty (120) days following the events described in the applicable clause of the definition “Appraisal Event” (without regard to the time periods stated therein), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction will equal 25% of the Stated Principal Balance of the related mortgage loan, A/B Whole Loan or Loan Pair; provided that, upon receipt of an appraisal, the Appraisal Reduction for such mortgage loan, A/B Whole Loan or Loan Pair must be recalculated in accordance with this definition without regard to this sentence and (2) with respect to any Non-Serviced Mortgage Loan, if the related Non-Serviced Mortgage Loan Master Servicer has not delivered notice of an Appraisal

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Reduction within one hundred twenty (120) days following its notification of an Appraisal Event, then, until such notice is received and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction will equal 25% of the Stated Principal Balance of such Non-Serviced Mortgage Loan; provided that, upon receipt of such notice, the Appraisal Reduction will be the amount determined by such Non-Serviced Mortgage Loan Master Servicer.

An “Escrow Account” is one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

“Money Term” means, with respect to any mortgage loan, Serviced B Note or Serviced Companion Loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of such mortgage loan, Serviced B Note or Serviced Companion Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

In the case of any A/B Whole Loan, any Appraisal Reduction will be calculated in respect of such A/B Whole Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related Serviced B Note(s) and then allocated to the related mortgage loan. In the case of a mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination (other than the Charles River Plaza North Non-Serviced Loan Combination), any Appraisal Reduction will be (or, in the case of the 261 Fifth Avenue Mortgage Loan, following the 261 Fifth Avenue Companion Loan Securitization Date, is expected to be) calculated in respect of such mortgage loan and the related companion loan and then allocated pro rata between such mortgage loan and the related companion loan according to their respective principal balances. With respect to the Charles River Plaza North Street Non-Serviced Loan Combination, any Appraisal Reduction will be calculated in respect of such Non-Serviced Loan Combination by the Non-Serviced Mortgage Loan Master Servicer or the Non-Serviced Mortgage Loan Special Servicer, as applicable, under and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and allocated first, to the related B Note, and then to the related mortgage loan and Non-Serviced Companion Loan, pro rata according to their respective principal balances.

As a result of calculating one or more Appraisal Reductions (and, in the case of any A/B Whole Loan or Loan Pair, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the potential Available Distribution Amount.

With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair as to which an Appraisal Reduction has occurred (unless the related mortgage loan is a Rehabilitated Mortgage Loan, and with respect to which no other Appraisal Event has occurred with respect to that mortgage loan during the preceding three months), the special servicer is required, within thirty (30) days of each annual anniversary of the related Appraisal Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the special servicer is required to redetermine and report to the master servicer, the trustee, the certificate administrator, the trust advisor and, during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan, A/B Whole Loan or Loan Pair. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan, A/B Whole Loan or Loan Pair that is the subject of an Appraisal Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related mortgaged property within the nine (9)-month period prior to the occurrence of the Appraisal Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, A/B Whole Loan or Loan Pair, as applicable, provided that the special servicer is not aware of any material change to the mortgaged property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan, A/B Whole Loan or Loan Pair previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect and the allocation of voting rights for certain purposes, Appraisal Reductions (with respect to an A/B Whole Loan or Loan Pair, to the extent allocated

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to the mortgage loan held by the Issuing Entity) will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the related Certificate Principal Balance until the related Certificate Principal Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related mortgaged property will be determined on an “as-is” basis. Notwithstanding the foregoing, deemed Appraisal Reductions equal to 25% of the Stated Principal Balance of the related mortgage loan, A/B Whole Loan or Loan Pair that are calculated pursuant to the last sentence of the definition of “Appraisal Reduction” because the required appraisal is not obtained within the required time period will not be allocated to any Class of Principal Balance Certificates for purposes of determining the identity of the Controlling Class, whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect or the allocation of voting rights for certain purposes.

Any Class of Control Eligible Certificates, the Certificate Principal Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class) has been reduced to less than 25% of its Initial Certificate Principal Balance, is referred to as an “Appraised-Out Class.” The Holders of the majority (by Certificate Principal Balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal of any mortgage loan (other than any Non-Serviced Mortgage Loan) for which an Appraisal Event has occurred (such Holders, the “Requesting Holders”) prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted, and if so warranted, must recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class (together with any other Classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan.

In addition, if subsequent to a Class of Control Eligible Certificates becoming an Appraised-Out Class there is a material change with respect to the mortgaged property related to the Appraisal Reduction that caused such Class to become an Appraised-Out Class, the Requesting Holders will have the right (except in the case of any Non-Serviced Mortgage Loan), at their sole expense, to present to the special servicer an additional appraisal prepared by an MAI appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard. Subject to the special servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related mortgaged property and such change was material, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted must recalculate such Appraisal Reduction based upon such additional appraisal. If required by any such recalculation, any applicable Appraised-Out Class (together with any other Classes of Control Eligible Certificates affected by such Appraisal Reduction) will have the related Certificate Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. With respect to each Class of Control Eligible Certificates, the right to present the special servicer with additional MAI appraisals as provided above at the sole cost and expense of the applicable Requesting Holders upon the occurrence of any material event that the special servicer confirms is a material event will be limited to no more frequently than once in any twelve (12)-month period.

Appraisals that are permitted to be presented by any Appraised-Out Class will be in addition to any appraisals that the special servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of such material change or that the special servicer is otherwise required or permitted to order under the Pooling and Servicing Agreement without regard to any appraisal requests made by any Requesting Holder.

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Any Appraised-Out Class may not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class; and the rights of the Controlling Class will be exercised by the next most senior Class of Control Eligible Certificates that is not an Appraised-Out Class, if any.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

Based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available (i) to the general public electronically, (ii) upon written request from any Certificateholder or Certificate Owner, by first Class mail to the requesting party and (iii) to the parties to the Pooling and Servicing Agreement, the underwriters and any other designee of the depositor, a report (a “Distribution Date Statement,” a form of which is attached as APPENDIX IV to this free writing prospectus) setting forth, among other things the following information:

1.	the amount of the distribution on the Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Certificate Principal Balance of such Class of Certificates;

2.	the amount of the distribution on the Distribution Date to the Holders of each Class of interest-bearing Certificates allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the Distribution Date;

4.	the aggregate amount of compensation paid to the certificate administrator, the trust advisor, the trustee and the custodian and servicing compensation paid to the master servicer and the special servicer in respect of the related Distribution Date;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the Distribution Date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Collection Period;

7.	the number and aggregate principal balance of mortgage loans (i) (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property and (ii) the information described in Item 1100(b)(5) of Regulation AB to the extent material;

8.	the value of any REO Property included in the Issuing Entity as of the end of the related Collection Period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the Distribution Date;

10.	the amount of the distribution on the Distribution Date to the Holders of any Class of interest-bearing Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates for such Distribution Date, whether or not paid;

12.	the Pass-Through Rate in effect for each Class of interest-bearing Certificates for the Interest Accrual Period related to the current Distribution Date;

13.	the Principal Distribution Amount for the Distribution Date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

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14.	the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of Collateral Support Deficit and Excess Trust Advisor Expenses;

15.	the amount of any Appraisal Reductions in effect as of the Distribution Date on a loan-by-loan basis and the aggregate amount of Appraisal Reductions as of the Distribution Date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates and, in the case of the Class B, Class C and Class D Certificates, any unreimbursed interest shortfalls for such Class of Certificates resulting from the allocation of Trust Advisor Expenses, as of the close of business on the Distribution Date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a Principal Prepayment during the related Collection Period and the amount of Principal Prepayment occurring;

19.	the amount of the distribution on the Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of Collateral Support Deficit and Trust Advisor Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.	with respect to any mortgage loan as to which the special servicer determined that all payments or recoveries with respect to the mortgage loan have been ultimately recovered during the related Collection Period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the liquidation;

22.	with respect to any REO Property included in the Issuing Entity as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on P&I Advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior Distribution Date;

24.	the aggregate amount of interest on Servicing Advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior Distribution Date;

25.	a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

26.	a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan during the related Collection Period;

27.	a loan-by-loan listing of any mortgage loan that was the subject of a Material Breach of a representation or warranty given with respect to any such mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

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28.	the respective amounts of the distributions on the Distribution Date to the Holders of the Class V and Class R Certificates;

29.	the Distribution Date, Record Date, Interest Accrual Period and Determination Date for the related Distribution Date;

30.	an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period;

31.	the amount of any CREFC® License Fee payable on such Distribution Date; and

32.	such other information and in such form as may be specified in the Pooling and Servicing Agreement.

Each Distribution Date Statement will be substantially in the form of APPENDIX IV to this free writing prospectus.

If and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, the Distribution Date Statement will not be permitted to include references to the Rating Agencies or any ratings ascribed by any Rating Agency to any Class of Certificates; provided, that the form of Distribution Date Statement posted on the certificate administrator’s website may include such information.

Certificateholders, Certificate Owners, prospective purchasers of Certificates and any holder of a Serviced B Note or Serviced Companion Loan who have provided the certificate administrator with an Investor Certification may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Risks Related to the Offered Certificates—Book-Entry Registration” in this free writing prospectus.

Information Available Electronically

The certificate administrator will be required to make available to any Privileged Person (provided that the prospectus supplement that relates to the Offered Certificates, the Pooling and Servicing Agreement, the Distribution Date Statements and the SEC filings referred to in clause (B) below will be made available to the general public) the following items via the certificate administrator’s website (provided that with respect to items not prepared by the certificate administrator, the certificate administrator will be required to make such items available only to the extent it has received such items):

(A)	the following “deal documents”:

•	the prospectus supplement that relates to the Offered Certificates and the Private Placement Memorandum;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file;

(B) the following “filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Issuing Entity through the EDGAR system;

(C) the following “periodic reports”:

•	the Distribution Date Statements;

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•	the CREFC® Reports prepared by, or delivered to, the certificate administrator (other than the CREFC® loan setup file referred to above); and

•	the annual report prepared by the trust advisor;

(D) the following “additional documents”:

•	summaries of Final Asset Status Reports;

•	inspection reports; and

•	appraisals;

(E) the following “special notices”:

•	notice of any waiver, modification or amendment of any term of any mortgage loan;

•	notice of final payment on the Certificates;

•	notice of termination of the master servicer or the special servicer;

•	notice of a servicer termination event with respect to the master servicer or the special servicer;

•	notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment of a successor to such party, to the extent such notice is prepared or received by the certificate administrator;

•	officer’s certificates supporting the determination that any advance was (or, if made, would be) a Nonrecoverable Advance;

•	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

•	any Assessments of Compliance;

•	any Attestation Reports;

•	any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s Appraisal Reduction and net present value calculations as described under “Servicing of the Mortgage Loans—The Trust Advisor—Consultation Duties of the Trust Advisor;”

•	any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the holders of Certificates evidencing the requisite percentage of Voting Rights to terminate the special servicer in response to such recommendation;

•	notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the special servicer or notice of any request by the Holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the trust advisor; and

•	any notice of the commencement or cessation of a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period;

(F) the “Investor Q&A Forum;” and

(G) solely to Certificateholders and Certificate Owners, the “Investor Registry.”

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Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each such party, as applicable, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Trust Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new investor certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) with respect to such related Excluded Controlling Class Mortgage Loan (other than such information related to such Excluded Controlling Class Mortgage Loan(s) that is aggregated with information of other Mortgage Loans at a pool level). Although the Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new investor certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person is required to certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the certificate registrar and their respective agents will not have any responsibility or liability as a result of such Excluded Controlling Class Holder obtaining access or otherwise reviewing such Excluded Information.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan(s) and/or the related mortgaged properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports or summaries thereof, or any appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer), recoverability officer’s certificates, the Trust Advisor annual reports, any determination of the Special Servicer’s net present value calculation, any appraisal reduction amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information related to such Excluded Controlling Class Mortgage Loan(s) that is aggregated with information of other Mortgage Loans at a pool level). For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Mortgage Loan) will not be considered “Excluded Information”.

“Privileged Person” means the depositor, the underwriters, the initial purchasers, any mortgage loan seller, the master servicer, the special servicer, the excluded special servicer (if any), the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as the case may be), the trustee, the certificate administrator, the custodian, the trust advisor, a designee of the depositor, any person who provides the certificate administrator with an Investor Certification, and any Rating Agency or other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSRO”), that provides the certificate administrator with a certification in the form attached to the Pooling and Servicing Agreement, which Investor Certification or rating agency certification may be submitted electronically via the certificate administrator’s website; provided that in no event will a borrower, a manager of a mortgaged property, an affiliate of a borrower, an affiliate of a manager of a mortgaged property or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee or advisor of, or any investor in, any of the foregoing be considered a Privileged Person; provided, further, that any Excluded Controlling Class Holder solely with respect to the related Excluded Controlling Class Mortgage Loan will not be considered a Privileged Person. The holder of any Serviced Companion Loan, B Note or Non-Serviced Companion Loan (in each case, including any trustee, master servicer, special servicer, controlling class representative, certificate administrator or custodian with respect to any securitization thereof) will also be a Privileged Person to the extent such holder provides the certificate administrator a certification in the form attached to the Pooling and Servicing Agreement.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any mortgage loans or Serviced Companion Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website, where Certificateholders, Certificate Owners and prospective purchasers of Certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans (or A/B Whole Loans or Loan Pairs) or the mortgaged properties, submit inquiries to the trust advisor relating to any trust advisor annual reports or actions by the special servicer referenced in any such report, and view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that the inquiry is beyond the scope described above or that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the trust advisor, the master servicer or the special servicer, as applicable, or is otherwise not advisable. The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Controlling Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters, and no other party will have any responsibility or liability for the content of any such information. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum that was based, in whole or in part, on information received from third parties.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents, principals, partners, members, joint venturers, limited partners, employees, representatives, directors, trustees, advisors or investors) via the certificate administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s website will initially be located at http://www.usbank.com/abs. Access to information that is not otherwise made available by the certificate administrator to the general public on the certificate administrator’s website will be provided by the certificate administrator to any investor or prospective investor (other than a borrower, a manager, an affiliate of a borrower or manager or any of their respective agents, principals, partners, members, joint venturers, limited partners, employees, representatives, directors, trustees, advisors or investors) upon receipt by the certificate administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer which may include, for example, that the certificate administrator will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for them. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling its customer service desk at (866) 252-4360.

“Investor Certification” means a certificate (which may be in electronic form) representing that the person executing the certificate (1) is a Certificateholder, a Certificate Owner or a prospective purchaser that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement in respect of the Offered Certificates and the prospectus attached to this free writing prospectus, or a holder of a Serviced B Note or Serviced Companion Loan and (2)(i) is not a borrower, a manager, an affiliate of a borrower or manager or an agent, principal, partner,

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member, joint venturer, limited partner, employee, representative, director, trustee or advisor of, or any investor in, any of the foregoing, or, (ii) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (2) such person is a Borrower Party, in which case (A) if such person is the Controlling Class Representative or a beneficial owner of a Controlling Class Certificate, such person will not have access to the related Excluded Information, or (B) if such person is not the Controlling Class Representative or a beneficial owner of a Controlling Class Certificate, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator. The certificate administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“CREFC®” means the CRE Finance Council®.

“CREFC® Reports” collectively refer to the following electronic files prepared using the applicable CREFC® model document template: (i) bond level file, (ii) collateral summary file, (iii) property file, (iv) loan periodic update file, (v) loan setup file, (vi) financial file, (vii) special servicer loan file, (viii) comparative financial status report, (ix) delinquent loan status report, (x) historical loan modification and corrected mortgage loan report, (xi) operating statement analysis report, (xii) NOI adjustment worksheet, (xiii) REO status report, (xiv) servicer watch list, (xv) loan level reserve – LOC report, (xvi) advance recovery report, (xvii) total loan report and (xviii) reconciliation of funds report.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “SEC”) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“17g-5 Information Provider” means the certificate administrator acting in its capacity as the 17g-5 Information Provider under the Pooling and Servicing Agreement.

Other Information

The Pooling and Servicing Agreement will obligate the trustee, the certificate administrator or the custodian, as applicable, to make available or cause to be made available at its respective offices, during normal business hours, upon reasonable advance written notice, for review by any Privileged Persons, originals or copies, in paper or electronic form, of various documents related to the assets of the Issuing Entity and the administration of the Issuing Entity. Those documents include (among other things) the mortgage files for the mortgage loans, notices of any waiver, modification or amendment of any term of a mortgage loan and each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above. The trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies. The certificate administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.

The certificate administrator will make available on its website all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the certificate administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Thomson Reuters, Trepp, LLC, Markit Group Limited, CMBS.com, Inc. and Intex Solutions, Inc.), subject to, and in accordance with, the terms of the Pooling and Servicing Agreement.

In connection with providing access to or copies of the items described above to Certificateholders, Certificate Owners and prospective purchasers of Certificates, the trustee, the master servicer, the special servicer, the certificate administrator, the trust advisor or the custodian, as the case may be, may be required to obtain an Investor Certification executed by the requesting person or entity.

The Issuing Entity will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Offered Certificates, to the extent, and for such time, as it is

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required to do so under the Exchange Act. Such reports will be filed under the name “Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7” and as part of the registration statement on Form S-3 (File Number 333-201743). In addition, the depositor is subject to certain requirements with respect to making the findings and conclusions of third-party due diligence reports publicly available, which it will furnish to the SEC on Form ABS-15G in accordance with Rule 15Ga-2 under the Exchange Act. Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. local time. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1 800 SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that internet site is http://www.sec.gov.

Book-Entry Certificates

The master servicer, the special servicer, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar an Investor Certification will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

Example of Distributions

The following chart sets forth an example of distributions on the Offered Certificates assuming the Offered Certificates are issued in September 2015:

The close of business on:
September 1, 2015	(A)	Cut-off Date
September 30, 2015	(B)	Record Date for all Classes of Offered Certificates
September 2, 2015 - October 13, 2015	(C)	The Collection Period. The master servicer receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to October 13, 2015
October 13, 2015	(D)	Determination Date for mortgage loans
October 16, 2015	(E)	Master Servicer Remittance Date (one (1) Business Day prior to the Distribution Date)
October 19, 2015	(F)	Distribution Date

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

(A)	The outstanding principal balance of the mortgage loans will be equal to the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Issuing Entity.

(B)	Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last Business Day of the month preceding the related Distribution Date.

(C)	Any Scheduled Payments due and collected, and Principal Prepayments collected, after the Cut-off Date and on or prior to October 13, 2015 will be deposited into the Collection Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

(D)	Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

(E)	The master servicer will remit to the certificate administrator no later than the Business Day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be

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made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

(F)	The certificate administrator will make distributions to the Certificateholders on the fourth (4th) Business Day after the related Determination Date in each month.

Expected Final Distribution Date; Rated Final Distribution Date

The expected final Distribution Date for each Class of Offered Certificates presented on the cover of this free writing prospectus (with respect to each such Class, the “Expected Final Distribution Date”) is the date on which such Class is expected to be paid in full (or, in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates, the date on which the related Notional Amount is reduced to zero), assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

The “Rated Final Distribution Date” of each Class of rated Certificates is the Distribution Date in September 2048.

The ratings assigned by the Rating Agencies to each Class of Offered Certificates reflect an assessment of the likelihood that the Certificateholders of such Class will receive timely payments of interest (if any) and, if such Class of Offered Certificates has a Certificate Principal Balance, ultimate payment of principal on or before the Rated Final Distribution Date.

Amendments to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Certificateholders, to do the following:

•	to cure any ambiguity or to correct any error;

•	to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement in this free writing prospectus, in the attached prospectus, in the final prospectus supplement for the Offered Certificates or in the Private Placement Memorandum, or to correct or supplement any provision which may be inconsistent with any other provisions;

•	to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the Issuing Entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

•	to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

•	to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of Class R Certificates;

•	to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

•	to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel,

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(y) each Rating Agency will have been provided with a Rating Agency Communication with respect to such modification, and (z) during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative consents to such modification;

•	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the trust advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

•	to modify, alter, amend, add or to rescind any of the provisions contained in the Pooling and Servicing Agreement if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

•	to amend the provisions of the Pooling and Servicing Agreement described under “Servicing of the Mortgage Loans—Rating Agency Confirmations” or the definition of “Rating Agency Confirmation”;

•	if a TIA Applicability Determination is made, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement (and, if necessary, the Certificates) such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement (and, if necessary, the Certificates) to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); or

•	any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939 (the “TIA”) certain federal district courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See, for example, Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice. In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under 304(a)(2) of the TIA. However, on April 24, 2015, previous guidance regarding the TIA issued by the SEC staff as Division of Corporate Finance Interpretive Response 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If any of the other rulings by the federal district courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA. Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA. It is expected that the depositor, in consultation with the trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

If, subsequent to the date of this free writing prospectus, the depositor, upon consultation with the trustee, determines that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it (and, if necessary, the Offered Certificates) will be amended at the sole expense of the depositor and without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling

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and Servicing Agreement thus would be statutorily amended without any further action); provided, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements and heightened conflict of interest rules which may require, for example, that the trustee resign if the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or any grantor trust portion of the Issuing Entity). Prior to entering into any amendment without the consent of Certificateholders pursuant to this paragraph, the trustee may require an opinion of counsel.

The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Certificateholders of not less than 51% of the aggregate voting rights of all the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders or such Holders; provided that no such amendment may:

•	directly or indirectly reduce in any manner the amount of, or delay the timing of, the distributions required to be made on any Certificate without the consent of the Holder of such Certificate;

•	modify the provisions of the Pooling and Servicing Agreement relating to amendments thereof without the consent of 100% of the Certificateholders;

•	eliminate or reduce the master servicer’s or the trustee’s obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury regulations and rulings promulgated under the Code;

•	adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R Certificateholders) or adversely affect the status of the grantor trust without the consent of 100% of the Holders of the Class V Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement;

•	adversely affect the interests of any Class of Certificates without the consent of at least 66-2/3% of the aggregate voting rights of such Class of Certificates; or

•	adversely affect the voting rights of any Class of Certificates without the consent of all of the Holders of such Class of Certificates.

No amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of any underwriter, or of the holder of any Serviced B Note or Serviced Companion Loan, may be effected unless such underwriter or the holder of such Serviced B Note or Serviced Companion Loan, as the case may be, provides written consent to such amendment. In addition, no amendment to the Pooling and Servicing Agreement that increases the obligations or impairs the rights of any mortgage loan seller may be effected unless such mortgage loan seller provides written consent to such amendment.

Evidence as to Compliance

See “The Pooling and Servicing Agreements—Evidence as to Compliance” in the attached prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the trustee (if it has made any

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advance in the related preceding year), the certificate administrator, the custodian, the master servicer, the special servicer and each servicing function participant to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment. The (i) trustee, certificate administrator and custodian, (iii) the master servicer and (iv) the special servicer that will be required to provide, as applicable, an annual certification and an assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction initially are (i) U.S. Bank National Association, (ii) Midland Loan Services, a Division of PNC Bank, National Association and (iii) LNR Partners, LLC, respectively.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the portion of the aggregate Voting Rights allocated among the respective Classes of Certificateholders will be as follows: (a) 0% in the case of the Class V and Class R Certificates; (b) 1% in the aggregate in the case of the Class X Certificates, allocated to the respective Classes of Class X Certificates based on their respective Notional Amounts, and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Balances of all Classes of the Principal Balance Certificates; provided that, if the vote relates to the termination or replacement of the special servicer or the trust advisor, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates pursuant to clause (c) of this definition will be based on the aggregate Certificate Principal Balance of each Class of Principal Balance Certificates as notionally reduced by any Appraisal Reductions allocated to such Class. The Voting Rights of any Class of Certificates will be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests.

No Certificateholder, solely by virtue of its status as Certificateholder, will have any right by virtue or by availing of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement or the Certificates unless the Holders of Certificates evidencing greater than 50% of the aggregate Certificate Principal Balance of all Certificates then outstanding have made a written request to the trustee in compliance with the Pooling and Servicing Agreement to institute such action, suit or proceeding in its own name as trustee, and such trustee has neglected or refused to institute any such action, suit or proceeding.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered on the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing certain reports, statements or other information pursuant to the Pooling and Servicing Agreement, Certificate Owners or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification). Solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the depositor, the master servicer, the special servicer, any excluded special servicer, the trustee, the certificate administrator, the custodian, the trust advisor, a manager of a mortgaged property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. For purposes of obtaining the consent of Certificateholders to any action under the Pooling and Servicing Agreement including any action proposed to be taken by the special servicer with respect to a Specially Serviced Mortgage Loan or the Excluded Special Servicer with respect to the related Excluded Special Servicer Mortgage Loan, any Certificates that the applicable responsible officer has actual knowledge are beneficially owned by the Special Servicer or the Excluded Special Servicer, as applicable, or an affiliate thereof will be deemed not to be outstanding (provided that any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed to not be outstanding solely with respect to any related Excluded Controlling Class Mortgage Loan; and provided, further, that any Controlling Class Certificate owned by the special servicer or an affiliate thereof will be deemed to not be outstanding solely with respect to any related Excluded Special Servicer Mortgage Loan). Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by

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the depositor, the master servicer, the special servicer, the trustee, the trust advisor, the certificate administrator, the custodian or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the depositor, the master servicer, the special servicer, any excluded special servicer, the trustee, the trust advisor, the certificate administrator or the custodian or any of their affiliates. Also notwithstanding the foregoing, subject to any restrictions set forth in the definition of “Controlling Class Representative” under “Servicing of the Mortgage Loans—The Controlling Class Representative,” the restrictions above will not apply to the exercise of the rights of the master servicer, the special servicer or an affiliate of the master servicer or the special servicer, if any, as a member of the Controlling Class.

“Excluded Controlling Class Mortgage Loan” means any mortgage loan or Loan Pair with respect to which the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to such mortgage loan or Loan Pair.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Matters Regarding the Certificate Administrator

The certificate administrator is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A-” by Fitch, at least “A2” by Moody’s and, if rated by KBRA, a rating by KBRA equivalent to at least an “A2” rating by Moody’s and that has a short-term unsecured debt rating from Fitch of at least “F1”, from Moody’s of at least “P-1” and, if rated by KBRA, a rating by KBRA at least equivalent to either of the foregoing or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency and Morningstar and (iv) an entity that is not a Prohibited Party.

The certificate administrator will be entitled to a monthly fee (the “Certificate Administrator Fee”) for its services. That fee will accrue with respect to each and every mortgage loan. In each case, that fee will accrue at 0.0041% per annum (the “Certificate Administrator Fee Rate”), based on the unpaid principal balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis as the subject mortgage loan. The Certificate Administrator Fee Rate will include the trustee fee rate and the custodian fee rate. The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Issuing Entity. In addition, the trustee, the custodian and the certificate administrator will be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The certificate administrator and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the certificate administrator is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the certificate administrator and each of its directors, officers, employees, agents and

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controlling persons will be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The certificate administrator will not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of Certificate Administrator

The certificate administrator may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others. Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor certificate administrator. If no successor certificate administrator has been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning certificate administrator may petition any court of competent jurisdiction for the appointment of a successor certificate administrator.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause (as set forth in the Pooling and Servicing Agreement) remove the certificate administrator, upon thirty (30) days prior written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the certificate administrator ceases to be eligible to continue as certificate administrator under the Pooling and Servicing Agreement, or (ii) the certificate administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the certificate administrator or of its property is appointed, or any public officer takes charge or control of the certificate administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the certificate administrator or the Issuing Entity is located solely because of the location of the certificate administrator in such state; provided, that, if the certificate administrator agrees to indemnify the Issuing Entity for such taxes, it will not be removed pursuant to this clause (iii), or (iv) the continuation of the certificate administrator as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor will be required to remove the certificate administrator upon sixty (60) days prior written notice and appoint a successor certificate administrator. In the case of removal under clauses (i), (ii), (iii) or (iv) above, the certificate administrator will bear all such costs of transfer. If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the certificate administrator or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the certificate administrator will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the certificate administrator in accordance with the procedure described above.

Upon any succession of the certificate administrator, the predecessor certificate administrator will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

The Trustee

The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by

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federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A-” by Fitch, at least “A2” by Moody’s and, if rated by KBRA, a rating equivalent to either of the foregoing from KBRA, and that has a short-term unsecured debt rating from Moody’s of at least “P-1” and from Fitch of at least “F1” or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency and Morningstar and (iv) an entity that is not a Prohibited Party.

“Prohibited Party” means (i) an entity that is a proposed Servicing Function Participant that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, seeks to retain as a Servicing Function Participant and that the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, has actual knowledge (obtained by written notice or through actual experience) has failed to comply (after any applicable cure period) with its Exchange Act or Regulation AB compliance obligations with respect to the Issuing Entity on any prior date or any other securitization transaction or (ii) any entity identified in writing (delivered prior to the date of retention) by the depositor to the master servicer, the certificate administrator, the special servicer, the trustee, the custodian, the trust advisor or any primary servicer, as applicable, as an entity that the depositor has knowledge has failed on any prior date to comply (after any applicable cure period) with its Exchange Act or Regulation AB obligations with respect to the Issuing Entity or any other securitization transaction.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicer or the special servicer of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Master Servicer Termination Event has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer (solely in the case of Servicing Advances), that such Advance, if made, would be a Nonrecoverable Advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See “Description of the Offered Certificates—Advances” in this free writing prospectus.

Matters Regarding the Trustee

The trustee and its directors, officers, employees, agents and controlling persons will not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The trustee and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor or the depositor but only to the extent the trustee is unable to

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recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement and the trustee and each of its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The trustee will not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor and the master servicer, among others. Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee has been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The Pooling and Servicing Agreement provides that expenses relating to resignation of the trustee will be required to be paid by the trustee.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause (as set forth in the Pooling and Servicing Agreement) remove the trustee, upon thirty (30) days written notice to the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the trustee or the Issuing Entity is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Issuing Entity for such taxes, it will not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the trustee upon sixty (60) days prior written notice and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) or (iv) above, the trustee will bear all such costs of transfer. If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the trustee or any Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such failure to perform is not the result of another party’s failure to deliver required information), the trustee will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the trustee in accordance with the procedure described above.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

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Trustee Compensation

As compensation for the performance of its duties as trustee, the trustee will be paid the monthly trustee fee (the “Trustee Fee”). The Trustee Fee is to be paid from the Certificate Administrator Fee by the certificate administrator. In addition, the trustee will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the trustee in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

The Custodian

The custodian is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (iii) an institution whose long-term senior unsecured debt is at all times rated at least “A-” by Fitch, at least “A2” by Moody’s and, if rated by KBRA, a rating by KBRA equivalent to at least an “A2” rating by Moody’s and that has a short-term unsecured debt rating from Fitch of at least “F1,” from Moody’s of at least “P-1” and, if rated by KBRA, a rating equivalent to either of the foregoing from KBRA or, in the case of any Rating Agency with respect to either the long term or short term ratings specified herein, such lower rating or ratings as is the subject of a Rating Agency Confirmation from such Rating Agency and Morningstar and (iv) an entity that is not a Prohibited Party.

Duties of the Custodian

The custodian will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor, the master servicer, the special servicer, the trustee or the certificate administrator of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by any such party of funds paid in consideration of the assignment of the mortgage loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the custodian is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

Matters Regarding the Custodian

The custodian and its directors, officers, employees, agents and controlling persons will not have any liability to the Issuing Entity or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligent failure to act or their own negligence, willful misconduct or bad faith.

The custodian and each of its directors, officers, employees, agents and controlling persons is entitled to indemnification from the Issuing Entity for any and all claims, losses, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence, willful misconduct or bad faith on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the Certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer, the trust advisor, the certificate administrator, the trustee, or the depositor but only to the extent the custodian is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement, and the custodian and each of its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the Issuing Entity for any unanticipated loss, liability or expense

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incurred without negligence, bad faith or willful misconduct in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

The custodian will not be personally liable for any action reasonably taken, suffered or omitted by it in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. The custodian will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation and Removal of the Custodian

The custodian may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the trustee, and the master servicer, among others. Upon receiving the notice of resignation, the depositor is required promptly to appoint a successor custodian meeting the requirements set forth above. If no successor custodian has been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning custodian may petition any court of competent jurisdiction for the appointment of a successor custodian. The Pooling and Servicing Agreement provides that expenses relating to resignation of the custodian will be required to be paid by the custodian.

The Holders of Certificates representing a majority of the Voting Rights of the Certificates may for cause (as set forth in the Pooling and Servicing Agreement) remove the custodian, upon written notice to the custodian, the master servicer, the special servicer, us, the certificate administrator and the trustee.

If at any time (i) the custodian ceases to be eligible to continue as custodian under the Pooling and Servicing Agreement, or (ii) the custodian becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the custodian or of its property is appointed, or any public officer takes charge or control of the custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Issuing Entity or any REMIC by any state in which the custodian or the Issuing Entity is located solely because of the location of the custodian in such state; provided, that, if the custodian agrees to indemnify the Issuing Entity for such taxes, it will not be removed pursuant to this clause (iii), or (iv) the continuation of the custodian as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the depositor may remove the custodian and appoint a successor custodian meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) or (iv) above, the custodian will bear all such costs of transfer. If the Issuing Entity, or any securitization trust that holds a Serviced Companion Loan, is subject to the reporting requirements of the Exchange Act, and the custodian or Additional Servicer, sub-servicer or Servicing Function Participant engaged by it fails to perform (subject to any applicable grace periods set forth therein) any of its reporting obligations under the Pooling and Servicing Agreement (and such default is not the result of another party’s failure to deliver required information), the custodian will be required, if so requested by the depositor, to resign from its obligations within sixty (60) calendar days of such request and, if it fails to resign within such time period, the depositor will have the right to remove and replace the custodian in accordance with the procedure described above.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of appointment by the successor custodian meeting the eligibility requirements set forth above. Upon any succession of the custodian, the predecessor custodian will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred.

Custodian Compensation

As compensation for the performance of its duties as custodian, the custodian will be paid the monthly custodian fee (the “Custodian Fee”). The Custodian Fee is to be paid from the Certificate Administrator Fee by the certificate administrator. In addition, the custodian will be entitled to recover from the Issuing Entity all reasonable unanticipated out-of-pocket expenses and disbursements incurred or made by the custodian in connection with the exercise of its rights or duties under the Pooling and Servicing Agreement, but not including expenses incurred in

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the ordinary course of performing its duties as custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.

Certificateholder Communications

Special Notices

Upon the written request of any Certificateholder or Certificate Owner that has provided the certificate administrator with an executed Investor Certification, the certificate administrator will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register and Certificate Owners through DTC’s Participants in accordance with DTC procedures stating that the requesting Certificateholder or Certificate Owner, as the case may be, wishes to be contacted by other Certificateholders or Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder or Certificate Owner, as the case may be. The certificate administrator will be entitled to reimbursement from the requesting Certificateholder or Certificate Owner for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the mortgage loan sellers, the depositor, the trustee, the certificate administrator, the custodian, the trust advisor, the master servicer and the special servicer may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

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Yield, Prepayment and Maturity Considerations

General

The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

•	the Pass-Through Rate for such Certificate;

•	the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate or in reduction of amounts distributable thereon;

•	the rate, timing and severity of Collateral Support Deficits and Trust Advisor Expenses and the extent to which such items are allocable in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate;

•	the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

In addition, the effective yield to Holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such Holders until at least the fourth (4th) Business Day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

Pass-Through Rates

The Pass-Through Rates on one or more Classes of Offered Certificates may be based on, limited by, or equal to, the Weighted Average Net Mortgage Rate from time to time, which is calculated based upon the respective Net Mortgage Rates and Stated Principal Balances of the mortgage loans as described in this free writing prospectus. Accordingly, the yield on those Classes of Offered Certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any realized losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or realized losses than mortgage loans with relatively lower mortgage rates.

Rate and Timing of Principal Payments

The yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Offered Certificates (other than the Class X-A, Class X-B or Class X-D Certificates) until their aggregate Certificate

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Principal Balance is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in the reduction of the aggregate Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A, Class X-B or Class X-D Certificates) will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Collection Account of Nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller’s breach of representations and warranties or material defects in a mortgage loan’s documentation and other purchases of mortgage loans out of the Issuing Entity.

Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will permit the master servicer or the special servicer, as the case may be, to take action to enforce the Issuing Entity’s right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Offered Certificates (other than the Class X-A, Class X-B or Class X-D Certificates). Any early termination of the Issuing Entity as described in this free writing prospectus under “Description of the Offered Certificates—Optional Termination” will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Offered Certificates (other than the Class X-A, Class X-B or Class X-D Certificates), while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See “Servicing of the Mortgage Loans—Mortgage Loan Modifications” in this free writing prospectus.

The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will also depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Principal Balance or Notional Amount of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

With respect to the Class A-SB Certificates, the extent to which the Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-3 and Class A-4 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans if the Class A-1, Class A-3 and Class A-4 Certificates are not outstanding.

In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in a reduction of the Certificate Principal Balance or Notional Amount, as applicable, of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor’s yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Offered Certificates, any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to any Certificates as described in this free writing prospectus is intended to mitigate those risks; however, such allocation,

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if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in APPENDIX I to this free writing prospectus.

Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Yield on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balances of the Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, the yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balance of the Class A-S Certificates, the yield to maturity of the Class X-D Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balance of the Class D Certificates, the yield to maturity of the Class X-E Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balance of the Class E Certificates, the yield to maturity of the Class X-FG Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balances of the Class F and Class G Certificates, and the yield to maturity of the Class X-NR Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Balance of the Class H Certificates, including by reason of prepayments and principal losses on the mortgage loans and other factors described above. Investors in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the Holders of the most subordinate Class of Certificates, the special servicer, the master servicer or the Holders of a majority in interest of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “Description of the Offered Certificates—Optional Termination” above.

Unpaid Distributable Certificate Interest

If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to Holders of that Class of Certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month’s interest) may adversely affect the yield to maturity of that Class of Certificates for as long as it is outstanding.

Losses and Shortfalls

The yield to Holders of the Offered Certificates will also depend on the extent to which such Holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Collateral Support Deficits in respect of the mortgage pool and the Certificates will generally be applied in reverse sequential order, that is, first to the Class H Certificates, and then to the other respective Classes of Principal Balance Certificates, in reverse alphabetical order of Class designation — from the Class G Certificates to the Class A-S Certificates, and then pro rata among Class A-1, Class A-SB, Class A-3 and Class A-4 Certificates, in each such case to reduce the Certificate Principal Balance of such Class until such Certificate Principal Balance is reduced to zero. Net Aggregate Prepayment Interest Shortfalls will be borne by the Holders of each Class of Offered Certificates, as described in this free writing prospectus, in each case reducing interest otherwise payable thereon. Shortfalls arising from

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delinquencies and defaults, to the extent the master servicer or the special servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, and realized losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of Subordinate Certificates outstanding.

The Principal Balance Certificates (other than the Control Eligible Certificates) may be required to bear the effects of Trust Advisor Expenses to the extent such amounts are allocated to such Classes of Certificates. Such amounts will be allocated to reduce the Distributable Certificate Interest for the related Distribution Date first to the Class D, Class C and Class B Certificates, in that order, until the Distributable Certificate Interest of such Classes for such Distribution Date has been reduced to zero and then, to the extent there are Excess Trust Advisor Expenses and such Excess Trust Advisor Expenses result in a reduction of the Principal Distribution Amount, to such Classes of Certificates, in the order described above, and then to the Class A-S Certificates, and then to the respective Classes of Class A Senior Certificates, pro rata, in each case, as a reduction of the Certificate Principal Balance of such Class until such Certificate Principal Balance is reduced to zero.

Relevant Factors

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans—for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events funds held in escrow or proceeds from letters of credit be applied to principal, incentives for a borrower under an ARD Loan to repay such ARD Loan by its Anticipated Repayment Date and amortization terms that require Balloon Payments—the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” in this free writing prospectus and in the attached prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate. Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Weighted Average Life

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Principal Balance of such Certificate.

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Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage per annum of the then outstanding principal balance of all of the mortgage loans that are past their lock-out, defeasance and yield maintenance periods. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates. Further, CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Offered Certificates.

The tables below indicate the percentage of the initial Certificate Principal Balance of each Class of Offered Certificates (other than the Class X-A, Class X-B or Class X-D Certificates) at each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR. The tables below have also been prepared generally on the basis of the following structuring assumptions (the “Structuring Assumptions”):

•	the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

•	the scheduled monthly payments for each mortgage loan are based on the respective Cut-off Date Balances thereof, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such mortgage loan;

•	the initial Certificate Principal Balances, initial Notional Amounts and initial Pass-Through Rates of the Offered Certificates are as presented in this free writing prospectus;

•	the Closing Date for the sale of the Certificates is September 24, 2015;

•	distributions on the Certificates are made on the fifteenth (15th) day of each month, commencing in October 2015;

•	there are no delinquencies or losses in respect of the mortgage loans, there are no extensions of maturity in respect of the mortgage loans, there are no Appraisal Reductions applied to the mortgage loans, there are no casualties or condemnations affecting the mortgaged properties and no holdback amounts are applied to reduce the principal balance of any mortgage loan;

•	Scheduled Payments (including Balloon Payments) on the mortgage loans are timely received on the first day of each month;

•	no Additional Trust Fund Expenses or Trust Advisor Expenses are incurred and there are no additional expenses of the Issuing Entity;

•	no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, including during any yield maintenance lock-out period, defeasance lock-out period or prepayment consideration lock-out period, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

•	no Prepayment Interest Shortfalls occur and no Prepayment Premiums or Yield Maintenance Charges are collected;

•	no borrower under a mortgage loan exercises its partial release option;

•	no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any Nonrecoverable Advances, unreimbursed Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

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•	no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Issuing Entity occurs;

•	no purchase option holder permitted to purchase a mortgage loan under the related co-lender agreement or intercreditor agreement will exercise its option to purchase such mortgage loan;

•	each ARD Loan, if any, pays in full on its Anticipated Repayment Date;

•	any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

•	the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the Initial Pool Balance, amortizes based on the amortization schedule attached to this free writing prospectus as APPENDIX VIII-A; and

•	the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the Initial Pool Balance, is interest-only during the term of such Mortgage Loan while the related B note amortizes based on the amortization schedule attached to this free writing prospectus as APPENDIX VIII-B.

The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Offered Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

For the purposes of each table, the weighted average life of a Principal Balance Certificate is determined by:

•	multiplying the amount of each reduction in the Certificate Principal Balance thereof by the number of years from the date of issuance of the Certificate to the related Distribution Date;

•	summing the results; and

•	dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate.

Initial Certificate Principal Balance Outstanding for the Class A-1
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	85%	85%	85%	85%	85%
September 2017	69%	69%	69%	69%	69%
September 2018	49%	49%	49%	49%	49%
September 2019	25%	25%	25%	25%	25%
September 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.80	2.80	2.80	2.80	2.80

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Initial Certificate Principal Balance Outstanding for the Class A-SB
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	82%	82%	82%	82%	82%
September 2022	64%	64%	64%	64%	64%
September 2023	44%	44%	44%	44%	44%
September 2024	24%	23%	22%	21%	16%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.61	7.60	7.60	7.60	7.57

Initial Certificate Principal Balance Outstanding for the Class A-3
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.85	9.81	9.75	9.68	9.46

Initial Certificate Principal Balance Outstanding for the Class A-4
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.94	9.93	9.92	9.88	9.66

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Initial Certificate Principal Balance Outstanding for the Class A-S
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.98	9.73

Initial Certificate Principal Balance Outstanding for the Class B
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.98	9.73

Initial Certificate Principal Balance Outstanding for the Class C
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.98	9.73

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Initial Certificate Principal Balance Outstanding for the Class D
Certificates at the Respective Percentages of CPR

Distribution Date	0%	25%	50%	75%	100%
Closing Date	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.98	9.98	9.98	9.98	9.73

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Structuring Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Structuring Assumptions, from and including September 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Balances of the respective Classes of Offered Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

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Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-D Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class D Certificates at the Respective Percentages of CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%

We cannot assure you that the mortgage loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7 (the “Issuing Entity”). The assets of the Issuing Entity will consist primarily of forty-two (42) fixed-rate, first mortgage loans (collectively, the “Mortgage Pool”) with an aggregate principal balance as of September 1, 2015 (the “Cut-off Date”), after application of all payments of principal due on or before such date, whether or not received, of $757,280,331 (with respect to each mortgage loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”), subject to a permitted variance of plus or minus 5%. For purposes of the information contained in this free writing prospectus (including the appendices to this free writing prospectus), scheduled payments due in September 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on September 1, 2015, not the actual day or days on which such scheduled payments were due. The Cut-off Date Balances of the mortgage loans range from approximately $1,785,000 to approximately $72,884,027, and the mortgage loans had an approximate average balance of $18,030,484.

Of the mortgage loans to be included in the Issuing Entity:

•	Thirty-three (33) mortgage loans (the “UBSRES Mortgage Loans”), representing approximately 83.7% of the Initial Pool Balance, were originated by UBSRES (or, with respect to the Fountains at Andover Mortgage Loan, representing approximately 2.9% of the Initial Pool Balance, originated by UBSRES in conjunction with a third party); and

•	Nine (9) mortgage loans (the “Bank of America Mortgage Loans”), representing approximately 16.3% of the Initial Pool Balance, were originated by Bank of America.

A description of the underwriting standards for each mortgage loan seller and its respective affiliates is set forth in this free writing prospectus under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators.”

The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans were originated between October 2014 and September 2015. As of the Cut-off Date, none of the mortgage loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date. Brief summaries of the material terms of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool are contained in APPENDIX III to this free writing prospectus.

Fifty-three (53) mortgaged properties, representing approximately 90.3% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. See “Risk Factors—Risks Related to the Mortgage Loans—Leased Fee Properties Entail Risks That May Adversely Affect Payments on Your Certificates” in this free writing prospectus. Three (3) mortgaged properties, representing approximately 3.1% of the Initial Pool Balance by allocated loan amount, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the entire related mortgaged property. In addition, one (1) mortgaged property, representing in the aggregate approximately 6.6% of the initial pool balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property.

On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a mortgage loan purchase agreement (each such agreement, a “Mortgage Loan Purchase Agreement”) to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without

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recourse, to the trustee for the benefit of the Certificateholders. See “Description of the Mortgage Pool—Sale of the Mortgage Loans” below.

Material Terms and Characteristics of the Mortgage Loans

Mortgage Rates; Calculations of Interest

The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 100.0% of the mortgage loans accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

The mortgage loans consist of the following property types:

Type	Number of Mortgaged Properties	Percentage of Initial Pool Balance(1)
Office	4	25.2%
Retail	22	20.0%
Multifamily	10	19.4%
Hospitality	4	17.2%
Industrial	3	9.3%
Self Storage	11	5.1%
Mixed Use	1	2.0%
Manufactured Housing Community	2	1.7%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

Property Location

The following geographic areas contain 5% or greater concentrations of mortgaged properties (by allocated loan amount):

State	Number of Mortgaged Properties	Percentage of Initial Pool Balance(1)
California	13	25.2%
Texas	8	16.6%
New York	2	13.9%
Massachusetts	1	9.6%
New Hampshire	1	6.6%
New Jersey	1	5.5%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property (other than by cross-collateralization with another mortgage loan) is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

Due Dates

The mortgage loans have various due dates as follows:

Due date	Number of Mortgage Loans	Percentage of Initial Pool Balance
1st day of each calendar month	12	34.0%
6th day of each calendar month	30	66.0%

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Grace Periods

The mortgage loans have various grace periods prior to the occurrence of an event of default as follows:

Grace period prior to the occurrence of an event of default	Number of Mortgage Loans	Percentage of Initial Pool Balance
No grace period(1)	33	82.6%
4 business days	5	3.5%
5 business days	3	13.1%
6 business days	1	0.8%

(1)	With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as Charles River Plaza North, representing approximately 9.6% of the Initial Pool Balance, the related borrower generally is not entitled to a grace period, but is entitled to five (5) three (3) business day grace periods over the life of such mortgage loan.

The mortgage loans also have various grace periods prior to the imposition of late payment charges and/or default interest as follows:

Grace period prior to the imposition of late payment charges and/or default interest	Number of Mortgage Loans	Percentage of Initial Pool Balance
No grace period(1)	35	93.7%
4 business days	1	0.6%
5 business days	6	5.7%

(1)	With respect to the mortgage loan secured by the mortgaged property identified on Appendix I to this free writing prospectus as WPC Department Store Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related borrower generally is not entitled to a grace period, but is entitled to two (2) three (3) business day grace periods over twelve (12) month periods.

Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this free writing prospectus, which are based on the related mortgage loan documents.

Amortization

The mortgage loans have the following amortization features:

•	100.0% of the mortgage loans are Balloon Loans. For purposes of this free writing prospectus, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan’s stated maturity date or Anticipated Repayment Date, as applicable. One (1) of these mortgage loans, representing approximately 9.6% of the Initial Pool Balance, is an ARD Loan and provides for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity.

•	Included in the Balloon Loans are eleven (11) mortgage loans, representing approximately 32.1% of the Initial Pool Balance, that currently provide for monthly payments of interest only for their entire terms, and sixteen (16) mortgage loans, representing approximately 28.3% of the Initial Pool Balance, that provide for monthly payments of interest only for a portion of their respective original terms ranging from twenty-four (24) months to eighty-four (84) months and then provide for the monthly payment of principal and interest over their respective remaining terms.

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Prepayment Provisions

All of the mortgage loans that we intend to include in the Issuing Entity provide for one or more of the following:

•	a “prepayment lock-out period,” during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a “defeasance lock-out period,” during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance;

•	a “prepayment consideration lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a specified prepayment consideration which may equal a percentage of the amount prepaid;

•	a “yield maintenance lock-out period,” during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium; and/or

•	an “open period,” during which voluntarily prepayments are permitted without payment of any prepayment consideration.

The prepayment lock-out periods, defeasance lock-out periods, prepayment consideration lock-out periods and yield maintenance lock-out periods are collectively referred to in this free writing prospectus as the “Lock-Out Periods.” Notwithstanding any Lock-Out Period, a mortgage loan may nevertheless permit prepayments in connection with certain releases of portions of the related mortgaged property. See “—Partial Releases Other Than In Connection with Defeasance” and “—Defeasance Loans” below.

As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

•	Thirty (30) mortgage loans, representing approximately 76.4% of the Initial Pool Balance, prohibit voluntary principal prepayments but permit the related borrower, after an initial period of at least two (2) years following the date of initial issuance of the certificates, to defease the mortgage loan prior to the commencement of an open period by pledging to the issuing entity “government securities” as defined in the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property (or, in some cases involving a portfolio of mortgaged properties, one or more of those mortgaged properties) from the lien of the mortgage.

•	Ten (10) mortgage loans, representing approximately 17.0% of the initial pool balance, prohibit voluntary principal prepayments during a prepayment lock-out period, and following such period, permit for a specified period prior to the commencement of an open period voluntary principal prepayments if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus.

•	One (1) mortgage loan, representing approximately 5.9% of the initial pool balance, immediately permits voluntary principal prepayments for a specified period if accompanied by a prepayment premium calculated based on a yield maintenance formula and, following such period, then permits an open period.

•	One (1) mortgage loan, representing approximately 0.7% of the initial pool balance, prohibits voluntary principal prepayments during a prepayment lock-out period and, following such period, permits voluntary principal prepayments for a specified period if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus, and after such period, permits for a specified period prior to the commencement of an open period both (i) voluntary principal prepayments if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and a specified percentage of the amount prepaid as set forth on APPENDIX I to this free writing prospectus and (ii) the related borrower to defease the related mortgage loan by pledging to the issuing entity “government securities” as defined in

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the Investment Company Act of 1940, which may be subject to rating agency approval, and to thereby obtain the release of the mortgaged property from the lien of the mortgage.

Set forth below is information as of the Cut-off Date regarding the original terms of the prepayment lock-out periods and defeasance lock-out periods, as applicable, for all of the underlying mortgage loans, with respect to each of which a prepayment lock-out period or defeasance lock-out period is currently in effect:

•	the minimum original prepayment lock-out period or defeasance lock-out period is zero (0) payment periods;

•	the maximum original prepayment lock-out period or defeasance lock-out period is twenty-seven (27) payment periods; and

•	the weighted average original prepayment lock-out period or defeasance lock-out period is twenty-three (23) payment periods.

Prepayment Premiums and Yield Maintenance Charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Offered Certificates—Distributions—Distributions of Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of Prepayment Premiums or Yield Maintenance Charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the Issuing Entity, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge with respect to any of the mortgage loans included in the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—The Yield on Your Certificates Will Be Affected By the Price at Which the Certificates Were Purchased and the Rate, Timing and Amount of Distributions on Your Certificates” in this free writing prospectus.

Open periods generally begin within a certain number of months prior to stated maturity as follows:

Beginning of open period (number of months prior to stated maturity)	Number of Mortgage Loans	Percentage of Initial Pool Balance
4 months	34	77.0%
5 months	3	1.8%
6 months	2	2.7%
7 months	3	18.5%

Generally, the mortgage loans provide that insurance and condemnation proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower. Some of the mortgage loans also permit the related borrower, in connection with the application of insurance or condemnation proceeds to the principal balance of the mortgage loan, to prepay the entire remaining principal balance of the mortgage loan. With respect to such mortgage loans, prepayment consideration may not be required in connection with any such prepayment. In addition, with respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, and single tenant mortgage loans, insurance and condemnation proceeds may be required to be used to repair or restore the mortgaged property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged property or properties, as described under “—Partial Releases Other Than in Connection with Defeasance” below.

The prepayment terms of each of the mortgage loans that we intend to include in the Issuing Entity are more particularly described in APPENDIX I to this free writing prospectus. Also, see APPENDIX I to this free writing prospectus for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge, which will vary for any mortgage loan.

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Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans

The mortgage pool will include four (4) underlying mortgage loans, collectively representing approximately 6.5% of the Initial Pool Balance, that are, in each case, individually secured by two or more real properties (other than through cross-collateralization of a mortgage loan with other mortgage loans). The amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on APPENDIX I to this free writing prospectus, each individual multi-property mortgage loan and any group of cross-collateralized mortgage loans included in the Issuing Entity.

Property/Portfolio Names	Number of Properties	% of Initial Pool Balance
WPC Department Store Portfolio	6	2.7%
Southeast Retail Portfolio	8	1.9%
Wichita Falls MF Portfolio	3	1.7%
Michigan Self Storage Portfolio	2	0.3%

Some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity entitle the related borrowers to release one or more of the corresponding mortgaged properties through partial defeasance. See “—Defeasance Loans” below.

In addition, some or all of the multi-property mortgage loans that we intend to include in the Issuing Entity may entitle the related borrowers to release one or more of the corresponding mortgaged properties, other than through defeasance, as further described under “—Partial Releases Other Than in Connection with Defeasance” below.

Partial Releases Other Than in Connection with Defeasance

With respect to partial releases other than those permitted in connection with a defeasance (which are described below under “—Defeasance Loans”),

•	With respect to the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio, which secures a mortgage loan representing approximately 2.7% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property that is collateral for the related mortgage loan and substitute another property if certain conditions are satisfied, including, among other things, (i) there is no event of default, (ii) following the substitution, the rent payable under the applicable lease is no less than the rent payable prior to the such substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for all individual Mortgaged Properties is no less than the debt service coverage ratio for all individual Mortgaged Properties immediately preceding such substitution, (iv) the aggregate sum of the allocated loan amount for all released properties does not exceed 50% of the original principal amount of related mortgage loan and (v) delivery of a REMIC opinion that such substitution is permitted under REMIC requirements.

In addition, three (3) mortgage loans, representing approximately 16.4% of the Initial Pool Balance, permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged property, or have been excluded from the appraised value of the related mortgaged property, shown on APPENDIX I to this free writing prospectus. Certain mortgage loans may also permit the release of immaterial portions of the related mortgaged property in connection with the granting of easements and other rights of way in the ordinary course of business for utility lines or other similar purposes.

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Defeasance Loans

Two (2) of the mortgage loans, representing approximately 4.5% of the Initial Pool Balance, permit the respective borrowers (no earlier than the second anniversary of the Closing Date, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and to thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Closing Date. The mortgage loans referred to in this paragraph do not include any mortgage loan that grants the related borrower the option to either defease or prepay the loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

“Government Securities” means government securities within the meaning of section 2(a)(16) of the Investment Company Act.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the Issuing Entity, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to a specified percentage (generally 115% to 125%) of the allocated loan amount allocable to such properties or parcels.

In connection with any delivery of defeasance collateral, the related borrower will be required to pay any reasonable costs and expenses incurred in connection with the defeasance and deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of Government Securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Leasehold Mortgages

With respect to the mortgaged properties identified on APPENDIX I to this free writing prospectus as Sweetwater Square, Whittier Self Storage and Southeast Retail Portfolio – Crossroads Starbucks, representing approximately 2.0%, 0.8% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, the related mortgage loan is secured in whole or in part by the related borrower’s leasehold interest in a material portion of the related mortgaged property; however, the related ground lease (or space lease or air rights lease, as applicable), taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than ten (10) years after the stated maturity of the related mortgage loan. Except as noted in “Risk Factors—Leasehold Interests Entail Certain Risks Which May Adversely Affect Payments

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on Your Certificates,” in the case of the foregoing mortgage loans, the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, defaults or breaches by the lessee. The mortgage loans referred to in this paragraph do not include those secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both the borrower’s leasehold interest in the entire related mortgaged property and on the corresponding fee interest of the ground lessor in such mortgaged property, which we have in each case treated as simply an encumbered fee interest.

In addition, one (1) mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire, representing in the aggregate approximately 6.6% of the Initial Pool Balance by allocated loan amount, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remaining portion of the related mortgaged property. The Mall of New Hampshire mortgaged property is partially subject to two separate ground leases. The lessor on the first ground lease is Hannaford Bros. Co. and the ground leased property contains two outparcels leased to T.G.I. Fridays and Longhorn Steakhouse. The lease commenced on June 1, 1984 and the current term expires on May 31, 2019. Upon the current expiration, the ground lease contains the remaining 12 five-year renewal options with a current annual base ground rent of $83,112, payable monthly, which will be adjusted based on the then current CPI, with no more than a 20.0% increase every five years. The lessor on the second ground lease is Manchester Mall Realty Trust and such property is currently unimproved vacant land. The lease commenced on December 1, 1977 and expires on December 1, 2029. The ground lease has a current annual base ground rent of $27,488, payable monthly, which will be adjusted based on the then current wholesale price index every five years.

Mortgage Loans with Affiliated Borrowers

With respect to two (2) separate groups of mortgage loans that we intend to include in the Issuing Entity, consisting of a total of seven (7) mortgage loans, collectively representing approximately 3.9% of the Initial Pool Balance, the borrowers under the mortgage loans contained within each such group are related by virtue of having at least one controlling project sponsor or principal in common.

The table below identifies, by property or portfolio name set forth on APPENDIX I to this free writing prospectus, each group of mortgaged properties that are owned by the same or affiliated borrowers.

Related Group	Loan/Portfolio Name(s)	Aggregate Cut-off Date Principal Balance	Aggregate % of Initial Pool Balance
A	CW Investments – Charlottesville; CW Investments - North Charlottesville; CW Investments - Ocean City; CW Investments – Dumfries; and CW Investments – Warrenton	$ 22,600,000	3.0%
B	A Storage Place – Redlands and A Storage Place - Indio II	$ 6,600,000	0.9%

Significant Obligors

There are no significant obligors related to the Issuing Entity.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

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“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, Serviced B Note or Serviced Companion Loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loan, Serviced B Note or Serviced Companion Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the special servicer or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the special servicer. The special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this free writing prospectus.

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Subordinate and Other Financing

The table below identifies the mortgage loans that have corresponding B Notes, Serviced Companion Loans or Non Serviced Companion Loans. The table below also identifies mortgage loans with respect to which the related loan sponsors or their affiliates have entered into mezzanine financing that is secured by pledges of the equity interests in the related mortgage borrower and, in certain cases, indirectly by other interests owned by the related loan sponsors, which other interests do not represent ownership interests in the related mortgaged property.

Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	Pari Passu Companion Loan(s) Cut-off Date Principal Balance	Subordinate Companion Loan(s) Cut-off Date Principal Balance	Mezzanine Loan Cut-off Date Principal Balance	Combined Pari Passu Loan UW NCF DSCR	Total Debt UW NCF DSCR(1)	Combined Pari Passu Loan Cut-off Date LTV	Total Debt Cut-off Date LTV(1)
Charles River Plaza North(2)	$ 72,884,027	$ 137,780,764	$ 33,945,985	$ 100,000,000	1.85x	1.14x	46.5%	76.1%
261 Fifth Avenue	$ 70,000,000	$ 110,000,000	N/A	N/A	1.52x	1.52x	60.0%	60.0%
The Panoramic(3)	$ 52,500,000	N/A	N/A	$ 12,500,000	1.76x	1.29x	54.4%	67.4%
The Mall of New Hampshire	$ 50,000,000	$ 100,000,000	N/A	N/A	2.52x	2.52x	58.6%	58.6%
200 Helen Street(4)	$ 41,500,000	N/A	$ 9,936,740	N/A	2.19x	1.28x	57.6%	71.4%
Fountains at Andover(5)	$ 22,050,000	N/A	N/A	$ 3,500,000	1.32x	1.14x	72.5%	84.0%
WPC Department Store Portfolio	$ 20,100,000	$ 37,070,000	N/A	N/A	1.76x	1.76x	63.9%	63.9%
Aviare Place Apartments	$ 5,472,000	$ 20,850,000	N/A	N/A	1.38x	1.38x	77.4%	77.4%

(1)	Total Debt UW NCF DSCR and Total Debt Cut-off Date LTV include the mortgage loan, pari passu companion loan(s), subordinate B note and mezzanine loan, as applicable.

(2)	For purposes of the information presented in this table with respect to the Charles River Plaza North Mortgage Loan, the combined pari passu loan debt service coverage ratio and loan-to-value ratio for such mortgage loan have been calculated based on the subject mortgage loan together with the related pari passu Non-Serviced Companion Loan(s) and without regard to the related subordinate Note B. The average interest rate from the first payment date after the Cut-off Date through the twelfth (12) payment date following the Cut-off Date payable on the Charles River Plaza North B Note is 4.1902%. The annual interest rate payable on the Charles River Plaza North mezzanine loan that is secured by pledges of the equity interests in the related mortgage borrower by the related loan sponsors or their affiliates is 6.0800%. The UW NCF DSCR and Cut-off Date LTV for the Charles River Plaza North Non-Serviced Loan Combination, taking into account the Charles River North Non-Serviced B Note, are equal to 1.60x and 54.0%, respectively.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Panoramic, representing approximately 6.9% of the Initial Pool Balance, the related loan sponsors or their affiliates have entered into the mezzanine financing referenced above that is secured by pledges of the equity interests in the related mortgage borrower and has an annual interest rate of 7.0000%.

(4)	For purposes of the information presented in this table with respect to the 200 Helen Street Mortgage Loan, the combined pari passu loan debt service coverage ratio and loan-to-value ratio for such mortgage loan have been calculated based on the subject mortgage loan without regard to the related subordinate B Note. The annual interest rate payable on the 200 Helen Street B Note is set forth on APPENDIX VIII-B to this free writing prospectus with an approximate average interest rate from the first payment date after the Cut-off Date through the twelfth (12) payment date following the Cut-off Date of 4.7119%.

(5)	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as the Fountains at Andover, representing approximately 2.9% of the Initial Pool Balance, the related loan sponsors or their affiliates have entered into the mezzanine financing referenced above that is secured by pledges of the equity interests in the related mortgage borrower and has an annual interest rate of 12.5000%. The Total Debt UW NCF DSCR is based on the mortgage loan amortizing debt service payments and the current pay debt service payments of 6.0000% on the mezzanine loan.

In each of the foregoing cases of mortgage loans with related mezzanine loans, the holders of the related mortgage loan and mezzanine loan have entered into a related intercreditor agreement that governs the rights and duties of such parties.

In the case of any mortgage loans with existing subordinate or mezzanine debt, the related intercreditor agreement will generally provide, among other things, that (a) the related subordinate or mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related mortgage loan prior to any acceleration or enforcement of the related mortgage loan, (b) upon the occurrence of an event of default under the related mortgage loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related mortgage loan lender will be entitled to receive all payments that are due or that will become due under the related mortgage loan from funds that are derived from the mortgaged property before the related subordinate or mezzanine loan lender will be permitted to receive payments under the related subordinate or mezzanine loan from such funds (however, in some cases, the subordinate or mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (c) the related subordinate or mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage loan lender, (d) (with respect to a mezzanine loan)

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upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related mortgage loan borrower, which could result in a change of control with respect to the related mortgage loan borrower and a change in the management of the related mortgaged properties, (e) if the related mortgage loan is accelerated, an enforcement action has been commenced and is continuing under the related mortgage loan, a bankruptcy proceeding has been commenced against the mortgage loan borrower, or the related mortgage loan becomes a specially serviced loan, then the related subordinate or mezzanine loan lender has the right to purchase the related mortgage loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related mortgage loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums and (f) an event of default under the mortgage loan will trigger an event of default under the subordinate or mezzanine loan. The holder of each subordinate or mezzanine loan also generally has consent rights over modifications of the related mortgage loan that adversely affect the subordinate or mezzanine lender prior to an event of default under the related mortgage loan and certain limited consent rights over modifications of the related mortgage loan entered into in connection with a workout following an event of default under the related mortgage loan. The holder of each subordinate or mezzanine loan may also have certain consent rights with respect to annual budgets, expenses, leases, alterations and insurance settlements with respect to the related mortgaged property, the replacement of the property manager for the mortgaged property, transfers or pledges of direct or indirect interests in the related mortgage loan borrower or mortgaged property and transfers and pledges of the mortgage loan to non-qualified entities. In addition, the mortgage loan lender may be prohibited under the intercreditor agreement from accepting a deed in lieu of foreclosure from the borrower until it has provided the subordinate or mezzanine lender with prior written notice of such intention and given the subordinate or mezzanine lender the opportunity to purchase the mortgage loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e). In the case of a mezzanine loan, upon the completion of a foreclosure of a mezzanine loan, the nonrecourse carve-out guarantor for the related mortgage loan may be released from liability under its related guaranty.

With respect to the mortgage loans listed below, the related loan sponsors are permitted to enter into future mezzanine financing that is secured by a pledge of some or all of the equity interests in the related borrower; provided that, among other things, certain debt service coverage ratio, loan-to-value ratio and/or debt yield tests, as indicated in the table below, are satisfied.

Mortgage Loan	Cut-off Date Mortgage Loan Principal Balance	Percentage of Initial Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
Kensington Commons	$ 15,000,000	2.0%	Yes	1.26x	72.10%	7.50%
Aviare Place Apartments	$ 5,472,000	0.7%	Yes	1.53x	77.40%	8.95%

We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower.

See “Risk Factors—Risks Related to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Payment on Your Certificates” in and APPENDIX I to this free writing prospectus.

Further, a third party may have, or may be permitted in the future to have, a preferred equity interest in the related borrower, entitling it to a specified rate of return on its equity investment. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on APPENDIX I to this free writing prospectus as Hyatt Place - Chester, representing approximately 1.2% of the Initial Pool Balance, a preferred equity contribution in the amount of $1,145,786 from the franchise, Hyatt Hotels, was used to refinance existing debt, in addition to the related mortgage loan. Preferred equity investors are typically also entitled to consent with respect to certain major decisions relating to the management of the related borrower and may be permitted to cause the managing member of the borrower to enter into a sale of the related mortgaged property. Preferred equity interests may subject the

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borrower to the same risks and difficulties associated with other types of additional financing on or related to the mortgaged property.

Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property. For example, the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue, representing approximately 9.2% of the Initial Pool Balance, the related borrower is permitted to incur unsecured trade and operational indebtedness in an amount equal to no more than 3% of the outstanding principal balance of the mortgage loan, provided that such indebtedness is incurred in the ordinary course of business, is not secured by a note and will not be outstanding for more than sixty (60) days.

Borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

Modified and Refinanced Mortgage Loans

Thirty-five (35) mortgage loans, representing approximately 93.5% of the Initial Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan, and seven (7) mortgage loans, representing approximately 6.5% of the Initial Pool Balance, were originated in connection with the related borrower’s acquisition of the related mortgaged property.

Mortgaged Properties with Limited or No Operating History

Five (5) of the mortgaged properties, representing approximately 18.8% of the Initial Pool Balance by allocated loan amount, recently opened for business within thirty-six (36) calendar months prior to the Cut-off Date and either have no prior operating history or do not have historical financial information.

Seven (7) of the mortgaged properties, representing approximately 3.1% of the Initial Pool Balance by allocated loan amount, were recently acquired by the related borrower within thirty-six (36) calendar months prior to the Cut-off Date, and consequently such mortgaged properties do not have, or have limited, historical financial information.

One (1) of the mortgaged properties, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, does not have, or has limited, historical information because the related mortgaged property was purchased through receivership when occupancy was approximately 46%.

Certain Mortgage Loans with Material Lease Termination Options

At least three (3) of the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans by principal balance, representing approximately 18.0% of the Initial Pool Balance, are secured by mortgaged properties that have leases with material early termination options. For example:

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire, representing approximately 6.6% of the Initial Pool Balance, (i) the third largest tenant, A.C. Moore, has the right to terminate its lease if occupancy of the total non-anchor gross leasable area falls below 65.0% and (ii) the fifth largest tenant, Olympia Sports, has the right to terminate its lease if less than three major tenants are open and operating for over 180 consecutive days or if occupancy of the non-anchor gross leasable area falls below 65.0%.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the Initial Pool Balance, the largest tenant at the related mortgaged property, Pinterest, which occupies approximately 75% of the net rentable area, has the right to terminate its lease on or after May 31, 2020 provided that it is not in default, that the premises is not subleased, that it provides notice of the early termination nine (9) months’ prior to the early termination date, and that it pays (i) 5 month’s base monthly rent for the entire premises, plus (ii) the unamortized portion of any commissions paid by the landlord to either it’s broker or the

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landlord’s broker in connection with its lease, plus (iii) the unamortized portion of the allowance ($40 per rentable square foot) paid by the landlord.

•	With respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street, representing approximately 5.5% of the Initial Pool Balance, the third largest tenant at the related mortgaged property, Prevost Car, Inc., which occupies approximately 7.6% of the net rentable area, has a one-time right to terminate its lease as of July 31, 2019 with written notice between May 1, 2018 and July 31, 2018 and a termination fee of $200,000.

See “Risk Factors—Risks Related to the Mortgage Loans—Risks of Lease Early Termination Options” in this free writing prospectus. See also “Mortgage Loan No. 5 – The Mall of New Hampshire,” “Mortgage Loan No. 6 – 651 Brannan Street” and “Mortgage Loan No. 7 – 200 Helen Street” in APPENDIX III to this free writing prospectus.

Additional Collateral

Certain of the mortgage loans may have additional collateral in the form of reserves or letters of credit that remain in place for a specified period of time during the term of the subject mortgage loan and are to be released only upon the satisfaction by the borrower of certain conditions. If the related borrower does not satisfy the conditions for release of such reserves or letters of credit by the applicable release date set forth in the related mortgage loan documents, such reserves or letters of credit may be applied to partially repay the mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See “Risk Factors—Risks Related to the Mortgage Loans—Certain of the Mortgage Loans Lack Customary Provisions, Which May Entail Risks That Could Adversely Affect Payments on Your Certificates” and “—Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established” in this free writing prospectus.

The ARD Loans

One (1) mortgage loan, representing approximately 9.6% of the Initial Pool Balance, is an ARD Loan. An “ARD Loan” is a mortgage loan that provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, following the related Anticipated Repayment Date, funds on deposit in lockbox accounts relating to an ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization (or, in certain cases, such excess amounts are instead held as additional collateral securing the mortgage loan). While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related ARD Loan has been paid in full, at which time the Excess Interest will be paid to the Holders of the Class V Certificates.

“Anticipated Repayment Date” or “ARD” means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

“Initial Rate” means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

“Revised Rate” means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

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Cash Management Agreements/Lockboxes

The following is a summary of the lockbox arrangements in place with respect to the mortgage loans:

Lockbox Type	Number of Mortgage Loans	Percentage of Initial Pool Balance
Hard Lockbox	11	53.2%
Springing Lockbox	25	30.6%
Soft Lockbox	4	15.4%
No Lockbox	2	0.9%

APPENDIX I and APPENDIX II to this free writing prospectus set forth (among other things) the type of lockbox (if any) established under the terms of each mortgage loan. The following paragraphs generally describe each type of provision:

“Hard Lockbox” means the related borrower is required to direct tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into a lockbox account controlled by the lender even though cash or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account.

“Springing Lockbox” means a lockbox that is not currently in place, but the related mortgage loan documents require the imposition of a hard or soft lockbox upon the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio).

“Soft Lockbox” means the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account controlled by the lender. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited by the borrower or property manager into the lockbox account.

“In-Place Cash Management” means funds deposited into a lockbox account controlled by the lender are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender. Funds in such cash management account are disbursed according to the related mortgage loan documents, with any excess remitted to the related borrower (unless an event of default under the mortgage loan documents or one or more specified trigger events have occurred and are continuing).

“Springing Cash Management” means, until the occurrence of an event of default under the mortgage loan documents or one or more specified trigger events (e.g., thresholds relating to tenant vacancy or debt service coverage ratio), funds deposited into a lockbox account controlled by the lender are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower, in each case, generally on a daily basis. Upon the occurrence of an event of default or such a trigger event, the related mortgage loan documents require funds in the lockbox account to be forwarded to a cash management account controlled by the lender, and such funds are disbursed according to the mortgage loan documents. Generally, upon the cure of such event of default or the cessation of such trigger event, the forwarding of such funds to the borrower resumes.

“None” means revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Issuing Entity.

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The A/B Whole Loans and the Loan Pairs

The only Loan Pairs related to the Issuing Entity as of the Closing Date are the 261 Fifth Avenue Loan Pair and the WPC Department Store Portfolio Loan Pair. The only A/B Whole Loan related to the Issuing Entity as of the Closing Date is the 200 Helen Street A/B Whole Loan (as defined below).

The 261 Fifth Avenue Loan Pair will initially be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable Intercreditor Agreement. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan, together with the related pari passu companion loan, will be a “Non-Serviced Loan Combination” serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with, such other securitization and the related Intercreditor Agreement.

The 261 Fifth Avenue Loan Pair

The mortgaged property identified on APPENDIX I to this free writing prospectus as 261 Fifth Avenue (the “261 Fifth Avenue Mortgaged Property”) secures two (2) promissory notes (collectively, the “261 Fifth Avenue Notes”): (i) Promissory Note A-2, with an outstanding principal balance as of the Cut-off Date of $70,000,000 (referred to herein as the “261 Fifth Avenue Mortgage Loan”), and (ii) Promissory Note A-1, with an outstanding principal balance as of the Cut-off Date of $110,000,000 (referred to herein as the “261 Fifth Avenue Companion Loan”). The 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan are referred to herein collectively as the “261 Fifth Avenue Loan Pair”).

Under the 261 Fifth Avenue Intercreditor Agreement (as defined below), the 261 Fifth Avenue Companion Loan is pari passu in right of payment with the 261 Fifth Avenue Mortgage Loan. The 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The 261 Fifth Avenue Mortgage Loan is included in the Issuing Entity, while the 261 Fifth Avenue Companion Loan is not included in the Issuing Entity. The 261 Fifth Avenue Companion Loan is currently held by Bank of America, N.A., which may sell the constituent promissory note (or any portion thereof) at any time, subject to compliance with the 261 Fifth Avenue Intercreditor Agreement. In addition, Bank of America, N.A., as the initial holder of the 261 Fifth Avenue Companion Loan, will be permitted to designate a portion of such 261 Fifth Avenue Companion Loan to be a non-controlling interest in the 261 Fifth Avenue Loan Pair, subject to the terms of the 261 Fifth Avenue Intercreditor Agreement.

Servicing. The 261 Fifth Avenue Loan Pair will be serviced as follows:

(1)     from and after the Closing Date, but prior to the date that the 261 Fifth Avenue Companion Loan is included in a securitization trust (the “261 Fifth Avenue Companion Loan Securitization Date”), the 261 Fifth Avenue Loan Pair will be serviced by the master servicer and the special servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(2)     from and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Loan Pair will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the securitization of the 261 Fifth Avenue Companion Loan (the “261 Fifth Avenue Pooling and Servicing Agreement”) and, subject to the terms of the 261 Fifth Avenue Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the holders of the 261 Fifth Avenue Mortgage Loan or the 261 Fifth Avenue Companion Loan will be effected in accordance with the 261 Fifth Avenue Pooling and Servicing Agreement.

The 261 Fifth Avenue Intercreditor Agreement requires that the 261 Fifth Avenue Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the 261 Fifth Avenue Loan Pair as described more fully under “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The 261 Fifth Avenue Mortgage Loan.”

If the 261 Fifth Avenue Loan Pair becomes specially serviced prior to the securitization of the 261 Fifth Avenue Companion Loan, the special servicer will be required to service and administer the 261 Fifth Avenue Loan Pair and

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any related REO property in the same manner as any other Specially Serviced Mortgage Loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such Loan Pair as set forth under the Pooling and Servicing Agreement. Prior to the 261 Fifth Avenue Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. From and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Loan Pair will no longer be serviced pursuant to the Pooling and Servicing Agreement. If the 261 Fifth Avenue Loan Pair is being specially serviced on the 261 Fifth Avenue Companion Loan Securitization Date, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Pair, as well as all surviving indemnity and other rights in respect of such special servicing role.

Advances. Prior to the 261 Fifth Avenue Companion Loan Securitization Date, the master servicer, the special servicer (with respect to certain servicing advances) or the trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making (or, with respect to the special servicer, may choose to make) (i) any required advances of principal and interest on the 261 Fifth Avenue Mortgage Loan (but not on the 261 Fifth Avenue Companion Loan) unless the master servicer, the special servicer or the trustee under the Pooling and Servicing Agreement, as applicable, determines that such an advance would not be recoverable from collections on the 261 Fifth Avenue Mortgage Loan, and (ii) any required servicing advances with respect to the 261 Fifth Avenue Loan Pair unless the master servicer, the special servicer or the trustee under the Pooling and Servicing Agreement, as applicable, determines that such an advance would not be recoverable from collections on the 261 Fifth Avenue Loan Pair. Reimbursement of servicing advances made with respect to the 261 Fifth Avenue Companion Loan will be made as described herein under “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The 261 Fifth Avenue Mortgage Loan” in this free writing prospectus.

From and after the 261 Fifth Avenue Companion Loan Securitization Date:

(1)     the master servicer or the trustee under the Pooling and Servicing Agreement, as applicable, will continue to be responsible for making advances of principal and interest on the 261 Fifth Avenue Mortgage Loan only, as required under the Pooling and Servicing Agreement (subject to the nonrecoverability determination described above); and

(2)     the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, appointed under the 261 Fifth Avenue Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the 261 Fifth Avenue Companion Loan only, as required under the 261 Fifth Avenue Pooling and Servicing Agreement, and (ii) any required servicing advances with respect to the 261 Fifth Avenue Loan Pair, in each case unless a determination of nonrecoverability (similar to that described above) is made under the 261 Fifth Avenue Pooling and Servicing Agreement.

The 261 Fifth Avenue Intercreditor Agreement

The holders of the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan have entered into an agreement between note holders (the “261 Fifth Avenue Intercreditor Agreement”), which provides that:

•	The 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan are of equal priority with each other and neither will have priority or preference over the other.

•	All payments, proceeds and other recoveries on the 261 Fifth Avenue Loan Pair will be applied to the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the mortgage loan documents and (b) certain payment and reimbursement rights of the master servicer, special servicer and CREFC® under the Pooling and Servicing Agreement (prior to the 261 Fifth Avenue Companion Loan Securitization Date) or the 261 Fifth Avenue Pooling and Servicing Agreement (on and after the 261 Fifth Avenue Companion Loan Securitization Date)).

•	The transfer of up to 49% of the beneficial interest of the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of the 261 Fifth Avenue Mortgage Loan or the 261 Fifth Avenue Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than the related

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borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or a securitization vehicle that satisfies certain ratings and other requirements or (ii)(a) each non-transferring noteholder has consented to such transfer, and (b) if any such non-transferring noteholder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency. The restrictions described in this bullet do not apply to a sale of the 261 Fifth Avenue Mortgage Loan together with the 261 Fifth Avenue Companion Loan in accordance with the terms and conditions of the Pooling and Servicing Agreement or 261 Fifth Avenue Pooling and Servicing Agreement, as the case may be.

Consultation and Control. The controlling note holder under the 261 Fifth Avenue Intercreditor Agreement with respect to the 261 Fifth Avenue Loan Pair (the “261 Fifth Avenue Controlling Note Holder”) will initially be the holder of the 261 Fifth Avenue Companion Loan, and from and after the 261 Fifth Avenue Companion Loan Securitization Date, will be the controlling class representative with respect to such securitization or such other party specified in the 261 Fifth Avenue Pooling and Servicing Agreement; provided, that for so long as 50% or more of the 261 Fifth Avenue Companion Loan is held by (or the party assigned the rights to exercise the rights of the “Controlling Note Holder” under the 261 Fifth Avenue Intercreditor Agreement is) the related borrower or an affiliate thereof, the holder of the 261 Fifth Avenue Companion Loan (and such party assigned the rights to exercise the rights of the “Controlling Note Holder”) will not be entitled to exercise any rights of the 261 Fifth Avenue Controlling Note Holder, and there will be deemed to be no 261 Fifth Avenue Controlling Note Holder under the 261 Fifth Avenue Intercreditor Agreement. The 261 Fifth Avenue Controlling Note Holder will have consent rights over the major decisions with respect to the 261 Fifth Avenue Loan Pair under the Pooling and Servicing Agreement (prior to the 261 Fifth Avenue Companion Loan Securitization Date) or the 261 Fifth Avenue Pooling and Servicing Agreement (on and after the 261 Fifth Avenue Companion Loan Securitization Date) (the “261 Fifth Avenue Major Decisions”).

The 261 Fifth Avenue Controlling Note Holder will have ten (10) business days (or thirty (30) calendar days in respect of an acceptable insurance default) to object to any such proposal. Nevertheless, the applicable special servicer or master servicer with respect to the 261 Fifth Avenue Loan Pair will be permitted to implement any 261 Fifth Avenue Major Decision before the expiration of such period if, among other things, it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 261 Fifth Avenue Notes (as a collective whole) and it has made a reasonable effort to contact the 261 Fifth Avenue Controlling Note Holder.

Pursuant to the terms of the 261 Fifth Avenue Intercreditor Agreement, the holder of the promissory note evidencing the 261 Fifth Avenue Mortgage Loan or any other party entitled to exercise the rights of such holder will be the “261 Fifth Avenue Non-Controlling Note Holder”; provided, that for so long as 50% or more of the 261 Fifth Avenue Mortgage Loan is held by (or the party assigned the rights to exercise the rights of the “Non-Controlling Note Holder” under the 261 Fifth Avenue Intercreditor Agreement is) the related borrower or an affiliate thereof, the 261 Fifth Avenue Mortgage Loan (and such party assigned the rights to exercise the rights of the “Non-Controlling Note Holder”) will not be entitled to exercise any rights of the 261 Fifth Avenue Non-Controlling Note Holder, and there will be deemed to be no 261 Fifth Avenue Non-Controlling Note Holder under the 261 Fifth Avenue Intercreditor Agreement. The 261 Fifth Avenue Non-Controlling Note Holder will have the right (i) to receive copies of all notices, information and reports with respect to 261 Fifth Avenue Major Decisions (and the implementation of any recommended actions outlined in an asset status report) that the applicable master servicer or special servicer for the 261 Fifth Avenue Loan Pair is required to provide to the 261 Fifth Avenue Controlling Note Holder within the same time frame as such items are required to be delivered to the 261 Fifth Avenue Controlling Note Holder and (ii) to consult such master servicer or special servicer on a strictly non-binding basis with respect to any such 261 Fifth Avenue Major Decisions (or the implementation of any recommended actions outlined in an asset status report). The consultation right of the 261 Fifth Avenue Non-Controlling Note Holder will expire ten (10) business days after the delivery by the applicable master servicer or special servicer of written notice of such proposed action and all related information, whether or not the 261 Fifth Avenue Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding such consultation rights, the applicable master servicer or special servicer for the 261 Fifth Avenue Loan Pair is permitted to implement any 261 Fifth Avenue Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with

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respect to such decision is necessary to protect the interests of the holders of the 261 Fifth Avenue Notes as a collective whole.

In addition, the 261 Fifth Avenue Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or the special servicer under the Pooling and Servicing Agreement, or after the 261 Fifth Avenue Companion Loan Securitization Date, the master servicer or the special servicer under the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the 261 Fifth Avenue Loan Pair are discussed.

Neither the master servicer nor the special servicer under the Pooling and Servicing Agreement, or after the 261 Fifth Avenue Companion Loan Securitization Date, the master servicer and the special servicer under the 261 Fifth Avenue Pooling and Servicing Agreement, may follow any direction or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the 261 Fifth Avenue Intercreditor Agreement, the Pooling and Servicing Agreement or the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable, or the related mortgage loan documents.

If a servicer termination event has occurred that affects the 261 Fifth Avenue Non-Controlling Note Holder, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement or the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable, solely with respect to the 261 Fifth Avenue Loan Pair.

Sale of Defaulted Mortgage Loan. If the 261 Fifth Avenue Loan Pair becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the 261 Fifth Avenue Mortgage Loan together with the 261 Fifth Avenue Companion Loan as a single whole loan. The 261 Fifth Avenue Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. In addition, the consent of the 261 Fifth Avenue Non-Controlling Note Holder will be required with respect to any such sale unless the applicable special servicer provides to such holder certain notices and information, including, among other things, fifteen (15) business days’ prior notice of its intent to sell such loan pair and copies of bid materials received in connection with such sale. With respect to a sale of the 261 Fifth Avenue Mortgage Loan while it is a serviced mortgage loan under the Pooling and Servicing Agreement, see “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” in this free writing prospectus.

Appointment of Special Servicer. The 261 Fifth Avenue Controlling Note Holder (or, if such controlling note is an asset of a securitization trust, the related class representative (during a “subordinate control period” or equivalent period under the related pooling and servicing agreement) or the related certificateholders with the requisite percentage of voting rights (other than during a “subordinate control period” or equivalent period under the related pooling and servicing agreement) may remove the existing special servicer for the Aviare Place Apartments Non-Serviced Loan Combination, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Pooling and Servicing Agreement or the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable.

The WPC Department Store Portfolio Loan Pair

The mortgaged property identified on APPENDIX I to this free writing prospectus as WPC Department Store Portfolio (the “WPC Department Store Portfolio Mortgaged Property”) secures a mortgage loan evidenced by three (3) promissory notes, each dated as of June 26, 2015 and bearing the same rate of interest, as follows: (i) promissory note A-2, in the original principal amount of $20,100,000 (the “WPC Department Store Portfolio Mortgage Loan”), (ii) promissory notes A-1, in the original principal amount of $19,900,000 and (iii) promissory note A-3, in the original principal amounts of $17,170,000, respectively (together with promissory note A-1, the “WPC Department Store Portfolio Serviced Companion Loans” and, together with the WPC Department Store Portfolio Mortgage Loan, the “WPC Department Store Portfolio Loan Pair”). The WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The WPC Department Store

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Portfolio Serviced Companion Loans are pari passu in right of payment with the WPC Department Store Portfolio Mortgage Loan. The WPC Department Store Portfolio Mortgage Loan is included in the Issuing Entity. The WPC Department Store Portfolio Serviced Companion Loans are not included in the Issuing Entity; the portion thereof represented by promissory note A-3 is currently held by the CSAIL 2015-C3 securitization trust, and the portion thereof represented by promissory note A-1 is currently held by UBS Real Estate Securities Inc. and is expected to be included in a future securitization trust.

Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to the WPC Department Store Portfolio Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the WPC Department Store Portfolio Serviced Companion Loans.

Servicing of the WPC Department Store Portfolio Loan Pair

Prior to the closing date, the WPC Department Store Portfolio Loan Pair will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 securitization, dated as of August 1, 2015 (the “CSAIL 2015-C3 PSA”), between Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator, and Wells Fargo Bank, National Association, as trustee. On and after the closing date, the WPC Department Store Portfolio Loan Combination (including the WPC Department Store Portfolio Mortgage Loan) and any related REO property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement for this securitization and the applicable Intercreditor Agreement.

The WPC Department Store Portfolio Intercreditor Agreement

The intercreditor agreement entered into between the holders of the WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans (the “WPC Department Store Portfolio Intercreditor Agreement”) provides, in general, that:

•	The WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans are of equal priority with each other and neither will have priority or preference over the other;

•	All payments, proceeds and other recoveries on the WPC Department Store Portfolio Loan Pair will be applied to the WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the related mortgage loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related pooling and servicing agreement); and

•	The controlling note holder under the WPC Department Store Portfolio Intercreditor Agreement (the “WPC Department Store Portfolio Controlling Note Holder”) will be the controlling class representative under the Pooling and Servicing Agreement; provided that no borrower, property manager or affiliate thereof will be entitled to act as the directing holder (such party, the “WPC Department Store Portfolio Directing Holder”).

For the avoidance of doubt, the Pooling and Servicing agreement will subject the Trust, as the controlling note holder for the WPC Department Store Portfolio Loan Pair under the WPC Department Store Portfolio Intercreditor Agreement (and the controlling class representative), to the same restrictions relating to LNR Partners, LLC and LNR Securities Holdings, LLC (described in “Servicing of the Mortgage Loans—The Special Servicer—Replacement of the Special Servicer Without Cause” in this free writing prospectus) as regards the removal of the Special Servicer without cause.

Certain Rights of the WPC Department Store Portfolio Non-Controlling Note Holders. The special servicer will be required (i) to provide to each WPC Department Store Portfolio Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under

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the Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the WPC Department Store Portfolio Loan Pair or any proposed action to be taken in respect of a Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative under the Pooling and Servicing Agreement due to the expiration of the Subordinate Control Period or the Collective Consultation Period and (ii) to consult each WPC Department Store Portfolio Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of Major Decisions with respect to the WPC Department Store Portfolio Loan Pair (each, a “WPC Department Store Portfolio Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to the related WPC Department Store Portfolio Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such WPC Department Store Portfolio Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). Neither the master servicer nor special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holders of the WPC Department Store Portfolio Serviced Companion Loans (or their representatives).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans, it may take, in accordance with the servicing standard, any action constituting a WPC Department Store Portfolio Major Decision with respect to the WPC Department Store Portfolio Loan Pair or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each WPC Department Store Portfolio Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the WPC Department Store Portfolio Loan Pair are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of the WPC Department Store Portfolio Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the WPC Department Store Portfolio Loan Pair, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “WPC Department Store Portfolio Non-Controlling Note Holders” will be the holders of the WPC Department Store Portfolio Serviced Companion Loans and the rights of such holders described above will, in each case, initially be exercisable by the related controlling class representative under the related pooling and servicing agreement during any subordinate control period or collective consultation period (or equivalent period), each such term as defined in such pooling and servicing agreement.

Sale of Defaulted Mortgage Loan. Under the WPC Department Store Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement, upon the WPC Department Store Portfolio Loan Pair becoming a defaulted mortgage loan, if the special servicer decides to sell the WPC Department Store Portfolio Mortgage Loan, the special servicer will be required to sell the WPC Department Store Portfolio Mortgage Loan and the WPC Department Store Portfolio Serviced Companion Loans together as notes evidencing one whole loan in accordance with the terms of the related Pooling and Servicing Agreement.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the WPC Department Store Portfolio Loan Pair if it becomes a defaulted whole loan without the written consent of the holders of the WPC Department Store Portfolio Serviced Companion Loans, unless the special servicer has delivered to the holders of the WPC Department Store Portfolio Serviced Companion Loans: (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the WPC Department Store Portfolio Loan Pair; (b) at least ten (10) days

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prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the WPC Department Store Portfolio Loan Pair, and any documents in the servicing file requested by the holder of the WPC Department Store Portfolio Serviced Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WPC Department Store Portfolio Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale. Subject to the foregoing, each holder of the WPC Department Store Portfolio Serviced Companion Loans is permitted to submit an offer at any sale of the WPC Department Store Portfolio Loan Pair unless such person is the borrower or an agent or affiliate of the borrower.

The 200 Helen Street A/B Whole Loan

The mortgaged property identified on APPENDIX I to this free writing prospectus as 200 Helen Street (the “200 Helen Street Mortgaged Property”) secures a mortgage loan evidenced by two (2) promissory notes, as follows: (1) a senior promissory note, in the original principal amount of $41,500,000 (the “200 Helen Street Mortgage Loan”) and a subordinated B Note in the original principal balance of $10,000,000 (the “200 Helen Street B Note”). The 200 Helen Street Mortgage Loan and the 200 Helen Street B Note are together referred to as the “200 Helen Street A/B Whole Loan”.

The 200 Helen Street Mortgage Loan, with an outstanding principal balance as of the Cut-off date of $41,500,000, and the 200 Helen Street B Note, with an outstanding principal balance as of the Cut-off date of $9,936,740 are cross-defaulted and have the same borrower, maturity date and prepayment structure. The 200 Helen Street Mortgage Loan is interest-only during the term of such Mortgage Loan while the 200 Helen Street B Note amortizes based on the amortization schedule attached to this free writing prospectus as APPENDIX VIII-B.

The initial holder of the 200 Helen Street Mortgage Loan and the initial holder of the 200 Helen Street B Note have entered into an agreement between noteholders (the “200 Helen Street Intercreditor Agreement”). The 200 Helen Street B Note initially will be held by Prima Mortgage Investment Trust, LLC (or an affiliate thereof) or by a third party purchaser, which holder may sell or transfer the 200 Helen Street B Note at any time, subject to compliance with the requirements of the 200 Helen Street Intercreditor Agreement. The 200 Helen Street B Note is not included in the Issuing Entity but will be serviced pursuant to the Pooling and Servicing Agreement.

For purposes of the information presented in this free writing prospectus with respect to the 200 Helen Street Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the 200 Helen Street Mortgage Loan and does not take into account the 200 Helen Street B Note. Payments made in respect of the 200 Helen Street A/B Whole Loan will be applied in accordance with the 200 Helen Street Intercreditor Agreement.

The 200 Helen Street Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the 200 Helen Street Mortgage Loan, (ii) any other event of default for which the 200 Helen Street Mortgage Loan is actually accelerated, (iii) any other event of default which causes the 200 Helen Street Mortgage Loan to become a specially serviced loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “200 Helen Street Sequential Pay Event”) (or if such a default has occurred but has been cured by the 200 Helen Street B Note holder, or the default cure period has not yet expired and the 200 Helen Street B Note holder is diligently exercising its cure rights under the 200 Helen Street Intercreditor Agreement), after payment of amounts for reserves or escrows required by the related mortgage loan documents and amounts payable or reimbursable under the Pooling and Servicing Agreement to the master servicer, special servicer, trust advisor, certificate administrator or trustee, payments and proceeds received with respect to the 200 Helen Street A/B Whole Loan will generally be applied in the following order:

•	first, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal of the 200 Helen Street Mortgage Loan at its net interest rate;

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•	second, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to the 200 Helen Street Mortgage Loan’s percentage interest in the 200 Helen Street A/B Whole Loan of principal payments received, if any, until the principal balance has been reduced to zero;

•	third, to the holder of the 200 Helen Street Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on its behalf and not previously paid or reimbursed);

•	fourth, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to its percentage interest in the 200 Helen Street A/B Whole Loan of any prepayment premium to the extent paid by the borrower;

•	fifth, if as a result of a workout, the principal balance of the 200 Helen Street Mortgage Loan has been reduced, to the holder of the 200 Helen Street Mortgage Loan in an amount up to the reduction of such principal balance as a result of such workout, plus interest on such amount at the related note rate;

•	sixth, to the 200 Helen Street B Note holder in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal balance of its note at its net interest rate;

•	seventh, to the 200 Helen Street B Note holder in an amount equal to its percentage interest in the 200 Helen Street A/B Whole Loan of principal payments received, if any, until its balance has been reduced to zero;

•	eighth, to the 200 Helen Street B Note holder in an amount equal to its percentage interest in the 200 Helen Street A/B Whole Loan of any prepayment premium to the extent paid by the borrower;

•	ninth, to the extent the 200 Helen Street B Note holder has made any payments or advances in the exercise of its cure rights under the 200 Helen Street Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the 200 Helen Street B Note has been reduced, such excess amount is required to be paid to the 200 Helen Street B Note holder in an amount up to the reduction, if any, of the principal balance of the 200 Helen Street B Note as a result of such workout, plus interest on such amount at the applicable interest rate;

•	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 200 Helen Street A/B Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note holder, pro rata, based on their respective percentage interests in the 200 Helen Street A/B Whole Loan;

•	twelfth, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower;

•	thirteenth, to the 200 Helen Street B Note holder in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower; and

•	fourteenth, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the 200 Helen Street A/B Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note holder, based on their respective initial percentage interests in the 200 Helen Street A/B Whole Loan.

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Following the occurrence and during the continuance of a 200 Helen Street Sequential Pay Event, after payment of all amounts for reserves or escrows required by the related mortgage loan documents and amounts then payable or reimbursable under the Pooling and Servicing Agreement to the master servicer, special servicer, trust advisor, certificate administrator and trustee, payments and proceeds with respect to the 200 Helen Street A/B Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal of the 200 Helen Street Mortgage Loan at its net interest rate;

•	second, to the holder of the 200 Helen Street Mortgage Loan, based on its outstanding principal balance until the principal balance has been reduced to zero;

•	third, to the holder of the 200 Helen Street Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on its behalf and not previously paid or reimbursed);

•	fourth, to the holder of the 200 Helen Street Mortgage Loan in an amount equal to the 200 Helen Street Mortgage Loan’s percentage interest in the 200 Helen Street A/B Whole Loan of any prepayment premium to the extent paid by the borrower;

•	fifth, if as a result of a workout, the principal balance of the 200 Helen Street Mortgage Loan has been reduced, to the holder of the 200 Helen Street Mortgage Loan in an amount up to the reduction of such principal balance as a result of such workout, plus interest on such amount at the related note rate;

•	sixth, to the 200 Helen Street B Note holder in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal balance of its note at its net interest rate;

•	seventh, to the 200 Helen Street B Note holder in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

•	eighth, to the 200 Helen Street B Note holder in an amount equal to its percentage interest in the 200 Helen Street A/B Whole Loan of any prepayment premium to the extent paid by the borrower;

•	ninth, to the extent the 200 Helen Street B Note holder has made any payments or advances in the exercise of its cure rights under the 200 Helen Street Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the 200 Helen Street B Note has been reduced, such excess amount is required to be paid to the 200 Helen Street B Note holder in an amount up to the reduction, if any, of the 200 Helen Street B Note principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

•	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the 200 Helen Street Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note holder, pro rata, based on their respective percentage interests in the 200 Helen Street A/B Whole Loan;

•	twelfth, to the holders of the 200 Helen Street Mortgage Loan in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower;

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•	thirteenth, to the 200 Helen Street B Note holder in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower; and

•	fourteenth, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the 200 Helen Street A/B Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note holder, based on their respective initial percentage interests in the 200 Helen Street A/B Whole Loan.

Certain Rights of the 200 Helen Street B Note Holder.

For so long as the 200 Helen Street B Note holder is the 200 Helen Street Directing Holder (as defined below), the master servicer and the special servicer will be required to notify the 200 Helen Street B Note holder (or its designee) in writing and receive written or deemed approval with respect to the following actions (“200 Helen Street Major Decisions”):

(i)      any workout or other change to the 200 Helen Street A/B Whole Loan that would result in any modification of, or waiver with respect to, the 200 Helen Street A/B Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 200 Helen Street A/B Whole Loan or a modification or waiver of any other monetary term of the 200 Helen Street A/B Whole Loan relating to the amount or timing of any payment of principal or interest or any other sums (including the acceptance of discounted pay-offs with respect thereto and reserve requirements but excluding waivers of default interest and late charges) due and payable under the related whole loan documents or a modification or waiver of any material non-monetary provision of the 200 Helen Street A/B Whole Loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related mortgaged property or the borrower;

(ii)     any modification of, or waiver with respect to, the 200 Helen Street A/B Whole Loan that would result in a discounted pay-off of the 200 Helen Street B Note;

(iii)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(iv)    any material direct or indirect sale of all or any material portion of the related mortgaged property or REO Property other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no material lender discretion;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(vi)    any substitution, release or addition of collateral for the 200 Helen Street A/B Whole Loan other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion;

(vii)   any release of the borrower or guarantor from liability with respect to the 200 Helen Street A/B Whole Loan including, without limitation, by acceptance of an assumption of the 200 Helen Street A/B Whole Loan by a successor borrower or replacement guarantor other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion;

(viii)  any property management company changes (including, but not limited to, the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement), in each case, to the extent lender is required to consent or approve the same under the 200 Helen Street A/B Whole Loan;

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(ix)         any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) to accelerate the 200 Helen Street A/B Whole Loan (other than automatic accelerations pursuant to the terms of the 200 Helen Street A/B Whole Loan);

(x)          any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a mortgagor or guarantor releasing a mortgagor or guarantor from liability under the 200 Helen Street A/B Whole Loan other than pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion;

(xi)         the determination of the special servicer that (a) a non-monetary default (other than an acceptable insurance default) has occurred that materially impairs the value of the related mortgaged property as security for the 200 Helen Street A/B Whole Loan or otherwise materially adversely affects the interests of the related certificateholders or noteholders in the 200 Helen Street A/B Whole Loan or (b) a default (other than an acceptable insurance default) is reasonably foreseeable, and such default would materially impair the value of the related mortgaged property as security for the 200 Helen Street A/B Whole Loan or otherwise materially adversely affect the interest of the related certificateholders or Noteholders in the 200 Helen Street A/B Whole Loan, and, in the case of either the foregoing clause (a) or (b), such default is likely to continue unremedied for the applicable cure period under the terms of the 200 Helen Street A/B Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the 200 Helen Street A/B Whole Loan);

(xii)        any transfer of the related mortgaged property or any portion thereof, or any transfer of any direct or indirect ownership interest in the 200 Helen Street A/B Whole Loan borrower, other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion;

(xiii)       any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion);

(xiv)       following an event of default with respect to the 200 Helen Street A/B Whole Loan, any acceleration of the 200 Helen Street A/B Whole Loan or initiation of judicial bankruptcy or similar proceedings under the related whole loan documents or with respect to the borrower or the related mortgaged property or the voting on any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xv)        any determination of an acceptable insurance default;

(xvi)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xvii)      any proposed modification or waiver of any material provision in the related whole loan documents governing the type, nature or amount of insurance coverage required to be maintained by the borrower;

(xviii)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related mortgaged property;

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(xix)   any approval of a “major lease” or any modification, amendment or renewal thereof (to the extent the lender’s approval is required);

(xx)    the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty; and

(xxi)   releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the 200 Helen Street A/B Whole Loan and for which there is no lender discretion.

The 200 Helen Street A/B Whole Loan Directing Holder.

Pursuant to the 200 Helen Street Intercreditor Agreement, the directing holder (the “200 Helen Street A/B Whole Loan Directing Holder”) with respect to the 200 Helen Street A/B Whole Loan, as of any date of determination, will be:

•	the 200 Helen Street B Note holder, unless (i) a 200 Helen Street AB Control Appraisal Event has occurred and is continuing or (ii) the 200 Helen Street B Note or any interest in the 200 Helen Street B Note is held by (a) the related borrower or (b) an affiliate of the related borrower;

•	the holder of the 200 Helen Street Mortgage Loan (or the controlling class representative under the Pooling and Servicing Agreement), if an event described in either subclause (i) or (ii) of the immediately preceding bullet has occurred and is continuing; and

•	if an event described in either subclause (i) or (ii) of the second immediately preceding bullet has occurred and is continuing and an interest in the 200 Helen Street Mortgage Loan is held by (a) the related borrower or (b) an affiliate of the related borrower, then the rights of the 200 Helen Street A/B Whole Loan Directing Holder will be declared null and void.

A “200 Helen Street AB Control Appraisal Event” will be deemed to have occurred with respect to the 200 Helen B Note, if and for so long as (a)(1) the initial unpaid principal balance of the 200 Helen Street B Note minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 200 Helen Street B Note, (y) any Appraisal Reduction for the 200 Helen Street A/B Whole Loan that is allocated to the 200 Helen Street B Note as of the date of such determination and (z) any losses realized with respect to the 200 Helen Street Mortgaged Property or the 200 Helen Street A/B Whole Loan that are allocated to the 200 Helen Street B Note, plus (3) 200 Helen Street Threshold Event Collateral is less than (b) 25% of the remainder of the (i) initial unpaid principal balance of the 200 Helen Street B Note less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 200 Helen Street B Note holder.

The 200 Helen Street B Note holder is entitled to avoid an 200 Helen Street AB Control Appraisal Event caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the amount of the 200 Helen Street Additional Collateral Amount and in the form of either (x) cash collateral acceptable to the master servicer and the special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the 200 Helen Street Intercreditor Agreement (either (x) or (y), the “200 Helen Street Threshold Event Collateral”). “200 Helen Street Additional Collateral Amount” means an amount which, when added to the appraised value of the related mortgaged property as used to calculate any Appraisal Reduction for the 200 Helen Street A/B Whole Loan pursuant to the Pooling and Servicing Agreement, would (if possible) reduce such Appraisal Reduction enough to cause the applicable 200 Helen Street AB Control Appraisal Event not to occur.

If the Issuing Entity is the 200 Helen Street A/B Whole Loan Directing Holder, then, during a Subordinate Control Period, the controlling class representative under the Pooling and Servicing Agreement will be entitled to exercise the rights of the 200 Helen Street A/B Whole Loan Directing Holder with respect to the 200 Helen Street A/B Whole Loan. In its capacity as representative of the 200 Helen Street A/B Whole Loan Directing Holder under the 200 Helen Street Intercreditor Agreement, the controlling class representative under the Pooling and Servicing

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Agreement will be entitled to exercise all of the rights of the 200 Helen Street A/B Whole Loan Directing Holder under the 200 Helen Street Intercreditor Agreement as well as the rights set forth under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus with respect to the 200 Helen Street A/B Whole Loan during a Subordinate Control Period, and the implementation of any recommended actions outlined in an asset status report with respect to the 200 Helen Street A/B Whole Loan will require the approval of the controlling class representative under the Pooling and Servicing Agreement as and to the extent described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the controlling class representative will have the same consent and/or consultation rights with respect to the 200 Helen Street A/B Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity that are not part of a whole loan.

If an event of default with respect to the 200 Helen Street A/B Whole Loan has occurred and is continuing, the 200 Helen Street B Note holder will have the option to purchase the 200 Helen Street Mortgage Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the 200 Helen Street Mortgage Loan, (b) accrued and unpaid interest on the 200 Helen Street Mortgage Loan through the end of the related interest accrual period, (c) any other amounts due under the 200 Helen Street Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the related mortgage loan documents, including among other items, property advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable with respect to the 200 Helen Street A/B Whole Loan, if (i) the 200 Helen Street A/B Whole Loan borrower or borrower related party is the purchaser or (ii) if the 200 Helen Street A/B Whole Loan is not purchased within ninety (90) days after the first such option first becomes exercisable pursuant to the 200 Helen Street Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the 200 Helen Street Intercreditor Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

In the event that the 200 Helen Street borrower fails to make any payment of principal or interest on the 200 Helen Street A/B Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the 200 Helen Street A/B Whole Loan, the 200 Helen Street B Note holder will have the right to cure such event of default subject to certain limitations set forth in the 200 Helen Street Intercreditor Agreement. The 200 Helen Street B Note holder will be limited to four (4) cures over the life of the 200 Helen Street A/B Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive.

Pursuant to the 200 Helen Street Intercreditor Agreement, the 200 Helen Street B Note holder (unless (i) a 200 Helen Street AB Control Appraisal Event has occurred and is continuing or (ii) the 200 Helen Street B Note or any interest in the 200 Helen Street B Note is held by (a) the related borrower or (b) an affiliate of the related borrower) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the Pooling and Servicing Agreement, to replace the special servicer then acting with respect to the 200 Helen Street A/B Whole Loan and appoint a replacement special servicer in lieu of such special servicer. After the occurrence of a 200 Helen Street AB Control Appraisal Event or if the 200 Helen Street B Note or any interest in the 200 Helen Street B Note is held by (a) the related borrower or (b) an affiliate of the related borrower, the controlling class representative under the Pooling and Servicing Agreement (during a Subordinate Control Period), or the applicable Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period and any Senior Consultation Period) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the Pooling and Servicing Agreement, to replace the special servicer then acting with respect to the 200 Helen Street A/B Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Sale of Defaulted Mortgage Loan. Upon the 200 Helen Street A/B Whole Loan becoming a defaulted mortgage loan, if the special servicer decides to sell the 200 Helen Street Mortgage Loan, such special servicer will not be required to sell the 200 Helen Street Mortgage Loan and the 200 Helen Street B Note together as notes evidencing one whole loan in accordance with the terms of the Pooling and Servicing Agreement.

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The Non-Serviced Loan Combinations

The Non-Serviced Loan Combinations related to the Issuing Entity as of the Closing Date are the Charles River Plaza North Non-Serviced Loan Combination, The Mall of New Hampshire Non-Serviced Loan Combination and the Aviare Place Apartments Non-Serviced Loan Combination. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan and the related pari passu companion loan will be a “Non-Serviced Loan Combination.” See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” above.

The Charles River Plaza North Non-Serviced Loan Combination

The mortgaged property identified on APPENDIX I to this free writing prospectus as Charles River Plaza North (the “Charles River Plaza North Mortgaged Property”) secures a mortgage loan evidenced by four (4) promissory notes, each dated as of July 7, 2015 and bearing the same rate of interest, as follows: (1) promissory note A-3-1, in the original principal amount of $73,000,000 (the “Charles River Plaza North Mortgage Loan”), (2) promissory notes A-1 and A-2, in the original principal amounts of $110,000,000 and $20,000,000, respectively, and promissory note A-3-2, in the original principal amount of $8,000,000 (collectively, the “Charles River Plaza North Non-Serviced Companion Loan”), and (3) a junior promissory note, in the original principal amount of $34,000,000 (the “Charles River Plaza North Non-Serviced B Note” and together with the Charles River Plaza North Non-Serviced Companion Loan, collectively, the “Charles River Plaza North Non-Serviced Companion Loan” and, together with the Charles River Plaza North Mortgage Loan, the “Charles River Plaza North Non-Serviced Loan Combination”). The Charles River Plaza North Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $72,884,027 and the Charles River Plaza North Non-Serviced Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $137,780,764, are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Charles River Plaza North Non-Serviced Companion Loan is pari passu in right of payment with the Charles River Plaza North Mortgage Loan. The Charles River Plaza North Non-Serviced B Note is subordinate in right of payment with the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan. The Charles River Plaza North Mortgage Loan is included in the Issuing Entity. The Charles River Plaza North Non-Serviced Companion Loan and the Charles River Plaza North Non-Serviced B Note are not included in the Issuing Entity. The Charles River Plaza North Non-Serviced Companion Loan is currently held by the CSAIL 2015-C3 securitization trust. The Charles River Plaza North Non-Serviced B Note is currently held by a third-party investor, Prima Mortgage Investment Trust, LLC.

Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to the Charles River Plaza North Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Charles River Plaza North Non-Serviced Companion Loan and does not the Charles River Plaza North Non-Serviced B Note.

Servicing of the Charles River Plaza North Non-Serviced Loan Combination

The Charles River Plaza North Non-Serviced Loan Combination will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 securitization, dated as of August 1, 2015 (the “CSAIL 2015-C3 PSA”), between Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator, and Wells Fargo Bank, National Association, as trustee. The CSAIL 2015-C3 PSA constitutes the “Non-Serviced Mortgage Loan Pooling and Servicing Agreement” with respect to the Charles River Plaza North Non-Serviced Loan Combination. The servicing terms of such Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the servicing terms of the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Charles River Plaza North Mortgage Loan” in this free writing prospectus.

The Charles River Plaza North Intercreditor Agreement (as defined below) provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, will be obligated to administer the Charles River Plaza North Non-Serviced Loan Combination consistently with the terms of such intercreditor agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. None of

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the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to make principal and interest advances on the Charles River Plaza North Mortgage Loan, but the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the Charles River Plaza North Non-Serviced Loan Combination unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. P&I Advances on the Charles River Plaza North Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the master servicer, the special servicer or the trustee will be obligated to make Servicing Advances with respect to the Charles River Plaza North Non-Serviced Loan Combination under the Pooling and Servicing Agreement.

The Charles River Plaza North Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Charles River Plaza North Mortgage Loan, the Charles River Plaza North Non-Serviced Companion Loan and the Charles River Plaza North Non-Serviced B Note (the “Charles River Plaza North Intercreditor Agreement”), prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Charles River Plaza North Non-Serviced Loan Combination, (ii) any other event of default for which the Charles River Plaza North Non-Serviced Loan Combination is actually accelerated, (iii) any other event of default which causes the Charles River Plaza North Non-Serviced Loan Combination to become a specially serviced loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Charles River Plaza North Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Charles River Plaza North Non-Serviced B Note holder or the default cure period has not yet expired and the Charles River Plaza North Non-Serviced B Note holder is diligently exercising its cure rights under the Charles River Plaza North Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the related mortgage loan documents and amounts payable or reimbursable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement to the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trust Advisor, Non-Serviced Mortgage Loan Certificate Administrator or Non-Serviced Mortgage Loan Trustee, payments and proceeds received with respect to the Charles River Plaza North Non-Serviced Loan Combination will generally be applied in the following order:

•	first, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal of their respective notes at their net interest rate;

•	second, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Charles River Plaza North Non-Serviced Loan Combination of principal payments received, if any, until their principal balances have been reduced to zero;

•	third, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interest in the Charles River Plaza Non-Serviced Loan Combination of any prepayment premium to the extent paid by the borrower;

•	fifth, if as a result of a workout, the principal balance of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan have been reduced, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion

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Loan in an amount up to the reduction of such principal balance as a result of such workout, plus interest on such amount at the related note rate;

•	sixth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal balance of its note at its net interest rate;

•	seventh, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to its percentage interest in the Charles River Plaza North Non-Serviced Loan Combination of principal payments received, if any, until its balance has been reduced to zero;

•	eighth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to its percentage interest in the Charles River Plaza North Non-Serviced Loan Combination of any prepayment premium to the extent paid by the borrower;

•	ninth, to the extent the Charles River Plaza North Non-Serviced B Note holder has made any payments or advances in the exercise of its cure rights under the Charles River Plaza North Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Charles River Plaza North Non-Serviced B Note has been reduced, such excess amount is required to be paid to the Charles River Plaza North Non-Serviced B Note holder in an amount up to the reduction, if any, of the principal balance of the Charles River Plaza North Non-Serviced B Note as a result of such workout, plus interest on such amount at the applicable interest rate;

•	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer (in each case provided that such reimbursements or payments relate to the Charles River Plaza North Non-Serviced Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Charles River Plaza North Mortgage Loan, the Charles River Plaza North Non-Serviced Companion Loan holder and the Charles River Plaza North Non-Serviced B Note holder, pro rata, based on their respective percentage interests in the Charles River Plaza North Non-Serviced Loan Combination;

•	twelfth, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan on a pro rata and pari passu basis in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower;

•	thirteenth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower; and

•	fourteenth, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the Charles River Plaza North Non-Serviced Loan Combination, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the Charles River Plaza North Mortgage Loan, the Charles River Plaza North Non-Serviced Companion Loan holder and the Charles River Plaza North Non-Serviced B Note holder, based on their respective initial percentage interests in the Charles River Plaza North Non-Serviced Loan Combination.

Following the occurrence and during the continuance of a Charles River Plaza North Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the related mortgage loan documents and amounts then payable or reimbursable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement to the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer, Non-Serviced Mortgage Loan Trust Advisor, Non-Serviced Mortgage Loan Certificate Administrator and Non-Serviced Mortgage

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Loan Trustee, payments and proceeds with respect to the Charles River Plaza North Non-Serviced Loan Combination will generally be applied in the following order, in each case to the extent of available funds:

•	first, to the holder of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan holder pro rata in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal of their respective notes at their net interest rate;

•	second, to the holder of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan holder, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

•	third, to the holder of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan Holder on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder (or paid or advanced by the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer on their behalf and not previously paid or reimbursed);

•	fourth, to the holder of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan Holder on a pro rata and pari passu basis in an amount equal to their respective percentage interest in the Charles River Plaza Non-Serviced Loan Combination of any prepayment premium to the extent paid by the borrower;

•	fifth, if as a result of a workout, the principal balance of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan have been reduced, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan in an amount up to the reduction of such principal balance as a result of such workout, plus interest on such amount at the related note rate;

•	sixth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to the accrued and unpaid interest (other than Excess Interest) on the outstanding principal balance of its note at its net interest rate;

•	seventh, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

•	eighth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to its percentage interest in the Charles River Plaza Non-Serviced Loan Combination of any prepayment premium to the extent paid by the borrower;

•	ninth, to the extent the Charles River Plaza North Non-Serviced B Note holder has made any payments or advances in the exercise of its cure rights under the Charles River Plaza North Intercreditor Agreement, to reimburse such holder for all such cure payments;

•	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the Charles River Plaza North Non-Serviced B Note has been reduced, such excess amount is required to be paid to the Charles River Plaza North Non-Serviced B Note holder in an amount up to the reduction, if any, of the Charles River Plaza North Non-Serviced B Note principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

•	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer (in each case provided that such reimbursements or payments relate to the Charles River Plaza North Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Charles River Plaza North Mortgage Loan, the

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Charles River Plaza North Companion Loan Holder and the Charles River Plaza North Non-Serviced B Note holder, pro rata, based on their respective percentage interests in the Charles River Plaza North Non-Serviced Loan Combination;

•	twelfth, to the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan on a pro rata and pari passu basis in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower;

•	thirteenth, to the Charles River Plaza North Non-Serviced B Note holder in an amount equal to its percentage interest of any Excess Interest to the extent paid by the borrower; and

•	fourteenth, if any excess amount, including default interest and late payment charges, is available to be distributed in respect of the Charles River Plaza North Non-Serviced Loan Combination, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the Charles River Plaza North Mortgage Loan, the Charles River Plaza North Companion Loan Holders and the Charles River Plaza North Non-Serviced B Note holder, based on their respective initial percentage interests in the Charles River Plaza North Non-Serviced Loan Combination.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Charles River Plaza North Mortgage Loan pursuant to the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Charles River Plaza North Mortgage Loan or, as and to the extent described under “Description of the Offered Certificates—Advances” in this free writing prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Charles River Plaza North Non-Serviced Companion Loan (other than the Charles River Plaza North Non-Serviced B Note) or any loans included in any future securitization trust related to such companion loans.

In the case of the Charles River Plaza North Non-Serviced Loan Combination, certain costs and expenses (such as a pro rata share of any related property advances) allocable to the Charles River Plaza North Non-Serviced Companion Loan, the Charles River Plaza North Non-Serviced B Note or the Charles River Plaza North Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right, if any, to reimbursement from future payments and other collections on such Charles River Plaza North Non-Serviced Companion Loan or from general collections of a securitization trust holding such companion loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Certain Rights of the Charles River Plaza Non-Serviced B Note Holder.

For so long as the Charles River Plaza North Non-Serviced B Note holder is the Charles River Plaza North Non-Serviced Loan Combination Directing Holder (as defined below), the Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer will be required to notify the Charles River Plaza North Non-Serviced B Note holder (or its designee) in writing and receive written or deemed approval with respect to the following actions (“Charles River Plaza North Major Decisions”):

(i)     any workout or other change to the Charles River Plaza North Non-Serviced Loan Combination that would result in any modification of, or waiver with respect to, Charles River Plaza North Non-Serviced Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Charles River Plaza North Non-Serviced Loan Combination or a modification or waiver of any other monetary term of the Charles River Plaza North Non-Serviced Loan Combination relating to the amount or timing of any payment of principal or interest or any other sums (including the acceptance of discounted pay-offs with respect thereto and reserve requirements but excluding waivers of default interest and late charges) due and payable under the related whole loan documents or a modification or waiver of any material non-monetary provision of the Charles River Plaza North Non-Serviced Loan Combination, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related mortgaged property or the borrower;

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(ii)    any modification of, or waiver with respect to, the Charles River Plaza North Non-Serviced Loan Combination that would result in a discounted pay-off of the Charles River Plaza North Non-Serviced B Note;

(iii)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(iv)   any material direct or indirect sale of all or any material portion of the related mortgaged property or REO Property other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no material lender discretion;

(v)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(vi)   any substitution, release or addition of collateral for the Charles River Plaza North Non-Serviced Loan Combination other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion;

(vii)  any release of the borrower or guarantor from liability with respect to the Charles River Plaza North Non-Serviced Loan Combination including, without limitation, by acceptance of an assumption of the Charles River Plaza North Non-Serviced Loan Combination by a successor borrower or replacement guarantor other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion;

(viii) any property management company changes (including, but not limited to, the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement), in each case, to the extent lender is required to consent or approve the same under the Charles River Plaza North Non-Serviced Loan Combination;

(ix)   any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) to accelerate the Charles River Plaza North Non-Serviced Loan Combination (other than automatic accelerations pursuant to the terms of the Charles River Plaza North Non-Serviced Loan Combination);

(x)    any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a mortgagor or guarantor releasing a mortgagor or guarantor from liability under the Charles River Plaza North Non-Serviced Loan Combination other than pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion;

(xi)   the determination of the Non-Serviced Mortgage Loan Special Servicer that (a) a non-monetary default (other than an acceptable insurance default) has occurred that materially impairs the value of the related mortgaged property as security for the Charles River Plaza North Non-Serviced Loan Combination or otherwise materially adversely affects the interests of the related certificateholders or Noteholders in the Charles River Plaza North Non-Serviced Loan Combination or (b) a default (other than an acceptable insurance default) is reasonably foreseeable, and such default would materially impair the value of the related mortgaged property as security for the Charles River Plaza North Non-Serviced Loan Combination or otherwise materially adversely affect the interest of the related certificateholders or Noteholders in the Charles River Plaza North Non-Serviced Loan Combination, and, in the case of either the foregoing clause (a) or (b), such default is likely to continue unremedied for the applicable cure period under the terms of the Charles River Plaza North Non-Serviced Loan Combination or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Charles River Plaza North Non-Serviced Loan Combination);

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(xii)       any transfer of the related mortgaged property or any portion thereof, or any transfer of any direct or indirect ownership interest in the Charles River Plaza North Non-Serviced Loan Combination borrower, other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion;

(xiii)      any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion);

(xiv)      following an event of default with respect to the Charles River Plaza North Non-Serviced Loan Combination, any acceleration of the Charles River Plaza North Non-Serviced Loan Combination or initiation of judicial bankruptcy or similar proceedings under the related whole loan documents or with respect to the borrower or the related mortgaged property or the voting on any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xv)       any determination of an acceptable insurance default;

(xvi)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xvii)     any proposed modification or waiver of any material provision in the related whole loan documents governing the type, nature or amount of insurance coverage required to be maintained by the borrower;

(xviii)    any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related mortgaged property;

(xix)      any approval of a “major lease” or any modification, amendment or renewal thereof (to the extent lender’s approval is required);

(xx)       the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty; and

(xxi)      releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the Charles River Plaza North Non-Serviced Loan Combination and for which there is no lender discretion.

The Charles River Plaza North Non-Serviced Loan Combination Directing Holder.

Pursuant to the Charles River Plaza North Intercreditor Agreement, the directing holder (the “Charles River Plaza North Non-Serviced Loan Combination Directing Holder”) with respect to the Charles River Plaza North Non-Serviced Loan Combination, as of any date of determination, will be:

•	the Charles River Plaza North Non-Serviced B Note holder, unless (i) an AB Control Appraisal Event has occurred and is continuing or (ii) the Charles River Plaza North Non-Serviced B Note or any interest in the Charles River Plaza North Non-Serviced B Note is held by (a) the related borrower or (b) an affiliate of the related borrower;

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•	the holder of the Charles River Plaza North Non-Serviced Companion Loans evidenced by Note A-1 and Note A-2 (or the controlling class representative of the related securitization), if one of the events described in the immediately preceding bullet has occurred and is continuing; and

•	the Issuing Entity (or the Controlling Class Representative on its behalf, during a Subordinate Control Period), if one of the events described in the second immediately preceding bullet has occurred and is continuing but an interest in the Charles River Plaza North Non-Serviced Companion Loan is held by the related borrower or an affiliate of the related borrower.

An “Charles River Plaza North AB Control Appraisal Event” will be deemed to have occurred with respect to the Charles River Plaza North Non-Serviced B Note, if and for so long as (a)(1) the initial unpaid principal balance of the Charles River Plaza North Non-Serviced B Note minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Charles River Plaza North Non-Serviced B Note, (y) any Appraisal Reduction for the Charles River Plaza North Non-Serviced Loan Combination that are allocated to the Charles River Plaza North Non-Serviced B Note as of the date of such determination and (z) any losses realized with respect to the Charles River Plaza North Mortgaged Property or the Charles River Plaza North Non-Serviced Loan Combination that are allocated to the Charles River Plaza North Non-Serviced B Note, plus (3) Charles River Plaza North Threshold Event Collateral is less than (b) 25% of the remainder of the (i) initial unpaid principal balance of the Charles River Plaza North Non-Serviced B Note less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Charles River Plaza North Non-Serviced B Note holder.

The Charles River Plaza North Non-Serviced B Note holder is entitled to avoid an Charles River Plaza North AB Control Appraisal Event caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the amount of the Additional Collateral Amount and in the form of either (x) cash collateral acceptable to the Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Charles River Plaza North Intercreditor Agreement (either (x) or (y), the “Charles River Plaza North Threshold Event Collateral”). “Additional Collateral Amount” means an amount which, when added to the appraised value of the related mortgaged property as used to calculate any Appraisal Reduction for the Charles River Plaza North Non-Serviced Loan Combination pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, would (if possible) reduce such Appraisal Reduction enough to cause the applicable Charles River Plaza North AB Control Appraisal Event not to occur.

If the Issuing Entity is the Charles River Plaza North Non-Serviced Loan Combination Directing Holder, then, during a Subordinate Control Period, the Controlling Class Representative will be entitled to exercise the rights of the Charles River Plaza North Non-Serviced Loan Combination Directing Holder with respect to the Charles River Plaza North Non-Serviced Loan Combination. In its capacity as representative of the Charles River Plaza North Non-Serviced Loan Combination Directing Holder under the Charles River Plaza North Intercreditor Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Charles River Plaza North Non-Serviced Loan Combination Directing Holder under the Charles River Plaza North Intercreditor Agreement as well as the rights set forth under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus with respect to the Charles River Plaza North Non-Serviced Loan Combination during a Subordinate Control Period, and the implementation of any recommended actions outlined in an asset status report with respect to the Charles River Plaza North Non-Serviced Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus. Pursuant to the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Charles River Plaza North Non-Serviced Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity that are not part of a whole loan.

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In addition, for so long as the Issuing Entity is the Charles River Plaza North Non-Serviced Loan Combination Directing Holder:

•	the Charles River Plaza North Companion Loan Holder (or their respective representatives which, at any time a pari passu companion loan is included in a securitization, may be the controlling class representative (or equivalent entity) for such securitization or any other party assigned the rights to exercise the rights of the holder of such pari passu companion loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and without regard to the occurrence of a control termination event or consultation termination event) with respect to any Charles River Plaza North Major Decisions to be taken with respect to the Charles River Plaza North Non-Serviced Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Charles River Plaza North Non-Serviced Loan Combination, (ii) have the right to be consulted by the Non-Serviced Mortgage Loan Special Servicer on a strictly non-binding basis with respect to any Charles River Plaza North Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Charles River Plaza North Non-Serviced Loan Combination (and the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, will be required to consider alternative actions recommended by such pari passu companion loan holder (or their representatives)) and (iii) have the right to attend annual meetings with the Non-Serviced Mortgage Loan Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Charles River Plaza North Non-Serviced Loan Combination and related Mortgaged Property. The consultation rights of the Charles River Plaza North Companion Loan Holder (or their representatives) will expire ten (10) business days following the delivery of written notice of the proposed action, together with copies of all notices, information and reports required to be provided to or requested by the controlling class representative relating to the matter subject to consultation whether or not the pari passu companion loan holder (or their representatives) have responded within such period; provided that if the Non-Serviced Mortgage Loan Master Servicer (or Non-Serviced Mortgage Loan Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the ten (10) business day consultation period will be deemed to begin anew. Notwithstanding the related companion loan holders’ (or their representatives’) consultation rights described above, the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, is permitted to make any Charles River Plaza North Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Charles River Plaza North Non-Serviced Companion Loan and the Charles River Plaza North Mortgage Loan; and

•	neither the Non-Serviced Mortgage Loan Master Servicer nor the Non-Serviced Mortgage Loan Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the Charles River Plaza North Non-Serviced Companion Loan (or their representatives, including, if a pari passu companion loan has been contributed to a securitization, the related controlling class representative for that other securitization).

If an event of default with respect to the Charles River Plaza North Non-Serviced Loan Combination has occurred and is continuing, the Charles River Plaza North Non-Serviced B Note holder will have the option to purchase the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan, (b) accrued and unpaid interest on the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c),

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any unreimbursed advances and any expenses incurred in enforcing the related mortgage loan documents, including among other items, property advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable with respect to the Charles River Plaza North Non-Serviced Loan Combination, if (i) the Charles River Plaza North Non-Serviced Loan Combination borrower or borrower related party is the purchaser or (ii) if the Charles River Plaza North Non-Serviced Loan Combination is not purchased within ninety (90) days after such option first becomes exercisable pursuant to the Charles River Plaza North Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Charles River Plaza North Intercreditor Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

In the event that the Charles River Plaza North borrower fails to make any payment of principal or interest on the Charles River Plaza North Non-Serviced Loan Combination that results in a monetary event of default or the borrower otherwise defaults with respect to the Charles River Plaza North Non-Serviced Loan Combination, the Charles River Plaza North Non-Serviced B Note holder will have the right to cure such event of default subject to certain limitations set forth in the Charles River Plaza North Intercreditor Agreement. The Charles River Plaza North Non-Serviced B Note holder will be limited to six (6) cures over the life of the Charles River Plaza North Non-Serviced Loan Combination, and, with respect to monetary events of default, no more than three (3) of which may be consecutive.

Pursuant to the Charles River Plaza North Intercreditor Agreement, the Charles River Plaza North Non-Serviced B Note holder (unless (i) a Charles River Plaza North AB Control Appraisal Event has occurred and is continuing or (ii) the Charles River Plaza North Non-Serviced B Note or any interest in the Charles River Plaza North Non-Serviced B Note is held by (a) the related borrower or (b) an affiliate of the related borrower) will have the right, with or without cause, to replace the Non-Serviced Mortgage Loan Special Servicer then acting with respect to the Charles River Plaza North Non-Serviced Loan Combination and appoint a replacement special servicer in lieu of such special servicer. After the occurrence of a Charles River Plaza North AB Control Appraisal Event, the controlling class representative (unless a control termination event exists), or the applicable Certificateholders with the requisite percentage of voting rights (if a control termination event exists) will have the right, with or without cause to replace the special servicer then acting with respect to the Charles River Plaza North Non-Serviced Loan Combination and appoint a replacement special servicer in lieu of such special servicer.

Sale of Defaulted Mortgage Loan. Under the Charles River Plaza North Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, upon the Charles River Plaza North Non-Serviced Loan Combination becoming a defaulted mortgage loan, if the Non-Serviced Mortgage Loan Special Servicer decides to sell the Charles River Plaza North Mortgage Loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan (but not the Charles River Plaza North Non-Serviced B Note) together as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell the Charles River Plaza North Mortgage Loan together with the Charles River Plaza North Non-Serviced Companion Loan if it becomes a defaulted mortgage loan without the written consent of the holders of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan (provided that such consent is not required if the related holder is the borrower of an affiliate of the borrower) unless the Non-Serviced Mortgage Loan Special Servicer has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Mortgage Loan Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan, and any documents in the servicing file reasonably requested by such holder that are material to the price of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan, and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related

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Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale; provided that a holder of the Charles River Plaza North Mortgage Loan or a Charles River Plaza North Non-Serviced Companion Loan may waive solely as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, each holder of the Charles River Plaza North Mortgage Loan or a Charles River Plaza North Non-Serviced Companion Loan (or its representative), will be permitted to submit an offer at any sale of the Charles River Plaza North Mortgage Loan and the Charles River Plaza North Non-Serviced Companion Loan (unless such person is the borrower or an agent or affiliate of the borrower).

The Mall of New Hampshire Non-Serviced Loan Combination

The mortgaged property identified on APPENDIX I to this free writing prospectus as The Mall of New Hampshire (“The Mall of New Hampshire Mortgaged Property”) secures a mortgage loan evidenced by two (2) promissory notes, each dated as of July 22, 2015 and bearing the same rate of interest, as follows: (1) promissory note A-2, in the original principal amount of $50,000,000 (“The Mall of New Hampshire Mortgage Loan”), and (2) promissory note A-1, in the original principal amount of $100,000,000 (“The Mall of New Hampshire Non-Serviced Companion Loan” and, together with The Mall of New Hampshire Mortgage Loan, “The Mall of New Hampshire Non-Serviced Loan Combination”). The Mall of New Hampshire Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $50,000,000, and The Mall of New Hampshire Non-Serviced Companion Loan, with an outstanding principal balance as of the Cut-off Date of $100,000,000, are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Mall of New Hampshire Non-Serviced Companion Loan is pari passu in right of payment with The Mall of New Hampshire Mortgage Loan. The Mall of New Hampshire Mortgage Loan is included in the Issuing Entity. The Mall of New Hampshire Non-Serviced Companion Loan is not included in the Issuing Entity; it is currently held by the CSAIL 2015-C3 securitization trust.

Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to The Mall of New Hampshire Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes The Mall of New Hampshire Non-Serviced Companion Loan.

Servicing of The Mall of New Hampshire Non-Serviced Loan Combination

The Mall of New Hampshire Non-Serviced Loan Combination will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 securitization, dated as of August 1, 2015 (the “CSAIL 2015-C3 PSA”), between Credit Suisse First Boston Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator, and Wells Fargo Bank, National Association, as trustee. The CSAIL 2015-C3 PSA constitutes the “Non-Serviced Mortgage Loan Pooling and Servicing Agreement” with respect to The Mall of New Hampshire Non-Serviced Loan Combination. The servicing terms of such Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the servicing terms of the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Mall of New Hampshire Mortgage Loan” in this free writing prospectus.

The Mall of New Hampshire Intercreditor Agreement (as defined below) provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, will be obligated to administer The Mall of New Hampshire Non-Serviced Loan Combination consistently with the terms of such intercreditor agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. None of the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to make principal and interest advances on The Mall of New Hampshire Mortgage Loan, but the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on The Mall of New Hampshire Non-Serviced Loan Combination unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. P&I Advances on The Mall of New Hampshire Mortgage Loan will be made by the master servicer or the trustee, as

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applicable, to the extent provided under the Pooling and Servicing Agreement. None of the master servicer, the special servicer or the trustee will be obligated to make Servicing Advances with respect to The Mall of New Hampshire Non-Serviced Loan Combination under the Pooling and Servicing Agreement.

Any losses, liabilities, claims, costs and expenses incurred in connection with The Mall of New Hampshire Non-Serviced Loan Combination that are not otherwise paid out of collections on such Non-Serviced Loan Combination may, to the extent allocable to The Mall of New Hampshire Mortgage Loan, be payable or reimbursable out of general collections on the mortgage loans included in the Issuing Entity.

The Mall of New Hampshire Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of The Mall of New Hampshire Mortgage Loan and The Mall of New Hampshire Non-Serviced Companion Loan (“The Mall of New Hampshire Intercreditor Agreement”), The Mall of New Hampshire Mortgage Loan is pari passu in right of payment with The Mall of New Hampshire Non-Serviced Companion Loan. The Mall of New Hampshire Intercreditor Agreement provides, in general, that:

•	The Mall of New Hampshire Mortgage Loan and The Mall of New Hampshire Non-Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•	All payments, proceeds and other recoveries on The Mall of New Hampshire Non-Serviced Loan Combination will be applied to The Mall of New Hampshire Mortgage Loan and The Mall of New Hampshire Non-Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the related mortgage loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement); and

•	The controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or such other designee specified thereunder) will act as the controlling note holder with respect to The Mall of New Hampshire Non-Serviced Loan Combination and will have all rights with respect to The Mall of New Hampshire Non-Serviced Loan Combination set forth in such Non-Serviced Mortgage Loan Pooling and Servicing Agreement (which rights are substantially similar to the rights that the Controlling Class Representative has with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) under the Pooling and Servicing Agreement).

Certain Rights of each Mall of New Hampshire Non-Controlling Note Holder. The related Non-Serviced Mortgage Loan Special Servicer will be required (i) to provide to each Mall of New Hampshire Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to The Mall of New Hampshire Non-Serviced Loan Combination or any proposed action to be taken in respect of a Mall of New Hampshire Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the “subordinate control period” or the “collective consultation period” under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and (ii) to use reasonable efforts to consult each Mall of New Hampshire Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Mortgage Loan Special Servicer or any proposed action to be taken by such Non-Serviced Mortgage Loan Special Servicer in respect of “major decisions” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and which major decisions are substantially similar to “Major Decisions” as defined in the Pooling and Servicing Agreement) with respect to The Mall of New Hampshire Non-Serviced Loan Combination (each, a “Mall of New Hampshire Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to The Mall of New Hampshire Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Mall of New Hampshire Non-Controlling Note

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Holder has responded within such period (unless the related Non-Serviced Mortgage Loan Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by any Mall of New Hampshire Non-Controlling Note Holder (or its representative).

If the related Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of The Mall of New Hampshire Mortgage Loan and The Mall of New Hampshire Non-Serviced Companion Loan, it may take, in accordance with the applicable servicing standard, any action constituting a Mall of New Hampshire Major Decision with respect to The Mall of New Hampshire Non-Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Mall of New Hampshire Non-Controlling Note Holder will have the right to attend annual meetings (which may be held telephonically) with the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, in which servicing issues related to The Mall of New Hampshire Non-Serviced Loan Combination are discussed.

Pursuant to and subject to the terms of the Mall of New Hampshire Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the controlling noteholder with respect to The Mall of New Hampshire Non-Serviced Loan Combination will have the right, with or without cause, to replace the Non-Serviced Mortgage Loan Special Servicer then acting with respect to The Mall of New Hampshire Non-Serviced Loan Combination and appoint a replacement special servicer without the consent of The Mall of New Hampshire Non-Controlling Note Holder. The controlling class representative with respect to The Mall of New Hampshire Non-Serviced Loan Combination (prior to a control termination event), and the certificateholders with respect to the CSAIL 2015-C3 securitization with the requisite percentage of voting rights (after a control termination event), will exercise such right of the controlling noteholder and will have the right, with or without cause, to replace the Non-Serviced Mortgage Loan Special Servicer then acting with respect to The Mall of New Hampshire Non-Serviced Loan Combination and appoint a replacement special servicer.

“The Mall of New Hampshire Non-Controlling Note Holder” will be the holder of The Mall of New Hampshire Mortgage Loan, and the rights of such holder described above will, in each case, initially be exercisable by the Controlling Class Representative under the Pooling and Servicing Agreement during any Subordinate Control Period or Collective Consultation Period.

Sale of Defaulted Mortgage Loan. Under The Mall of New Hampshire Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, upon The Mall of New Hampshire Non-Serviced Loan Combination becoming a defaulted mortgage loan, if the Non-Serviced Mortgage Loan Special Servicer decides to sell The Mall of New Hampshire Mortgage Loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell The Mall of New Hampshire Mortgage Loan and The Mall of New Hampshire Non-Serviced Companion Loan together as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell The Mall of New Hampshire Non-Serviced Loan Combination without the consent of any Mall of New Hampshire Non-Controlling Note Holder (provided that such consent is not required from the related Non-Controlling Note Holder if it is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell The Mall of New Hampshire Non-Serviced Loan Combination, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Mortgage Loan Special Servicer, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal and certain other supplementary documents reasonably requested by such holder that are material to the price of The Mall of New Hampshire Non-Serviced Loan Combination, and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan

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Special Servicer in connection with the proposed sale; provided that The Mall of New Hampshire Non-Controlling Note Holder may waive any of the delivery or timing requirements as to itself described in this sentence. Subject to the terms of the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, The Mall of New Hampshire Non-Controlling Note Holder (or its representative) will be permitted to submit an offer at any sale of The Mall of New Hampshire Non-Serviced Loan Combination.

The Aviare Place Apartments Non-Serviced Loan Combination

The mortgaged property identified on APPENDIX I to this free writing prospectus as Aviare Place Apartments (the “Aviare Place Apartments Mortgaged Property”) secures a mortgage loan evidenced by two (2) promissory notes, each dated as of June 4, 2015 and bearing the same rate of interest, as follows: (1) promissory note A-1, in the original principal amount of $20,850,000 (the “Aviare Place Apartments Non-Serviced Companion Loan”) and promissory note A-2, in the original principal amount of $5,472,000 (the “Aviare Place Apartments Mortgage Loan” and, together with the Aviare Place Apartments Non-Serviced Companion Loan, the “Aviare Place Apartments Non-Serviced Loan Combination”). The Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Aviare Place Apartments Mortgage Loan is pari passu in right of payment with the Aviare Place Apartments Non-Serviced Companion Loan. The Aviare Place Apartments Mortgage Loan is included in the Issuing Entity. The Aviare Place Apartments Non-Serviced Companion Loan is not included in the Issuing Entity and is currently held by the MSBAM 2015-C23 securitization trust.

Unless otherwise indicated, for purposes of the information presented in this free writing prospectus with respect to the Aviare Place Apartments Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Aviare Place Apartments Non-Serviced Companion Loan.

Servicing of the Aviare Place Apartments Non-Serviced Loan Combination

The Aviare Place Apartments Non-Serviced Loan Combination will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization, dated as of June 1, 2015 (the “MSBAM 2015-C23 PSA”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, Pentalpha Surveillance LLC, as trust advisor, and Wells Fargo Bank, National Association, as special servicer with respect to any mortgage loan with respect to which LNR Partners, LLC is an affiliate of a borrower or a property manager of the related mortgaged property (any such mortgage loan, an “MSBAM 2015-C23 Excluded Mortgage Loan”). The MSBAM 2015-C23 PSA constitutes the “Non-Serviced Mortgage Loan Pooling and Servicing Agreement” with respect to the Aviare Place Apartments Non-Serviced Loan Combination. The servicing terms of such Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the servicing terms of the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans—The Aviare Place Apartments Mortgage Loan” in this free writing prospectus.

The Aviare Place Apartments Intercreditor Agreement provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer will be obligated to administer the Aviare Place Apartments Non-Serviced Loan Combination consistently with the terms of such intercreditor agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. None of the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement will be required to make P&I Advances on the Aviare Place Apartments Mortgage Loan, but the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the Aviare Place Apartments Non-Serviced Loan Combination unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement (P&I Advances on the Aviare Place Apartments Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement; none of the master servicer, the special servicer or the trustee will be obligated to

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make servicing advances with respect to the Aviare Place Apartments Non-Serviced Loan Combination under the Pooling and Servicing Agreement).

Any losses, liabilities, claims, costs and expenses incurred in connection with the Aviare Place Apartments Non-Serviced Loan Combination that are not otherwise paid out of collections on such Non-Serviced Loan Combination may, to the extent allocable to the Aviare Place Apartments Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The Aviare Place Apartments Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan (the “Aviare Place Apartments Intercreditor Agreement”), the Aviare Place Apartments Mortgage Loan is pari passu in right of payment with the Aviare Place Apartments Non-Serviced Companion Loan. The Aviare Place Apartments Intercreditor Agreement provides, in general, that:

•	The Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•	All payments, proceeds and other recoveries on the Aviare Place Apartments Non-Serviced Loan Combination will be applied to the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the mortgage loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement); and

•	The controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or such other designee specified thereunder) will act as the controlling note holder with respect to the Aviare Place Apartments Non-Serviced Loan Combination and will have all rights with respect to the Aviare Place Apartments Non-Serviced Loan Combination set forth in such Non-Serviced Mortgage Loan Pooling and Servicing Agreement (which rights are substantially similar to the rights that the Controlling Class Representative has with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) under the Pooling and Servicing Agreement).

Certain Rights of the Aviare Place Apartments Non-Controlling Note Holder. The related Non-Serviced Mortgage Loan Special Servicer will be required (i) to provide to the Aviare Place Apartments Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the Aviare Place Apartments Non-Serviced Loan Combination or any proposed action to be taken in respect of a Aviare Place Apartments Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the “subordinate control period” or the “collective consultation period” under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and (ii) to use reasonable efforts to consult the Aviare Place Apartments Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Mortgage Loan Special Servicer or any proposed action to be taken by such Non-Serviced Mortgage Loan Special Servicer in respect of “major decisions” (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and which major decisions are substantially similar to “Major Decisions” as defined in the Pooling and Servicing Agreement) with respect to the Aviare Place Apartments Non-Serviced Loan Combination (each, a “Aviare Place Apartments Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to the Aviare Place Apartments Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the Aviare Place Apartments Non-Controlling Note Holder has responded within such period (unless the related Non-Serviced Mortgage Loan Special Servicer proposes

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a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by the Aviare Place Apartments Non-Controlling Note Holder (or its representative).

If the related Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan, it may take, in accordance with the servicing standard, any action constituting a Aviare Place Apartments Major Decision with respect to the Aviare Place Apartments Non-Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Aviare Place Apartments Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, in which servicing issues related to the Aviare Place Apartments Non-Serviced Loan Combination are discussed.

If a special servicer termination event under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement has occurred that affects the Aviare Place Apartments Non-Controlling Note Holder, such holder will have the right to direct the related Non-Serviced Mortgage Loan Trustee to terminate the related Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement solely with respect to the Aviare Place Apartments Non-Serviced Loan Combination, other than with respect to any rights such Non-Serviced Mortgage Loan Special Servicer may have as a certificateholder under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, entitlements to amounts payable to the Non-Serviced Mortgage Loan Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Aviare Place Apartments Non-Controlling Note Holder” will be the holder of the Aviare Place Apartments Mortgage Loan, and the rights of such holder described above will initially be exercisable by the Controlling Class Representative under the Pooling and Servicing Agreement during any Subordinate Control Period or Collective Consultation Period.

Sale of Defaulted Mortgage Loan. Under the Aviare Place Apartments Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, upon the Aviare Place Apartments Non-Serviced Loan Combination becoming a defaulted mortgage loan, if the Non-Serviced Mortgage Loan Special Servicer decides to sell the Aviare Place Apartments Mortgage Loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan together as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell the Aviare Place Apartments Non-Serviced Loan Combination without the consent of the Aviare Place Apartments Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Aviare Place Apartments Non-Serviced Loan Combination, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Mortgage Loan Special Servicer and a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the controlling class representative under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale.

Right to Appoint Special Servicer. The controlling note holder with respect to the Aviare Place Apartments Non-Serviced Loan Combination (or, if such controlling note is an asset of the MSBAM 2015-C23 securitization trust, the MSBAM 2015-C23 controlling class representative (during a “subordinate control period” or equivalent period under the MSBAM 2015-C23 PSA) or the MSBAM 2015-C23 certificateholders with the requisite

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percentage of voting rights (other than during a MSBAM 2015-C23 “subordinate control period” or equivalent period under the MSBAM 2015-C23 PSA)) may remove the existing special servicer (or MSBAM 2015-C23 Excluded Mortgage Loan special servicer, as applicable) for the Aviare Place Apartments Non-Serviced Loan Combination, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the MSBAM 2015-C23 PSA.

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Additional Mortgage Loan Information

This free writing prospectus sets forth certain information with respect to the mortgage loans and the mortgaged properties. Each of the tables presented in APPENDIX II to this free writing prospectus sets forth selected characteristics of the Mortgage Pool. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see APPENDIX I to this free writing prospectus, and for a brief summary of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the Mortgage Pool, see APPENDIX III to this free writing prospectus. Additional information regarding the mortgage loans is contained in this free writing prospectus under “Risk Factors” and elsewhere in this “Description of the Mortgage Pool” section.

The sum in any column of the tables presented in APPENDIX II or APPENDIX III may not equal the indicated total due to rounding. The information in APPENDIX I, APPENDIX II and APPENDIX III to this free writing prospectus with respect to the mortgage loans (or A/B Whole Loans or Loan Pairs, if applicable) and the mortgaged properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Cut-off Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or, in the case of multiple mortgaged properties securing the same mortgage loan (other than through cross-collateralization of that mortgage loan with other mortgage loans), based on allocated loan amounts that have been assigned to the related mortgaged properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related mortgage loan documents. The allocated loan amount for each such mortgaged property securing a multi-property mortgage loan is set forth on APPENDIX I to this free writing prospectus. References to “weighted averages” are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans. The statistics in APPENDIX I, APPENDIX II and APPENDIX III to this free writing prospectus were primarily derived from information provided to the depositor by each sponsor.

With respect to any mortgage loan that is part of an A/B Whole Loan, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, all information related to or based on LTV, DSCR, NCF or Debt Yield or the defined terms specified below, as applicable, is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated.

For purposes of the tables in APPENDIX II to this free writing prospectus and for the information presented in APPENDIX I and APPENDIX III to this free writing prospectus:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any mortgage loan, twelve (12) times the monthly payment in effect as of the Cut-off Date for such mortgage loan or, for certain mortgage loans that provide for payments of interest-only for a period of time, twelve (12) times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period, unless otherwise indicated. With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to the related mortgage loan included in the Issuing Entity only, unless otherwise indicated. The schedule of Scheduled Payments for the mortgage loans secured by the mortgaged properties identified on APPENDIX I to this free writing prospectus as Charles River Plaza North and 200 Helen Street are set forth on APPENDIX VIII to this free writing prospectus.

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“Appraised Value” means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable mortgage loan seller as set forth under “Appraised Value” on APPENDIX I to this free writing prospectus. In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such construction, renovation or repairs. No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale. With respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, Appraised Value is based on the appraised value of the related mortgaged property that secures the entire A/B Whole Loan or Loan Pair, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Limitations of Appraisals” in this free writing prospectus. In addition:

•	For example, with respect to the mortgage loan secured by a mortgaged property identified on APPENDIX I to this free writing prospectus as 651 Brannan Street, representing approximately 5.9% of the Initial Pool Balance, the appraised value shown on APPENDIX I represents (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) the “Market Value As-Is With Reserves” appraised value of $97,900,000 as of June 18, 2015. The “Market Value As-Is With Reserves” is calculated reflecting the fact that the lender has fully reserved the outstanding landlord’s contribution to the incoming tenant’s leasing commissions and tenant improvements. The “As-Is” value as of June 18, 2015 is $92,000,000.

•	For example, with respect to the mortgage loan secured by a mortgaged property identified on APPENDIX I to this free writing prospectus as Preferred Freezer-Lynden, WA, representing approximately 3.3% of the Initial Pool Balance, the appraised value shown on APPENDIX I represents (and, unless otherwise clearly indicated, used for purposes of calculations set forth in this free writing prospectus) the “As Stabilized” appraised value of $43,000,000 as of June 1, 2016. The “As-is” appraised value was derived by deducting approximately $900,000 in loss rental income from the “As Stabilized” appraised value. The “As-Is” value as of August 25, 2015 is $42,000,000.

See “Risk Factors—Risks Related to the Mortgage Loans—Limitations of Appraisals” in this free writing prospectus.

“Cut-off Date Loan-to-Value Ratio,” “Cut-off Date LTV” or “Cut-off Date LTV Ratio” means, with respect to any mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan set forth on APPENDIX I to this free writing prospectus (provided that with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Lockport Square, representing approximately 0.6% of the initial pool balance, such calculations are net of the related holdback) divided by (2) the Appraised Value of the related mortgaged property set forth on APPENDIX I to this free writing prospectus; except that:

•	with respect to any mortgage loan that is part of an A/B Whole Loan, the Cut-off Date Loan-to-Value Ratio is calculated without regard to the subordinate Serviced B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated;

•	with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Cut-off Date Loan-to-Value Ratio is calculated with regard to the principal balance of both the Serviced Companion Loan or Non-Serviced Companion Loan, as applicable, and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated; and

•	with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Cut-off Date Loan-to-Value Ratio is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

“GLA” means gross leasable area.

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“Grace Period” is the number of days before a payment default is an event of default under the related mortgage loan and/or before the imposition of late payment charges and/or default interest.

“IO” means interest only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date. With respect to any mortgage loan that is part of an A/B Whole Loan, the Loan Per Unit is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the Loan Per Unit is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated. With respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all mortgage loans comprising such group.

“LTV” or “Loan-to-Value Ratio” means loan-to-value ratio.

“LTV Ratio at Maturity,” “Maturity Date LTV Ratio” or “Balloon LTV” means, with respect to any mortgage loan, the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due, as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, or (ii) in the case of an ARD Loan, the principal balance anticipated to be outstanding on its related Anticipated Repayment Date, divided by (b) the Appraised Value of the related mortgaged property set forth on APPENDIX I to this free writing prospectus; except that:

•	with respect to any mortgage loan that is part of an A/B Whole Loan, the LTV Ratio at Maturity is calculated without regard to the subordinate Serviced B Note and is based solely on the principal balance of the mortgage loan included in the Issuing Entity, unless otherwise indicated;

•	with respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the LTV Ratio at Maturity is calculated with regard to both the principal balance of the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated; and

•	with respect to any mortgage loan contained in any group of cross-collateralized mortgage loans, the LTV Ratio at Maturity is calculated on the basis of the aggregate principal balance of all mortgage loans comprising such group and the aggregate Appraised Value of all the mortgaged properties securing such group.

We cannot assure you that the value of any particular mortgaged property will not have declined from the Appraised Value. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the mortgaged property or the amount that would be realized upon a sale of the mortgaged property.

“Mortgage Rate” with respect to each mortgage loan, A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination for any interest accrual period, means the annual rate at which interest accrues on such mortgage loan, A/B Whole Loan, Loan Pair or Non-Serviced Loan Combination (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related mortgage note from time to time (the initial Mortgage Rate with respect to each mortgage loan is set forth on APPENDIX I to this free writing prospectus); provided, that for purposes of calculating the Net Mortgage Rate and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction

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of interest or principal due to a modification, waiver or amendment of the terms of that mortgage loan pursuant to the Pooling and Servicing Agreement. With respect to the Charles River Plaza North Mortgage Loan the “Mortgage Rate” is the average interest rate from the first payment date after the Cut-off Date through the twelfth (12) payment date following the Cut-off Date

“Net Operating Income” or “NOI” means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the Issuing Entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground, space or air rights lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms, Beds or Pads, as the case may be, of a mortgaged property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on APPENDIX I to this free writing prospectus as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage may include tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this free writing prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this free writing prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this free writing prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have “master leases,” the square footage represented by each master lease and the rental rate represented by each master lease in APPENDIX I and APPENDIX III to this free writing prospectus and, if applicable to the mortgaged properties securing the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, in APPENDIX III to this free writing prospectus.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“RevPAR” means, with respect to any hotel property, revenues per available room.

“SF” or “Square Feet” or “Sq. Ft.” means, in the case of a mortgaged property operated as an office, retail center, industrial/warehouse facility, self storage, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

“Term to Maturity” means, with respect to any mortgage loan, the remaining term, in months, from the Cut-off Date for such mortgage loan to the related maturity date or, with respect to any ARD Loan, the Anticipated Repayment Date.

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“Units,” “Rooms”, “Beds” or “Pads” means (a) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (c) in the case of a mortgaged property operated as a student housing property, the number of beds or (d) in the case of a mortgaged property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Underwritten Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

•	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

•	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

•	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

•	salaries, wages and benefits;

•	the costs of utilities;

•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged property;

•	real estate taxes;

•	general and administrative expenses; and

•	ground, space or air rights lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF DSCR,” “UW NCF DSCR,” “UW DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Cash Flow for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan. For purposes of the information presented in this free writing prospectus, the Debt Service Coverage Ratio (unless otherwise indicated) with respect to (a) any mortgage loan that is part of an A/B Whole Loan, reflects solely the Annual Debt Service payable under the mortgage loan included in the Issuing Entity, without regard to the subordinate Serviced B Note, (b) any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, reflects the Annual Debt Service payable under both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and

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the mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated and (c) any mortgage loan contained in any group of cross-collateralized mortgage loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the mortgaged properties securing such group and the aggregate Annual Debt Service payable under all mortgage loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any mortgaged property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “UW NOI” with respect to any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such mortgaged property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments. The Underwritten Net Operating Income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a mortgaged property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from

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the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield”, “UW NOI Debt Yield” or “Cut-off Date Underwritten NOI Debt Yield” means, with respect to any mortgage loan, the Underwritten Net Operating Income for the related mortgaged property divided by the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NOI Debt Yield is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the calculation of the UW NOI Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated. With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Underwritten Net Operating Income of all mortgage loans comprising such group, in each case unless otherwise indicated. Provided that with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Lockport Square, representing approximately 0.6% of the initial pool balance, such calculations are net of the related holdback.

“UW EGI” or “Underwritten EGI” with respect to any mortgaged property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“UW NCF Debt Yield” means, with respect to any mortgaged property, the Underwritten Net Cash Flow for such mortgaged property divided by the Cut-off Date Balance for the related mortgage loan. With respect to any mortgage loan that is part of an A/B Whole Loan, the calculation of the UW NCF Debt Yield is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, the calculation of the UW NCF Debt Yield is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated. With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NCF Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all mortgage loans comprising such group and the aggregate Underwritten Net Cash Flow of all mortgage loans comprising such group, in each case unless otherwise indicated. Provided that with respect to the mortgage loan secured by the mortgaged property identified on APPENDIX I to this free writing prospectus as Lockport Square, representing approximately 0.6% of the initial pool balance, such calculations are net of the related holdback.

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“UW NOI DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Operating Income for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan. With respect to any mortgage loan that is part of an A/B Whole Loan, Annual Debt Service is calculated without regard to the subordinate Serviced B Note and is based solely on the mortgage loan included in the Issuing Entity, unless otherwise indicated. With respect to any mortgage loan that is part of a Loan Pair or Non-Serviced Loan Combination, Annual Debt Service is calculated with regard to both the Serviced Companion Loan (or Non-Serviced Companion Loan, as applicable) and the related mortgage loan included in the Issuing Entity (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, without regard to the related non-serviced B Note), unless otherwise indicated. With respect to any mortgage loan in any group of cross-collateralized mortgage loans, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all mortgage loans comprising such group and the aggregate Underwritten Net Operating Income of all mortgage loans comprising such group, in each case unless otherwise indicated.

“UW Revenue” or “Underwritten Revenue” with respect to any mortgage loan, the gross potential rent, less vacancies and collection loss.

Standard Hazard Insurance

The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than mortgaged property related to a Non-Serviced Mortgage Loan) all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which must be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against “acts of terrorism” as defined by the Terrorism Risk Insurance Act of 2002; provided, the master servicer will not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will be required to cause the borrower to maintain such insurance or itself obtain such insurance unless the special servicer determines, subject to the consent of the Controlling Class Representative (during any Subordinate Control Period and with respect to each mortgage loan other than a Non-Serviced Mortgage Loan) that the failure to maintain such insurance would be an Acceptable Insurance Default, in accordance with the procedures set forth in the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within ninety (90) days of receipt by the special servicer and Controlling Class Representative from the master servicer of all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates” in this free writing prospectus.

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If, on the date of origination of a mortgage loan, a portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will, in accordance with the Servicing Standard, cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

•	the outstanding principal balance of the related mortgage loan, Loan Pair or A/B Whole Loan, as applicable; and

•	the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer (or on an emergency basis, the Special Servicer may make such Servicing Advance), subject to a determination of recoverability, provided that the special servicer will not be required in any event to maintain or obtain insurance coverage beyond what is available at commercially reasonable rates and what is consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

In addition, except with respect to any Non-Serviced Mortgage Loan, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Issuing Entity, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property (other than an REO Property related to a Non-Serviced Mortgage Loan) so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause a borrower to maintain or itself obtain insurance coverage unless the trustee or Issuing Entity, as applicable, has an insurable interest in the related mortgage loan and only to the extent available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard.

Sale of the Mortgage Loans

On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the depositor, and the depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian.

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“Mortgage File” means the following documents, among others:

•	the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

•	the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder’s office);

•	an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

•	an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

•	an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

•	copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to the mortgage loan; and

•	when relevant, the related ground lease, space lease or air rights lease, or in each case a copy thereof.

The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within seventy-five (75) days following the Closing Date, and the custodian on behalf of the trustee will hold the related documents on behalf of the Issuing Entity. Within forty-five (45) days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the definition of “Mortgage File” above, are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

With respect to any Non-Serviced Mortgage Loan, (A) the preceding document delivery requirements will be met by the delivery by the depositor of copies of the documents specified above (other than the related mortgage note (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals will be required), including a copy of the related mortgage and (B) the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of copies of such documents in the name of the Non-Serviced Mortgage Loan Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan.

With respect to the 261 Fifth Avenue Mortgage Loan, on and after the 261 Fifth Avenue Companion Loan Securitization Date, the documents described in the bullet points above (other than the mortgage note evidencing the mortgage loan included in this securitization) will be transferred to the custodian under such other securitization.

Representations and Warranties

As of the Closing Date, each sponsor will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on APPENDIX V to this free writing prospectus, subject to the exceptions described in APPENDIX VI to this free writing prospectus.

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Repurchases and Other Remedies

If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under “—Sale of the Mortgage Loans” above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under “—Representations and Warranties” above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, if the payments described under the representation and warranty referred to as No. 30 or No. 32 in APPENDIX V to this free writing prospectus are insufficient to pay the expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of the related mortgage loan, as applicable, it will be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

A “Material Document Defect” is a Document Defect that either (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan or (iii) causes the related mortgage loan to fail to be a “qualified mortgage” as defined in Section 860G (a)(3) of the Code. Subject to certain exceptions, the absence from the Mortgage File of any of the following with respect to any mortgage loan will constitute a deemed Material Document Defect: the original mortgage note (or lost note affidavit), the original mortgage, an original or copy of the related title policy, an original or copy of any letter of credit or a copy of the ground lease (if such mortgage loan is secured only by such ground lease).

A “Material Breach” is a breach of any of the representations and warranties that (i) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, (ii) both (A) materially and adversely affects the value of the related mortgage loan and (B) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan or (iii) causes the related mortgage loan to fail to be a “qualified mortgage” as defined in Section 860G (a)(3) of the Code.

A “Document Defect” exists if any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face.

If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

•	repurchase the affected mortgage loan from the Issuing Entity at the Purchase Price; or

•	at its option, if within the three-month period commencing on the Closing Date (or prior to the second anniversary of the Closing Date if a mortgage loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced, over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

“Permitted Cure Period” means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within such ninety (90)-day period and such Material Document Defect or Material Breach would not cause the mortgage loan to be other than a “qualified mortgage,” but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional ninety (90) days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Material Document

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Defect was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and Servicing Agreement not less than ninety (90) days prior to the mortgage loan seller’s receipt of notice.

“Purchase Price” means an amount equal to the unpaid principal balance of such mortgage loan together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related Serviced B Note, Serviced Companion Loan or REO Property (including any unreimbursed Servicing Advances, interest on any Advances related to such mortgage loan, Serviced B Note or Serviced Companion Loan, as applicable, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from collections on the Mortgage Pool and not subsequently recovered from the related borrower, and any Special Servicing Fees and Liquidation Fees paid or payable with respect to such mortgage loan, Serviced B Note or Serviced Companion Loan, as applicable) that are reimbursable or payable to the master servicer, the special servicer, the certificate administrator, the custodian or the trustee (or any entity acting in a similar capacity under the securitization of a Non-Serviced Mortgage Loan), plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller or its related guarantor pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by, the master servicer, the special servicer, the trust advisor, the certificate administrator, the custodian, the depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

“Qualifying Substitute Mortgage Loan” means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted mortgage loan, (ii) an interest rate at least equal to that of the substituted mortgage loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted mortgage loan (and in no event will such mortgage loan mature after the date that is three (3) years prior to the Rated Final Distribution Date), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted mortgage loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted mortgage loan, (vi) compliance with the representations and warranties relating to mortgage loans set forth in the applicable Mortgage Loan Purchase Agreement, (vii) a “Phase I” environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed and (viii) a REMIC opinion has been delivered to the trustee and certificate administrator) and otherwise satisfying the conditions set forth in the Pooling and Servicing Agreement.

The related mortgage loan seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a “qualified mortgage,” as defined in the Code, then the cure, repurchase or substitution must occur within eighty-five (85) days from the date the mortgage loan seller was notified of the defect or breach; provided, that in any event, any such cure, repurchase or substitution must occur no later than eighty-five (85) days from the date of determination of the existence of such Material Document Defect or Material Breach.

The foregoing obligations of any mortgage loan seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trust with respect to such Material Document Defect or Material Breach and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller. See “Risk Factors—Risks Related to the Offered Certificates—Mortgage Loan Sellers May Not Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus.

If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (such Defective Mortgage Loan and such other mortgage loans, collectively, “Crossed Mortgage Loans”) and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Document Defect or

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Material Breach, as the case may be, as to each such other Crossed Mortgage Loan, and the applicable mortgage loan seller will be obligated to repurchase or replace each such other Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the “Affected Loan(s)”): (i) the debt service coverage ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in APPENDIX I to this free writing prospectus and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in APPENDIX I to this free writing prospectus plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied will be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller must) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

Changes In Mortgage Pool Characteristics

The description in this free writing prospectus of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The information presented in this free writing prospectus is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. If mortgage loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four (4) business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

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Servicing of the Mortgage Loans

General

The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans and any Serviced Companion Loans and any Serviced B Notes (in each case, for which the related servicer is responsible) in accordance with the Servicing Standard (subject to the servicing of any Non-Serviced Mortgage Loan by the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement). The Servicing Standard is set forth in the Pooling and Servicing Agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), between Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, U.S. Bank National Association, as trustee certificate administrator, certificate registrar, authenticating agent and custodian, and Pentalpha Surveillance LLC, as trust advisor.

As to particular servicing matters, the discussion under this heading “Servicing of the Mortgage Loans” is applicable with respect to (a) the 261 Fifth Avenue Mortgage Loan (and the related pari passu companion loan) only while the Pooling and Servicing Agreement governs the servicing thereof (i.e., prior to the 261 Fifth Avenue Companion Loan Securitization Date) and (b) with respect to any Serviced Companion Loan and any Serviced B Note. As described under “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the 261 Fifth Avenue Loan Pair Is Expected to Shift to Others” in this free writing prospectus, on and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan (and the related pari passu companion loan) will be serviced pursuant to the 261 Fifth Avenue Pooling and Servicing Agreement. The provisions of such pooling and servicing agreement may be different than the terms of the Pooling and Servicing Agreement, although the servicing of the 261 Fifth Avenue Mortgage Loan (and the related pari passu companion loan) will nevertheless be subject to the requirements of the 261 Fifth Avenue Intercreditor Agreement, which are described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair—The 261 Fifth Avenue Intercreditor Agreement” in this free writing prospectus.

Reference is made to the attached prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. Copies of the final Pooling and Servicing Agreement and related exhibits will be available after the Closing Date by visiting EDGAR on the SEC website at http://www.sec.gov.

“Servicing Standard” means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any related Serviced B Note) and Serviced Companion Loan but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Issuing Entity and in the best interests of and for the benefit of the Certificateholders (and, in the case of any related Serviced B Note (taking into account the subordinate nature of any such Serviced B Note) or Serviced Companion Loan, the related holder of such Serviced B Note or Serviced Companion Loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any related Serviced B Note and Serviced Companion Loan and any related Intercreditor Agreement and, to the extent consistent with the foregoing, further as follows:

•	with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

•

with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any related Serviced B Note and any Serviced Companion Loan or, if a mortgage loan or the related Serviced B Note or Serviced Companion Loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory

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arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Whole Loan or Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related Serviced B Note (taking into account the subordinate nature of any such Serviced B Note) or Serviced Companion Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the applicable NPV Calculation Rate); and without regard to;

•	any other known relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower or any affiliate of the related borrower;

•	the ownership of any Certificate or any interest in any Serviced B Note, Serviced Companion Loan, Non-Serviced Companion Loan or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

•	the master servicer’s or the special servicer’s obligation to make Advances;

•	the right of the master servicer (or any of its affiliates) or the special servicer (or any of its affiliates), as the case may be, to receive any compensation and/or reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

•	any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Issuing Entity.

“NPV Calculation Rate” means a discount rate appropriate for the type of cash flows being discounted, namely: (A) for principal and interest payments on a mortgage loan, Serviced B Note or Serviced Companion Loan or from the sale of a defaulted mortgage loan, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, and (2) the related mortgage rate or Serviced B Note interest rate, as applicable, based on its outstanding principal balance; and (B) for all other cash flows, including property cash flows, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related mortgaged property.

“A/B Whole Loan” means any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note that is included in the Issuing Entity and one or more subordinated mortgage note(s) that are not included in the Issuing Entity. References herein to an A/B Whole Loan are to be construed to refer to the aggregate indebtedness under the related mortgage loan and the related subordinated note(s). The only A/B Whole Loan related to the Issuing Entity as of the Closing Date is the 200 Helen Street A/B Whole Loan.

“B Note” means, (i) with respect to any A/B Whole Loan, any related subordinated note not included in the Issuing Entity, which is subordinated in right of payment to the related mortgage loan (which is an A note) to the extent set forth in the related Intercreditor Agreement, and (ii) the Charles River Plaza North Non-Serviced B Note. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in this free writing prospectus. The only B Notes related to the Issuing Entity are the Charles River Plaza North Non-Serviced B Note and the 200 Helen Street B Note.

“Serviced B Note” means, with respect to any A/B Whole Loan or Loan Pair, any related subordinated note not included in the Issuing Entity, which is serviced pursuant to the Pooling and Servicing Agreement and is subordinated in right of payment to the related mortgage loan to the extent set forth in the related Intercreditor Agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus. The only Serviced B Note related to the Issuing Entity is the 200 Helen Street B Note.

“Intercreditor Agreement” means: (a) with respect to an A/B Whole Loan, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holder of the related mortgage loan (which is an A note), the holder of any other related A note that is not included in the Issuing Entity

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and the holder of any related Serviced B Note, governing the relative rights of such holders; (b) with respect to a Loan Pair, the related intercreditor agreement, co-lender agreement or similar agreement in effect from time to time by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan governing the relative rights of such holders; and (c) with respect to any Non-Serviced Loan Combination, the related intercreditor agreement(s), co-lender agreement or similar agreement(s) in effect from time-to-time between the holders of the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan (and, with respect to the Charles River Plaza North Non-Serviced Loan Combination, the related non-serviced B Note).

“Loan Pair” means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Loan, collectively. The only Loan Pairs related to the Issuing Entity as of the Closing Date are the 261 Fifth Avenue Loan Pair and the WPC Department Store Portfolio Loan Pair. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan, collectively, will be a Non-Serviced Loan Combination.

“Directing Holder” means, with respect to any A/B Whole Loan or Loan Pair, any holder of a related Serviced B Note or Serviced Companion Loan, or any designee thereof or participant in a securitization thereof, that constitutes the “Controlling Holder,” “Controlling Note Holder,” “Directing Holder,” “Directing Lender” or any analogous concept under the related Intercreditor Agreement. With respect to the 261 Fifth Avenue Loan Pair, the Directing Holder related to the Issuing Entity as of the Closing Date will be the holder of the promissory note designated Note A-1, representing the 261 Fifth Avenue Companion Loan, or its designee under the 261 Fifth Avenue Intercreditor Agreement. On and after the 261 Fifth Avenue Companion Loan Securitization Date, there will be no 261 Fifth Avenue Loan Pair Directing Holder related to the Issuing Entity. With respect to the 200 Helen Street Mortgage Loan, the Directing Holder related to the Issuing Entity as of the Closing Date will be the holder of the 200 Helen Street B Note.

“Serviced Companion Loan” means, with respect to any Loan Pair, a mortgage loan that is serviced under the Pooling and Servicing Agreement, is not a mortgage loan included in the Issuing Entity, and is paid on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The only Serviced Companion Loans related to the Issuing Entity as of the Closing Date are the 261 Fifth Avenue Companion Loan and the WPC Department Store Portfolio Serviced Companion Loans. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Companion Loan will be a Non-Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a mortgage loan that is included in the Issuing Entity and is paid on a pari passu basis with a Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement. The Serviced Pari Passu Mortgage Loans included in the Issuing Entity as of the Closing Date are the 261 Fifth Avenue Mortgage Loan and the WPC Department Store Portfolio Mortgage Loan. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Companion Loan” means a loan not included in the Issuing Entity that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan. The only Non-Serviced Companion Loans related to the Issuing Entity as of the Closing Date are the Charles River Plaza North Non-Serviced Companion Loan, The Mall of New Hampshire Non-Serviced Companion Loan and the Aviare Place Apartments Non-Serviced Companion Loan. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Companion Loan will also be a Non-Serviced Companion Loan.

“Non-Serviced Loan Combination” means a Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan(s), collectively. The only Non-Serviced Loan Combinations related to the Issuing Entity as of the Closing Date are the Charles River Plaza North Non-Serviced Loan Combination, The Mall of New Hampshire Non-Serviced Loan Combination and the Aviare Place Apartments Non-Serviced Loan Combination. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Non-Serviced Companion Loan will also be a Non-Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means a mortgage loan included in the Issuing Entity but serviced under another agreement. The only Non-Serviced Mortgage Loans included in the Issuing Entity as of the Closing Date are the Charles River Plaza North Mortgage Loan, The Mall of New Hampshire Mortgage Loan and the Aviare

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Place Apartments Mortgage Loan. On and after the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan will also be a Non-Serviced Mortgage Loan.

“Non-Serviced Mortgage Loan Pooling and Servicing Agreement” means the pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. The Non-Serviced Mortgage Loan Pooling and Servicing Agreements related to the Issuing Entity as of the Closing Date are (i) the pooling and servicing agreement for the CSAIL 2015-C3 securitization (which involves (A) the Charles River Plaza North Non-Serviced Companion Loan and the Charles River Plaza North Non-Serviced B Note and (B) The Mall of New Hampshire Non-Serviced Companion Loan) and (ii) the pooling and servicing agreement for the MSBAM 2015-C23 securitization (which involves the Aviare Place Apartments Non-Serviced Companion Loan). On and after the 261 Fifth Avenue Companion Loan Securitization Date, the Non-Serviced Mortgage Loan Pooling and Servicing Agreement for the 261 Fifth Avenue Non-Serviced Mortgage Loan will be the pooling and servicing agreement entered into in connection with the securitization of the 261 Fifth Avenue Companion Loan (the “261 Fifth Avenue Pooling and Servicing Agreement”).

“Non-Serviced Mortgage Loan Master Servicer”, “Non-Serviced Mortgage Loan Special Servicer”, “Non-Serviced Mortgage Loan Trust Advisor,” “Non-Serviced Mortgage Loan Certificate Administrator” and “Non-Serviced Mortgage Loan Trustee” mean, with respect to any Non-Serviced Loan Combination, the master servicer, the special servicer, the trust advisor, the certificate administrator and the trustee, respectively, under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the related Non-Serviced Mortgage Loan Master Servicer, the Non-Serviced Mortgage Loan Special Servicer, the Non-Serviced Mortgage Loan Trust Advisor, the Non-Serviced Mortgage Loan Certificate Administrator and the Non-Serviced Mortgage Loan Trustee are referred to collectively as the “Non-Serviced Mortgage Loan Service Providers.”

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) and any other servicing fee rate payable to the applicable Non-Serviced Mortgage Loan Master Servicer applicable to any Non-Serviced Mortgage Loan. The Pari Passu Loan Primary Servicing Fee Rate for the Charles River Plaza North Mortgage Loan is 0.0025% per annum. With respect to the 261 Fifth Avenue Mortgage Loan, following the 261 Fifth Avenue Companion Loan Securitization Date, the Pari Passu Loan Primary Servicing Fee Rate with respect to such mortgage loan will be a rate set forth in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, not to exceed 0.0050% per annum. The Pari Passu Loan Primary Servicing Fee Rate for The Mall of New Hampshire Mortgage Loan is 0.0025% per annum. The Pari Passu Loan Primary Servicing Fee Rate for the Aviare Place Apartments Mortgage Loan is 0.0050% per annum.

Each of the master servicer and the special servicer is required to adhere to the Servicing Standard. Each of the master servicer and the special servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

Any such interest of the master servicer or the special servicer in the Certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the master servicer or the special servicer. In addition, subject to the Servicing Standard, the Pooling and Servicing Agreement will not limit the ability of the master servicer or the special servicer to lend money to (to the extent not secured, in whole or in part, by any mortgaged property), accept deposits from and otherwise generally engage in any kind of business or dealings with any borrower as though the master servicer or the special servicer, as applicable, were not a party to the Pooling and Servicing Agreement or to the transactions contemplated hereby.

Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement, and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Furthermore, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Controlling Class Representative during any

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Subordinate Control Period or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable (in each case, such consent not to be unreasonably withheld), except to the extent necessary for the special servicer to comply with applicable regulatory requirements. No sub-servicer may be permitted to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer, whose consent will be subject to the consent of the special servicer. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon thirty (30) days’ notice to the depositor, the trust advisor (in the case of the resignation of the special servicer), trustee, certificate administrator and custodian, provided that:

•	a successor master servicer or special servicer is available, has a net worth of at least $15,000,000, and is willing to and does assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation (unless, in the case of the special servicer, a successor cannot be found for existing compensation) and, in the case of the special servicer, (i) during any Subordinate Control Period, is acceptable to or has been appointed by the Controlling Class Representative, (ii) during any Collective Consultation Period, is reasonably acceptable to the Controlling Class Representative, the depositor and the trustee, (iii) during any Senior Consultation Period, is reasonably acceptable to the depositor and the trustee, and (iv) is a Qualified Replacement Special Servicer;

•	the master servicer or special servicer, as applicable, bears all costs associated with its resignation and the transfer of servicing;

•	the resigning master servicer or the resigning special servicer, as applicable, must have provided each Rating Agency with a Rating Agency Communication with respect to such servicing transfer; and

•	(i) (a) the successor master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination, and neither KBRA nor Moody’s has downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer or special servicer, as applicable, as master servicer or special servicer of such commercial mortgage securities, as applicable, as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (b) if such successor master servicer or special servicer, as applicable, is not acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA and/or Moody’s in such twelve (12) month period, then a Rating Agency Confirmation from such Rating Agency will be required; (ii) such successor master servicer or special servicer has a master servicer rating or special servicer rating, as applicable, of at least “CMS3” or “CSS3,” as applicable, from Fitch; and (iii) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates issued in connection with such securitization citing servicing concerns with such successor master servicer or special servicer, as applicable, as the sole or a material factor in such rating action.

Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the master servicer or the special servicer must be evidenced by an opinion of counsel to such effect delivered to the trustee, in the case of the resignation of the master servicer, or to the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trustee, in the case of the resignation of the special servicer. If the master servicer ceases to serve as such and has not been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer’s duties and obligations under the Pooling and Servicing Agreement. If the special servicer ceases to serve as such and a qualified successor has not been engaged (or, if applicable in the case of an A/B Whole Loan or Loan Pair, appointed by a related Directing Holder and engaged or, otherwise during any Subordinate Control Period, appointed by the Controlling Class Representative and engaged),

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the trustee or an agent of the trustee will assume the duties and obligations of the special servicer. If the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee or such agent will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venture, partner or agent.

The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

The master servicer generally will be responsible for servicing and administering the entire pool of mortgage loans; provided that the special servicer will process all Major Decisions and Special Servicer Decisions (unless the master servicer and the special servicer mutually agree that the master servicer will process, and the master servicer obtains the prior consent of the special servicer with respect to, Major Decisions or Special Servicer Decisions, as applicable, with respect to non-Specially Serviced Mortgage Loans). The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

“Special Servicer Decision” means any of the following:

•	approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

•	agreeing to any modification, waiver, consent or amendment of a mortgage loan (other than a Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (other than certain non-material events of default as provided in the Pooling and Servicing Agreement), (ii) a modification of the type of defeasance collateral required under the related mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related mortgage loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

•	in circumstances where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied (including determining whether any applicable terms or tests have been satisfied), any request to incur additional debt in accordance with the terms of the related mortgage loan documents;

•	approving easements that materially affect the use or value of a mortgaged property or the borrower’s ability to make payments with respect to the related mortgage loan;

•	in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable mortgage loan documents have been satisfied, any requests for the release of collateral or the acceptance of substitute or additional collateral for a mortgage loan (other than a Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair other than: (i) grants of easements or rights of way that do not materially affect the use or value of the mortgaged property or the borrower’s ability to make any payments with respect to such mortgage loan, A/B Whole Loan or Loan Pair; (ii) the release of collateral securing such mortgage loan, A/B Whole Loan or Loan Pair in connection with a defeasance of such collateral; or (iii) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the mortgaged property;

•	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance,” “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the mortgage loans securing the mortgaged properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related

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criteria is not required pursuant to the terms of the related mortgage loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

•	the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related loan documents (including entering into any related subordination, non-disturbance and attornment agreement) and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related loan documents, subject to any deemed approval expressly set forth in the related lease;

•	any adoption or implementation of a budget submitted by a borrower with respect to a mortgage loan (to the extent lender approval is required under the related mortgage loan documents), if (i) the mortgage loan for the related mortgaged property is on the CREFC® servicer “watch list” or (ii) such budget includes material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related mortgage loan), subject in each case to any deemed approval expressly set forth in the related mortgage loan documents; and

•	any determination as to whether or not to cure any borrower defaults relating to ground leases (or, with respect to leasehold interests that are space leases or air rights leases, space leases or air rights leases) that are part of the collateral for the related Mortgage Loan;

provided, however, with respect to the second bullet of this definition (a) the master servicer shall evaluate and process requests for any modifications described in sub-clauses (i) and (ii) of such clause and obtain the consent or deemed consent of the special servicer as provided in the Pooling and Servicing Agreement and (b) the special servicer shall evaluate and process and/or consent to requests for any modifications described in sub-clause (iii) of such clause.

The special servicer will be entitled to 100% of all fees related to any action taken solely by the special servicer in processing any Special Servicer Decision as described under the heading “—The Special Servicer—Special Servicer Compensation” in this free writing prospectus; provided, however, that with respect to the second bullet of the definition of “Special Servicer Decision”, the master servicer and the special servicer will each be entitled to 50% of any fee paid in connection with processing such Special Servicer Decision with respect to any non-Specially Serviced Mortgage Loan.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the Pooling and Servicing Agreement that the master servicer will process any of the foregoing matters with respect to any non-Specially Serviced Mortgage Loan. If the master servicer and the special servicer do mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Decision and the master servicer and the special servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

Upon the occurrence of any of the Servicing Transfer Events (as defined below), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the certificate administrator and prepare reports for the trustee and the certificate administrator with respect to such mortgage loan. If title to the related mortgaged property is acquired by the Issuing Entity, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered an REO Mortgage Loan.

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“Servicing Transfer Event” means each event set forth under the definition of Specially Serviced Mortgage Loan that has caused a mortgage loan, Serviced B Note or Serviced Companion Loan to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a mortgage loan that is part of an A/B Whole Loan or Loan Pair, it will be deemed to have occurred also with respect to the related Serviced B Note or Serviced Companion Loan, as applicable. If a Servicing Transfer Event occurs with respect to a Serviced B Note or Serviced Companion Loan, it will be deemed to have occurred also with respect to the mortgage loan that is part of the related A/B Whole Loan or Loan Pair, as applicable.

“Specially Serviced Mortgage Loan” means the following:

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which a Balloon Payment is past due, and the master servicer or special servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day after the date the Balloon Payment was due (or if the master servicer has received, prior to the 60th day after the Due Date of such Balloon Payment, written evidence (which it will be required to promptly deliver to the special servicer) from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer), one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to have occurred), or any other payment is more than sixty (60) days past due or has not been made on or before the second Due Date following the date such payment was due;

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which, to the master servicer’s or special servicer’s knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order has remained undischarged or unstayed for a period of sixty (60) days;

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which the master servicer or special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the good faith reasonable judgment of the master servicer or special servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related Serviced B Note or Serviced Companion Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, sixty (60) days);

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

•	any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan as to which, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), (a) a payment default is imminent or is likely to occur within sixty (60) days, or (b) any other default is imminent or is likely to occur within sixty (60) days and such default, in the good faith reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer, during any Subordinate Control Period, with the consent of the Controlling Class Representative), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the Serviced B Note or Serviced Companion Loan (as the case may be), provided that any determination under this clause (b) with respect to any mortgage loan (or Serviced B Note or Serviced Companion Loan,

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if applicable) solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer if it determines that such default is not an Acceptable Insurance Default (and, during any Subordinate Control Period, with the consent of the Controlling Class Representative).

Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a servicing transfer event thereunder occurs with respect to any Non-Serviced Companion Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan, and the Non-Serviced Loan Combination will be transferred to special servicing. “Servicing transfer events” under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to those under the Pooling and Servicing Agreement.

A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan, after which the master servicer will be required to resume all servicing responsibilities described herein as being allocated to the master servicer under the Pooling and Servicing Agreement.

A “Rehabilitated Mortgage Loan” is a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced B Note or Serviced Companion Loan that was modified, based on the modified terms, or a complete defeasance has occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan, Serviced B Note or Serviced Companion Loan (or, with respect to determining whether a mortgage loan, Serviced B Note or Serviced Companion Loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan for purposes of applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (c) the Issuing Entity has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount or such amounts have been forgiven. A mortgage loan that is part of an A/B Whole Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced B Note would also constitute a Rehabilitated Mortgage Loan. A Serviced B Note will not constitute a Rehabilitated Mortgage Loan unless its related mortgage loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion Loan will not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See “Description of the Offered Certificates—Advances—Servicing Advances” in this free writing prospectus.

The master servicer and the special servicer and any affiliate, director, officer, employee, member, manager or agent of any of them will be entitled to indemnification from the Issuing Entity out of collections on, and other proceeds of, the mortgage loans, including REO Mortgage Loans (and, if and to the extent that the matter relates to a Serviced B Note or Serviced Companion Loan, out of collections on, and other proceeds of, the Serviced B Note or Serviced Companion Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any Serviced B Note or Serviced Companion Loan, any REO Property or the Certificates or any exercise of rights under the Pooling and Servicing Agreement reasonably requiring the use of counsel or the incurring of expenses other than, among other things, any loss, liability or expense incurred by reason of the master servicer’s or special servicer’s willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement. Any Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer and their respective affiliates, directors, officers, employees, members, managers or agents of any of them will be entitled to similar indemnification from the Issuing Entity for losses, liabilities and expenses relating to any Non-Serviced Mortgage Loan (but excluding any losses allocable to the Non-Serviced Companion Loan).

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The Master Servicer

Master Servicer Compensation

The master servicer will be entitled to a Master Servicing Fee (the “Master Servicing Fee”) equal to the Master Servicing Fee Rate applied to the outstanding principal balance of each mortgage loan (including any Non-Serviced Mortgage Loan), any related Serviced Companion Loan (and in each case including any REO Mortgage Loan or REO Serviced Companion Loan) and, if applicable, A/B Whole Loan or Loan Pair. The “Master Servicing Fee Rate” means the rate payable each month equal to:

(i) with respect to each Mortgage Loan (other than the 261 Fifth Avenue Mortgage Loan (after the securitization of the related pari passu companion loan)), the Charles River Plaza North Mortgage Loan, The Mall of New Hampshire Mortgage Loan and the Aviare Place Apartments Mortgage Loan), 0.0050% per annum;

(ii) with respect to the Charles River Plaza North Mortgage Loan and The Mall of New Hampshire Mortgage Loan, 0.0050% per annum;

(iii) with respect to the 261 Fifth Avenue Mortgage Loan (after the securitization of the related pari passu companion loan) and the Aviare Place Apartments Mortgage Loan, 0.0025% per annum,

(iv) with respect to the 200 Helen Street B Note, 0.0050% per annum; and

(v) with respect to the 261 Fifth Avenue companion loan (prior to the securitization thereof) and the WPC Department Store Portfolio companion loans, 0.0050% per annum.

In addition:

(i) with respect to the 261 Fifth Avenue Mortgage Loan (after the 261 Fifth Avenue Companion Loan Securitization Date), the master servicer under the securitization of the 261 Fifth Avenue Companion Loan will be paid a primary servicing fee in respect of such Mortgage Loan, calculated at a rate not to exceed 0.0050% per annum,

(ii) the master servicer under the CSAIL 2015-C3 transaction will be paid the related Pari Passu Loan Primary Servicing Fee in respect of the Charles River Plaza North Mortgage Loan and The Mall of New Hampshire Mortgage Loan (calculated at 0.0025% per annum), and

(iii) the master servicer under the MSBAM 2015-C23 transaction will be paid the related Pari Passu Loan Primary Servicing Fee in respect of the Aviare Place Apartments Mortgage Loan (calculated at 0.0050% per annum). The Master Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

For additional information regarding the servicing fees with respect to each Non-Serviced Mortgage Loan, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations.”

The related Master Servicing Fee and certain other compensation payable to the master servicer will be reduced, on each Distribution Date by the amount, if any, of any payment of Compensating Interest (a “Compensating Interest Payment”) required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls and Prepayment Interest Excesses” in this free writing prospectus. If Prepayment Interest Excesses for all mortgage loans, excluding Specially Serviced Mortgage Loans, exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

In addition to the Master Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees, Assumption Fees and Excess Penalty Charges with respect to each mortgage loan, Serviced B Note (to the extent set forth in the related intercreditor agreement) and Serviced Companion Loan and (b) 100% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in connection with the defeasance of a mortgage loan, Serviced B Note or Serviced Companion Loan. The

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Master Servicer will also be authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer will also be entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

“Assumption Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all assumption fees actually paid by the related borrower and other applicable fees (excluding assumption application fees) actually paid by the related borrower in accordance with the related loan documents, with respect to a transfer of a related mortgaged property or interests in a related borrower.

“Consent Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents that does not involve a restructuring, modification, assumption, extension, waiver or amendment of the terms of the mortgage loan, A/B Whole Loan or Loan Pair documents.

“Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), any and all fees with respect to a written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan, A/B Whole Loan or Loan Pair (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than any Assumption Fees, assumption application fees, Consent Fees and defeasance fees). For each written restructuring, modification, extension, waiver or amendment that restructures, modifies, extends, amends or waives any term of the mortgage loan, A/B Whole Loan or Loan Pair in connection with working out of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of the lesser of (i) 1.0% of the outstanding principal balance of such mortgage loan, A/B Whole Loan or Loan Pair, as applicable, on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided, that no aggregate cap will exist in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan and (ii) $1,000,000, provided, further, that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the related borrower with respect to any Specially Serviced Mortgage Loan or REO Loan.

“Allocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the excess, if any, of (i) such Modification Fee, over (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Unallocable Modification Fee” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) as to which a Modification Fee is collected, the lesser of (i) such Modification Fee, and (ii) 0.75% of the outstanding principal balance of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan) immediately following the related restructuring, modification, extension, amendment or waiver.

“Excess Modification Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable, but not any Non-Serviced Mortgage Loan), the sum of (A) any and all Unallocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, and (B) the excess, if any, of (i) any and all Allocable Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Modification Fees payable to the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement, over (ii) all unpaid or

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unreimbursed Additional Trust Fund Expenses outstanding or previously incurred on behalf of the Issuing Entity with respect to such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Allocable Modification Fees (which additional expenses will be reimbursed from such Allocable Modification Fees, exclusive, in the case of an A/B Whole Loan or a Loan Pair, of any portion of such Allocable Modification Fees payable to the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) and (C) expenses previously paid or reimbursed from Allocable Modification Fees as described in the preceding clause (B), which expenses have been recovered from the related borrower or otherwise.

“Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (or any related REO Property), any amounts actually collected thereon from the borrower that represent late fees and default interest, but excluding any amounts allocable to any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Loan pursuant to the terms of the related Intercreditor Agreement.

“Excess Penalty Charges” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), (A) the excess, if any, of (i) any and all Penalty Charges collected in respect of such mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related Serviced B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement), over (ii) all unpaid or unreimbursed Additional Trust Fund Expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower and, also, the payment of Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related mortgage loan (or A/B Whole Loan or Loan Pair, if applicable) and reimbursed from such Penalty Charges (which expenses will be reimbursed from such Penalty Charges (exclusive, in the case of an A/B Whole Loan or Loan Pair, of any portion of such Penalty Charges payable to the holder of the related Serviced B Note or Serviced Companion Loan pursuant to the related Intercreditor Agreement)) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Ancillary Fees” means, with respect to any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

Although the Master Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans), Serviced B Notes and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

Any successor master servicer will receive the Master Servicing Fee as compensation, together with the foregoing additional servicing compensation. The Pooling and Servicing Agreement will not provide for any successor master servicer to receive compensation in excess of that permitted to be received by its predecessor. Any change to the compensation of the master servicer will require an amendment to the Pooling and Servicing Agreement.

Master Servicer Termination Events

A “Master Servicer Termination Event” means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

•	any failure by the master servicer to remit to the certificate administrator or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances; provided, that if a payment is required to be remitted by the master servicer to the certificate administrator on the Master Servicer Remittance Date, the failure to remit that payment to the certificate administrator will only be a “Master Servicer Termination Event” under this

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bullet if that payment has not been remitted to the certificate administrator prior to 10:00 a.m. (New York City time) on the related Distribution Date;

•	any failure by the master servicer to make a required deposit to the Collection Account which continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made;

•	any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition), which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such failure if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

•	any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any Holder of any Class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied is given to the master servicer by the depositor or the trustee, provided, such cure period may be extended to the extent necessary to permit the master servicer to cure such breach if the master servicer certifies to the trustee and the depositor that the master servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided, further that such cure period may not exceed ninety (90) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

•	the master servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

•	the master servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

•	(1) KBRA or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if such Rating Agency has been engaged by the applicable Other Depositor to rate such securities) or (B) placed one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if such Rating Agency has been engaged by the applicable Other Depositor to rate such securities) on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (A) or (B), such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA or Moody’s, as applicable, within sixty (60) days) and, in the case of either of clauses (A) or (B), KBRA or Moody’s, as applicable,

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publicly cited servicing concerns with the Master Servicer as the sole or material factor in such rating action; (2) the master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and such rating is not reinstated within sixty (60) days; or (3)(A) the Master Servicer has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer and such ranking is not reinstated within sixty (60) days of actual knowledge of such event by the Master Servicer (if the Master Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer has not been ranked by Morningstar on or after the Closing Date, Morningstar has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if Morningstar has been engaged by the applicable Other Depositor to rate such securities) or (2) within the prior twelve (12) months, placed one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if Morningstar has been engaged by the applicable Other Depositor to rate such securities) on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), has publicly cited servicing concerns with the Master Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within sixty (60) days of such event);

•	if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the master servicer, an Additional Servicer or a sub-servicer appointed by the master servicer (other than any Additional Servicer that the master servicer is required to retain by a mortgage loan seller) to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

•	if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the master servicer to terminate any sub-servicer that is a Reporting Servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act; provided, that the depositor may waive any such Master Servicer Termination Event (or the failure to deliver by the Reporting Servicer) under this tenth bullet in its sole discretion without the consent of the trustee or any Certificateholders.

“Additional Servicer” means each affiliate of the master servicer, the special servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters that services any of the mortgage loans, and each person, other than the special servicer, who is not an affiliate of the master servicer, the mortgage loan sellers, the certificate administrator, the trustee, the custodian, the depositor or any of the underwriters, that services 10% or more of the mortgage loans (based on the unpaid principal balance of the mortgage loans).

“Reporting Servicer” means each of the master servicer, the special servicer, the trust advisor and any Servicing Function Participant (including the certificate administrator, the trustee (if it has made an advance during the calendar year related to the annual report or assessment of compliance with servicing criteria), the custodian and each sub-servicer), as the case may be.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Function Participant” means any person (including the certificate administrator, the trustee and the custodian), other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such person’s activities relate only to 5% or less of the mortgage loans (based on their unpaid principal balance). The Trustee will be a Servicing Function Participant only if, and for such time as, it has made an Advance during any calendar year covered by an annual report on assessment of compliance with Servicing Criteria.

If a Master Servicer Termination Event described under the third, fourth, eighth, ninth or tenth bullet under the definition of “Master Servicer Termination Event” above has occurred and is continuing, the obligations and

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responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is sixty (60) days following the date on which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated. If a Master Servicer Termination Event described under the first, second, fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” above has occurred and is continuing, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the depositor gives written notice to the master servicer that the master servicer is terminated. After the occurrence and during the continuance of any Master Servicer Termination Event (subject to the depositor’s waiver right with respect to the event described in the tenth bullet point under the definition of “Master Servicer Termination Event” above), the trustee may elect to terminate the master servicer by providing such notice, and will be required to provide such notice if Holders of Certificates representing more than 25% of the aggregate Voting Rights of all Certificates so direct the trustee.

Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, will terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest, provided that in no event will the termination of the master servicer be effective until a successor servicer has succeeded the master servicer as successor servicer, notified the master servicer of such succession, and such successor servicer has assumed the master servicer’s obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of a Master Servicer Termination Event described under the fifth, sixth or seventh bullet under the definition of “Master Servicer Termination Event” described above, the trustee will act as successor servicer immediately and must use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. If any master servicer is terminated based upon a Master Servicer Termination Event under the eighth bullet of the definition thereof, then such terminated master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as certain conditions are met including that such terminated master servicer (i) is acting as primary servicer in a commercial mortgage loan securitization that was rated by KBRA and a commercial mortgage loan securitization that was rated by Moody’s, in each case within the twelve (12) month period prior to the date of determination (or, in the case of the initial master servicer, prior to the Closing Date), and neither KBRA nor Moody’s has downgraded or withdrawn the then current rating on any related class of commercial mortgage securities or placed any related class of commercial mortgage securities on watch publicly citing the continuation of such primary servicer as primary servicer of such commercial mortgage securities as the sole or material reason for such downgrade or withdrawal (or placement on watch), (ii) has a master servicer rating of at least “CMS3” from Fitch and (iii) has a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or if Morningstar has not issued a ranking to such terminated master servicer, then such terminated master servicer is acting as a primary servicer in a commercial mortgage loan securitization that was rated by an NRSRO within the twelve (12) month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more related classes of certificates publicly citing servicing concerns with such master servicer as the sole or material factor in such rating action or, in the case of each such Rating Agency, be otherwise acceptable to such Rating Agency as evidenced by a Rating Agency Confirmation.

If the master servicer (i) is terminated solely due to a Master Servicer Termination Event described in the eighth or ninth bullet of the definition of Master Servicer Termination Event and (ii) provides the trustee with the appropriate “request for proposal” materials, the trustee will be required to solicit good faith bids for the rights to master service the mortgage loans under the Pooling and Servicing Agreement. The trustee will be required to select the bidder with the highest cash bid (or such other bidder as the master servicer may direct) that also meets the qualifications set forth in the Pooling and Servicing Agreement to act as master servicer. Upon the agreement of such successor servicer to succeed the master servicer and assume the master servicer’s obligations and responsibilities with respect to the mortgage loans under the Pooling and Servicing Agreement, the trustee will be required to remit the cash bid received from such successor servicer to the terminated master servicer. If a successor master servicer is not appointed within thirty (30) days of the master servicer’s termination, the trustee may select a successor master servicer as described in the previous paragraph.

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The Pooling and Servicing Agreement will not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer will be required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to voluntary resignation.

The Special Servicer

Special Servicer Compensation

“Special Servicer Compensation” means such fees payable to the special servicer, collectively, including:

•	A “Special Servicing Fee” meaning, in any month, an amount of interest accrued at a rate equal to 0.25% per annum or, if such rate would result in a Special Servicing Fee that would be less than $2,000 in any given month, such higher rate as would result in a Special Servicing Fee equal to $2,000 for such month, in each case determined in the same manner as interest at the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO Serviced B Note or successor REO Serviced Companion Loan) for such month, and based on the outstanding principal balance of each Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO Serviced B Note or successor REO Serviced Companion Loan).

•	A “Workout Fee” meaning a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the lesser of (i) $1,000,000 in the aggregate with respect to any particular workout of a mortgage loan (other than any Non-Serviced Mortgage Loan) that is a Specially Serviced Mortgage Loan, and (ii) the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds or Insurance Proceeds received and applied as a collection of such interest and principal) on such mortgage loan (including, for this purpose, any related Serviced B Note or Serviced Companion Loan, as applicable), for so long as it remains a Rehabilitated Mortgage Loan; provided, that the Workout Fee with respect to any Rehabilitated Mortgage Loan will be reduced by the amount of any Excess Modification Fees actually received by the Special Servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or Serviced B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or Serviced B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or Serviced B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or Serviced B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee. Notwithstanding the foregoing, if a mortgage loan, Serviced B Note or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” as a result of a payment default on the related maturity date and the related collection of principal and interest is received within three (3) months following the related maturity date as a result of the related mortgage loan, Serviced B Note or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a workout fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such workout.

•	A “Liquidation Fee” meaning a fee payable with respect to the final disposition or liquidation of any mortgage loan (other than any Non-Serviced Mortgage Loan) that is a Specially Serviced Mortgage Loan (including, for this purpose, any related Serviced Companion Loan or Serviced B Note) or REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan) equal to the lesser of (i) $1,000,000, and (ii) the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection

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with a final disposition of, and any Condemnation Proceeds and Insurance Proceeds received by the Issuing Entity (net of any expenses incurred by the special servicer on behalf of the Issuing Entity in connection with the collection of such Condemnation Proceeds and Insurance Proceeds) with respect to, such Specially Serviced Mortgage Loan or REO Property or portion thereof; provided, that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees actually received by the special servicer as additional servicing compensation (i) with respect to the related mortgage loan, Serviced Companion Loan or Serviced B Note, as applicable, at any time within the prior eighteen (18) months in connection with each modification, restructure, extension, waiver or amendment that constituted a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or Serviced B Note, as applicable, was a Specially Serviced Mortgage Loan and (ii) with respect to the related mortgage loan, Serviced Companion Loan or Serviced B Note, as applicable, at any time within the prior nine (9) months in connection with each modification, restructure, extension, waiver or amendment that constitutes a modification of the related mortgage loan, Loan Pair or A/B Whole Loan while the mortgage loan or the related Serviced Companion Loan or Serviced B Note, as applicable, was a non-Specially Serviced Mortgage Loan, but, in each case, only to the extent those Excess Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee. No Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by the related mortgage loan seller or its guarantor for a Material Breach or Material Document Defect, as applicable, if such repurchase or substitution occurs on or before one hundred eighty (180) days after the discovery or receipt of notice by the mortgage loan seller or its guarantor of the Material Breach or Material Document Defect, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Mortgage Loan that is, or is part of, an A/B Whole Loan or Loan Pair by the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, within ninety (90) days following the date that such holder’s option to purchase the related mortgage loan first becomes exercisable, (iii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within ninety (90) days following the date that such holder’s option to purchase the related mortgage loan first becomes exercisable, (iv) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the Issuing Entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or any affiliate thereof (other than the Controlling Class Representative), or (vi) the purchase of any Specially Serviced Mortgage Loan or related REO Property by the Controlling Class Representative or any affiliate thereof (other than the special servicer), if such purchase occurs within ninety (90) days after the date on which the special servicer delivers to the Controlling Class Representative for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan. For the avoidance of doubt, the special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan, Serviced Companion Loan, Serviced B Note, REO Mortgage Loan, REO Serviced B Note or REO Serviced Companion Loan. Notwithstanding the foregoing, if a mortgage loan, Serviced B Note or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Specially Serviced Mortgage Loan” as a result of a payment default on the related maturity date and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related mortgage loan, Serviced B Note or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Liquidation Fee out of the proceeds received in connection with such liquidation if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related mortgagor and retain (x) a liquidation fee, (y) such other fees as are provided for in the related mortgage loan documents and (z) other appropriate fees in connection with such liquidation.

•	Any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

The Special Servicing Fee for any Specially Serviced Mortgage Loan (or successor REO Mortgage Loan, successor REO Serviced B Note or successor REO Serviced Companion Loan) will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool, and, to the extent of the Issuing Entity’s interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such mortgage loan

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again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property but otherwise such fee is paid until and including maturity. If the special servicer is terminated for any reason or resigns, it will retain the right to receive any Workout Fees payable on mortgage loans, Serviced B Notes and Serviced Companion Loans that became (or would become, but for the making of three scheduled monthly payments) Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be zero) of Excess Modification Fees, Consent Fees, Ancillary Fees and Assumption Fees with respect to each mortgage loan, Serviced B Note and Serviced Companion Loan (including any Specially Serviced Mortgage Loan) and 100% of any assumption application fees with respect to Specially Serviced Mortgage Loans, (b) Excess Penalty Charges with respect to Specially Serviced Mortgage Loans, and (c) any interest or other income earned on deposits in the REO Accounts.

With respect to any Non-Serviced Mortgage Loan, the Special Servicer will not receive any special servicing compensation, and the Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation similar to the compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement, except that there may be a higher cap (or no cap) on workout fees and/or liquidation fees.

Although the Special Servicer will be required to service and administer the pool of mortgage loans (other than any Non-Serviced Mortgage Loans) and the Serviced B Note and Serviced Companion Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If the Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

As described in this free writing prospectus under “—The Controlling Class Representative,” the Controlling Class Representative (or with respect to an A/B Whole Loan or Loan Pair, the related Directing Holder to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this free writing prospectus and the Pooling and Servicing Agreement.

Any successor special servicer will receive the foregoing Special Servicing Compensation as compensation. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the special servicer will require an amendment to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period during which any Disclosable Special Servicer Fees are received by the special servicer or any of its affiliates, the special servicer must deliver or cause to be delivered to the master servicer, without charge and within two (2) Business Days following the end of such Collection Period a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period (and the master servicer to the extent it has received such report must forward such information to the certificate administrator on the Master Servicer Remittance Date).

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing

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Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan, Loan Pair or REO Property and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, A/B Whole Loan, Loan Pair or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan, A/B Whole Loan or Loan Pair and any purchaser of any mortgage loan, A/B Whole Loan, Loan Pair or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan (or A/B Whole Loan or Loan Pair, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Special Servicer Termination Events

“Special Servicer Termination Event” means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

•	any failure by the special servicer to remit to the master servicer within one (1) Business Day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made;

•	any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement (other than, if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, with respect to the duties described under “Description of the Offered Certificates—Evidence as to Compliance” in this free writing prospectus or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act to the extent described in the ninth bullet of this definition) which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the special servicer by the depositor or the trustee; provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

•	any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Holders of any Class of Certificates and that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to the special servicer by the depositor or the

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trustee, provided, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure if the special servicer certifies to the trustee and the depositor that the special servicer is in good faith attempting to remedy such breach and the Certificateholders will not be materially and adversely affected thereby; provided that such cure period may not exceed ninety (90) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the special servicer and such decree or order remains in force undischarged or unstayed for a period of sixty (60) days;

•	the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

•	the special servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing;

•	(a) KBRA or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if such Rating Agency has been engaged by the applicable Other Depositor to rate such securities) or (B) placed one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if such Rating Agency has been engaged by the applicable Other Depositor to rate such securities) on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of either of clauses (A) or (B), such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA or Moody’s, as applicable, within sixty (60) days) and, in the case of either of clauses (A) or (B), publicly cited servicing concerns with the Special Servicer as the sole or material factor in such rating action or (b)(A) the Special Servicer has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer and such ranking is not reinstated within sixty (60) days of actual knowledge of such event by the Special Servicer (if the Special Servicer has or had a Morningstar ranking on or after the Closing Date) or (B) if the Special Servicer has not been ranked by Morningstar on or after the Closing Date, Morningstar has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if Morningstar has been engaged by the applicable Other Depositor to rate such securities) or (2) within the prior twelve (12) months, placed one or more Classes of Certificates or one or more classes of securities backed by a Serviced B Note or Serviced Companion Loan (if Morningstar has been engaged by the applicable Other Depositor to rate such securities) on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), has publicly cited servicing concerns with the Special Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within sixty (60) days of such event);

•	if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the special servicer or any Servicing Function Participant appointed by the special servicer to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by such entity under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace period; or

•	if and for so long as the Issuing Entity or a trust created pursuant to a pooling and servicing agreement relating to a Non-Serviced Companion Loan or a Serviced Companion Loan is subject to the reporting requirements of the Exchange Act, any failure by the special servicer to terminate any sub-servicer

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appointed by the special servicer for certain failures to deliver reporting items required to be delivered under Regulation AB and the Exchange Act.

The trustee may, and at the direction of Holders of Certificates representing at least 25% of the aggregate Voting Rights, the trustee is required to terminate the special servicer upon a Special Servicer Termination Event that is continuing and has not been cured or waived. With respect to any Loan Pair, if a Special Servicer Termination Event has occurred that affects the holder of the related Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to such Loan Pair, other than with respect to than any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination and any entitlements of the terminated party that survive the termination. The termination of the special servicer will be effective on the date specified in a written notice from the trustee to the special servicer. During any Subordinate Control Period, the Controlling Class Representative will have the right to appoint a successor special servicer with respect to the mortgage loans. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a voluntary resignation.

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor may recommend the replacement of the special servicer. In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation (along with relevant information justifying its recommendation) of a suggested replacement special servicer, which must be a Qualified Replacement Special Servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website. The replacement of the special servicer based on the trust advisor’s recommendation must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights of all Principal Balance Certificates on an aggregate basis; provided, that if a proposed termination and replacement of the special servicer following the initial recommendation of the trust advisor is not consummated within one hundred eighty (180) days following the initial recommendation of the trust advisor, then the proposed termination and replacement will have no further force and effect. If the Holders of such Principal Balance Certificates elect to remove and replace the special servicer, the trustee will be required to provide to each Rating Agency a Rating Agency Communication at that time. If the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, and will be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, providing the Rating Agency Communications and administering the vote of the applicable Principal Balance Certificates will be an Additional Trust Fund Expense. The trustee will notify the outgoing special servicer promptly of the effective date of its termination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement and, if applicable, any Intercreditor Agreement and (ii) is not, and is not an affiliate of, a current or former trust advisor.

The special servicer, any successor special servicer and any of their respective affiliates may not (i) pay, or become obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay the trust advisor or any affiliate thereof any fee, or otherwise compensate or grant monetary or other consideration to the trust advisor or any affiliate thereof (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, (ii) become entitled to receive any compensation from the trust advisor (x) in connection with its obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of such person as, or any

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recommendation by the trust advisor for such person to become, the successor special servicer, or (iii) become entitled to receive any fee from the trust advisor or any affiliate thereof in connection with the appointment of such person as special servicer, unless, in each of the foregoing clauses (i) through (iii), such transaction has been expressly approved by 100% of the Certificateholders.

The holder of a Serviced B Note or Serviced Companion Loan (including, prior to the 261 Fifth Avenue Companion Loan Securitization Date, the holder of the 261 Fifth Avenue Companion Loan), if and for so long as such holder is the related Directing Holder, may at any time remove and replace the special servicer with respect to the related A/B Whole Loan or Loan Pair, respectively, with or without cause, to the extent set forth in the related Intercreditor Agreement and subject to the satisfaction of certain conditions as set forth in the related Intercreditor Agreement. During such time, neither the Controlling Class Representative nor any Certificateholder will have the right to remove or replace the special servicer with respect to the related A/B Whole Loan or Loan Pair without cause. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Replacement of the Special Servicer Without Cause

The special servicer may be removed with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan or Excluded Mortgage Loan), and a successor special servicer appointed, at any time, as follows:

(a) during any Subordinate Control Period, the special servicer may be removed and a successor special servicer appointed at the direction of the Controlling Class Representative, if any, (x) for cause at any time and (y) without cause if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates; and

(b) during any Collective Consultation Period and any Senior Consultation Period, the special servicer may be removed and a successor special servicer appointed, in accordance with the procedures set forth below, at the written direction of Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates.

The procedures for removing a special servicer during any Collective Consultation Period and any Senior Consultation Period will be as follows: upon (i) the written direction of Holders of Certificates evidencing at least 25% of the Voting Rights of all Classes of the Certificates requesting a vote to terminate and replace the special servicer with a proposed successor special servicer, (ii) payment by such Holders to the certificate administrator and/or the trustee of the reasonable fees and expenses to be incurred by the certificate administrator and/or the trustee in connection with administering such vote and (iii) delivery by such Holders to each Rating Agency (with a copy to the certificate administrator and the trustee) of a Rating Agency Communication, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing such notice to their addresses appearing in the certificate register. Upon the written direction of the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the proposed successor special servicer; provided that if that written direction is not provided within one hundred eighty (180) days of the initial request for a vote to terminate and replace the special servicer, then that written direction will have no force and effect. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Any appointment of a successor special servicer by the Controlling Class Representative or by the Holders of the Certificates evidencing at least 75% of the aggregate Voting Rights of all Certificates (i) will be subject to delivery of a Rating Agency Communication to each Rating Agency (which Rating Agency Communications will be an expense of the Controlling Class Representative or such Holders, as applicable), and (ii) must be a Qualified Replacement Special Servicer.

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Notwithstanding any of the foregoing to the contrary, the holder of a Serviced Companion Loan or Serviced B Note, to the extent set forth in the related Intercreditor Agreement and only for so long as such holder is the related Directing Holder, will have the sole right to terminate the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, without cause, upon the appointment and acceptance of such appointment by a successor to the special servicer; provided, that such holder appoints in accordance with the Pooling and Servicing Agreement a successor special servicer (i) reasonably satisfactory to the trustee and the depositor and (ii) that agrees to assume and perform punctually the duties of the special servicer specified in the Pooling and Servicing Agreement. The special servicer will not be terminated without cause until a successor special servicer has been appointed as described in this paragraph. The holder of the applicable Serviced Companion Loan or Serviced B Note will be required to pay any costs and expenses incurred by the Issuing Entity in connection with the removal and appointment of a special servicer pursuant to this paragraph (unless such removal is based on certain termination events relating to payment failures and/or other breaches of the Pooling and Servicing Agreement). If the holder of a Serviced Companion Loan or Serviced B Note terminates the special servicer with respect to the related Loan Pair or A/B Whole Loan, as applicable, and appoints a successor special servicer with respect to such Loan Pair or A/B Whole Loan, as applicable, then the Controlling Class Representative will not have the right to terminate any such successor special servicer without cause until the holder of the related mortgage loan included in the Issuing Entity is the Directing Holder with respect to such Loan Pair or A/B Whole Loan, as applicable, under the related Intercreditor Agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which must be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement).

“17g-5 Information Provider’s Website” means the internet website of the 17g-5 Information Provider, initially located at http://www.usbank.com/abs under the “NRSRO” tab of the respective transaction, access to which is limited to the Rating Agencies and other NRSROs who have provided the certificate administrator a certificate either stating that it is either a Rating Agency or providing the required certifications pursuant to Rule 17g-5(e) under the Exchange Act.

Any information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies in connection with the Certificates or the mortgage loans, will first be provided to the 17g-5 Information Provider in electronic format (which will be required to post such information to the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement), and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. No party will have authority to communicate directly with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related mortgaged properties, the related borrowers or any other matters in connection with the Certificates or pursuant to the Pooling and Servicing Agreement, without the consent of the depositor.

Replacement of the Special Servicer and Appointment of an Excluded Special Servicer

If the Special Servicer is a Borrower Party with respect to any mortgage loan or Loan Pair (any such mortgage loan or Loan Pair, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. During any Subordinate Control Period, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Principal Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Subordinate Control Period is not in effect, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or

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replace the Excluded Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. During any Collective Consultation Period, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Certificateholder will have the right to appoint the Excluded Special Servicer.

During any Senior Consultation Period, upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Special Servicer has not been appointed pursuant to the preceding sentence within thirty (30) days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Special Servicer has not been appointed and such resigning Special Servicer will appoint such Excluded Special Servicer.

If at any time a Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such Special Servicer will become the Special Servicer again for the such related Mortgage Loan and (4) such Special Servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan.

“Borrower Party” means (a) a borrower, a Mortgagor, a Manager or a foreclosing mezzanine lender, (b) any other person controlling or controlled by or under common control with such borrower, Mortgagor, Manager or foreclosing mezzanine lender, as applicable, and (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, Manager or foreclosing mezzanine lender, as applicable. For purposes of this definition, “foreclosing mezzanine lender” means a mezzanine lender that has accelerated the related mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Rating Agency Confirmations

“Rating Agency Confirmation” means, with respect to any matter, written confirmation (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the Pooling and Servicing Agreement) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Certificates or, if applicable, any class of securities backed by a Serviced Companion Loan or securities related to a Non-Serviced Mortgage Loan, in each case, if then rated by the Rating Agency; provided, that a written waiver or other acknowledgment from any Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter. To the extent a rating agency has been engaged to rate any class of securities backed by a Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities. To the extent a rating agency has been engaged to rate any class of securities backed by a Non-Serviced Companion Loan, a “Rating Agency Confirmation” will also require similar written confirmation from each such rating agency with respect to such securities to the extent the matter affects such Non-Serviced Companion Loan.

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At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation will be required from that Rating Agency.

Notwithstanding the terms of any related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under any mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (i) such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, (x) with respect to any such condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related mortgagor, then the master servicer (with respect to non-Specially Serviced Mortgage Loans) or the special servicer (with respect to Specially Serviced Mortgage Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and, in the case of the master servicer or the special servicer, in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of an A/B Whole Loan or Loan Pair, Certificateholders and any holder of the related Serviced B Note or Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced B Note or Serviced Companion Loan holder constituted a single lender), and if it so determines, then the requirement for a Rating Agency Confirmation will be deemed not to apply, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed to be satisfied (i) if Fitch is the non-responding Rating Agency, the applicable replacement is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer) or (ii) if any other Rating Agency is the non-responding Rating Agency, the non-responding Rating Agency has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction rated by such non-responding Rating Agency and serviced by the applicable servicer prior to the time of determination.

Notwithstanding any of the foregoing to the contrary, for purposes of the provisions of any mortgage loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any Rating Agency Confirmation requirement in the mortgage loan documents with respect to which the master servicer or special servicer would have been required to make the determination described in the paragraph above will be deemed not to apply regardless of any such determination by the Requesting Party (or the master servicer or special servicer, as applicable); provided, that the Requesting Party (or the master servicer or the special servicer, as applicable) will be required in any event to review the other conditions required under the related mortgage loan documents with respect to such defeasance, release or substitution and to confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

Waivers of Servicer Termination Events

A Master Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Master Servicer Termination Event”) or a Special Servicer Termination Event (other than as described under the ninth or tenth bullet under the definition of “Special Servicer Termination Event”) may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).

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Withdrawals from the Collection Account

The master servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus: (i) to remit on or before each Master Servicer Remittance Date to the master servicer and the special servicer any Excess Penalty Charges, Excess Modification Fees, and Assumption Fees; (ii) to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Servicing Advances (together with interest thereon calculated at the Advance Rate); (iii) with respect to any Non-Serviced Mortgage Loan, to pay or reimburse the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and the applicable Non-Serviced Mortgage Loan Trustee for nonrecoverable advances (together with interest thereon) pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; (iv) to pay or reimburse the master servicer and the trustee pursuant to the terms of the Pooling and Servicing Agreement, for P&I Advances (together with interest thereon calculated at the Advance Rate); (v) to pay or reimburse the master servicer, the special servicer and the trust advisor, as applicable, pursuant to the terms of the Pooling and Servicing Agreement, for Master Servicing Fees, Special Servicing Fees, Trust Advisor Fees and any unpaid Trust Advisor Consulting Fees (but only to the extent such Trust Advisor Consulting Fees were received from the related borrower); (vi) to pay to the Distribution Account for withdrawal by the certificate administrator for payment to itself, the custodian and the trustee of its respective fees; (vii) to pay to the master servicer, the special servicer, the certificate administrator, the custodian, the trustee and/or, in respect of any Non-Serviced Mortgage Loan, any applicable Non-Serviced Mortgage Loan Master Servicer and any applicable Non-Serviced Mortgage Loan Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement (or Non-Serviced Mortgage Loan Pooling and Servicing Agreement, as applicable), any Additional Trust Fund Expenses payable to such parties; (viii) to pay to the special servicer any liquidation and workout fees; (ix) to pay to the master servicer, pursuant to the terms of the Pooling and Servicing Agreement, any net income and gain realized on the investment of funds deposited in the Collection Account; (x) to pay to the master servicer the aggregate Prepayment Interest Excesses relating to mortgage loans that are not Specially Serviced Mortgage Loans and to pay the special servicer the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans that were subject to voluntary prepayment; (xi) to pay to CREFC® (solely to the extent of funds available in the Collection Account following the withdrawal of the amounts described in clauses (i) through (x) above), the CREFC® License Fee; (xii) to withdraw funds deposited in the Collection Account in error; (xiii) to make payment on each Master Servicer Remittance Date of the remaining amount in the Collection Account to the Distribution Account or applicable sub-account thereof (other than amounts to be held in the Interest Reserve Account); (xiv) to make payment on each Master Servicer Remittance Date to applicable reserve accounts; and (xv) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below, the master servicer (with respect to matters relating to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans) that do not involve a Major Decision or Special Servicer Decision and with the special servicer’s consent) and the special servicer (with respect to matters relating to non-Specially Serviced Mortgage Loans that involve a Major Decision or Special Servicer Decision or relating to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right under any mortgage loan the lender may have under a due-on-sale clause (which will include, without limitation, sale or transfers of mortgaged properties, in full or in part, or the sale or transfer of interests in the borrower or its owner, to the extent prohibited under the related loan documents), or a due-on-encumbrance clause, to accelerate payment of that mortgage loan.

With respect to due-on-sale clauses under non-Specially Serviced Mortgage Loans, A/B Whole Loans or Loan Pairs (but not any Non-Serviced Mortgage Loan), the master servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, submit all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless it has provided each Rating Agency with a

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Rating Agency Communication if such mortgage loan (A) represents at least 5% of the aggregate Certificate Principal Balance of the Principal Balance Certificates, (B) has an unpaid principal balance that exceeds $35 million or (C) is one of the then current ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans based on principal balance (provided, that no such Rating Agency Communication will be required if such mortgage loan has an unpaid principal balance less than $5,000,000).

With respect to due-on-sale clauses under Specially Serviced Mortgage Loans, the special servicer, on behalf of the Issuing Entity will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair, to the extent required under the related Intercreditor Agreement), as applicable, and in accordance with the REMIC provisions, to take such actions as it deems to be in the best economic interest of the Issuing Entity in accordance with the Servicing Standard, and may waive or enforce such due-on-sale clause contained in the related mortgage loan.

Subject to the discussion under “—The Controlling Class Representative” and “—The Trust Advisor” below and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” above, with respect to due-on-encumbrance clauses the master servicer (with respect to matters relating to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans) that do not involve a Major Decision or Special Servicer Decision and with the special servicer’s consent) and the special servicer (with respect to matters relating to non-Specially Serviced Mortgage Loans that involve a Major Decision or Special Servicer Decision or relating to Specially Serviced Mortgage Loans) will be required, after obtaining the consent of the Controlling Class Representative (during any Subordinate Control Period) or the Directing Holder (with respect to any A/B Whole Loan or Loan Pair), as applicable, to determine on behalf of the Issuing Entity, in a manner consistent with the Servicing Standard, whether to waive any right under any mortgage loan the lender may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that mortgage loan.

With respect to non-Specially Serviced Mortgage Loans (other than Non-Serviced Mortgage Loans), the master servicer will be required to forward any such request that involves a Major Decision or Special Servicer Decision to the special servicer and, unless the master servicer and special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request. In all cases the special servicer will be entitled (subject to the discussion under “—The Controlling Class Representative” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs”) to approve or disapprove the transaction. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless it provides each Rating Agency with a Rating Agency Communication.

See “Certain Legal Aspects of the Mortgage Loans—Foreclosure,” “—Due-on-Sale and Due-on-Encumbrance” and “—Default Interest and Limitations on Prepayments” in the attached prospectus.

Inspections

The master servicer at its own expense is required to inspect or cause to be inspected each mortgaged property (other than properties related to Specially Serviced Mortgage Loans or Non-Serviced Mortgage Loans) every calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of $2,000,000 or more, beginning in 2016, and at least once every other calendar year with respect to mortgage loans or Loan Pairs with an unpaid principal balance of less than $2,000,000, beginning in 2017, provided that, to the extent the mortgaged property has not been inspected within the prior sixty (60) days, the master servicer will be required, at the expense of the Issuing Entity, to inspect or cause to be inspected each mortgaged property related to a mortgage loan that has a debt service coverage ratio that falls below 1.0x, and provided further, that with respect to any mortgage loan or Loan Pair that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® Servicer Watch List, the master servicer will be required to inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2017 so long as such mortgage loan or Loan Pair continues to be on the CREFC® Servicer Watch List, but if such mortgage loan is no longer on the CREFC® Servicer Watch List at the time the inspection was scheduled, no such annual inspection will be required. The master servicer will be required to prepare an inspection report relating to each inspection. The special servicer will have the right (but not the

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obligation), in its sole discretion, to inspect or cause to be inspected (at its own expense) every calendar year any mortgaged property related to a mortgage loan that is not a Specially Serviced Mortgage Loan if the special servicer notifies the master servicer prior to such inspection. The master servicer is not required to inspect any mortgaged property that has been inspected by the special servicer during the preceding twelve (12) months.

The special servicer is required to inspect (or cause to be inspected) each mortgaged property securing each mortgage loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve (12) months until such mortgage loan ceases to be a Specially Serviced Mortgage Loan, and the cost of any such inspections will be treated as a Servicing Advance (or as an expense of the Issuing Entity if the Servicing Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

The Controlling Class Representative

General

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus, (a) the master servicer (solely to the extent it is permitted to take any of the following actions as provided for (x) in the proviso at the end of this paragraph or (y) the second succeeding paragraph) will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer (which approval is deemed given if the special servicer does not object within fifteen (15) Business Days (or (i) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related Serviced B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), within the period expiring five (5) Business Days following the expiration of the related Directing Holder’s decision period under the related Intercreditor Agreement and (ii) in the case of a determination of an Acceptable Insurance Default, ninety (90) days) of receipt of any information in the possession of the master servicer that is reasonably required to make a decision regarding the subject action) and (b) the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions (i) during any Subordinate Control Period, as to which the Controlling Class Representative has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, thirty (30) days) or (ii) in the case of an action relating to an A/B Whole Loan or Loan Pair (as long as the holder of the related Serviced B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair), as to which the related Directing Holder has objected within the decision period provided for under the related Intercreditor Agreement, in each case after receipt of the written recommendation and analysis together with any information in the possession of the special servicer that is reasonably necessary to make a decision regarding the subject action (provided that if such written objection of the Controlling Class Representative or Directing Holder, as the case may be, has not been received by the special servicer within such period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

•	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest but including, without limitation, the timing of payments and the acceptance of discounted payoffs) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

•	following a default or an event of default with respect to a mortgage loan, any exercise of remedies, including any acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the related loan documents;

•	any sale of a defaulted mortgage loan or REO Property for less than the applicable Purchase Price;

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•	any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a mortgaged property or an REO Property;

•	any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

•	any incurrence of additional debt by a borrower or of any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any mortgage loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

•	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or an action to enforce rights with respect thereto or decision not to enforce such rights;

•	any franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents), or, with respect to a mortgage loan with an unpaid principal balance greater than $2,500,000, any material property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

•	releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

•	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor, or releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

•	any determination of an Acceptable Insurance Default;

•	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

•	the exercise of the rights and powers granted under the related Intercreditor Agreement or mezzanine loan intercreditor agreement to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term as may be set forth in any such Intercreditor Agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Note A Holder,” the “Note A Controlling Holder,” the “Senior Lender,” the “Senior Loan Controlling Holder” or such other similar term;

provided, that references to a “mortgage loan” in this definition exclude any Non-Serviced Mortgage Loan and any Excluded Mortgage Loan but will include (and apply equally to) any related Loan Pair; provided, further, that if the special servicer or master servicer (if the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision or any other matter requiring consent of the Controlling Class Representative, is necessary to protect the interests of the Certificateholders and, with respect to any A/B Whole Loan or Loan Pair, the holder of the related Serviced B Note or Serviced Companion Loan, the special servicer or master servicer, as applicable, may take any such action without waiting for such response.

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Notwithstanding the foregoing, the special servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions during any Collective Consultation Period or Senior Consultation Period; provided, that the special servicer will be required to consult, on a non-binding basis (and to consider alternative actions recommended by each such party) (i) during any Collective Consultation Period and any Senior Consultation Period, with the trust advisor, as to any of the Major Decisions listed above, and (ii) during any Collective Consultation Period, with the Controlling Class Representative with respect to any of the Major Decisions listed above and any other matter as to which consent of the Controlling Class Representative would have been required if a Subordinate Control Period were then in effect. No consultation will be binding on the special servicer. In addition, for so long as a mortgage loan is an Excluded Mortgage Loan, there will be no Controlling Class Representative with respect to such Excluded Mortgage Loan, and the special servicer will not be required to obtain the consent of a Controlling Class Representative for any of the foregoing actions with respect to any Excluded Mortgage Loan.

The special servicer will be responsible for the processing of all Major Decisions; provided, that the master servicer and the special servicer may mutually agree that the master servicer will process, and obtain the prior consent of the special servicer with respect to, any Major Decision with respect to non-Specially Serviced Mortgage Loans.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan), A/B Whole Loan or Loan Pair, any default arising when the related mortgage loan documents require that the related mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the special servicer has determined, in its reasonable judgment in accordance with the Servicing Standard, but subject to the provisions of the Pooling and Servicing Agreement and the terms and conditions of any related Intercreditor Agreement, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the related mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate.

In addition, during any Subordinate Control Period, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such other actions with respect to a mortgage loan (other than any Non-Serviced Mortgage Loan or Non-Serviced Loan Combination, any Excluded Mortgage Loan, or any A/B Whole Loan or Loan Pair as long as the holder of the related Serviced B Note or Serviced Companion Loan is the Directing Holder of such A/B Whole Loan or Loan Pair) as the Controlling Class Representative may deem advisable. The holder of the related Serviced B Note or Serviced Companion Loan will have such rights with respect to the related A/B Whole Loan or Loan Pair, as set forth in the applicable Intercreditor Agreement and without regard to the existence of any Subordinate Control Period, Collective Consultation Period or Senior Consultation Period. Notwithstanding the foregoing, neither the master servicer nor the special servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative, Serviced B Note holder or Serviced Companion Loan holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code. In addition to the foregoing, both the Controlling Class Representative and the holder of a Serviced Companion Loan, with respect to a Loan Pair, may have certain consultation rights with respect to material servicing decisions in connection with any Serviced B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

The “Controlling Class Representative” is the representative appointed by more than 50% of the Holders of the Controlling Class, by Certificate Principal Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Holders of the Controlling Class, by Certificate Principal Balance, that a Controlling Class Representative is no longer designated, the Holder of the Controlling Class that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Controlling Class Representative; provided, further, that if such Holder elects or has elected to not be the Controlling Class Representative, the Holder of the next largest aggregate Certificate Principal Balance will be the Controlling Class Representative. Notwithstanding anything to the contrary herein, (i) neither the depositor nor any affiliate thereof may serve as

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Controlling Class Representative, and solely for purposes of determining the identity of or selecting the Controlling Class Representative as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding and (ii) there will be no Controlling Class Representative with respect to an Excluded Mortgage Loan.

The “Controlling Class” means, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such Class) at least equal to 25% of the initial Certificate Principal Balance of such Class; provided that if no Class of Control Eligible Certificates has an aggregate Certificate Principal Balance (taking into account the application of any Appraisal Reductions to notionally reduce the aggregate Certificate Principal Balance of such Class) at least equal to 25% of the initial aggregate Certificate Principal Balance of such Class, then the Controlling Class will be the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class H Certificates. In no event will any Class of Certificates that does not constitute a Control Eligible Class as of the Closing Date be entitled to constitute a Controlling Class or appoint a Controlling Class Representative.

An “Excluded Mortgage Loan” is a mortgage loan or Loan Pair with respect to which the Controlling Class Representative, or any Holder of more than 50% of the Controlling Class, is a Borrower Party.

A “Subordinate Control Period” means any period when the Certificate Principal Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates.

A “Collective Consultation Period” means any period when both (i) the Certificate Principal Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Principal Balance of such Class), is less than 25% of the initial Certificate Principal Balance of the Class E Certificates and (ii) the Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reductions allocable to such Class), is at least 25% of the initial Certificate Principal Balance of the Class E Certificates.

A “Senior Consultation Period” means a period when the Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reductions allocable to such Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates. During any Senior Consultation Period, the Controlling Class Representative will have no consent or consultation rights under the Pooling and Servicing Agreement except for such rights available to it as a Certificateholder (other than with respect to Excluded Mortgage Loans), or such other rights that are available during the Senior Consultation Period in accordance with the Pooling and Servicing Agreement. With respect to any Excluded Mortgage Loan, a Senior Consultation Period will be deemed to exist.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

In addition, during any Subordinate Control Period, subject to the satisfaction of certain conditions and the rights of any Directing Holder in respect of any A/B Whole Loan or Loan Pair as described above under “—Replacement of the Special Servicer Without Cause,” the Controlling Class Representative, if any, will have the right to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Controlling Class Representative; provided that, prior to the effectiveness of any such appointment the trustee has provided each Rating Agency with a Rating Agency Communication; provided, further, that any removal without cause may only occur if (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the then Controlling Class of Certificates. The Controlling Class Representative will be required to pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

The majority of the Holders of the Controlling Class may elect the Controlling Class Representative. The majority of the Holders of the Controlling Class may remove and replace the Controlling Class Representative at any time by written vote, with or without cause, and a copy of the results of such vote must be delivered to each of the parties to the Pooling and Servicing Agreement.

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The Controlling Class Representative will be responsible for its own expenses.

During any Senior Consultation Period, the Controlling Class Representative will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative set forth in the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary in this free writing prospectus, the Controlling Class Representative will not have any rights to consent to or direct the special servicer or master servicer with respect to any Major Decision or any other material action involving an A/B Whole Loan or Loan Pair (including, prior to the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Loan Pair), or to remove, replace or appoint the special servicer with respect to any such A/B Whole Loan or Loan Pair for so long as the holder of the related Serviced B Note or Serviced Companion Loan is the related Directing Holder. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs,” “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Servicing of the Mortgage Loans—The Controlling Class Representative” in this free writing prospectus. The Controlling Class Representative will also not have any consent or consultation rights with respect to any Non-Serviced Mortgage Loan (including the 261 Fifth Avenue Mortgage Loan following the 261 Fifth Avenue Companion Loan Securitization Date) except for the non-binding consultation rights set forth in the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action.

Each Certificateholder (by its acceptance of its Certificates) acknowledges and agrees that (i) the Controlling Class Representative, the Directing Holders and/or the Holders of the Control Eligible Certificates may each have special relationships and interests that conflict with those of Holders of the other Classes of Certificates; (ii) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may act solely in the interests of the Holders of the Control Eligible Certificates (or any of them) and any Directing Holder may act solely in its own interests; (iii) the Controlling Class Representative, the Holders of the Control Eligible Certificates and the Directing Holders do not have any duties to the Holders of any Class of Certificates; (iv) the Controlling Class Representative and/or the Holders of the Control Eligible Certificates may take actions that favor interests of the Holders of the Control Eligible Certificates (or any of them), and any Directing Holder may take actions that favor its interests, in each case, over the interests of the Holders of one or more other Classes of Certificates; (v) none of the Controlling Class Representative, the Holders of the Control Eligible Certificates and/or the Directing Holders will have any liability whatsoever to the Issuing Entity, the other parties to the Pooling and Servicing Agreement, the Certificateholders or any other person (including any borrower under a mortgage loan) for having acted or refrained from acting in accordance with or as permitted under the terms of the Pooling and Servicing Agreement; and (vi) the Certificateholders may not take any action whatsoever against the Controlling Class Representative, the Controlling Class, any Holder of a Control Eligible Certificate, any Directing Holder or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative, the Controlling Class, the Holders of the Control Eligible Certificates and/or any Directing Holder, as applicable, for having acted or refrained from acting in accordance with the terms of and as permitted under the Pooling and Servicing Agreement.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the master servicer or the special servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law, REMIC provisions or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, the related mortgage loan documents or any Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

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The Trust Advisor

General Obligations

The trust advisor, as an independent contractor, will be required to review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans and REO Properties, consult (on a non-binding basis) with the special servicer and perform each other obligation of the trust advisor as described in this section and as set forth in the Pooling and Servicing Agreement in accordance with the Trust Advisor Standard. The “Trust Advisor Standard” means the trust advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, all of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the trust advisor in the exercise of its good faith and reasonable judgment). The trust advisor will not owe any fiduciary duty to the master servicer, the special servicer, the certificate administrator, the trustee, any Holder of a Certificate or any other person in connection with the Pooling and Servicing Agreement.

The trust advisor will be required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to any Specially Serviced Mortgage Loan or REO Property and included as part of the CREFC® investor reporting package and each Asset Status Report delivered to the trust advisor by the special servicer (provided that during any Subordinate Control Period, the trust advisor may only review Final Asset Status Reports).

The trust advisor will be required to keep all Privileged Information confidential and may not disclose any Privileged Information to any other person (including any Certificateholders), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, which parties, in turn, if they have been advised that such information is Privileged Information, may not without the prior written consent of the special servicer and the Controlling Class Representative and any related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), as applicable, disclose such information to any other person, except that such parties and the trust advisor may disclose such information to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties or the trust advisor, as applicable, (b) it is reasonable and necessary for such parties or the trust advisor, as applicable, to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party or the trust advisor, as applicable, and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which, in the case of any opinion of counsel for the trust advisor, will be a Trust Advisor Expense) delivered to the trust advisor, the special servicer, the Controlling Class Representative, the related Directing Holder (with respect to an A/B Whole Loan or Loan Pair as to which the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, or its designee is the related Directing Holder), the certificate administrator and the trustee. Notwithstanding the foregoing, the trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the trust advisor to the extent reasonably necessary to perform the trust advisor’s obligations under the Pooling and Servicing Agreement and provided such trust advisor affiliates and subcontractors agree in writing prior to their receipt of such Privileged Information to be bound by the same confidentiality provisions applicable to the trust advisor.

“Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, a report recommending the taking of certain actions for each Specially Serviced Mortgage Loan prepared by the special servicer not later than forty-five (45) days after the servicing of such Specially Serviced Mortgage Loan is transferred to the special servicer, and containing the following information to the extent reasonably determinable: (i) a summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related borrower; (ii) a discussion of the legal and environmental considerations reasonably known to the special servicer (including without limitation by reason of any environmental assessments), consistent with the Servicing Standard, that are applicable to the exercise of remedies or enforcement of rights for such Specially Serviced Mortgage Loan; (iii) the most current rent roll and income or operating statement available for the related mortgaged properties; (iv) a summary of the special servicer’s recommended action with respect to such Specially Serviced Mortgage Loan; (v) the appraised value of the related mortgaged properties, together with the assumptions used in the calculation thereof; and (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

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“Final Asset Status Report” means, with respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Controlling Class Representative or any related Directing Holder, in each case, which does not include any communication (other than the related Final Asset Status Report itself) between the special servicer and Controlling Class Representative, or any related Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless (i) the Controlling Class Representative (during any Subordinate Control Period) or any related Directing Holder (with respect to any A/B Whole Loan or Loan Pair), has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative or any related Directing Holder with respect to an A/B Whole Loan or Loan Pair, on the one hand, and the special servicer (or the master servicer, the certificate administrator, the custodian and/or the trustee), on the other hand, related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Controlling Class Representative or any related Directing Holder under the Pooling and Servicing Agreement; (ii) any correspondence or communications between the Controlling Class Representative and the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or other party related to the exercise of any consultation rights with respect to a Non-Serviced Mortgage Loan; (iii) any strategically sensitive information that the special servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party; and (iv) legally privileged information.

Annual Meeting; Annual Report

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a Specially Serviced Mortgage Loan or any mortgaged property was an REO Property, the trust advisor will be required to meet with representatives of the special servicer (if it was acting as special servicer as of December 31st in the prior calendar year and had continued in such capacity through the date of such meeting) to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the trust advisor may consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties.

The trust advisor must provide the special servicer at least thirty (30) days’ prior written notice of the date proposed for any annual meeting. The trust advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the trust advisor will be required to deliver, at least fourteen (14) days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed. The trust advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Mortgage Loan and any REO Property as part of the trust advisor’s annual assessment of the special servicer’s performance under the Pooling and Servicing Agreement. The special servicer will be required to make available senior staff with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and REO Properties and the related platform level information for each annual meeting.

During any Collective Consultation Period and any Senior Consultation Period, based on the trust advisor’s meeting with the special servicer, the trust advisor’s review of any Asset Status Reports and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or a Directing Holder and the special servicer that would be Privileged Information) and any other information available to Privileged Persons on the certificate administrator’s website, the trust advisor will be required, in each case, to deliver an annual report within 120 days of the end of the prior calendar year to the certificate administrator, which will be required to make such report available to Privileged Persons via its website. Each of the special servicer and, during any Collective Consultation Period, the Controlling Class Representative will be given an opportunity to review any such annual report at least five (5) Business Days prior to its delivery to

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the certificate administrator; provided that the trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer and/or the Controlling Class Representative. Such annual report will set forth the trust advisor’s assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31st in the prior calendar year and is continuing in such capacity through the date of such annual report. Such annual report will also be required to (A) identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and REO Properties and (B) comply with all of the confidentiality requirements set forth in the Pooling and Servicing Agreement regarding Privileged Information. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared.

As used in connection with the trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution or liquidation of Specially Serviced Mortgage Loans, taking into account the special servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the trust advisor of any annual compliance statement, assessment of compliance report, attestation report, Asset Status Report and other information delivered to the trust advisor by the special servicer (other than any communications between the Controlling Class Representative or any related Directing Holder, as applicable, and the special servicer that would be Privileged Information) pursuant to the provisions of the Pooling and Servicing Agreement.

During any Subordinate Control Period, there will be no annual meeting with the special servicer or annual report prepared and the trust advisor’s obligations will be limited to the review described under “—General Obligations” above.

Consultation Duties of the Trust Advisor

During any Subordinate Control Period, the special servicer will be required to forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the trust advisor after such calculations have been finalized. The trust advisor will be required to review such calculations but may not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. During any Collective Consultation Period and any Senior Consultation Period, after the calculation but prior to the utilization by the special servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value, the special servicer will be required to promptly forward such calculations, and the special servicer will also be required to promptly forward any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the trust advisor but in any event no later than two (2) Business Days after preparing such calculations. The trust advisor will be required promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer; provided, that, with respect to any A/B Whole Loan and any Loan Pair, the trust advisor will not be permitted to recalculate or verify any such calculation performed by the special servicer with respect to any Serviced B Note or Serviced Companion Loan for so long as the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, is the related Directing Holder. The trust advisor may not opine on or call into question these calculations, other than with respect to mathematical errors and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any such calculation prior to utilization by the special servicer. If the trust advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the trust advisor and the special servicer will be required to consult with each other in order to resolve any disagreement within five (5) Business Days of delivery of such calculations. If the

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trust advisor and special servicer are not able to resolve such disagreement prior to the end of such 5-Business Day period, the trust advisor will be required to promptly notify the trustee of such disagreement, and the trustee will be required to determine which calculation is to apply. In making such determination, the trustee may hire an independent third-party to assist with any such calculation at the expense of the Issuing Entity.

During any Collective Consultation Period, any Senior Consultation Period or, with respect to any excluded loan, any Subordinate Control Period, the special servicer will be required to consult (on a non-binding basis) with the trust advisor in connection with any Major Decision involving any mortgage loan, A/B Whole Loan, Loan Pair or any related REO Property and consider alternative actions recommended by the trust advisor; provided, that with respect to matters relating to any A/B Whole Loan and any Loan Pair, the special servicer will only be required to consult with the trust advisor in respect of such A/B Whole Loan or Loan Pair, as applicable, if the holder of the related Serviced B Note or Serviced Companion Loan, as applicable, is not, or has ceased to be, the related Directing Holder, and prior to such time, the trust advisor will have no obligations under the Pooling and Servicing Agreement with respect to such A/B Whole Loan or Loan Pair. Moreover, the trust advisor will have no consultation rights or obligations with respect to any Non-Serviced Mortgage Loan (which will be serviced pursuant to the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement), the 261 Fifth Avenue Mortgage Loan or any related REO Property.

The trust advisor will not review the activities of any other special servicer under the securitization of any Non-Serviced Companion Loan or the 261 Fifth Avenue Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan. The entity acting as trust advisor or operating advisor with respect to any separate securitization of a Non-Serviced Companion Loan will act as trust advisor with respect to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the related pooling and servicing agreement.

The trust advisor is not a servicer and will not be obligated to change the outcome on any particular Specially Serviced Mortgage Loan. Certificateholders will be deemed to have acknowledged and agreed that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the objective of the trust advisor’s participation in any resolution process is to provide additional oversight relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Issuing Entity Can Create Risks” in this free writing prospectus.

The ability to perform the duties of the trust advisor and the quality and the depth of any trust advisor annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information. In addition, in no event will the trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report may describe any resulting limitations and the trust advisor will not be subject to liability arising from its lack of access to Privileged Information.

Trust Advisor Fees

The trust advisor will be entitled to a trust advisor fee (the “Trust Advisor Fee”) equal to the Trust Advisor Fee Rate applied to the outstanding principal balance of each mortgage loan (other than any Non-Serviced Mortgage Loan and the 261 Fifth Avenue Mortgage Loan), including if such mortgage loan becomes an REO Mortgage Loan, which fee will be calculated on the same interest accrual basis as the related mortgage loan and will be prorated for any partial periods. The “Trust Advisor Fee Rate” means a rate equal to 0.00195% (0.195 basis points) per annum, with respect to each mortgage loan. The Trust Advisor Fee will be payable monthly from amounts received in respect of each mortgage loan (other than any Non-Serviced Mortgage Loan and the 261 Fifth Avenue Mortgage Loan) and any successor REO Mortgage Loan, as applicable.

A consulting fee (the “Trust Advisor Consulting Fee”) equal to $10,000, or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan and the 261 Fifth Avenue Mortgage Loan) or related A/B Whole Loan or Loan Pair, as applicable, will be payable to the trust

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advisor with respect to each Major Decision as to which the trust advisor has consultation rights; provided, that the aggregate amount of such Trust Advisor Consulting Fees with respect to any such mortgage loan, A/B Whole Loan or Loan Pair may not exceed $10,000 in any calendar year; provided, further, that the trust advisor may in its sole discretion reduce the Trust Advisor Consulting Fee with respect to any Major Decision.

Except as described above, the trust advisor and any of its affiliates may not accept any fees or other compensation or other consideration (x) in respect of the trust advisor’s obligations under the Pooling and Servicing Agreement or the performance thereof or (y) in connection with the appointment of a successor special servicer or the recommendation by the trust advisor for a replacement special servicer to become the special servicer under the Pooling and Servicing Agreement.

The Trust Advisor Fee and Trust Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “Servicing of the Mortgage Loans—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Trust Advisor Consulting Fee, only to the extent that such fee is actually received from the related borrower. If the Trust Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event may take any enforcement action with respect to the collection of such Trust Advisor Consulting Fee other than requests for collection; provided, that the master servicer or the special servicer, as applicable, will be required to consult with the Trust Advisor prior to any such waiver or reduction. In addition to the Trust Advisor Fee and any Trust Advisor Consulting Fee, the trust advisor will be entitled to reimbursement of Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement.

Resignation of the Trust Advisor

The trust advisor will have the right to resign from its obligations and duties under the Pooling and Servicing Agreement and recommend the replacement of the trust advisor, provided that the trust advisor (i) pays or reimburses the certificate administrator or the Issuing Entity, as applicable, for all of the reasonable costs and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with obtaining any vote to replace the trust advisor (and such fees and expenses will not constitute Additional Trust Fund Expenses), (ii) pays any amounts in the nature of Trust Advisor Fees, costs or expenses, to the extent such amounts are in excess of the amounts being paid to the trust advisor prior to its resignation, necessary to obtain or payable to a replacement trust advisor, (iii) except in the case of a recommended replacement that is an Eligible Trust Advisor, obtains the consent of the Controlling Class Representative (which consent must be obtained prior to any solicitation of votes described below) during any Subordinate Control Period and any Collective Consultation Period, which consent will be deemed to have been granted if no objection is made within thirty (30) days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn and (iv) except in the case of a recommended replacement that is an Eligible Trust Advisor, obtains the requisite vote of Certificateholders as provided below. In the event of its resignation, the trust advisor will be required to deliver to the certificate administrator, with a copy to the trustee, the 17g-5 Information Provider and the special servicer, a written recommendation (along with relevant information justifying its recommendation) of a suggested replacement trust advisor. The certificate administrator will be required to post such written recommendation to its website. Except in the case of a recommended replacement that is an Eligible Trust Advisor, the trust advisor’s recommendation of a successor trust advisor must be confirmed by an affirmative vote of Holders of Principal Balance Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of all Principal Balance Certificates; provided, that if any Holder of a Principal Balance Certificate does not affirmatively object to such written recommendation within 180 days of the posting of such recommendation, then such Holder will be deemed to have consented to the recommended replacement trust advisor. If so confirmed, the trustee will then be required to terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement and to appoint the successor trust advisor approved by the Certificateholders (provided that such successor trust advisor is an Eligible Trust

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Advisor). Such termination will be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, the trust advisor will be permitted to resign from its obligations and duties under the Pooling and Servicing Agreement if it determines that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the trust advisor must be evidenced by an opinion of counsel to such effect delivered to the master servicer, the certificate administrator, the depositor and the trustee. No such resignation will become effective until a successor trust advisor meeting the eligibility requirements described in this free writing prospectus has assumed the trust advisor’s responsibilities and obligations under the Pooling and Servicing Agreement.

Trust Advisor Termination Events

The following constitute trust advisor termination events under the Pooling and Servicing Agreement (each, a “Trust Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	any failure by the trust advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the trust advisor by the trustee or the certificate administrator or to the trust advisor and the certificate administrator by the Holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, that with respect to any such failure which is not curable within such thirty (30)-day period, the trust advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial thirty (30)-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

•	any failure by the trust advisor to perform in accordance with the Trust Advisor Standard which failure continues unremedied for a period of thirty (30) days;

•	any failure by the trust advisor to be an Eligible Trust Advisor, which failure continues unremedied for a period of thirty (30) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the trust advisor, and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

•	the trust advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the trust advisor or of or relating to all or substantially all of its property;

•	the trust advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

•	if and for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, any failure by the trust advisor to deliver any reporting items required to be delivered under Regulation AB and the Exchange Act by the time required under the Pooling and Servicing Agreement after any applicable grace period.

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Upon receipt by the certificate administrator of notice of the occurrence of any Trust Advisor Termination Event, the certificate administrator will be required to promptly post such notice on its internet website, unless the certificate administrator is notified that such Trust Advisor Termination Event has been remedied.

“Eligible Trust Advisor” means an entity that (i) (A) is (or as to which each of the personnel responsible for supervising the obligations of the Trust Advisor is) (I) regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, and (II) has (or as to which each of the personnel responsible for supervising the obligations of the Trust Advisor has) at least five (5) years of experience in commercial real estate asset management and in the workout and management of distressed commercial real estate assets or (B) is the special servicer or trust advisor/operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) (including, in the case of Pentalpha Surveillance LLC, this transaction) but has not been special servicer on a transaction for which DBRS, Inc. (“DBRS”), Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) is not the depositor, a mortgage loan seller, the master servicer, the special servicer or an affiliate of any of the foregoing, (iii) can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iv) is not the Controlling Class Representative, a Directing Holder or an affiliate of the Controlling Class Representative or a Directing Holder and (v) has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Rights Upon Trust Advisor Termination Event

If a Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, either (i) the trustee may, or (ii) upon the written direction of Holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, the trustee will be required to, terminate all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement, other than the right to receive accrued and unpaid fees and expense reimbursements and the right to indemnification under the Pooling and Servicing Agreement.

As soon as practicable, but in no event later than fifteen (15) Business Days (or such longer period of time as may be reasonably necessary to find a willing successor trust advisor if no willing successor trust advisor can be identified in such fifteen (15) Business Day period) after the trustee or the certificate administrator delivers written notice of termination to the trust advisor, the trustee will be required to appoint a successor trust advisor that is an Eligible Trust Advisor (which successor trust advisor may be an affiliate of the trustee). If the trustee is the successor master servicer or the successor special servicer, neither the trustee nor any of its affiliates will be the successor trust advisor. The appointment of the successor trust advisor will not be subject to the vote, consent or approval of the Holder of any Class of Certificates; provided, that during any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, further, that such consent will be deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn. The trustee will not have liability for any failure to find a suitable Eligible Trust Advisor to serve as a successor trust advisor.

Upon any termination of the trust advisor and appointment of a successor to the trust advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the 17g-5 Information Provider, the depositor, the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period) and the Certificateholders. If no Eligible Trust Advisor has been appointed in accordance with the Pooling and Servicing Agreement, no party will act as successor trust advisor.

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If the trust advisor is terminated for any reason, it will remain entitled to any accrued and unpaid fees and trust advisor expenses, as well as indemnification in respect of the period during which it acted as trust advisor, which will be payable in accordance with the priorities and subject to the limitations described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

Termination of the Trust Advisor Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the trust advisor with a proposed successor trust advisor that is an Eligible Trust Advisor, (ii) payment by such holders to the certificate administrator, the trust advisor and the Issuing Entity, as applicable, of the reasonable fees and expenses to be incurred by the certificate administrator, the trust advisor and/or the Issuing Entity, as applicable, in connection with such vote (and such fees and expenses will not constitute Additional Trust Fund Expenses), and (iii) obtaining the consent (which will be obtained prior to any solicitation of votes as set forth in the Pooling and Servicing Agreement) of the Controlling Class Representative during any Subordinate Control Period or any Collective Consultation Period (such consent not to be unreasonably withheld, and such consent deemed to have been granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted or deemed granted, such consent cannot thereafter be revoked or withdrawn, the certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing it to their addresses appearing in the certificate register. The Holders of more than 75% of the Voting Rights of the Certificates may direct the trustee to either (i) terminate (in which case the trustee must terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor, and appoint (and the trustee must so appoint) the proposed successor trust advisor, unless such direction is not given within one hundred eighty (180) days of the initial request in which case such direction will have no force or effect, or (ii) terminate (in which case the trustee must terminate) all of the rights and obligations of the trust advisor under the Pooling and Servicing Agreement by written notice to the trust advisor and not appoint a successor trust advisor (and no trust advisor will be appointed), in which case all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect; provided, if the Holders of at least 25% of the Voting Rights of the Certificates subsequently request a vote to reinstate the role of trust advisor and appoint a new trust advisor under the Pooling and Servicing Agreement, and the Holders of at least 75% of the Voting Rights of the Certificates vote in favor of such reinstatement and appointment, then a new trust advisor will be appointed and references to trust advisor in the Pooling and Servicing Agreement will again be applicable. During any Subordinate Control Period and any Collective Consultation Period, the Controlling Class Representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement of an existing trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) Business Days following the Controlling Class Representative’s receipt of the request for consent and, if granted, such consent cannot thereafter be revoked or withdrawn. Any such consent will be required to be solicited from the Controlling Class Representative before any related vote. If a successor trust advisor is not appointed, and until such time as a new trust advisor may be appointed in accordance with the foregoing provisions, all references to trust advisor in the Pooling and Servicing Agreement will be of no force and effect, and all Trust Advisor Fees otherwise payable to the terminated trust advisor in accordance with the Pooling and Servicing Agreement will be deposited into the TA Unused Fees Account, for application in accordance with “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Any replacement trust advisor appointed by the Certificateholders in accordance with this paragraph and the Pooling and Servicing Agreement is required to be an Eligible Trust Advisor and such termination will be subject to the terminated trust advisor’s rights to indemnification, payment of outstanding fees, reimbursement of expenses and other rights set forth in the Pooling and Servicing Agreement that survive termination.

In addition, if there are no Classes of Principal Balance Certificates outstanding other than the Control Eligible Certificates, the Holders of a majority of the junior-most Class of such Classes of Certificates outstanding may elect to terminate the trust advisor without payment of any termination fee by notice delivered to the depositor and the trust advisor.

In addition to the foregoing, the trust advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty at any time when (A) the certificate principal balances of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates have been reduced to zero or (B)

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the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 1% of the Initial Pool Balance. No successor trust advisor will be required to be appointed in connection with, or as a condition to, such resignation.

If the trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and Trust Advisor Expenses which will be payable in accordance with the priorities and subject to the limitations set forth in this free writing prospectus and in the Pooling and Servicing Agreement (i.e., no Trust Advisor Expenses will be payable out of any amounts due and owing with respect to the Control Eligible Certificates).

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

Subject to certain conditions set forth in the Pooling and Servicing Agreement, each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement.

The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, subject to certain limitations as described in “Servicing of the Mortgage Loans—General.” The trust advisor may resign from its obligations and duties as trust advisor subject to certain conditions described under “—The Trust Advisor—Resignation of the Trust Advisor” and “—Termination of the Trust Advisor Without Cause” above in this free writing prospectus. The trustee or any other successor master servicer, special servicer or trust advisor assuming the obligations of the master servicer, the special servicer or the trust advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the master servicer, special servicer or trust advisor being replaced would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior special servicer will be entitled to retain). If no successor master servicer, special servicer or trust advisor can be retained to perform such obligations for such compensation, additional amounts payable to such successor master servicer, special servicer or trust advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the depositor, the master servicer, the special servicer, the trust advisor, or any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be under any liability to the Issuing Entity or the Holders of the Certificates for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement and using reasonable business judgment. However, none of the depositor, the master servicer, the special servicer, the trust advisor nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further provides that the depositor, the master servicer, the special servicer, the trust advisor and any affiliate, director, officer, employee, member, manager or agent of the depositor, the master servicer, the special servicer or the trust advisor will be entitled to indemnification by the Issuing Entity (provided that the trust advisor will not be entitled to be indemnified for any amounts (other than Trust Advisor Fees) out of any amounts due and owing with respect to the Control Eligible Certificates) for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Servicing Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that no party thereto will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement. The depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian or the trust advisor may, however, in its discretion undertake any such action which it may deem

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necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Holders of Certificates under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the custodian and the trust advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The depositor is not obligated to monitor or supervise the performance of the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee or the custodian under the Pooling and Servicing Agreement. The depositor may, but is not obligated to, enforce the obligations of the master servicer or the special servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the master servicer or the special servicer or exercise any right of the master servicer or the special servicer under the Pooling and Servicing Agreement. In the event the depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the master servicer or special servicer, as applicable. Any such action by the depositor will not relieve the master servicer or the special servicer of its obligations under the Pooling and Servicing Agreement.

Asset Status Reports

The special servicer (if a Servicing Transfer Event exists) will be required to prepare an Asset Status Report that is consistent with the Servicing Standard within forty-five (45) days after the occurrence of a Servicing Transfer Event.

Each Asset Status Report will be delivered to the Controlling Class Representative (but only during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (but only during any Collective Consultation Period and any Senior Consultation Period), the master servicer, the certificate administrator, any Directing Holder (if and for so long as such party or its designee is the Directing Holder with respect to the related A/B Whole Loan or Loan Pair, as applicable) and the 17g-5 Information Provider (which will be required to promptly post the report to the 17g-5 Information Provider’s Website). If the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) does not disapprove of an Asset Status Report within ten (10) Business Days after receipt of such Asset Status Report together with any information in the possession of the special servicer that is necessary to make a decision regarding the subject Asset Status Report, such person will be deemed to have approved the Asset Status Report and the special servicer will implement the recommended action as outlined in such Asset Status Report; provided, that the special servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents. In addition, the Controlling Class Representative (during any Subordinate Control Period) or a Directing Holder (with respect to an A/B Whole Loan or Loan Pair) may object to any Asset Status Report within ten (10) Business Days of receipt; provided, that, following the occurrence of an extraordinary event with respect to the related mortgaged property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related mortgaged property before the expiration of the ten (10) Business Day period if the special servicer reasonably determines in accordance with the Servicing Standard that failure to take such action before the expiration of the ten (10) Business Day period would materially and adversely affect the interest of the Certificateholders and the holders of any related Serviced B Note or Serviced Companion Loan, and, during any Subordinate Control Period, the special servicer has made a reasonable effort to contact the Controlling Class Representative or the Directing Holder, as applicable. The foregoing will not relieve the special servicer of its duties to comply with the Servicing Standard.

During any Subordinate Control Period, if the Controlling Class Representative disapproves such Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after such disapproval. During any Subordinate Control Period, the special servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the special servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Serviced B Note or Serviced Companion Loan, if applicable. In any event, during any Subordinate Control Period, if the Controlling Class Representative

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does not approve an Asset Status Report within ninety (90) days from the first submission of an Asset Status Report, the special servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

During any Collective Consultation Period, each of the trust advisor and the Controlling Class Representative, and during any Senior Consultation Period, the trust advisor, will be entitled to consult with the special servicer and propose alternative courses of action in respect of any Asset Status Report. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor or the Controlling Class Representative, as applicable. The special servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor (and, during any Collective Consultation Period, the Controlling Class Representative).

The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the special servicer will not be permitted to follow any advice or consultation provided by the trust advisor or advice, direction or consultation of the Controlling Class Representative that would require or cause the special servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the special servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the special servicer to violate the terms of any mortgage loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon any REMIC or the loss of REMIC status or materially expand the scope of the master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of an A/B Whole Loan or Loan Pair, if and for so long as the related Serviced B Note holder or Serviced Companion Loan holder or its designee is the Directing Holder with respect to such A/B Whole Loan or Loan Pair, only such holder may exercise the rights of the Controlling Class Representative described in this “—Asset Status Reports” section to the extent set forth in the related Intercreditor Agreement (without regard to whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect). Neither the Controlling Class Representative nor the trust advisor will have any of the above described consultation rights or will exercise them in conjunction with the holder of such Serviced B Note or Serviced Companion Loan except to the extent set forth in the related Intercreditor Agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in this free writing prospectus.

Mortgage Loan Modifications

The master servicer is required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment accompanied by any and all information in the master servicer’s possession that the special servicer may reasonably request to process any such action that constitutes a Major Decision or Special Servicer Decision. The master servicer (subject to the special servicer’s processing of Major Decisions and Special Servicer Decisions) may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced B Note or Serviced Companion Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan, to a date not more than sixty (60) days beyond the original maturity date, if in the master servicer’s sole judgment exercised in good faith, a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Certificateholders and the holder of the related Serviced B Note or Companion Loan, as applicable (as a collective whole), on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than liquidation of such mortgage loan, and the borrower has obtained an executed written commitment acceptable to the special servicer (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property.

The master servicer’s and the special servicer’s powers to amend a mortgage loan are subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable Intercreditor Agreement or co-lender agreement (including the rights of the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period and the trust advisor during any Collective

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Consultation Period and any Senior Consultation Period, and the holder of any Serviced B Note or Companion Loan, as applicable).

Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

•	reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

•	reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

•	forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

•	extend the maturity date of any Specially Serviced Mortgage Loan; and/or

•	accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (2) in the judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders, the holder of the related Serviced B Note and the holder of the related Serviced Companion Loan (as a collective whole) on a net present value basis that would be equal to or greater than the recovery that would result if the applicable Specially Serviced Mortgage Loan were liquidated, as demonstrated in writing by the special servicer to the trustee and the certificate administrator; provided, that the foregoing rights of the special servicer are subject to the consent and/or consultation rights of the Controlling Class Representative, the trust advisor and the holder of any related Serviced B Note or Serviced Companion Loan, as applicable, to the extent described in this free writing prospectus.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five (5) years prior to the Rated Final Distribution Date; or

•	if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

The special servicer will also not be permitted to extend the maturity date of any mortgage loan secured by a mortgaged property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such mortgage loan’s maturity date unless a new phase I environmental report indicates that there is no environmental condition or the borrower obtains, at its expense, an extension of such policy on the same material terms and conditions to cover the period through five (5) years past the extended maturity date, provided that, if such mortgage loan is secured by a ground lease, the special servicer will be required to give due consideration to the remaining term of the ground lease.

The master servicer and the special servicer may mutually agree that the master servicer will process, and obtain the prior consent of the special servicer with respect to, any modification, waiver or amendment that constitutes a Major Decision or Special Servicer Decision with respect to a non-Specially Serviced Mortgage Loan. In such event, the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold its consent to such action. Such consent will be deemed given fifteen (15) Business Days after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer.

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During any Subordinate Control Period, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan and other than a mortgage loan that is part of an A/B Whole Loan or a Loan Pair as to which the holder of a related Serviced B Note or Serviced Companion Loan is the Directing Holder), the special servicer will be required to obtain, prior to taking any action that constitutes a Major Decision, the written consent of the Controlling Class Representative, which consent will be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Controlling Class Representative of the master servicer’s and/or special servicer’s written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Controlling Class Representative. See “—The Controlling Class Representative” in this free writing prospectus.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under “Description of the Offered Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Sale of Defaulted Mortgage Loans and REO Properties

Sale of Defaulted Mortgage Loans

The provisions described under this section “Sale of Defaulted Mortgage Loans” do not apply to any Non-Serviced Mortgage Loan, and as used in this section, the term “mortgage loan” will not refer to any Non-Serviced Mortgage Loan unless otherwise indicated.

Promptly upon a mortgage loan becoming a defaulted mortgage loan and if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) to attempt to sell such mortgage loan, the special servicer will be required to use reasonable efforts to solicit offers for the defaulted mortgage loan on behalf of the Certificateholders and the related Serviced B Note holder or Serviced Companion Loan holder in such manner as will be reasonably likely to realize a fair price. The special servicer is required to give the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer, the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the trust advisor (during any Collective Consultation Period and any Senior Consultation Period), and the holder of any related Serviced B Note or Serviced Companion Loan not less than five (5) Business Days’ prior written notice of its intention to sell any such defaulted mortgage loan. The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted mortgage loan, subject to any consent or consultation rights of the Controlling Class Representative and, with respect to any mortgage loan that is part of an A/B Whole Loan or Loan Pair, the consent rights of the related Serviced B Note holder or Serviced Companion Loan holder, to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted mortgage loan if the highest offer is from a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted mortgage loan, the special servicer will be required to take into account, and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted mortgage loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, A/B Whole Loan or Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy. The special servicer will be required to take into account any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months.

If the highest offer is from an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price, either itself or by retaining an independent third party as set forth in the following

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paragraph. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least one other offer is received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such defaulted mortgage loan, the trustee, if making such determination itself, will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine (9) month period or, in the absence of any such appraisal, on a new appraisal. The cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance. If any Interested Person is among those making an offer with respect to a defaulted mortgage loan, the special servicer will require that all offers be submitted to the trustee in writing.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable as, a Servicing Advance; provided that, the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Notwithstanding any of the foregoing paragraphs, but subject to any consent or consultation rights of the Controlling Class Representative or consultation rights of the trust advisor, as applicable, the special servicer will not be required to accept the highest cash offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the special servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders.

Additionally, to the extent set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable, each holder of a B Note, Serviced Companion Loan, Non-Serviced Companion Loan or a mezzanine loan may have a purchase option with respect to defaulted mortgage loans under the related Intercreditor Agreement. Subject to the rights of any such B Note holder, Serviced Companion Loan holder or mezzanine loan holder under the respective Intercreditor Agreement, unless and until a defaulted mortgage loan is sold pursuant to the terms of the Pooling and Servicing Agreement, the special servicer will continue to service and administer such mortgage loan in accordance with the Servicing Standard and the terms of the Pooling and Servicing Agreement and must pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such mortgage loan, as is consistent with the terms of the Pooling and Servicing Agreement and the Servicing Standard.

Matters Relating to Loan Pairs

In the case of a defaulted mortgage loan that is part of a Loan Pair, if the special servicer determines to sell such mortgage loan, it will be required to sell such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan pursuant to the Pooling and Servicing Agreement and the terms of the related Intercreditor Agreement.

With respect to any such defaulted mortgage loan, the special servicer will be required to solicit offers for such defaulted mortgage loan together with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the trustee in writing. Whether any cash offer constitutes a fair price for such Loan Pair will be determined by the special servicer unless the offeror is an Interested Person, in which case, the trustee will make such determination; provided, that no offer from the depositor, the master servicer, the special servicer or certain other Interested Persons enumerated in the related Intercreditor Agreement for a Loan Pair will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received represents a fair price for such Loan Pair, the trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted within the preceding nine (9)-month period or, in the absence of any such appraisal, on a new appraisal. The trustee will be required to select the appraiser conducting any such new appraisal. The cost of any such appraisal will be reimbursable as a Servicing

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Advance. In determining whether any such offer constitutes a fair price, the trustee will be required to instruct the appraiser to take into account, among other factors, the period and amount of any delinquency on the affected Loan Pair, the occupancy level and physical condition of the related mortgaged property and the state of the local economy. The trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters selected with reasonable care and retained by the trustee at the expense of the Issuing Entity and the holder of the related Serviced Companion Loan in connection with making such determination. Notwithstanding the foregoing, the special servicer will not be permitted to sell the Loan Pair without the written consent of the related Serviced Companion Loan holder unless the special servicer has delivered to such holder: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell the Loan Pair; (b) at least ten (10) days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale, a copy of the most recent appraisal for the Loan Pair, and any documents in the servicer mortgage file requested by the Serviced Companion Loan holder and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided, that the related Serviced Companion Loan holder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Controlling Class Representative, the Serviced Companion Loan holder or a representative thereof will be permitted to submit an offer at any sale of a Loan Pair.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by any Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Issuing Entity) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee, to determine if such cash offer constitutes a fair price for such mortgage loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the Collection Account to the extent of the pro rata portion allocable to the related mortgage loan, and the related sub-accounts of the Collection Account related to any Serviced Companion Loan to the extent of the portion allocable to the related Serviced Companion Loan in accordance with the related intercreditor agreement; provided, that, the trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

Sale of REO Properties

If title to any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) is acquired by the Issuing Entity or its nominee in respect of any Specially Serviced Mortgage Loan, the special servicer is required to use its reasonable best efforts to sell such REO Property for cash as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders (and, with respect to a Serviced B Note or Serviced Companion Loan, for the Certificateholders and the holder of such Serviced B Note or Serviced Companion Loan, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the Rated Final Distribution Date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer, on behalf of the applicable REMIC (A) has been granted an extension of time (which extension must be applied for at least sixty (60) days prior to the expiration of the period specified above) by the IRS for the orderly liquidation of such REO Property or (B) is permitted under the REMIC provisions to continue to hold such REO Property during the period in which an application for an extension is pending, in either of which cases the special servicer may continue to attempt to sell such REO Property for cash, or (ii) the special servicer receives an opinion of counsel that holding such REO Property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions of the Code or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the Issuing Entity hold any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan) beyond the end of the sixth (6th) calendar year following the end of the year of such REO Property’s acquisition. If the special servicer is unable to sell such REO Property for cash within such time period (as it may be extended as described above), the special servicer is required to, after consultation with the Controlling

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Class Representative (during any Subordinate Control Period and any Collective Consultation Period) or the Directing Holder (with respect to a Serviced B Note or Serviced Companion Loan), as applicable, before the end of such period or extended period, as the case may be, auction the REO Property to the person that makes the highest cash offer (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard; provided that if the special servicer, any other Interested Person or any of their respective affiliated entities intends to make an offer on or otherwise purchase any REO Property (other than any REO Property relating to the Non-Serviced Mortgage Loan): (i) the special servicer will be required to notify the trustee of such intent, (ii) the trustee will be required to promptly obtain an appraisal of such REO Property at the expense of the Issuing Entity and (iii) the applicable Interested Person will not be permitted to offer less than the fair market value set forth in such appraisal. Neither the trustee nor any affiliate thereof may purchase an REO Property.

Within thirty (30) days of the sale of the REO Property, the special servicer will be required to provide to the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the master servicer (and with respect to an A/B Whole Loan or Loan Pair, the holder of the related Serviced B Note or Serviced Companion Loan), the Controlling Class Representative (during any Subordinate Control Period and any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period and any Senior Consultation Period) a statement of accounting for such REO Property, including without limitation, (i) the acquisition date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the acquisition date to the disposition date, (v) final property operating statements, and (vi) such other information as the trustee or the certificate administrator (and with respect to a Serviced B Note or Serviced Companion Loan, any Directing Holder) may reasonably request in writing. The liquidation proceeds from the final disposition of the REO Property will be required to be deposited in the Collection Account within one (1) Business Day of receipt.

“Interested Person” means, as of any date of determination, the depositor, the master servicer, the special servicer, the trust advisor, a Holder of 50% or more of the Controlling Class, the Controlling Class Representative, the holder of a Serviced B Note or Serviced Companion Loan, a mortgage loan seller, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement, or any person actually known to a responsible officer of the trustee or the certificate administrator to be an affiliate of any of the preceding entities.

Foreclosures

Except in the case of a Non-Serviced Mortgage Loan, the special servicer may at any time (with notification to and consent of the Controlling Class Representative during any Subordinate Control Period, upon consultation with the Controlling Class Representative during any Subordinate Control Period and any Collective Consultation Period, and upon consultation with the trust advisor during any Collective Consultation Period and any Senior Consultation Period, and in the case of mortgaged property that secures an A/B Whole Loan or Loan Pair, with the consent of the holder of the related Serviced B Note or Serviced Companion Loan to the extent set forth in the related Intercreditor Agreement and for so long as such holder is the related Directing Holder) institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements. The special servicer may consult counsel to determine when an acquisition date will be deemed to occur under the REMIC provisions of the Code with respect to the related mortgaged property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure.

The special servicer will not, on behalf of the Issuing Entity, be permitted to obtain title to a mortgaged property as a result of or in lieu of foreclosure or otherwise, and will not otherwise be permitted to acquire possession of, or take any other action with respect to, any mortgaged property, if, as a result of any such action, the Issuing Entity would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such mortgaged property within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any applicable comparable federal, state or local law, or a “discharger” or “responsible party” thereunder, unless the special servicer has also previously determined in accordance with the

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Servicing Standard, based on an updated environmental assessment report prepared by a person (who may be an employee or affiliate of the master servicer or the special servicer) who regularly conducts environmental site assessments, which report must be delivered to the trustee, the certificate administrator and the 17g-5 Information Provider, that (i) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental expert, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions; (ii) taking such actions as are necessary to bring the mortgaged property in compliance with applicable environmental laws is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than pursuing a claim under the existing environmental insurance policy; and (iii) there are no circumstances or conditions present or threatened at such mortgaged property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert, that taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions). If the special servicer determines that taking such actions as are necessary to bring any mortgaged property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such mortgaged property, is not reasonably likely to produce a greater recovery on a net present value basis (with the relevant discounting to be performed at the applicable NPV Calculation Rate) than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the existing environmental insurance policy, then the special servicer is required to take such action as it deems to be in the best economic interest of the Issuing Entity (and the holder of the related Serviced B Note or Serviced Companion Loan, as applicable), including, without limitation, releasing the lien of the related mortgage.

If the Issuing Entity (or its nominee) acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as “foreclosure property” within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an “independent contractor,” within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Pursuant to the terms of the Pooling and Servicing Agreement, the special servicer may not rent, lease, or otherwise earn income on behalf of the Issuing Entity or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any “income from nonpermitted assets” within the meaning of Section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC provisions of the Code unless (i) the trustee and the special servicer have received an opinion of counsel (at the sole expense of the Issuing Entity) to the effect that, under the REMIC provisions of the Code and any relevant proposed legislation, any income generated for a REMIC by the REO Property would not result in the imposition of a tax upon the REMIC or (ii) in accordance with the Servicing Standard, the special servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC provisions of the Code relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The special servicer must notify the trustee, the certificate administrator and the master servicer of any election by it to incur such tax, and the special servicer (i) must hold in escrow in an eligible account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the certificate administrator with all information for the certificate administrator to file the necessary tax returns in connection therewith and (iii) upon request from the certificate administrator, pay from such account to the certificate administrator the amount of the applicable tax.

Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. “Rents from real property” do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the

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mortgaged properties meets this requirement. “Rents from real property” include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Issuing Entity, would not constitute “rents from real property,” or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to a REMIC, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will not constitute “rents from real property.” Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to a REMIC at the highest marginal federal corporate rate — currently 35% — and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to Holders of Certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to a REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of taxes on “net income from foreclosure property” within the meaning of the REMIC provisions of the Code in connection with the operation of commercial REO Properties by REMICs.

Litigation Control

The Pooling and Servicing Agreement is expected to contain provisions regarding management of Trust Related Litigation (as defined below). References to the rights and obligations of the special servicer in this section only apply to LNR Partners, LLC to the extent that it is acting as special servicer under the Pooling and Servicing Agreement and not to the Excluded Special Servicer; references to mortgage loans in this section will mean the mortgage loans (other than a Non-Serviced Mortgage Loan or any Excluded Mortgage Loan), any Serviced Companion Loan, any Serviced B Note or any related REO Mortgage Loan or related REO Property. With respect to any mortgage loan, the special servicer will be required to, in accordance with the Servicing Standard, direct, manage, prosecute and/or defend any action brought by a borrower, guarantor, other obligor on the related note or any affiliates thereof (each a “Borrower-Related Party”) against the Issuing Entity, the master servicer and/or the special servicer or any predecessor master servicer or special servicer, and represent the interests of the Issuing Entity in any litigation relating to the rights and obligations of the Issuing Entity, or of the borrower or other Borrower-Related Party under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing such mortgage loan (or Loan Pair or A/B Whole Loan), or otherwise with respect to the enforcement of the obligations of a Borrower-Related Party under the related mortgage loan documents (“Trust-Related Litigation”). In the event that the master servicer is named in any Trust-Related Litigation but the special servicer is not named in such Trust-Related Litigation (regardless of whether the Issuing Entity is named in such Trust-Related Litigation), the master servicer will notify the special servicer of such litigation as soon as reasonably practicable but in any event no later than within ten (10) Business Days of the master servicer receiving service of such Trust-Related Litigation.

With respect to any non-Specially Serviced Mortgage Loan and to the extent the master servicer is named in the Trust-Related Litigation, and neither the Issuing Entity nor the special servicer is named, in order to effectuate the role of the special servicer as contemplated by the immediately preceding paragraph, the master servicer will (i) provide quarterly (unless requested in writing from time to time on a more frequent basis) status reports to the special servicer regarding such litigation; (ii) use reasonable efforts to have the Issuing Entity replace the master servicer as the appropriate party to the lawsuit; and (iii) so long as the master servicer remains a party to such lawsuit, consult with, and take direction from, the special servicer with respect to material decisions and material monetary settlements related to the interests of the Issuing Entity in such Trust-Related Litigation, including but not limited to the selection of counsel. If and/or once the Issuing Entity and/or the special servicer are named, the special servicer will assume control of the Trust-Related Litigation as provided in the immediately preceding paragraph above, the master servicer will no longer have the reporting obligations set forth above and the special servicer’s selection of counsel will be subject to the consent of the master servicer which consent will not be

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unreasonably withheld. Further, if there are claims against the master servicer, the Issuing Entity, and the special servicer, each party at the request of the other will enter into a joint defense agreement in accordance with the requirements set forth below.

The special servicer will not (i) undertake (or direct the master servicer to undertake) any material settlement of any Trust-Related Litigation or (ii) initiate any material Trust-Related Litigation unless and until (A) it has notified in writing the Controlling Class Representative (during any Subordinate Control Period or Collective Consultation Period) (to the extent the identity of the Controlling Class Representative is actually known to the special servicer; provided that the special servicer will make due inquiry of the certificate administrator as to the identity of the Controlling Class Representative) and the related holder of any Serviced Companion Loan or Serviced B Note (if such matter affects such related Serviced Companion Loan or Serviced B Note) (to the extent the identity of the holder of such Serviced Companion Loan or Serviced B Note is actually known to the special servicer) and (B) the Controlling Class Representative (during a Subordinate Control Period) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the special servicer within such five (5) Business Day period, then the Controlling Class Representative will be deemed to have approved the taking of such action); provided that, if the special servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders and, with respect to an A/B Whole Loan or Loan Pair, the related Serviced Companion Loan holders and/or Serviced B Note holders, the special servicer may take such action without waiting for the Controlling Class Representative’s response.

Notwithstanding the immediately preceding paragraph, neither the special servicer nor the master servicer will be permitted to follow any advice, direction or consultation provided by the Controlling Class Representative (or any other party to the Pooling and Servicing Agreement) that would require or cause the special servicer or the master servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the special servicer or the master servicer, as applicable, to violate provisions of the Pooling and Servicing Agreement, require or cause the special servicer or the master servicer, as applicable, to violate the terms of any mortgage loan, A/B Whole Loan or Loan Pair, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code or materially expand the scope of the special servicer’s or the master servicer’s, as applicable, responsibilities under the Pooling and Servicing Agreement.

Notwithstanding the right of the special servicer provided under this heading “Litigation Control” to represent the interests of the Issuing Entity in Trust-Related Litigation, the master servicer will retain the right at all times to make determinations in the master servicer’s sole discretion, relating to material and direct claims against the master servicer where a settlement by the special servicer has not otherwise been resolved pursuant to the terms of the second succeeding paragraph below, including but not limited to the right to engage separate counsel, to make settlement decisions and to appear in any proceeding on its own behalf. The cost related to or incurred in connection with exercising such rights will be subject to indemnification as and to the extent provided in the Pooling and Servicing Agreement.

Further, nothing in under this heading “Litigation Control” will require the master servicer to take or fail to take any action which, in the master servicer’s reasonable judgment, may (i) cause either trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the Code, or otherwise result in a violation of the REMIC provisions of the Code, (ii) cause the master servicer to violate the Servicing Standard, (iii) result in a violation of applicable law or the mortgage loan documents or (iv) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the Pooling and Servicing Agreement.

In the event where the master servicer or special servicer is a named party neither the special servicer nor the master servicer will settle on behalf of the master servicer or special servicer, as applicable, any Trust-Related Litigation without such party’s consent unless: (i) such settlement does not contain or require any admission of liability, wrongdoing or consent to injunctive relief on the part of the master servicer or the special servicer, as applicable, and the master servicer or the special servicer are each fully released, (ii) the cost of such settlement or

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any resulting judgment is and will be paid by the Issuing Entity and payment of such cost or judgment is provided for in the Pooling and Servicing Agreement, (iii) each of the master servicer and the special servicer is and will be indemnified as and to the extent provided in the Pooling and Servicing Agreement for all costs and expenses incurred in defending and settling the Trust-Related Litigation and for any judgment, (iv) any such action taken by the master servicer at the direction of the special servicer will be deemed (as to the master servicer) to be in compliance with the Servicing Standard and (v) the master servicer or the special servicer, as applicable, provides the master servicer or the special servicer, as applicable, with assurance reasonably satisfactory to the master servicer or the special servicer, as applicable, as to the items in clauses (i), (ii), (iii) and (iv).

In the event both the master servicer and the special servicer or the Issuing Entity are named in Trust-Related Litigation, to the extent that the master servicer and the special servicer deem it appropriate, the master servicer and the special servicer will (i) use reasonable efforts to enter into a joint defense agreement and (ii) otherwise cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party in this heading “Litigation Control”.

The provisions under this heading “Litigation Control” will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Issuing Entity in accordance with the Servicing Standard.

Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or otherwise relating to one or more mortgage loans or mortgaged properties, neither the master servicer nor the special servicer will, without the prior written consent of the trustee, (A) initiate an action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (B) engage counsel to represent the trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar actions with the intent to cause, and that actually causes, the trustee to be registered to do business in any state (provided that neither the master servicer nor the special servicer will be responsible for any delay due to the unwillingness of the trustee to grant such consent); and (iii) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as trustee or individually (but not to otherwise direct, manage or prosecute such litigation or claim); provided, however, nothing in this section will be interpreted to preclude the special servicer (with respect to any material Trust-Related Litigation, with the consent or consultation of the Controlling Class Representative during a Subordinate Control Period or Collective Consultation Period, respectively, to the extent required in the third paragraph under this heading “Litigation Control”) from initiating any action, suit, litigation or proceeding in its name as representative of the trustee of the Issuing Entity.

Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans

Charles River Plaza North Mortgage Loan

The Charles River Plaza North Mortgage Loan will be serviced pursuant to the CSAIL 2015-C3 PSA. The servicing terms of the CSAIL 2015-C3 PSA (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections), insofar as those terms apply to the Charles River Plaza North Non-Serviced Loan Combination, are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to Loan Pairs; however, the servicing arrangements under such agreements are expected to differ in certain respects. For example:

•	The controlling class representative under the CSAIL 2015-C3 PSA will have certain consent and consultation rights with respect to the special servicing of the Charles River Plaza North Non-Serviced

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Mortgage Loan, which are similar (but not identical) to those rights of the Controlling Class Representative under the Pooling and Servicing Agreement with respect to Mortgage Loans other than Non-Serviced Mortgage Loans. The CSAIL 2015-C3 PSA also provides for the removal of the special servicer by the controlling class representative under the CSAIL 2015-C3 PSA under certain conditions that are different than the conditions under which the Controlling Class Representative under the Pooling and Servicing Agreement is permitted to replace the special servicer with respect to Mortgage Loans other than Non-Serviced Mortgage Loans.

•	The Pari Passu Loan Primary Servicing Fee Rate payable to the related Non-Serviced Mortgage Loan Master Servicer (Midland Loan Services, a Division of PNC Bank, National Association) under the CSAIL 2015-C3 PSA is 0.00250% per annum.

•	The special servicer under the CSAIL 2015-C3 PSA will be entitled to a minimum monthly special servicing fee of $3,500 in respect of specially serviced mortgage loans.

•	The specific types of actions constituting major decisions under the CSAIL 2015-C3 PSA also differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable controlling class representative will be permitted to consent will correspondingly differ.

•	Subject to certain limited exceptions, the special servicer under the CSAIL 2015-C3 PSA, rather than the master servicer thereunder, will be required to process (and will be entitled to consent to) certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) certain modifications and waivers of such mortgage loans in connection with a defeasance thereof, (iii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral and (iv) approval of material easements.

In addition, the CSAIL 2015-C3 PSA differs in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

261 Fifth Avenue Mortgage Loan

Following the 261 Fifth Avenue Companion Loan Securitization Date, the 261 Fifth Avenue Mortgage Loan will be a Non-Serviced Mortgage Loan, and the related Non-Serviced Loan Combination (the “261 Fifth Avenue Non-Serviced Loan Combination”) and any related REO Property will be serviced under a pooling and servicing agreement that governs the securitization of the 261 Fifth Avenue Companion Loan (the “261 Fifth Avenue Pooling and Servicing Agreement”. The master servicer under the 261 Fifth Avenue Pooling and Servicing Agreement will generally be required to make servicing advances and remit collections on such Non-Serviced Mortgage Loan to or on behalf of the Issuing Entity. The master servicer under the Pooling and Servicing Agreement will generally be obligated to compile reports that include information on such Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of such Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement, and make debt service advances with respect to such Non-Serviced Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the 261 Fifth Avenue Pooling and Servicing Agreement will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

The 261 Fifth Avenue Intercreditor Agreement requires that the 261 Fifth Avenue Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to such mortgage loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the 261 Fifth Avenue Companion Loan, (ii) required by law or changes in any law, rule or regulation or

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(iii) requested by the rating agencies rating the securitization of the 261 Fifth Avenue Companion Loan. Required terms include, without limitation:

•	The master servicer and special servicer under the 261 Fifth Avenue Pooling and Servicing Agreement must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

•	The 261 Fifth Avenue Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the 261 Fifth Avenue Mortgage Loan that are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.0050% per annum, 0.25% per annum, 1.00% and 1.00%, respectively.

•	During any senior consultation period or similar period under the 261 Fifth Avenue Pooling and Servicing Agreement, if the trust advisor thereunder determines that the related special servicer is not performing its duties under such agreement in accordance with the related servicing standard, such trust advisor must have the right to recommend the replacement of such special servicer.

In addition,

•	The master servicer, the special servicer, the certificate administrator and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise any master servicer, special servicer, certificate administrator or trustee under the 261 Fifth Avenue Pooling and Servicing Agreement or (b) following the 261 Fifth Avenue Companion Loan Securitization Date, make Servicing Advances with respect to the 261 Fifth Avenue Non-Serviced Mortgage Loan. The obligation of the master servicer to provide information and collections and make debt service advances to the certificate administrator for the benefit of the Certificateholders with respect to the 261 Fifth Avenue Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable master servicer or special servicer under the 261 Fifth Avenue Pooling and Servicing Agreement.

•	Until the 261 Fifth Avenue Companion Loan Securitization Date, a portion of the master servicer’s compensation will include a primary servicing fee accrued and payable with respect to the 261 Fifth Avenue Mortgage Loan. From and after the 261 Fifth Avenue Companion Loan Securitization Date, the primary servicing fee on the 261 Fifth Avenue Mortgage Loan will accrue and be payable to the master servicer under the 261 Fifth Avenue Pooling and Servicing Agreement instead.

•	The master servicer will be required to make debt service advances with respect to the 261 Fifth Avenue Mortgage Loan, unless (i) the master servicer or the special servicer, as applicable, has determined that such advance would not be recoverable from collections on the 261 Fifth Avenue Mortgage Loan or (ii) the master servicer or the special servicer, as applicable, under the 261 Fifth Avenue Pooling and Servicing Agreement has made a similar determination with respect to an advance on the 261 Fifth Avenue Companion Loan.

•	Following the 261 Fifth Avenue Companion Loan Securitization Date, the master servicer under the 261 Fifth Avenue Pooling and Servicing Agreement will be obligated to make servicing advances with respect to the 261 Fifth Avenue Non-Serviced Loan Combination. If such master servicer (or the special servicer under the 261 Fifth Avenue Pooling and Servicing Agreement, as applicable) determines that a servicing advance it made with respect to the 261 Fifth Avenue Non-Serviced Loan Combination or the related mortgaged property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the mortgage loans included in the Issuing Entity and from general collections of the trust established under the 261 Fifth Avenue Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

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•	During any subordinate control period or equivalent period under the 261 Fifth Avenue Pooling and Servicing Agreement, the controlling class representative or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	The 261 Fifth Avenue Pooling and Servicing Agreement may make provision for a vote of certificateholders of the other securitization to terminate the related special servicer thereunder, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

The Mall of New Hampshire Mortgage Loan

The Mall of New Hampshire Mortgage Loan will be serviced pursuant to the CSAIL 2015-C3 PSA. The servicing terms of the CSAIL 2015-C3 PSA (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections), insofar as those terms apply to The Mall of New Hampshire Non-Serviced Loan Combination, are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to Loan Pairs; however, the servicing arrangements under such agreements are expected to differ in certain respects. For example:

•	The controlling class representative under the CSAIL 2015-C3 PSA will have certain consent and consultation rights with respect to the special servicing of The Mall of New Hampshire Non-Serviced Mortgage Loan, which are similar (but not identical) to those rights of the Controlling Class Representative under the Pooling and Servicing Agreement with respect to Mortgage Loans other than Non-Serviced Mortgage Loans. The CSAIL 2015-C3 PSA also provides for the removal of the special servicer by the controlling class representative under the CSAIL 2015-C3 PSA under certain conditions that are different than the conditions under which the Controlling Class Representative under the Pooling and Servicing Agreement is permitted to replace the special servicer with respect to Mortgage Loans other than Non-Serviced Mortgage Loans.

•	The Pari Passu Loan Primary Servicing Fee Rate payable to the related Non-Serviced Mortgage Loan Master Servicer (Midland Loan Services, a Division of PNC Bank, National Association) under the CSAIL 2015-C3 PSA is 0.00250% per annum.

•	The special servicer under the CSAIL 2015-C3 PSA will be entitled to a minimum monthly special servicing fee of $3,500 in respect of specially serviced mortgage loans.

•	The specific types of actions constituting major decisions under the CSAIL 2015-C3 PSA also differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable controlling class representative will be permitted to consent will correspondingly differ.

•	Subject to certain limited exceptions, the special servicer under the CSAIL 2015-C3 PSA, rather than the master servicer thereunder, will be required to process (and will be entitled to consent to) certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) certain modifications and waivers of such mortgage loans in connection with a defeasance thereof, (iii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral and (iv) approval of material easements.

In addition, the CSAIL 2015-C3 PSA differs in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

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Aviare Place Apartments Mortgage Loan

The Aviare Place Apartments Mortgage Loan will be initially serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 securitization, dated as of January 1, 2015 (the “MSBAM 2015-C23 PSA”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, Pentalpha Surveillance LLC, as trust advisor, and Wells Fargo Bank, National Association, as special servicer with respect to any mortgage loan with respect to which LNR Partners, LLC is an affiliate of a borrower or a property manager of the related mortgaged property. The servicing terms of the MSBAM 2015-C23 PSA will be substantially similar to the servicing terms of the Pooling and Servicing Agreement; however, the servicing arrangements under such agreements differ in certain respects. For example:

•	The MSBAM 2015-C23 PSA reflects that the Aviare Place Apartments Mortgage Loan must be serviced in accordance with the Aviare Place Apartments Intercreditor Agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Aviare Place Apartments Non-Serviced Loan Combination” in this free writing prospectus.

•	The MSBAM 2015-C23 PSA provides for similar (but not identical) consent and consultation rights (in favor of the Controlling Class Representative under the MSBAM 2015-C20 PSA) with respect to the special servicing of the Aviare Place Apartments Non-Serviced Mortgage Loan, and provides for the removal of the special servicer under certain conditions as described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Aviare Place Apartments Non-Serviced Loan Combination” in this free writing prospectus.

•	The Pari Passu Loan Primary Servicing Fee Rate payable to the related Non-Serviced Mortgage Loan Master Servicer (Wells Fargo Bank, National Association) under the MSBAM 2015-C23 PSA is 0.0050% per annum (which, for the avoidance of doubt, is paid in connection with such Non-Serviced Mortgage Loan Master Servicer’s primary servicing obligations for the Aviare Place Apartments Mortgage Loan).

•	The specific types of actions constituting major decisions under the MSBAM 2014-C23 PSA may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable controlling class representative will be permitted to consent will correspondingly differ. However, so long as the Aviare Place Apartments Mortgage Loan is an “Excluded Mortgage Loan” under the MSBAM 2014-C23 PSA, the MSBAM 2015-C23 controlling class representative will not have consent rights with respect to the Aviare Place Apartments Mortgage Loan.

In addition, the MSBAM 2015-C23 PSA differs in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

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Material Federal Income Tax Consequences

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion has been prepared with the advice of Cadwalader, Wickersham & Taft LLP, special counsel to the depositor (“Tax Counsel”). This discussion is based on authorities that are subject to change or different interpretations. Any such change or different interpretation can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will agree with the views described below.

This discussion is directed solely to Certificateholders that purchase Certificates at issuance for the issue price and hold them as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a Certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of the Certificates. We recommend that you consult your own tax advisor in determining the federal, state, local and other tax consequences of the purchase, ownership, and disposition of the Certificates under your particular circumstances.

In this discussion, when we use the term:

•	“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Certificateholder,” we mean any person holding a beneficial ownership interest in a Certificate;

•	“Code,” we mean the Internal Revenue Code of 1986;

•	“Excess Interest,” we mean, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan);

•	“Foreign Person,” we mean any person other than a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service; and

•	“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that have elected to continue to be treated as U.S. Persons, also are U.S. Persons.

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If a partnership (or entity treated as a partnership for federal income tax purposes) is a Certificateholder, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. A partnership that holds a Certificate is encouraged to consult its tax advisor concerning the consequences of investing in a Certificate under the partnership’s particular circumstances.

Tax Classification of the Issuing Entity

For federal income tax purposes, the Issuing Entity will consist of a grantor trust and three real estate mortgage investment conduits, each a “REMIC,” arranged in a tiered structure (the “Upper-Tier REMIC”, a “Middle-Tier REMIC” and a “Lower-Tier REMIC”). The Lower Tier REMIC will issue multiple classes of uncertificated, regular interests that will be held by the Middle-Tier REMIC. The assets of the Lower Tier REMIC in this tiered structure will consist of the mortgage loans (other than the Excess Interest) and any other assets designated in the Pooling and Servicing Agreement. The Middle-Tier REMIC will issue multiple classes of uncertificated, regular interests that will be held by the Upper-Tier REMIC.

The Certificates (other than the Class V and Class R Certificates) will represent regular interests issued by the Upper Tier REMIC. The Class V Certificates will represent an interest in the Excess Interest held through the grantor trust. The Certificates (other than the Class V and Class R Certificates) are referred to in this free writing prospectus as the “REMIC Regular Certificates”.

The Class R Certificates will represent ownership of the residual interest the Lower-Tier REMIC and of the residual interest in the Upper-Tier REMIC.

On the Closing Date, Tax Counsel will deliver its opinion, based on certain assumptions, that for federal income tax purposes: (1) the grantor trust will qualify as a “grantor trust” under subpart E of subchapter J of the Code, (2) the Upper-Tier REMIC and the Lower-Tier REMIC will qualify as a REMIC under Section 860D of the Code, (3) the REMIC Regular Certificates will qualify as “regular interests” in the Upper-Tier REMIC under Section 860G(a)(1) of the Code, (4) the Class V Certificates will represent an undivided beneficial ownership interest, held through the grantor trust, in Excess Interest in respect of any ARD Loans, and (5) the Class R Certificates will represent the ownership of the sole class of “residual interests” in the Upper-Tier REMIC and in the Lower-Tier REMIC under Section 860G(a)(2) of the Code.

Special Tax Attributes of the Offered Certificates

Offered Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) held by a domestic building and loan association will constitute “regular interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMICs that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire such certificate will so qualify.

In addition, Offered Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of the REMICs consist of “real estate assets,” then the portion of such certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMICs that are real estate assets. Similarly, interest and OID income on such offered certificates (exclusive of income on any non-REMIC asset represented by such certificate) will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

Offered Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to another REMIC, provided they are transferred to such other REMIC within the periods required by the Code.

The determination of the percentage of a REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of

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1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans meeting this requirement, and no representation is made in this regard.

Offered Certificates (to the extent they represent a beneficial interest in a REMIC regular interest) will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of such a certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

Taxation of the Offered Certificates

Basis For Discussion. This discussion is based on the regulations applicable to original issue discount (the “OID Regulations”) and on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective purchasers should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates. To the extent that those issues are not addressed in the OID Regulations, the Issuing Entity intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will take the same position on those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective purchasers are advised to consult their own tax advisors about the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to the REMIC Regular Certificates.

Treatment of the REMIC Regular Certificates. The REMIC Regular Certificates will generally be treated as debt instruments for federal income tax purposes.

Stated Interest. Stated interest on the Principal Balance Certificates (which, for purposes of this discussion, does not include pre-issuance interest) will be qualified stated interest (“Qualified Stated Interest”) if it is considered as unconditionally payable. Interest is “unconditionally payable” only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Qualified Stated Interest payable on a Principal Balance Certificate must be included in the income of the Certificateholder under an accrual method of accounting, regardless of the method otherwise used by the Certificateholder. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that some or all of such interest may not be treated as Qualified Stated Interest. However, because the mortgage loans provide for remedies in the event of default, the Issuing Entity or other person responsible for tax information reporting generally will treat all of the stated interest on any Class of Principal Balance Certificates as Qualified Stated Interest (other than accrued interest distributed on the First Distribution Date for the number of days that exceed the interval between the Closing Date and the First Distribution Date).

Original Issue Discount. It is anticipated that the Class [], Class [] and Class [] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax reporting purposes. A Holder of a REMIC Regular Certificate, therefore, will be required to report, as ordinary income, the daily portion of the OID attributable to each day that it holds the REMIC Regular Certificate. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

In addition, it is anticipated that the Issuing Entity or other person responsible for tax information reporting will treat the Class X Certificates (together, the “IO Certificates”) as having no qualified stated interest. Accordingly, the IO Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over the related issue price. Any “negative” amounts of OID on the IO Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently.

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The Holder of an IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Holder will not recover a portion of its basis in its IO Certificates even if there are no further prepayments on the mortgage loans.

The daily portion of OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a Class of REMIC Regular Certificates will generally equal (1) the sum of (i) the adjusted issue price of that Class at the end of the accrual period and (ii) any payments made on that Class during the accrual period of amounts included in the stated redemption price at maturity of that Class, minus (2) the adjusted issue price of that Class at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The Issuing Entity will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a Class of REMIC Regular Certificates at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is generally determined by discounting the remaining payments due on that Class at its yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Class, but are adjusted to take into account the effect of payments actually made on the REMIC’s assets.

Ordinarily, the issue price of a Class of Certificates is the first price at which a substantial amount of that Class of Certificates is sold to investors (excluding bond houses, brokers and underwriters) and includes any amount paid by an initial holder of such Class of Certificates for interest that is deemed to accrue before such Class of Certificates is issued. Certificateholders are encouraged to consult their tax advisors regarding alternative treatment of pre-issuance interest.

For this purpose, the yield to maturity of each Class of REMIC Regular Certificates is determined by projecting payments due on that Class based on a prepayment assumption made with respect to the REMIC’s assets. The yield to maturity of a Class of REMIC Regular Certificates is the discount rate that, when applied to the stream of payments projected to be made on that Class as of the issue date, produces a present value equal to the issue price of that Class. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prepayment assumption to be used for tax reporting purposes with respect to the REMIC Regular Certificates is 0% CPR. No representation, however, is made of the rate at which prepayments on the mortgage loans will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that prepayments on the REMIC’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of REMIC Regular Certificates is negative for any period, a Certificateholder with respect to that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Certificate.

For purposes of accruing OID (or any Qualified Stated Interest) with respect to a REMIC Regular Certificate, the amount of interest payable on the Certificate will be determined without regard to any defaults or delinquencies on the mortgage loans. For a discussion of the treatment of defaults and delinquencies, see “—Treatment of Losses” below.

Acquisition Premium. If a Certificateholder is treated as having purchased the REMIC Regular Certificate for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Certificateholder will have acquired the REMIC Regular Certificate at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Certificateholder must reduce future accruals of OID on the REMIC Regular Certificate by the amount of the acquisition premium. Specifically, a Certificateholder must reduce each future accrual of OID on the REMIC Regular Certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the REMIC Regular Certificate at the time the Certificateholder purchased the Certificate.

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Market Discount. If a Certificateholder is treated as having acquired the REMIC Regular Certificate at a discount from its adjusted issue price, the Certificateholder will acquire the REMIC Regular Certificate with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the REMIC Regular Certificate and (iii) the remaining weighted average maturity of that Certificate), then the market discount will be considered to be zero. It appears that less than de minimis market discount should be treated as capital gains and reported, pro rata, as payments (other than payments of OID and stated interest) are made on a REMIC Regular Certificate.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as REMIC regular interests, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a ratable accrual method described in the legislative history. Under the ratable accrual method, the amount of market discount that accrues in any accrual period in the case of a REMIC regular interest issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a REMIC regular interest that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a REMIC regular interest, the prepayment assumption applicable to calculating the accrual of OID on such REMIC regular interest applies.

If a beneficial owner of a REMIC regular interest incurred or continues indebtedness to purchase or hold REMIC regular interests with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Because Treasury regulations interpreting the market discount rules have not yet been issued, prospective purchasers are encouraged to consult their tax advisors regarding the application of those rules and the advisability of making any of the elections described above.

Amortizable Bond Premium. It is anticipated that the Class [], Class [] and Class [] Certificates will be issued at a premium for federal income tax reporting purposes. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that REMIC Regular Certificate in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that REMIC Regular Certificate and may elect to amortize the premium under Section 171 of the Code. If a Certificateholder makes this election, the amount of any interest payment that must be included in the Certificateholder’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross

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income) held by the Certificateholder at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium with respect to a REMIC Regular Certificate in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificateholder’s acquisition would apply. A constant yield election may be revoked only with the consent of the IRS. In addition, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate with market discount, then the Certificateholder would also be deemed to have made the election in Section 1278(b) of the Code, which is described above and which may be revoked only with the consent of the IRS. Similarly, if a constant yield election were made and the Certificateholder were treated as having acquired the REMIC Regular Certificate at a premium, then the Certificateholder would also be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above and which may be revoked only with the consent of the IRS.

Treatment of Losses. Certificateholders will be required to report income with respect to the REMIC Regular Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the REMIC’s assets. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that any OID must continue to be accrued in spite of its uncollectibility until the REMIC Regular Certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Certificateholder in any period could exceed the amount of cash distributed to such Certificateholder in that period. Holders of Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates may not be entitled to a “bad debt” deduction under Section 166 of the Code.

Although not entirely clear, it appears that: (1) a Certificateholder who holds the REMIC Regular Certificate in the course of a trade or business or a Certificateholder that is a corporation, generally should be allowed to deduct as an ordinary loss any loss sustained on account of the REMIC Regular Certificate’s partial or complete worthlessness and (2) a noncorporate Certificateholder who does not hold the REMIC Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the REMIC Regular Certificate’s complete worthlessness. Certificateholders are encouraged to consult their tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a REMIC Regular Certificate. Any loss with respect to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-NR Certificates will generally be treated as a capital loss. Holders of Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class even if there were no further prepayments on the mortgage loans.

Sale or Other Disposition. If a Certificateholder sells, exchanges or otherwise disposes of a REMIC Regular Certificate, or if a REMIC Regular Certificate is redeemed, then the Certificateholder will recognize gain or loss in an amount equal to the difference between the amount realized by the Certificateholder upon the sale, exchange, redemption or other disposition and the Certificateholder’s adjusted tax basis in the REMIC Regular Certificate. The adjusted tax basis of a REMIC Regular Certificate to a particular Certificateholder generally will equal the Certificateholder’s cost for the REMIC Regular Certificate, (1) increased by any market discount and OID previously included by such beneficial owner in income with respect to that Certificate and (2) decreased by any premium amortized by the Certificateholder and by the amount of payments that are part of the REMIC Regular Certificate’s stated redemption price at maturity previously received by such Certificateholder. Any such gain or loss will be capital gain or loss if the REMIC Regular Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC Regular Certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have

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been includible in the Certificateholder’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Certificateholder’s income.

Foreign Persons. Interest (including OID) paid to or accrued by a Certificateholder who is a Foreign Person generally will not be subject to United States federal income tax or withholding tax, provided that (1) the interest (or OID) from the REMIC Regular Certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, (2) the Foreign Person does not actually or constructively own 10 percent or more of the Class R Certificates, (3) the Foreign Person is not a controlled foreign corporation with respect to which a Holder of the Class R Certificates is a related person (all within the meaning of the Code) and (4) the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the REMIC Regular Certificates (the “withholding agent”) with an appropriate statement on Form W-8BEN (in the case of an individual that is eligible for the benefits of the portfolio interest exemption or an exemption from (or reduced rate of) withholding tax, based on an income tax treaty) or Form W-8BEN-E (in the case of an entity, such as a corporation, that is eligible for the benefits of the portfolio interest exemption or an exemption from (or reduced rate of) withholding tax based on an income tax treaty). If a REMIC Regular Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E provided by the Foreign Person that owns the REMIC Regular Certificate. If the information shown on Form W-8BEN or Form W-8BEN-E changes, a new Form W-8BEN or Form W-8BEN-E must be filed. If the foregoing requirements are not met, then interest (including OID) on the REMIC Regular Certificates will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a REMIC Regular Certificate through a partnership or other pass-through entity to consult their tax advisors regarding the application of those Treasury regulations to an investment in a REMIC Regular Certificate through a partnership.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a REMIC Regular Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on interest payments on REMIC regular interests and on payments of gross proceeds from the disposition of REMIC regular interests made to certain Foreign Persons that are entities or intermediaries, unless they comply with reporting obligations that require them to identify to the IRS, accounts and investments held for U.S. persons. The 30% FATCA withholding tax applies to interest on the REMIC regular interests payable currently, and will apply to gross proceeds from the disposition of REMIC regular interests payable on and after January 1, 2017.

Medicare Contribution Tax. U.S. Persons that are individuals, estates or trusts are generally required to pay a new 3.8% Medicare contribution tax on their net investment income (including interest on and gains from the sale or other disposition of the Offered Certificates), or in the case of estates and trusts on their undistributed net investment income, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Information Reporting. Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, the Issuing Entity is required to make available to Certificateholders information concerning the amount of OID accrued with respect to the REMIC Regular Certificates for each accrual period for which the REMIC Regular Certificates are outstanding, the adjusted issue price of the REMIC Regular Certificates as of the end of each accrual period, and information to enable a Certificateholder to compute accruals of market discount or bond premium using the ratable accrual method described under “—Market Discount” above.

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Payments of interest (including OID, if any) on a REMIC Regular Certificate held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Administrative Provisions

Each underlying REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The certificate administrator (or, if necessary, the trustee), on behalf of the Issuing Entity, will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single beneficial owner of a Class R Certificate (a “Residual Owner”) for an entire taxable year, a REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The certificate administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for each REMIC, either as a Holder of a Class R Certificate or as agent of the Residual Owners holding the largest Percentage Interest in the Class R Certificates. If the Code or applicable Treasury regulations do not permit the certificate administrator to act as tax matters person another Residual Owner or other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owners of certain administrative and judicial proceedings regarding a REMIC’s tax affairs, although the other Residual Owners would be able to participate in those proceedings in appropriate circumstances.

Taxes on a REMIC

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC Regular Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC formed pursuant to the Pooling and Servicing Agreement will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “—Special Tax Attributes of the Certificates” above. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief and no such regulations have been issued.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to REITs. “Net income from foreclosure property” generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The special servicer is authorized, when doing so is consistent with maximizing the Issuing Entity’s net after-tax proceeds from an REO Property, to incur taxes on the Issuing Entity in connection with the operation of such REO Property. Any such taxes imposed on the Issuing Entity would reduce the amount distributable to the Certificateholders. See “Servicing of the Mortgage Loans—Foreclosures” in this free writing prospectus. However, under no circumstance may a special servicer cause the acquired mortgaged property to cease to be a “permitted investment” under Section 860G(a)(5) of the Code.

It is not anticipated that any material state or local income or franchise tax will be imposed on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC.

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Any tax on prohibited transactions, certain contributions or “net income from foreclosure property,” and any state or local income or franchise tax, that may be imposed on any REMIC will generally be borne by the REMIC. However, such tax may be borne by the trustee, the master servicer or the special servicer, in any case out of its own funds; provided that the person has sufficient assets to do so, if the tax arises out of the willful misfeasance, bad faith or negligence in the performance of that person’s obligations under certain provisions of the Pooling and Servicing Agreement. Any tax not borne by one of these persons would be charged against the REMIC resulting in a reduction in amounts payable to Holders of the Certificates.

Backup Withholding

Distributions on the REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Regular Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or other jurisdiction. Potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

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Certain Legal Aspects of the Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, Texas and New York, representing approximately 25.2%, 16.6% and 13.9%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar

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day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

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Certain ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the duty of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most non U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state, local or non U.S. law.

“Plans” means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code and (c) entities whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entities.

“Parties in Interest” means persons who have specified relationships to Plans (“parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code).

Plan Assets and Prohibited Transactions

Under Section 3(42) of ERISA and the U.S. Department of Labor (“DOL”) regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. We cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the regulations set forth by the DOL. For example, one of the exceptions in the regulations provides that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as entities holding “plan assets,” but this exception will be tested immediately after acquisition of a Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates. If the assets of the Issuing Entity were deemed to constitute Plan assets by reason of a Plan’s investment in Certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Issuing Entity. If the mortgage loans or other Issuing Entity assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a “fiduciary” with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Issuing Entity assets.

Affiliates of the depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the master servicer, the special servicer, the Controlling Class Representative or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions”— within the meaning of ERISA and Section 4975 of the Code — could arise if Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold the Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of

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1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Further, Section 403 of ERISA requires that all Plan assets be held in trust by the Plan trustee or a duly authorized fiduciary. However, DOL regulations provide that even if the underlying assets of an entity are deemed to be assets of a Plan that invests in the entity, the trust requirement of Section 403 of ERISA will be satisfied if the indicia of ownership of the Plan’s interest in the entity are held in trust by the Plan trustee or fiduciary (29 C.F.R. Section 2550.403a-1(b)(3)). The possession by the Plan trustee or fiduciary of the Certificates should satisfy the trust requirement as to the underlying assets of the Issuing Entity.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to certain of the underwriters or predecessors-in-interest thereto individual prohibited transaction exemptions (as amended by Prohibited Transaction Exemption 2013-08, the “Exemptions”), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of Offered Certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans held by the Issuing Entity and fractional undivided interests in such loans.

The Exemptions as applicable to the Offered Certificates set forth the following five general conditions which must be satisfied for exemptive relief:

•	the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Offered Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemptions (an “Exemption Rating Agency”);

•	the trustee cannot be an affiliate of any other member of the Restricted Group, other than an underwriter or an initial purchaser of the Privately Offered Certificates. The “Restricted Group” consists of the trustee, the underwriters, the initial purchasers of the Privately Offered Certificates, the depositor, the sponsors, the master servicer, the special servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Offered Certificates, or any affiliate of any of these parties;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the depositor in consideration of the assignment of the mortgage loans to the Issuing Entity must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the Offered Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

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It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemptions, and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied.

The Exemptions also require that the Issuing Entity meet the following requirements:

•	the corpus of the Issuing Entity must consist solely of assets of a type that have been included in other investment pools;

•	certificates in such other investment pools must have been rated in one of the four highest generic rating categories from an Exemption Rating Agency for at least one year prior to the Plan’s acquisition of Offered Certificates; and

•	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor expects that the conditions to the applicability of the Exemptions described above will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

Some of the relief provided by the Exemptions does not apply to Plans sponsored by any member of the Restricted Group.

Before purchasing any Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute “securities” for purposes of the Exemptions, (b) that the Issuing Entity constitutes a “trust” for purposes of the Exemptions, and (c) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions. The fiduciary of a plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should make its own determination as to the need for the availability of any exemptive relief under applicable law. Each purchaser of Offered Certificates that is a Plan or a governmental plan will be deemed to have represented that its acquisition, holding and disposition of such Offered Certificates will not constitute or otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or a similar non-exempt violation of applicable law).

Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Issuing Entity;

•	the Plan’s investment in each Class of Offered Certificates does not exceed 25% of all of the Offered Certificates outstanding of that Class at the time of the acquisition; and

•	immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

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If certain additional conditions are satisfied, the Exemptions may provide an exemption from certain of the prohibited transaction rules of ERISA and the Code with respect to transactions in connection with the servicing, management and operation of the Issuing Entity. The depositor expects that these additional conditions will be satisfied.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts (the “401(c) Regulations”), may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate will be deemed to have represented and warranted to the depositor, the underwriters, the trustee, the certificate administrator and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee, the certificate administrator, the underwriters or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Offered Certificates is an “insurance company general account,” as defined in DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan or governmental or other plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state, local or non-U.S. law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the custodian, the special servicer or the master servicer that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemptions would apply to the acquisition of this investment by Plans in general or any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

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Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity, market value and regulatory characteristics of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions.

The Issuing Entity will not be registered under the Investment Company Act. The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule (as defined in this free writing prospectus) under the Dodd-Frank Act.

See “Legal Investment” in the attached prospectus.

Legal Matters

The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Banc of America Merrill Lynch Commercial Mortgage Inc. by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition of the issuance of the Offered Certificates that they receive the credit ratings set forth on the cover page to this free writing prospectus from Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”). As used herein, the term “Rating Agencies” refers collectively to Fitch, KBRA, Moody’s and Morningstar.

It is expected that each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding, except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the Offered Certificates. The depositor has no ability to ensure that any Rating Agencies will perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of

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securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, qualification or withdrawal at any time by the assigning Rating Agency.

Any ratings of the Offered Certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the Offered Certificates or of the Issuing Entity.

A security rating on mortgage pass-through certificates does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Holders of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-NR Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that Holders of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts “due” to such Certificateholders would nevertheless have been paid, and such result will be consistent with the securities ratings assigned to such Certificates. The Notional Amount of each of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-NR Certificates should be evaluated independently from similar ratings on other types of certificates.

Other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates and any one or more of the rating agencies engaged by the depositor to rate certain Classes of Certificates may issue unsolicited credit ratings on one or more Classes of Certificates that it was not engaged to rate upon initial issuance, relying on information they receive pursuant to Rule 17g-5 under the Exchange Act or otherwise. If any such unsolicited ratings are issued with respect to any particular Class of Certificates, we cannot assure you that they will not be lower than the ratings assigned by the Rating Agencies engaged by the depositor to rate that Class of Certificates on the Closing Date. The issuance of any such unsolicited ratings with respect to any particular Class of Certificates that are lower than the rating(s) assigned to it by the Rating Agencies on the Closing Date may negatively impact the liquidity, market value and regulatory characteristics of that Class of Certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Furthermore, the SEC may determine that one or more of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

As part of the process of obtaining ratings for the Certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch, KBRA, Moody’s and Morningstar. Based on preliminary feedback from those rating agencies at that time, the depositor selected four (4) of them to rate some or all of the Classes of Offered Certificates and certain Classes of the privately offered Certificates (although each such engaged rating agency may not ultimately issue ratings on all Classes of Certificates). The decision not to engage certain rating agencies to rate any of the Certificates was due, in part, to those agencies’ initial subordination levels for the various Classes of rated Certificates. Likewise, the decision to engage one or more of Fitch, KBRA, Moody’s and Morningstar to only rate certain Classes of Certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such Classes of Certificates. Had the depositor selected other rating agencies to rate the Offered Certificates or had it engaged Fitch, KBRA, Moody’s and/or Morningstar, as applicable, to rate those other Classes of Certificates, the depositor cannot assure you as to the ratings that would have ultimately been assigned to those Classes of Certificates. In addition, the decision not to engage one or more of Fitch, KBRA, Moody’s and Morningstar in the rating of certain Classes of Certificates to be issued in connection

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with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those Classes of Certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of the Offered Certificates after the date of this free writing prospectus.

See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” in this free writing prospectus.

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Index of Significant Terms

1
17g-5 Information Provider	S-200
17g-5 Information Provider’s Website	S-302
1986 Act	S-338
2
200 Helen Street A/B Whole Loan	S-243
200 Helen Street A/B Whole Loan Directing Holder	S-248
200 Helen Street AB Control Appraisal Event	S-248
200 Helen Street Additional Collateral Amount	S-248
200 Helen Street B Note	S-243
200 Helen Street Intercreditor Agreement	S-243
200 Helen Street Major Decisions	S-246
200 Helen Street Mortgage Loan	S-243
200 Helen Street Mortgaged Property	S-243
200 Helen Street Sequential Pay Event	S-243
200 Helen Street Threshold Event Collateral	S-248
261 Fifth Avenue Companion Loan	S-237
261 Fifth Avenue Companion Loan Securitization Date	S-237
261 Fifth Avenue Controlling Note Holder	S-239
261 Fifth Avenue Intercreditor Agreement	S-238
261 Fifth Avenue Loan Pair	S-237
261 Fifth Avenue Major Decisions	S-239
261 Fifth Avenue Mortgage Loan	S-237
261 Fifth Avenue Mortgaged Property	S-237
261 Fifth Avenue Non-Controlling Note Holder	S-239
261 Fifth Avenue Non-Serviced Loan Combination	S-332
261 Fifth Avenue Notes	S-237
261 Fifth Avenue Pooling and Servicing Agreement	S-237, S-283, S-332
4
401(c) Regulations	S-350
A
A/B Whole Loan	S-281
Acceptable Insurance Default	S-309
Accrued Certificate Interest	S-168
Additional Collateral Amount	S-257
additional documents	S-197
Additional Servicer	S-293
Additional Trust Fund Expense	S-166
Administrative Fee Rate	S-161
ADR	S-267
Advance Rate	S-185
Advances	S-185
Affected Loan(s)	S-279
AFR	S-336
Allocable Modification Fee	S-290
Ancillary Fees	S-291
Annual Debt Service	S-267
Anticipated Repayment Date	S-235
Appraisal Event	S-190
Appraisal Reduction	S-190
Appraised Value	S-268
Appraised-Out Class	S-193
ARD	S-235
ARD Loan	S-235
Asset Status Report	S-312
Assumed Scheduled Payment	S-185
Assumption Fees	S-290
Available Distribution Amount	S-165
Aviare Place Apartments Intercreditor Agreement	S-264
Aviare Place Apartments Major Decision	S-264
Aviare Place Apartments Mortgage Loan	S-263
Aviare Place Apartments Mortgaged Property	S-263
Aviare Place Apartments Non-Controlling Note Holder	S-265
Aviare Place Apartments Non-Serviced Companion Loan	S-263
Aviare Place Apartments Non-Serviced Loan Combination	S-263
B
B Note	S-281
Balloon Loans	S-185
Balloon LTV	S-269
Balloon Payment	S-185
BAMLCM	S-145
Bank of America	S-133
Bank of America Data File	S-139
Bank of America Guidelines	S-134
Bank of America Mortgage Loans	S-223
Bank of America Securitization Database	S-139
Bankruptcy Code	S-147
Base Interest Fraction	S-175
Beds	S-271
Borrower Party	S-303
Borrower-Related Party	S-329
Business Day	S-165

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C
CBE	S-221
Certificate Administrator	S-147
Certificate Administrator Fee	S-206
Certificate Administrator Fee Rate	S-206
Certificate Owner	S-158
Certificate Principal Balance	S-159
Certificateholder	S-205, S-336
Certificates	S-157
Charles River Plaza North AB Control Appraisal Event	S-257
Charles River Plaza North Intercreditor Agreement	S-251
Charles River Plaza North Major Decisions	S-254
Charles River Plaza North Mortgage Loan	S-250
Charles River Plaza North Mortgaged Property	S-250
Charles River Plaza North Non-Serviced B Note	S-250
Charles River Plaza North Non-Serviced Companion Loan	S-250
Charles River Plaza North Non-Serviced Loan Combination	S-250
Charles River Plaza North Non-Serviced Loan Combination Directing Holder	S-256
Charles River Plaza North Sequential Pay Event	S-251
Charles River Plaza North Threshold Event Collateral	S-257
Class	S-157
Class A Senior Certificates	S-157
Class X Certificates	S-2, S-157
Class X Strip Rate	S-160
Class X YM Distribution Amount	S-174
Clearstream	S-158
Closing Date	S-24
Code	S-336
Collateral Support Deficit	S-179
Collection Account	S-162
Collection Period	S-161
Collective Consultation Period	S-310
Compensating Interest	S-166
Compensating Interest Payment	S-289
Condemnation Proceeds	S-163
Consent Fees	S-290
Constant Prepayment Rate	S-217
constant yield election	S-341
Control Eligible Certificates	S-310
Controlling Class	S-310
Controlling Class Representative	S-309
CPR	S-217
CREFC®	S-200
CREFC® License Fee	S-161
CREFC® License Fee Rate	S-161
CREFC® Reports	S-200
Cross Over Date	S-173
Crossed Mortgage Loans	S-278
CSAIL 2015-C3 PSA	S-241, S-250, S-260
Custodian	S-147
Custodian Fee	S-211
Cut-off Date	S-223
Cut-off Date LTV Ratio	S-268
Cut-off Date Balance	S-223
Cut-off Date Loan-to-Value Ratio	S-268
Cut-off Date LTV	S-268
Cut-off Date Underwritten NOI Debt Yield	S-273
D
DBRS	S-318
deal documents	S-196
Debt Service Coverage Ratio	S-271
Defective Mortgage Loan	S-278
Demand Entities	S-144
Depositor	S-146
Determination Date	S-164
Directing Holder	S-282
Disclosable Special Servicer Fees	S-297
Discount Rate	S-175
Distributable Certificate Interest	S-167
Distribution Account	S-163
Distribution Date	S-164
Distribution Date Statement	S-194
Document Defect	S-277
Dodd-Frank Act	iii
DOL	S-347
DSCR	S-271
DTC	S-158
Due Date	S-158
E
Eligible Trust Advisor	S-318
ERISA	S-347
Escrow Account	S-192
EU Prospectus Directive	iv
Euroclear	S-158
Excess Interest	S-336
Excess Liquidation Proceeds	S-164
Excess Liquidation Proceeds Account	S-164
Excess Modification Fees	S-290
Excess Penalty Charges	S-291
Excess Servicing Strip	S-151
Excess Trust Advisor Expenses	S-169
Exchange Act	S-132, S-146
excluded controlling class holder	S-104
Excluded Controlling Class Holder	S-198
Excluded Controlling Class Mortgage Loan	S-206
Excluded Information	S-198
Excluded Mortgage Loan	S-263, S-310
Excluded Special Servicer	S-302

S-355

Excluded Special Servicer Mortgage Loan	S-302
Exemption Rating Agency	S-348
Exemptions	S-348
Expected Final Distribution Date	S-202
F
FATCA	S-342
FETL	vi
FIEL	vi
filings	S-196
Final Asset Status Report	S-313
Fitch	S-150, S-351
Foreign Person	S-336
Form 8-K	S-279
FSCMA	vii
FSMA	iv
G
GLA	S-268
Government Securities	S-229
Grace Period	S-269
H
Hard Lockbox	S-236
Holder	S-205
I
Initial Pool Balance	S-223
Initial Rate	S-235
In-Place Cash Management	S-236
Insurance Proceeds	S-163
Intercreditor Agreement	S-281
Interest Accrual Period	S-161
Interest Only Certificates	S-157
Interest Reserve Account	S-163
Interest Reserve Amount	S-163
Interest Reserve Loan	S-164
Interested Person	S-327
Investment Company Act	iii
Investor Certification	S-199
IO	S-269
IO Certificates	S-338
IO Period UW NCF DSCR	S-43, S-269
IRS	S-336
Issuing Entity	S-146, S-223
K
KBRA	S-351
L
Liquidation Fee	S-295
Liquidation Proceeds	S-163
LNR	S-151
LNR Partners	S-151
Loan Pair	S-282
Loan Per Unit	S-269
Loan-to-Value Ratio	S-269
Lock-Out Periods	S-226
Lower-Tier REMIC	S-337
LTV	S-269
LTV Ratio at Maturity	S-269
M
MAI	S-189
Major Decision	S-307
Mall of New Hampshire Major Decision	S-261
market discount bond	S-340
Master Servicer	S-150
Master Servicer Remittance Date	S-184
Master Servicer Termination Event	S-291
Master Servicing Fee	S-289
Master Servicing Fee Rate	S-289
Material Breach	S-277
Material Document Defect	S-277
Maturity Date LTV Ratio	S-269
Middle-Tier REMIC	S-337
Midland	S-150
Modification Fees	S-290
Money Term	S-192
Moody’s	S-150, S-351
Morningstar	S-150, S-351
Mortgage File	S-276
Mortgage Loan Purchase Agreement	S-223
Mortgage Pool	S-223
Mortgage Rate	S-269
MSBAM 2015-C23 PSA	S-263, S-335
N
Net Aggregate Prepayment Interest Shortfall	S-168
Net Mortgage Rate	S-160
Net Operating Income	S-270
NOI	S-270
NOI Date	S-270
Non-30/360 Loan	S-164
None	S-236
Nonrecoverable Advance	S-187
Non-Serviced Companion Loan	S-282
Non-Serviced Loan Combination	S-282
Non-Serviced Mortgage Loan	S-282
Non-Serviced Mortgage Loan Certificate Administrator	S-283
Non-Serviced Mortgage Loan Master Servicer	S-283
Non-Serviced Mortgage Loan Pooling and Servicing Agreement	S-283

S-356

Non-Serviced Mortgage Loan Service Providers	S-283
Non-Serviced Mortgage Loan Special Servicer	S-283
Non-Serviced Mortgage Loan Trust Advisor	S-283
Non-Serviced Mortgage Loan Trustee	S-283
Notional Amount	S-159
NPV Calculation Rate	S-281
NRA	S-270
NRSRO	S-198
O
Occupancy Rate	S-270
Occupancy Rate As-of Date	S-270
Offered Certificates	S-157
OID	S-338
OID Regulations	S-338
P
P&I Advance	S-184
PAC Method	S-339
Pads	S-271
Pari Passu Loan Primary Servicing Fee Rate	S-283
Participants	S-158
Parties in Interest	S-347
Pass-Through Rate	S-160
Penalty Charges	S-291
Pentalpha Surveillance	S-149
Percentage Interest	S-165
periodic reports	S-196
Permitted Cure Period	S-277
Permitted Special Servicer/Affiliate Fees	S-298
Planned Principal Balance	S-174
Plans	S-347
Pooling and Servicing Agreement	S-280
PRC	vi
Prepayment Interest Excess	S-182
Prepayment Interest Shortfall	S-182
Prepayment Premium	S-175
Principal Balance Certificates	S-157
Principal Distribution Amount	S-168
Principal Prepayments	S-175
Private Placement Memorandum	S-157
Privately Offered Certificates	S-157
Privileged Information	S-313
Privileged Person	S-198
Prohibited Party	S-208
prohibited transaction	S-343
PTCE	S-350
Purchase Price	S-278
Q
Qualified Replacement Special Servicer	S-300
Qualified Stated Interest	S-338
Qualifying Substitute Mortgage Loan	S-278
R
Rated Final Distribution Date	S-202
Rating Agencies	S-351
Rating Agency Communication	S-302
Rating Agency Confirmation	S-303
Record Date	S-164
Regulation AB	S-200
Rehabilitated Mortgage Loan	S-288
Relevant Member State	iv
Relevant Persons	v
REMIC	S-124
REMIC LTV Test	S-123
REMIC Regular Certificates	S-337
REO Account	S-164
REO Income	S-169
REO Mortgage Loan	S-161
REO Property	S-176
REO Serviced B Note	S-161
REO Serviced Companion Loan	S-162
Reporting Servicer	S-293
Requesting Holders	S-193
Requesting Party	S-304
Residual Owner	S-343
Restricted Group	S-348
Revised Rate	S-235
RevPAR	S-270
RMBS	S-148
Rooms	S-271
S
S&P	S-318
SBJPA of 1996	S-338
Scheduled Payment	S-157
SEC	S-200
Senior Certificates	S-157
Senior Consultation Period	S-310
Serviced B Note	S-281
Serviced Companion Loan	S-282
Serviced Pari Passu Mortgage Loan	S-282
Servicing Advances	S-185
Servicing Criteria	S-293
Servicing Function Participant	S-293
Servicing Standard	S-280
Servicing Transfer Event	S-287
SF	S-270
SFA	v
SMMEA	S-351
Soft Lockbox	S-236
special notices	S-197
Special Servicer Compensation	S-295
Special Servicer Decision	S-285
Special Servicer Termination Event	S-298

S-357

Special Servicing Fee	S-295
Specially Serviced Mortgage Loan	S-287
Springing Cash Management	S-236
Springing Lockbox	S-236
Sq. Ft.	S-270
Square Feet	S-270
Stated Principal Balance	S-161
static pool information	S-59
Structuring Assumptions	S-217
Subordinate Certificates	S-157
Subordinate Control Period	S-310
T
TA Unused Fees	S-164
TA Unused Fees Account	S-164
Tax Counsel	S-336
Term to Maturity	S-270
The Mall of New Hampshire Intercreditor Agreement	S-261
The Mall of New Hampshire Mortgage Loan	S-260
The Mall of New Hampshire Mortgaged Property	S-260
The Mall of New Hampshire Non-Controlling Note Holder	S-262
The Mall of New Hampshire Non-Serviced Companion Loan	S-260
The Mall of New Hampshire Non-Serviced Loan Combination	S-260
TIA	S-203
TIA Applicability Determination	S-203
Treasury Rate	S-175
TRIPRA	S-89
Trust Advisor Consulting Fee	S-315
Trust Advisor Expenses	S-169
Trust Advisor Fee	S-315
Trust Advisor Fee Rate	S-315
Trust Advisor Standard	S-312
Trust Advisor Termination Event	S-317
Trustee	S-147
Trustee Fee	S-210
Trust-Related Litigation	S-329
U
U.S. Bank	S-147
U.S. Person	S-336
UBSRES	S-128
UBSRES Data Tape	S-129
UBSRES Deal Team	S-129
UBSRES Mortgage Loans	S-128, S-223
Unallocable Modification Fee	S-290
Underwritten EGI	S-273
Underwritten Expenses	S-271
Underwritten NCF	S-272
Underwritten NCF DSCR	S-271
Underwritten Net Cash Flow	S-272
Underwritten Net Operating Income	S-272
Underwritten NOI Debt Yield	S-273
Underwritten Revenue	S-274
Units	S-271
Unpaid Interest	S-181
Upper-Tier Distribution Account	S-163
Upper-Tier REMIC	S-337
UW DSCR	S-271
UW EGI	S-273
UW NCF	S-272
UW NCF Debt Yield	S-273
UW NCF DSCR	S-271
UW NOI	S-272
UW NOI Debt Yield	S-273
UW NOI DSCR	S-274
UW Revenue	S-274
V
Volcker Rule	S-126
Voting Rights	S-205
W
WAC	S-160
Weighted Average Net Mortgage Rate	S-160
withholding agent	S-342
Workout Fee	S-295
Workout-Delayed Reimbursement Amount	S-187
WPC Department Store Portfolio Directing Holder	S-241
WPC Department Store Portfolio Intercreditor Agreement	S-241
WPC Department Store Portfolio Loan Pair	S-240
WPC Department Store Portfolio Major Decision	S-242
WPC Department Store Portfolio Mortgage Loan	S-240
WPC Department Store Portfolio Mortgaged Property	S-240
WPC Department Store Portfolio Non-Controlling Note Holders	S-242
WPC Department Store Portfolio Serviced Companion Loans	S-240
Y
Yield Maintenance Charge	S-175

S-358

APPENDIX I

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

I-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Flag	ID	Property Name	Balance	Properties	Seller	Balance($)(1)	Balance($)(1)(2)	or ARD Balance($)(2)	Type(3)(4)	Type	Rate(2)(5)	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term(2)	Term(2)	Date
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	UBSRES	73,000,000	72,884,027	54,012,049	Office	CBD	4.1902%	0.0116%	Actual/360	120	119	315	314	7/7/2015
Loan	2	261 Fifth Avenue(23)	9.2%	1	BANA	70,000,000	70,000,000	70,000,000	Office	CBD	4.4200%	0.0121%	Actual/360	120	120	0	0	8/6/2015
Loan	3	Westin Hotel at the Domain	9.2%	1	UBSRES	70,000,000	70,000,000	55,849,432	Hospitality	Full Service	4.1203%	0.0116%	Actual/360	120	120	360	360	8/7/2015
Loan	4	The Panoramic(25)	6.9%	1	UBSRES	52,500,000	52,500,000	52,500,000	Multifamily	Student Housing	4.5515%	0.0116%	Actual/360	120	120	0	0	8/28/2015
Loan	5	The Mall of New Hampshire(23)	6.6%	1	UBSRES	50,000,000	50,000,000	50,000,000	Retail	Regional Mall	4.1080%	0.0116%	Actual/360	120	118	0	0	6/25/2015
Loan	6	651 Brannan Street	5.9%	1	UBSRES	45,000,000	45,000,000	32,140,772	Office	CBD	3.8000%	0.0116%	Actual/360	120	120	300	300	8/31/2015
Loan	7	200 Helen Street(24)	5.5%	1	UBSRES	41,500,000	41,500,000	41,500,000	Industrial	Warehouse	4.2845%	0.0116%	Actual/360	120	119	0	0	7/24/2015
Loan	8	Holiday Inn JFK	4.6%	1	UBSRES	35,000,000	34,934,491	24,529,045	Hospitality	Full Service	4.7510%	0.0116%	Actual/360	120	119	276	275	7/24/2015
Loan	9	Pond’s Edge	3.8%	1	UBSRES	28,400,000	28,400,000	24,355,950	Multifamily	Garden	4.6554%	0.0116%	Actual/360	120	119	360	360	7/30/2015
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	UBSRES	25,200,000	25,200,000	20,013,990	Industrial	Warehouse	4.3727%	0.0116%	Actual/360	120	120	300	300	9/4/2015
Loan	11	Fountains at Andover(25)	2.9%	1	UBSRES	22,050,000	22,050,000	18,922,712	Multifamily	Garden	4.6826%	0.0116%	Actual/360	120	120	360	360	8/19/2015
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	UBSRES	20,100,000	20,100,000	18,365,652	Retail	Single Tenant	4.4065%	0.0116%	Actual/360	120	118	360	360	6/26/2015
Property	12.01	Brookfield	0.6%	1	UBSRES	4,783,575	4,783,575		Retail	Single Tenant
Property	12.02	Mayfair	0.6%	1	UBSRES	4,424,246	4,424,246		Retail	Single Tenant
Property	12.03	Southridge	0.5%	1	UBSRES	4,042,458	4,042,458		Retail	Single Tenant
Property	12.04	Bay Park	0.4%	1	UBSRES	2,852,179	2,852,179		Retail	Single Tenant
Property	12.05	Joliet	0.3%	1	UBSRES	2,155,978	2,155,978		Retail	Single Tenant
Property	12.06	West Acres	0.2%	1	UBSRES	1,841,564	1,841,564		Retail	Single Tenant
Loan	13	Antioch Crossings Shopping Center	2.3%	1	UBSRES	17,150,000	17,150,000	15,048,276	Retail	Anchored	4.6038%	0.0616%	Actual/360	120	120	360	360	8/24/2015
Loan	14	DoubleTree McAllen	2.2%	1	UBSRES	16,500,000	16,500,000	14,346,440	Hospitality	Full Service	4.2130%	0.0116%	Actual/360	120	120	360	360	9/1/2015
Loan	15	Sweetwater Square	2.0%	1	UBSRES	15,500,000	15,500,000	12,348,827	Retail	Anchored	4.0800%	0.0116%	Actual/360	120	120	360	360	9/2/2015
Loan	16	Kensington Commons(26)	2.0%	1	BANA	15,000,000	15,000,000	13,719,097	Multifamily	Garden	4.4700%	0.0416%	Actual/360	120	120	360	360	8/10/2015
Loan	17	Dominion Ridge	2.0%	1	UBSRES	14,780,000	14,780,000	12,925,161	Mixed Use	Office/Retail	4.4560%	0.0116%	Actual/360	120	119	360	360	7/23/2015
Loan	18	Southeast Retail Portfolio	1.9%	8	UBSRES	14,300,000	14,300,000	12,814,774	Retail	Various	4.5228%	0.0116%	Actual/360	120	120	360	360	9/1/2015
Property	18.01	Shops at Market Square	0.3%	1	UBSRES	2,606,771	2,606,771		Retail	Shadow Anchored
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1	UBSRES	2,606,771	2,606,771		Retail	Shadow Anchored
Property	18.03	Exotic Commercial	0.3%	1	UBSRES	2,544,705	2,544,705		Retail	Unanchored
Property	18.04	Crossroads Starbucks	0.3%	1	UBSRES	1,924,045	1,924,045		Retail	Unanchored
Property	18.05	Vero Beach Grand Oaks	0.2%	1	UBSRES	1,737,847	1,737,847		Retail	Shadow Anchored
Property	18.06	Lafayette Properties	0.2%	1	UBSRES	1,197,873	1,197,873		Retail	Unanchored
Property	18.07	New Iberia LA Properties	0.1%	1	UBSRES	1,104,774	1,104,774		Retail	Unanchored
Property	18.08	Slidell Properties	0.1%	1	UBSRES	577,214	577,214		Retail	Single Tenant
Loan	19	Wichita Falls MF Portfolio	1.7%	3	UBSRES	13,000,000	12,985,448	10,610,864	Multifamily	Garden	4.7765%	0.0116%	Actual/360	120	119	360	359	8/11/2015
Property	19.01	Colony Park	0.8%	1	UBSRES	5,687,500	5,681,134		Multifamily	Garden
Property	19.02	Bentwood-Timberlane	0.7%	1	UBSRES	5,572,456	5,566,218		Multifamily	Garden
Property	19.03	Park Place	0.2%	1	UBSRES	1,740,044	1,738,096		Multifamily	Garden
Loan	20	Rancho Carmel Plaza	1.3%	1	BANA	9,500,000	9,500,000	8,336,769	Retail	Unanchored	4.6090%	0.0116%	Actual/360	120	120	360	360	8/6/2015
Loan	21	CW Investments - Charlottesville	1.2%	1	UBSRES	9,300,000	9,300,000	9,300,000	Self Storage	Self Storage	4.5075%	0.0116%	Actual/360	120	120	0	0	8/31/2015
Loan	22	Hyatt Place - Chester	1.2%	1	UBSRES	9,100,000	9,073,924	6,906,122	Hospitality	Select Service	5.4070%	0.0116%	Actual/360	120	118	300	298	7/10/2015
Loan	23	Regency Plaza	1.2%	1	UBSRES	9,000,000	9,000,000	7,447,853	Retail	Unanchored	5.1995%	0.0116%	Actual/360	120	120	360	360	8/27/2015
Loan	24	Sunrise Town Center	1.1%	1	UBSRES	8,500,000	8,500,000	7,753,867	Retail	Unanchored	4.3079%	0.0691%	Actual/360	120	119	360	360	7/31/2015
Loan	25	Winter Haven	1.1%	1	UBSRES	8,085,000	8,074,896	6,488,999	Manufactured Housing Community	Manufactured Housing Community	4.2860%	0.0116%	Actual/360	120	119	360	359	8/3/2015
Loan	26	Whittier Self Storage	0.8%	1	BANA	6,000,000	6,000,000	4,841,220	Self Storage	Self Storage	4.4400%	0.0116%	Actual/360	120	120	360	360	8/4/2015
Loan	27	Waterchase Apartments	0.8%	1	BANA	5,900,000	5,900,000	5,169,721	Multifamily	Garden	4.5410%	0.0116%	Actual/360	120	119	360	360	7/27/2015
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	BANA	5,472,000	5,472,000	4,988,324	Multifamily	Garden	4.2600%	0.0146%	Actual/360	120	110	360	360	10/31/2014
Loan	29	Somerset Meadows MHC	0.7%	1	BANA	4,950,000	4,950,000	4,316,997	Manufactured Housing Community	Manufactured Housing Community	4.3390%	0.0116%	Actual/360	120	117	360	360	5/29/2015
Loan	30	Madrone Apartments	0.6%	1	BANA	4,550,000	4,550,000	4,327,120	Multifamily	Garden	4.4530%	0.0116%	Actual/360	120	119	360	360	7/27/2015
Loan	31	CW Investments - North Charlottesville	0.6%	1	UBSRES	4,400,000	4,400,000	4,400,000	Self Storage	Self Storage	4.5075%	0.0116%	Actual/360	120	120	0	0	8/31/2015
Loan	32	Lockport Square	0.6%	1	UBSRES	4,300,000	4,290,687	3,527,758	Retail	Anchored	4.9283%	0.0116%	Actual/360	120	118	360	358	7/6/2015
Loan	33	CW Investments - Ocean City	0.5%	1	UBSRES	3,900,000	3,900,000	3,900,000	Self Storage	Self Storage	4.4295%	0.0116%	Actual/360	120	120	0	0	9/1/2015
Loan	34	A Storage Place - Redlands	0.5%	1	UBSRES	3,700,000	3,700,000	3,700,000	Self Storage	Self Storage	4.2824%	0.0116%	Actual/360	120	119	0	0	7/30/2015
Loan	35	26-28-30 Commerce Drive	0.5%	1	UBSRES	3,700,000	3,688,463	2,761,584	Industrial	Flex	4.9448%	0.0116%	Actual/360	120	118	300	298	6/26/2015
Loan	36	Gateway Medical Plaza	0.4%	1	UBSRES	3,310,000	3,306,631	2,737,760	Office	Medical	5.1810%	0.0116%	Actual/360	120	119	360	359	7/31/2015
Loan	37	Rite Aid - Carlisle	0.4%	1	UBSRES	3,250,000	3,244,766	2,408,190	Retail	Single Tenant	4.7510%	0.0116%	Actual/360	120	119	300	299	7/21/2015
Loan	38	A Storage Place - Indio II	0.4%	1	UBSRES	2,900,000	2,900,000	2,900,000	Self Storage	Self Storage	4.2824%	0.0116%	Actual/360	120	119	0	0	7/30/2015
Loan	39	CW Investments - Dumfries	0.3%	1	UBSRES	2,500,000	2,500,000	2,500,000	Self Storage	Self Storage	4.4280%	0.0116%	Actual/360	120	120	0	0	9/1/2015
Loan	40	CW Investments - Warrenton	0.3%	1	UBSRES	2,500,000	2,500,000	2,500,000	Self Storage	Self Storage	4.4575%	0.0116%	Actual/360	120	120	0	0	8/31/2015
Loan	41	Michigan Self Storage Portfolio	0.3%	2	UBSRES	1,960,000	1,960,000	1,607,336	Self Storage	Self Storage	4.9204%	0.0116%	Actual/360	120	120	360	360	8/12/2015
Property	41.01	Cedar Springs	0.1%	1	UBSRES	1,109,102	1,109,102		Self Storage	Self Storage
Property	41.02	Sparta	0.1%	1	UBSRES	850,898	850,898		Self Storage	Self Storage
Loan	42	StorQuest - Loma Linda	0.2%	1	BANA	1,785,000	1,785,000	1,643,683	Self Storage	Self Storage	4.9000%	0.0116%	Actual/360	120	119	360	360	7/6/2015

A-I-1

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			% of		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	# of	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Properties	Date	or ARD Date(2)	(Yes/No)(5)	Maturity Date(5)	Service($)(2)	Service($)(2)	Service($)	Service($)	Period	Lockbox	Management	Other Loans	Borrower	NOI DSCR(1)(2)(7)	NCF DSCR(1)(2)(7)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	9/6/2015	8/6/2025	Yes	4/6/2029	382,273	4,587,277	722,653	8,671,839		Hard	Springing	No		1.85x	1.85x
Loan	2	261 Fifth Avenue(23)	9.2%	1	10/1/2015	9/1/2025	No	9/1/2025	261,414	3,136,972	410,794	4,929,528	120	Hard	Springing	No		1.64x	1.52x
Loan	3	Westin Hotel at the Domain	9.2%	1	10/1/2015	9/1/2025	No	9/1/2025	339,064	4,068,764				Soft	Springing	No		2.55x	2.29x
Loan	4	The Panoramic(25)	6.9%	1	10/6/2015	9/6/2025	No	9/6/2025	201,896	2,422,747			120	Hard	Springing	No		1.78x	1.76x
Loan	5	The Mall of New Hampshire(23)	6.6%	1	8/1/2015	7/1/2025	No	7/1/2025	173,544	2,082,528	347,088	4,165,056	118	Hard	Springing	No		2.65x	2.52x
Loan	6	651 Brannan Street	5.9%	1	10/6/2015	9/6/2025	No	9/6/2025	232,585	2,791,025				Hard	Springing	No		2.18x	2.02x
Loan	7	200 Helen Street(24)	5.5%	1	9/6/2015	8/6/2025	No	8/6/2025	150,230	1,802,763			119	Hard	In Place	No		2.35x	2.19x
Loan	8	Holiday Inn JFK	4.6%	1	9/6/2015	8/6/2025	No	8/6/2025	208,699	2,504,383				Hard	Springing	No		1.48x	1.35x
Loan	9	Pond’s Edge	3.8%	1	9/6/2015	8/6/2025	No	8/6/2025	146,533	1,758,393			23	Soft	Springing	No		1.33x	1.29x
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	10/6/2015	9/6/2025	No	9/6/2025	138,255	1,659,062			24	Springing Hard	Springing	No		1.71x	1.61x
Loan	11	Fountains at Andover(25)	2.9%	1	10/6/2015	9/6/2025	No	9/6/2025	114,129	1,369,550			24	Springing Hard	Springing	No		1.38x	1.32x
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	8/6/2015	7/6/2025	No	7/6/2025	100,730	1,208,762	185,774	2,229,292	58	Springing Hard	Springing	No		1.94x	1.76x
Property	12.01	Brookfield	0.6%	1
Property	12.02	Mayfair	0.6%	1
Property	12.03	Southridge	0.5%	1
Property	12.04	Bay Park	0.4%	1
Property	12.05	Joliet	0.3%	1
Property	12.06	West Acres	0.2%	1
Loan	13	Antioch Crossings Shopping Center	2.3%	1	10/6/2015	9/6/2025	No	9/6/2025	87,957	1,055,490			36	Springing Hard	Springing	No		1.43x	1.34x
Loan	14	DoubleTree McAllen	2.2%	1	10/6/2015	9/6/2025	No	9/6/2025	80,813	969,757			36	Springing Hard	Springing	No		3.67x	3.22x
Loan	15	Sweetwater Square	2.0%	1	10/6/2015	9/6/2025	No	9/6/2025	74,716	896,592				Springing Hard	Springing	No		2.44x	2.21x
Loan	16	Kensington Commons(26)	2.0%	1	10/1/2015	9/1/2025	No	9/1/2025	75,736	908,828			60	Springing Hard	Springing	No		1.28x	1.25x
Loan	17	Dominion Ridge	2.0%	1	9/6/2015	8/6/2025	No	8/6/2025	74,502	894,026			35	Springing Hard	Springing	No		1.62x	1.53x
Loan	18	Southeast Retail Portfolio	1.9%	8	10/1/2015	9/1/2025	No	9/1/2025	72,650	871,798			48	Hard	Springing	No		1.68x	1.55x
Property	18.01	Shops at Market Square	0.3%	1
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1
Property	18.03	Exotic Commercial	0.3%	1
Property	18.04	Crossroads Starbucks	0.3%	1
Property	18.05	Vero Beach Grand Oaks	0.2%	1
Property	18.06	Lafayette Properties	0.2%	1
Property	18.07	New Iberia LA Properties	0.1%	1
Property	18.08	Slidell Properties	0.1%	1
Loan	19	Wichita Falls MF Portfolio	1.7%	3	9/6/2015	8/6/2025	No	8/6/2025	68,022	816,264				Soft	Springing	No		1.67x	1.46x
Property	19.01	Colony Park	0.8%	1
Property	19.02	Bentwood-Timberlane	0.7%	1
Property	19.03	Park Place	0.2%	1
Loan	20	Rancho Carmel Plaza	1.3%	1	10/1/2015	9/1/2025	No	9/1/2025	48,752	585,028			36	Hard	Springing	No		1.44x	1.39x
Loan	21	CW Investments - Charlottesville	1.2%	1	10/6/2015	9/6/2025	No	9/6/2025	35,418	425,020			120	Springing Hard	Springing	No	Yes - A	2.57x	2.53x
Loan	22	Hyatt Place - Chester	1.2%	1	8/6/2015	7/6/2025	No	7/6/2025	55,378	664,532				Springing Hard	Springing	No		1.67x	1.49x
Loan	23	Regency Plaza	1.2%	1	10/6/2015	9/6/2025	No	9/6/2025	49,417	593,006				Hard	Springing	No		1.30x	1.27x
Loan	24	Sunrise Town Center	1.1%	1	9/6/2015	8/6/2025	No	8/6/2025	42,104	505,242			59	Springing Hard	Springing	No		2.03x	1.94x
Loan	25	Winter Haven	1.1%	1	9/6/2015	8/6/2025	No	8/6/2025	39,944	479,327				Springing Soft	Springing	No		1.52x	1.49x
Loan	26	Whittier Self Storage	0.8%	1	10/1/2015	9/1/2025	No	9/1/2025	30,188	362,251				Springing Soft	Springing	No		1.76x	1.73x
Loan	27	Waterchase Apartments	0.8%	1	9/1/2015	8/1/2025	No	8/1/2025	30,038	360,460			35	Springing Hard	Springing	No		1.62x	1.56x
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	12/1/2014	11/1/2024	No	11/1/2024	26,951	323,412	102,692	1,232,299	50	Springing Soft	Springing	No		1.43x	1.38x
Loan	29	Somerset Meadows MHC	0.7%	1	7/1/2015	6/1/2025	No	6/1/2025	24,610	295,316			33	Soft	Springing	No		1.67x	1.64x
Loan	30	Madrone Apartments	0.6%	1	9/1/2015	8/1/2025	No	8/1/2025	22,927	275,127			83	Springing Soft	Springing	No		1.42x	1.38x
Loan	31	CW Investments - North Charlottesville	0.6%	1	10/6/2015	9/6/2025	No	9/6/2025	16,757	201,085			120	Springing Hard	Springing	No	Yes - A	2.68x	2.63x
Loan	32	Lockport Square	0.6%	1	8/6/2015	7/6/2025	No	7/6/2025	22,895	274,743				Springing Hard	Springing	No		1.53x	1.29x
Loan	33	CW Investments - Ocean City	0.5%	1	10/6/2015	9/6/2025	No	9/6/2025	14,596	175,150			120	Springing Hard	Springing	No	Yes - A	3.23x	3.16x
Loan	34	A Storage Place - Redlands	0.5%	1	9/6/2015	8/6/2025	No	8/6/2025	13,387	160,650			119	NAP	NAP	No	Yes - B	2.53x	2.45x
Loan	35	26-28-30 Commerce Drive	0.5%	1	8/6/2015	7/6/2025	No	7/6/2025	21,511	258,132				Springing Hard	Springing	No		1.29x	1.20x
Loan	36	Gateway Medical Plaza	0.4%	1	9/6/2015	8/6/2025	No	8/6/2025	18,137	217,641				Hard	Springing	No		1.47x	1.33x
Loan	37	Rite Aid - Carlisle	0.4%	1	9/6/2015	8/6/2025	No	8/6/2025	18,531	222,368				Springing Hard	Springing	No		1.62x	1.55x
Loan	38	A Storage Place - Indio II	0.4%	1	9/6/2015	8/6/2025	No	8/6/2025	10,493	125,914			119	NAP	NAP	No	Yes - B	2.52x	2.43x
Loan	39	CW Investments - Dumfries	0.3%	1	10/6/2015	9/6/2025	No	9/6/2025	9,353	112,238			120	Springing Hard	Springing	No	Yes - A	3.51x	3.44x
Loan	40	CW Investments - Warrenton	0.3%	1	10/6/2015	9/6/2025	No	9/6/2025	9,415	112,985			120	Springing Hard	Springing	No	Yes - A	4.25x	4.15x
Loan	41	Michigan Self Storage Portfolio	0.3%	2	10/6/2015	9/6/2025	No	9/6/2025	10,427	125,119				Springing Hard	Springing	No		2.38x	2.25x
Property	41.01	Cedar Springs	0.1%	1
Property	41.02	Sparta	0.1%	1
Loan	42	StorQuest - Loma Linda	0.2%	1	9/1/2015	8/1/2025	No	8/1/2025	9,473	113,682			59	Springing Hard	Springing	No		1.50x	1.44x

A-I-2

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						FIRREA	Cut-Off
Property			Initial Pool	# of	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year
Flag	ID	Property Name	Balance	Properties	Period	Date	Value ($)(8)	As-of Date	(Yes/No)	Ratio(1)(7)(8)(9)	Maturity or ARD(1)(7)(8)	Address	City	County	State	Zip Code	Built	Renovated
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	5 times 3-day grace period	6	453,100,000	5/29/2015	Yes	46.5%	34.5%	185 Cambridge Street	Boston	Suffolk	MA	02114	2005	NAP
Loan	2	261 Fifth Avenue(23)	9.2%	1	0	1	300,000,000	7/1/2015	Yes	60.0%	60.0%	261 Fifth Avenue	New York	New York	NY	10016	1928	2015
Loan	3	Westin Hotel at the Domain	9.2%	1	5	1	125,000,000	7/14/2015	Yes	56.0%	44.7%	11301 Domain Drive	Austin	Travis	TX	78758	2010	NAP
Loan	4	The Panoramic(25)	6.9%	1	0	6	96,430,000	7/1/2015	Yes	54.4%	54.4%	1321 Mission Street	San Francisco	San Francisco	CA	94103	2015	NAP
Loan	5	The Mall of New Hampshire(23)	6.6%	1	0	1	256,000,000	6/11/2015	Yes	58.6%	58.6%	1500 South Willow Street	Manchester	Hillsborough	NH	03103	1977	1998
Loan	6	651 Brannan Street	5.9%	1	0	6	97,900,000	6/18/2015	Yes	46.0%	32.8%	651 Brannan Street	San Francisco	San Francisco	CA	94107	1911	2015
Loan	7	200 Helen Street(24)	5.5%	1	0	6	72,000,000	6/2/2015	Yes	57.6%	57.6%	200 Helen Street	South Plainfield	Middlesex	NJ	07080	1973	1988
Loan	8	Holiday Inn JFK	4.6%	1	0	6	51,600,000	6/30/2015	Yes	67.7%	47.5%	154-71 Brookville Boulevard	Rosedale	Queens	NY	11422	2013	NAP
Loan	9	Pond’s Edge	3.8%	1	0	6	40,400,000	6/18/2015	Yes	70.3%	60.3%	8650 Barbara Ann Way	Delmar	Wicomico	MD	21875	2007	NAP
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	0	6	43,000,000	6/1/2016	Yes	58.6%	46.5%	604 Curt Maberry Road	Lynden	Whatcom	WA	98264	2015	NAP
Loan	11	Fountains at Andover(25)	2.9%	1	0	6	30,400,000	5/5/2015	Yes	72.5%	62.2%	3200 Todds Road	Lexington	Fayette	KY	40509	1996	2014
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	0	6	89,500,000	Various	Yes	63.9%	58.4%	Various	Various	Various	Various	Various	Various	Various
Property	12.01	Brookfield	0.6%	1			21,300,000	3/5/2015	Yes			95 North Moorland Road	Brookfield	Waukesha	WI	53005	1967	2011
Property	12.02	Mayfair	0.6%	1			19,700,000	3/5/2015	Yes			2400 North Mayfair Road	Wauwatosa	Milwaukee	WI	53226	1957	2011
Property	12.03	Southridge	0.5%	1			18,000,000	3/5/2015	Yes			5300 South 76th Street	Greendale	Milwaukee	WI	53129	1970	2012
Property	12.04	Bay Park	0.4%	1			12,700,000	3/5/2015	Yes			303 Bay Park Square	Ashwaubenon	Brown	WI	54304	2002	NAP
Property	12.05	Joliet	0.3%	1			9,600,000	3/12/2015	Yes			3340 Mall Loop Drive	Joliet	Will	IL	60431	1978	1998
Property	12.06	West Acres	0.2%	1			8,200,000	3/6/2015	Yes			3902 13th Avenue South	Fargo	Cass	ND	58103	1972	1998
Loan	13	Antioch Crossings Shopping Center	2.3%	1	0	6	28,700,000	6/26/2015	Yes	59.8%	52.4%	3303-3421 Deer Valley Road	Antioch	Contra Costa	CA	94531	1990	2005
Loan	14	DoubleTree McAllen	2.2%	1	0	6	33,300,000	6/1/2015	Yes	49.5%	43.1%	1800 South 2nd Street	McAllen	Hidalgo	TX	78503	1986	2015
Loan	15	Sweetwater Square	2.0%	1	0	6	30,700,000	6/5/2015	Yes	50.5%	40.2%	3001-3009 Highland Avenue	National City	San Diego	CA	91950	1974	NAP
Loan	16	Kensington Commons(26)	2.0%	1	5	1	20,800,000	7/16/2015	Yes	72.1%	66.0%	4142 Adams Avenue	San Diego	San Diego	CA	92116	2014	NAP
Loan	17	Dominion Ridge	2.0%	1	0	6	19,600,000	4/15/2015	Yes	75.4%	65.9%	22211 IH 10 West	San Antonio	Bexar	TX	78257	2013	NAP
Loan	18	Southeast Retail Portfolio	1.9%	8	5	1	23,040,000	Various	Yes	62.1%	55.6%	Various	Various	Various	Various	Various	Various	NAP
Property	18.01	Shops at Market Square	0.3%	1			4,200,000	5/6/2015	Yes			5100 Daniels Parkway	Fort Myers	Lee	FL	33912	2006	NAP
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1			4,200,000	5/8/2015	Yes			6280 20th Street	Vero Beach	Indian River	FL	32966	2007	NAP
Property	18.03	Exotic Commercial	0.3%	1			4,100,000	5/19/2015	Yes			2501 North Federal Highway	Fort Lauderdale	Broward	FL	33305	2007	NAP
Property	18.04	Crossroads Starbucks	0.3%	1			3,100,000	5/29/2015	Yes			15299 Crossroads Parkway	Gulfport	Harrison	MS	39503	2007	NAP
Property	18.05	Vero Beach Grand Oaks	0.2%	1			2,800,000	5/8/2015	Yes			6310 20th Street	Vero Beach	Indian River	FL	32966	2006	NAP
Property	18.06	Lafayette Properties	0.2%	1			1,930,000	5/29/2015	Yes			5709 Johnston Street	Lafayette	Lafayette	LA	70503	2007	NAP
Property	18.07	New Iberia LA Properties	0.1%	1			1,780,000	5/29/2015	Yes			1103 East Admiral Doyle Drive	New Iberia	Iberia	LA	70560	2007	NAP
Property	18.08	Slidell Properties	0.1%	1			930,000	5/29/2015	Yes			733 Brownswitch Road	Slidell	Saint Tammany	LA	70458	2006	NAP
Loan	19	Wichita Falls MF Portfolio	1.7%	3	0	6	18,080,000	6/23/2015	Yes	71.8%	58.7%	Various	Wichita Falls	Wichita	TX	76308	Various	NAP
Property	19.01	Colony Park	0.8%	1			7,910,000	6/23/2015	Yes			4700 Taft Boulevard	Wichita Falls	Wichita	TX	76308	1978	NAP
Property	19.02	Bentwood-Timberlane	0.7%	1			7,750,000	6/23/2015	Yes			4515 Maplewood Avenue	Wichita Falls	Wichita	TX	76308	1980	NAP
Property	19.03	Park Place	0.2%	1			2,420,000	6/23/2015	Yes			3611 Maplewood Avenue	Wichita Falls	Wichita	TX	76308	1973	NAP
Loan	20	Rancho Carmel Plaza	1.3%	1	4	1	13,000,000	7/22/2015	Yes	73.1%	64.1%	10155-10195 Rancho Carmel Drive	San Diego	San Diego	CA	92128	1993	NAP
Loan	21	CW Investments - Charlottesville	1.2%	1	0	6	16,630,000	7/7/2015	Yes	55.9%	55.9%	1501 Avon Street Extended	Charlottesville	Albemarle	VA	22902	1986	NAP
Loan	22	Hyatt Place - Chester	1.2%	1	0	6	13,100,000	4/30/2015	Yes	69.3%	52.7%	13148 Kingston Avenue	Chester	Chesterfield	VA	23836	2001	2008
Loan	23	Regency Plaza	1.2%	1	0	6	12,220,000	6/18/2015	Yes	73.6%	60.9%	548-550 Contra Costa Boulevard	Pleasant Hill	Contra Costa	CA	94523	1973	1991
Loan	24	Sunrise Town Center	1.1%	1	0	6	14,900,000	6/8/2015	Yes	57.0%	52.0%	3820-3860 Convoy Street	San Diego	San Diego	CA	92111	1983	NAP
Loan	25	Winter Haven	1.1%	1	0	6	10,780,000	6/19/2015	Yes	74.9%	60.2%	50 Lake Charlotte Drive	Winter Haven	Polk	FL	33880	1965	2011
Loan	26	Whittier Self Storage	0.8%	1	6	1	8,000,000	5/14/2015	Yes	75.0%	60.5%	10230 Colima Road	Whittier	Los Angeles	CA	90603	2007	NAP
Loan	27	Waterchase Apartments	0.8%	1	4	1	8,130,000	6/29/2015	Yes	72.6%	63.6%	15100 Golden Eagle	Humble	Harris	TX	77396	1982	NAP
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	0	1	34,000,000	9/10/2014	Yes	77.4%	70.6%	2600 West Loop 250 North	Midland	Midland	TX	79705	1981	NAP
Loan	29	Somerset Meadows MHC	0.7%	1	4	1	6,750,000	5/22/2015	Yes	73.3%	64.0%	5655 Blueridge Avenue	Kimball Township	St Clair	MI	48074	1987	NAP
Loan	30	Madrone Apartments	0.6%	1	4	1	7,000,000	7/9/2015	Yes	65.0%	61.8%	15411-15499 Marty Drive	Glen Ellen	Sonoma	CA	95442	1963	2014
Loan	31	CW Investments - North Charlottesville	0.6%	1	0	6	7,170,000	7/7/2015	Yes	61.4%	61.4%	3466 Seminole Trail	Charlottesville	Albemarle	VA	22911	1997	NAP
Loan	32	Lockport Square	0.6%	1	0	6	6,800,000	6/12/2015	Yes	52.8%	51.9%	16101 South Farrell Road	Lockport	Will	IL	60441	2005	NAP
Loan	33	CW Investments - Ocean City	0.5%	1	0	6	8,060,000	7/9/2015	Yes	48.4%	48.4%	12537 Ocean Gateway	Ocean City	Worcester	MD	21842/21811	1983	NAP
Loan	34	A Storage Place - Redlands	0.5%	1	0	6	6,800,000	6/9/2015	Yes	54.4%	54.4%	650 New York Street	Redlands	San Bernardino	CA	92374	1975	NAP
Loan	35	26-28-30 Commerce Drive	0.5%	1	0	6	5,100,000	6/17/2015	Yes	72.3%	54.1%	26 - 30 Commerce Drive	Danbury	Fairfield	CT	06810	1980	NAP
Loan	36	Gateway Medical Plaza	0.4%	1	0	6	4,800,000	6/22/2015	Yes	68.9%	57.0%	4800 & 4820 Park Boulevard	Pinellas Park	Pinellas	FL	33781	1955	2008
Loan	37	Rite Aid - Carlisle	0.4%	1	0	6	5,820,000	5/26/2015	Yes	55.8%	41.4%	431 South Hanover Street	Carlisle	Cumberland	PA	17013	2005	NAP
Loan	38	A Storage Place - Indio II	0.4%	1	0	6	5,200,000	6/11/2015	Yes	55.8%	55.8%	83050 Avenue 45	Indio	Riverside	CA	92201	1985	NAP
Loan	39	CW Investments - Dumfries	0.3%	1	0	6	6,530,000	7/7/2015	Yes	38.3%	38.3%	17625 Possum Point Road	Dumfries	Prince William	VA	32137	1990	NAP
Loan	40	CW Investments - Warrenton	0.3%	1	0	6	6,580,000	7/7/2015	Yes	38.0%	38.0%	6437 Old Meetze Road	Warrenton	Fauquier	VA	20187	1991	NAP
Loan	41	Michigan Self Storage Portfolio	0.3%	2	0	6	3,340,000	6/5/2015	Yes	58.7%	48.1%	Various	Various	Kent	MI	Various	Various	2015
Property	41.01	Cedar Springs	0.1%	1			1,890,000	6/5/2015	Yes			12505 Northland Drive Northeast	Algoma Township	Kent	MI	49319	2005	2015
Property	41.02	Sparta	0.1%	1			1,450,000	6/5/2015	Yes			505 10 Mile Road Northwest	Sparta Township	Kent	MI	49345	2004	2015
Loan	42	StorQuest - Loma Linda	0.2%	1	4	1	2,550,000	5/26/2015	Yes	70.0%	64.5%	11105 Mountain View Avenue	Loma Linda	San Bernardino	CA	92354	1979	NAP

A-I-3

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
					Net		Loan per Net
			% of		Rentable Area	Units	Rentable Area						Second Most	Second	Second	Second	Third Most	Third
Property			Initial Pool	# of	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent
Flag	ID	Property Name	Balance	Properties	Rooms/Pads)(1)(4)(5)(7)	Measure	Rooms/Pads) ($)(7)	(# of payments)(10)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	354,594	Sq. Ft.	594	L(25), D(91), O(4)	T-12 4/30/2015	27,165,610	4,095,553	23,070,057	12/31/2014	27,010,739	4,113,102	22,897,637	12/31/2013	26,561,891
Loan	2	261 Fifth Avenue(23)	9.2%	1	441,922	Sq. Ft.	407	L(24), D(92), O(4)	12/31/2014	19,554,653	7,219,438	12,335,215	12/31/2013	17,806,150	6,862,482	10,943,668	12/31/2012	17,642,868
Loan	3	Westin Hotel at the Domain	9.2%	1	341	Rooms	205,279	L(24), D(89), O(7)	T-12 6/30/2015	26,939,461	16,892,645	10,046,816	12/31/2014	26,173,084	16,534,441	9,638,643	12/31/2013	24,581,054
Loan	4	The Panoramic(25)	6.9%	1	400	Beds	131,250	L(24), YM1(92), O(4)
Loan	5	The Mall of New Hampshire(23)	6.6%	1	405,723	Sq. Ft.	370	L(26), D(87), O(7)	T-12 4/30/2015	24,469,430	8,120,722	16,348,708	12/31/2014	24,055,725	8,054,864	16,000,861	12/31/2013	24,252,499
Loan	6	651 Brannan Street	5.9%	1	135,054	Sq. Ft.	333	YM(116), O(4)	T-12 6/30/2015	4,069,778	1,105,331	2,964,447	12/31/2014	4,508,218	1,058,413	3,449,805	12/31/2013	4,595,074
Loan	7	200 Helen Street(24)	5.5%	1	791,150	Sq. Ft.	52	L(25), D(91), O(4)	T-12 5/31/2015	5,832,920	1,158,881	4,674,039	12/31/2014	5,669,975	1,333,520	4,336,455	12/31/2013	5,894,618
Loan	8	Holiday Inn JFK	4.6%	1	201	Rooms	173,803	L(25), D(91), O(4)	T-12 6/30/2015	8,476,339	4,563,199	3,913,140	12/31/2014	7,101,555	4,462,869	2,638,686
Loan	9	Pond’s Edge	3.8%	1	264	Units	107,576	L(25), D(91), O(4)	T-12 5/31/2015	3,598,147	1,259,226	2,338,921	12/31/2014	3,620,900	1,077,679	2,543,221	12/31/2013	3,543,039
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	331,960	Sq. Ft.	76	L(24), D(92), O(4)
Loan	11	Fountains at Andover(25)	2.9%	1	318	Units	69,340	L(24), D(92), O(4)	T-12 6/30/2015	3,285,100	1,537,565	1,747,535	12/31/2014	3,251,600	1,521,664	1,729,936	12/31/2013	3,174,409
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	1,002,731	Sq. Ft.	57	L(26), D(87), O(7)
Property	12.01	Brookfield	0.6%	1	211,253	Sq. Ft.	64
Property	12.02	Mayfair	0.6%	1	206,681	Sq. Ft.	61
Property	12.03	Southridge	0.5%	1	217,434	Sq. Ft.	53
Property	12.04	Bay Park	0.4%	1	132,195	Sq. Ft.	61
Property	12.05	Joliet	0.3%	1	126,365	Sq. Ft.	49
Property	12.06	West Acres	0.2%	1	108,803	Sq. Ft.	48
Loan	13	Antioch Crossings Shopping Center	2.3%	1	126,308	Sq. Ft.	136	L(24), YM1(92), O(4)	T-12 6/30/2015	2,129,203	512,002	1,617,201	12/31/2014	2,177,388	497,915	1,679,473	12/31/2013	2,171,922
Loan	14	DoubleTree McAllen	2.2%	1	262	Rooms	62,977	L(24), D(92), O(4)	T-12 6/30/2015	9,639,288	6,755,088	2,884,200	12/31/2014	10,732,169	7,135,684	3,596,485	12/31/2013	10,234,273
Loan	15	Sweetwater Square	2.0%	1	128,419	Sq. Ft.	121	L(24), YM1(92), O(4)	T-12 6/30/2015	2,950,904	642,295	2,308,609	12/31/2014	2,855,929	634,025	2,221,904	12/31/2013	2,836,151
Loan	16	Kensington Commons(26)	2.0%	1	34	Units	441,176	L(24), D(90), O(6)
Loan	17	Dominion Ridge	2.0%	1	56,812	Sq. Ft.	260	L(24), YM1(92), O(4)	T-12 4/30/2015	721,978	495,865	226,113
Loan	18	Southeast Retail Portfolio	1.9%	8	55,636	Sq. Ft.	257	L(24), D(92), O(4)	T-12 3/31/2015	2,054,284	468,941	1,585,342	12/31/2014	2,067,781	483,821	1,583,960	12/31/2013	2,026,537
Property	18.01	Shops at Market Square	0.3%	1	9,245	Sq. Ft.	282		T-12 3/31/2015	349,735	88,943	260,792	12/31/2014	343,332	91,488	251,844	12/31/2013	333,910
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1	9,000	Sq. Ft.	290		T-12 3/31/2015	401,379	91,754	309,625	12/31/2014	409,645	86,936	322,708	12/31/2013	406,166
Property	18.03	Exotic Commercial	0.3%	1	6,789	Sq. Ft.	375		T-12 3/31/2015	327,201	100,962	226,239	12/31/2014	328,796	101,773	227,023	12/31/2013	357,395
Property	18.04	Crossroads Starbucks	0.3%	1	6,612	Sq. Ft.	291		T-12 3/31/2015	268,001	31,230	236,771	12/31/2014	263,304	28,169	235,136	12/31/2013	254,991
Property	18.05	Vero Beach Grand Oaks	0.2%	1	7,200	Sq. Ft.	241		T-12 3/31/2015	210,155	59,459	150,697	12/31/2014	220,372	62,336	158,036	12/31/2013	216,293
Property	18.06	Lafayette Properties	0.2%	1	4,322	Sq. Ft.	277		T-12 3/31/2015	201,546	35,157	166,389	12/31/2014	210,320	44,919	165,401	12/31/2013	202,546
Property	18.07	New Iberia LA Properties	0.1%	1	3,288	Sq. Ft.	336		T-12 3/31/2015	181,654	35,955	145,698	12/31/2014	192,553	41,337	151,216	12/31/2013	176,784
Property	18.08	Slidell Properties	0.1%	1	9,180	Sq. Ft.	63		T-12 3/31/2015	114,613	25,482	89,131	12/31/2014	99,460	26,865	72,595	12/31/2013	78,453
Loan	19	Wichita Falls MF Portfolio	1.7%	3	588	Units	22,084	L(25), D(91), O(4)	T-12 5/31/2015	2,900,714	1,613,115	1,287,600	12/31/2014	2,835,292	1,509,314	1,325,978	12/31/2013	2,654,746
Property	19.01	Colony Park	0.8%	1	272	Units	20,887		T-12 5/31/2015	1,273,405	724,275	549,129	12/31/2014	1,237,641	674,163	563,478	12/31/2013	1,160,756
Property	19.02	Bentwood-Timberlane	0.7%	1	216	Units	25,770		T-12 5/31/2015	1,107,997	541,024	566,973	12/31/2014	1,072,779	504,941	567,837	12/31/2013	1,014,328
Property	19.03	Park Place	0.2%	1	100	Units	17,381		T-12 5/31/2015	519,313	347,816	171,497	12/31/2014	524,872	330,210	194,662	12/31/2013	479,662
Loan	20	Rancho Carmel Plaza	1.3%	1	30,421	Sq. Ft.	312	L(24), D(92), O(4)	T-12 6/30/2015	1,006,591	303,907	702,684	12/31/2014	947,932	297,900	650,032	12/31/2013	942,065
Loan	21	CW Investments - Charlottesville	1.2%	1	96,905	Sq. Ft.	96	L(24), YM1(92), O(4)	T-12 7/31/2015	1,467,552	371,824	1,095,728	12/31/2014	1,450,990	346,008	1,104,981	12/31/2013	1,326,826
Loan	22	Hyatt Place - Chester	1.2%	1	120	Rooms	75,616	L(26), D(90), O(4)	T-12 5/31/2015	2,653,896	1,554,597	1,099,299	12/31/2014	2,636,925	1,588,443	1,048,482	12/31/2013	2,145,883
Loan	23	Regency Plaza	1.2%	1	36,597	Sq. Ft.	246	L(24), D(92), O(4)	T-12 4/30/2015	1,004,922	244,076	760,846	12/31/2014	984,556	220,341	764,215	12/31/2013	819,960
Loan	24	Sunrise Town Center	1.1%	1	44,069	Sq. Ft.	193	L(25), D(91), O(4)	T-12 5/31/2015	1,393,207	363,297	1,029,910	12/31/2014	1,370,187	409,192	960,995	12/31/2013	1,407,679
Loan	25	Winter Haven	1.1%	1	238	Pads	33,928	L(25), D(91), O(4)	T-12 7/31/2015	1,117,474	482,439	635,035	12/31/2014	1,085,436	474,184	611,252	12/31/2013	1,013,443
Loan	26	Whittier Self Storage	0.8%	1	70,044	Sq. Ft.	86	L(24), YM1(91), O(5)	T-12 6/30/2015	1,086,435	466,483	619,952	12/31/2014	1,053,177	456,965	596,212	12/31/2013	942,972
Loan	27	Waterchase Apartments	0.8%	1	118	Units	50,000	L(25), D(90), O(5)	T-12 5/31/2015	1,142,737	580,196	562,541	12/31/2014	1,114,167	538,613	575,554	12/31/2013	1,075,429
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	266	Units	98,955	L(18), YM1(16), DorYM1(80), O(6)	T-12 6/30/2015	3,848,482	1,169,842	2,678,639	12/31/2014	3,852,339	979,262	2,873,077	12/31/2013	3,484,962
Loan	29	Somerset Meadows MHC	0.7%	1	162	Pads	30,556	L(27), D(89), O(4)	T-12 3/31/2015	758,844	438,326	320,518	12/31/2014	743,396	332,952	410,444	12/31/2013	729,802
Loan	30	Madrone Apartments	0.6%	1	42	Units	108,333	L(25), D(91), O(4)	T-12 6/30/2015	564,468	289,312	275,156	12/31/2014	534,682	268,497	266,185
Loan	31	CW Investments - North Charlottesville	0.6%	1	64,075	Sq. Ft.	69	L(24), YM1(92), O(4)	T-12 6/30/2015	751,699	244,610	507,088	12/31/2014	696,449	220,559	475,890	12/31/2013	654,842
Loan	32	Lockport Square	0.6%	1	41,913	Sq. Ft.	102	L(26), D(90), O(4)	T-11 5/31/2015 Ann.	462,583	200,246	262,337
Loan	33	CW Investments - Ocean City	0.5%	1	87,714	Sq. Ft.	44	L(24), YM1(92), O(4)	T-12 6/30/2015	858,063	295,703	562,360	12/31/2014	809,995	299,731	510,264	12/31/2013	740,761
Loan	34	A Storage Place - Redlands	0.5%	1	69,003	Sq. Ft.	54	L(25), D(91), O(4)	T-12 6/30/2015	661,188	254,612	406,576	12/31/2014	641,414	254,161	387,253	12/31/2013	598,001
Loan	35	26-28-30 Commerce Drive	0.5%	1	57,417	Sq. Ft.	64	L(26), D(90), O(4)	T-12 5/31/2015	446,510	91,369	355,141	12/31/2014	441,003	85,642	355,361	12/31/2013	444,677
Loan	36	Gateway Medical Plaza	0.4%	1	20,955	Sq. Ft.	158	L(25), D(91), O(4)	T-12 6/30/2015	406,410	95,978	310,432	12/31/2014	406,686	96,923	309,763	12/31/2013	334,325
Loan	37	Rite Aid - Carlisle	0.4%	1	13,813	Sq. Ft.	235	L(25), D(91), O(4)
Loan	38	A Storage Place - Indio II	0.4%	1	79,716	Sq. Ft.	36	L(25), D(91), O(4)	T-12 6/30/2015	574,413	257,079	317,334	12/31/2014	552,680	242,978	309,702	12/31/2013	522,727
Loan	39	CW Investments - Dumfries	0.3%	1	46,249	Sq. Ft.	54	L(24), YM1(92), O(4)	T-12 6/30/2015	643,344	239,933	403,412	12/31/2014	647,303	243,376	403,927	12/31/2013	612,819
Loan	40	CW Investments - Warrenton	0.3%	1	73,350	Sq. Ft.	34	L(24), YM1(92), O(4)	T-12 6/30/2015	710,427	230,376	480,051	12/31/2014	688,159	241,415	446,744	12/31/2013	649,913
Loan	41	Michigan Self Storage Portfolio	0.3%	2	90,456	Sq. Ft.	22	L(24), D(92), O(4)	T-12 6/30/2015	511,995	248,358	263,637	12/31/2014	490,576	269,390	221,186	12/31/2013	442,955
Property	41.01	Cedar Springs	0.1%	1	55,089	Sq. Ft.	20		T-12 6/30/2015	289,681	130,612	159,069	12/31/2014	289,203	140,350	148,853	12/31/2013	266,435
Property	41.02	Sparta	0.1%	1	35,367	Sq. Ft.	24		T-12 6/30/2015	222,314	117,746	104,568	12/31/2014	201,373	129,040	72,333	12/31/2013	176,520
Loan	42	StorQuest - Loma Linda	0.2%	1	38,507	Sq. Ft.	46	L(25), D(90), O(5)	T-12 5/31/2015	325,766	144,068	181,698	12/31/2014	318,368	136,027	182,341	12/31/2013	289,657

A-I-4

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Third	Third
Property			Initial Pool	# of	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Flag	ID	Property Name	Balance	Properties	Expenses($)	NOI($)	Debt Yield(1)(7)(9)	Debt Yield(1)(7)(9)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(11)	Expiration(12)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	4,013,050	22,548,841	11.7%	11.7%	25,505,442	29,093,740	4,537,605	24,556,135			24,556,135	Fee Simple
Loan	2	261 Fifth Avenue(23)	9.2%	1	6,429,045	11,213,823	7.4%	6.8%	18,860,856	21,069,600	7,833,728	13,235,872	110,481	883,844	12,241,547	Fee Simple
Loan	3	Westin Hotel at the Domain	9.2%	1	16,142,488	8,438,566	14.9%	13.3%	18,865,927	26,939,461	16,544,009	10,395,452	1,077,578		9,317,873	Fee Simple
Loan	4	The Panoramic(25)	6.9%	1			8.2%	8.1%	5,057,689	5,118,351	811,618	4,306,733	40,000		4,266,733	Fee Simple
Loan	5	The Mall of New Hampshire(23)	6.6%	1	8,122,046	16,130,453	11.1%	10.5%	15,605,766	24,724,178	8,141,807	16,582,371	149,066	664,481	15,768,824	Fee Simple & Leasehold	12/1/2029; 5/31/2019
Loan	6	651 Brannan Street	5.9%	1	1,024,262	3,570,813	13.5%	12.5%	7,420,758	7,635,953	1,549,286	6,086,667	27,011	424,988	5,634,668	Fee Simple
Loan	7	200 Helen Street(24)	5.5%	1	1,427,630	4,466,989	10.2%	9.5%	4,613,265	5,703,967	1,466,289	4,237,678	79,115	209,313	3,949,250	Fee Simple
Loan	8	Holiday Inn JFK	4.6%	1			10.6%	9.7%	8,387,760	8,506,249	4,791,661	3,714,588	340,250		3,374,339	Fee Simple
Loan	9	Pond’s Edge	3.8%	1	1,216,550	2,326,490	8.2%	8.0%	3,854,892	3,664,525	1,326,708	2,337,817	66,000		2,271,817	Fee Simple
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1			11.2%	10.6%	2,989,638	2,920,587	87,618	2,832,969	49,794	115,226	2,667,950	Fee Simple
Loan	11	Fountains at Andover(25)	2.9%	1	1,521,832	1,652,577	8.6%	8.2%	3,145,295	3,349,275	1,459,549	1,889,726	79,500		1,810,226	Fee Simple
Loan	12	WPC Department Store Portfolio(23)	2.7%	6			11.7%	10.6%	7,025,760	6,866,440	202,072	6,664,368	250,683	376,224	6,037,461	Fee Simple
Property	12.01	Brookfield	0.6%	1												Fee Simple
Property	12.02	Mayfair	0.6%	1												Fee Simple
Property	12.03	Southridge	0.5%	1												Fee Simple
Property	12.04	Bay Park	0.4%	1												Fee Simple
Property	12.05	Joliet	0.3%	1												Fee Simple
Property	12.06	West Acres	0.2%	1												Fee Simple
Loan	13	Antioch Crossings Shopping Center	2.3%	1	500,442	1,671,479	8.8%	8.3%	1,772,877	2,107,817	596,581	1,511,236	25,262	68,986	1,416,989	Fee Simple
Loan	14	DoubleTree McAllen	2.2%	1	7,271,629	2,962,644	21.6%	18.9%	9,254,285	10,964,319	7,407,396	3,556,923	438,573		3,118,350	Fee Simple
Loan	15	Sweetwater Square	2.0%	1	609,833	2,226,318	14.1%	12.8%	2,477,002	2,887,740	702,952	2,184,787	43,662	162,825	1,978,300	Leasehold	3/21/2038
Loan	16	Kensington Commons(26)	2.0%	1			7.8%	7.6%	1,021,284	1,464,970	301,771	1,163,199	8,500	19,872	1,134,827	Fee Simple
Loan	17	Dominion Ridge	2.0%	1			9.8%	9.3%	1,540,343	1,953,080	503,628	1,449,452	8,522	71,597	1,369,333	Fee Simple
Loan	18	Southeast Retail Portfolio	1.9%	8	488,349	1,538,188	10.3%	9.4%	1,698,480	1,954,270	487,636	1,466,634	11,132	106,496	1,349,005	Various
Property	18.01	Shops at Market Square	0.3%	1	91,957	241,953			306,285	365,075	91,782	273,293	1,849	19,607	251,838	Fee Simple
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1	89,317	316,849			300,600	360,316	86,027	274,289	1,800	18,899	253,590	Fee Simple
Property	18.03	Exotic Commercial	0.3%	1	106,627	250,768			280,272	325,941	102,214	223,727	1,363	17,124	205,240	Fee Simple
Property	18.04	Crossroads Starbucks	0.3%	1	34,333	220,658			239,587	234,617	43,057	191,561	1,322	14,256	175,982	Leasehold	12/20/2035
Property	18.05	Vero Beach Grand Oaks	0.2%	1	62,081	154,212			193,051	218,083	59,876	158,208	1,440	14,570	142,198	Fee Simple
Property	18.06	Lafayette Properties	0.2%	1	43,493	159,053			157,990	187,996	40,918	147,077	864	9,215	136,998	Fee Simple
Property	18.07	New Iberia LA Properties	0.1%	1	37,431	139,353			144,195	168,729	39,023	129,706	658	7,820	121,228	Fee Simple
Property	18.08	Slidell Properties	0.1%	1	23,112	55,342			76,500	93,512	24,739	68,773	1,836	5,006	61,931	Fee Simple
Loan	19	Wichita Falls MF Portfolio	1.7%	3	1,441,984	1,212,762	10.5%	9.2%	3,309,444	2,984,067	1,619,607	1,364,459	170,624		1,193,835	Fee Simple
Property	19.01	Colony Park	0.8%	1	613,076	547,680			1,458,317	1,308,016	718,523	589,493	79,152		510,341	Fee Simple
Property	19.02	Bentwood-Timberlane	0.7%	1	506,300	508,027			1,246,364	1,133,792	546,953	586,839	63,072		523,767	Fee Simple
Property	19.03	Park Place	0.2%	1	322,608	157,055			604,763	542,259	354,131	188,128	28,400		159,728	Fee Simple
Loan	20	Rancho Carmel Plaza	1.3%	1	301,807	640,258	8.8%	8.6%	928,882	1,180,469	339,947	840,522	7,605	19,598	813,319	Fee Simple
Loan	21	CW Investments - Charlottesville	1.2%	1	331,525	995,301	11.7%	11.6%	1,669,095	1,467,552	375,640	1,091,911	16,800		1,075,111	Fee Simple
Loan	22	Hyatt Place - Chester	1.2%	1	1,432,730	713,153	12.2%	10.9%	2,471,704	2,653,068	1,544,293	1,108,775	118,200		990,575	Fee Simple
Loan	23	Regency Plaza	1.2%	1	259,563	560,397	8.6%	8.3%	842,112	1,035,973	265,834	770,139	5,490	13,805	750,844	Fee Simple
Loan	24	Sunrise Town Center	1.1%	1	424,635	983,044	12.1%	11.5%	1,146,815	1,491,273	463,709	1,027,564	8,814	40,545	978,205	Fee Simple
Loan	25	Winter Haven	1.1%	1	456,564	556,879	9.0%	8.9%	1,209,375	1,193,078	466,415	726,662	11,900		714,762	Fee Simple
Loan	26	Whittier Self Storage	0.8%	1	426,292	516,680	10.6%	10.4%	1,121,955	1,107,491	471,482	636,009	10,507		625,502	Leasehold	6/3/2044
Loan	27	Waterchase Apartments	0.8%	1	530,076	545,353	9.9%	9.5%	1,189,776	1,208,634	625,162	583,472	20,505		562,967	Fee Simple
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	910,416	2,574,546	8.5%	8.2%	3,960,659	3,445,584	1,218,808	2,226,777	79,800		2,146,977	Fee Simple
Loan	29	Somerset Meadows MHC	0.7%	1	345,322	384,480	10.0%	9.8%	720,169	742,015	248,926	493,089	8,100		484,989	Fee Simple
Loan	30	Madrone Apartments	0.6%	1			8.6%	8.3%	661,170	693,539	303,760	389,779	10,500		379,279	Fee Simple
Loan	31	CW Investments - North Charlottesville	0.6%	1	197,570	457,272	12.2%	12.0%	868,297	774,398	236,147	538,252	9,611		528,640	Fee Simple
Loan	32	Lockport Square	0.6%	1			11.7%	9.9%	695,065	718,708	298,904	419,805	8,383	55,692	355,731	Fee Simple
Loan	33	CW Investments - Ocean City	0.5%	1	290,017	450,745	14.5%	14.2%	913,120	858,063	291,697	566,366	12,588		553,778	Fee Simple
Loan	34	A Storage Place - Redlands	0.5%	1	250,617	347,384	11.0%	10.6%	727,238	661,188	254,717	406,471	13,361		393,110	Fee Simple
Loan	35	26-28-30 Commerce Drive	0.5%	1	89,479	355,198	9.1%	8.4%	373,008	418,920	84,717	334,203	8,613	15,090	310,500	Fee Simple
Loan	36	Gateway Medical Plaza	0.4%	1	101,641	232,684	9.7%	8.7%	377,324	499,270	179,257	320,013	6,496	24,550	288,966	Fee Simple
Loan	37	Rite Aid - Carlisle	0.4%	1			11.1%	10.6%	381,762	409,316	48,353	360,963	2,763	13,030	345,170	Fee Simple
Loan	38	A Storage Place - Indio II	0.4%	1	245,952	276,775	10.9%	10.6%	756,852	574,413	257,470	316,943	10,841		306,101	Fee Simple
Loan	39	CW Investments - Dumfries	0.3%	1	217,701	395,118	15.7%	15.5%	714,167	643,344	249,885	393,459	6,937		386,522	Fee Simple
Loan	40	CW Investments - Warrenton	0.3%	1	188,650	461,264	19.2%	18.8%	868,534	710,427	230,607	479,819	11,003		468,817	Fee Simple
Loan	41	Michigan Self Storage Portfolio	0.3%	2	262,692	180,262	15.2%	14.4%	641,790	555,608	257,892	297,716	16,039		281,677	Fee Simple
Property	41.01	Cedar Springs	0.1%	1	145,581	120,855			364,894	321,967	136,608	185,358	8,083		177,275	Fee Simple
Property	41.02	Sparta	0.1%	1	117,112	59,408			276,896	233,641	121,284	112,358	7,956		104,402	Fee Simple
Loan	42	StorQuest - Loma Linda	0.2%	1	139,740	149,917	9.5%	9.2%	409,608	325,989	156,014	169,975	5,776		164,199	Fee Simple

A-I-5

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	# of	Ground Lease			Lease			Lease			Lease
Flag	ID	Property Name	Balance	Properties	Extension Terms(12)	Largest Tenant(13)(14)(15)(16)	SF	Expiration	2nd Largest Tenant(14)	SF	Expiration	3rd Largest Tenant(14)(15)(17)	SF	Expiration
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1		Massachusetts General Hospital	354,594	5/4/2029	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	261 Fifth Avenue(23)	9.2%	1		Dan Klores Communication	38,877	1/31/2022	Next Jump Inc	38,346	11/30/2017	Mistdoda Capital LLC	38,271	10/31/2017
Loan	3	Westin Hotel at the Domain	9.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	The Panoramic(25)	6.9%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	The Mall of New Hampshire(23)	6.6%	1	None; 12, 5 year options	Best Buy	42,037	1/31/2024	Old Navy	18,678	5/31/2020	A.C. Moore	18,479	9/16/2016
Loan	6	651 Brannan Street	5.9%	1		Pinterest	101,304	5/31/2022	Independent Television Service (ITVS)	17,800	11/30/2016	XO Communications	15,950	11/3/2018
Loan	7	200 Helen Street(24)	5.5%	1		Jordache, Inc.	579,000	6/30/2030	Baker’s Express	80,160	MTM	Prevost Car, Inc.	60,000	7/31/2024
Loan	8	Holiday Inn JFK	4.6%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Pond’s Edge	3.8%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1		Preferred Freezer Services	331,960	5/31/2041	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Fountains at Andover(25)	2.9%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	WPC Department Store Portfolio(23)	2.7%	6
Property	12.01	Brookfield	0.6%	1		MCRIL, LLC	211,253	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.02	Mayfair	0.6%	1		MCRIL, LLC	206,681	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.03	Southridge	0.5%	1		MCRIL, LLC	217,434	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.04	Bay Park	0.4%	1		MCRIL, LLC	132,195	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.05	Joliet	0.3%	1		MCRIL, LLC	126,365	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Property	12.06	West Acres	0.2%	1		MCRIL, LLC	108,803	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Antioch Crossings Shopping Center	2.3%	1		Safeway	52,811	11/30/2020	Rite Aid	31,472	2/1/2021	Dollar Tree	9,152	1/31/2021
Loan	14	DoubleTree McAllen	2.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Sweetwater Square	2.0%	1	2, 10 year options	El Super	56,802	7/31/2025	Rachas, Inc. dba CHUZE	19,788	11/30/2021	Peter Piper	12,120	6/30/2018
Loan	16	Kensington Commons(26)	2.0%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Dominion Ridge	2.0%	1		werkplaats elite business suite	8,038	8/31/2019	Salons by JC	8,000	4/30/2025	Aldaco’s Mexican Cuisine	7,534	5/31/2024
Loan	18	Southeast Retail Portfolio	1.9%	8
Property	18.01	Shops at Market Square	0.3%	1		Embarq Florida Inc., dba CenturyLink	3,080	6/30/2016	Starbucks	1,925	8/31/2016	Menchie’s Yogurt	1,630	6/14/2023
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1		Verizon	3,700	5/31/2017	Vitamin Shoppe	3,500	7/25/2017	Starbucks	1,800	6/29/2017
Property	18.03	Exotic Commercial	0.3%	1		Verizon	4,439	6/3/2018	JMJ Trans Inc	2,350	5/31/2018	NAP	NAP	NAP
Property	18.04	Crossroads Starbucks	0.3%	1	1, 25 year option	Mattress Direct	4,796	2/27/2020	Starbucks	1,816	1/25/2018	NAP	NAP	NAP
Property	18.05	Vero Beach Grand Oaks	0.2%	1		AT&T	3,200	9/30/2016	Mattress1One	2,460	5/31/2016	EB Games	1,540	9/30/2016
Property	18.06	Lafayette Properties	0.2%	1		T-Mobile	2,500	6/30/2017	Starbucks	1,822	6/30/2017	NAP	NAP	NAP
Property	18.07	New Iberia LA Properties	0.1%	1		Starbucks	2,000	2/28/2018	Ace Check Cashing	1,288	8/31/2020	NAP	NAP	NAP
Property	18.08	Slidell Properties	0.1%	1		Family Dollar	9,180	6/30/2022	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Wichita Falls MF Portfolio	1.7%	3
Property	19.01	Colony Park	0.8%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.02	Bentwood-Timberlane	0.7%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.03	Park Place	0.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Rancho Carmel Plaza	1.3%	1		Oggi’s Pizza & Brewing Co.	5,090	8/31/2020	ERA Eagle Estates	2,957	10/31/2019	SalonCentric Beauty Wholesale	2,708	10/31/2016
Loan	21	CW Investments - Charlottesville	1.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Hyatt Place - Chester	1.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Regency Plaza	1.2%	1		Lamps Plus Inc.	13,250	1/31/2017	9 Game Zone	6,928	4/30/2019	TieZhu Yao	4,744	6/30/2020
Loan	24	Sunrise Town Center	1.1%	1		Nijiya Market - Jinon Corp.	11,700	8/31/2022	Sunrise Supper Buffet	6,800	4/30/2024	Coast Dental Services, LLC	4,032	1/31/2025
Loan	25	Winter Haven	1.1%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Whittier Self Storage	0.8%	1	1, 10 year option	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Waterchase Apartments	0.8%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Somerset Meadows MHC	0.7%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Madrone Apartments	0.6%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	CW Investments - North Charlottesville	0.6%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Lockport Square	0.6%	1		Dollar Tree	11,500	1/31/2018	Early Childhood Education	5,049	4/30/2020	Wings Etc.	4,500	5/31/2025
Loan	33	CW Investments - Ocean City	0.5%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	A Storage Place - Redlands	0.5%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	26-28-30 Commerce Drive	0.5%	1		Scotts Lawn Service	20,020	12/31/2017	Applied Laser	20,000	1/1/2018	Adam Equipment	11,597	1/1/2016
Loan	36	Gateway Medical Plaza	0.4%	1		Gateway Radiology	8,094	4/1/2023	Advent Orthopaedics	5,000	1/31/2030	Advent Clinical Research	4,700	1/31/2030
Loan	37	Rite Aid - Carlisle	0.4%	1		Rite Aid Carlisle	13,813	10/11/2025	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	A Storage Place - Indio II	0.4%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	CW Investments - Dumfries	0.3%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	CW Investments - Warrenton	0.3%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Michigan Self Storage Portfolio	0.3%	2
Property	41.01	Cedar Springs	0.1%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	41.02	Sparta	0.1%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	StorQuest - Loma Linda	0.2%	1		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-I-6

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of										Upfront
Property			Initial Pool	# of			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	Properties	4th Largest Tenant(14)(15)(16)(17)	SF	Expiration	5th Largest Tenant(14)(17)	SF	Expiration	Occupancy (4)	As-of Date	Reserves($)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Loan	2	261 Fifth Avenue(23)	9.2%	1	Richloom Fabrics Group	28,885	12/31/2017	Tumi Inc	19,492	12/31/2022	99.7%	7/31/2015
Loan	3	Westin Hotel at the Domain	9.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	6/30/2015
Loan	4	The Panoramic(25)	6.9%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/26/2015	1,356,263
Loan	5	The Mall of New Hampshire(23)	6.6%	1	The Gap	17,781	1/31/2016	Olympia Sports	13,130	1/31/2016	95.5%	6/3/2015
Loan	6	651 Brannan Street	5.9%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	8/5/2015
Loan	7	200 Helen Street(24)	5.5%	1	Jimmy’s Trucking	46,990	8/17/2017	GW Labs	12,500	4/30/2019	98.4%	7/1/2015
Loan	8	Holiday Inn JFK	4.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	83.1%	6/30/2015
Loan	9	Pond’s Edge	3.8%	1	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	6/30/2015
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Loan	11	Fountains at Andover(25)	2.9%	1	NAP	NAP	NAP	NAP	NAP	NAP	96.5%	8/18/2015
Loan	12	WPC Department Store Portfolio(23)	2.7%	6							100.0%	9/6/2015
Property	12.01	Brookfield	0.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Property	12.02	Mayfair	0.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Property	12.03	Southridge	0.5%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Property	12.04	Bay Park	0.4%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Property	12.05	Joliet	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Property	12.06	West Acres	0.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Loan	13	Antioch Crossings Shopping Center	2.3%	1	Safeway Gas	5,641	11/30/2020	Dad’s Café	3,200	10/31/2020	96.3%	8/19/2015	127,752
Loan	14	DoubleTree McAllen	2.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	87.3%	6/30/2015
Loan	15	Sweetwater Square	2.0%	1	China Super Buffet	6,700	5/31/2018	Kang Ho Kim & Benja	4,391	1/31/2018	99.8%	8/1/2015
Loan	16	Kensington Commons(26)	2.0%	1	NAP	NAP	NAP	NAP	NAP	NAP	97.1%	7/14/2015
Loan	17	Dominion Ridge	2.0%	1	Di Frabo Ristorante	5,144	7/31/2020	Silo Elevated Cuisine	4,015	10/31/2024	95.5%	6/19/2015
Loan	18	Southeast Retail Portfolio	1.9%	8							100.0%	Various
Property	18.01	Shops at Market Square	0.3%	1	SuperCuts	1,350	12/31/2018	Nail Spa	1,260	10/30/2019	100.0%	6/30/2015
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/30/2015
Property	18.03	Exotic Commercial	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	7/31/2015
Property	18.04	Crossroads Starbucks	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	7/31/2015
Property	18.05	Vero Beach Grand Oaks	0.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	6/30/2015
Property	18.06	Lafayette Properties	0.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	7/31/2015
Property	18.07	New Iberia LA Properties	0.1%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	7/31/2015
Property	18.08	Slidell Properties	0.1%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Loan	19	Wichita Falls MF Portfolio	1.7%	3							83.0%	7/22/2015
Property	19.01	Colony Park	0.8%	1	NAP	NAP	NAP	NAP	NAP	NAP	85.3%	7/22/2015
Property	19.02	Bentwood-Timberlane	0.7%	1	NAP	NAP	NAP	NAP	NAP	NAP	81.9%	7/22/2015
Property	19.03	Park Place	0.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	79.0%	7/22/2015
Loan	20	Rancho Carmel Plaza	1.3%	1	We Rock the Spectrum	2,493	6/30/2020	USE Credit Union	2,233	6/30/2020	96.0%	8/5/2015
Loan	21	CW Investments - Charlottesville	1.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	92.9%	8/18/2015
Loan	22	Hyatt Place - Chester	1.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	67.7%	5/31/2015
Loan	23	Regency Plaza	1.2%	1	Futon Shop	4,000	7/31/2016	Chef Choy	3,670	2/28/2019	94.8%	8/25/2015
Loan	24	Sunrise Town Center	1.1%	1	Mignon Pho & Grill Vietnamese	3,417	6/30/2024	Thai Sakura Inc.	3,120	8/31/2016	92.7%	6/30/2015	48,476
Loan	25	Winter Haven	1.1%	1	NAP	NAP	NAP	NAP	NAP	NAP	94.1%	6/18/2015
Loan	26	Whittier Self Storage	0.8%	1	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	6/30/2015
Loan	27	Waterchase Apartments	0.8%	1	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	7/11/2015
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	NAP	NAP	NAP	NAP	NAP	NAP	80.0%	6/30/2015
Loan	29	Somerset Meadows MHC	0.7%	1	NAP	NAP	NAP	NAP	NAP	NAP	95.7%	5/1/2015
Loan	30	Madrone Apartments	0.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	7/1/2015
Loan	31	CW Investments - North Charlottesville	0.6%	1	NAP	NAP	NAP	NAP	NAP	NAP	89.5%	8/18/2015
Loan	32	Lockport Square	0.6%	1	Sherwin Williams	4,000	7/31/2018	Dentist	2,270	11/14/2025	82.7%	7/1/2015
Loan	33	CW Investments - Ocean City	0.5%	1	NAP	NAP	NAP	NAP	NAP	NAP	97.1%	8/18/2015
Loan	34	A Storage Place - Redlands	0.5%	1	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	7/8/2015
Loan	35	26-28-30 Commerce Drive	0.5%	1	CS Clean Systems	5,800	7/1/2017	NAP	NAP	NAP	100.0%	5/26/2015	390,000
Loan	36	Gateway Medical Plaza	0.4%	1	Life in Motion Physical Therapy	3,161	10/31/2020	NAP	NAP	NAP	100.0%	7/31/2015
Loan	37	Rite Aid - Carlisle	0.4%	1	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	9/6/2015
Loan	38	A Storage Place - Indio II	0.4%	1	NAP	NAP	NAP	NAP	NAP	NAP	81.9%	7/8/2015
Loan	39	CW Investments - Dumfries	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	91.0%	8/18/2015
Loan	40	CW Investments - Warrenton	0.3%	1	NAP	NAP	NAP	NAP	NAP	NAP	82.3%	8/18/2015
Loan	41	Michigan Self Storage Portfolio	0.3%	2							81.3%	7/29/2015
Property	41.01	Cedar Springs	0.1%	1	NAP	NAP	NAP	NAP	NAP	NAP	83.0%	7/29/2015
Property	41.02	Sparta	0.1%	1	NAP	NAP	NAP	NAP	NAP	NAP	78.6%	7/29/2015
Loan	42	StorQuest - Loma Linda	0.2%	1	NAP	NAP	NAP	NAP	NAP	NAP	81.3%	5/31/2015	25,000

A-I-7

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Monthly
Property			Initial Pool	# of	Replacement
Flag	ID	Property Name	Balance	Properties	Reserves ($)(18)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	Springing
Loan	2	261 Fifth Avenue(23)	9.2%	1	9,206
Loan	3	Westin Hotel at the Domain	9.2%	1	Springing
Loan	4	The Panoramic(25)	6.9%	1	Springing
Loan	5	The Mall of New Hampshire(23)	6.6%	1	Springing
Loan	6	651 Brannan Street	5.9%	1	2,814
Loan	7	200 Helen Street(24)	5.5%	1	6,593
Loan	8	Holiday Inn JFK	4.6%	1	The greater of (a) 1/12 of 4% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement
Loan	9	Pond’s Edge	3.8%	1	5,500
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	Springing
Loan	11	Fountains at Andover(25)	2.9%	1	6,625
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	Springing
Property	12.01	Brookfield	0.6%	1
Property	12.02	Mayfair	0.6%	1
Property	12.03	Southridge	0.5%	1
Property	12.04	Bay Park	0.4%	1
Property	12.05	Joliet	0.3%	1
Property	12.06	West Acres	0.2%	1
Loan	13	Antioch Crossings Shopping Center	2.3%	1	2,105
Loan	14	DoubleTree McAllen	2.2%	1	With respect to any Monthly Payment Date on or prior to 9/6/2017, the greater of (a) 1/12 of 3% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement, and for each Monthly Payment Date after 9/6/2017, the greater of (a) 1/12 of 4% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement
Loan	15	Sweetwater Square	2.0%	1	Springing
Loan	16	Kensington Commons(26)	2.0%	1	779
Loan	17	Dominion Ridge	2.0%	1	710
Loan	18	Southeast Retail Portfolio	1.9%	8	928
Property	18.01	Shops at Market Square	0.3%	1
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1
Property	18.03	Exotic Commercial	0.3%	1
Property	18.04	Crossroads Starbucks	0.3%	1
Property	18.05	Vero Beach Grand Oaks	0.2%	1
Property	18.06	Lafayette Properties	0.2%	1
Property	18.07	New Iberia LA Properties	0.1%	1
Property	18.08	Slidell Properties	0.1%	1
Loan	19	Wichita Falls MF Portfolio	1.7%	3	14,219
Property	19.01	Colony Park	0.8%	1
Property	19.02	Bentwood-Timberlane	0.7%	1
Property	19.03	Park Place	0.2%	1
Loan	20	Rancho Carmel Plaza	1.3%	1	887
Loan	21	CW Investments - Charlottesville	1.2%	1	1,400
Loan	22	Hyatt Place - Chester	1.2%	1	The greater of (a) 1/12 of 4% of Gross Income from Operations and (b) the aggregate amount if any required to be reserved under the Management Agreement and Franchise Agreement
Loan	23	Regency Plaza	1.2%	1	457
Loan	24	Sunrise Town Center	1.1%	1	734
Loan	25	Winter Haven	1.1%	1	992
Loan	26	Whittier Self Storage	0.8%	1	875
Loan	27	Waterchase Apartments	0.8%	1	2,458
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	6,650
Loan	29	Somerset Meadows MHC	0.7%	1	675
Loan	30	Madrone Apartments	0.6%	1	1,050
Loan	31	CW Investments - North Charlottesville	0.6%	1	801
Loan	32	Lockport Square	0.6%	1	524
Loan	33	CW Investments - Ocean City	0.5%	1	1,049
Loan	34	A Storage Place - Redlands	0.5%	1	Springing
Loan	35	26-28-30 Commerce Drive	0.5%	1	718
Loan	36	Gateway Medical Plaza	0.4%	1	541
Loan	37	Rite Aid - Carlisle	0.4%	1	Springing
Loan	38	A Storage Place - Indio II	0.4%	1	Springing
Loan	39	CW Investments - Dumfries	0.3%	1	578
Loan	40	CW Investments - Warrenton	0.3%	1	917
Loan	41	Michigan Self Storage Portfolio	0.3%	2	1,109
Property	41.01	Cedar Springs	0.1%	1
Property	41.02	Sparta	0.1%	1
Loan	42	StorQuest - Loma Linda	0.2%	1	Springing

A-I-8

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly
Property			Initial Pool	# of	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other
Flag	ID	Property Name	Balance	Properties	Reserves ($)	Reserves ($)(18)(19)	Reserves ($)	Reserves ($)	Reserves($)	Reserves ($)	Reserve($)	Reserves ($)(20)	Reserve(16)
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1		Springing	284,052	270,526	16,531	Springing			Springing
Loan	2	261 Fifth Avenue(23)	9.2%	1		Springing	1,051,424	350,475	0	Springing		457,936
Loan	3	Westin Hotel at the Domain	9.2%	1				Springing		Springing
Loan	4	The Panoramic(25)	6.9%	1		125	31,770	4,814	24,140	Springing		420,000	Springing
Loan	5	The Mall of New Hampshire(23)	6.6%	1		Springing		Springing		Springing
Loan	6	651 Brannan Street	5.9%	1		39,391	65,000	10,833	39,231	5,162		3,891,089	Springing
Loan	7	200 Helen Street(24)	5.5%	1		3,536	380,394	57,635	16,965	3,029	19,875		Springing
Loan	8	Holiday Inn JFK	4.6%	1			79,125	21,979	8,928	3,434	2,150	276,094	Springing
Loan	9	Pond’s Edge	3.8%	1				21,483	60,823	10,861	4,375
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1		Springing		Springing		Springing		939,043	Springing
Loan	11	Fountains at Andover(25)	2.9%	1			188,961	20,996		Springing	99,375
Loan	12	WPC Department Store Portfolio(23)	2.7%	6		Springing		Springing		Springing	512,738
Property	12.01	Brookfield	0.6%	1
Property	12.02	Mayfair	0.6%	1
Property	12.03	Southridge	0.5%	1
Property	12.04	Bay Park	0.4%	1
Property	12.05	Joliet	0.3%	1
Property	12.06	West Acres	0.2%	1
Loan	13	Antioch Crossings Shopping Center	2.3%	1	100,000	6,250	145,008	21,971	8,310	1,484	29,688		Springing
Loan	14	DoubleTree McAllen	2.2%	1			282,969	29,476	168,150	14,496	25,875	2,221,348	Springing
Loan	15	Sweetwater Square	2.0%	1		Springing	137,294	20,802	19,539	1,684	16,875	5,167	Springing
Loan	16	Kensington Commons(26)	2.0%	1			43,161	4,796	12,646	1,054		708,032
Loan	17	Dominion Ridge	2.0%	1	540,108	4,743	144,990	18,124	12,786	1,487
Loan	18	Southeast Retail Portfolio	1.9%	8		1,160	100,516	13,226		Springing		41,585	Springing
Property	18.01	Shops at Market Square	0.3%	1
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1
Property	18.03	Exotic Commercial	0.3%	1
Property	18.04	Crossroads Starbucks	0.3%	1
Property	18.05	Vero Beach Grand Oaks	0.2%	1
Property	18.06	Lafayette Properties	0.2%	1
Property	18.07	New Iberia LA Properties	0.1%	1
Property	18.08	Slidell Properties	0.1%	1
Loan	19	Wichita Falls MF Portfolio	1.7%	3			159,189	16,582	139,917	23,319	404,674
Property	19.01	Colony Park	0.8%	1
Property	19.02	Bentwood-Timberlane	0.7%	1
Property	19.03	Park Place	0.2%	1
Loan	20	Rancho Carmel Plaza	1.3%	1	91,193	1,268	53,338	8,890		Springing		38,373
Loan	21	CW Investments - Charlottesville	1.2%	1			26,209	6,552		Springing
Loan	22	Hyatt Place - Chester	1.2%	1			11,220	4,315	22,326	2,326	2,531	7,500
Loan	23	Regency Plaza	1.2%	1		3,050	42,089	9,150	16,176	2,696	60,750	270,000	Springing
Loan	24	Sunrise Town Center	1.1%	1	100,000	3,672	29,048	7,262	18,163	1,714	41,384	30,240	Springing
Loan	25	Winter Haven	1.1%	1			83,199	7,849	26,222	2,441
Loan	26	Whittier Self Storage	0.8%	1			43,666	6,238		Springing
Loan	27	Waterchase Apartments	0.8%	1			92,970	11,621		Springing
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1			208,534	18,958		Springing	286,837
Loan	29	Somerset Meadows MHC	0.7%	1			12,173	2,435	1,267	633
Loan	30	Madrone Apartments	0.6%	1			26,913	6,728	1,422	711	66,563
Loan	31	CW Investments - North Charlottesville	0.6%	1			12,659	3,165		Springing
Loan	32	Lockport Square	0.6%	1		3,493	8,560	14,267	6,456	2,483		905,850	Springing
Loan	33	CW Investments - Ocean City	0.5%	1			6,733	4,208		Springing
Loan	34	A Storage Place - Redlands	0.5%	1			46,611	4,855		Springing
Loan	35	26-28-30 Commerce Drive	0.5%	1		1,196		Springing		Springing			Springing
Loan	36	Gateway Medical Plaza	0.4%	1		2,183	13,088	1,983	8,056	3,099	7,500	12,649	Springing
Loan	37	Rite Aid - Carlisle	0.4%	1		Springing		Springing	1,649	634			Springing
Loan	38	A Storage Place - Indio II	0.4%	1			31,833	3,316		Springing	7,500
Loan	39	CW Investments - Dumfries	0.3%	1			25,352	6,338		Springing
Loan	40	CW Investments - Warrenton	0.3%	1			9,720	2,430		Springing	17,188
Loan	41	Michigan Self Storage Portfolio	0.3%	2			11,093	4,267	5,421	968	969
Property	41.01	Cedar Springs	0.1%	1
Property	41.02	Sparta	0.1%	1
Loan	42	StorQuest - Loma Linda	0.2%	1			3,928	1,309		Springing	147,650

A-I-9

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other	Environmental
Property			Initial Pool	# of	Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Properties	Description	Date(21)(22)	Report Date	Purpose
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	Major Tenant Funds	6/16/2015	6/12/2015	Refinance
Loan	2	261 Fifth Avenue(23)	9.2%	1	Free rent reserve	6/13/2015	7/14/2015	Refinance
Loan	3	Westin Hotel at the Domain	9.2%	1		7/21/2015	7/21/2015	Refinance
Loan	4	The Panoramic(25)	6.9%	1	Tenant Obligation Funds (Upfront: $420,000); Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	7/8/2015	7/8/2015	Refinance
Loan	5	The Mall of New Hampshire(23)	6.6%	1		6/8/2015	6/8/2015	Refinance
Loan	6	651 Brannan Street	5.9%	1	Pinterest TI Allowance Funds (Upfront: $3,391,089); Pinterest Required Work Funds (Upfront:$500,000); Specified Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	6/26/2015	6/26/2015	Refinance
Loan	7	200 Helen Street(24)	5.5%	1	Major Tenant TI/LC Funds: (Springing Monthly: Excess Cash Flow); Baker’s Express Rollover Funds (Springing Monthly: Excess Cash Flow)	5/29/2015	6/9/2015	Refinance
Loan	8	Holiday Inn JFK	4.6%	1	Lien Reserve (Upfront: $276,094); PIP Funds (Springing Monthly: Excess Cash Flow)	3/10/2015	3/10/2015	Refinance
Loan	9	Pond’s Edge	3.8%	1		6/29/2015	6/29/2015	Refinance
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	Free Rent Reserve (Upfront: $939,043); Major Tenant Renewal Funds (Springing Monthly: Excess Cash Flow)	3/26/2015	8/18/2015	Refinance
Loan	11	Fountains at Andover(25)	2.9%	1		5/21/2015	5/22/2015	Refinance
Loan	12	WPC Department Store Portfolio(23)	2.7%	6				Acquisition
Property	12.01	Brookfield	0.6%	1		3/16/2015	4/29/2015
Property	12.02	Mayfair	0.6%	1		3/16/2015	4/29/2015
Property	12.03	Southridge	0.5%	1		3/16/2015	4/29/2015
Property	12.04	Bay Park	0.4%	1		3/16/2015	4/29/2015
Property	12.05	Joliet	0.3%	1		3/16/2015	6/17/2015
Property	12.06	West Acres	0.2%	1		3/16/2015	4/28/2015
Loan	13	Antioch Crossings Shopping Center	2.3%	1	Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	7/7/2015	7/7/2015	Refinance
Loan	14	DoubleTree McAllen	2.2%	1	PIP Reserve Funds (Upfront:$2,221,348; Springing Monthly: Excess Cash Flow)	7/1/2015	7/1/2015	Refinance
Loan	15	Sweetwater Square	2.0%	1	Ground Rent Funds (Upfront: $5,167; Springing Monthly: Ground Rent Deposit); Major Tenant Funds (Springing Monthly: Excess Cash Flow)	7/14/2015	7/14/2015	Refinance
Loan	16	Kensington Commons(26)	2.0%	1	Vacant Space Holdback ($650,000); Landlord Obligation Reserve ($58,032)	7/21/2015	7/22/2015	Refinance
Loan	17	Dominion Ridge	2.0%	1		4/20/2015	4/20/2015	Refinance
Loan	18	Southeast Retail Portfolio	1.9%	8	Ground Rent Funds (Upfront: $41,585); Low DSCR Reserve Funds (Monthly Springing: Low DSCR Reserve Funds)			Refinance
Property	18.01	Shops at Market Square	0.3%	1		5/28/2015	5/25/2015
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1		5/28/2015	5/20/2015
Property	18.03	Exotic Commercial	0.3%	1		5/28/2015	5/25/2015
Property	18.04	Crossroads Starbucks	0.3%	1		5/28/2015	5/28/2015
Property	18.05	Vero Beach Grand Oaks	0.2%	1		5/28/2015	5/20/2015
Property	18.06	Lafayette Properties	0.2%	1		5/28/2015	5/25/2015
Property	18.07	New Iberia LA Properties	0.1%	1		5/28/2015	5/25/2015
Property	18.08	Slidell Properties	0.1%	1		5/28/2015	5/28/2015
Loan	19	Wichita Falls MF Portfolio	1.7%	3				Refinance
Property	19.01	Colony Park	0.8%	1		7/6/2015	7/3/2015
Property	19.02	Bentwood-Timberlane	0.7%	1		7/6/2015	7/3/2015
Property	19.03	Park Place	0.2%	1		7/6/2015	7/5/2015
Loan	20	Rancho Carmel Plaza	1.3%	1	Huntington Rent Reserve ($21,202); We Rock Rent Reserve ($17,171)	6/12/2015	6/12/2015	Acquisition
Loan	21	CW Investments - Charlottesville	1.2%	1		7/17/2015	7/17/2015	Refinance
Loan	22	Hyatt Place - Chester	1.2%	1	Comfort Letter Transfer Funds	5/13/2015	5/13/2015	Refinance
Loan	23	Regency Plaza	1.2%	1	Lamp Plus Reserve Funds (Upfront: $250,000); Unfunded Tenant Obligations Reserve Funds (Upfront: $20,000); Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)	7/7/2015	7/7/2015	Refinance
Loan	24	Sunrise Town Center	1.1%	1	Unfunded Obligations (Upfront: $30,240); Major Tenant Funds: (Springing Monthly: Excess Cash Flow)	6/15/2015	6/12/2015	Refinance
Loan	25	Winter Haven	1.1%	1		7/7/2015	7/7/2015	Refinance
Loan	26	Whittier Self Storage	0.8%	1		1/12/2015	1/8/2015	Refinance
Loan	27	Waterchase Apartments	0.8%	1		7/10/2015	7/10/2015	Refinance
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1		9/16/2014	9/9/2014	Acquisition
Loan	29	Somerset Meadows MHC	0.7%	1		5/21/2015	5/22/2015	Acquisition
Loan	30	Madrone Apartments	0.6%	1		6/12/2015	6/12/2015	Acquisition
Loan	31	CW Investments - North Charlottesville	0.6%	1		7/17/2015	7/17/2015	Refinance
Loan	32	Lockport Square	0.6%	1	Earnout Reserve (Upfront: $700,000); Unfunded Tenant Obligations (Upfront: $205,850); Specified Tenant Rollover (Springing Monthly: Excess Cash Flow)	6/15/2015	6/17/2015	Refinance
Loan	33	CW Investments - Ocean City	0.5%	1		7/17/2015	7/17/2015	Refinance
Loan	34	A Storage Place - Redlands	0.5%	1		6/22/2015	6/23/2015	Refinance
Loan	35	26-28-30 Commerce Drive	0.5%	1	Major Tenant Funds	6/23/2015	6/23/2015	Refinance
Loan	36	Gateway Medical Plaza	0.4%	1	Unfunded Tenant Obligations Reserve (Upfront: $12,649); Specified Tenant Rollover Funds: (Springing Monthly: Excess Cash Flow)	4/24/2015	4/20/2015	Refinance
Loan	37	Rite Aid - Carlisle	0.4%	1	Major Tenant Funds	6/26/2015	6/26/2015	Acquisition
Loan	38	A Storage Place - Indio II	0.4%	1		6/22/2015	6/23/2015	Refinance
Loan	39	CW Investments - Dumfries	0.3%	1		7/12/2015	7/17/2015	Refinance
Loan	40	CW Investments - Warrenton	0.3%	1		7/10/2015	7/17/2015	Refinance
Loan	41	Michigan Self Storage Portfolio	0.3%	2				Refinance
Property	41.01	Cedar Springs	0.1%	1		6/11/2015	6/11/2015
Property	41.02	Sparta	0.1%	1		6/11/2015	6/11/2015
Loan	42	StorQuest - Loma Linda	0.2%	1		5/26/2015	6/30/2015	Acquisition

A-I-10

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	# of
Flag	ID	Property Name	Balance	Properties	Sponsor	Guarantor
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	Jonathan G. Davis; Paul R. Marcus	Jonathan G. Davis; Paul R. Marcus
Loan	2	261 Fifth Avenue(23)	9.2%	1	Jeffrey Feil; Lloyd Goldman	Jeffrey Feil; Lloyd Goldman
Loan	3	Westin Hotel at the Domain	9.2%	1	Simon Property Group, L.P.; White Lodging Services Corporation	Simon Property Group, L.P.; White Lodging Services Corporation
Loan	4	The Panoramic(25)	6.9%	1	Patrick C. Kennedy; The Patrick and Julie Kennedy Revocable Trust	Patrick C. Kennedy; The Patrick and Julie Kennedy Revocable Trust
Loan	5	The Mall of New Hampshire(23)	6.6%	1	Mayflower Realty LLC	Mayflower Realty LLC
Loan	6	651 Brannan Street	5.9%	1	Inja Kim Wang; Jung T. Wang Family Trust	Inja Kim Wang; Jung T. Wang Family Trust
Loan	7	200 Helen Street(24)	5.5%	1	Joseph C. Nakash	Joseph C. Nakash
Loan	8	Holiday Inn JFK	4.6%	1	Sam Chang	Sam Chang
Loan	9	Pond’s Edge	3.8%	1	Alexandra H. Vadas; John Hynansky	Alexandra H. Vadas; John Hynansky
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1	Gary Edwards	Gary Edwards
Loan	11	Fountains at Andover(25)	2.9%	1	John D. Blanchard; Samuel L. Miller	John D. Blanchard; Samuel L. Miller
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	Corporate Property Associates 17 - Global Incorporated	Corporate Property Associates 17 - Global Incorporated
Property	12.01	Brookfield	0.6%	1
Property	12.02	Mayfair	0.6%	1
Property	12.03	Southridge	0.5%	1
Property	12.04	Bay Park	0.4%	1
Property	12.05	Joliet	0.3%	1
Property	12.06	West Acres	0.2%	1
Loan	13	Antioch Crossings Shopping Center	2.3%	1	CNA Enterprises, Inc. ; Yehochai Schneider	CNA Enterprises, Inc. ; Yehochai Schneider
Loan	14	DoubleTree McAllen	2.2%	1	1998 Greenstein Family Trust; Gregory R. Greenstein; Joseph J. Amoroso Family Trust; Joseph J. Amoroso	1998 Greenstein Family Trust; Gregory R. Greenstein; Joseph J. Amoroso Family Trust; Joseph J. Amoroso
Loan	15	Sweetwater Square	2.0%	1	Frank M. Goldberg	Sea Financial III, LLC; SJS, LLC; Frank M. Goldberg
Loan	16	Kensington Commons(26)	2.0%	1	Terrace Partners	Allard Jansen; Hannah Devine; Richard Vann; Salomon Gorshstein
Loan	17	Dominion Ridge	2.0%	1	Herbert David Weitzman	Herbert David Weitzman
Loan	18	Southeast Retail Portfolio	1.9%	8	Richard Rosenfield	Richard Rosenfield
Property	18.01	Shops at Market Square	0.3%	1
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1
Property	18.03	Exotic Commercial	0.3%	1
Property	18.04	Crossroads Starbucks	0.3%	1
Property	18.05	Vero Beach Grand Oaks	0.2%	1
Property	18.06	Lafayette Properties	0.2%	1
Property	18.07	New Iberia LA Properties	0.1%	1
Property	18.08	Slidell Properties	0.1%	1
Loan	19	Wichita Falls MF Portfolio	1.7%	3	Vinod K. Gupta; Chanresh Gupta	Vinod K. Gupta; Chanresh Gupta
Property	19.01	Colony Park	0.8%	1
Property	19.02	Bentwood-Timberlane	0.7%	1
Property	19.03	Park Place	0.2%	1
Loan	20	Rancho Carmel Plaza	1.3%	1	Alex Frank Zikakis	The Zikakis Family Trust, U/T/D December 6, 2000
Loan	21	CW Investments - Charlottesville	1.2%	1	Charles K. Chandler; Henry M. Walker, Jr.	Charles K. Chandler; Henry M. Walker, Jr.
Loan	22	Hyatt Place - Chester	1.2%	1	Bharat R. Patel; Rajesh D. Patel; Girish T. Patel	Bharat R. Patel; Rajesh D. Patel; Girish T. Patel
Loan	23	Regency Plaza	1.2%	1	John F. Tsern	John F. Tsern
Loan	24	Sunrise Town Center	1.1%	1	Moon Hyuk Bae; Bon Hee Bae	Moon Hyuk Bae; Bon Hee Bae
Loan	25	Winter Haven	1.1%	1	Thomas Purther; Scott Jacobson; David Rubin	Thomas Purther; Scott Jacobson; David Rubin
Loan	26	Whittier Self Storage	0.8%	1	Michael Rolfes; Barry Adnams	Michael Rolfes; Barry Adnams
Loan	27	Waterchase Apartments	0.8%	1	Robert Martinez	Robert Martinez
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	SOF-X U.S. Holdings, L.P.	SOF-X U.S. Holdings, L.P.
Loan	29	Somerset Meadows MHC	0.7%	1	Meritus Communities, LLC	Carl de Rozario; Charles C. Hibben; Jeffrey S. Davidson
Loan	30	Madrone Apartments	0.6%	1	Cliff Damavandi	Cliff Damavandi
Loan	31	CW Investments - North Charlottesville	0.6%	1	Charles K. Chandler; Henry M. Walker, Jr.	Charles K. Chandler; Henry M. Walker, Jr.
Loan	32	Lockport Square	0.6%	1	Constantin J. Kari	Constantin J. Kari
Loan	33	CW Investments - Ocean City	0.5%	1	Charles K. Chandler; Henry M. Walker, Jr.	Charles K. Chandler; Henry M. Walker, Jr.
Loan	34	A Storage Place - Redlands	0.5%	1	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997
Loan	35	26-28-30 Commerce Drive	0.5%	1	Melvyn J. Powers	Melvyn J. Powers
Loan	36	Gateway Medical Plaza	0.4%	1	Dale G. Bramlet; Kathleen A. Bramlet; Kathleen A. Bramlet Family Trust	Dale G. Bramlet; Kathleen A. Bramlet; Kathleen A. Bramlet Family Trust
Loan	37	Rite Aid - Carlisle	0.4%	1	Arizona Lipnob Estates, LLC	Arizona Lipnob Estates, LLC
Loan	38	A Storage Place - Indio II	0.4%	1	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997	Arthur L. Flaming, individually and as trustee of The Flaming Family Trust Dated October 8, 1997
Loan	39	CW Investments - Dumfries	0.3%	1	Charles K. Chandler; Henry M. Walker, Jr.	Charles K. Chandler; Henry M. Walker, Jr.
Loan	40	CW Investments - Warrenton	0.3%	1	Charles K. Chandler; Henry M. Walker, Jr.	Charles K. Chandler; Henry M. Walker, Jr.
Loan	41	Michigan Self Storage Portfolio	0.3%	2	Andre Gardzella; Robert Calkins	Andre Gardzella; Robert Calkins
Property	41.01	Cedar Springs	0.1%	1
Property	41.02	Sparta	0.1%	1
Loan	42	StorQuest - Loma Linda	0.2%	1	William W. Hobin; Clark W. Porter; Timothy B. Hobin	William W. Hobin; Clark W. Porter; Timothy B. Hobin

A-I-11

BACM 2015-UBS7

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing		Future Debt
Property			Initial Pool	# of	Additional Debt		Permitted
Flag	ID	Property Name	Balance	Properties	Amount	Existing Additional Debt Description	Type
Loan	1	Charles River Plaza North(23)(24)(25)	9.6%	1	137,780,764; 33,945,985; 100,000,000	Pari Passu Debt; B-Note; Mezzanine Debt	NAP
Loan	2	261 Fifth Avenue(23)	9.2%	1	110,000,000	Pari Passu Debt	NAP
Loan	3	Westin Hotel at the Domain	9.2%	1		NAP	NAP
Loan	4	The Panoramic(25)	6.9%	1	12,500,000	Mezzanine Debt	NAP
Loan	5	The Mall of New Hampshire(23)	6.6%	1	100,000,000	Pari Passu Debt	NAP
Loan	6	651 Brannan Street	5.9%	1		NAP	NAP
Loan	7	200 Helen Street(24)	5.5%	1	9,936,740	B-Note	NAP
Loan	8	Holiday Inn JFK	4.6%	1		NAP	NAP
Loan	9	Pond’s Edge	3.8%	1		NAP	NAP
Loan	10	Preferred Freezer - Lynden, WA	3.3%	1		NAP	NAP
Loan	11	Fountains at Andover(25)	2.9%	1	3,500,000	Mezzanine Debt	NAP
Loan	12	WPC Department Store Portfolio(23)	2.7%	6	37,070,000	Pari Passu Debt	NAP
Property	12.01	Brookfield	0.6%	1
Property	12.02	Mayfair	0.6%	1
Property	12.03	Southridge	0.5%	1
Property	12.04	Bay Park	0.4%	1
Property	12.05	Joliet	0.3%	1
Property	12.06	West Acres	0.2%	1
Loan	13	Antioch Crossings Shopping Center	2.3%	1		NAP	NAP
Loan	14	DoubleTree McAllen	2.2%	1		NAP	NAP
Loan	15	Sweetwater Square	2.0%	1		NAP	NAP
Loan	16	Kensington Commons(26)	2.0%	1		NAP	Mezzanine
Loan	17	Dominion Ridge	2.0%	1		NAP	NAP
Loan	18	Southeast Retail Portfolio	1.9%	8		NAP	NAP
Property	18.01	Shops at Market Square	0.3%	1
Property	18.02	Vero Beach Grand Oaks 2	0.3%	1
Property	18.03	Exotic Commercial	0.3%	1
Property	18.04	Crossroads Starbucks	0.3%	1
Property	18.05	Vero Beach Grand Oaks	0.2%	1
Property	18.06	Lafayette Properties	0.2%	1
Property	18.07	New Iberia LA Properties	0.1%	1
Property	18.08	Slidell Properties	0.1%	1
Loan	19	Wichita Falls MF Portfolio	1.7%	3		NAP	NAP
Property	19.01	Colony Park	0.8%	1
Property	19.02	Bentwood-Timberlane	0.7%	1
Property	19.03	Park Place	0.2%	1
Loan	20	Rancho Carmel Plaza	1.3%	1		NAP	NAP
Loan	21	CW Investments - Charlottesville	1.2%	1		NAP	NAP
Loan	22	Hyatt Place - Chester	1.2%	1		NAP	NAP
Loan	23	Regency Plaza	1.2%	1		NAP	NAP
Loan	24	Sunrise Town Center	1.1%	1		NAP	NAP
Loan	25	Winter Haven	1.1%	1		NAP	NAP
Loan	26	Whittier Self Storage	0.8%	1		NAP	NAP
Loan	27	Waterchase Apartments	0.8%	1		NAP	NAP
Loan	28	Aviare Place Apartments(23)(26)	0.7%	1	20,850,000	Pari Passu Debt	Mezzanine
Loan	29	Somerset Meadows MHC	0.7%	1		NAP	NAP
Loan	30	Madrone Apartments	0.6%	1		NAP	NAP
Loan	31	CW Investments - North Charlottesville	0.6%	1		NAP	NAP
Loan	32	Lockport Square	0.6%	1		NAP	NAP
Loan	33	CW Investments - Ocean City	0.5%	1		NAP	NAP
Loan	34	A Storage Place - Redlands	0.5%	1		NAP	NAP
Loan	35	26-28-30 Commerce Drive	0.5%	1		NAP	NAP
Loan	36	Gateway Medical Plaza	0.4%	1		NAP	NAP
Loan	37	Rite Aid - Carlisle	0.4%	1		NAP	NAP
Loan	38	A Storage Place - Indio II	0.4%	1		NAP	NAP
Loan	39	CW Investments - Dumfries	0.3%	1		NAP	NAP
Loan	40	CW Investments - Warrenton	0.3%	1		NAP	NAP
Loan	41	Michigan Self Storage Portfolio	0.3%	2		NAP	NAP
Property	41.01	Cedar Springs	0.1%	1
Property	41.02	Sparta	0.1%	1
Loan	42	StorQuest - Loma Linda	0.2%	1		NAP	NAP

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BACM 2015-UBS7

FOOTNOTES TO APPENDIX I

(1)	Loan No. 1 – Charles River Plaza North – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) in the aggregate.

Loan No. 2 – 261 Fifth Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 5 – The Mall of New Hampshire - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 12 – WPC Department Store Portfolio - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 28 – Aviare Place Apartments – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

(2)	Loan No. 1 - Charles River Plaza North – The Charles River Plaza North Mortgage Loan amortizes on an planned amortization schedule provided in this free writing prospectus. As such, the current balance, maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule. The amount of monthly debt service shown in APPENDIX I was calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

Loan No. 7 – 200 Helen Street – The 200 Helen Street Mortgage Loan Note B amortizes on a planned amortization schedule provided in this free writing prospectus. As such, the current balance, maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule. The amount of monthly debt service shown in APPENDIX I was calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

(3)	Loan No. 32 – Lockport Square – The Lockport Square Mortgaged Property is subject to a restrictive covenant that restricts having a bank as a tenant on the property.

(4)	Loan No. 16 – Kensington Commons – The Kensington Commons Mortgaged Property includes 34 multifamily units and four commercial units encompassing 9,936 sq. ft. of retail space. The commercial retail space is currently 85.9% occupied by Stehly Farms Market, LLC, Pacific Dental Services, LLC and the UPS Store.

Loan No. 21 – CW Investments – Charlottesville– The property size is based on total square footage, however, historical occupancy is based on occupied storage units.

Loan No. 31 – CW Investments – North Charlottesville– The property size is based on total square footage, however, historical occupancy is based on occupied storage units.

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Loan No. 33 – CW Investments – Ocean City– The property size is based on total square footage, however, historical occupancy is based on occupied storage units.

Loan No. 39 – CW Investments – Dumfries– The property size is based on total square footage, however, historical occupancy is based on occupied storage units.

Loan No. 40 – CW Investments – Warrenton– The property size is based on total square footage, however, historical occupancy is based on occupied storage units.

(5)	Loan No. 1 – Charles River Plaza North – The Charles River Plaza North Mortgage Loan has an ARD feature with an anticipated repayment date of August 6, 2025 and final maturity date of April 6, 2029. The revised interest rate for the period from the anticipated repayment date through the final maturity date is the greater of 1) the interest rates specified in the Charles River Plaza North Mortgage Loan agreement plus 200 basis points and 2) 200 basis points plus the interpolated swap rate, as determined by the mortgage lender (such swap rate to be based on a term equal to the remaining term under the Charles River Plaza North Mortgage Loan from the ARD through and including the maturity date under the Charles River Plaza North Mortgage Loan). After the ARD, the borrower will be required to pay interest under the mezzanine loan at the interest rate in effect under the mezzanine loan immediately prior to the ARD. After the ARD, the borrower will be required to pay interest under the Charles River Plaza North Mortgage Loan at the interest rates specified in the Charles River Plaza North Mortgage Loan agreement and interest in excess of such interest rate under the Charles River Plaza North Mortgage Loan accrues. The remaining cash flow will be swept and applied as follows: (a) first, to the repayment of the outstanding principal balance of the Charles River Plaza North Mortgage Loan; and (b) second, to the payment of any accrued interest (with respect to interest under the Charles River Plaza North Mortgage Loan in excess of the interest rates specified in the Charles River Plaza North Mortgage Loan agreement). The borrower will be permitted to prepay the Charles River Plaza North Mortgage Loan after the ARD without penalty or premium.

(6)	Loan No. 2 - 261 Fifth Ave - The 261 Fifth Ave Mrotgage Loan will be serviced pursuant to the terms of the BACM 2015 transaction until the 261 Fifth Ave companion Loan is securitized, at which time the 261 Fifth Avenue Loan Pair will be serviced pursuant to terms of the future securitization trust. The administrative fee rate is reflective of primary servicing fee rate due to the future cashiering of the 261 Fifth Avenue Loan Pair.

(7)	Loan No. 1 – Charles River Plaza North – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the Charles River Plaza North B Note.

Loan No. 7 – 200 Helen Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the 200 Helen Street non-pooled component.

(8)	Loan No. 6 – 651 Brannan Street – The current “As-Is” value dated June 18, 2015 is $92,000,000. The calculations of Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the “Market Value As-Is With Reserves” of $97,900,000 as of June 18, 2015. The “Market Value As-Is With Reserves” is calculated reflecting the fact that the lender has fully reserved the outstanding landlord’s contribution to the incoming tenant’s leasing commissions and tenant improvements. Based on the “As-is” Appraised Value of $92,000,000, the Cut-off Date LTV and Balloon LTV are 48.9% and 34.9%, respectively.

Loan No. 10 – Preferred Freezer-Lynden, WA – The current “As-Is” value dated August 25, 2015 is $42,000,000. The calculations of Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the “As Stabilized” Appraised Value of $43,000,000. The “As-is” Appraised Value was derived by deducting approximately $900,000 in loss rental income from the “As Stabilized” Appraised Value. As the current value of the loss rental income was escrowed at closing, the Cut-off Date LTV and Balloon LTV were calculated based off of the “As Stabilized” Appraised Value. Based on the “As-is” Appraised Value, the Cut-off Date LTV and Balloon LTV are 60.0% and 47.7%, respectively.

(9)	Loan No. 32 – Lockport Square – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance net of the achievement reserve of $700,000.

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(10)	Loan No. 1 – Charles River Plaza North – The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 6, 2015. Prepayment of the full $245.0 million Charles River Plaza North Loan Combination is permitted on or after the date that is earlier to occur of (i) four years from the first month payment date of September 6, 2015 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. For the purposes of this free writing prospectus, the assumed lockout period of 25 months is based on the expected BACM 2015-UBS7 securitization closing date in September 2015. The actual lockout period may be longer.

Loan No. 2 – 261 Fifth Avenue – The lockout period will be at least 24 payment dates beginning with and including the first payment date of October 1, 2015. Prepayment of the full $180.0 million 261 Fifth Avenue Loan Pair is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) three years from the closing date of August 6, 2015. For the purposes of this free writing prospectus, the assumed lockout period of 24 months is based on the expected BACM 2015-UBS7 securitization closing date in September 2015. The actual lockout period may be longer.

Loan No. 12 – WPC Department Store Portfolio - The lockout period will be at least 26 payment dates beginning with and including the first payment date of August 6, 2015. Prepayment of the full $57.17 million WPC Department Store Portfolio Loan Combination is permitted on or after the date that is earlier to occur of (i) three years from the first month payment date of August 6, 2015 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. For the purposes of this free writing prospectus, the assumed lockout period of 26 months is based on the expected BACM 2015-UBS7 securitization closing date in September 2015. The actual lockout period may be longer.

(11)	Loan No. 5 – The Mall of New Hampshire – The collateral for The Mall of New Hampshire Mortgage Loan consists of a fee interest in 392,493 sq. ft. and a leased fee interest on a parcel containing two outparcel buildings with Longhorn Steakhouse and TGI Fridays, respectively, comprised of 13,230 sq. ft.

Loan No. 18 – Southeast Retail Portfolio – The collateral for the Southeast Retail Portfolio Mortgage Loan consists of both the fee and leasehold interests in Southeast Retail Portfolio. The Crossroads Starbucks Property is encumbered by a ground lease with an expiration date of December 20, 2035 with one 25-year renewal option.

(12)	Loan No. 5 – The Mall of New Hampshire – The Mall of New Hampshire Mortgaged Property is subject to two ground leases consisting of (i) a 3.79-acre parcel containing two buildings occupied by Longhorn Steakhouse and TGI Fridays, respectively, and (ii) a 0.65-acre adjacent parcel that is currently unimproved. The 3.79-acre parcel has a fully extended term, which expires in 2079, including 15 successive renewal options, with 12 options remaining. The 0.65-acre parcel ground lease expires in 2029 with no renewal options.

Loan No. 15 – Sweetwater Square – The Sweetwater Square Mortgaged Property is subject to a ground lease with a fully extended expiration date of March 21, 2058, subject to two 10-year renewal options. The annual ground rent under the lease is currently $57,504.

Loan No. 18 – Southeast Retail Portfolio – The Crossroads Starbucks Mortgage Property is subject to a ground lease with an expiration date of December 20, 2035 with one 25-year renewal option. The annual ground rent under the lease is currently $3,149 with 5.0% annual escalations.

Loan No. 26 – Whittier Self Storage – The Whittier Self Storage Mortgaged Property is subject to a ground lease with an expiration date of June 3, 2044 and one, ten year extension option. The ground rent calculation is based entirely on a percentage rent calculation equal to 15% of enclosed storage revenue, 20% of open storage revenue and 15% of all other revenues.

(13)	Loan No. 7 – 200 Helen Street – The Largest Tenant, Jordache, Inc., which is an affiliate of the borrower, leases 73.2% of the net rentable area at the 200 Helen Street Mortgaged Property.

Loan No. 36 – Gateway Medical Plaza – The Largest Tenant, Gateway Radiology, which is an affiliate of the borrower, leases 38.6% of the net rentable area at the Gateway Medical Plaza Mortgaged Property.

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(14)	Loan No. 5 – The Mall of New Hampshire – The 3rd Largest Tenant, A.C. Moore has the right to terminate its lease if the non-anchor gross leasable area occupancy falls below 65.0%.

Loan No. 5 – The Mall of New Hampshire – The 5th Largest Tenant, Olympia Sports has the right to terminate its lease if less than three major tenants are open and operating for over 180 consecutive days or if less than 65.0% of the gross leasable area devoted to non-major store tenants are open and operating for over 180 consecutive days.

Loan No. 6 – 651 Brannan Street - The Largest Tenant, Pinterest, has the right to terminate its lease as of the 60th full calendar month of the lease term with nine months’ prior written notice and payment of five months’ base rent for the entire premises plus the unamortized portion of the allowance paid by the landlord and the unamortized portion of leasing commissions paid by the landlord to either of the landlord’s or the tenant’s broker.

Loan No. 7 – 200 Helen Street – The 3rd Largest Tenant, Prevost Car, Inc., has an option to terminate its lease effective July 31, 2019, provided a written notice is given between May 1, 2018 and July 31, 2018 along with the payment of a $200,000 termination fee.

Loan No. 13 – Antioch Crossings Shopping Center – The Largest Tenant, Safeway, has a termination option effective upon 180 days’ notice.

Loan No. 13 – Antioch Crossings Shopping Center – The 2nd Largest Tenant, Rite Aid, has an early termination option during each renewal period, requiring one year’s notice.

Loan No. 18 – Southeast Retail Portfolio – The Largest Tenant at the Shops at Market Square Mortgaged Property, Embarq Florida Inc., dba CenturyLink, may terminate its lease any time after June 30, 2014 with 6-months’ notice and payment of the unamortized commissions paid by the landlord, amortized on a straight-line basis. If the tenant exercises a renewal option, the tenant may terminate its lease any time after June 30, 2019 with 6-months’ notice and without penalty or payment to the landlord.

Loan No. 18 – Southeast Retail Portfolio – The 3rd Largest Tenant at the Vero Beach Grand Oaks Mortgaged Property, EB Games, may terminate its lease if less than 70% of the gross leasable area in the Vero Beach Grand Oaks and Vero Beach Grand Oaks 2 Mortgaged Properties is open and operating, the tenant may pay 50% of base rent. If such condition persists for more than 9 months, the tenant may terminate with a 30-day notice.

Loan No. 18 – Southeast Retail Portfolio – The Largest Tenant at the Lafayette Properties, T-Mobile, may terminate its lease any time after the 5th lease year, beginning June 2012, with 90-days’ notice, subject to reimbursement of unamortized tenant improvements and leasing commissions, amortized on a straight-line basis over the term. The tenant-improvement allowance was $100,000 and the leasing commission was $28,271.88.

Loan No. 20 – Rancho Carmel Plaza – The 2nd Largest Tenant, ERA Eagle Estates has the right to terminate its lease after October 24, 2015 and giving three months’ notice, provided ERA Eagle Estates is able to reoccupy their previous location and they pay a termination fee in the amount of one month’s rent and any unamortized commissions associated with the lease.

Loan No. 32 – Lockport Square – The Largest Tenant, Dollar Tree, has a right to terminate its lease, upon 30 days written notice, if the landlord violates the tenant’s exclusive use provision, and landlord is obligated to reimburse tenant’s unamortized improvements and other costs incurred by the tenant. The tenant may go dark at any time with 30 days’ notice and continue to pay rent through the end of the lease term.

Loan No. 36 – Gateway Medical Plaza – The 4th Largest Tenant, Life in Motion Physical Therapy, has a one-time right to terminate its lease in the event Dale Bramlet, M.D. and all other referring medical doctors cease to practice medicine from offices located within the Gateway Medical Plaza Property. This option must be exercised in writing within 30 days following the date the tenant knew or should have known of the cessation of such medical practice(s). If exercised, the lease will terminate 60 days after the landlord’s receipt of the tenant’s notice.

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(15)	Loan No. 6 – 651 Brannan Street – The Largest Tenant, Pinterest, has signed a lease for 101,304 sq. ft. The tenant is expected to take occupancy on November 1, 2015.

Loan No. 35 – 26-28-30 Commerce Drive – The 3rd Largest Tenant, Adam Equipment, will vacate the 26-28-30 Commerce Drive Property. Powers Construction Company, a borrower affiliated company, plans to lease 9,097 sq. ft. beginning in January 2016.

Loan No. 20 – Rancho Carmel Plaza –The 4th Largest Tenant, We Rock the Spectrum, signed a lease for 2,493 sq. ft. that commenced July 2015. The tenant is expected to take occupancy in October 2015.

(16)	Abated Rent

The following major tenants shown on APPENDIX I have abated or free rent:

Loan No. 2 – 261 Fifth Avenue – The Largest Tenant, Dan Klores Communication, has two months of free rent (November 2015 and December 2015), totaling $69,650. At mortgage loan closing, the borrower deposited $457,936 with the lender related to this free rent period in addition to free rent periods for other tenants at the property.

Loan No. 20 – Rancho Carmel Plaza – The 4th Largest Tenant, We Rock the Spectrum, has six months of free rent. At mortgage loan closing, the borrower deposited $17,171 with the lender related to this free rent period.

(17)	Loan No. 2 – 261 Fifth Avenue – The 3rd Largest Tenant, Mistdoda Capital LLC, is currently subleasing 12,757 sq. ft. on the 24th floor to Christine Valmy International School, Inc., 12,757 sq. ft. on the 25th floor to The Norwest Company, LLC and 12,757 sq. ft. on the 26th floor to Badger & Winters Group, Inc. through the end of the Mistdoda Capital LLC lease term, October 31, 2017.

Loan No. 7 – 200 Helen Street – The 4th Largest Tenant, Jimmy’s Trucking, is currently subleasing 32,000 sq. ft. of its space to Champion Pool Distributors Corp., a company that has family ties to Jimmy’s Trucking. The sublease is co-terminous with the Jimmy’s Trucking lease.

Loan No. 13 – Antioch Crossings Shopping Center – The 5th Largest Tenant, Dad’s Café, is currently subleasing 3,200 sq. ft. from Lori’s Diner. Effective November 1, 2015, the lease will be assigned to Dad’s Café under a five-year term expiring October 31, 2020.

(18)	Loan No. 7 – 200 Helen Street- The TI/LC Reserve monthly deposit throughout the term of the 200 Helen Street Mortgage Loan is $3,536 except for upon the occurrence of a Jordache Trigger Event, the monthly amount will increase to $13,186.

Loan No. 20 – Rancho Carmel Plaza – The CapEx reserve monthly deposit at closing was $887 and decreases to $380 starting from and including October 1, 2023.

Loan No. 20 – Rancho Carmel Plaza – The TI/LC reserve monthly deposit throughout the term of the loan will be $1,268 except for the 12 month period beginning on the payment date that is 12 months prior to the expiration of Oggi’s Pizza & Brewing Co.’s lease (from September 1, 2019 through August 1, 2020), when it will increase to $2,535.

(19)	Loan No. 24 – Sunrise Town Center – In lieu of any such cash sweep related to a major tenant trigger event, the borrower may, in its sole discretion, (i) deposit an amount equal to the applicable major tenant TI/LC reserve cap, less the aggregate amount (if any) then on deposit in the major tenant TI/LC reserve account or (ii) deliver a letter of credit in form and substance, and issued by a financial institution, acceptable to the lender in an amount equal to the amount described in clause (i) above.

(20)	Loan No. 32 – Lockport Square – The Lockport Square Mortgage Loan was structured with a $700,000 achievement reserve. Funds held in the achievement reserve will be made available to the borrower upon leasing the vacant units at the Lockport Square Mortgaged Property such that the aggregate loan balance results in a debt yield of no less than 10.0%. The Lockport Square Mortgage Loan will allow for no more than three

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releases which requests must be made on or before the payment date occurring in February, 2018, of funds up to $700,000 and subject to minimum draws of $200,000.

(21)	Loan No. 20 – Rancho Carmel Plaza – A Phase II environmental site assessment was completed on July 1, 2015 and concluded that volatile organic compounds were not detected in soil vapor or soil at the Rancho Carmel Plaza Mortgage Property and did not recommend any additional subsurface investigation related to the past dry cleaning operations at the Rancho Carmel Plaza Mortgage Property.

(22)

		Mortgage Loan	% of Initial
Loan		Cut-off Date	Outstanding	Maximum	Premium Paid
No.	Mortgage Loan	Balance	Pool Balance	Policy Amount	in Full
20	Rancho Carmel Plaza	$9,500,000	1.3%	$5,000,000	Yes
37	Rite Aid - Carlisle	$3,244,766	0.4%	$2,000,000	Yes

(23)	Summary of Existing Pari Passu Debt

				Loan		Loan	Loan
		Mortgage Loan	Companion Loan	Combination	Loan	Combination	Combination
Loan		Cut-off Date	Cut-off Date	Cut-off Date	Combination	Cut-off Date LTV	Cut-off Date U/W
No.	Mortgage Loan	Balance	Balance	Balance	U/W NCF DSCR	Ratio	NOI Debt Yield
1	Charles River Plaza North (1)	$72,884,027	$137,780,764	$210,664,791	1.85x	46.5%	11.7%
2	261 Fifth Avenue	$70,000,000	$110,000,000	$180,000,000	1.52x	60.0%	7.4%
5	The Mall of New Hampshire	$50,000,000	$100,00,000	$150,000,000	2.52x	58.6%	11.1%
12	WPC Department Store Portfolio	$20,100,000	$37,070,000	$57,170,000	1.76x	63.9%	11.7%
28	Aviare Place Apartments	$5,472,000	$20,850,000	$26,322,000	1.38x	77.4%	8.5%

(1)	Loan combination cut-off date balance does not include principal balance of the related B Note.

(24)	Split Loan Summary

Total
								Mortgage	A-Note	Total
				Total	A-Note	Total	A-Note	Debt Cut-	U/W	Mortgage
				Mortgage	Trust	Mortgage	Cut-off	off Date	NOI	Debt U/W
Loan		A-Note Cut-off	B-Note Cut-off	Debt Cut-off	U/W NCF	Debt U/W	Date	LTV	Debt	NOI Debt
No.	Mortgage Loan	Date Balance	Date Balance	Date Balance	DSCR	NCF DSCR	LTV	Ratio	Yield	Yield
1	Charles River Plaza North	$210,664,791	$33,945,985	$244,610,776	1.85x	1.60x	46.5%	54.0%	11.7%	10.0%
7	200 Helen Street	$41,500,000	$9,936,740	$51,436,740	2.19x	1.28x	57.6%	71.4%	10.2%	8.2%

(25)	Summary of Existing Mezzanine Debt

					Annual				Total
			% of Initial		Interest	Mezzanine		Total Debt	Debt	Total
		Mortgage	Outstanding	Mezzanine	Rate on	Loan		Cut-off	U/W	Debt U/W
Loan		Loan Cut-off	Pool	Debt Cut-off	Mezzanine	Maturity	Intercreditor	Date LTV	NCF	NOI Debt
No.	Mortgage Loan	Date Balance	Balance	Date Balance	Loan	Date	Agreement	Ratio	DSCR	Yield
1	Charles River Plaza North (1)	$72,884,027	9.6%	$100,000,000	6.0800%	4/6/2029 (1)	Yes	76.1%	1.14x	7.1%
4	The Panoramic	$52,500,000	6.9%	$12,500,000	7.0000%	9/6/2025	Yes	67.4%	1.29x	6.6%
11	Fountains at Andover (2)	$22,050,000	2.9%	$3,500,000	12.5000%	8/6/2025	Yes	84.0%	1.14x	7.4%

(1)	The Charles River Plaza North Loan has an ARD feature with an anticipated repayment date of August 6, 2025 and final maturity date of April 6, 2029.

(2)	The Fountains at Andover mezzanine loan is co-terminous with the first mortgage loan, and accrues interest at an interest rate of 12.5000% with a current pay rate of 6.0000%. The Total Debt U/W NCF DSCR is calculated assuming current pay rate of 6.0000%.

(26)	Summary of Future Subordinate Debt

		Mortgage Loan	% of Initial		Combined
Loan		Cut-off Date	Outstanding	Intercreditor	Minimum	Combined	Combined
No.	Mortgage Loan	Balance	Pool Balance	Agreement	DSCR	Maximum LTV	Debt Yield
16	Kensington Commons	$15,000,000	2.0%	Yes	1.26x	72.1%	7.50%
28	Aviare Place Apartments	$5,472,000	0.7%	Yes	1.53x	77.4%	8.95%

A-I-18

APPENDIX II

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPENDIX II

Mortgage Loan Information

Loan Sellers(1)
Loan Sellers	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
UBS	33	$634,123,331	83.7%	4.3676%	119	1.92x	58.0%	49.6%
BANA	9	$123,157,000	16.3%	4.4453%	119	1.48x	65.5%	62.0%
Total/Weighted Average	42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
$1,785,000	-	$7,499,999	17	$65,047,545	8.6%	4.5565%	118	1.95x	63.3%	56.7%
$7,500,000	-	$14,999,999	9	$95,514,268	12.6%	4.6627%	119	1.61x	68.4%	58.8%
$15,000,000	-	$24,999,999	6	$106,300,000	14.0%	4.4269%	120	1.82x	62.0%	54.3%
$25,000,000	-	$49,999,999	5	$175,034,491	23.1%	4.3259%	119	1.75x	58.8%	48.0%
$50,000,000	-	$72,884,027	5	$315,384,027	41.6%	4.2728%	119	1.97x	54.8%	49.6%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: $1,785,000

Maximum: $72,884,027

Average: $18,030,484

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
3.8000%	-	4.4999%	23	$509,510,923	67.3%	4.2247%	119	2.01x	56.6%	49.7%
4.5000%	-	4.7499%	9	$163,500,000	21.6%	4.5895%	120	1.60x	62.9%	57.5%
4.7500%	-	5.4070%	10	$84,269,409	11.1%	4.9149%	119	1.39x	68.0%	52.2%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 3.8000%

Maximum: 5.4070%

Average: 4.3803%

Property Type Distribution(1)(5)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA/Beds	Weighted Averages
					Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Office	4	$191,190,658	25.2%	952,525	$457	4.1996%	120	99.9%	1.76x	51.7%	43.8%
CBD	3	$187,884,027	24.8%	931,570	$462	4.1823%	120	99.9%	1.77x	51.4%	43.6%
Medical	1	$3,306,631	0.4%	20,955	$158	5.1810%	119	100.0%	1.33x	68.9%	57.0%
Retail	22	$151,585,452	20.0%	1,885,630	$238	4.3843%	119	96.6%	1.93x	60.4%	55.3%
Anchored(6)	15	$117,814,055	15.6%	1,753,532	$229	4.3015%	119	96.9%	2.04x	58.5%	54.3%
Unanchored	7	$33,771,397	4.5%	132,098	$268	4.6733%	120	95.7%	1.53x	67.0%	58.5%
Multifamily	10	$146,857,448	19.4%	2,030	$134,239	4.5885%	119	96.4%	1.49x	65.5%	59.5%
Hospitality	4	$130,508,415	17.2%	924	$169,847	4.3903%	120	78.3%	2.10x	59.2%	45.8%
Full Service	3	$121,434,491	16.0%	804	$176,888	4.3143%	120	79.1%	2.15x	58.5%	45.3%
Select Service	1	$9,073,924	1.2%	120	$75,616	5.4070%	118	67.7%	1.49x	69.3%	52.7%
Industrial	3	$70,388,463	9.3%	1,180,527	$61	4.3507%	119	99.1%	1.93x	58.7%	53.4%
Self Storage	11	$38,945,000	5.1%	716,019	$65	4.4816%	120	91.1%	2.56x	57.1%	54.1%
Mixed Use	1	$14,780,000	2.0%	56,812	$260	4.4560%	119	95.5%	1.53x	75.4%	65.9%
Manufactured Housing Community	2	$13,024,896	1.7%	400	$32,646	4.3061%	118	94.7%	1.55x	74.3%	61.6%
Total/Weighted Average	57	$757,280,331	100.0%			4.3803%	119	94.1%	1.85x	59.2%	51.6%

II-1

Geographic Distribution(1)(5)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
California	13	$191,085,000	25.2%	4.3452%	120	1.76x	57.0%	50.1%
Northern(7)	5	$128,200,000	16.9%	4.3367%	120	1.75x	53.9%	47.3%
Southern(7)	8	$62,885,000	8.3%	4.3626%	120	1.78x	63.3%	55.7%
Texas	8	$125,637,448	16.6%	4.2656%	119	2.16x	60.8%	50.4%
New York	2	$104,934,491	13.9%	4.5302%	120	1.46x	62.6%	55.8%
Massachusetts	1	$72,884,027	9.6%	4.1902%	119	1.85x	46.5%	34.5%
New Hampshire	1	$50,000,000	6.6%	4.1080%	118	2.52x	58.6%	58.6%
New Jersey	1	$41,500,000	5.5%	4.2845%	119	2.19x	57.6%	57.6%
Maryland	2	$32,300,000	4.3%	4.6281%	119	1.52x	67.7%	58.9%
Virginia	5	$27,773,924	3.7%	4.7897%	119	2.43x	58.0%	52.5%
Washington	1	$25,200,000	3.3%	4.3727%	120	1.61x	58.6%	46.5%
Kentucky	1	$22,050,000	2.9%	4.6826%	120	1.32x	72.5%	62.2%
Florida	6	$20,877,620	2.8%	4.5355%	119	1.49x	68.1%	57.6%
Wisconsin	4	$16,102,458	2.1%	4.4065%	118	1.76x	63.9%	58.4%
Michigan	3	$6,910,000	0.9%	4.5039%	118	1.81x	69.2%	59.5%
Illinois	2	$6,446,664	0.9%	4.7538%	118	1.45x	56.5%	54.1%
Connecticut	1	$3,688,463	0.5%	4.9448%	118	1.20x	72.3%	54.1%
Pennsylvania	1	$3,244,766	0.4%	4.7510%	119	1.55x	55.8%	41.4%
Louisiana	3	$2,879,861	0.4%	4.5228%	120	1.55x	62.1%	55.6%
Mississippi	1	$1,924,045	0.3%	4.5228%	120	1.55x	62.1%	55.6%
North Dakota	1	$1,841,564	0.2%	4.4065%	118	1.76x	63.9%	58.4%
Total/Weighted Average	57	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
38.0%	-	54.9%	10	$219,274,714	29.0%	4.2166%	120	2.06x	48.9%	41.0%
55.0%	-	59.9%	10	$229,754,766	30.3%	4.2514%	119	2.16x	57.5%	51.7%
60.0%	-	64.9%	4	$108,800,000	14.4%	4.4346%	120	1.61x	61.1%	59.2%
65.0%	-	69.9%	4	$51,865,046	6.8%	4.8670%	119	1.38x	67.8%	50.3%
70.0%	-	74.9%	11	$121,333,807	16.0%	4.6565%	119	1.36x	72.1%	61.7%
75.0%	-	77.4%	3	$26,252,000	3.5%	4.4115%	117	1.54x	75.7%	65.6%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 38.0%

Maximum: 77.4%

Average: 59.2%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV
32.8%	-	49.9%	12	$294,123,284	38.8%	4.2101%	120	2.05x	52.7%	40.4%
50.0%	-	54.9%	7	$98,903,073	13.1%	4.6391%	120	1.66x	57.5%	53.6%
55.0%	-	59.9%	8	$154,392,079	20.4%	4.3393%	119	2.13x	60.5%	57.8%
60.0%	-	64.9%	12	$174,609,896	23.1%	4.5462%	120	1.47x	66.9%	61.0%
65.0%	-	69.9%	2	$29,780,000	3.9%	4.4631%	120	1.39x	73.7%	66.0%
70.0%	-	70.6%	1	$5,472,000	0.7%	4.2600%	110	1.38x	77.4%	70.6%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 32.8%

Maximum: 70.6%

Average: 51.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
1.20x	-	1.29x	5	$60,379,149	8.0%	4.7275%	119	1.27x	70.1%	60.8%
1.30x	-	1.39x	7	$96,963,122	12.8%	4.6685%	119	1.35x	68.4%	55.6%
1.40x	-	1.59x	9	$140,144,033	18.5%	4.5424%	120	1.52x	65.0%	59.4%
1.60x	-	1.99x	7	$190,134,027	25.1%	4.3540%	119	1.78x	54.2%	46.5%
2.00x	-	2.49x	7	$180,560,000	23.8%	4.0894%	120	2.20x	53.4%	44.7%
2.50x	-	2.99x	3	$63,700,000	8.4%	4.1939%	118	2.53x	58.4%	58.4%
3.00x	-	4.15x	4	$25,400,000	3.4%	4.2915%	120	3.32x	47.1%	42.9%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 1.20x

Maximum: 4.15x

Average: 1.85x

II-2

Original Terms to Maturity or ARD(1)(2)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
120	42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%
Total/Weighted Average	42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 120

Maximum: 120

Average: 120

Distribution of Remaining Terms to Maturity or ARD(1)(2)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
110	-	115	1	$5,472,000	0.7%	4.2600%	110	1.38x	77.4%	70.6%
116	-	118	6	$92,103,073	12.2%	4.3853%	118	2.10x	61.9%	57.8%
119	-	120	35	$659,705,258	87.1%	4.3806%	120	1.82x	58.7%	50.6%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 110

Maximum: 120

Average: 119

Distribution of Underwritten NOI Debt Yields(1)(4)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
7.4%	-	8.9%	10	$233,622,000	30.9%	4.5543%	120	1.48x	63.5%	59.3%
9.0%	-	9.9%	6	$37,534,989	5.0%	4.5658%	119	1.47x	73.7%	62.3%
10.0%	-	10.9%	7	$117,569,940	15.5%	4.5166%	119	1.74x	64.2%	54.9%
11.0%	-	14.9%	15	$345,093,403	45.6%	4.1998%	119	2.08x	53.8%	44.8%
15.0%	-	21.6%	4	$23,460,000	3.1%	4.3211%	120	3.26x	47.8%	42.5%
Total/Weighted Average			42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Minimum: 7.4%

Maximum: 21.6%

Average: 11.0%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Interest Only	11	$243,200,000	32.1%	4.3629%	119	2.05x	57.2%	57.2%
Amortizing Balloon	14	$227,059,304	30.0%	4.3572%	120	1.86x	59.2%	45.6%
Interest Only, then Amortizing	16	$214,137,000	28.3%	4.4891%	119	1.61x	65.8%	57.6%
Amortizing Balloon, ARD	1	$72,884,027	9.6%	4.1902%	119	1.85x	46.5%	34.5%
Total/Weighted Average	42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Prepayment Protection(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Defeasance	30	$578,278,331	76.4%	4.4060%	119	1.82x	60.4%	52.5%
Yield Maintenance	11	$173,530,000	22.9%	4.2983%	120	1.96x	54.6%	48.2%
Defeasance and Yield Maintenance	1	$5,472,000	0.7%	4.2600%	110	1.38x	77.4%	70.6%
Total/Weighted Average	42	$757,280,331	100.0%	4.3803%	119	1.85x	59.2%	51.6%

Footnotes:

(1)	With respect to the LTV, DSCR, debt yield, and Cut-off Date balance per Unit/Room/Pad/NRA/Beds calculations include the related pari passu companion loan(s).
(2)	In the case of the Charles River North Mortgage Loan with an anticipated repayment date, Original Terms to Maturity or ARD and Remaining Terms to Maturity or ARD is through the related anticipated repayment date.
(3)	With respect to Preferred Freezer – Lynden, WA Mortgage Loan, representing approximately 3.3% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV have in certain cases been calculated based on the “as stabilized” value. For additional information, see the Footnotes to APPENDIX I in this free writing prospectus.
(4)	With respect to Lockport Square mortgage loan, representing approximately 0.6% of the initial outstanding pool balance as of the Cut-off Date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.
(5)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(6)	Anchored retail includes anchored, single tenant and shadow anchored properties.
(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

II-3

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APPENDIX III

SIGNIFICANT LOAN SUMMARIES

III-1

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

III-2

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Mortgage Loan Information
Loan Seller:	UBSRES
Credit Assessment (Fitch/KBRA/Moody’s/Morningstar)(1):	BBB+/BBB-/NR/A-
Loan Purpose:	Refinance
Sponsors:	Jonathan G. Davis; Paul R. Marcus
Borrower:	DMP CR Plaza, LLC
Original Balance(2):	$73,000,000
Cut-off Date Balance(2):	$72,884,027
% by Initial UPB:	9.6%
Interest Rate(3)(4):	4.1902%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Anticipated Repayment Date(4):	August 6, 2025
Maturity Date:	April 6, 2029
Amortization(5):	315 months, ARD
Additional Debt(2)(6):	$137,780,764 Pari Passu Debt; $33,945,985 Subordinate Companion Loan; $100,000,000 Mezzanine Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly
Taxes:	$284,052	$270,526
Insurance:	$16,531	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Major Tenant TI/LC:	$0	Springing

Financial Information(8)
	Mortgage Loan	Loan Combination	Total Debt
Cut-off Date Balance / Sq. Ft.:	$594	$690	$972
Balloon Balance / Sq. Ft.(9):	$440	$511	$793
Cut-off Date LTV:	46.5%	54.0%	76.1%
Balloon LTV(9):	34.5%	40.0%	62.1%
Underwritten NOI DSCR:	1.85x	1.60x	1.14x
Underwritten NCF DSCR:	1.85x	1.60x	1.14x
Underwritten NOI Debt Yield:	11.7%	10.0%	7.1%
Underwritten NCF Debt Yield:	11.7%	10.0%	7.1%
Underwritten NOI Debt Yield at Balloon:	15.7%	13.5%	8.7%
Underwritten NCF Debt Yield at Balloon:	15.7%	13.5%	8.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Boston, MA
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	354,594
Property Management:	Davis Marcus Management Inc.
Underwritten NOI:	$24,556,135
Underwritten NCF:	$24,556,135
Appraised Value:	$453,100,000
Appraisal Date:	May 29, 2015

Historical NOI
Most Recent NOI:	$23,070,057 (T-12 April 30, 2015)
2014 NOI:	$22,897,637 (December 31, 2014)
2013 NOI:	$22,548,841 (December 31, 2013)
2012 NOI:	$22,140,440 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (September 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)

(1)   Fitch, KBRA and Morningstar have confirmed that the Charles River Plaza North Loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(2)   The Cut-off Date Balance of $72,884,027 represents the non-controlling Note A-3-1 of the $210,664,791 Charles River Plaza North Loan Pari Passu Combination that also consists of the controlling Note A-1 and Note A-2 and the non-controlling Note A-3-2. The Charles River Plaza North Loan Combination is evidenced by four pari passu notes and one subordinate B-Note with a Cut-off Date Balance of $33,945,985. For additional information, see “The Loan” herein.

(3)   Represents the average interest rate of 4.1902% from the first payment date after the cut-off date, October 6, 2015, through the 12th payment date following the cut-off date. The interest rate varies according to a fixed interest schedule (“Initial Interest Rate”). See Appendix VIII-A of the Free Writing Prospectus.

(4)   The Charles River Plaza North Loan is structured with an anticipated repayment date (“ARD”). In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest based on a fixed amortization schedule with an average interest rate through the post-ARD term of 3.9340%. Additional interest will accrue at the difference between the Initial Interest Rate and an amount that is the greater of (i) 2.0% plus the interest rate applicable to the interest period immediately preceding the ARD and (ii) 2.0% plus the then current swap spread between the ARD and the final maturity date of April 6, 2029. See Appendix VIII-A of the Free Writing Prospectus. Payments of the additional interest will be deferred until the entire principal balance is paid in full.

(5)   The Charles River Plaza North Loan Combination is structured with a fixed amortization schedule based on an approximately 315-month amortization period. See Appendix VIII-A of the Free Writing Prospectus.

(6)   See “Current Mezzanine or Subordinate Indebtedness” herein.

(7)   See “Initial Reserves” and “Ongoing Reserves” herein.

(8)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations under the heading “Mortgage Loan” are based on the aggregate amount of the Charles River Plaza North Pari Passu Loan Combination. DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations under the heading “Loan Combination” are based on the aggregate amount of the Charles River Plaza North Loan Combination (which includes the subordinate B-Note). DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations under the heading “Total Debt” are based on the aggregate amount of the Charles River Plaza North Loan Combination plus the existing mezzanine loan.

(9)   Balloon Balance / Sq. Ft. and Balloon LTV are based on the amortized loan balance as of the ARD. The Charles River Plaza North Pari Passu Loan Combination final maturity date Balance / Sq. Ft. and final maturity date LTV are estimated to be $343.12 and 26.9%, respectively, which are calculated based on the allocation of the scheduled principal amortization and interest payments among the Charles River Plaza North Pari Passu Loan Combination and the Charles River Plaza North Subordinate Companion Loan on a pro rata basis in accordance with the principal and interest payment schedule shown in Appendix VIII-A to the Free Writing Prospectus, as well as the application of the projected excess cash flow expected with respect to the Charles River Plaza North Loan Combination during the post-ARD term, first to the Charles River Plaza North Pari Passu Loan Combination, on a pro rata and pari passu basis until the Charles River Plaza North Pari Passu Loan Combination is reduced to zero and then to the Charles River Plaza North Subordinate Companion Loan. Such projected excess cash flow takes into account the contractual rent steps set forth in the General Hospital Corporation Lease for the post-ARD term.

III-3

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Massachusetts General Hospital	AA/Aa3/AA	354,594	100.0%	$66.11	100.0%	5/4/2029
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	354,594	100.0%	354,594	100.0%	$66.11	100.0%	100.0%
Vacant	NAP	0	0.0%	354,594	100.0%	NAP	NAP
Total / Wtd. Avg.	1	354,594	100.0%			$66.11	100.0%

The Loan.    The Charles River Plaza North loan (the “Charles River Plaza North Loan”) consists of the non-controlling Note A-3-1 with a cut-off date balance of $72,884,027 of a fixed rate loan in the aggregate outstanding principal amount as of the cut-off date of $210,664,791 (the “Charles River Plaza North Pari Passu Loan Combination”) plus a subordinate B-Note in the outstanding principal amount as if the cut-off date of $33,945,985 (the “Charles River Plaza North Subordinate Companion Loan,” and together with the Charles River Plaza North Pari Passu Loan Combination, the “Charles River Plaza North Loan Combination”). The Charles River Plaza North Loan Combination is secured by the borrower’s fee simple interest in a 354,594 sq. ft. medical office condominium located at 185 Cambridge Street in Boston, Massachusetts (the “Charles River Plaza North Property”). The Charles River Plaza North Loan Combination is evidenced by four pari passu notes and one subordinate B-Note. Only the non-controlling Note A-3-1 with a cut-off date balance of $72,884,027 will be contributed to the BACM 2015-UBS7 mortgage trust. The controlling Note A-1 and Note A-2, with an aggregate original principal balance of $130.0 million, were included in the CSAIL 2015-C3 securitization trust. The non-controlling Note A-3-2, with a cut-off date balance of $7,987,291, is currently held by UBSRES and is expected to be contributed to a future securitized trust. The Charles River Plaza North Subordinate Companion Loan is currently held by a third party investor. Holder of the Charles River Plaza North Subordinate Loan is the initial directing holder of the Charles River Plaza North Loan Combination and will continue as directing holder until such time as such holder loses its rights as the directing holder as a result of an appraisal reduction or other trigger event (an “AB Control Appraisal Event”). Holder of the Charles River Plaza North Subordinate Loan has the right to approve certain major decisions with respect to the Charles River Plaza North Loan Combination and to replace the CSAIL 2015-C3 special servicer with respect to the Charles River Plaza North Loan Combination with or without cause. After an AB control appraisal event with respect to the Charles River Plaza North Subordinate Loan, the holder of Note A-1 will be entitled to exercise all of the rights of directing holder with respect to the Charles River Plaza North Loan Combination (which rights, prior to the occurrence and continuance of a control termination event, will be exercised by the controlling class representative of the CSAIL 2015-C3 securitization trust); however, the holder of Note A-3-1 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Charles River Plaza North Loan Combination has a 10-year ARD and amortizes on a fixed amortization schedule. The fixed amortization schedule results in an approximately 315-month effective amortization period. If the Charles River Plaza North Loan Combination is not repaid on or prior to the ARD, the final loan maturity is April 6, 2029.

Proceeds of the Charles River Plaza North Loan Combination were used to retire existing debt of $310.0 million, fund upfront reserves of $300,583, pay closing costs of approximately $30.3 million and return equity to the sponsors of approximately $4.4 million. Based on the appraised value of $453.1 million as of May 29, 2015, the Charles River Plaza North Pari Passu Loan Combination cut-off date LTV ratio is 46.5% and the remaining implied equity is approximately $108.1 million.

III-4

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, Note A-2	$130,000,000	$129,793,473	CSAIL 2015-C3	Yes
Note A-3-1	$73,000,000	$72,884,027	BACM 2015-UBS7	No
Note A-3-2	$8,000,000	$7,987,291	Future Securitization	No
B-Note	$34,000,000	$33,945,985	Privately Placed	NAP
Total	$245,000,000	$244,610,776

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$211,000,000	061.2%	Loan Payoff	$310,000,000	089.9%
Subordinate Note	$34,000,000	009.9%	Reserves	$300,583	000.1%
Mezzanine Loan	$100,000,000	029.0%	Closing Costs	$30,289,569	008.8%
			Return of Equity	$4,409,848	001.3%
Total Sources	$345,000,000	100.0%	Total Uses	$345,000,000	100.0%

The Borrower / Sponsor.    The borrower, DMP CR Plaza, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Jonathan G. Davis and Paul R. Marcus.

Jonathan G. Davis is the founder and chief executive officer of The Davis Companies, founded in 1976, and has since invested in over 140 properties representing nearly $3.0 billion of gross asset value across all major property types. The Davis Companies has additionally acquired approximately $550.0 million of commercial real estate loans and securities and developed new constructions of over 2.5 million sq. ft. The Davis Companies currently owns and manages a portfolio of approximately 12 million sq. ft.

Paul R. Marcus founded and leads Marcus Partners, a value-oriented real estate investment firm based in Boston, Massachusetts with a regional office in Norwalk, Connecticut. Mr. Marcus has been involved in, with the ownership of, over 14 million sq. ft. of office, medical office, biomedical, retail and residential projects, 2,000 hotel rooms and numerous mixed-use developments over the course of 30 years.

The Property. The Charles River Plaza North Property is an eight-story medical office condominium located in Boston, Massachusetts, that is part of Charles River Plaza complex, an approximately 640,000 sq. ft. mixed use development complex comprised of laboratory, office, research and retail space along with a 954-car parking facility. The Charles River Plaza North Property, located in Boston’s Beacon Hill neighborhood at 185 Cambridge Street, contains 354,594 sq. ft. of the net rentable area (“NRA”) and 350 designated parking spots. The collateral includes a portion of floor one, the plaza level, a portion of floor two, and the entirety of floors three through eight, as well as the penthouse mechanical portion on the roof level of the Charles River Plaza North Property.

The sponsors developed the property between 2002 and 2005 as a build-to-suit for Massachusetts General Hospital (“MGH”). The property abuts the MGH main campus and is within the MGH extended campus. MGH owns the remaining condominium interest in the Charles River Plaza development complex, and has invested $86.0 million in tenant improvements since 2005 in the Charles River Plaza development complex, of which $50.0 million ($141 PSF) was invested into the Charles River Plaza North Property.

The overall Charles River Plaza development complex is currently 100.0% occupied, and is 83.0% occupied by MGH, 6.3% by Harvard-affiliated Schepens Eye Research, and the remainder by Whole Foods, CVS, Bank of America and other national and local retail tenants. The Charles River Plaza North Property is leased in its entirety through May 2029 to The General Hospital Corporation, the parent company of MGH and a subsidiary of Partners Healthcare (the “General Hospital Corporation Lease”). The General Hospital Corporation Lease is structured as NNN and the tenant has two 10-year renewal options upon lease expiration. The base rent due under the lease is comprised of three components, (i) “Yearly Escalating Rent”, which is $17,197,809 per annum until May 4, 2006 and thereafter increases annually based on CPI (subject to a 2% annual cap on such increases), (ii) “Yearly Fixed Rent” of $2,340,312 per annum, which ceases to be payable on May 4, 2025, and (iii) a “Design Change Component” of $72,765 per annum, which amount will increase by 5% on July 1 of each year. The lease is guaranteed by Partners Healthcare System, Inc. (Moody’s/S&P/Fitch: Aa3/AA/AA).

Tenant. The Charles River Plaza North Property is 100.0% occupied by MGH, which is the third oldest general hospital in the United States, and the largest hospital in New England. Today, MGH operates a 999-bed medical center with an annual research budget of approximately $786.0 million. MGH was ranked number two in the nation and number one in New England for 2014 based on quality of care, patient safety, and reputation, according to U.S. News & World Report. MGH conducts one of the largest hospital-based research programs in the nation, which spans more than 20 clinical departments across the hospital. The research group at MGH is extremely active and was the top National Institute of Health (“NIH”) Funded Independent Hospital in 2014, with over 770 grants awarded for research totaling approximately $350.0 million. MGH is also the original and largest teaching hospital of Harvard Medical School, and

III-5

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

nearly all of MGH’s staff physicians serve on the faculty of Harvard Medical School. MGH utilizes the Charles River Plaza North Property as a primary research facility with five distinct research teams: Center for Systems Biology, Center for Human Genetic Research, Center for Regenerative Medicine, Center for Computational and Integrative Biology, and Wellman Center for Photomedicine.

MGH benefits financially from leasing space at the Charles River Plaza North Property due to its use of the space as a research facility. According to the NIH grants policy, the funds received from an NIH grant cannot be used for the acquisition of real property or any capital expenditures to equipment, land or buildings. By leasing the Charles River Plaza North Property, MGH is able to apply the funds received through the NIH grants to its overall research operations, including operating expenses as assessed through a NNN lease. The Charles River Plaza North Property allows for MGH to have its research center adjacent to its campus while allowing operating expenses to be paid for through NIH grants, rather than out of income provided through other means. As MGH’s main campus is adjacent to the Charles River Plaza North Property and MGH owns the other condominium interests in Charles River Plaza development complex, the research and laboratory space offered within the Charles River Plaza North Property is able to accommodate the unique needs of MGH.

Environmental Matters. The Phase I environmental report dated June 16, 2015 recommended no further action at the Charles River Plaza North Property.

The Market.    The Charles River Plaza North Property is located along Cambridge Street in Boston’s affluent Beacon Hill neighborhood. The immediate area includes several hotels, including the Holiday Inn and Liberty Hotel. The city’s National Hockey League team, Boston Bruins, and National Basketball Association team, Boston Celtics, both play at the TD Banknorth Garden 0.5 miles from the Charles River Plaza North Property. The Charles River Plaza North Property is at Beacon Hill’s junction with the West End of Boston, which offers a substantial amenity base including numerous shopping, dining, and entertainment opportunities.

The Charles River Plaza North Property is served by many public transportation options with the Massachusetts Bay Transportation Authority Red Line, Blue Line, Orange Line, and Green Line all within walking distance and major roadways accessible by Storrow Drive, Boston’s main throughway. The Red Line’s Charles/MGH station and Blue Line’s Bowdoin station are both within a five minute walk from the Charles River Plaza North Property. The Charles/MGH station is also three stops from South Station, Boston’s transportation hub, offering access to Logan Airport as well as Amtrak service to New York City and Washington D.C.

As the largest city in New England and the capital of Massachusetts, Boston is the economic and cultural “hub” of the region. Since its founding in 1630, Boston has been a gateway city, with industries in business, finance, transportation, communications and public services. Boston is also well-known for its prominent educational institutions, medical facilities, and research centers. This helps Massachusetts attract the second most government research funding of any state in the United States, totaling approximately $3.0 billion in 2014. Combined with industry and university research funding, total research and development funding in the state was $18.4 billion in 2014.

As of August 2014, the unemployment rate within the Boston metropolitan statistical area (“MSA”) was 5.1%, compared to the U.S. average of 6.1%. The Boston MSA has a population of 4.6 million as of the 2010 census, and is one of the most educated workforces in all major metro areas with nearly 43% of its population over the age of 25 having obtained a bachelor’s degree or higher. Boston’s income per capita of $55,200 and median household income of $76,524 are 27% and 48% above the national levels, respectively. Income per capita in Massachusetts has ranked the third highest in the nation for the past several years.

The 2015 estimated population within a one-, three-, and five-mile radius of the Charles River Plaza North Property is 60,085, 437,262, and 963,632, respectively. From 2000 to 2015, the population within a one-, three-, and five-mile radius of the Charles River Plaza North Property has experienced an average annual growth rate of 2.19%, 1.18%, and 0.74%, respectively. The 2015 estimated average household income within a one-, three-, and five-mile radius of the property is $121,196, $89,544, and $83,763, respectively.

According to a market research report, the Charles River Plaza North Property is located in the Boston/Suffolk County office submarket cluster, which contains 158 Class A buildings totaling approximately 57.0 million sq. ft. of office space. The Boston/Suffolk County Class A submarket cluster vacancy rate is 8.5% and the average rental rate is $45.80 PSF in 1Q 2015. All rates reported have been converted into a full service equivalent rental rate. Furthermore, the Boston lab market has experienced a tightening of fundamentals and increased demand as vacancy hit its lowest mark, at 0.7%, with vacancy averaging at 2.7% over the past five years.

III-6

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Comparable Office Rentals(1)
Name	Charles River Plaza North Property	300 Third Avenue	125 Binney Street	300 Massachusetts Avenue	610 Main Street North	1 Joslin Place
Building Sq. Ft.	354,594(2)	131,547	386,097	250,000	267,855	425,000
Year Built	2005	2001	2014	2014	2014	2014
Tenant Name	Massachusetts General Hospital	Alnylam Pharma (Renewal)	ARIAD Pharma (Expansion)	Millennium	Pfizer	Dana Farber
Rent PSF	$66.11(2)	$59.46	$70.00	$74.87	$79.13	$77.00
Building Type	Class A	Class A	Class A	Class A	Class A	Class A
Lease Type	NNN	NNN	NNN	NNN	NNN	Gross
(1)	Source: Appraisal
(2)	Based on the rent roll dated September 6, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent	$22,077,841	$22,475,836	$22,882,190	$23,018,597	$25,505,442	$71.93
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$22,077,841	$22,475,836	$22,882,190	$23,018,597	$25,505,442	$71.93
Total Recoveries	3,502,455	3,600,214	3,649,461	3,696,497	3,648,910	10.29
Total Other Income	476,832	485,841	479,088	450,516	522,475	1.47
Less: Vacancy & Credit Loss	0	0	0	0	(583,087)	(1.64)
Effective Gross Income	$26,057,128	$26,561,891	$27,010,739	$27,165,610	$29,093,740	$82.05
Total Operating Expenses	3,916,688	4,013,050	4,113,102	4,095,553	4,537,605	12.80
Net Operating Income	$22,140,440	$22,548,841	$22,897,637	$23,070,057	$24,556,135	$69.25
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	0	0.00
Net Cash Flow	$22,140,440	$22,548,841	$22,897,637	$23,070,057	$24,556,135	$69.25

Property Management.    The Charles River Plaza North Property is managed by Davis Marcus Management, Inc., an affiliate of the sponsors.

Lockbox / Cash Management.    The Charles River Plaza North Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Management Trigger Event Period (as defined herein) is continuing, all funds are required to be remitted to the borrower on each business day. During a Cash Management Trigger Event Period, all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Event Period (as defined herein) is in effect, will be disbursed to the borrower, or if a Cash Sweep Event Period is in effect, held as additional collateral for the Charles River Plaza North Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default on the Charles River Plaza North Loan Combination, (ii) a bankruptcy action of borrower or borrower becoming insolvent, (iii) a bankruptcy action of guarantor or guarantor becoming insolvent, (iv) a bankruptcy action of the affiliated property manager or the affiliated property manager becoming insolvent, (v) the debt service coverage ratio of the Charles River Plaza North Loan Combination falling below 1.05x on a trailing twelve month basis, (vi) an event of default under the mezzanine loan, (vii) a Major Tenant Trigger Event (as defined herein), or (viii) the borrower failing to repay or defease the Charles River Plaza North Loan Combination in full on or before the payment date preceding the ARD. A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by borrower, guarantor or any affiliate of borrower or guarantor, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase borrower’s monetary obligations and borrower is not in default of its SPE provisions; (c) with regards to clause (iii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by borrower, guarantor or any affiliate of borrower or guarantor, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase guarantor’s monetary obligations or materially and adversely affect guarantor’s ability to perform its obligations under the loan documents; (d) with regards to clause (iv) above, if borrower replaces the affiliated manager with a replacement manager meeting certain requirements under the loan agreement, (e) with regards to clause (v) above, the debt service coverage ratio of the Charles

III-7

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

River Plaza North Loan Combination is greater than 1.10x based on the trailing twelve month period for two consecutive quarters, (f) with regards to clause (vi) above, a cure or waiver of the event of default under the mezzanine loan, provided that the mezzanine lender has not accelerated the mezzanine loan or commenced a foreclosure action and (g) with regards to clause (vii) above, the Major Tenant Trigger Event is cured.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default on the Charles River Plaza North Loan Combination or mezzanine loan, (ii) a bankruptcy action involving the borrower or guarantor or the borrower or guarantor has become insolvent, (iii) a bankruptcy action involving property manager or the property manager has become insolvent, (iv) the debt service coverage ratio falling below 1.05x on a trailing twelve month basis, (v) an event of default under the mezzanine loan, or (vi) the borrower failing to repay or defease the Charles River Plaza North Loan Combination on or before the payment date preceding the ARD. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; (c) with regards to clause (iii) above, if borrower replaces the affiliated manager with a replacement manager meeting certain requirements under the loan agreement; (d) with regards to clause (iv) above, the debt service coverage ratio being greater than 1.10x based on the trailing twelve month period for two consecutive quarters; (e) with regards to clause (v) above, cure or waiver of the event of default under the mezzanine loan, provided that the mezzanine lender has not accelerated the mezzanine loan or commenced a foreclosure action, and (f) with regards to clause (vi) above, an event of condition has occurred and is continuing, that would cure a Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) a Major Tenant (as defined herein) giving written notice of its intention to terminate or not extend or renew its lease, (ii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to lender), (iii) a Major Tenant fails to notify borrower of its election to extend or renew its lease prior to the date set forth in the lease for exercise of such renewal or extension option, (iv) if an event of default under any Major Tenant’s lease has occurred, (v) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect, (vii) if any Major Tenant fails to utilize more than 25% of the space demised under its lease for normal business operations, or (viii) the decline in the long term unsecured debt rating of the lease guarantor for General Hospital Corporation’s Lease below “BBB-” or equivalent by any two rating agencies made up of Moody’s, S&P or Fitch (or if only one of such rating agencies rates such lease guarantor, by such rating agency). A Major Tenant Trigger Event will end if, in regards to clause (i), clause (ii) or clause (iii) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space (or with respect to clause (i) only, the Major Tenant has revoked or rescinded its lease termination), in regards to clause (iv) above, the applicable event of default has been cured, in regards to clause (v) above, the Major Tenant’s lease is affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regards to clause (vi) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (vii) above, the Major Tenant recommences its operations at the leased premises and utilizes at least 75% of the leased premises with respect to the Major Tenant space or certain re-leasing conditions have been satisfied with respect to the Major Tenant space; in regards to clause (viii) above, the rating is raised so that such rating is no lower than “BBB-” or equivalent by each applicable rating agency; and in the case of a Major Tenant Trigger Event occurring when the General Hospital Corporation’s Lease is not in full force and effect, a debt service ratio for the applicable period (excluding revenues attributable to a lease as to which a Major Tenant Trigger event exists) is equal to or greater than 1.15x based on the trailing twelve month period.

A “Major Tenant” means (i) General Hospital Corporation or (ii) any tenant or replacement tenant or tenants that (together with its affiliates) leases space comprising 20% or more of either (a) the NRA or (b) the total in-place base rent at the Charles River Plaza North Property.

Initial Reserves.    At closing, the borrower deposited (i) $284,052 into a tax reserve account and (ii) $16,531 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $270,526, into a tax reserve account and (ii) 1/12 of the annual insurance premiums, which currently equates to $2,952, into an insurance reserve account (for those insurance policies that are not being provided by tenant or condominium association, as permitted under the loan documents). The requirement for the borrower to make monthly deposits to the insurance escrow will be waived with respect to the portion of insurance premiums relating to (a) policies covering the common area so long as (i) the condominium is not terminated, (ii) the condominium documents are in full force and effect, (iii) the condominium association is maintaining the policies and (iv) the policies comply with all applicable terms and conditions set forth in the loan agreement, and (b) any policy so long as (i) General Hospital Corporation Lease is in full force and effect, and (ii) MGH is carrying the insurance in accordance with all applicable terms and conditions set forth in the loan agreement.

The requirement for the borrower to make monthly deposits of $5,910 to the replacement reserve escrow is waived so long as the following conditions are met: (i) the General Hospital Corporation Lease is in full force and effect, (ii) no Major Tenant Trigger Event has

III-8

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

occurred and is continuing, (iii) the General Hospital Corporation is obligated under the General Hospital Corporation Lease to maintain the property in at least the same condition as required under the loan documents, and (iv) the General Hospital Corporation performs such obligations under its lease in a timely manner.

The requirement for the borrower to make monthly deposits of $29,550 to the TI/LC reserve escrow is waived so long as the following conditions are met: (i) the General Hospital Corporation Lease is in full force and effect or (ii) all deposits required to be made to the major tenant TI/LC reserves are being deposited therein as required pursuant to the loan agreement.

The requirement for the borrower to make monthly deposits to the Major Tenant TI/LC reserve escrow is waived so long as no Major Tenant Trigger Event exists. During the existence of a Major Tenant Trigger Event, the borrower is required to deposit an applicable portion of the excess cash flow (which is generally 100%, unless such Major Tenant Trigger Event is caused by a specific downgrade of the General Hospital Corporation Lease’s guarantor, in which event the applicable portion may be 50%-100%, depending on the extent of the downgrade) into the Major Tenant TI/LC reserve escrow.

Current Mezzanine or Subordinate Indebtedness.    The Charles River Plaza North Property is also the security for a subordinate B-Note, which has an outstanding principal balance as of the cut-off date of $33,945,985. In addition, a $100.0 million mezzanine loan was provided by Teachers Insurance and Annuity Association of America for the Benefit of the TIAA Real Estate Account. The mezzanine loan is coterminous with the Charles River Plaza North Loan Combination and accrues interest at a fixed rate of 6.0800% per annum. The mezzanine loan has a 10-year ARD and is interest only. Including the mezzanine loan and the subordinate B-Note, the Total Debt Cut-off Date LTV ratio is 76.1%, the Total Debt UW NCF DSCR is 1.14x and the Total Debt UW NOI Debt Yield is 7.1%.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-9

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

III-10

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Owned Collateral
MGH Extended Campus
MGH Main Campus
Hayden Planetarium
Nashua Street Park
Suffolk County Jail
Leverett Circle
MBTA Green Line Science Park
Whittier Place
Whittier Place
Emerson Place
Emerson Place
Blossom Court
Hawthorne Deck
Hawthorne Place
Hawthorne Place
Longfellow Place
Longfellow Place
COX ENTRANCE
GRAY ENTRANCE
JACKSON ENTRANCE
Blossom Street
William Cardinal O'Connell Way
Shriners Burns Institute
Massachusetts Eye and Ear Infirmary
Lunder Building
WANG ENTRANCE
Fruit Street
Staniford Street
Parkman Street
Charles River Plaza North
Liberty Hotel
Fruit St. Garage
Parkman St. Garage
Sleeper Hall
West End House
Holiday Inn
Charles River Plaza
165 Cambridge St.
175 Cambridge St.
MBTA Red Line Charles/MGH
Professional Office Bldg 275 Cambridge St

III-11

185 Cambridge Street Boston, MA 02114	Collateral Asset Summary – Loan No. 1 Charles River Plaza North	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,884,027 46.5% 1.85x 11.7%

Charlestown
Community College
Lechmere
CAMBRIDGE
Boston Harbor
MBTA
Zakim Bridge
Charlestown Br.
GREEN LINE
Cambridgeside Galleria
Museum of Science
Science Park
Edwin H. Land Blvd
Cambridge Pkwy
MIDDLESEX COUNTY
SUFFOLK COUNTY
Commercial St
US Coast Guard Base
Old North Church
Sumner Tunnel
Callahan Tunnel
NORTH STATION
TD Garden
O'Neill Federal Building
Causeway St
Canal St
North End
Hanover St
Paul Revere House
Atlantic Ave
Union Wharf
Boston Sailing Center
Massachusetts General Hospital
Shriners Hospital For Children
Staniford St
Merrimac St
New Chardon St
JFK Federal Bldg.
New England Holocaust Memorial
Cross St
Longfellow Bridge
Charles/MGH
Cambridge St
Bowdoin
Charles River Plaza North
185 Cambridge Street
Boston, MA 02114
BOSTON
City Hall
Faneuil Hall
Long Wharf
Boston Waterfront Marina
BLUE LINE
Beacon Hill
Charles River
Pinckney St
Joy St
State House
Gov't. Center
State
State St
Aquarium
Central Wharf
New England Aquarium
India St
Hatch Memorial Shell
Storrow Mem. Drive
Charles St
RED LINE
1 Beacon Street
School St
1 Boston Place
75 State Street
Suffolk University
Old South Meeting House
Milk St
1 Post Office Sq.
One and Two International Place
Rowes Wharf
India Wharf
Beacon St
Park St.
Franklin St
Pearl St
Fisher College
Boston Common
Tremont St
Downtown Crossing
Devonshire St
Federal St
Congress St
Seaport Blvd
Federal Court House
Back Bay
Commonwealth Ave
Arlington St
Boylston
Millennium Place
1 Lincoln Street
Essex St
Independence Wharf
Federal Reserve Bank
Newbury St
Arlington
Emerson College
Chinatown
One Financial Center
Courthouse
Seaport District
Chinatown
SOUTH STATION
Copley
Stuart St
Berkeley St
Wang Theatre
Tufts Univ. School of Medicine
Tufts Medical Ctr.
Kneeland St
Summer St
Congress St
St James Ave
Clarendon St
John Hancock Building
222 Berkeley
Newbury Coll.
New England Medical Center
ORANGE LINE
The Shops at Prudential Center
BACK BAY
Massachusetts Turnpike
Copley Place
131 Dartmouth Street
Harrison Ave
Herald St.
Herald St
Columbus Ave
Dartmouth St
Clarendon St
South End
Boston Ctr. for the Arts
E. Berkeley St.
E Berkeley St
W 4th St
SILVER LINE
Newton St
Tremont St
Shawmut Ave
Union Park St.
Harrison Ave
Union Park St
South Boston
Peabody
Lynn
Malden
Medford
Revere
Waltham
Somerville
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Quincy
Weymouth

III-12

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III-13

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

III-14

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

Mortgage Loan Information
Loan Seller:	BANA
Loan Purpose:	Refinance
Sponsors:	Jeffrey Feil; Lloyd Goldman
Borrowers:	261 Fifth Avenue TIC Owner LLC; Normandy 261 5th Ave LLC
Original Balance(1):	$70,000,000
Cut-off Date Balance(1):	$70,000,000
% by Initial UPB:	9.2%
Interest Rate:	4.4200%
Payment Date:	1st of each month
First Payment Date:	October 1, 2015
Maturity Date:	September 1, 2025
Amortization:	Interest Only
Additional Debt(1):	$110,000,000 Pari Passu Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$1,051,424	$350,475
Insurance:	$0	Springing
Replacement:	$0	$9,206
TI/LC:	$0	Springing
Free Rent:	$457,936	NAP

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$407
Balloon Balance / Sq. Ft.:	$407
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.64x
Underwritten NCF DSCR:	1.52x
Underwritten NOI Debt Yield:	7.4%
Underwritten NCF Debt Yield:	6.8%
Underwritten NOI Debt Yield at Balloon:	7.4%
Underwritten NCF Debt Yield at Balloon:	6.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1928 / 2015
Total Sq. Ft.:	441,922
Property Management:	Jeffrey Management Corp.
Underwritten NOI:	$13,235,872
Underwritten NCF:	$12,241,547
Appraised Value:	$300,000,000
Appraisal Date:	July 1, 2015

Historical NOI
Most Recent NOI:	$12,335,215 (December 31, 2014)
2013 NOI:	$10,943,668 (December 31, 2013)
2012 NOI:	$11,213,823 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.7% (July 31, 2015)
2014 Occupancy:	99.3% (December 31, 2014)
2013 Occupancy:	97.8% (December 31, 2013)
2012 Occupancy:	92.8% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $70.0 million represents the non-controlling Note A-2 of the $180.0 million 261 Fifth Avenue Loan Pair evidenced by two pari passu notes. The pari passu companion loan is evidenced by the controlling Note A-1 with an original principal balance of $110.0 million. For additional information on the pari passu companion loan, see “The Loan” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 261 Fifth Avenue Loan Pair.

III-15

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent(1)	Lease Expiration
Dan Klores Communication(2)	NR/NR/NR	38,877	8.8%	$35.87	7.4%	1/31/2022
Next Jump Inc	NR/NR/NR	38,346	8.7%	$49.38	10.0%	11/30/2017
Mistdoda Capital LLC(3)	NR/NR/NR	38,271	8.7%	$46.65	9.5%	10/31/2017
Richloom Fabrics Group	NR/NR/NR	28,885	6.5%	$37.50	5.7%	12/31/2017
Total Major Tenants		144,379	32.7%	$42.64	32.6%
Remaining Tenants		296,023	67.0%	$42.92	67.4%
Total Occupied Collateral		440,402	99.7%	$42.83	100.0%
Vacant		1,520	0.3%
Total		441,922	100.0%

(1)	% of Total U/W Base Rent excludes vacant space.
(2)	Dan Klores Communication is entitled to two months of free rent (November and December, 2015) in the total amount of $69,650, which amount was escrowed at closing.
(3)	Mistdoda Capital LLC is currently subleasing all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (12,757 sq. ft.), The Norwest Company, LLC (12,757 sq. ft.) and Badger & Winters Group, Inc. (12,757 sq. ft.).

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)(4)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	5	22,014	5.0%	22,014	5.0%	$45.32	5.3%	5.3%
2017	16	190,796	43.2%	212,810	48.2%	$42.60	43.1%	48.4%
2018	3	14,051	3.2%	226,861	51.3%	$52.22	3.9%	52.3%
2019	5	26,760	6.1%	253,621	57.4%	$48.75	6.9%	59.2%
2020	2	15,894	3.6%	269,515	61.0%	$38.30	3.2%	62.4%
2021	8	68,470	15.5%	337,985	76.5%	$39.42	14.3%	76.7%
2022	4	75,476	17.1%	413,461	93.6%	$38.53	15.4%	92.1%
2023	1	1,704	0.4%	415,165	93.9%	$101.09	0.9%	93.1%
2024	1	11,030	2.5%	426,195	96.4%	$50.00	2.9%	96.0%
2025	2	9,880	2.2%	436,075	98.7%	$52.52	2.8%	98.7%
Thereafter	1	4,327	1.0%	440,402	99.7%	$55.00	1.3%	100.0%
Vacant	NAP	1,520	0.3%	441,922	100.0%	NAP	NAP
Total / Wtd. Avg.	48	441,922	100.0%			$42.83	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.
(2)	The rollover schedule includes contractual rent steps through September 2016.
(3)	Certain tenants may have multiple co-terminus leases that are consolidated for purposes of this Lease Rollover Schedule.
(4)	Mistdoda Capital LLC is currently subleasing all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (12,757 sq. ft.), The Norwest Company, LLC (12,757 sq. ft.) and Badger & Winters Group, Inc. (12,757 sq. ft.). The subleases are consolidated for purposes of this Lease Rollover Schedule.

The Loan.    The 261 Fifth Avenue loan (the “261 Fifth Avenue Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in the 441,922 sq. ft. Class B office building located at 261 Fifth Avenue in New York City, New York (the “261 Fifth Avenue Property”) with an original and cut-off date principal balance of $70.0 million. The 261 Fifth Avenue Loan represents the non-controlling Note A-2 of the $180.0 million whole loan evidenced by two pari passu notes (the “261 Fifth Avenue Loan Pair”). The pari passu companion loan (the “261 Fifth Avenue Companion Loan”) is evidenced by the controlling Note A-1 with an original principal balance of $110.0 million, and is expected to be contributed to a future securitization trust. The 261 Fifth Avenue Loan has a 10-year term, accrues interest only at a fixed rate equal to 4.4200% per annum (the same rate as the 261 Fifth Avenue Companion Loan), and is entitled to payments on a pro rata and pari passu basis with the 261 Fifth Avenue Companion Loan. The holders of the 261 Fifth Avenue Loan and the 261 Fifth Avenue Companion Loan have entered into an agreement among note-holders, which sets forth the allocation of collections of the 261 Fifth Avenue Loan Pair. The 261 Fifth Avenue Loan will be serviced pursuant to the terms of the BACM 2015-UBS7 transaction until the securitization of the 261 Fifth Avenue Companion Loan, at which time the 261 Fifth Avenue Loan Pair will be serviced pursuant to the terms of the pooling and servicing agreement entered into with respect to such future securitization.

III-16

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

Loan proceeds were used to retire existing debt of approximately $141.6 million, fund upfront reserves of approximately $1.5 million and pay closing costs of approximately $2.3 million, giving the borrowers a return of equity of approximately $34.6 million. Based on the appraised value of $300.0 million as of July 1, 2015, the cut-off date LTV ratio for the 261 Fifth Avenue Loan Pair is 60.0%. The most recent prior financing of the 261 Fifth Avenue Property was included in the MSC 2005-HQ7 transaction.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$110,000,000	$110,000,000	Future Securitization	Yes
Note A-2	$70,000,000	$70,000,000	BACM 2015-UBS7	No
Total	$180,000,000	$180,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1)	$180,000,000	100.0%	Loan Payoff	$141,631,767	078.7%
			Reserves	$1,509,360	000.8%
			Closing Costs	$2,254,035	001.3%
			Return of Equity	$34,604,839	019.2%
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%
(1)	The 261 Fifth Avenue Loan of $70.0 million represents the non-controlling Note A-2 of the total $180.0 million 261 Fifth Avenue Loan Pair evidenced by two pari passu notes. The pari passu serviced companion loan is comprised of the controlling Note A-1 with an original principal balance of $110.0 million. For additional information on the pari passu serviced companion loan, see “The Loan” herein.

The Borrower / Sponsor.    The borrowers are tenants in common, 261 Fifth Avenue TIC Owner LLC and Normandy 261 5th Ave LLC, each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Jeffrey Feil and Lloyd Goldman.

Jeffrey Feil is the President and Chief Executive Office of the Feil Organization, Inc, a New York based real estate investment, development and management firm that owns and has developed and managed over 26 million sq. ft. of retail, commercial and industrial properties, over 5,000 residential rental units and hundreds of net leased properties. Mr. Feil is a founding partner of the real estate lending platform RCG Longview, and also serves on the Board of Governors of the New York Real Estate Board and as President of The Feil Family Foundation.

Lloyd Goldman is the President of BLDG Management Co., Inc. and its affiliates, which owns and manages a national real estate portfolio of in excess of 400 properties, including over 7,000 residential units and over 20 million sq. ft. of commercial properties. BLDG Management Co., Inc. and its affiliates employ over 80 people for property management, leasing and support and over 750 people for the operation and maintenance of its properties.

The Property. The 261 Fifth Avenue Property was constructed in 1928 by renowned architect Ely Jacques Kahn and is a designated New York City landmark. The 261 Fifth Avenue Property is a 26-story, Class B office building located at the southeast intersection of Fifth Avenue and East 29th Street in Manhattan’s Midtown South market and consists of 441,922 sq. ft. (427,869 sq. ft. of office space and 14,053 sq. ft. of retail with frontage along both Fifth Avenue and 29th Street). The 261 Fifth Avenue Property is proximate to the Empire State Building, Madison Square Garden, the Flatiron and Madison Square Park and to several mass transit options including the 1, N, R and 6 subway trains (all within two blocks), and additional subway lines, New Jersey Path and Transit trains, Long Island Railroad and Amtrak trains.

The borrowers acquired the 261 Fifth Avenue Property in 2005 and has a current cost basis of $193.2 million. In 2015, the borrowers began a capital improvement and renovation plan that calls for approximately $17.5 million in the 261 Fifth Avenue Property over the next six years. The renovation plans include upgrades to the lobby, façade, mechanicals, common areas, and conversion to a gas boiler.

As of July 31, 2015, the 261 Fifth Avenue Property was 99.7% leased by 44 office and 4 retail tenants. The largest tenants are Dan Klores Communication, Next Jump Inc, Mistdoda Capital LLC and Richloom Fabrics Group, with no other tenant leasing more than 4.4% of sq. ft. or representing more than 4.8% of base rent. The retail spaces are currently occupied by Harounian Rugs International, Den Enterprises Inc (d/b/a Saint-Petersburg), Subway Real Estate Corp and Starbucks Corp. Historical occupancy at the 261 Fifth Avenue Property has averaged 96.6% for the last three years.

Environmental Matters. The Phase I environmental report dated June 13, 2015 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 216 Fifth Avenue Property.

III-17

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

Major Tenants.

Dan Klores Communication (38,877 sq. ft., 8.8% of NRA, 7.4% of U/W Base Rent) Dan Klores Communication occupies 38,877 sq. ft. under an initial lease dated June 29, 2010 and expiring January 31, 2022, with one five-year renewal option at fair market rent. Pursuant to the lease, the tenant pays a current base rent of $35.87 PSF and is entitled to two months of rent abatement from November through December, 2015 totaling $69,650. Dan Klores Communication is an independent public relations firm with offices in New York, Los Angeles, Chicago, San Francisco and Washington, D.C. Its clients range from Fortune 100 companies to small startups and individuals.

Next Jump Inc (38,346 sq. ft., 8.7% of NRA, 10.0% of U/W Base Rent) Next Jump Inc occupies 38,346 sq. ft. under a lease dated August 1, 2007 and expiring July 31, 2017. Pursuant to the lease, the tenant pays a current base rent of $47.33 PSF, which will increase to $48.69 PSF by December 2015 and to $50.08 PSF by December 2016. Next Jump Inc is an e-commerce company that manages exclusive perks, benefits, rewards and recognition for over 70% of the Fortune 1000 companies and for its merchant partners reaches a customer network of over 70 million members.

Mistdoda Capital LLC (38,271 sq. ft., 8.7% of NRA, 9.5% of U/W Base Rent) Mistdoda Capital LLC was an entity under the common control of Croscill, Inc., a textile manufacturer. Mistdoda Capital LLC pays a current base rent of $45.30 PSF, which will increase to $46.66 PSF beginning November 2015 and to $48.05 PSF beginning November 2016. Mistdoda Capital LLC currently subleases all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (occupying 12,757 sq. ft. under a sublease dated August 27, 2010), The Norwest Company, LLC (occupying 12,757 sq. ft. under a sublease dated December 20, 2010) and Badger & Winters Group, Inc. (occupying 12,757 sq. ft. under a sublease dated June 29, 2010).

Richloom Fabrics Group (28,885 sq. ft., 6.5% of NRA, 5.7% of U/W Base Rent) Richloom Fabrics Group occupies 28,885 sq. ft. under a lease dated January 1999 and expiring December 31, 2017. Pursuant to the lease, the tenant pays a current base rent of $37.50 PSF. Richloom Fabrics Group is a privately held home furnishings company specializing in servicing hospitality clients, furniture manufacturers worldwide, over-the-counter fabric retailers, jobbers, recreational vehicles and outdoor manufacturers.

The Market.    The 261 Fifth Avenue Property is located in the Midtown South office market, which includes businesses in the fashion, art, advertising and high-tech industries. The Midtown South office market outperforms other Manhattan office markets with a vacancy rate of 7.0%, which rate has remained under 10% over the past five years. Supply is especially limited for larger blocks of space. During the first quarter of 2015, only four blocks of 100,000 sq. ft. or larger were available. Over the past year, the Midtown South office market’s average asking rent has risen by 5.4%. Midtown South’s Class B office space is the most expensive in its class of any Manhattan office market, at an asking rent of $65.67 PSF. Comparable space in Midtown and Downtown carries an average asking rent of $54.69 PSF and $41.86 PSF, respectively.

The 261 Fifth Avenue Property is located in the Madison/Union Square submarket of the Midtown South office market. During the first quarter of 2015, the Madison/Union Square submarket had a vacancy rate of 7.3%, 1.6% less that the same period last year, and the lowest vacancy since the second quarter of 2013. The submarket had a weighted average Class B office rent of $66.17 PSF. The weighted average underwritten office rent at the 261 Fifth Avenue Property is $42.03 PSF. Class B available space decreased 14.4% during the first quarter of 2015 from the previous quarter. The submarket continued a streak of five consecutive quarters of positive absorption which registered 237,548 sq. ft. in the first quarter of 2015.

III-18

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

The subsequent chart presents the primary competitive properties to the 261 Fifth Avenue Property:

Competitive Set(1)
Name	Asking Rent	Year Built / Renovated	Direct Occupancy	Size (Sq. Ft.)	Stories
261 Fifth Avenue Property	$43(2)	1928 / 2015	99.7%(3)	441,922(3)	26
60 Madison Avenue	$64 - $68	1910	80.5%	183,400	13
79 Madison Avenue	$65	1925 / 2005	86.9%	216,000	17
105 Madison Avenue	$59	1913	94.2%	231,000	20
11 East 26th Street	$68	1912	94.8%	230,000	21
345-355 Park Avenue South	N/A	1912 / 1999	100.0%	240,000	12
360 Park Avenue South	N/A	1912	100.0%	451,000	20
381 Park Avenue South	$55	1910	87.8%	192,000	17
230 Fifth Avenue	N/A	1915	100.0%	300,000	20
Range / Wtd. Avg. / Total(4)	$55 - $68		94.5%	2,043,400
(1)	Source: Appraisal
(2)	Reflects current weighted average underwritten rent at the 261 Fifth Avenue Property.
(3)	Based on the rent roll dated July 31, 2015.
(4)	Range / Wtd. Avg. / Total excludes the 261 Fifth Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$15,320,343	$15,372,196	$16,747,229	$18,860,856	$42.68
Value of Vacant Space	0	0	0	91,200	0.21
Gross Potential Rent	$15,320,343	$15,372,196	$16,747,229	$18,952,056	$42.89
Total Recoveries	2,192,866	2,363,793	2,673,153	3,090,171	6.99
Total Other Income	129,659	70,161	134,271	129,484	0.29
Less: Vacancy(2)	0	0	0	(1,102,111)	(2.49)
Effective Gross Income	$17,642,868	$17,806,150	$19,554,653	$21,069,600	$47.68
Total Operating Expenses	6,429,045	6,862,482	7,219,438	7,833,728	17.73
Net Operating Income	$11,213,823	$10,943,668	$12,335,215	$13,235,872	$29.95
TI/LC	0	0	0	883,844	2.00
Capital Expenditures	0	0	0	110,481	0.25
Net Cash Flow	$11,213,823	$10,943,668	$12,335,215	$12,241,547	$27.70

(1)	U/W Base Rent includes $282,648 in contractual step rent through September 2016.
(2)	U/W Vacancy represents 5.0% of gross income.

Property Management.    The 261 Fifth Avenue Property is managed by Jeffrey Management Corp., a borrower affiliate.

Lockbox / Cash Management.    The 261 Fifth Avenue Loan is structured with a hard lockbox and springing cash management. The borrowers sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During the continuance of a Cash Sweep Period (as defined herein), all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. All funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts (if any) will be remitted to the borrowers on a daily basis.

A “Cash Sweep Period” will occur upon the debt service coverage ratio falling below 1.30x and will end upon the debt service coverage ratio equaling or exceeding 1.35x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrowers deposited (i) $1,051,424 into a tax reserve account and (ii) $457,936 into the Free Rent Reserve for free rent periods ranging from one to eight months, relating to ten individual tenants.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $350,475, into a tax reserve account, (ii) 1/12 of the annual insurance premiums (unless the borrowers maintain coverage under a blanket insurance policy) into an insurance reserve account and (iii) $9,206 into a capital expenditure account. Upon the debt service coverage ratio falling below 1.40x until the debt service coverage ratio equaling or

III-19

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

exceeding 1.40x for two consecutive quarters, the borrowers are required to deposit monthly reserves of $73,665 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-20

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

III-21

261 Fifth Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 261 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.0% 1.52x 7.4%

TIMES SQUARE
W. 42nd St.
Grand Central Terminal
Port Authority Bus Terminal
Bryant Park
New York Public Library
W. 40th St.
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
W. 39th St.
E. 39th St.
Midtown
W. 38th St.
E. 38th St.
Garment District
W. 37th St.
E. 37th St.
Broadway
W. 36th St.
E. 36th St.
The Morgan Library & Museum
W. 35th St.
E. 35th St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
Macy's
Manhattan Center
HERALD SQUARE
W. 34th St.
E. 34th St.
Empire State Building
One Penn Plaza
LONG ISLAND RAILROAD
Madison Square Garden
PENN STATION
Manhattan Mall
W. 32nd St.
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
261 Fifth Avenue
261 Fifth Avenue
New York, NY 10016
East Side
W. 31st St.
W. 30th St.
E. 30th St.
W. 29th St.
E. 29th St.
Lexington Avenue Campus, Touro College
Kips Bay
NYU Medical Center
NYU School of Medicine
Fashion Institute of Technology
W. 28th St.
E. 28th St.
3rd Ave.
2nd Ave.
1st Ave.
Bellevue Hospital Center
FDR Drive
W. 27th St.
E. 27th St.
NY Life Insurance Bldg.
W. 26th St.
E. 26th St.
MANHATTAN
W. 25th St.
E. 25th St.
Madison Square Park
Supreme Court-Appellate Division
Baruch College
VA New York Harbor Medical Center
W. 24th St.
E. 24th St.
Metropolitan Life Building
W. 23rd St.
E. 23rd St.
Flatiron Building
W. 22nd St.
E. 22nd St.
Gramercy Park
W. 21st St.
E. 21st St.
Flatiron District
Gramercy Park
Cabrini Medical Center
W. 20th St.
E. 20th St.
Park Ave. South
Theo. Roosevelt Birthplace Natl. Historic Site
W. 19th St.
E. 19th St.
Irving Pl.
NYU Hospital for Joint Diseases
Stuyvesant Town
W. 18th St.
E. 18th St.
NY Film Academy School of Film & Acting
Beth Israel Medical Center
W. 17th St.
E. 17th St.
W. 16th St.
E. 16th St.
Union Square
W. 15th St.
E. 15th St.
Con Edison Building
W. 14th St.
E. 14th St.
New York Eye & Ear Infirmary
W. 13th St.
E. 13th St.
Forbes Galleries
NYU American Language Institute
Alphabet City
W. 12th St.
E. 12th St.
Village Temple
Benjamin N. Cardozo School of Law
Eugene Lang College - The New School of Liberal Arts
W. 11th St.
E. 11th St.
First Presbyterian Church
Grace Church
4th Ave.
Ave. A
W. 10th St.
E. 10th St.
University Pl.
W. 9th St.
E. 9th St.
Greenwich Ave.
Tompkins Square Park
West Village
Greenwich Village
East Village
W. 8th St.
St. Marks Pl.
Cooper Union
Waverly Pl.
Astor Pl.
E. 7th St.
Washington Arch
Tisch School of the Arts
St. George Ukrainian Catholic Church
Washington Pl.
E. 6th St.
Washington Square
New York University
Hebrew Union College - Jewish Inst. of Religion
Ukrainian Museum
E. 5th St.
W. 4th St.
Hudson St.
Bleecker St.
Upper West Side
Central Park
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
Union City
MANHATTAN
Williamsburg
Hoboken
Greenwich Village
Soho
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

III-22

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III-23

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

III-24

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	Simon Property Group, L.P.; White Lodging Services Corporation
Borrowers:	Domain Hotel Operating Company, LLC; Domain Hotel Company, LLC
Original Balance:	$70,000,000
Cut-off Date Balance:	$70,000,000
% by Initial UPB:	9.2%
Interest Rate:	4.1203%
Payment Date:	1st of each month
First Payment Date:	October 1, 2015
Maturity Date:	September 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(89), O(7)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$205,279
Balloon Balance / Room:	$163,781
Cut-off Date LTV:	56.0%
Balloon LTV:	44.7%
Underwritten NOI DSCR:	2.55x
Underwritten NCF DSCR:	2.29x
Underwritten NOI Debt Yield:	14.9%
Underwritten NCF Debt Yield:	13.3%
Underwritten NOI Debt Yield at Balloon:	18.6%
Underwritten NCF Debt Yield at Balloon:	16.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	2010 / NAP
Total Rooms:	341
Property Management:	White Lodging Services Corporation
Underwritten NOI:	$10,395,452
Underwritten NCF:	$9,317,873
Appraised Value:	$125,000,000
Appraisal Date:	July 14, 2015

Historical NOI
Most Recent NOI:	$10,046,816 (T-12 June 30, 2015)
2014 NOI:	$9,638,643 (December 31, 2014)
2013 NOI:	$8,438,566 (December 31, 2013)
2012 NOI:	$7,198,276 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	75.1% (June 30, 2015)
2014 Occupancy:	75.9% (December 31, 2014)
2013 Occupancy:	77.3% (December 31, 2013)
2012 Occupancy:	73.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

III-25

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

Historical Occupancy, ADR, RevPAR(1)
	Westin Hotel at the Domain Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.4%	$152.33	$107.20	67.3%	$130.98	$88.12	104.6%	116.3%	121.7%
2012	73.0%	$168.79	$123.26	69.9%	$138.47	$96.74	104.5%	121.9%	127.4%
2013	77.3%	$183.03	$141.54	70.5%	$149.65	$105.47	109.7%	122.3%	134.2%
2014	75.9%	$196.53	$149.10	72.8%	$157.55	$114.77	104.1%	124.7%	129.9%
T-12 May 2015	75.1%	$199.68	$149.92	72.1%	$162.09	$116.94	104.1%	123.2%	128.2%
(1)	Source: Hospitality research report

The Loan.    The Westin Hotel at the Domain loan (the “Westin Hotel at the Domain Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 341-room, full service hotel located at 11301 Domain Drive in Austin, Texas (the “Westin Hotel at the Domain Property”) with an original principal balance of $70.0 million. The Westin Hotel at the Domain Loan has a 10-year term and amortizes on a 30-year schedule. The Westin Hotel at the Domain Loan accrues interest at a fixed rate equal to 4.1203% per annum and has a cut-off date balance of $70.0 million. The Westin Hotel at the Domain Loan proceeds were used to retire existing debt of approximately $45.1 million, pay closing costs of $628,816, and return equity to the sponsors of approximately $24.3 million. Based on the appraised value of $125.0 million as of July 14, 2015, the cut-off date LTV ratio is 56.0% and the remaining implied equity is $55.0 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$70,000,000	100.0%	Loan Payoff	$45,089,612	064.4%
			Closing Costs	$628,816	000.9%
			Return of Equity	$24,281,572	034.7%
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

The Borrower / Sponsor.    The borrowers, Domain Hotel Operating Company, LLC and Domain Hotel Company, LLC, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, with two independent directors for each of the borrowers in its organizational structure. The sponsors of the borrowers are Simon Property Group, L.P. (“Simon”) and White Lodging Services Corporation (“White Lodging”).

Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico.

White Lodging is a hospitality company with over 163 premium branded, full service and select service hotels across 20 states with over 30 restaurants, totaling more than $1 billion in revenue. Since 1985, White Lodging has developed and managed over 120 premium branded hotels, representing more than $2.5 billion in investment value. White Lodging has partnerships with Starwood, Marriott International, Global Hyatt, and Hilton. Over the last three years White Lodging has added six Starwood branded-properties and eight Hyatt-branded properties to its portfolio, including hotels under development.

For so long as Simon and/or White Lodging are the guarantors, the recourse liability of the guarantors will be limited to matters that relate to voluntary or collusive involuntary bankruptcy, voluntary liens or transfers in violation of the loan documents, and the failure to replace a terminated franchise agreement with an acceptable replacement franchise agreement and to matters arising under the environmental indemnity.

The Property.    The Westin Hotel at the Domain Property is an eight-story, 341 room full service hotel constructed in 2010 on a 5.6 acre site with 377 parking spaces. Of the 341 rooms, 201 are king rooms, 132 are double rooms and eight are suites. In-room amenities include a 37” flat screen television, high speed internet, iHome docking station, complimentary daily newspaper, desk and ergonomic chair, microwave and a refrigerator. Certain rooms are WestinWORKOUT® rooms, which in addition to the traditional room layout, feature a treadmill, DVD player, workout DVDs, adjustable dumbbells and other fitness equipment in the guest room. Upon request, the Westin Hotel at the Domain Property also provides pet amenities including a dog bed, bowl and mat.

The Westin Hotel at the Domain Property amenities include a heated outdoor pool and whirlpool, 17,000 sq. ft. of meeting and pre-function space including an 8,000 sq. ft. ball room, a 24-hour business center and a 24-hour gym. The meetings spaces can be separated by up to 17 different rooms, with a variety of configurations. The 8,000 sq. ft. Primrose ballroom features 18’ ceilings, adjustable lighting, chandeliers and classic décor and can accommodate up to 800 guests. The smaller Wine Room, which can accommodate up to 20 guests, features a wine cooler storage, display cases, as well as decorative shelving featuring local and

III-26

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

artisanal cookbooks. Meeting and wedding amenities include specialized coordinators, catering, teleconferencing equipment, video-conferencing equipment and audiovisual equipment. The 24-hour fitness center at the Westin Hotel at the Domain Property features state-of-the-art machines, flat-screen TVs, complimentary towel service as well as a gear lending service, which provides athletic shoes and apparel for guests. Dining options at the hotel include Urban - An American Grill, as well as the Urban Lounge, which offers wine, beers, cocktails and snacks. The hotel also offers access to the Domain Spa Réveil, a luxury spa with women’s and men’s Turkish steam baths, a sanctuary lounge, couples’ suite and in-room treatments as well as a number of other spa services.

The Westin Hotel at the Domain Property received the Conde Nast Reader’s Choice Awards: Best in the World Top 200 Hotels in 2011, the year after it was developed. It is currently rated 4 diamonds by AAA and 4 stars by Northstar. The Westin Hotel at the Domain Property is also rated 4.5 stars out of 5 on Tripadvisor, and has received the Tripadvisor certificate of excellence.

Environmental Matters.     The Phase I environmental report dated July 21, 2015 recommended no further action at the Westin Hotel at the Domain Property.

The Market.    The Westin Hotel at the Domain Property is located within the central portion of a multi-phased development of high-density business, retail and residential properties (“The Domain”) approximately 10.0 miles northwest of the Austin central business district (“CBD”). The Domain is operated by Simon Property Group and located in the high-tech corridor of northwest Austin. The Domain also offers more than 800 residential units and over 1.25 million sq. ft. of class A office space. The first phase of The Domain opened in 2007 and includes 700,000 sq. ft. of restaurants, office space, upscale retail stores, and apartments. The Domain Mall is anchored by Neiman Marcus, Macy’s, Dillard’s and Dick’s Sporting Goods. Other retailers include Apple, Barneys New York CO-OP, Burberry, and a Microsoft store. In January of 2014, Whole Foods opened a 63,000 sq. ft. store approximately half a mile from the Domain Mall and the Westin Hotel at the Domain Property. Phase II opened in spring 2008 and added an additional 350,000 sq. ft. of retail space, restaurants, apartments, a theater, and other entertainment options including a music venue that hosts live bands on weekends and food trucks. Once phase III is completed, expected in Fall 2016, the 304-acre development will be comprised of over 5,000 residential units, 1.8 million sq. ft. of retail space and 3.5 million sq. ft. of office space. Nordstrom’s plans to occupy a 149,000 sq. ft. store in Phase III and is expected to open in Fall 2016, and Saks Fifth Avenue has signed a letter of intent for Phase III.

The Westin Hotel at the Domain Property is located in Austin, Texas, approximately 10 miles northwest of the Austin CBD. As of January 2015, the City of Austin’s unemployment rate was 3.4%, which is lower than both the national and the state unemployment rates, as of May 2015, of 6.1% and 4.1%, respectively. Located in Travis County, the Westin Hotel at the Domain Property is part of the Austin-Round Rock metropolitan statistical area (“Austin-Round MSA”). The Austin-Round MSA has an estimated 2015 population of approximately 1.9 million, making it the fourth largest MSA in Texas.

Austin has become a major high-tech industry city and was recently ranked the No. 1 city for tech businesses globally by the Savills World Research in 2015 over San Francisco and 10 other cities. The area has more than 91,000 people working for approximately 3,700 technology firms. Samsung Electronics announced a $4.0 billion expansion at their Austin facility at the end of 2012, which increased their total investment in Austin to $15 billon. The IBM Corp. campus with 6,000 employees is located within The Domain and the Apple campus is less than five minutes away from the Westin Hotel at the Domain Property with 2,500 employees, as well as divisions from Emerson, Cisco, and AT&T. Dell Inc.’s headquarters with 12,000 employees is located within 10 minutes from The Domain.

Austin is the State Capital of Texas, and is home to the University of Texas - Austin, the fifth-largest single-campus enrollment in the nation with 24,000 faculty and staff employed by the university. The Austin area also has numerous tourist attractions; many of which are centered around the city’s vibrant live music scene with more music venues per capita than any other city in the U.S. The area has drawn a number of music festivals including the Austin City Limits Music Festival and South by Southwest (“SXSW”). Austin City Limits is the longest running music program on American television. The success of the television series has led to the annual Austin City Limits Music Festival, which takes place over two three-day weekends. The area also holds SXSW, with over 2,000 performers and bands playing in more than 100 different venues, which generated an economic impact of approximately $315.3 million in 2014.

The market mix with respect to the Westin Hotel at the Domain Property consists of 27.0% group, 45.0% corporate, and 28.0% leisure. The corporate demand is primarily related to the concentration of Class A office space in northwest Austin, with over 15.0 million sq. ft., including corporations such as IBM Inc., Apple, Dell Inc., Emerson, Cisco, AT&T, and National Instrument. The leisure demand is generated by SXSW, Formula One, University of Texas, sporting events, and weddings. The group demand is primarily related to corporate meetings, training seminars for businesses and government, and social and sports groups.

III-27

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

The subsequent chart presents the primary competitive properties to the Westin Hotel at the Domain Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	Occupancy(2)	ADR(2)	RevPAR(2)
Westin Hotel at the Domain Property	341(3)	2010	17,000	75.1%(3)	$201.88(3)	$151.58(3)
Holiday Inn Austin Northwest Arboretum Area	194	1984	2,640	71.0%	$110.00	$78.10
Renaissance Austin Hotel	492	1986	65,000	74.0%	$185.00	$136.90
Sheraton Hotel Austin at the Capitol	363	1986	9,602	74.0%	$185.00	$136.90
Embassy Suites Austin Arboretum	150	1998	2,000	78.0%	$175.00	$136.50
Marriott Austin North	295	2001	14,905	73.0%	$150.00	$109.50
Aloft Hotel Austin at the Domain	140	2009	1,634	78.0%	$185.00	$144.30
Total / Wtd. Avg.(4)	1,634			74.2%	$155.80	$125.57
(1)	Source: Appraisal
(2)	Competitive Set Occupancy, ADR and RevPAR represent mid-year 2015 estimates from the appraiser.
(3)	Source: Historical operating statements. Based on trailing twelve months ending June 30, 2015.
(4)	Total / Wtd. Avg. excludes the Westin Hotel at the Domain Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 6/30/2015	U/W	U/W per Room
Occupancy	73.0%	77.3%	75.9%	75.1%	75.1%
ADR	$168.85	$183.68	$197.80	$201.88	$201.88
RevPAR	$123.26	$141.98	$150.07	$151.58	$151.58

Room Revenue	$15,383,560	$17,672,008	$18,678,155	$18,865,927	$18,865,927	$55,325
F&B Revenue	5,420,035	6,622,497	7,133,720	7,709,455	7,709,455	22,608
Other Revenue	350,066	286,549	361,209	364,079	364,079	1,068
Total Revenue	$21,153,661	$24,581,054	$26,173,084	$26,939,461	$26,939,461	$79,001
Operating Expenses	5,573,624	6,555,592	6,550,642	6,647,844	6,647,844	19,495
Undistributed Expenses	6,853,940	7,791,611	8,206,641	8,335,241	7,748,015	22,721
Gross Operating Profit	$8,726,097	$10,233,851	$11,415,801	$11,956,376	$12,543,602	$36,785
Total Fixed Charges	1,527,821	1,795,285	1,777,158	1,909,560	2,148,150	6,300
Net Operating Income	$7,198,276	$8,438,566	$9,638,643	$10,046,816	$10,395,452	$30,485
FF&E	0	0	0	60,267	1,077,578	3,160
Net Cash Flow	$7,198,276	$8,438,566	$9,638,643	$9,986,549	$9,317,873	$27,325

Property Management.    The Westin Hotel at the Domain Property is managed by White Lodging Services Corporation.

Lockbox / Cash Management.    The Westin Hotel at the Domain Loan is structured with a soft lockbox and springing cash management. All rent and other revenue of the Westin Hotel at the Domain Property is required to be collected by the borrowers and/or property manager and deposited into a clearing account controlled by the lender once per week. During a Cash Sweep Event Period (as defined herein), all funds in the clearing account will be swept on each business day into a cash management account under the control of the lender and applied toward the payment of debt service and funding of required monthly reserves and approved operating expenses. Any excess, if no Cash Sweep Event Period is in effect, will be disbursed to the borrowers or, if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the guarantors or property manager or (iii) if the debt service coverage ratio based on the trailing 12 month period falling below 1.15x for two consecutive quarters. A Cash Sweep Event Period will be cured (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by the lender, (b) with respect to clause (ii) above, upon the replacement of such guarantor or property manager with the qualified guarantor or property manager, and (c) with respect to clause (iii) above, upon the debt service coverage ratio based on the trailing 12 month period being equal to or greater than 1.15x for two consecutive quarters.

Initial Reserves.    None.

III-28

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

Ongoing Reserves.    During a Cash Sweep Event Period on a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated annual insurance premiums into an insurance reserve account and (iii) 4.0% of monthly gross revenues into a monthly FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    The borrowers may make transfers of immaterial or non-income producing portions of the Westin Hotel at the Domain Property, including portions of the ring road, to third parties, affiliates of the borrowers or the government, provided that if immediately following the partial release, the ratio of the unpaid principal balance of the Westin Hotel at the Domain Loan to the value of the remaining Westin Hotel at the Domain Property is greater than 125%, then the borrowers are required to pay down the loan by a qualified amount to satisfy REMIC requirements.

III-29

11301 Domain Drive Austin, TX 78758	Collateral Asset Summary – Loan No. 3 Westin Hotel at the Domain	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 56.0% 2.29x 14.9%

Westin Hotel at the Domain
11301 Domain Drive
Austin, TX 78758
Cedar Park
Brushy Creek
ROUND ROCK
Anderson Mill
Jollyville
WILLIAMSON COUNTY
Pflugerville
Wells Branch
Balcones Woods
Great Hills
Dessau
Gracywoods
Windsor Hills
Jester Point
Quail Creek
AUSTIN
Westcliff
North Shoal Creek
Northwest Hills
Allandale
Highland
TRAVIS COUNTY
West Lake Hills
West Campus
Arts District
Rollingwood
Downtown
MoPac Expwy
METRORAIL
Research Blvd
Colorado River
The Domain
Austin-Bergstrom Intl. Airport 14 miles
University of Texas
Camp Mabry Military Reservation
Walnut Creek Metropolitan Park
Big Walnut Creek Greenbelt
Bull Creek Greenbelt
Steck Valley Greenbelt
Balcones Country Club
Mid Valley Golf Course
Great Hills Golf Club
Austin Country Club
Gustavo L. Garcia Park
Georgetown
Leander
Lakeway
Mahor

III-30

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III-31

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

III-32

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	Patrick C. Kennedy; The Patrick and Julie Kennedy Revocable Trust
Borrower:	Mission Smartspace Senior LLC
Original Balance:	$52,500,000
Cut-off Date Balance:	$52,500,000
% by Initial UPB:	6.9%
Interest Rate:	4.55154%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$12,500,000 Mezzanine Debt
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$31,770	$4,814
Insurance:	$24,140	Springing
Replacement:	$1,356,263	Springing
TI/LC:	$0	$125
Tenant Obligation Funds:	$420,000	$0
Major Tenant Rollover Funds:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Bed:	$131,250	$162,500
Balloon Balance / Bed:	$131,250	$162,500
Cut-off Date LTV:	54.4%	67.4%
Balloon LTV:	54.4%	67.4%
Underwritten NOI DSCR:	1.78x	1.30x
Underwritten NCF DSCR:	1.76x	1.29x
Underwritten NOI Debt Yield:	8.2%	6.6%
Underwritten NCF Debt Yield:	8.1%	6.6%
Underwritten NOI Debt Yield at Balloon:	8.2%	6.6%
Underwritten NCF Debt Yield at Balloon:	8.1%	6.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(3):	Student Housing
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	2015 / NAP
Total Beds(3):	400
Property Management:	Panoramic Management, LLC
Underwritten NOI:	$4,306,733
Underwritten NCF:	$4,266,733
“As-is” Appraised Value:	$96,430,000
“As-is” Appraisal Date:	July 1, 2015
“As Stabilized” Appraised Value(4):	$96,560,000
“As Stabilized” Appraisal Date(4):	September 1, 2015

Historical NOI(5)
Most Recent NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (June 26, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	The Panoramic Property also includes 3,003 sq. ft. of street level retail space.

(4)	The “As Stabilized” Appraised Value is based on achieving a stabilized occupancy of 97.0%.

(5)	The Panoramic Property was built in 2015 and, as such, Historical NOI and Historical Occupancy are not applicable.

III-33

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

Unit Mix Summary(1)
Unit Type	# of Units	# of Beds per Unit	# of Beds	% of Total Beds	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate Per Bed	Average Monthly Rental Rate PSF
Studio	120	2	240	60.0%	274	$1,264(2) .	$4.61
2 Bedroom	40	4	160	40.0%	625	$1,522	$2.44
Total / Wtd. Avg.	160		400	100.0%	414	$1,367	$3.30
(1)	Source: Appraisal

(2)	The Studio Average Monthly Rental Rate Per Bed for San Francisco Conservatory of Music and California College of the Arts is $1,322 per bed and $1,206 per bed, respectively.

The Loan. The Panoramic loan (the “Panoramic Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 400-bed student housing property located at 1321 Mission Street in San Francisco, California (the “Panoramic Property”) with an original principal balance of $52.5 million. The Panoramic Loan has a 10-year term and is interest only. The Panoramic Loan accrues interest at a fixed rate equal to 4.55154% per annum and has a cut-off date balance of $52.5 million. Panoramic Loan proceeds of $52.5 million, along with $12.5 million in mezzanine financing, were used to retire existing debt of approximately $49.1 million, fund upfront reserves of approximately $1.8 million, pay closing costs of $819,367 and return equity to the sponsors of approximately $13.2 million. Based on the “As-is” appraised value of $96.43 million as of July 1, 2015, the cut-off date LTV ratio is 54.4% and the remaining implied equity is $43.93 million. Based on the “As Stabilized” appraised value of $96.56 million as of September 1, 2015, the “As Stabilized” LTV ratio is 54.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,500,000	080.8%	Loan Payoff(1)	$49,128,905	075.6%
Mezzanine Loan	$12,500,000	019.2%	Reserves	$1,832,172	002.8%
			Closing Costs	$819,367	001.3%
			Return of Equity	$13,219,557	020.3%
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	Includes $29,677,655 in senior debt payoff and $19,451,250 in mezzanine debt payoff.

The Borrower / Sponsor.    The borrower, Mission Smartspace Senior LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Patrick C. Kennedy and The Patrick and Julie Kennedy Revocable Trust.

Patrick C. Kennedy is the owner of Panoramic Interests, a development firm that has been building housing, live-work space, and commercial property in San Francisco and Berkeley since 1990. Since 1995, Panoramic Interests has built over 506 units of housing in several mixed-use projects in and around downtown San Francisco and Berkeley. From 2004-2007, Panoramic Interests was the largest private landlord for UC Berkeley students. In April 2007, Panoramic Interests sold its seven building rental portfolio to Equity Residential Apartment REIT of Chicago for $146 million, the largest real estate transaction in Berkeley’s history. Panoramic Interests is now building CITYSPACES®, small, stylish, efficient dwellings, in walkable neighborhoods in San Francisco and Berkeley.

The Property.    The Panoramic Property is a 400-bed, 160-unit Class A multifamily building master-leased to two colleges as student housing, located at 1321 Mission Street in San Francisco, California. The Panoramic Property was completed in August 2015 and, as of September 2015, all tenants are income producing. The Panoramic Property is an 11-story building totaling 100,603 sq. ft. comprised of 120 two-bed studios, 40 four-bed suites, and 3,003 sq. ft. of street level retail space.

Unit amenities include fully furnished rooms, flat screen TVs, built in desks, Elfa© shelving and closet systems, nine-foot ceilings, bay windows and window seats, polished concrete floors, engineered soundproofing, and daltile countertops. All units include a fully equipped kitchen and bathroom. The fully equipped kitchens in each unit feature a refrigerator, microwave, dishwasher, garbage disposal, sink and a range. Community amenities available to all residents include a landscaped roof deck, numerous common seating areas and lounges on both the ground floor and individual floor levels, bike storage, storage lockers in the basement, a fireplace, ground floor café, restaurant and wine bar, wireless internet throughout the building, coin operated laundry machines on each floor, and a 24-hour security desk with secure key fob access to the building. As of the June 26, 2015 rent roll, the Panoramic Property was 100.0% leased for student housing for the 2015/2016 school year.

The Panoramic Property (other than the street level retail space) is master-leased to two colleges utilizing the space as student housing. California College of the Arts (“CCA”) (Moody’s: Baa2), founded in 1907, offers 21 undergraduate and 13 graduate majors in the areas of fine arts, architecture, design, and writing with approximately 1,950 full-time students across its two campuses located in San Francisco and Oakland, California. CCA has leased floors two through six at the Panoramic Property with a total of 80 units or 48,800 sq. ft., at a rental rate of $2,300 per unit/month or $45.25 PSF. The CCA is leased for an initial term of 10 years through July 2025 with two five-year renewal options. San Francisco Conservatory of Music (“SFCM”), incorporated in 1923, offers classes in many instruments as well as theory, composition and voice to over 412 students. SFCM has leased floors seven through 11 at the Panoramic

III-34

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

Property with a total of 80 units or 48,800 sq. ft., at a rental rate of $2,625 per unit/month or $51.64 PSF. The SFCM is leased for an initial term of five years through July 2020 with one five-year renewal option. Each college leases 60 studios and 20 suites for a total of 200 beds per college. The Panoramic Property receives 100% tax abatements for the pro rata portion of the Panoramic Property leased to the two colleges, based on the non-profit status of the two colleges.

The Panoramic Property also features 3,003 sq. ft. of street level retail, which is currently 100.0% leased to two tenants: Coffee Cultures (1,955 sq. ft., 1.9% of the NRA) and Panoramic Leasing Office (1,048 sq. ft., 1.0% of the NRA). Both Coffee Cultures and Panoramic Leasing Office are open and paying rent.

Environmental Matters. The Phase I environmental report dated July 8, 2015 recommended no further action at the Panoramic Property.

The Market.    The Panoramic Property is located 1.2 miles from CCA’s main campus and 0.4 miles from the SFCM. Both schools have leased portions of the Panoramic Property to use as student housing. The Panoramic Property is located in a central location in the San Francisco Bay Area. Located one block from the commercial thoroughfare Market Street, the Panoramic Property scores a 96 out of 100 on walkscore.com and is in proximity to numerous restaurants, bars and retail shops. The Panoramic Property is also approximately one mile from the Civic Center Bay Area Rapid Transit (“BART”) station, which connects the Bay Area to the neighborhoods in the south. The new Transbay Transit Center, a $4.5 billion transportation and commercial project that will connect eight Bay Area counties, is underway and scheduled for completion in late 2017. A new station will be built underground at 4th Street and King, just 6 blocks north of the Panoramic Property, connecting the neighborhood to the Transbay Transit Center.

San Francisco’s economy continues to be one of the strongest in the nation, bolstered by technology companies, rising incomes, and an influx of visitors. Unemployment stood at 3.7% as of 1Q 2015, the lowest among California’s major metro areas, and was below the national rate of 5.5% and California’s unemployment rate of 6.7%. The tech industry in the San Francisco office market is one of the strongest nationally and globally. A third party market report stated in February 2015 that tech and creative-sector firms are more focused on securing qualified employees and the space to house them, and less concerned with the cost of leasing and building out the space. Venture-backed startups have become a primary driver of the office market. The tourism industry also continues to be a major driver in the market. In February 2015, the leisure and hospitality sector posted year-over-year job growth of 5.0%. The $100 million cruise ship terminal at Pier 35 brings thousands of cruise ship passengers to city hotels, restaurants and shops. The average number of passengers on cruise ships is 3,345, and those travelers spend an average of $168 per day while in San Francisco.

The estimated 2015 population for the one-, three-, and five-mile radius is 113,363, 488,363, and 804,333, respectively. The 2015 estimated average household income within a one-, three-, and five-mile radius is $71,732, $116,325, and $113,992, respectively.

According to a third party research report, the Panoramic Property is located in the south of market multifamily submarket, which contains a total of 17,821 units, 10,279 units of which are Class A units. As of 1Q 2015, the vacancy rate for Class A properties in the submarket was 12.1%. As of 1Q 2015, the average asking rental rate for Class A properties was $3,518 per unit.

The subsequent chart presents the primary competitive properties to the Panoramic Property:

Competitive Set(1)
Name	Distance	Year Built	Occupancy	Total Units	Average Unit Size (Sq. Ft.)	Range of Monthly Rental Rate Per Unit
						Studio	1 Bedroom	2 Bedrooms
Panoramic Property	NAP	2015	100.0%(2)	160	414	$2,750	NAP	$4,750
Ava 55 Ninth	Adjacent	2014	98.0%	273	834	$3,515 - $3,520	$3,990 - $4,115	$4,400 - $4,650
SOMA Residences	0.4 miles	2001	98.0%	278	480	$2,469 - $2,975	$3,336 - $3,458	NAP
77 Bluxome Apartments	1.4 miles	2007	98.0%	102	236	$2,551 - $2,578	NAP	NAP
Cubix Yerba Buena	1.2 miles	2008	99.0%	98	282	$2,300	NAP	NAP
Trinity Place	0.2 miles	2009	98.0%	440	576	NAP	$2,624 - $3,479	NAP
Venn on Market	0.7 miles	2013	96.0%	99	857	NAP	NAP	$4,375 - $4,925
38 Dolores	0.9 miles	2013	96.0%	81	1,330	NAP	NAP	$6,750
Vara Apartments	0.8 miles	2013	96.0%	162	820	$3,175 - $3,495	NAP	$5,141 - $6,111
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated June 26, 2015.

III-35

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W per Bed
Gross Potential Rent(1)	$5,057,689	$12,644
Total Recoveries	25,890	65
Total Other Income(2)	208,259	521
Less: Vacancy & Credit Loss(3)	(173,488)	(434)
Effective Gross Income	$5,118,351	$12,796
Total Operating Expenses	811,618	2,029
Net Operating Income	$4,306,733	$10,767
Capital Expenditures	40,000	100
Net Cash Flow	$4,266,733	$10,667

(1)	Based on the contractual base rent as per the CCA and SFCM master leases. Includes $209,698 of U/W straight-line rent for investment grade tenant, CCA. Contractual rent increases annual by the consumer price index, estimated at 2%.
(2)	Total Other Income includes laundry and storage locker income.
(3)	U/W Vacancy & Credit Loss represents 3.4% of Gross Potential Rent and Total Recoveries.

Property Management.    The Panoramic Property is managed by Panoramic Management, LLC, an affiliate of the sponsors.

Lockbox / Cash Management.    The Panoramic Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During a Cash Management Trigger Event Period (as defined herein), all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the Panoramic Loan documents. Any excess, if no Cash Sweep Event Period (as defined herein) is in effect, will be disbursed to the borrower or, if a Cash Sweep Event Period is in effect, held as additional collateral for the Panoramic Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, the guarantors or the property manager, (iii) a DSCR Trigger Event (as defined herein), (iv) a Major Tenant Trigger Event (as defined herein), or (v) on indictment for fraud or misappropriation of funds by the borrower, guarantors, or property manager. A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default, (b) with regards to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the borrower or guarantors and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantors’ or property manager’s monetary obligations, (c) with regards to clause (iii) above, the DSCR Trigger Event is cured, and (d) with regards to clause (iv) above, the Major Tenant Trigger Event is cured.

A “DSCR Trigger Event” will commence upon the occurrence of (i) prior to August 31, 2016, gross income from operations as of September 1, 2015 and ending the last day of the calendar month immediately preceding the determination date falling below the product of (x) $402,486 and (y) the number of calendar months as of September 1, 2015 and ending the last day of the calendar month immediately preceding the determination date and (ii) on or after August 31, 2016, the debt service coverage ratio falling below 1.20x on a trailing twelve month basis. A DSCR Trigger Event will end: (a) with regards to clause (i) above, prior to August 31, 2016, gross income from operations as of September 1, 2015 and ending the last day of the calendar month immediately preceding the determination date is equal to or greater than the product of (x) $402,486 and (y) the number of calendar months as of September 1, 2015 and ending the last day of the calendar month immediately preceding the determination date and (b) with respect to clause (ii) above, on or after August 31, 2016, the debt service coverage ratio is equal to or greater than 1.20x based on the trailing twelve month period for two consecutive quarters.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, the guarantors or the property manager, or (iii) a DSCR Trigger Event. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default, (b) with regards to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the borrower or guarantors and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantors’ or property manager’s monetary obligations, and (c) with regards to clause (iii) above, the DSCR Trigger Event is cured.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any

III-36

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

bankruptcy action, (iv) if any Major Tenant’s lease is terminated or no longer in full force or effect, (v) if a Major Tenant “goes dark”, vacates, ceases to occupy or discontinues its operations at the Panoramic Property, or (vi) the decline in rating of CCAs lease or lease guarantor for CCA below “BBB-” or equivalent by any rating agency made up of Moody’s, S&P, Fitch, DBRS, Inc. or Realpoint LLC. A Major Tenant Trigger Event will end if, in regards to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (ii) above, the applicable event of default has been cured, in regards to clause (iii) above, the Major Tenant’s lease is affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regards to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space and, in regards to clause (vi) above, (a) the rating is raised so that such rating is no lower than “BBB-” or equivalent by each applicable rating agency or (b) an amount equal to an aggregate sum equal to (x) six months of CCAs base rent or (y) nine months of CCAs base rent under the CCA lease as of the date of determination, deposited into the Major Tenant rollover reserve account.

“Major Tenant” means (i) CCA, (ii) SFCM, or (iii) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable sq. ft. or (b) 25% or more of the total in-place base rent.

Initial Reserves.    At closing, the borrower deposited (i) $31,770 into a tax reserve account, (ii) $24,140 into an insurance reserve account, (iii) $1,356,263 into the replacement reserve account and (iv) $420,000 into the Tenant Obligations Funds reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $4,814 into a tax reserve account, (ii) $3,371 into a replacement reserve account, once the deposit in the replacement reserve falls below the cap of $250,000, (iii) $125 into a TI/LC reserve account, and (iv) any excess cash into a Major Tenant Rollover Funds reserve account upon a Major Tenant Trigger Event. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place, which currently equates to $6,705.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the Panoramic Loan, a mezzanine loan (the “Panoramic Mezzanine Loan”) was made in the amount of $12.5 million by SM Core Credit Finance LLC. The Panoramic Mezzanine Loan is coterminous with the Panoramic Loan and accrues interest at a fixed rate of 7.0000% per annum. The Panoramic Mezzanine Loan has a 10-year term and is interest only. Including the mezzanine loan, the Cut-off Date LTV ratio is 67.4%, the UW NCF DSCR is 1.29x and the UW NOI Debt Yield is 6.6%.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-37

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

III-38

1321 Mission Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 4 The Panoramic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,500,000 54.4% 1.76x 8.2%

The Panoramic
1321 Mission Street
San Francisco, CA 94103
SAN FRANCISCO
Nob Hill
Chinatown
Lower Pacific Heights
Financial District
Union Square
Tenderloin
Civic Center
Hayes Valley
SoMa
Mission District
Design District
Mission Bay
Potrero Hill
JAPAN CENTER
St. Mary's Cathedral
Jefferson Square Park
St Francis Memorial Hospital
Sir Francis Drake
Grand Hyatt SF
Macy's
Crocker Galleria
Glide Memorial
Hallidie Plaza
SF Shopping Center
Four Seasons Hotel SF
SF Museum of Modern Art
Yerba Buena Gardens
Yerba Buena Center for the Arts
MOSCONE CONVENTION CENTER
Children's Creativity Museum
Golden Gate University
Tech Republic
Rackspace
Riverbed Technology
Comcast SportsNet
Hired.com
Dolby Laboratories
Supreme Court of CA
Herbst Theatre
SF Opera House
City Hall
Civic Center Plaza
SF Public Library
Davies Symphony Hall
Bill Graham Civic Auditorium
Yammer
Twitter
Uber
Square
California Institute of Integral Studies
Univ. of the Pacific School of Dentistry
International Art Museum of America
US Court of Appeals 9th Circuit
Hall of Justice
Academy of Art University-School of Interior Architecture
Pinterest
Airbnb
artMRKT San Francisco
Zynga
Adobe San Francisco
UCSF Mission Bay
Univ. of California - San Francisco Mission Bay Campus
Mission Bay Conference Center
California College of the Arts
Jawbone
Dolby Laboratories Headquarters
Potrero Center
Franklin Square
Le Cordon Bleu College of Culinary Arts - SF
Jackson Playground
McKinley Square
CENTRAL SUBWAY (Under Constr.)
CALTRAIN
CALTRAIN DEPOT
CABLE CAR LINE
MUNI METRO
BART
Central Fwy
Bayshore Fwy
Southern Embarcadero Fwy
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
Geary St
O'Farrell St
Ellis St
Eddy St
Turk St
Post St
Sutter St
Bush St
Pine St
Golden Gate Ave
McAllister St
Grove St
Fell St
Oak St
Page St
Haight St
McCoppin St.
Duboce Ave.
Franklin St
Van Ness Ave
Polk St
Larkin St
Hyde St
Leavenworth St
Jones St
Taylor St
Mason St
Octavia Blvd
Otis St
Guerrero St
Valencia St
Mission St
14th St
Alameda St
15th St
16th St
17th St
Mariposa St
19th St
20th St
Bryant St
York St
Hampshire St
Potrero Ave
Vermont St
Kansas St
Rhode Island St
De Haro St
Carolina St
Arkansas St
Connecticut St
Missouri St
Texas St
Mississippi St
Pennsylvania Ave
7th St
Irwin St
Hubbell St
Gilbert St
4th St
5th St
6th St
7th St
8th St
9th St
10th St
11th St
12th St
Dore St
Clementina St
Tehama St
Natoma St
Minna St
Stevenson St
2nd St
3rd St
Market St
MONTGOMERY
POWELL
CIVIC CENTER
MARKET & SOUTH VAN NESS
MARKET & GOUGH
BAY BRIDGE
101
80
280
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
San Ramon
Livermore
Pleasanton
Hayward
Fremont
Pacific Ocean
SAN JOSE

III-39

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

III-40

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Mayflower Realty LLC
Borrowers:	MNH Mall L.L.C.; Mayflower New Hampshire Best Buy, L.P.
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	6.6%
Interest Rate:	4.1080%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	Interest Only
Additional Debt(1):	$100,000,000 Pari Passu Debt
Call Protection:	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.(4):	$370
Balloon Balance / Sq. Ft.(4):	$370
Cut-off Date LTV:	58.6%
Balloon LTV:	58.6%
Underwritten NOI DSCR:	2.65x
Underwritten NCF DSCR:	2.52x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	10.5%
Underwritten NOI Debt Yield at Balloon:	11.1%
Underwritten NCF Debt Yield at Balloon:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall Retail
Collateral:	Fee Simple / Leasehold
Location:	Manchester, NH
Year Built / Renovated:	1977 / 1998
Total Sq. Ft.:	811,573
Total Collateral Sq. Ft.(5):	405,723
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$16,582,371
Underwritten NCF:	$15,768,824
Appraised Value:	$256,000,000
Appraisal Date:	June 11, 2015

Historical NOI
Most Recent NOI:	$16,348,708 (T-12 April 30, 2015)
2014 NOI(6):	$16,000,861 (December 31, 2014)
2013 NOI(6):	$16,130,453 (December 31, 2013)
2012 NOI(6):	$17,086,985 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	95.5% (June 3, 2015)
2014 Occupancy:	96.8% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	97.5% (December 31, 2012)

(1)	The Original Balance and Cut-off Date Balance of $50.0 million represent the non-controlling Note A-2 of the $150.0 million Mall of New Hampshire Loan Combination evidenced by two pari passu notes. The pari passu companion loan is comprised of the controlling Note A-1 with an original principal balance of $100.0 million, which was included in the CSAIL 2015-C3 securitization trust. For additional information on the pari passu companion loan, see “The Loan” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Mall of New Hampshire Loan Combination.
(4)	Based on Total Collateral Sq. Ft. of 405,723.
(5)	Excludes Macy’s, Sears and J.C. Penney, which own their own land and improvements totaling 405,850 sq. ft. and are not considered part of the collateral.
(6)	NOI declined in 2013 and 2014 in a large part because of a decline in “other income” (including specialty leasing tenants). The decrease is a result of shortage of temporary inline space resulting from an increase of new and relocating tenants beginning in late 2013. Additionally, income from local events was exceptionally high in 2012.

III-41

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.(2)	Lease Expiration	Annual UW Base Rent PSF(3)	Total Sales (000s)(4)	Sales PSF(4)	Occupancy Cost (% of Sales)(4)
Non-Collateral Anchor Tenants(5)
Macy’s	BBB/Baa2/BBB+	165,000	NAP	NAP	NAP	$27,300	$165	NAP
Sears	C/Caa3/CCC+	139,462	NAP	NAP	NAP	$18,800	$135	NAP
J.C. Penney	CCC/Caa1/CCC+	101,388	NAP	NAP	NAP	$9,900	$98	NAP
Subtotal		405,850

Major Tenants
Best Buy	BB/Baa2/BB	42,037	10.4%	1/31/2024	$21.00	$35,106	$835	3.1%
Old Navy	BBB-/Baa3/BBB-	18,678	4.6%	5/31/2020	$22.00	$5,695	$305	10.5%
A.C. Moore	NR/NR/NR	18,479	4.6%	9/16/2016	$24.20	$2,815	$152	20.1%
The Gap	BBB-/Baa3/BBB-	17,781	4.4%	1/31/2016	$30.93	$1,936	$109	28.4%
Olympia Sports	NR/NR/NR	13,130	3.2%	1/31/2016	$13.00	$2,201	$168	21.0%
Ulta	NR/NR/NR	11,979	3.0%	5/31/2021	$23.10	$4,510	$376	10.3%
American Eagle Outfitter	NR/NR/NR	11,465	2.8%	1/31/2017	$38.00	$3,382	$295	27.4%
Apple	NR/Aa1/AA+	6,835	1.7%	1/31/2025	$59.69	$48,570	$7,106	0.8%
Total Major Tenants		140,384	34.6%		$25.52	$104,215	$742	4.8%

Other(6)		247,280	60.9%		$44.47	$77,470	$407	18.3%
Total Occupied Collateral		387,664	95.5%

Vacant		18,059	4.5%
Total Collateral(6)		405,723	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Total Sq. Ft. is based off sq. ft. including the two ground leased parcels, but excluding non-collateral anchor space of 405,850 sq. ft.
(3)	Annual UW Base Rent PSF includes contractual rent steps through July 31, 2016.
(4)	Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) represent trailing 12 months ending April 30, 2015 as provided by the sponsor except with respect to Apple, which represents trailing four months ending April 30, 2015 annualized and the Non-Collateral Anchor Tenants, which represent sales as estimated by the sponsor as of December 31, 2014. Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) only include tenants reporting sales.
(5)	The Macy’s, Sears, and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to the Non-Collateral Anchor Tenants are based only on estimates provided by the sponsor.
(6)	Other includes 13,230 sq. ft. occupied by T.G.I. Fridays and Longhorn Steakhouse, which own their improvements on an outparcel ground leased from the borrower.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	6	12,961	3.2%	12,961	3.2%	$51.96	4.6%	4.6%
2015	2	2,083	0.5%	15,044	3.7%	$38.05	0.5%	5.2%
2016	19	82,721	20.4%	97,765	24.1%	$32.47	18.4%	23.6%
2017	17	41,151	10.1%	138,916	34.2%	$46.89	13.2%	36.8%
2018	14	32,464	8.0%	171,380	42.2%	$56.13	12.5%	49.3%
2019	10	31,371	7.7%	202,751	50.0%	$43.40	9.3%	58.7%
2020	9	40,641	10.0%	243,392	60.0%	$30.73	8.6%	67.2%
2021	5	17,884	4.4%	261,276	64.4%	$30.54	3.7%	71.0%
2022	5	19,459	4.8%	280,735	69.2%	$39.19	5.2%	76.2%
2023	7	14,486	3.6%	295,221	72.8%	$46.55	4.6%	80.8%
2024	7	64,719	16.0%	359,940	88.7%	$27.96	12.4%	93.2%
2025	4	15,803	3.9%	375,743	92.6%	$40.23	4.4%	97.6%
Thereafter	2	11,921	2.9%	387,664	95.5%	$29.27	2.4%	100.0%
Vacant	NAP	18,059	4.5%	405,723	100.0%	NAP	NAP
Total / Wtd. Avg.	107	405,723	100.0%			$37.60	100.0%
(1)	Certain tenants may have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.
(2)	The rollover schedule includes contractual rent steps through July 31, 2016 and is based on total owned collateral of 405,723 sq. ft.

III-42

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

The Loan.  The Mall of New Hampshire loan (the “Mall of New Hampshire Loan”) consists of the non-controlling Note A-2 with a cut-off date balance of $50.0 million of a fixed rate whole loan in the aggregate principal amount of $150.0 million (the “Mall of New Hampshire Loan Combination”). The Mall of New Hampshire Loan Combination is secured by the borrower’s fee simple interest in a 392,493 sq. ft. portion and leasehold interest in a 13,230 sq. ft. portion of an 811,573 sq. ft. regional mall located at 1500 South Willow Street in Manchester, New Hampshire (the “Mall of New Hampshire Property”). The Mall of New Hampshire Loan Combination is evidenced by two pari passu notes, Note A-1 and Note A-2. The non-controlling Note A-2 has an outstanding principal balance as of the cut-off date of $50.0 million and is being contributed to the BACM 2015-UBS7 mortgage trust. The controlling Note A-1, with an outstanding principal balance as of the cut-off date of $100.0 million, was securitized in the CSAIL 2015-C3 securitization trust. The Mall of New Hampshire Loan Combination has a 10-year interest only term, and accrues interest at a fixed rate equal to 4.1080%. Proceeds of the Mall of New Hampshire Loan Combination were used to retire existing debt of approximately $124.5 million, pay closing costs of approximately $2.4 million and return equity to the sponsor of approximately $23.2 million. Based on the appraised value of $256.0 million as of June 11, 2015, the cut-off date LTV ratio is 58.6% and the remaining implied equity is $106.0 million.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$100,000,000	$100,000,000	CSAIL 2015-C3	Yes
Note A-2	$50,000,000	$50,000,000	BACM 2015-UBS7	No
Total	$150,000,000	$150,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$150,000,000	100.0%	Loan Payoff	$124,471,467	083.0%
			Closing Costs	$2,359,929	001.6%
			Return of Equity	$23,168,605	015.4%
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Borrower / Sponsor.   The borrowers, MNH Mall L.L.C., a New Hampshire limited liability company and Mayflower New Hampshire Best Buy, L.P., a Delaware limited partnership, are each structured to be bankruptcy-remote single purpose entities, with two independent directors in their organizational structure. The borrowers are wholly owned by Mayflower Realty LLC, a Delaware limited liability company. The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayflower Realty LLC, a Delaware limited liability company, an affiliate of Simon Property Group, Inc.

Mayflower Realty LLC was founded in 1999 for the purpose of acquiring interests in retail, office and other related properties. According to Mayflower Realty LLC’s 2014 audited financial statements, Simon Property Group, Inc. holds a 56% interest in the property with Canadian Pension Plan Investment Board holding the remaining 44% interest. Simon Property Group, Inc., is a publicly traded self-administered and self-managed REIT (NYSE: SPG) focused on retail property ownership and management. The company is one of the largest publicly traded owner, operator and developer of retail assets. As of December 31, 2014, the company operated 207 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico.

The Property. The Mall of New Hampshire Property is a single level 811,573 sq. ft. (including 405,850 sq. ft. of non-collateral anchor space) enclosed regional mall situated on a 44.95 acre site located in Manchester, New Hampshire. Anchor tenants at the Mall of New Hampshire Property include Macy’s, Sears and J.C. Penney, which are not part of the collateral for The Mall of New Hampshire Loan Combination. The collateral of 405,723 sq. ft. includes two ground leased outparcels, which are leased to T.G.I. Fridays and Longhorn Steakhouse (totaling 3.79 acres). In-line tenants include a diverse mix of nationally recognized retailers such as: Best Buy, Old Navy, The Gap, Ulta, American Eagle Outfitters, Victoria’s Secret, Abercrombie & Fitch, Express, Eastern Mountain Sports, Apple, Hollister Co., Men’s Warehouse and Famous Footwear. As of the June 3, 2015 rent roll, The Mall of New Hampshire was 97.8% occupied including the non-collateral anchor space of 405,850 sq. ft. The Mall of New Hampshire Property was 95.5% occupied based on total owned collateral of 405,723 sq. ft. Based on trailing twelve months ending April 30, 2015, the property’s in line (<10,000 sq. ft.) comparable tenant sales are $409 PSF with an occupancy cost of 18.6%, excluding Apple. Including Apple, whose sales are based on trailing four months ending April 30, 2015 annualized, the Mall of New Hampshire Property’s in-line comparable tenant sales are $661 PSF with an occupancy cost of 11.4%.

Apple recently opened a 6,835 sq. ft. retail location at the Mall of New Hampshire Property in October 2014. Based on trailing six months ending April 30, 2015 annualized, Apple is projected to generate approximately $48.6 million in sales in its first year of operation ($7,106 PSF). The closest Apple retail store to the Mall of New Hampshire Property is approximately 19.9 miles southeast in Salem, New Hampshire. There are only three Apple retail stores in the State of New Hampshire, including The Mall of New Hampshire.

The Mall of New Hampshire Property was built in 1977, with a significant renovation and expansion completed in 1998. The borrowers purchased the Mall of New Hampshire Property in 1999 for $166.0 million and have since invested approximately $9.0 million in capital

III-43

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

improvements. The capital improvement expenditures exclude land acquisition costs as well as any development costs associated with the construction of tenant owned improvements on the two occupied ground lease parcels.

Historical Sales and Occupancy Cost(1)
	2013		2014		T-12 April 2015
	Sales PSF	Occupancy Cost %	Sales PSF	Occupancy Cost %	Sales PSF	Occupancy Cost %
Non-Collateral Anchors(2)	$139	NAP	$138	NAP	NAV	NAP
Majors(3)(4)	$544	06.3%	$415	08.4%	$417	08.3%
In-Line/Specialty Stores/Others(5)	$395	18.1%	$405	19.2%	$409	18.6%
(1)	Represents comparable tenant sales (tenants with 12 months of reported sales) and occupancy costs as provided by the sponsor. 2013 Sales PSF include only sponsor identified comparable tenant sales.
(2)	The Macy’s, Sears, and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to the Non-Collateral Anchor Tenants are based only on estimates provided by the sponsor.
(3)	Majors include tenants occupying between 11,000 and 43,000 SF. As of June 3, 2015, Majors included Best Buy, Old Navy, A.C. Moore, The Gap, Olympia Sports, Ulta and American Eagle Outfitter.
(4)	The decrease in Majors Sales PSF from 2013 to 2014 is primarily attributable to a drop in Best Buy sales due to Apple taking occupancy in 2014. As of TTM, Best Buy had Sales PSF of $835 with an occupancy cost of 3.1%.
(5)	In-Line/Specialty Stores/Others include comparable tenant sales (tenants with reported sales for 2013, 2014 and TTM) occupying less than 10,000 SF. In Line/Specialty Stores/Others include Longhorn Steakhouse, which owns its improvements on an out parcel ground leased from the borrower and excludes Apple, whose lease commenced in 2014. Including Apple sales as of the trailing four months ending April 30, 2015 annualized, In-Line/Specialty Stores/Others TTM Sales PSF was $661 PSF and TTM Occupancy Cost % was 11.4%.

Environmental Matters. The Phase I environmental report dated June 8, 2015 recommended no further action at the Mall of New Hampshire Property.

The Market.  The Mall of New Hampshire Property’s location draws shoppers across state borders due to sales tax free shopping available in New Hampshire. Manchester has a large concentration of big box retailers, hotels, restaurants and car dealerships. Retailers such as Barnes and Noble, TJ Maxx, Sports Authority, Sam’s Club, Walmart, The Home Depot, Sport’s Authority, Staples and L.L. Bean, among others, are all located in the vicinity of the Mall of New Hampshire Property. There are also several hotels within walking distance, including Courtyard by Marriott, TownePlace Suites and Fairfield Inn Marriott.

The Mall of New Hampshire Property is located on South Willow Street, a major arterial that crosses through the center of Manchester and is the main retail and hospitality corridor in Manchester. South Willow Street provides main access to the property via Interstate 293, a major highway that connects Interstate 93 to the east and US Route 3 to the west. Interstate 93 is approximately 4.1 miles east of the Mall of New Hampshire Property, which is a major north/south highway from Manchester to Boston, approximately 50.0 miles southeast of the Mall of New Hampshire Property. The Mall of New Hampshire Property is served by the Manchester-Boston Regional Airport, which is located approximately 2.9 miles to the southwest, and as of December 2014, served 2.1 million passengers.

The Mall of New Hampshire Property is located in Manchester, Hillsborough County, New Hampshire in the Manchester-Nashua, New Hampshire Metropolitan Statistical Area (“Manchester MSA”). The Manchester MSA is located in the southeast corner of New Hampshire and is part of the Boston-Worcester-Providence, MA-RI-NH-CT Combined Statistical Area (“CSA”), the sixth largest CSA in the United States. According to the appraiser, Hillsborough County had an estimated 2015 population of 403,993, which is projected to increase at a 0.2% annual rate over the next five years, and has an average household income of $71,522, 7.1% higher than the State of New Hampshire. According to the appraisal, the estimated 2015 population within a one-, three-, and five-mile radius of the Mall of New Hampshire Property is 6,229, 66,027, and 129,823, respectively.

The subsequent chart presents the primary competitive properties to the Mall of New Hampshire Property:

Competitive Set(1)
Name	Mall of New Hampshire Property	Pheasant Lane Mall	Mall at Rockingham Park	Northshore Mall	Liberty Tree Mall
Distance from Subject	NAP	22 mi.	24 mi.	50 mi.	50 mi.
City, State	Manchester, NH	Nashua, NH	Salem, NH	Peabody, MA	Danvers, MA
Property Type	Regional Mall Retail	Regional Mall Retail	Regional Mall Retail	Regional Mall Retail	Regional Mall Retail
Year Built / Renovated	1977 / 1998	1986 / 1999	1991 / 1993	1958 / 1993, 2009	1972 / 1999
Total Occupancy	97.8%(2)	96.6%	97.2%	95.2%	92.1%
Size (Sq. Ft.)	811,573(2)	979,338	1,025,214	1,591,973	856,039
Anchors / Major Tenants	Macy’s, Sears, J.C. Penney	Sears, J.C. Penney, Macy’s, Target, Dicks	Sears, J.C. Penney, Macy’s	Nordstrom, Sears, J.C. Penney, Macy’s	Kohl’s, Target, Nordstrom Rack
(1)	Source: Appraisal
(2)	Based on the rent roll dated June 3, 2015, including non-collateral anchor space of 405,850 sq. ft.

III-44

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W(1)	U/W PSF(2)
Base Rent	$13,787,625	$13,783,321	$13,895,849	$14,171,932	$14,578,076	$35.93
Value of Vacant Space	0	0	0	0	977,689	2.41
Percentage Rent	358,898	74,162	98,347	119,006	50,002	0.12
Gross Potential Rent	$14,146,523	$13,857,483	$13,994,196	$14,290,938	$15,605,766	$38.46
Total Recoveries	9,152,756	8,738,435	8,873,686	8,958,164	8,846,000	21.80
Total Other Income	1,768,282	1,654,911	1,222,457	1,220,328	1,495,000	3.68
Less: Vacancy & Credit Loss	(70,266)	1,670	(34,614)	0	(1,222,588)	(3.01)
Effective Gross Income	$24,997,295	$24,252,499	$24,055,725	$24,469,430	$24,724,178	$60.94
Total Operating Expenses	7,910,310	8,122,046	8,054,864	8,120,722	8,141,807	20.07
Net Operating Income	$17,086,985	$16,130,453	$16,000,861	$16,348,708	$16,582,371	$40.87
TI/LC	0	0	0	0	664,481	1.64
Capital Expenditures	0	0	0	0	149,066	0.37
Net Cash Flow	$17,086,985	$16,130,453	$16,000,861	$16,348,708	$15,768,824	$38.87

(1)	U/W Base Rent includes base rent and rent increases occurring through July 2016 and is based on the June 3, 2015 rent roll.
(2)	U/W PSF values are based on total owned collateral of 405,723 sq. ft.

Property Management.    The Mall of New Hampshire Property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Lockbox / Cash Management.    The Mall of New Hampshire Loan is structured with a hard lockbox and springing cash management. All rent and other revenue of the property is required to be directly deposited into a sweep account controlled by the lender. Provided no Cash Sweep Period (as defined herein) is continuing, all funds are required to be remitted to the borrowers on each Wednesday. During a Cash Sweep Period, all funds in the lockbox account will be swept on a weekly basis to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Any excess, if no Cash Sweep Period is in effect, will be disbursed to the borrowers, or if a Cash Sweep Period is in effect, held as additional collateral for the loan.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrowers, guarantor or the property manager or (iii) the debt service coverage ratio falling below 1.40x for two consecutive quarters. A Cash Sweep Period will end with regards to clause (iii) above when the debt service coverage ratio for the immediately preceding four calendar quarters being equal to or greater than 1.40x for two consecutive quarters.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, following the occurrence of a Cash Sweep Period, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account, (iii) $6,762 into a capital expenditure account, subject to a cap of $243,434, and (iv) $28,739 into a TI/LC reserve account, subject to a cap of $689,729.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease.    The Mall of New Hampshire Property is partially subject to two separate ground leases. The lessor on the first ground lease is Hannaford Bros. Co. and the ground leased property contains two outparcels leased to T.G.I. Fridays and Longhorn Steakhouse. The lease commenced on June 1, 1984 and expires on May 31, 2019. Upon its expiration, the ground lease contains 12 five-year renewal options with a current annual base ground rent of $83,112, payable monthly, which will be adjusted based on the then current CPI, with no more than a 20.0% increase every five years. The lessor on the second ground lease is Manchester Mall Realty Trust and such property is currently unimproved vacant land. The lease commenced on December 1, 1977 and expires on December 1, 2029. The ground lease has a current annual base ground rent of $27,488, payable monthly, which will be adjusted based on the then current wholesale price index every five years.

III-45

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

III-46

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

293
SHOPS
FOOD COURT
BEST BUY
sears
SHOPS
SHOPS
SHOPS
SHOPS
Italian Bertucci's Restaurant
Red Robin
SHOPS
jcpenney
SHOPS
ULTA
macy's
FRIDAYS
LongHorn Steakhouse
US 28/WILLOW ST.
HUSE RD
N
Fee Simple
Leasehold
Not Part of the Collateral

III-47

1500 South Willow Street Manchester, NH 03103	Collateral Asset Summary – Loan No. 5 The Mall of New Hampshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 58.6% 2.52x 11.1%

The Mall of New Hampshire
1500 South Willow Street
Manchester, NH 03103
MANCHESTER
Hooksett
South Hooksett
Bow
Concord 10 miles
MERRIMACK COUNTY
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
Pinardville
Bedford
Auburn
Derry
Londonderry
Merrimack
Litchfield
Nashua 6 miles
Boston 38 miles
Southern New Hampshire University
UNH-Manchester (Hackett Hill)
Black Brook Park
Rock Rimmon Park
Piscataquog River Park
St. Anselms College
Catholic Medical Center
VA Medical Center Manchester
Currier Museum of Art
Univ of New Hampshire-Manchester
Verizon Wireless Arena
Northeast Delta Dental Stadium
Derryfield Country Club
Elliot Hospital
Brown-Mitchell Park
Manchester Country Club
Manchester-Boston Regional Airport
Londonderry Country Club
Passaconaway Country Club
Parkland Medical Center
Massabesic Lake
Merrimack River
F.E. Everett Tpke.
Dunbarton Rd.
River Rd.
Union St.
New Boston Rd.
Boynton St.
Liberty Hill Rd.
Wallace Rd.
Gage Girls Rd.
Turkey Hill Rd.
Bodwell Rd.
Londonderry Tpke.
Harvey Rd.
Mammoth Rd.
Rockingham Rd.
Nashua Rd.
South Rd.
NEW HAMPSHIRE
MAINE
MASSACHUSETTS
CONN.
Concord
Manchester
Merrimack
Nashua
Lowell
Lawrence
Lynn
Cambridge
BOSTON
Worcester
Providence
Atlantic Ocean

III-48

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III-49

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

III-50

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

Mortgage Loan Information
Loan Seller:	UBSRES
Credit Assessment (Fitch/KBRA/Moody’s/Morningstar)(1):	BBB-/BBB-/NR/A
Loan Purpose:	Refinance
Sponsors:	Inja Kim Wang; Jung T. Wang Family Trust
Borrower:	W5 Brannan LLC
Original Balance:	$45,000,000
Cut-off Date Balance:	$45,000,000
% by Initial UPB:	5.9%
Interest Rate:	3.8000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	300 months
Additional Debt:	None
Call Protection:	YM (116), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$65,000	$10,833
Insurance:	$39,231	$5,162
Replacement:	$0	$2,814
TI/LC:	$0	$39,391
Pinterest TI Allowance Funds:	$3,391,089	$0
Pinterest Required Work Funds:	$500,000	$0
Specified Tenant Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$333
Balloon Balance / Sq. Ft.:	$238
Cut-off Date LTV(3):	46.0%
Balloon LTV(3):	32.8%
Underwritten NOI DSCR:	2.18x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	12.5%
Underwritten NOI Debt Yield at Balloon:	18.9%
Underwritten NCF Debt Yield at Balloon:	17.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1911 / 2015
Total Sq. Ft.:	135,054
Property Management:	SOMA Property Management, LLC
Underwritten NOI(4):	$6,086,667
Underwritten NCF:	$5,634,668
Appraised Value(3):	$97,900,000
Appraisal Date(3):	June 18, 2015

Historical NOI(4)
Most Recent NOI:	$2,964,447 (T-12 June 30, 2015)
2014 NOI:	$3,449,805 (December 31, 2014)
2013 NOI:	$3,570,813 (December 31, 2013)
2012 NOI:	$2,910,900 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(5):	100.0% (August 5, 2015)
2014 Occupancy:	77.7% (December 31, 2014)
2013 Occupancy:	80.4% (December 31, 2013)
2012 Occupancy:	98.6% (December 31, 2012)
(1)	Fitch, KBRA and Morningstar have confirmed that the 651 Brannan Street Loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on an appraised value of $97,900,000 reflecting the fact the lender is reserving the landlord’s contribution to Pinterest’s leasing commissions and tenant improvements. Based on an appraised value excluding the reserves of $92,000,000, the Cut-off Date LTV and Balloon LTV are 48.9% and 34.9%, respectively.

(4)   The increase in Underwritten NOI over Historical NOI is due to recent leasing at the 651 Brannan Street Property. The new lease totaling 101,304 sq. ft. (75.0% of NRA), was recently signed by Pinterest, with a rent commencement date of June 1, 2015. Upon the expiration of the Independent Television Services (ITVS) lease (17,800 sq. ft.), Pinterest will lease an additional 18,809 sq. ft. (including an extra 1,009 sq. ft.) of space on the fourth floor under the same terms as its existing space. For additional information on recent leasing, see “The Property” herein.

(5)	Includes approximately 101,304 sq. ft. recently leased to Pinterest as occupied space. Pinterest is not yet in occupancy, but has begun paying rent as of June 1, 2015 and is investing approximately $18.9 million in building and tenant improvements.

III-51

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Pinterest(1)	NR/NR/NR	101,304	75.0%	$58.71	79.7%	5/31/2022
Independent Television Services (ITVS)	NR/NR/NR	17,800	13.2%	$29.00	6.9%	11/30/2016
XO Communications(2)	NR/NR/NR	15,950	11.8%	$60.00	12.8%	11/3/2018
Total Occupied Collateral		135,054	100.0%	$54.95	99.5%
Other(3)		NAP	NAP	NAP(3)	0.5%	MTM(3)
Vacant		0	0.0%
Total		135,054	100.0%

(1)	Pinterest is not yet in occupancy, but has begun paying rent as of June 1, 2015 and is investing approximately $18.9 million in building and tenant improvements. Pinterest has the right to terminate its lease on or after May 31, 2020 with nine months’ notice with a termination fee of five months’ base rent plus the unamortized portion of the allowance paid by the landlord and the unamortized portion of the leasing commissions paid to the landlord’s or tenant’s broker. In addition, Pinterest has a right of first offer to lease the remaining space on the third floor, currently occupied by XO Communications (15,950 sq. ft.), within 15 days’ notice from landlord. Pinterest has one three-year renewal option remaining.
(2)	XO Communications has one five-year renewal option remaining.
(3)	Other tenants are licensees in place for XO Communications, Webpass, Time Warner, and Level 3 and therefore have no associated sq. ft., but have a combined total of $38,400 underwritten base rent attributed. All such other leases are MTM.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	4	NAP	NAP	NAP	NAP	NAP	0.5%	0.5%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.5%
2016	1	17,800	13.2%	17,800	13.2%	$29.00	6.9%	7.4%
2017	0	0	0.0%	17,800	13.2%	$0.00	0.0%	7.4%
2018	1	15,950	11.8%	33,750	25.0%	$60.00	12.8%	20.3%
2019	0	0	0.0%	33,750	25.0%	$0.00	0.0%	20.3%
2020	0	0	0.0%	33,750	25.0%	$0.00	0.0%	20.3%
2021	0	0	0.0%	33,750	25.0%	$0.00	0.0%	20.3%
2022	1	101,304	75.0%	135,054	100.0%	$58.71	79.7%	100.0%
2023	0	0	0.0%	135,054	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	135,054	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	135,054	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	135,054	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	135,054	100.0%	NAP	NAP
Total / Wtd. Avg.	7	135,054	100.0%			$54.95(4)	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	The rollover schedule includes contractual rent steps through August 1, 2016.
(3)	MTM consists of licensees in place for XO Communications, Webpass, Time Warner, and Level 3 and therefore have no associated sq. ft., but have a combined total of $38,400 underwritten base rent attributed.
(4)	Total / Wtd. Avg. Annual U/W Base Rent PSF excludes MTM leases.

The Loan. The 651 Brannan Street loan (the “651 Brannan Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a four-story 135,054 sq. ft. central business district (“CBD”) office building located at 651 Brannan Street in San Francisco, California (the “651 Brannan Street Property”) with an original principal balance of $45.0 million. The 651 Brannan Street Loan has a 10-year term and amortizes on a 25-year schedule. The 651 Brannan Street Loan accrues interest at a fixed rate equal to 3.8000% per annum and has a cut-off date balance of $45.0 million. Proceeds of the 651 Brannan Street Loan were used to refinance existing debt of approximately $17.1 million, fund upfront reserves of approximately $4.0 million, pay closing costs of $227,375, and return equity to the sponsor of approximately $23.7 million. Based on the appraised value of $97.9 million as of June 18, 2015, the cut-off date LTV ratio is 46.0% and the remaining implied equity is $52.9 million.

III-52

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	100.0%	Loan Payoff	$17,062,588	037.9%
			Reserves	$3,995,320	008.9%
			Closing Costs	$227,375	000.5%
			Return of Equity	$23,714,716	052.7%
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

The Borrower / Sponsor. The borrower, W5 Brannan LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. W5 Brannan LLC is owned 100% by W5-Brannan L.P., a California limited partnership comprised of the Jung T. Wang Family Trust (1% GP interest) and limited partners Jung T. Wang Family Trust (51%), James and Jane Park Family Trust (16%), Walter Charles Wang (16%) and Victor and Melissa Wang Family Trust (16%). The sponsors of the borrower and the nonrecourse carve-out guarantors are Inja Kim Wang and Jung T. Wang Family Trust.

Inja Kim Wang and her husband, Jung T. Wang, co-founded U-Jin Enterprises, Inc., now known as King’s Asian Gourmet, Inc. and subsequently established King’s Kimchi, the No. 1 selling brand of kimchi in the United States. Mr. and Ms. Wang engaged in the import and export of herbal medicines and consumer goods with Korea, New Zealand, China, Japan, and the former USSR, establishing one of the first 25 joint ventures between the United States and the USSR following the opening of the Soviet economy. Ms. Wang has also purchased, managed, financed, leased, and renovated real estate projects since the 1970s, including industrial, retail, residential and commercial office properties. Ms. Wang also co-founded and serves as the Managing Member for Wang Ventures, a family investment partnership through which she has researched and invested in medical device, financial, and technology start-up companies.

The Property. The 651 Brannan Street Property consists of a four-story, 135,054 sq. ft. office building located in the South of Market area (“SOMA”) of San Francisco, California. The 651 Brannan Street Property was built in 1911 and renovated throughout the years with the most recent renovations occurring in 2011 and 2015. Amenities at the 651 Brannan Street Property include a modern lobby with a covered plaza and full height glass walls, a 62-space subterranean parking garage and a three-story high interior atrium with glass ceilings.

The building is currently 100.0% leased to three tenants. The largest tenant, Pinterest, will occupy 101,304 sq. ft. (75.0% of NRA) over a seven-year lease term, and is currently in the process of building out its space with $4.1 million in tenant improvements and $18.9 million of its own money, for a total amount of $23.0 million ($227.04 PSF). Pinterest’s lease commenced on June 1, 2015 and it is expected to take occupancy in November 2015. Pinterest’s space will include amenities such as a kitchen modeled after a food truck that is expected to serve over 2,000 meals a day, all hands meeting areas and training rooms and showers. Other than Pinterest (75.0% of the NRA), no other tenant occupies more than 13.2% of the 651 Brannan Street Property.

In addition to Pinterest’s tenant improvements, the borrower is also investing approximately $2.7 million in capital improvements, which includes HVAC replacements, lobby elevator renovations, façade and lobby upgrades, and sidewalk replacements among others.

The 651 Brannan Street Property is within walking distance to a number of public transportation options and is in close proximity to I-280 and I-80. City buses are available along 7th and Townsend Streets. Commuter train service is available at the Caltrain Depot, located on the corner of 4th and Townsend Streets, 0.4 miles from the 651 Brannan Street Property. The Caltrain connects San Francisco to communities in San Mateo and Santa Clara Counties. The BART regional light rail system runs underneath Market Street approximately one mile north of 651 Brannan Street Property, and connects the CBD to neighborhoods in the south. Regional access to communities to the south of 651 Brannan Street Property is provided by Interstate 280, with the nearest access point approximately two blocks northeast of the 651 Brannan Street Property. Interstate 80 connects with the Bay Bridge providing access to East Bay communities. The nearest access point to I-80 is approximately a quarter mile northeast of the 651 Brannan Street Property.

Environmental Matters. The Phase I environmental report dated June 26, 2015 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 651 Brannan Street Property, which is already in place.

Major Tenants.

Pinterest (101,304 sq. ft., 75.0% of NRA, 79.7% of U/W Base Rent) Pinterest is a web and mobile application company launched in 2010, operating a photo sharing virtual clipboard website. It provides a platform allowing users to share and save content to virtual collections called pinboards, including photos, comments, links, and other materials. Pinterest is known as a hub for DIY and craft projects, recipes, fashion, home décor, and health and fitness related information. In March 2015, Pinterest announced it had raised $367 million, giving the online site a valuation of $11 billion with over 70 million users. Pinterest’s lease commenced on June 1, 2015 and it is investing approximately $18.9 million into its space as well as an additional $4.1 million provided by the borrower in tenant improvements. Pinterest is expected to take occupancy at 651 Brannan Street in November 2015. In addition to standard office space, Pinterest’s space will include other amenities such as a kitchen expected to serve over 2,000 meals a day and modeled after a food

III-53

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

truck, all hands meeting areas and training rooms, showers, and other features that are considered to be desirable to tech tenants in the San Francisco area. Upon expiration of Independent Television Services (ITVS) (“ITVS”) (17,800 sq. ft.), Pinterest will acquire an additional 18,809 sq. ft. (including an extra 1,009 sq. ft.) of space on the fourth floor under the same terms of its existing space. Pinterest is expected to spend an additional approximately $1.15 million to build out the additional space on top of the approximately $752,000 in tenant improvements that will be provided by the borrower for an overall total of $24.9 million invested into the Pinterest space by both Pinterest and the borrower. Pinterest has the right to terminate its lease on or after May 31, 2020 with nine months’ notice with a termination fee of five months’ base rent plus the unamortized portion of the allowance paid by the landlord and the unamortized portion of the leasing commissions paid to the landlord’s or tenant’s broker. In addition, Pinterest has a right of first offer to lease the remaining space on the third floor, currently occupied by XO Communications (15,950 sq. ft.), within 15 days’ notice from landlord. Pinterest also has a right of first offer to purchase the entire 651 Brannan Street Property within 10 days’ notice from landlord of intent to sell. Pinterest will then have 10 days to negotiate the purchase of the 651 Brannan Street Property. Pinterest has a lease expiration date of May 31, 2022 with one three-year renewal option remaining.

ITVS (17,800 sq. ft., 13.2% of NRA, 6.9% of U/W Base Rent) ITVS funds, presents, and promotes award-winning documentaries and dramas on public television and cable, and innovative new media projects on the Internet. ITVS receives core funding from the Corporation for Public Broadcasting. In 1988, Congress passed legislation directing the Corporation for Public Broadcasting to negotiate with a national coalition of independent producer groups to establish ITVS. In 1991, ITVS funded its first wave of independently produced programs for public television. ITVS has been in occupancy at the 651 Brannan Street Property since 2006 and leases 17,800 sq. ft. expiring November 30, 2016 at which time Pinterest will take over the ITVS space.

XO Communications (15,950 sq. ft., 11.8% of NRA, 12.8% of U/W Base Rent) XO Communications is a telecommunications company owned by XO Holdings, Inc. (OTCBB: XOHO). XO Communications owns and operates one of the largest IP and Ethernet networks in the U.S. that customers rely on for private data networking, cloud connectivity, unified communications and voice, Internet access, and managed services for small and medium-sized companies, enterprises, national and government accounts. XO Communications was established in 1996 and serves 85 U.S. markets with over 2,800 employees. XO Communications has spent approximately $8.0 million in improvements and another $10 million in equipment for its space. XO Communications has been in occupancy at the 651 Brannan Street Property since 1998 and leases 15,950 sq. ft. expiring November 3, 2018 with one five-year renewal option remaining.

The Market. The 651 Brannan Street Property is located in the SOMA district of San Francisco, California. Due to its proximity to the San Francisco Bay waterfront and the city’s Financial District, the area has been a stable area catering to service businesses, garment manufacturing, and printing. During the late-1990s the growth of the Internet and Internet-related companies, which preferred this area, supplanted the prior traditional users. In conjunction with the growth in office/R&D uses, demand for residential uses increased. The recent growth in social media related companies has also led to increased demand in the neighborhood.

San Francisco’s economy continues to be one of the strongest in the nation, bolstered by technology companies, rising incomes, and an influx of visitors. Unemployment stood at 3.7% as of 1Q 2015, the lowest among California’s major metro areas, and was below the national unemployment rate of 5.5% and California’s unemployment rate of 6.7%. The tech industry in the San Francisco office market is one of the strongest nationally and globally. A third party market report stated in February 2015 that tech and creative-sector firms are more focused on securing qualified employees and the space to house them, and less concerned with the cost of leasing and building out the space. Venture-backed startups have become the heart of the office market. The tourism industry also continues to be a major driver in the market. In February 2015, the leisure and hospitality sector posted year-over-year job growth of 5.0%. The $100 million cruise ship terminal at Pier 35 brings thousands of cruise ship passengers to the city hotels, restaurants and shops. The average number of passengers on cruise ships is 3,345, and those travelers spend an average of $168 per day while in San Francisco.

According to a third party research report, the estimated 2015 population for the one-, three-, and five-mile radius is 65,853, 442,103, and 732,922, respectively. The 2015 estimated average household income within a one-, three-, and five-mile radius is $102,963, $114,341, and $114,615, respectively. The average annual household income is approximately 48.0% higher than that of the U.S. overall. San Francisco’s 37.5% share of households in the $100,000 plus annual income category far exceeds the 21.3% share across the U.S. The population’s educational breakdown follows a similar pattern to incomes with 43.8% of San Francisco’s population having either a bachelor or a graduate degree, compared to only 28.4% across the U.S.

In an attempt to control commercial development within San Francisco the voters of San Francisco passed Proposition M in 1986, which limits the amount of new office space that can be approved for development in each fiscal year. Under Prop M, the cap limits the amount of office space that can be approved to 950,000 sq. ft. per year, but if less is approved the rest rolls over. In the first quarter of 2015, there were no new construction deliveries. Roughly 4.3 million sq. ft. were under construction in 1Q 2015, with most of it occurring in the South Financial District and pre-leased to tech tenants. The 651 Brannan Street Property is located in the SOMA district of the San Francisco office market. The subject’s submarket is known as Non-CBD West SOMA. As of 1Q 2015, Non-CBD West Soma had an inventory of 851,672 sq. ft. of office space, an overall vacancy rate of 2.9%, no construction completions during the quarter, no YTD net absorption and an overall average rental rate of $43.01 PSF.

III-54

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

The subsequent chart presents the primary competitive properties to the 651 Brannan Street Property:

Competitive Set(1)
Property	City, State	Distance	Occupancy	Year Built	Total Building Area (Sq. Ft.)	Class
651 Brannan Street Property	San Francisco, CA	NAP	100.0%(2)	1911	135,054(2)	B
San Francisco Multimedia Center	San Francisco, CA	0.3 miles	100.0%	1908	260,000	A
539 Bryant Street	San Francisco, CA	0.5 miles	78.7%	1912	73,130	B
111 Townsend Street	San Francisco, CA	0.7 miles	100.0%	1911	22,483	B
634 Second Street	San Francisco, CA	0.7 miles	100.0%	1927	48,000	C
600 Townsend Street	San Francisco, CA	0.4 miles	100.0%	1989	186,377	A
(1)	Source: Appraisal
(2)	Based on the rent roll dated August 5, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 6/30/2015	U/W	U/W PSF
Base Rent(1)	$3,681,995	$4,197,466	$4,066,376	$3,565,055	$7,247,628	$53.66
Rent Steps(2)	0	0	0	0	173,130	1.28
Gross Potential Rent	$3,681,995	$4,197,466	$4,066,376	$3,565,055	$7,420,758	$54.95
Total Recoveries	69,360	168,146	382,544	496,884	430,543	3.19
Total Other Income(3)	171,555	229,463	196,589	145,130	177,218	1.31
Less: Vacancy(4)	0	0	(137,291)	(137,291)	(392,565)	(2.91)
Effective Gross Income	$3,922,910	$4,595,074	$4,508,218	$4,069,778	$7,635,953	$56.54
Total Operating Expenses	1,012,010	1,024,262	1,058,413	1,105,331	1,549,286	11.47
Net Operating Income	$2,910,900	$3,570,813	$3,449,805	$2,964,447	$6,086,667	$45.07
TI/LC	0	0	0	0	424,988	3.15
Capital Expenditures	0	0	0	0	27,011	0.20
Net Cash Flow	$2,910,900	$3,570,813	$3,449,805	$2,964,447	$5,634,668	$41.72
(1)	Base Rent excludes license fees in place for XO Communications, Webpass, Time Warner, and Level 3.
(2)	U/W Rent Steps based on contractual step rent through August 1, 2016.
(3)	Total Other Income includes license fees in place for XO Communications, Webpass, Time Warner, and Level 3.
(4)	U/W Vacancy represents 5.0% of gross income.

Property Management. The 651 Brannan Street Property is managed by SOMA Property Management, LLC, a borrower affiliate.

Lockbox / Cash Management. The 651 Brannan Street Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During a Cash Management Trigger Event Period (as defined herein), all funds in the lockbox account will be swept twice a month to a cash management account under the control of the lender and disbursed during each interest period of the 651 Brannan Street Loan term in accordance with the loan documents. Further, during a Cash Sweep Event Period (as defined herein), excess cash flow will be swept into a lender controlled account and held as additional collateral for the 651 Brannan Street Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantors or the property manager, (iii) an indictment for fraud or misappropriation of funds by the borrower, the guarantor or the property manager, (iv) the debt yield falling below 11.0% on a trailing twelve month basis, or (v) a Specified Tenant Trigger Event (as defined herein). A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure or waiver of the event of default by lender; (b) with regards to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower or guarantors and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantors’ or property manager’s monetary obligations; (c) with regards to clause (iii) above, the dismissal of the related indictment or a final judgment that acquits all of the borrower, guarantors or the property manager; (d) with regards to clause (iv) above, the debt yield being equal to or greater than 11.0% based on the trailing twelve month period; and (e) with regards to clause (v) above, when the Specified Tenant Trigger Event is cured in accordance with the loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantors or the property manager, (iii) the debt yield falling below 11.0% on a trailing twelve month basis, or (iv) a Specified Tenant Trigger Event. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure or waiver of

III-55

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

the event of default by lender; (b) with regards to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower or guarantors and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantors’ or property manager’s monetary obligations; (c) with regards to clause (iii) above, the debt yield being equal to or greater than 11.0% based on the trailing twelve month period; and (d) with regards to clause (iv) above, when the Specified Tenant Trigger Event is cured in accordance with the loan documents.

A “Specified Tenant Trigger Event” will commence upon (i) a Specified Tenant (as defined herein) exercises a cancellation or termination option, (ii) a Specified Tenant fails to extend or renew its lease on or prior to twelve months before its expiration date, (iii) the Specified Tenant failing to notify the borrower of extending or renewing its lease prior to the date set forth in the lease agreement, (iv) if an event of default under any Specified Tenant lease has occurred, (v) a Specified Tenant or lease guarantor becomes insolvent or a debtor in any bankruptcy action, (vi) if any Specified Tenant lease is terminated or no longer in full force or effect or (vii) if any Specified Tenant fails to be in actual, physical possession of the applicable Specified Tenant space, fails to be open to the public for business during customary hours at the applicable Specified Tenant space and/or “goes dark” in the applicable Specified Tenant space. A Specified Tenant Trigger Event will end if, in regards to clause (i) above, the applicable Specified Tenant has unconditionally revoked or rescinded its exercise of the cancellation or termination option with respect to its lease, has re-affirmed such lease as being in full force and effect and is paying full unabated rent thereunder, or borrower has entered into one or more acceptable replacement leases satisfying certain re-releasing conditions with respect to the Specified Tenant space; in regards to clause (ii) above, the Specified Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or the borrower has entered into one or more acceptable replacement leases satisfying certain re-leasing conditions with respect to the Specified Tenant space; in regards to clause (iii) above, the Specified Tenant has entered into an extension or the borrower has entered into one or more acceptable replacement leases satisfying certain re-leasing conditions with respect to the Specified Tenant space; in regards to clause (iv) above, the applicable event of default has been cured, in regards to clause (v) above, the Specified Tenant lease is affirmed in the applicable bankruptcy, provided that the Specified Tenant is open for business and is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty; in regards to clause (vi) above, the borrower has entered into one or more acceptable replacement leases satisfying certain re-leasing conditions with respect to the Specified Tenant space; or, in regards to clause (vii) above, the Specified Tenant is open for business and is paying full unabated rent.

“Specified Tenant” means (i) Pinterest, or (ii) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable sq. ft. or (b) 25% or more of the total in-place base rent.

Initial Reserves. At closing, the borrower deposited (i) $65,000 into a tax reserve account, (ii) $39,231 into an insurance reserve account, (iii) $3,391,089 into the Pinterest TI Allowance Funds reserve and (iv) $500,000 into the Pinterest Required Work Funds reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $10,833, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $5,162, into an insurance reserve account, (iii) $2,814 into a replacement reserve account and (iv) $39,391 into a TI/LC reserve account, subject to a cap of $2.0 million. In addition, if a Specified Tenant Trigger Event occurs, all excess cash flow is deposited into the Specified Tenant Rollover reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Pinterest Letter of Credit. Pursuant to the Pinterest lease, Pinterest will provide to the borrower a letter of credit in the amount of $4,330,746 as a security deposit and a letter of credit in the amount of $4,052,160 (“Rebuild Letter of Credit”) representing the estimated cost for the borrower to restore the leased premises to its built-out condition as of the date of the Pinterest lease. Pinterest is entitled to a return of the Rebuild Letter of Credit upon satisfaction of certain move in requirements, including Pinterest’s completion of its tenant improvements and initial payment of rent. Upon the borrower delivery of the additional space on the fourth floor, Pinterest is obligated to deliver to the borrower an additional letter of credit as a security deposit for such additional space and a second letter of credit as security for Pinterest’s move in requirements for such additional space. The borrower has agreed, upon the request of the lender, to collaterally assign such letters of credit to the lender, as well as other customary lender protections under the 651 Brannan Street Loan documents.

III-56

651 Brannan Street San Francisco, CA 94107	Collateral Asset Summary – Loan No. 6 651 Brannan Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 46.0% 2.02x 13.5%

Tenderloin
Union Square
Financial District
SoMa
South Beach
SAN FRANCISCO
Mission Bay
Design District
Mission District
Potrero Hill
San Francisco Bay
McCovey Cove
651 Brannan Street
651 Brannan Street
San Francisco, CA 94107
Academy of Art Univ.- School of Fine Arts
Academy of Art University- School of Interior Architecture
Hall of Justice
Pinterest
Airbnb
artMRKT San Francisco
Zynga
Adobe San Francisco
Jawbone
California College of the Arts
CALTRAIN DEPOT
4TH & KING
CALTRAIN
CENTRAL SUBWAY (Under Constr.)
MUNI METRO
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
4th St
5th St
6th St
7th St
8th St
9th St
11th St
3rd St
2nd St
1st St
16th St
Embarcadero
SF-Oakland Bay Bridge
Southern Embarcadero Fwy
AT&T Park
Coverity
Dropbox
Mission Bay Library
UCSF Mission Bay
Univ. of California - San Francisco Mission Bay Campus
UCSF Cancer Research Institute
Mission Bay Conference Center
Sandler Neurosciences Center
Cisco Systems
FibroGen
UCSF Benioff Children's Hospital
Jackson Playground
Dolby Laboratories
Dolby Laboratories Headquarters
Ubisoft Entertainment
Wired Magazine
Hired.com
GitHub
South Park
MOSCONE CONVENTION CENTER
Yerba Buena Center for the Arts
SF Museum of Modern Art
Children's Creativity Museum
Comcast SportsNet
Rackspace
Riverbed Technology
Twilio
Salesforce Tower (Under Constr.)
TRANSBAY TRANSIT CENTER (Under Constr.)
LinkedIn
Fitbit
Google SF
Fusionstorm
Four Seasons Hotel SF
SF Shopping Center
Macy's
Grand Hyatt SF
Crocker Galleria
Golden Gate University
Glide Memorial
International Art Museum of America
US Court of Appeals, 9th Circuit
Univ. of the Pacific School of Dentistry
San Francisco Intl. Airport 12 miles
SAN FRANCISCO
OAKLAND
SAN JOSE
Berkeley
Richmond
Concord
Hayward
Fremont
Livermore
Pleasanton
Daly City
Fairfield
Vallejo
Pacific Ocean

III-57

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

III-58

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Joseph C. Nakash
Borrower:	Nakash 200 Helen Street LLC
Original Balance(1):	$41,500,000
Cut-off Date Balance(1):	$41,500,000
% by Initial UPB:	5.5%
Interest Rate(2):	4.2845%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only
Additional Debt(1)(3):	$9,936,740 Subordinate Companion Loan
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$380,394	$57,635
Insurance:	$16,965	$3,029
Replacement:	$0	$6,593
TI/LC:	$0	$3,536
Required Repairs:	$19,875	NAP
Major Tenant TI/LC:	$0	Springing
Baker’s Express Rollover Funds:	$0	Springing

Financial Information(5)
	Senior Note	Total Debt
Cut-off Date Balance / Sq. Ft.:	$52	$65
Balloon Balance / Sq. Ft.:	$52	$53
Cut-off Date LTV:	57.6%	71.4%
Balloon LTV:	57.6%	57.7%
Underwritten NOI DSCR:	2.35x	1.38x
Underwritten NCF DSCR:	2.19x	1.28x
Underwritten NOI Debt Yield:	10.2%	8.2%
Underwritten NCF Debt Yield:	9.5%	7.7%
Underwritten NOI Debt Yield at Balloon:	10.2%	10.2%
Underwritten NCF Debt Yield at Balloon:	9.5%	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	South Plainfield, NJ
Year Built / Renovated:	1973 / 1988
Total Sq. Ft.:	791,150
Property Management:	Self-managed
Underwritten NOI:	$4,237,678
Underwritten NCF:	$3,949,250
Appraised Value:	$72,000,000
Appraisal Date:	June 2, 2015

Historical NOI
Most Recent NOI:	$4,674,039 (T-12 May 31, 2015)
2014 NOI:	$4,336,455 (December 31, 2014)
2013 NOI:	$4,466,989 (December 31, 2013)
2012 NOI:	$4,268,663 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.4% (July 1, 2015)
2014 Occupancy:	97.0% (December 31, 2014)
2013 Occupancy:	97.0% (December 31, 2013)
2012 Occupancy:	92.0% (December 31, 2012)
(1)	The Cut-off Date Balance of $41.5 million represent the senior portion of the $51,436,740 200 Helen Street Loan Combination evidenced by the senior note (included in the trust) and a subordinate B-Note with a cut-off date balance of $9,936,740.
(2)	The interest rate of 4.2845% represents the interest rate for the 200 Helen Street Loan only. The 200 Helen Street Subordinate Companion Loan accrues interest at an average interest rate of 4.7119% from the first payment date after the cut-off date, October 6, 2015, through the 12th payment date following the cut-off date. The 200 Helen Street Subordinate Companion Loan interest rate varies according to a fixed interest schedule. See Appendix VIII-B of the Free Writing Prospectus.
(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations under the heading “Senior Note” are based on the 200 Helen Street Loan. DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations under the heading “Total Debt” are based on the 200 Helen Street Loan Combination (which includes the 200 Helen Street Subordinate Companion Loan). The 200 Helen Street Subordinate Companion Loan is structured with a fixed amortization schedule based on a 120-month amortization period. See Appendix VIII-B of the Free Writing Prospectus.

III-59

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Jordache, Inc.(3)	NR/NR/NR	579,000	73.2%	$5.75	74.4%	6/30/2030
Baker’s Express	NR/NR/NR	80,160	10.1%	$5.00	9.0%	MTM(4)
Prevost Car, Inc.(5)	BBB/Baa2/BBB	60,000	7.6%	$6.42	8.6%	7/31/2024
Jimmy’s Trucking(6)	NR/NR/NR	46,990	5.9%	$4.78	5.0%	8/17/2017
GW Labs(7)	NR/NR/NR	12,500	1.6%	$10.87	3.0%	4/30/2019
Total Occupied Collateral		778,650	98.4%	$5.75	100.0%
Vacant		12,500	1.6%
Total		791,150	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF includes contractual rent steps through May 2016.
(3)	Jordache, Inc. is a borrower affiliated entity and has recently executed a 15-year lease renewal effective July 1, 2015.
(4)	Baker’s Express is on a month-to-month basis and is in negotiations with the owner to execute a new lease.
(5)	Prevost Car, Inc. has a one-time right to terminate its lease effective July 31, 2019 with written notice no later than 12 months prior to the termination date and a termination fee of $200,000. Prevost Car, Inc. has a continuing right of first offer to lease two directly contiguous spaces (60,000 sq. ft. and 47,000 sq. ft.) upon notification from the landlord that the space(s) have or will become available with notice no later than 15 business days from the date of notification. Prevost Car, Inc. has two five-year renewal options remaining.
(6)	Jimmy’s Trucking subleases approximately 32,000 sq. ft. to Champion Pool Distributors Corp. through November 14, 2017 with a current annual rent of approximately $4.49 PSF. Jimmy’s Trucking and subsequently, Champion Pool Distributors Corp., have a right to terminate its lease effective September 20, 2015 with written notice no earlier than six months prior to the termination date and have one five-year renewal option remaining.
(7)	GW Labs has a continuing right of first offer to lease the office space (12,500 sq. ft.) directly above its current space with written notice no later than 10 days prior to the date of possession. GW Labs has one three- or five-year renewal option remaining.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	80,160	10.1%	80,160	10.1%	$5.00	9.0%	9.0%
2015	0	0	0.0%	80,160	10.1%	$0.00	0.0%	9.0%
2016	0	0	0.0%	80,160	10.1%	$0.00	0.0%	9.0%
2017	1	46,990	5.9%	127,150	16.1%	$4.78	5.0%	14.0%
2018	0	0	0.0%	127,150	16.1%	$0.00	0.0%	14.0%
2019	1	12,500	1.6%	139,650	17.7%	$10.87	3.0%	17.0%
2020	0	0	0.0%	139,650	17.7%	$0.00	0.0%	17.0%
2021	0	0	0.0%	139,650	17.7%	$0.00	0.0%	17.0%
2022	0	0	0.0%	139,650	17.7%	$0.00	0.0%	17.0%
2023	0	0	0.0%	139,650	17.7%	$0.00	0.0%	17.0%
2024	1	60,000	7.6%	199,650	25.2%	$6.42	8.6%	25.6%
2025	0	0	0.0%	199,650	25.2%	$0.00	0.0%	25.6%
Thereafter	1	579,000	73.2%	778,650	98.4%	$5.75	74.4%	100.0%
Vacant	NAP	12,500	1.6%	791,150	100.0%	NAP	NAP
Total / Wtd. Avg.	5	791,150	100.0%			$5.75	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	The rollover schedule includes contractual rent steps through May 2016.

The Loan. The 200 Helen Street loan (the “200 Helen Street Loan”) represents the senior portion, with a cut-off date balance of $41.5 million, of a fixed rate loan combination that includes a subordinate B-Note in the original principal amount of $10.0 million (the “200 Helen Street Subordinate Companion Loan,” and together with the 200 Helen Street Loan, the “200 Helen Street Loan Combination”). The 200 Helen Street Loan Combination is secured by the borrower’s fee simple interest in a 791,150 sq. ft. industrial warehouse located at 200 Helen Street in South Plainfield, New Jersey (the “200 Helen Street Property”). The 200 Helen Street Loan has a 10-year term and is interest only for the term of the loan. The 200 Helen Street Loan accrues interest at a fixed rate equal to 4.2845% per annum and has a cut-off date balance of $41.5 million. The aggregate cut-off date balance of the 200 Helen Street Loan Combination is approximately $51.4 million. Proceeds of the 200 Helen Street Loan Combination were used to retire existing debt of approximately $30.4 million, fund upfront reserves of $417,234, pay closing costs of $732,609 and return equity to the sponsor of approximately $19.9

III-60

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

million. Based on the appraised value of $72.0 million as of June 2, 2015, the 200 Helen Street Loan cut-off date LTV ratio is 57.6% and the remaining implied equity is $20.5 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$41,500,000	080.6%	Loan Payoff	$30,401,208	059.0%
Subordinate Note	$10,000,000	019.4%	Reserves	$417,234	000.8%
			Closing Costs	$732,609	001.4%
			Return of Equity	$19,948,949	038.7%
Total Sources	$51,500,000	100.0%	Total Uses	$51,500,000	100.0%

The Borrower / Sponsor. The borrower, Nakash 200 Helen Street LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower is wholly owned by its sole member and manager, Nakash Holding LLC, a Delaware limited liability company. Nakash Holding LLC is owned by managing members, Joseph C. Nakash (0.331%), Avi Nakash (0.331%), and Ralph Nakash (0.331%), along with various other non-managing members, none of which exceeds a 9.578% ownership stake. The sponsor and the nonrecourse carve-out guarantor is Joseph C. Nakash.

Nakash Holding LLC (“Nakash Holdings”) is the private investment office for the Nakash family, which founded and owns Jordache Enterprises, Inc., maker of Jordache jeans. Nakash Holdings manages a multi-billion dollar portfolio of investments with a focus on real estate located in prime locations throughout the world. Its portfolio consists of over $2 billion in retail, office, multifamily and hospitality properties.

Joseph C. Nakash, co-founder and chairman of Jordache Enterprises, Inc., launched the company in 1977. The firm was an early manufacturer of designer jeans. As the Jordache brand grew, the company diversified into several areas and began contract manufacturing for companies such as American Eagle, Abercrombie & Fitch, Gap, and Tommy Hilfiger. Jordache Enterprises, Inc. later began investing in shipping and banking operations, as well as real estate focused in Israel along with worldwide locations. The Nakash family also operates an office in Hong Kong where it manages real estate holdings in Hong Kong, Macau, and China.

Joseph C. Nakash reported total assets of approximately $453.1 million, a net worth of approximately $398.4 million, and liquidity of approximately $20.0 million, according to his personal financial statement dated May 1, 2014. According to its balance sheet dated December 31, 2014, Jordache Enterprises, Inc. reported total assets of approximately $338.5 million, a net worth of approximately $116.2 million, and liquidity of approximately $46.6 million.

The Property. The 200 Helen Street Property is a 791,150 sq. ft. industrial warehouse located in South Plainfield, Middlesex County, New Jersey, approximately 25.5 miles southwest of Newark, New Jersey and 36.5 miles northeast of Trenton, New Jersey. The building was constructed in 1973, renovated in 1988, and consists of one single-story warehouse building with approximately 12,500 sq. ft. of second floor office space on 44.5 acres of land. The 200 Helen Street Property includes 479 parking spaces (0.61 per 1,000 sq. ft.), 87 dock-high doors, 11 drive-in doors, and features 27-foot ceiling heights. Since purchasing the 200 Helen Street Property in August 2005, the sponsor has invested approximately $12.5 million in capital improvements, consisting of solar panel installation, re-roofing work, new rooftop HVAC unit installation and parking lot paving. Since the installation of the solar panels in 2010, utilities decreased 20.5% from 2013 to 2014.

The 200 Helen Street Property is currently 98.4% occupied as of July 1, 2015 by five tenants. The largest tenant, Jordache, Inc. (“Jordache”), is a sponsor-related entity occupying 579,000 sq. ft. (73.2% NRA; 74.4% U/W Base Rent) of space. The tenant currently uses its space as the major regional distribution center due to the building’s access to major highways and ports. Jordache’s lease is guaranteed by Jordache Enterprises, Inc. The second largest tenant, Baker’s Express, has occupied 80,160 sq. ft. (10.1% NRA; 9.0% U/W Base Rent) of space since October 2000 and is currently on a month-to-month lease. The third largest tenant, Prevost Car, Inc., occupies 60,000 sq. ft. (7.6% NRA; 8.6% U/W Base Rent) of space. The tenant is part of the Volvo Group (Fitch/Moody’s/S&P: BBB/Baa2/BBB) and currently uses its space as its only regional service center and parts distribution facility in the Northeast. No other tenant at the 200 Helen Street Property occupies greater than 5.9% of total net rentable area (“NRA”).

The 200 Helen Street Property is located less than one mile from I-287 and five miles from the intersection of I-287 and I-95. I-287 extends for approximately 100 miles and forms an outer loop around the north and west sides of the greater New York area. I-287 connects with I-78 approximately 11.0 miles northwest of the 200 Helen Street Property. I-78 extends west towards Harrisburg, Pennsylvania, where it merges with Interstate 81 and provides access to numerous interstates, which continue towards the western regions of the United States. As the main highway along the East Coast, I-95 extends north through New York and Boston, running from northeast Maine, south through Philadelphia, Baltimore, and Washington D.C. and ending in Miami, Florida.

III-61

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

Environmental Matters. The Phase I environmental report dated May 29, 2015 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the 200 Helen Street Property, which is already in place.

Major Tenant.

Jordache, Inc. (579,000 sq. ft.; 73.2% of NRA; 74.4% of U/W Base Rent) Jordache is a borrower-related entity, owned and its lease is guaranteed by Jordache Enterprises, Inc., a national apparel and jeans company. Jordache Enterprises, Inc. is a privately held conglomerate that designs and manufactures a wide variety of denim, apparel and accessories. Distributed internationally, the brands owned by Jordache Enterprises, Inc. include Jordache, KIKIT, Dittos, Gasoline, LoveLola, GAS, and XOXO. Licensed brands include U.S. Polo Assn. Jordache Enterprises, Inc. also manufactures private label denim for well-known companies, including Gap, Tommy Hilfiger, Levi’s, and Abercrombie & Fitch, among others. As of December 31, 2014, Jordache Enterprises, Inc. had a net worth of approximately $116.2 million. Revenues for 2014 were approximately $341.4 million. Jordache uses its space as one of its two regional distribution centers due to the building’s access to major highways and ports under a recently renewed lease expiring in June 2030. The tenant currently pays a base rental rate of $5.75 PSF NNN.

The Market. The 200 Helen Street Property is situated at the southwest corner of Helen Street and Coolidge Street in the City of South Plainfield, Middlesex County, New Jersey. The 200 Helen Street Property is less than one mile from Interstate 287, which links to I-95, approximately five miles east, providing access to New York City, approximately 34.5 miles northeast of the 200 Helen Street Property. Middlesex County is currently the second most populous county in the state of New Jersey with well over 20,000 firms and Rutgers University, which maintains more than 60 research facilities. There are also more than a hundred Fortune 500 corporations maintaining plants and other facilities in Middlesex County, including Johnson & Johnson. Four of the State University of New Jersey’s main campuses (Rutgers, Cook, Douglas, and Livingston) are located within Middlesex County. The Forrestal Campus of Princeton University can also be found in Middlesex County, with Princeton’s main campus also located nearby.

The estimated 2015 population within a one-, three-, and five-mile radius of the 200 Helen Street Property is 7,891, 99,533, and 332,620, respectively. From 2010 to 2015 the populations within a one-, three-, and five-mile radius of the 200 Helen Street Property have experienced an average annual growth rate of 7.2%, 4.1%, and 2.7%, respectively. The estimated 2015 average household income within a one-, three-, and five-mile radius of the 200 Helen Street Property is $106,316, $108,950, and $101,114, respectively.

According to a market research report, the 200 Helen Street Property is located in the South Plainfield industrial submarket, which contains 307 properties totaling approximately 14.2 million sq. ft. (284 industrial properties and 23 flex properties). The South Plainfield industrial submarket vacancy rate is 2.8% with an average rental rate of $5.50 PSF in 1Q 2015.

The subsequent chart presents the primary competitive properties to the 200 Helen Street Property:

Competitive Set(1)
Name	200 Helen Street Property	Main St	Newfield	Mill Rd E	Century Lane	Fieldcrest Ave	Randolphville
Building Sq. Ft.	791,150(2)	157,500	120,000	170,000	13,000	77,975	22,500
Year Built	1973	2001	1989	2001	1982	1980	1971
Tenant Name	Jordache, Inc.(2)	NAV	Model Rectifier Corporation	DSV Solutions	NAV	Wintec	NAV
Rent PSF	$5.75(2)	$6.25	$5.40	$5.25	$5.25	$5.50	$5.25
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Distance from Subject	NAP	7.3 miles	5.0 miles	5.1 miles	1.3 miles	4.6 miles	2.9 miles
(1)	Source: Appraisal
(2)	Based on the rent roll dated July 1, 2015.

III-62

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W PSF
Base Rent(1)	$3,878,641	$4,213,826	$4,176,733	$4,347,728	$4,475,765	$5.66
Value of Vacant Space	0	0	0	0	137,500	0.17
Gross Potential Rent	$3,878,641	$4,213,826	$4,176,733	$4,347,728	$4,613,265	$5.83
Total Recoveries	1,691,174	1,632,186	1,461,285	1,461,060	1,347,585	1.70
Total Other Income	42,914	48,606	31,958	24,133	41,159	0.05
Less: Vacancy(2)	0	0	0	0	(298,043)	(0.38)
Effective Gross Income	$5,612,729	$5,894,618	$5,669,975	$5,832,920	$5,703,967	$7.21
Total Operating Expenses	1,344,066	1,427,630	1,333,520	1,158,881	1,466,289	1.85
Net Operating Income	$4,268,663	$4,466,989	$4,336,455	$4,674,039	$4,237,678	$5.36
TI/LC	0	0	0	0	209,313	0.26
Capital Expenditures	0	0	0	0	79,115	0.10
Net Cash Flow	$4,268,663	$4,466,989	$4,336,455	$4,674,039	$3,949,250	$4.99

(1)	U/W Base Rent includes base rent and rent increases occurring through May 2016 and is based on the July 1, 2015 rent roll.
(2)	U/W Vacancy represents 5.0% of gross income.

Property Management. The 200 Helen Street Property is self-managed.

Lockbox / Cash Management. The 200 Helen Street Loan Combination is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Provided no Cash Sweep Event Period (as defined herein), all funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts will be remitted to the borrower. During a Cash Sweep Event Period caused solely by a Major Tenant Trigger Event (as defined herein), all excess cash flow will be deposited into the major tenant TI/LC reserve account. During a Cash Sweep Event Period caused solely by a Baker’s Express Trigger Event (as defined herein), all excess cash flow will be deposited into the Baker’s Express rollover account capped at $801,600, and during a Cash Sweep Event Period caused by a Cash Sweep Event Period other than a Major Tenant Trigger Event or Baker’s Express Trigger Event, all excess cash flow will be will be held by the lender as additional collateral for the 200 Helen Street Loan Combination.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor or property manager, (iii) the debt service coverage ratio, including the 200 Helen Street Subordinate Companion Loan, based on the trailing 12 month period falling below 1.15x, (iv) a Major Tenant Trigger Event, or (v) a Baker’s Express Trigger Event. A Cash Sweep Event Period will end if, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or property manager’s monetary obligations, (c) with respect to clause (iii) above, upon the date the debt service coverage ratio, including the 200 Helen Street Subordinate Companion Loan, based on the trailing 12 month period is greater than 1.20x for two consecutive quarters, (d) with respect to clause (iv) above, the cure of a Major Tenant Trigger Event, and (e) with respect to clause (v) above, the cure of a Baker’s Express Trigger Event.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (ii) a Major Tenant (as defined herein) giving written notice of its intention to terminate or not extend or renew its lease, (iii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to the lender), (iv) a Major Tenant fails to notify borrower of its election to extend or renew its lease prior to the date set forth in the lease for exercise of such renewal or extension option, (v) if an event of default under any Major Tenant’s lease has occurred, (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect or (vii) a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the property. A Major Tenant Trigger Event will end if, in regards to clause (i) above, the Major Tenant’s lease is affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regards to clause (ii), clause (iii) or clause (iv) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space (or with respect to clause (ii) only, the Major Tenant has revoked or rescinded its lease termination), in regards to clause (v) above, the applicable event of default has been cured, in regards to clause (vi) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space and in regards to clause (vii) above,

III-63

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

the Major Tenant has provided written notice that they have reopened for business in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant’s space.

A “Baker’s Express Trigger Event” will commence, for so long as Baker’s Express is not a Major Tenant, upon the earlier of (i) a Baker’s Express or lease guarantor of Baker’s Express’ lease becomes insolvent or a debtor in any bankruptcy action, (ii) Baker’s Express giving written notice of its intention to terminate, (iii) if an event of default under the Baker’s Express lease has occurred, (iv) if Baker’s Express’ lease is terminated or no longer in full force or effect, or (v) Baker’s Express “goes dark,” vacates, ceases to occupy or discontinues its operations at the property. A Baker’s Express Trigger Event will end if, for so long as Baker’s Express is not a Major Tenant, in regards to clause (i) above, Baker’s Express’ lease is affirmed in the applicable bankruptcy and Baker’s Express is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regards to clause (ii) above, Baker’s Express has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Baker’s Express space, in regards to clause (iii) above, the applicable event of default has been cured, and in regards to clause (iv) and (v) above, Baker’s Express has provided written notice that they have re-opened for business in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Baker’s Express space.

A “Major Tenant” means (i) Jordache, (ii) any replacement tenant acceptable to the lender pursuant to a replacement lease encumbering all or any portion of the space currently occupied by Jordache, or (iii) any tenant whose lease, either individually or when taken together with any other lease with the same tenant or any affiliate of such tenant, leases space comprising of 10% or more of either (a) the NRA or (b) the gross income from operations at the 200 Helen Street Property. Notwithstanding the foregoing, prior to the execution of a new lease with Baker’s Express or an extension or renewal of its lease, Baker’s Express will not be a Major Tenant pursuant to clause (iii) above provided, however, for so long as Baker’s Express is not deemed a Major Tenant and the Baker’s Express lease will be subject to the terms of the Baker’s Express Trigger Event.

Initial Reserves. At closing, the borrower deposited (i) $380,394 into a tax reserve account, (ii) $16,965 into an insurance reserve account and (iii) $19,875 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $57,635, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,029, into an insurance reserve account, (iii) $6,593 into a replacement reserve account, and (iv) $3,536 into a TI/LC reserve account prior to a Jordache Trigger Event (as defined herein), and upon the occurrence of a Jordache Trigger Event, $13,186. In addition, the borrower is required to deposit excess cash flow into (i) a major tenant TI/LC reserve account if a Major Tenant Trigger Event is in effect, (ii) a Baker’s Express rollover funds account if a Baker’s Express Trigger Event is in effect, subject to a cap of $801,600, and (iii) an excess cash flow reserve fund if any Cash Sweep Event Period exists, other than a Major Tenant Trigger Event or a Baker’s Express Trigger Event, is in effect.

A “Jordache Trigger Event” means (i) a Major Tenant Trigger Event relating to Jordache or (ii) the failure of the Jordache lease to be in full force and effect.

Current Mezzanine or Subordinate Indebtedness.   The 200 Helen Street Loan Combination includes the 200 Helen Street Subordinate Companion Loan, which has an outstanding principal balance as of the cut-off date of approximately $9.9 million. The 200 Helen Street Subordinate Companion Loan has a 10-year term and fully amortizes over its term. The 200 Helen Street Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 4.7119% from the first payment date after the cut-off date, October 6, 2015, through the 12th payment date following the cut-off date. See Appendix VIII-B of the Free Writing Prospectus for the fixed amortization and interest schedule. Including the 200 Helen Street Subordinate Companion Loan, the Total Debt Cut-off Date LTV ratio is 71.4%, the Total Debt UW NCF DSCR is 1.28x and the Total Debt UW NOI Debt Yield is 8.2%.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

III-64

200 Helen Street South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 7 200 Helen Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 57.6% 2.19x 10.2%

200 Helen Street
200 Helen Street
South Plainfield, NJ 07080
Westfield
Cranford
Roselle
Fanwood
Linden
Plainfield
Scotch Plains
UNION COUNTY
Rahway
Colonia
Avenel
Iselin
Woodbridge
Newark Intl. Airport 15 miles
Dunellen
South Plainfield
Middlesex
Piscataway
MIDDLESEX COUNTY
Metuchen
Fords
Staten Island 2 miles
Edison
Perth Amboy
Johnson Park
Somerset
SOMERSET COUNTY
Highland Park
NEW BRUNSWICK
Raritan Bay
Raritan River
South Amboy
Sayreville
Parlin
Milltown
East Brunswick
North Brunswick Township
Rutgers Univ. Busch Campus
Rutgers Univ. Livingston Campus
Rutgers University
Robert Wood Johnson Univ. Hospital
Middlesex Community College
Thomas Edison County Park
JFK Medical Center
Menlo Park Mall
Middlesex Mall
Ash Brook Golf Course
Oak Ridge Golf Course
Plainfield Country Club
Spring Lake Park
Cheesequake State Park
Sayrebrook Towne Center
Sayre Woods Shopping Ctr.
Midstate Mall
Woodbridge Center
Garden State Pkwy
New Jersey Tpke
NJ Turnpike
NJ TRANSIT
N.E. CORRIDOR
NEW JERSEY
NEW YORK
NEWARK
JERSEY CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean
Elizabeth
Linden
Edison
Piscataway
Perth Amboy
Sayreville
New Brunswick
East Brunswick

III-65

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

III-66

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Sam Chang
Borrower:	Brisam JFK LLC d/b/a Holiday Inn JFK Airport
Original Balance:	$35,000,000
Cut-off Date Balance:	$34,934,491
% by Initial UPB:	4.6%
Interest Rate:	4.7510%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	276 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$79,125	$21,979
Insurance:	$8,928	$3,434
FF&E:	$0	At least 1/12 of 4% of prior year’s gross income
Required Repairs:	$2,150	NAP
Lien Funds:	$276,094	$0
PIP Funds:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$173,803
Balloon Balance / Room:	$122,035
Cut-off Date LTV(2):	67.7%
Balloon LTV(2):	47.5%
Underwritten NOI DSCR:	1.48x
Underwritten NCF DSCR:	1.35x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.7%
Underwritten NOI Debt Yield at Balloon:	15.1%
Underwritten NCF Debt Yield at Balloon:	13.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Rosedale, NY
Year Built / Renovated:	2013 / NAP
Total Rooms:	201
Property Management:	M&R Hospitality Management Corp.
Underwritten NOI:	$3,714,588
Underwritten NCF:	$3,374,339
“As-is” Appraised Value:	$51,600,000
“As-is” Appraisal Date:	June 30, 2015
“As Stabilized” Appraised Value(3):	$55,600,000
“As Stabilized” Appraisal Date(3):	July 1, 2018

Historical NOI(4)
Most Recent NOI:	$3,913,140 (T-12 June 30, 2015)
2014 NOI:	$2,638,686 (December 31, 2014)
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	83.1% (June 30, 2015)
2014 Occupancy:	69.4% (December 31, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the “As-is” Appraised Value. Based on the “As Stabilized” Appraised Value, the Cut-off Date LTV and Balloon LTV are 62.8% and 44.1%, respectively.
(3)	The “As Stabilized” Appraised Value is based on achieving a stabilized ADR of $156.49 and a stabilized occupancy of 88.0%.
(4)	The Holiday Inn JFK Property was opened in December 2013, and as such, 2013 and 2012 Historical NOI and Historical Occupancy are not applicable.

III-67

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

Historical Occupancy, ADR, RevPAR(1)(2)
	Holiday Inn JFK Property			Competitive Set			Penetration Factor
Year	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	69.4%	$137.70	$95.63	84.5%	$154.60	$130.69	82.2%	89.1%	73.2%
T-12 June 2015	83.1%	$137.66	$114.33	84.9%	$157.18	$133.52	97.8%	87.6%	85.6%
(1)	Source: Hospitality research report
(2)	The Holiday Inn JFK Property opened in December 2013, and as such, historical occupancy, ADR and RevPAR are unavailable prior to 2014.
(3)	Source: Historical operating statements

The Loan. The Holiday Inn JFK loan (the “Holiday Inn JFK Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 201 room, full service hotel located at 154-71 Brookville Boulevard in Rosedale, New York (the “Holiday Inn JFK Property”) with an original principal balance of $35.0 million. The Holiday Inn JFK Loan has a 10-year term and amortizes on a 23-year schedule. The Holiday Inn JFK Loan accrues interest at a fixed rate equal to 4.7510% per annum and has a cut-off date balance of $34,934,491.

The Holiday Inn JFK Loan proceeds were used to retire existing debt of approximately $25.0 million, fund upfront reserves of $366,297, pay closing costs of $750,078, and return equity to the sponsor of approximately $8.8 million. Based on the “As-is” appraised value of $51.6 million as of June 30, 2015, the cut-off date LTV ratio is 67.7% and the remaining implied equity is $16.6 million. Based on the “As Stabilized” appraised value of $55.6 million as of July 1, 2018, the “As Stabilized” LTV ratio is 62.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	100.0%	Loan Payoff	$25,037,979	071.5%
			Reserves	$366,297	001.0%
			Closing Costs	$750,078	002.1%
			Return of Equity	$8,845,645	025.3%
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Borrower / Sponsor.    The borrower, Brisam JFK LLC d/b/a Holiday Inn JFK Airport, is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Sam Chang.

Sam Chang is the founder, Chairman and CEO of McSam Hotel Group, LLC based in Great Neck, Long Island, New York. Since 1997, Mr. Chang has developed and operated more than 60 properties, including hotels and residential and commercial properties in the New York metropolitan area. Mr. Chang has been approved for franchise licenses by a variety of hotel franchise companies and their affiliates including Hilton Hotel Corporation, InterContinental Hotels Group, Marriott International, Inc., Hyatt Hotels Corporation, Carlson Hotels Worldwide, Starwood Hotels and Resorts Worldwide, Inc., Wyndham Worldwide Corporation, and Choice Hotels International. Mr. Chang was awarded the 2006 and 2012 Developer of the Year by InterContinental Hotels Group. Mr. Chang currently operates 20 properties, has five under construction, and five more under development totaling 4,000 rooms for a variety of national hotel chains.

The Property. The Holiday Inn JFK Property consists of a six-story, 201 room full service hotel built in 2013 and located on the northeastern side of New York’s John F. Kennedy International Airport (“JFK Airport”). Of the 201 rooms, 103 are king rooms, 88 are double/double rooms and 10 are ADA accessible rooms. The Holiday Inn JFK Property amenities include complimentary 24-hour airport shuttle service, approximately 913 sq. ft. of indoor meeting space, a 52-seat restaurant, cocktail lounge, exercise room, business center, dry-cleaning and laundry service and market pantry. Room amenities include a 32” flat screen television, complimentary high speed internet, complimentary Wi-Fi, as well as a workspace area. Room service is also available for breakfast, lunch and dinner. The Holiday Inn JFK Property is situated on a 1.55 acre site with 77 parking spaces.

The market mix for the Holiday Inn JFK Property consists of 36.9% commercial, 36.5% meeting and group and 26.6% leisure. Airline-related demand in the area, local employers and headquarter offices, as well as leisure travelers visiting Manhattan, represent the primary sources of demand for this market. In 2014, airline crews contributed approximately 28,000 room nights at the Holiday Inn JFK Property. Due to the proximity of JFK Airport, the Holiday Inn JFK Property also has a number of local negotiated accounts, including The Port Authority of New York and New Jersey (“Port Authority”), Transportation Security Administration, Federal Aviation Administration, and other airport related businesses.

The land beneath the Holiday Inn JFK Property was acquired by the borrower in 2005 for a purchase price of $6.2 million and the Holiday Inn JFK Property was subsequently constructed with a total development cost of $32.7 million including the purchase price of the land. The Holiday Inn JFK Property was completed and opened in December 2013. In 2014, the Holiday Inn JFK Property’s first full calendar year of operation, the Holiday Inn JFK Property achieved an occupancy of 69.4% compared to T-12 June 2015, where occupancy for the Holiday Inn JFK Property ramped up to 83.1%, an increase of 19.6%.

III-68

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

The Holiday Inn JFK Property currently receives an industrial and commercial abatement program exemption of $757,732 per year, which is phased out over the next 15 years.

The Franchise. The Holiday Inn JFK Property operates under a franchise agreement with Holiday Hospitality Franchising, Inc. (the “Franchisor”) as a Holiday Inn expiring November 26, 2023. The Holiday Inn brand, owned by InterContinental Hotels Group (“IHG”), a leading global hospitality group, has over 100 million guest nights hosted every year globally. As of year-end 2014, there were 770 Holiday Inn Hotels & Resorts (136,280 rooms) in the Americas. The majority of IHG’s upper-midscale, full service hotels feature a restaurant and lounge, an exercise room, business services, and meeting facilities. As of year-end 2014, Holiday Inn hotels operated at an average occupancy level of 65.8%, with an ADR of $107.56, and an average RevPAR of $70.74 in the Americas. The Holiday Inn JFK Property had a year-end 2014 average occupancy level of 69.4%, with an ADR of $137.70, and an average RevPAR of $95.63, a 5.5%, 28.0%, and 35.2% increase, respectively, over Holiday Inn hotels average occupancy level, ADR and average RevPAR.

The debt will be fully recourse to the borrower in the event that (i) any of the following occurs, (a) the franchise agreement will expire, or be cancelled, surrendered or terminated by the borrower, or by reason of any failure of the borrower to perform its obligations in connection therewith, (b) the borrower amends or modifies the franchise agreement, or (c) the borrower takes any action in addition to the foregoing or in the case of clause (i)(a) above, without concurrently entering into a replacement franchise agreement in accordance with the Holiday Inn JFK Loan agreement, or (ii) if, in connection with any transfer of the Holiday Inn JFK Property to the lender in full or partial satisfaction of the debt, the borrower fails to take any lawful action reasonably necessary to effect the transfer of any liquor license or other licenses or permits from the then-current holder thereof to the transferee of the Holiday Inn JFK Property provided that this paragraph shall not apply due to borrower’s insufficient cashflow from the operation of the Holiday Inn JFK Property.

Environmental Matters. The Phase I environmental report dated March 10, 2015 recommended no further action at the Holiday Inn JFK Property.

The Market.    The Holiday Inn JFK Property is located 3.5 miles from JFK Airport in Queens County, New York City, New York. New York City is an international center of business and culture, with over eight million residents, and is one of the most populous cities in the nation and the world. New York City is also one of the most popular tourist destinations in the country and is home to the United Nations, the Statue of Liberty and the Empire State Building. The Borough of Queens represents 34.9% of the total area of New York City and offers a variety of tourist attractions, including Citi Field (home of the New York Mets), Flushing Meadows-Corona Park, the Louis Armstrong House Museum, New York Hall of Science and the Queens Botanical Garden. The USTA National Tennis Center, located in Queens, is the home of the U.S. Open. Access to Manhattan is provided via Interstate 678, Interstate 495 and the Midtown Tunnel.

JFK Airport is the nation’s leading international air passenger gateway in the United States and the fifth busiest airport by passenger volume, servicing approximately 53.3 million passengers in 2014. It has eight operating terminals with 125 gates serving over 80 airlines. Since 1947, JFK Airport has been operated by Port Authority who has invested approximately $7 billion into the airport. In 2011, a $1.2 billion redevelopment of Terminal 4 commenced with the first phase completed in May 2013 providing an expanded security area with 16 lanes, improved check-in areas, a 24,000 sq. ft. Sky Club, as well as improved Customs and Border Protection baggage claim and re-check facilities serving both international and domestic passengers. JFK Airport is also one of the world’s leading international air cargo centers and offers nearly four million sq. ft. of modern, state-of-the-art cargo warehouse and office space. The entire air cargo area is designated as a Foreign-Trade-Zone. JFK Airport serves air cargo markets through a strong mix of long-haul, direct and nonstop all-cargo aircraft and wide-body passenger aircraft flights. Approximately 37,000 people are employed at JFK Airport.

The subsequent chart presents the primary competitive properties to the Holiday Inn JFK Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2014 Occupancy	2014 ADR	2014 RevPAR
Holiday Inn JFK Property	201	2013	913	69.4%(2)	$137.70(2)	$95.63(2)
Radisson Hotel JFK Airport(3)	385	1955	8,276	76.0%	$128.00	$97.28
Hilton New York JFK Airport	356	1987	6,334	91.0%	$169.00	$153.79
Courtyard by Marriott JFK(3)	166	2001	900	99.0%	$189.00	$187.11
Hampton Inn JFK Airport(3)	216	2001	500	79.0%	$147.00	$116.13
Fairfield Inn by Marriott New York JFK Airport	110	2002	100	92.0%	$140.00	$128.80
Holiday Inn Express JFK Airport	128	2002	N/A	78.0%	$148.00	$115.44
Hilton Garden Inn Queens JFK Airport(3)	192	2005	1,200	90.0%	$150.00	$135.00
Sheraton Hotel JFK Airport(3)	150	2008	2,300	86.0%	$175.00	$150.50
Crowne Plaza JFK Airport New York City	330	2014	5,000	70.0%	$155.00	$108.50
Total / Wtd. Avg.(4)	2,033			82.9%	$154.02	$128.67
(1)	Source: Appraisal
(2)	Source: Historical operating statements
(3)	The above five properties are also included in the hospitality research report.
(4)	Total / Wtd. Avg. excludes the Holiday Inn JFK Property.

III-69

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	T-12 6/30/2015	U/W	U/W per Room
Occupancy	69.4%	83.1%	83.1%
ADR	$137.70	$137.66	$137.66
RevPAR	$95.63	$114.33	$114.33

Room Revenue	$7,015,854	$8,387,760	$8,387,760	$41,730
F&B Revenue	0	0	0	0
Other Revenue	85,701	88,579	118,489	589
Total Revenue	$7,101,555	$8,476,339	$8,506,249	$42,320
Operating Expenses	1,947,676	2,078,602	2,078,602	10,341
Undistributed Expenses	1,997,887	2,204,640	2,305,178	11,469
Gross Operating Profit	$3,155,992	$4,193,097	$4,122,469	$20,510
Total Fixed Charges(2)	517,306	279,957	407,881	2,029
Net Operating Income	$2,638,686	$3,913,140	$3,714,588	$18,481
FF&E	141,973	213,166	340,250	1,693
Net Cash Flow	$2,496,714	$3,699,974	$3,374,339	$16,788

(1)	The Holiday Inn JFK Property opened in December 2013, with 2014 representing the first full year of operation.
(2)	U/W Total Fixed Charges includes Real Estate Taxes underwritten based on the average taxes under the ICAP exemption over the next 15 years.

Property Management.    The Holiday Inn JFK Property is managed by M&R Hospitality Management Corp., a third party management company. Formed in 1992, M&R Hospitality Management Corp. was initially created as a development company focused on acquiring and building hotels in the New York metropolitan area and beyond. M&R Hospitality Management Corp. currently manages and operates 14 hotels including 12 in New York City, one in Boston and one in St. Maarten, totaling 1,581 rooms. In addition, M&R Hospitality Management Corp. currently has five hotels in New York City under development, totaling 1,045 rooms.

Lockbox / Cash Management.    The Holiday Inn JFK Loan is structured with a hard lockbox and springing cash management. All rents and revenues are required to be deposited in a sweep account controlled by the lender within three business days of receipt by the borrower or property manager. All credit card receipts are required to be deposited by credit card processing companies directly into a sweep account controlled by the lender. During the existence of a Cash Management Trigger Event Period (as defined herein), all funds in the sweep account are swept each business day to a cash management account under the control of the lender and applied during each interest period of the loan term to payments of debt service, required reserves, approved operating expenses, and other items required under the loan documents. During the existence of any Cash Sweep Event Period (as defined herein), all funds remaining in the cash management account are required to be held by the lender as additional collateral for the Holiday Inn JFK Loan. If a Cash Sweep Event Period does not exist, but a PIP Trigger Event Period (as defined herein) does, all funds remaining in the cash management account are required to be deposited into a PIP account and disbursed by the lender in accordance with the loan documents. If at any time a Cash Sweep Event Period and PIP Trigger Event Period co-exist, all funds remaining in the cash management account are required to be held and disbursed by the lender in accordance with the loan documents. Provided no Cash Sweep Event Period or PIP Trigger Event Period exist, the remaining cash flow (after application to debt service, required reserves, approved operating expenses, and other items required under the loan documents) will be released to the borrower.

A “Cash Management Trigger Event Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) a bankruptcy action of the borrower or guarantor, (iii) a bankruptcy action of the affiliated property manager, (iv) if the debt service coverage ratio based on the trailing 12 month period is less than 1.15x, (v) the felony or fraud indictment or misappropriation of funds by the borrower, guarantor, or property manager, or (vi) a PIP Trigger Event Period. A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default (provided that lender has not exercised certain remedial rights to accelerate the loan or move to appoint a receiver or commence a foreclosure action); (b) with regards to clause (ii) above, the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by the borrower or guarantor or any affiliate of the borrower or guarantor, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and provided that such filing does not materially increase the borrower’s or guarantor’s monetary obligations, as applicable, and with respect to such bankruptcy action of borrower, the borrower is not in violation of its SPE or transfer covenants, and with respect to such bankruptcy action of guarantor, it does not materially and adversely affect guarantor’s ability to perform its obligations under the loan documents to which it is a party; (c) with regards to clause (iii) above, (x) if borrower replaces the affiliated property manager with a replacement property manager meeting certain requirements under the loan agreement and pursuant to a replacement management agreement or (y) upon the applicable involuntary bankruptcy action being discharged, stayed or dismissed within 120 days of such

III-70

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

filing, and provided that such filing does not materially increase the property manager’s monetary obligations or materially affect the property manager’s ability to perform its obligations under the management agreement; (d) with regards to clause (iv) above, the debt service coverage ratio of the Holiday Inn JFK Loan is equal to or greater than 1.20x based on the trailing twelve month period for two consecutive quarters; (e) with regards to clause (v) above, if the borrower replaces the affiliated property manager with a replacement property manager meeting certain requirements under the loan agreement pursuant to a replacement management agreement; and (f) with regards to clause (vi) above, (x) if the borrower replaces the Franchisor with a qualified franchisor meeting certain requirements under the loan agreement pursuant to a replacement franchise agreement, (y) upon the cure of an event of default under the franchise agreement, or (z) upon the applicable involuntary petition against Franchisor being discharged, stayed or dismissed within 120 days of such filing, and provided that such filing does not materially increase the Franchisor’s monetary obligations or materially and adversely affect the Franchisor’s ability to perform its obligations under the franchise agreement.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) a bankruptcy action of the borrower, (iii) a bankruptcy action of the guarantor, (iv) a bankruptcy action of the affiliated property manager, or (v) if the debt service coverage ratio based on the trailing 12 month period is less than 1.15x. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default (provided that lender has not exercised certain remedial rights to accelerate the loan or move to appoint a receiver or commence a foreclosure action); (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by borrower, guarantor or any affiliate of borrower or guarantor, upon such bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase borrower’s monetary obligations and borrower is not in default of its SPE or transfer provisions; (c) with regards to clause (iii) above, provided the applicable bankruptcy action was involuntary and not solicited or caused to be solicited by guarantor or any affiliate of guarantor, upon such bankruptcy action being discharged, stayed or dismissed within 90 days of such filing, and such filing does not materially increase guarantor’s monetary obligations and does not materially and adversely affect guarantor’s ability to perform its obligations under the loan documents to which it is a party; (d) with respect to clause (iv) above, (x) if borrower replaces the affiliated property manager with a replacement property manager meeting certain requirements under the loan agreement pursuant to a replacement management agreement or (y) upon the applicable involuntary bankruptcy action being discharged, stayed or dismissed within 120 days of such filing, and such filing does not materially increase property manager’s monetary obligations or materially and adversely affect property manager’s ability to perform its obligations under the management agreement; and (e) with regards to clause (v) above, the debt service coverage ratio of the Holiday Inn JFK Loan is greater than 1.20x based on the trailing twelve month period for two consecutive quarters.

A “PIP Trigger Event Period” will commence upon the occurrence of (i) Franchisor providing notice of its intention to terminate or not extend or renew the franchise agreement, (ii) an event of default under the franchise agreement, (iii) a bankruptcy action of the Franchisor, or (iv) the date that is 12 months prior to the then applicable franchise agreement expiration date. A PIP Trigger Event Period will end upon the occurrence of: (a) with regards to clauses (i) or (iv) above, the borrower replaces the Franchisor with a qualified franchisor meeting certain requirements under the loan agreement and pursuant to a replacement franchise agreement (provided that no event of default then exists under the replacement franchise agreement); (b) with regards to clause (ii) above, upon the cure of the event of default (provided that no other event of default then exists under the franchise agreement); and (c) with regards to clause (iii) above, upon the applicable involuntary petition against Franchisor being discharged, stayed or dismissed within 120 days of such filing (provided that such filing does not materially increase franchisor’s monetary obligations or materially and adversely affect franchisor’s ability to perform its obligations under the franchise agreement).

Initial Reserves.    At closing, the borrower deposited (i) $79,125 into a tax reserve account, (ii) $8,928 into an insurance reserve account, (iii) $2,150 into a required repairs reserve account and (iv) $276,094 into a lien funds account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $21,979 into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,434 into an insurance reserve account, and (iii) the greater of (a) 1/12 of 4.0% of previous year’s gross income from operations and (b) the aggregate amount required under the management and franchise agreement, into a monthly FF&E reserve account, subject to a cap of $2.0 million. Borrower is required to deposit with lender (i) 125% of estimated costs into a PIP reserve to perform work required in the property improvement plan under the franchise agreement upon the Franchisor requiring a property improvement plan or (ii) during a PIP Trigger Event Period, all funds remaining in the cash management account will be held and disbursed by the lender in accordance with the loan documents.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-71

154-71 Brookville Boulevard Rosedale, NY 11422	Collateral Asset Summary – Loan No. 8 Holiday Inn JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,491 67.7% 1.35x 10.6%

Holiday Inn JFK
154-71 Brookville Boulevard
Rosedale, NY 11422
QUEENS
QUEENS COUNTY
LONG ISLAND
NASSAU COUNTY
Flushing
Forest Hills
Forest Park
Kew Gardens
Jamaica
Hollis
St. Albans
Queens Village
Bellerose
Floral Park
Garden City
New Hyde Park
North New Hyde Park
Elmont
Franklin Square
West Hempstead
North Valley Stream
Malverne
Valley Stream
South Valley Stream
Lynbrook
Laurelton
Rosedale
Woodmere
Hewlett
East Rockaway
Hewlett Harbor
Hewlett Bay Park
Hewlett Neck
Cedarhurst
Inwood
Lawrence
Far Rockaway
Atlantic Beach
Long Beach
Ozone Park
Howard Beach
John F. Kennedy International Airport
Jamaica Bay
Head of Bay
Atlantic Ocean
Belt Pkwy.
Southern State Pkwy.
Laurelton Pkwy.
Cross Island Pkwy.
Grand Central Pkwy.
Van Wyck Expwy.
Long Island Expwy.
Nassau Expwy.
Interboro Pkwy.
Rockaway Blvd.
Sunrise Hwy.
Hempstead Tpke.
Jericho Tpke.
Union Tpke.
Hillside Ave.
Jamaica Ave.
Merrick Blvd.
Linden Blvd.
Francis Lewis Blvd.
Springfield Blvd.
Farmers Blvd.
Guy R. Brewer Blvd.
Sutphin Blvd.
Woodmere Blvd.
Peninsula Blvd.
W. Broadway
Seagirt Blvd.
Beach St.
Aqueduct Racetrack
Belmont Park Race Track
Green Acres Mall
Five Towns Shopping Center
Brookville Park
Alley Pond Park
St. Johns University
Queens Hospital Center
St. Albans Community Living Ctr.
St. John's Episcopal Hospital
Fresh Meadow Shopping Center
Silver Point County Park
BRONX
MANHATTAN
NEW YORK CITY
BROOKLYN
JERSEY CITY
NEW JERSEY
QUEENS

III-72

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III-73

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

III-74

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	John Hynansky; Alexandra H. Vadas
Borrower:	Pond’s Edge Associates, LLC
Original Balance:	$28,400,000
Cut-off Date Balance:	$28,400,000
% by Initial UPB:	3.8%
Interest Rate:	4.6554%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$21,483
Insurance:	$60,823	$10,861
Replacement:	$0	$5,500
Required Repairs:	$4,375	NAP

Financial Information
Cut-off Date Balance / Unit:	$107,576
Balloon Balance / Unit:	$92,257
Cut-off Date LTV:	70.3%
Balloon LTV:	60.3%
Underwritten NOI DSCR(2):	1.33x
Underwritten NCF DSCR(2):	1.29x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.6%
Underwritten NCF Debt Yield at Balloon:	9.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Delmar, MD
Year Built / Renovated:	2007 / NAP
Total Units:	264
Property Management:	Winner Group Management, Inc.
Underwritten NOI:	$2,337,817
Underwritten NCF:	$2,271,817
Appraised Value:	$40,400,000
Appraisal Date:	June 18, 2015

Historical NOI
Most Recent NOI:	$2,338,921 (T-12 May 31, 2015)
2014 NOI:	$2,543,221 (December 31, 2014)
2013 NOI:	$2,326,490 (December 31, 2013)
2012 NOI:	$2,396,615 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.1% (June 30, 2015)
2014 Occupancy:	98.2% (December 31, 2014)
2013 Occupancy:	98.5% (December 31, 2013)
2012 Occupancy:	98.9% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.74x and 1.69x, respectively.

III-75

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	30	11.4%	30	100.0%	875	$1,016	$1.16
2 Bed / 2 Bath	180	68.2%	178	98.9%	1,100	$1,152	$1.05
3 Bed / 2.5 Bath	30	11.4%	27	90.0%	1,450	$1,421	$0.98
3 Bed / 2.5 Bath Townhouse	24	9.1%	24	100.0%	1,995	$1,699	$0.85
Total / Wtd. Avg.	264	100.0%	259	98.1%	1,196	$1,215	$1.02
(1)	Based on the underwritten rent roll dated June 30, 2015.

The Loan. The Pond’s Edge loan (the “Pond’s Edge Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 264-unit garden-style, multifamily property located at 8650 Barbara Ann Way in Delmar, Maryland (the “Pond’s Edge Property”) with an original principal balance of $28.4 million. The Pond’s Edge Loan has a 10-year term and amortizes on a 30-year schedule after an initial 24-month interest only period. The Pond’s Edge Loan accrues interest at a fixed rate equal to 4.6554% per annum and has a cut-off date balance of $28.4 million. Loan proceeds, along with $170,092 in equity from the sponsors, were used to retire existing debt of approximately $28.2 million, fund upfront reserves of $65,198, and pay closing costs of $324,269. Based on the appraised value of $40.4 million as of June 18, 2015, the cut-off date LTV ratio is 70.3% and the borrower cash equity is approximately $4.4 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,400,000	099.4%	Loan Payoff	$28,180,626	098.6%
Sponsor Equity	$170,092	000.6%	Reserves	$65,198	000.2%
			Closing Costs	$324,269	001.1%
Total Sources	$28,570,092	100.0%	Total Uses	$28,570,092	100.0%

The Borrower / Sponsor.    The borrower, Pond’s Edge Associates, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are John Hynansky and Alexandra H. Vadas.

John Hynansky is the founder and president of Winner Automotive Group, a family-owned and operated company consisting of seven automotive dealerships and three collision centers in Wilmington, Newark and Dover, Delaware. Winner Automotive Group’s sister company, Winner Imports Ukraine, is the official importer for Ford, Jaguar, Land Rover, Volvo and Porsche into Ukraine. Winner Imports Ukraine started in 1992 as the official importer of Ford Motor Co., and now reports net sales in excess of $405 million.

The Property.    The Pond’s Edge Property is a 264-unit garden-style multifamily community comprised of 10, two- and three-story buildings, four, three-story townhouse buildings, and one clubhouse/leasing office building located in Delmar, Maryland. The buildings are situated on a 36.49 acre site and were built in 2007. The Pond’s Edge Property includes 456 outdoor parking spaces and 75 garage parking spaces for a total of 531 parking spaces, or 2.01 spaces per unit. The Pond’s Edge Property was 98.1% occupied as of the rent roll dated June 30, 2015.

Unit amenities include private entrances, walk-in closets, washer/dryer, a private deck or balcony and fully equipped kitchens with stainless steel appliances. Kitchen appliances include refrigerators, built-in microwaves, dishwashers and garbage disposals. Most units also feature a fireplace and furnished units are available. Three-bedroom townhouse units include attached garages. Community amenities include a 24-hour fitness center, outdoor swimming pool, BBQ center, clubhouse, storage facilities, leasing office, playground, business center with a computer lab, cappuccino bar, and a dog park. Management also provides on-site maintenance, package service as well as an on-site property manager.

The Centre at Salisbury is an 862,000 sq. ft. regional mall located 2.4 miles from the Pond’s Edge Property. The Centre at Salisbury, anchored by Macy’s, JCPenney, Sears, Dick’s Sporting Goods, Boscov’s, and Regal Cinemas, has over 85 tenants, with numerous national retailers including Victoria’s Secret, Pier One Imports, Express, Foot Locker, Bath & Body Works, and Zales. The Centre at Salisbury also includes multiple restaurants and entertainment destinations including Chick-fil-A, Longhorn Steakhouse, Chuck E. Cheese’s, Jake’s Wayback Burgers, The Greene Turtle, Red Lobster, Ruby Tuesday, and Subway. The Commons shopping center, containing 349,907 sq. ft. of retail space and located 1.5 miles south of the Pond’s Edge Property, is anchored by Home Depot, Target, Michael’s, Best Buy and PetSmart.

Environmental Matters. The Phase I environmental report dated June 29, 2015 recommended no further action at the Pond’s Edge Property.

The Market.    The Pond’s Edge Property is located just outside the city of Salisbury, the largest city on the Eastern Shore of Maryland and the county seat of Wicomico County, and is approximately 114 miles southeast of Baltimore, 114 miles southeast of Washington D.C., and 134 miles south of Philadelphia, Pennsylvania. The Peninsula Regional Medical Center, located 5.7 miles southwest of the

III-76

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

Pond’s Edge Property, is a 292-bed regional hospital that employs 3,300 people and serves approximately 500,000 patients per year. Perdue Farms, a multi-national poultry corporation, is headquartered in Salisbury with approximately 22,000 employees. Other industries in Salisbury include electronic component manufacturing, pharmaceuticals, shipbuilding, and agriculture. Additional major employers in the area include Salisbury University, Verizon and Pepsi Bottling of Delmarva. The labor market within a 15- and 30-mile radius of Salisbury is 85,000 and 101,000 people, respectively. Salisbury also features Arthur W. Perdue Stadium, Poplar Hill Mansion, Chipman Cultural Center, Ward Museum of Wildfowl Art and the Salisbury Zoological Park.

The Pond’s Edge Property is located half a mile east of U.S. Route 13, which provides access to major cities including Philadelphia, Pennsylvania, Norfolk, Virginia, and Fayetteville, North Carolina, and connects to U.S. Route 50 to the south and U.S. Route 9 to the north. U.S. Route 50 is located approximately 2.8 miles south of the Pond’s Edge Property, running in an east/west direction covering over 3,000 miles, coast to coast. U.S. Route 50 runs through 12 states and provides access to a number of major cities including Washington, D.C., Cincinnati, Ohio, St. Louis, Missouri, Kansas City, Missouri, and Sacramento, California.

The Pond’s Edge Property is located in the Salisbury market. According to a market research report, as of Q1 2015, the vacancy rate for the Salisbury multifamily market was 3.9%, a 0.8% decrease from the previous quarter’s vacancy rate of 4.7%. The Q1 2015 average asking monthly rental rate was $920 per unit, representing a 0.3% decrease from the previous quarter’s monthly rate of $923 per unit.

The subsequent chart presents the primary competitive properties to the Pond’s Edge Property:

Competitive Set(1)
Name	Pond’s Edge Property	Mill Pond Village	Runaway Bay	Marley Manor	Island Club	Addison Court	Ocean Aisle
Distance from Subject	NAP	2.4 miles	3.1 miles	7.5 miles	5.4 miles	1.6 miles	5.4 miles
Class	A	A	A	A	A	A	A
Total Occupancy	98.1%(2)	95.0%	98.0%	96.0%	97.0%	85.0%(3)	80.0%(3)
No. of Units	264(2)	456	180	276	144	300	96
Avg. Unit Size (Sq. Ft.)	1,196(2)	941	1,204	933	860	1,169	1,303
Avg. Monthly Rental Rate Range	$954 - $1,699(2)	$920 - $1,350	$1,040 - $1,175	$1,115 - $1,347	$759 - $969	$995 - $1,390	$1,219 - $1,219
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated June 30, 2015.
(3)	Addison Court and Ocean Aisle properties were built in 2015 and therefore show a lower occupancy compared to the competitive set.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Unit
Gross Potential Rent	$3,793,007	$3,828,473	$3,874,723	$3,891,342	$3,854,892	$14,602
Total Recoveries	0	0	0	0	0	0
Total Other Income	339,252	314,319	346,684	363,969	363,969	1,379
Less: Vacancy & Credit Loss(1)	(605,638)	(599,753)	(600,507)	(657,164)	(554,336)	(2,100)
Effective Gross Income	$3,526,621	$3,543,039	$3,620,900	$3,598,147	$3,664,525	$13,881
Total Operating Expenses	1,130,006	1,216,550	1,077,679	1,259,226	1,326,708	5,025
Net Operating Income	$2,396,615	$2,326,490	$2,543,221	$2,338,921	$2,337,817	$8,855
Capital Expenditures	0	0	0	0	66,000	250
Net Cash Flow	$2,396,615	$2,326,490	$2,543,221	$2,338,921	$2,271,817	$8,605

(1)	U/W Vacancy represents 14.4% of gross income.

Property Management.    The Pond’s Edge Property is managed by Winner Group Management, Inc., an affiliate of the sponsors.

Lockbox / Cash Management.    The Pond’s Edge Loan is structured with a soft lockbox and springing cash management. All rent and other revenue of the property is required to be collected by the borrower and/or property manager and deposited into a clearing account controlled by the lender within three business days of receipt. During a Cash Management Trigger Event Period (as defined herein), all funds in the clearing account will be swept on each business day into a cash management account under the control of the lender and applied toward the payment of debt service and funding of required monthly reserves and approved operating expenses. Any excess, if no Cash Sweep Event Period (as defined herein) is in effect, will be disbursed to the borrower or, if a Cash Sweep Event Period is in effect, held as additional collateral for the loan.

III-77

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantors or the property manager, (iii) the debt service coverage ratio falling below 1.15x on a trailing twelve month basis, or (iv) on indictment for fraud or misappropriation of funds by the borrower, guarantors, or property manager. A Cash Management Trigger Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, the debt service coverage ratio being greater than 1.20x based on the trailing twelve month period for two consecutive quarters.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantors or the property manager, or (iii) the debt service coverage ratio falling below 1.15x on a trailing twelve month basis. A Cash Sweep Event Period will end: (a) with regard to clause (i) above, upon the cure of the event of default; (b) with regard to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed; and (c) with regard to clause (iii) above, the debt service coverage ratio being greater than 1.20x based on the trailing twelve month period for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $60,823 into an insurance reserve account and (ii) $4,375 into the required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $21,483 into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $10,861 into an insurance reserve account and (iii) $5,500 into a replacement reserve account, subject to a cap of $198,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-78

8650 Barbara Ann Way Delmar, MD 21875	Collateral Asset Summary – Loan No. 9 Pond’s Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,400,000 70.3% 1.29x 8.2%

Dover 45 miles
Whitesville Rd
SUSSEX COUNTY
Pepperbox Rd
Bi State Blvd
Sussex Hwy
Westerlee
DELAWARE
MARYLAND
Delmar
Wood Creek Golf Links
Foskey Ln
Ocean Hwy
Rum Ridge Rd
Jersey Rd
Connelly Mill Rd
Pond's Edge
8650 Barbara Ann Way
Delmar, MD 21875
Log Cabin Rd
Annapolis 80 miles
Ocean Gateway
The Commons
Dagsboro Rd
Brown Rd
WICOMICO COUNTY
Salisbury Bypass
The Centre at Salisbury
Zion Rd
Parsonsburg
North Lake Park
Johnson Pond
Old Ocean City Rd
Ocean City 22 miles
SALISBURY
Nanticoke Rd
Salisbury Plaza
Wor-Wic Community College
Arthur W. Perdue Stadium
Mt. Hermon Rd
Peninsula Regional Medical Ctr.
Salisbury Zoological Park
Snow Hill Rd
Pemberton Dr
Beaglin Park Dr
Schumaker Dr
Wicomico River
Salisbury University
College Ave
Johnson Rd
Salisbury–Ocean City–Wicomico Regional Airport
Salisbury University-East Campus
Riverside Dr
Fruitland
BALTIMORE
WASHINGTON DC
MARYLAND
DELAWARE
NEW JERSEY
VIRGINIA
Delaware Bay
Chesapeake Bay
Atlantic Ocean
Dover
Annapolis
Salisbury
Delmar

III-79

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

III-80

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Gary Edwards
Borrower:	Chill Build Lynden, LLC
Original Balance:	$25,200,000
Cut-off Date Balance:	$25,200,000
% by Initial UPB:	3.3%
Interest Rate:	4.3727%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 24 months; 300 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Free Rent:	$939,043	$0
Major Tenant Renewal:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$76
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV(2):	58.6%
Balloon LTV(2):	46.5%
Underwritten NOI DSCR(3):	1.71x
Underwritten NCF DSCR(3):	1.61x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.6%
Underwritten NOI Debt Yield at Balloon:	14.2%
Underwritten NCF Debt Yield at Balloon:	13.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	Lynden, WA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	331,960
Property Management:	Self-managed
Underwritten NOI:	$2,832,969
Underwritten NCF:	$2,667,950
“As-is” Appraised Value(2):	$42,000,000
“As-is” Appraisal Date(2):	August 25, 2015
“As Stabilized” Appraised Value(2):	$43,000,000
“As Stabilized” Appraisal Date(2):	June 1, 2016

Historical NOI(4)
Most Recent NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (September 6, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the “As Stabilized” Appraised Value. The “As-is” Appraised Value was derived by deducting approximately $900,000 in loss rental income from the “As Stabilized” Appraised Value. As the current value of the loss rental income was escrowed at closing, the Cut-off Date LTV and Balloon LTV were calculated based off of the “As Stabilized” Appraised Value. Based on the “As-is” Appraised Value, the Cut-off Date LTV and Balloon LTV are 60.0% and 47.7%, respectively.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.54x and 2.39x, respectively.
(4)	The Preferred Freezer Property was built in 2015, and as such, Historical NOI and Historical Occupancy are not available.
(5)	Preferred Freezer Services has 100.0% leased the Preferred Freezer Property as of September 1, 2015 and is expected to take occupancy in October 2015.

III-81

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration
Preferred Freezer Services(2)	NR/NR/NR	331,960	100.0%	$9.01	100.0%	5/31/2041

(1)	U/W Base Rent PSF includes contractual rent steps through September 1, 2016.
(2)	Preferred Freezer Services has 100.0% leased the Preferred Freezer Property as of September 6, 2015 and is expected to take occupancy in October 2015. Preferred Freezer Services has four five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	331,960	100.0%	331,960	100.0%	$9.01	100.0%	100.0%
Vacant	NAP	0	0.0%	331,960	100.0%	NAP	NAP
Total / Wtd. Avg.	1	331,960	100.0%			$9.01	100.0%
(1)	The rollover schedule includes contractual rent steps through September 1, 2016.

The Loan.    The Preferred Freezer - Lynden, WA loan (the “Preferred Freezer Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 331,960 sq. ft. industrial warehouse located at 604 Curt Maberry Road in Lynden, Washington (the “Preferred Freezer Property”) with an original principal balance of $25.2 million. The Preferred Freezer Loan has a 10-year term and amortizes on a 25-year schedule after an initial 24-month interest only period. The Preferred Freezer Loan accrues interest at a fixed rate equal to 4.3727% per annum and has a cut-off date balance of $25.2 million. The Preferred Freezer Loan proceeds were used to fund upfront reserves of $939,043, pay closing costs of $313,471 and return equity to the sponsor of approximately $23.9 million. Based on the “As-is” appraised value of $42.0 million as of August 25, 2015, the cut-off date LTV ratio is 60.0%. Based on the sponsor’s cost basis of approximately $34.1 million, there is approximately $10.1 million of borrower’s cash equity. Based on the “As Stabilized” appraised value of $43.0 million as of June 1, 2016, the “As Stabilized” LTV ratio is 58.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$25,200,000	100.0%	Loan Payoff	$0	000.0%
			Reserves	$939,043	003.7%
			Closing Costs	$313,471	001.2%
			Return of Equity(1)	$23,947,486	095.0%
Total Sources	$25,200,000	100.0%	Total Uses	$25,200,000	100.0%
(1)	Based on the sponsor’s cost basis of approximately $34.1 million, there is approximately $10.1 million of borrower’s cash equity.

The Borrower / Sponsor.    The borrower, Chill Build Lynden, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Gary Edwards.

Gary Edwards is the owner of Victory Unlimited Construction, LLC (“Victory Unlimited”), a full service national general contractor established in 2009 in Indianapolis, Indiana. Victory Unlimited specializes in designing and building projects ranging from 10,000 sq. ft. to over 1.5 million sq. ft. Victory Unlimited provides construction services for various types of projects, including industrial, distribution, manufacturing, commercial, and office.

III-82

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

The Property. The Preferred Freezer Property consists of a 331,960 sq. ft. cold storage industrial warehouse facility 100.0% leased to Preferred Freezer Services. Situated on 14.47 acres, the Preferred Freezer Property contains 30,364 sq. ft. of cold dock/cooler area, 292,396 sq. ft. of freezer area, 4,200 sq. ft. of office area and 5,000 sq. ft. of mechanical and electrical areas. The building features clear heights of 18 ft. in the cold dock, 28 ft. in the freezers and 18 dock high doors. Each freezer will be fully automated and will feature conveyors, specialized cranes known as storage and retrieval machines, and pallet moles rather than human-operated equipment typically used in warehouses. The facility will have more than 207 miles of pallet support and satellite rail. In addition, the Preferred Freezer Property will be the first in the U.S. to feature an oxygen reduction system by introducing nitrogen into the freezers as its main fire prevention system.

Acquired in April 2015, the building is expected to be completed in September 2015 with Preferred Freezer Services expected to take occupancy in October 2015. The Preferred Freezer Property currently includes 38 parking spaces via an easement with the adjacent parcel with an additional 5.0 acre parcel adjacent to the property being acquired to develop additional parking including reserved handicap and trailer parking spaces for a total of 176 parking spaces.

The Preferred Freezer Property is 100.0% occupied by Preferred Freezer Services. Founded in 1989, the Chatham, New Jersey-based company has become one of the largest public refrigerated warehouse companies in North America with over 1,300 employees and approximately $200 million in sales. Preferred Freezer Services designs, constructs, and operates state-of-the-art cold storage warehouses throughout the U.S. and Asia. Today, Preferred Freezer Services operates 35 facilities across 11 states with an additional three facilities under development totaling over 200 million cubic feet of warehouse space from coast-to-coast. Preferred Freezer Services also has an international presence with several cold storage warehouses in both China and Vietnam.

The Preferred Freezer Property is near an existing railroad spur, which will be extended to the property. Three rail spurs totaling 6,000 feet of track will be installed on site for rail car staging with an additional 800 feet of track being installed for active loading and unloading of rail cars. The Preferred Freezer Property will have the ability to turn 30 rail cars per day with roughly two billion pounds of frozen products anticipated to go through the property on an annual basis.

Environmental Matters. The Phase I environmental report dated March 26, 2015 recommended no further action at the Preferred Freezer Property.

The Market. The Preferred Freezer Property is located in Lynden, Whatcom County, Washington. The City of Lynden is approximately four miles south of the Canadian border and is one of the most affluent communities in the county, ranking second behind the City of Bellingham, approximately 15.4 miles south of the Preferred Freezer Property. The historic downtown is known for its Dutch-European architectural theme and design. The Preferred Freezer Property is one of the largest commercial projects in all of Whatcom County and is expected to be an important resource for the local farming and fishing communities, which rely on cold storage to freeze their food to maintain quality and freshness. As such, three of the freezers will be subleased to Ocean Spray, an agricultural cooperative of growers of cranberries and grapefruit with over 700 member growers in the U.S., Canada, and Chile.

Primary access to the Preferred Freezer Property is provided by SR-539, a major north-south arterial road connecting the property with Canada to the north, and Interstate 5, 11.3 miles to the south. Interstate 5 connects with the City of Bellingham and Seattle, 102 miles south of the Preferred Freezer Property. The Puget Sound Region and Seattle market has a limited number of cold storage facilities operated by an owner-user or that are single-tenant buildings. According to a market research report, there are only 14 cold storage facilities in King, Snohomish, Pierce, and Thurston counties larger than 30,000 sq. ft., including Seafreeze Cold Storage (645,129 sq. ft.), Versa Cold Building (310,600 sq. ft.) and General Mills (275,000 sq. ft.).

According to a market research report, the Preferred Freezer Property is located in the Whatcom industrial submarket, a tertiary market along the United States/Canadian border, which contains 262 properties totaling approximately 5.2 million sq. ft. The Whatcom industrial submarket vacancy rate is 5.6% with an average rental rate of $6.22 PSF NNN in 1Q 2015.

III-83

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

The subsequent chart presents the primary competitive properties to the Preferred Freezer Property:

Competitive Set(1)
Name	Preferred Freezer Property	Seattle Food Warehouse	Spokane Street Distribution Center	Springbrook 188	Levinson Mayo Building	Western Distribution Services Building
Building Sq. Ft.	331,960(2)	27,263	101,101	367,991	25,828	81,100
Year Built	2015	1967	1949	1963	1961	1996
Tenant Name	Preferred Freezer Services(2)	Cold Storage Express	Charlie’s Produce	Henningsen Cold Storage	OverSea Casing; Uli’s Sausage	Western Distribution
Occupancy	100.0%(2)	100.0%	100.0%	50.0%	100.0%	100.0%
Rent PSF	$9.01(2)	$12.48	$5.64	$7.80	$11.52	$10.08
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN
Distance from Subject	NAP	106 miles	105 miles	116 miles	105 miles	114 miles
(1)	Source: Appraisal
(2)	Based on the rent roll dated September 6, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$2,989,638	$9.01
Value of Vacant Space	0	0.00
Gross Potential Rent	$2,989,638	$9.01
Total Recoveries	84,664	0.26
Total Other Income	0	0.00
Less: Vacancy(1)	(153,715)	(0.46)
Effective Gross Income	$2,920,587	$8.80
Total Operating Expenses	87,618	0.26
Net Operating Income	$2,832,969	$8.53
TI/LC	115,226	0.35
Capital Expenditures	49,794	0.15
Net Cash Flow	$2,667,950	$8.04
(1)	U/W Vacancy represents 5.0% of gross income.

Property Management.    The Preferred Freezer Property is self-managed by the tenant.

Lockbox / Cash Management.    The Preferred Freezer Loan is structured with a springing hard lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Cash Management Trigger Event (as defined herein) has occurred. Upon the occurrence of the Cash Management Trigger Event, the borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the Preferred Freezer Loan term in accordance with the Preferred Freezer Loan documents. Any excess, if no Cash Sweep Event Period (as defined herein) is in effect, will be disbursed to the borrower, or if a Cash Sweep Event Period is in effect, held as additional collateral for the Preferred Freezer Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) a Cash Sweep Event Period that is not a DSCR Trigger Event (as defined herein), (ii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x (“DSCR Trigger Event”), (iii) a Major Tenant Trigger Event (as defined herein), or (iv) the felony or fraud indictment or misappropriation of funds by the borrower, guarantor, or property manager. A Cash Management Trigger Event will end: (a) with regard to clause (i) above, the cure of a Cash Sweep Event Period, (b) with regard to clause (ii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters and (c) with regard to clause (iii) above, the cure of a Major Tenant Trigger Event.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, or (iii) the debt service coverage ratio based on the trailing 12 month period, which shall not be prior to June 1, 2017, falling below 1.15x. A Cash Sweep Event Period will end if, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or property manager’s monetary obligations, and (c) with respect to clause (iii)

III-84

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) a Major Tenant (as defined herein) giving written notice of its intention to terminate or not extend or renew its lease, (ii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to the lender), (iii) a Major Tenant fails to notify the borrower of its election to extend or renew its lease prior to the date set forth in the lease for exercise of such renewal or extension option, (iv) if an event of default under any Major Tenant’s lease has occurred, (v) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, or (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect. A Major Tenant Trigger Event will end if, in regards to clause (i), clause (ii) or clause (iii) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

A “Major Tenant” means (i) Preferred Freezer Services, (ii) any tenant or replacement tenant or tenants that (together with its affiliates) leases space comprising 20% or more of either (a) the NRA or (b) the gross income from operations at the Preferred Freezer Property, (iii) any lease that contains an option to purchase all or any portion of the Preferred Freezer Property, (iv) any lease that is with an affiliate of the borrower, guarantor, or property manager as a tenant, (v) any lease that is entered into during any event of default or Cash Sweep Event Period, or (vi) any lease that is entered into with any tenant identified by the lender as a Major Tenant of the Preferred Freezer Property.

Initial Reserves.    At closing, the borrower deposited $939,043 into the free rent reserve funds account.

Ongoing Reserves.    On a monthly basis, so long as each and all of the Funds Escrow Waiver Conditions Precedent (as defined herein) are met, the borrower is not required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account, and (iii) $13,832 into a replacement reserve account. The borrower is not required to deposit reserves of $4,150 into a TI/LC reserve account so long as Preferred Freezer Services lease is in full force and effect. In addition, if a Cash Sweep Event Period caused solely by a Major Tenant Trigger Event occurs, all excess cash flow will be deposited into a Major Tenant renewal account.

A “Funds Escrow Waiver Conditions Precedent” will commence upon the occurrence of (i) an event of default, (ii) a Major Tenant Trigger Event, (iii) the Preferred Freezer Services lease is no longer in full force and effect, (iv) an event of default under the Preferred Freezer Services lease, (v) the Preferred Freezer Services lease becomes insolvent or a debtor in any bankruptcy action, or (vi) taxes and other assessments are not paid within 30 days following the last day that payment of such taxes may be made without penalty or, if earlier, 30 days following the date of actual payment, the borrower does not deliver to the lender evidence that all taxes relating to the Preferred Freezer Property have been paid prior to the last day they could have been paid without penalty.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

III-85

604 Curt Maberry Road Lynden, WA 98264	Collateral Asset Summary – Loan No. 10 Preferred Freezer - Lynden, WA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,200,000 58.6% 1.61x 11.2%

VANCOUVER
Nanaimo
Surrey
Richmond
Abbotsford
BRITISH COLUMBIA
CANADA
U.S.
Bellingham
Victoria
Port Angeles
Everett
SEATTLE
Bremerton
Bellevue
Renton
WASHINGTON
Spokane
Coeur d'Alene
ID
TACOMA
Kent
Olympia
Yakima
Richland
Pasco
Lewiston
Pacific Ocean
Longview
Kennewick
Walla Walla
Vancouver
PORTLAND
Beaverton
Gresham
OREGON
Langley
King Rd
Abbotsford
Abbotsford International Airport
Tradex - Trade & Exhib. Ctr.
256 St
272 St
Lefeuvre Rd
Huntingdon Rd
13
Aldergrove Lake Reg. Park
CANADA
UNITED STATES
BRITISH COLUMBIA
WASHINGTON
NOOKSACK INDIAN RESERVATION
Nooksack Northwood Casino
539
Badger Rd
546
Berthusen Memorial Park
Homestead Farms Golf Course
Lynden
Main St
Vancouver, BC 38 miles
Preferred Freezer - Lynden, WA
604 Curt Maberry Road
Lynden, WA 98264
Birch Bay-Lynden Rd
Northwest WA Fair and Event Center
5
AMTRAK
Custer
Enterprise Rd
Guide Meridian Rd
Hannegan Rd
Nooksack River
Bay Rd
99
Everson
Grandview Rd
548
Pole Rd
544
539
WHATCOM COUNTY
Northwest Dr
Everson Goshen Rd
Hemmi Rd
99
Ferndale
Mountain View Rd
5
Axton Rd
Shuksan Golf Club
Elder Rd
Hovander Homestead Park
AMTRAK
Smith Rd
North Bellingham Golf Course
Slater Rd
539
Hannegan Rd
Northwest Dr
LUMMI INDIAN RESERVATION
Ferndale Rd
Mt. Baker Hwy
542
Bellingham International Airport
Cordata Center
Haxton Way
Bellis Fair
5
BELLINGHAM
Marine Dr
Marietta-Alderwood
Britton Rd
St. Joseph's Hospital
Seattle 90 miles
542
Bellingham Bay

III-86

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III-87

3200 Todds Road Lexington, KY 40509	Collateral Asset Summary – Loan No. 11 Fountains at Andover	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,050,000 72.5% 1.32x 8.6%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	John D. Blanchard; Samuel L. Miller
Borrowers:	Fountains - Brookfield, L.L.C.; Fountains - WP, L.L.C.
Original Balance:	$22,050,000
Cut-off Date Balance:	$22,050,000
% by Initial UPB:	2.9%
Interest Rate:	4.6826%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$3,500,000 Mezzanine Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$188,961	$20,996
Insurance(3):	$0	Springing
Replacement:	$0	$6,625
Required Repairs:	$99,375	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$69,340	$80,346
Balloon Balance / Unit:	$59,505	$70,512
Cut-off Date LTV:	72.5%	84.0%
Balloon LTV:	62.2%	73.8%
Underwritten NOI DSCR(4):	1.38x	1.19x(5)
Underwritten NCF DSCR(4):	1.32x	1.14x(5)
Underwritten NOI Debt Yield:	8.6%	7.4%
Underwritten NCF Debt Yield:	8.2%	7.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Lexington, KY
Year Built / Renovated:	1996 / 2014
Total Units:	318
Property Management:	B & M Management Company, L.L.C.
Underwritten NOI:	$1,889,726
Underwritten NCF:	$1,810,226
Appraised Value:	$30,400,000
Appraisal Date:	May 5, 2015

Historical NOI
Most Recent NOI:	$1,747,535 (T-12 June 30, 2015)
2014 NOI:	$1,729,936 (December 31, 2014)
2013 NOI:	$1,652,577 (December 31, 2013)
2012 NOI:	$1,667,288 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.5% (August 18, 2015)
2014 Occupancy:	95.8% (December 31, 2014)
2013 Occupancy:	94.9% (December 31, 2013)
2012 Occupancy:	94.7% (December 31, 2012)
(1)	A $3.5 million mezzanine loan was funded at closing by RMI - Fountains at Andover LLC. The mezzanine loan is coterminous with the Fountains at Andover loan and accrues interest at a fixed rate of 12.5000% per annum and is interest only for the term of the loan.
(2)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrowers, mezzanine borrowers, guarantors, or property manager, (iii) if the DSCR is less than 1.05x based on the trailing 12 month period immediately preceding the date of such determination, or (iv) a felony or fraud indictment of the borrowers, guarantors, or property manager.
(3)	The borrowers are required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable blanket policy is no longer in place.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.81x and 1.73x, respectively.
(5)	The “Total Debt” Underwritten NOI DSCR and Underwritten NCF DSCR are based on the “Mortgage Loan” amortizing debt service payments and the current pay debt service payments of 6.0000% on the mezzanine loan.

TRANSACTION HIGHLIGHTS

■	Property. The Fountains at Andover property is a 318-unit garden-style multifamily community comprised of 16 two- and three-story residential buildings and one clubhouse situated on approximately 18.7 acres. Parking is provided for 545 vehicles or 1.71 spaces per unit. Community amenities include a swimming pool, hot tub, tennis/sports courts, 24-hour fitness center, business center, a gazebo with BBQ grills, car wash area and detached garages. Internet and basic cable are provided to tenants at no additional charge. Unit amenities include a full kitchen, washer and dryer, walk-in closets, linen closet, ceiling fan, and a patio or balcony. As of the August 18, 2015 rent roll, the Fountains at Andover property was 96.5% occupied.
■	Location. The Fountains at Andover property is located in Lexington, Kentucky, home to several large corporations including, Affiliated Computer Services, Hewlett Packard, United Parcel Service, Tempur-Pedic, and Amazon.com, Inc. and a Jif Peanut Butter plant. The Fountains at Andover property is approximately two miles from Hamburg Place, a retail shopping center with approximately one million sq. ft. of retail space including convenience shopping (Meijer’s supermarket), restaurants, a 16-screen movie theater and big box retailers such as Target, Best Buy, Marshalls, Barnes & Noble and Staples. The area is also known for thoroughbred breeding with over 400 horse farms, and is home to the Kentucky Horse Park, attracting approximately one million visitors per year.
■	Sponsorship / Management. John D. Blanchard has over 35 years of experience in property management, acquisitions, and dispositions. Mr. Blanchard started B & M Management Company, L.L.C. in 1993 in partnership with Samuel L. Miller. Mr. Blanchard and Mr. Miller have since grown the company to over 9,000 units valued at over $600 million.

III-88

WI, IL and ND	Collateral Asset Summary – Loan No. 12 WPC Department Store Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,100,000 63.9% 1.76x 11.7%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Acquisition
Sponsor:	Corporate Property Associates 17 - Global Incorporated
Borrower:	BT (Multi) LLC
Original Balance(1):	$20,100,000
Cut-off Date Balance(1):	$20,100,000
% by Initial UPB:	2.7%
Interest Rate:	4.4065%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	$37,070,000 Pari Passu Debt
Call Protection(2):	L(26), D(87), O(7)
Lockbox / Cash Management(3):	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Required Repairs:	$512,738	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$57
Balloon Balance / Sq. Ft.:	$52
Cut-off Date LTV:	63.9%
Balloon LTV:	58.4%
Underwritten NOI DSCR(5):	1.94x
Underwritten NCF DSCR(5):	1.76x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.6%

Property Information
Single Asset / Portfolio:	Portfolio of 6 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	WI, IL and ND
Year Built / Renovated:	Various
Total Sq. Ft.(6):	1,002,731
Property Management:	Self-managed
Underwritten NOI:	$6,664,368
Underwritten NCF:	$6,037,461
Appraised Value:	$89,500,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (September 6, 2015)
(1)	The Original Balance and Cut-off Date Balance represent the controlling Note A-2 of the $57.17 million WPC Department Store Portfolio loan combination, evidenced by three pari passu notes. The non-controlling Note A-3 has an original balance of $17.17 million and is included in the CSAIL 2015-C3 securitized trust and the non-controlling Note A-1 has an original principal balance of $19.9 million and is expected to be contributed to a future securitized trust.
(2)	The borrower may obtain the release of a property or properties from the lien of the mortgages after the expiration of the lockout period so long as among other requirements (i) the aggregate allocated loan amounts for the released property or properties does not exceed $28,585,000; (ii) the DSCR and debt yield for the remaining property or properties is not less than the greater of (a) the closing date DSCR and debt yield and (b) DSCR and debt yield immediately prior to such release; (iii) the LTV for the remaining property or properties is not greater than the lesser of (a) the closing date LTV and (b) the LTV immediately prior to such release; and (iv) the release amount must be the greater of (1) the product of the (x) allocated loan amount and (y) release price percentage for each such property and (2) 100% of the net sales proceeds with respect to such property.
(3)	Upon a Cash Management Trigger Event (as defined herein), the borrower will be required to establish and maintain a lockbox, and cause all rents to be delivered to the lockbox. All excess cash flow will be swept into a lender controlled account and held as additional collateral for the WPC Department Store Portfolio loan during a “Go Dark Event” (as defined herein) or a “Lease Sweep Event” (as defined herein). A “Cash Management Trigger Event” will be triggered upon (i) an event of default, (ii) an event which results in the borrower no longer being controlled by the guarantor or an affiliate, (iii) a “Springing Reserve Event” (as defined below), (iv) a “Lease Sweep Event” or (v) a “Go Dark Event”. A “Springing Reserve Event” occurs upon (i) an event of default, (ii) material default by the tenant or any replacement tenant, (iii) if the lease is surrendered, cancelled or terminated prior to the current expiration date, (iv) bankruptcy action of the tenant or replacement tenant or (v) after the occurrence of the Springing Reserve Event caused solely by clause (iii), the DSCR falls below 1.40x. A “Lease Sweep Event” occurs upon (i) a material event of default under the lease or (ii) the lease is surrendered, cancelled or terminated prior to its current expiration date. A “Go Dark Event” occurs, with respect to any individual property, (i) if the tenant vacates, abandons or ceases operations at the individual property or (ii) if the subsequent sublease(s) on a dark property expires before July 2024.
(4)	Tax, insurance, replacement and TI/LC escrows are required upon a Springing Reserve Event as defined in the loan documents. TI/LC reserves are subject to a Go Dark Cap as defined in the loan documents.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.61x and 2.36x, respectively.
(6)	A single lease, which covers all properties in the WPC Department Store Portfolio, was signed at closing.

TRANSACTION HIGHLIGHTS

■	The Portfolio. The WPC Department Store Portfolio is comprised of six single tenant retail properties totaling 1,002,731 sq. ft., all of which are 100.0% leased and occupied by Bon-Ton stores. The WPC Department Store Portfolio properties are operated under several different brands owned by Bon-Ton, including Boston Store, Carson’s, Herberger’s and Younkers. The WPC Department Store Portfolio properties are located in three states: Wisconsin (76.5% of NRA), Illinois (12.6% of NRA) and North Dakota (10.9% of NRA).
■	Tenant. At closing, a single, long-term lease was signed. This unitary lease covers all of the WPC Department Store Portfolio properties with a single rent payment. The initial lease term is for 20 years with two 10-year renewal options for a fully extended term of 40 years and no provisions for termination options. Each of the six stores are ranked in the top 25% of the 273 stores in the Bon-Ton chain, and five of the six are ranked in the top 25% in terms of sales PSF. All of the department stores are anchor boxes located within malls operated by the top five national mall operators, including Simon, Macerich Property Management Company, Starwood Capital Group, General Growth Properties and CBL.
■	Sponsorship. The borrower contributed approximately $29.8 million of cash equity to acquire the WPC Department Store Portfolio properties, representing 35.5% of the total capitalization. The sponsor is Corporate Property Associates 17 – Global Incorporated. Corporate Property Associates 17 – Global Incorporated is a publicly registered non-traded real estate investment trust formed in 2007, to acquire, own, and manage a portfolio of commercial properties leased to a diverse group of companies on a single tenant. The sponsor’s 2014 annual report had total assets of $4.6 billion and reported annual net income of $74.2 million. The sponsor is managed by W. P. Carey Inc. through Carey Asset Management Corp. W. P. Carey Inc. (NYSE: WPC, “WPC”) is a leading global owner and manager of commercial properties net leased to companies on a long-term basis. WPC owns and manages a diversified global investment portfolio of 783 properties with an average occupancy of 98.6%. As of December 31, 2014, WPC had total assets of approximately $8.6 billion.

III-89

3303-3421 Deer Valley Road Antioch, CA 94531	Collateral Asset Summary – Loan No. 13 Antioch Crossings Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,150,000 59.8% 1.34x 8.8%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	CNA Enterprises, Inc.; Yehochai Schneider
Borrower:	Antioch Crossings Retail Center L.P.
Original Balance:	$17,150,000
Cut-off Date Balance:	$17,150,000
% by Initial UPB:	2.3%
Interest Rate:	4.6038%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$145,008	$21,971
Insurance:	$8,310	$1,484
Replacement:	$127,752	$2,105
TI/LC(2):	$100,000	$6,250
Required Repairs:	$29,688	NAP
Major Tenant Rollover Funds(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$136
Balloon Balance / Sq. Ft.:	$119
Cut-off Date LTV:	59.8%
Balloon LTV:	52.4%
Underwritten NOI DSCR(4):	1.43x
Underwritten NCF DSCR(4):	1.34x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Antioch, CA
Year Built / Renovated:	1990 / 2005
Total Sq. Ft.:	126,308
Property Management:	River Rock Real Estate Group, Inc.
Underwritten NOI:	$1,511,236
Underwritten NCF:	$1,416,989
Appraised Value:	$28,700,000
Appraisal Date:	June 26, 2015

Historical NOI
Most Recent NOI:	$1,617,201 (T-12 June 30, 2015)
2014 NOI:	$1,679,473 (December 31, 2014)
2013 NOI:	$1,671,479 (December 31, 2013)
2012 NOI:	$1,577,304 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.3% (August 19, 2015)
2014 Occupancy:	97.3% (December 31, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)
(1)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantors, or property manager, (iii) if the DSCR for the trailing 12 month period falls below 1.15x, (iv) a felony or fraud indictment of the borrower, guarantors, or property manager or (v) a Major Tenant Trigger Event (as defined below). A “Major Tenant Trigger Event” will occur upon (i) the date on which a Major Tenant (as defined below) delivers written notice to terminate or not to renew its lease, (ii) the Major Tenant failing to deliver written notice to extend or renew its lease on the date required for such notice, (iii) any bankruptcy action by a Major Tenant or the guarantor of the Major Tenant’s lease or monetary default by a Major Tenant or (iv) the going dark of the Major Tenant space. A “Major Tenant” is (i) Safeway, (ii) Rite Aid, or (iii) any tenant or replacement tenant under any Major Tenant lease. All excess cash flow will be swept into a lender controlled account and held as additional collateral for the Antioch Crossings Shopping Center loan upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantors, or property manager, or (iii) if the DSCR for the trailing 12 month period falling below 1.10x.
(2)	TI/LC reserves are subject to a cap of $400,000.
(3)	Upon the occurrence of a Major Tenant Trigger Event (other than a Major Tenant Trigger Event caused by Rite Aid while the DSCR is greater than 1.30x), all excess cash is required to be deposited into the Major Tenant Rollover Funds reserve subject to a cap of $900,000 for Safeway and $250,000 for Rite Aid.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.77x, respectively.

TRANSACTION HIGHLIGHTS

■	Tenancy. The property is 96.3% occupied by 19 tenants and has maintained an average occupancy of 96.5% since 2007. The property is anchored by Safeway (41.8% of NRA). Safeway has been in occupancy since 1990 and has eight five-year renewal options remaining. Additional national tenants supporting the Safeway include Rite Aid, Dollar Tree, Sally Beauty Supply, Subway, Sprint, and Safeway Gas. According to public reporting of the store, Safeway has reported increasing sales of approximately $31.3 million ($593 PSF) in 2012, approximately $31.8 million ($601 PSF) in 2013, and approximately $33.3 million ($630 PSF) in 2014 with a 2014 occupancy cost of 2.6%.
■	Location. The property is located along at the intersection of Deer Valley Road and Hillcrest Avenue with an average daily traffic count of 35,901 vehicles, approximately 2.0 miles north of Lone Tree Way, a major commercial thoroughfare. Lone Tree Way contains national retailers such as Walmart, Staples, Kohl’s, The Home Depot, Trader Joe’s, Michaels, Lowe’s Home Improvement, Bed Bath & Beyond, Barnes & Noble, Cost Plus World Market, Hobby Lobby, PetSmart, Old Navy, JC Penney, and Best Buy. The average daily traffic count at the intersection of Highway 4 and Hillcrest Avenue, approximately 0.6 miles north of the property, is 77,505 vehicles. As of 2015, 174,227 people live within a five-mile radius of the property, an annual growth of 0.53% since 2000, with an average household income of $86,467. The Bay Area Rapid Transit (“BART”) system is currently building a 10-mile extension from the Pittsburg-Bay Point BART station to a new Antioch station located approximately 0.5 miles east of the property scheduled to be completed in 2016.
■	Sponsorship. CNA Enterprises, Inc. is a real estate investment and advisory firm specializing in direct equity investments on behalf of high net worth individuals, currently operating approximately 6.0 million sq. ft. of commercial real estate. With over 30 years of experience, CNA Enterprises, Inc. specializes in grocery-anchored shopping centers, power centers, and entertainment centers and also invests in office, industrial, and mixed use properties.

III-90

1800 South 2nd Street McAllen, TX 78503	Collateral Asset Summary – Loan No. 14 DoubleTree McAllen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 49.5% 3.22x 21.6%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsors:	1998 Greenstein Family Trust; Gregory R. Greenstein; Joseph J. Amoroso Family Trust; Joseph J. Amoroso
Borrower:	Calmac Suites, Ltd.
Original Balance:	$16,500,000
Cut-off Date Balance:	$16,500,000
% by Initial UPB:	2.2%
Interest Rate:	4.2130%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$282,969	$29,476
Insurance:	$168,150	$14,496
Replacement(2):	$0	At least 1/12 of 3% of prior year’s gross income until 9/6/2017, 1/12 of 4% thereafter
Required Repairs:	$25,875	NAP
PIP(3):	$2,221,348	Springing

Financial Information
Cut-off Date Balance / Room:	$62,977
Balloon Balance / Room:	$54,757
Cut-off Date LTV:	49.5%
Balloon LTV:	43.1%
Underwritten NOI DSCR(4):	3.67x
Underwritten NCF DSCR(4):	3.22x
Underwritten NOI Debt Yield:	21.6%
Underwritten NCF Debt Yield:	18.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	McAllen, TX
Year Built / Renovated:	1986 / 2015
Total Rooms:	262
Property Management:	PHG Hospitality, Ltd.
Underwritten NOI:	$3,556,923
Underwritten NCF:	$3,118,350
Appraised Value:	$33,300,000
Appraisal Date:	June 1, 2015

Historical NOI
Most Recent NOI:	$2,884,200 (T-12 June 30, 2015)
2014 NOI:	$3,596,485 (December 31, 2014)
2013 NOI:	$2,962,644 (December 31, 2013)
2012 NOI:	$2,594,384 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	87.3% (June 30, 2015)
2014 Occupancy:	79.7% (December 31, 2014)
2013 Occupancy:	77.7% (December 31, 2013)
2012 Occupancy:	74.5% (December 31, 2012)
(1)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantors or property manager, (iii) if the DSCR for the trailing 12 month period falls below 1.30x, (iv) a felony or fraud indictment of the borrower, guarantors, or property manager or (v) a PIP Trigger Event, as defined in the loan documents. All excess cash flow will be swept into a lender controlled account and held as additional collateral for the DoubleTree McAllen loan upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantors or property manager or (iii) if the DSCR for the trailing 12 month period falls below 1.25x.
(2)	The borrower will be required to make monthly deposits equal to the greater of (i) 1/12 of 3.0% of gross income from operations on or prior to September 6, 2017, or 1/12 of 4% of gross income from operations, thereafter, and (ii) any amount required under the management agreement or franchise agreement for FF&E work. This currently equates to $36,548.
(3)	Upon the occurrence of a PIP Trigger Event, as defined in the loan documents, and provided no trigger event described in footnote (1) above has occurred, all excess cash flow will be deposited into the PIP reserve.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 5.05x and 4.42x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The DoubleTree McAllen property is a 262-room, full service hotel located in McAllen Texas. Formerly an Embassy Suites hotel, the hotel was converted into a DoubleTree Suites by Hilton on June 1, 2015, following a $6.6 million ($25,276 per room) renovation. The renovation included a complete redesign and update of the lobby, atrium, restaurant, bar, guestrooms, meeting rooms, and indoor pool area. The property is situated on 3.19 acres and includes a parking garage, which together with the surface parking lot, provides 360 parking spaces. Property amenities include indoor swimming and whirlpool, fitness room, Starbucks coffee bar, lobby workstation, market pantry, and vending area. The property features a 130-seat restaurant, 27-seat bar and approximately 6,200 sq. ft. of meeting space.
■	Location. The DoubleTree McAllen property is located on South 2nd Street, McAllen, Texas, approximately 8.0 miles north of the Mexican border. The property is located approximately 1.0 mile northeast of the McAllen-Miller International Airport with 774,989 passengers recorded in 2014, an 11.1% year-over-year increase. Demand generators in the area include La Plaza Mall (a 1.2 million sq. ft. enclosed regional shopping center anchored by Macy’s, Sears, J.C. Penney, and Dillard’s, located 0.7 miles west), McAllen Medical Center (a 441-bed, full service medical facility, located adjacent to the property), and McAllen Convention Center (featuring 174,000 sq. ft. of convention space with an average of 400,000 attendees annually, located 3.3 miles northwest).
■	Sponsorship. The sponsors of the borrower are 1998 Greenstein Family Trust, Gregory R. Greenstein, Joseph J. Amoroso Family Trust, and Joseph J. Amoroso. Gregory R. Greenstein is the president of JG Management Co., Inc., a privately held real estate firm specializing in acquisitions, development, and management of retail centers, office and medical buildings, hotels, and various other asset types. JG Management Co., Inc. has been involved in approximately $1 billion in real estate transactions over the last decade and currently manages approximately four million sq. ft. of commercial property. In 1976, Joseph J. Amoroso founded Amoroso Companies, a real estate firm specializing in the acquisition, development and management of various asset types including hospitality, commercial and medical office, multifamily, retail and self storage.

III-91

3001-3009 Highland Avenue National City, CA 91950	Collateral Asset Summary – Loan No. 15 Sweetwater Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 50.5% 2.21x 14.1%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Frank M. Goldberg
Borrower:	Broadway/Sweetwater Square, LLC
Original Balance:	$15,500,000
Cut-off Date Balance:	$15,500,000
% by Initial UPB:	2.0%
Interest Rate:	4.0800%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$137,294	$20,802
Insurance:	$19,539	$1,684
Replacement(2):	$0	Springing
TI/LC(3):	$0	Springing
Required Repairs:	$16,875	NAP
Ground Rent Funds(4):	$5,167	Springing
Major Tenant Funds(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$121
Balloon Balance / Sq. Ft.:	$96
Cut-off Date LTV:	50.5%
Balloon LTV:	40.2%
Underwritten NOI DSCR:	2.44x
Underwritten NCF DSCR:	2.21x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	12.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral(6):	Leasehold
Location:	National City, CA
Year Built / Renovated:	1974 / NAP
Total Sq. Ft.:	128,419
Property Management:	SEA Property Management Company, AMO
Underwritten NOI:	$2,184,787
Underwritten NCF:	$1,978,300
Appraised Value:	$30,700,000
Appraisal Date:	June 5, 2015

Historical NOI
Most Recent NOI:	$2,308,609 (T-12 June 30, 2015)
2014 NOI:	$2,221,904 (December 31, 2014)
2013 NOI:	$2,226,318 (December 31, 2013)
2012 NOI:	$2,001,810 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.8% (August 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	94.0% (December 31, 2012)
(1)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) if the DSCR for the trailing 12 month period falls below 1.25x for two consecutive quarters, (iv) a felony or fraud indictment of the borrower, guarantor, or property manager or (v) a Major Tenant Trigger Event, as defined in the loan documents (collectively, a “Cash Management Trigger Event”). All excess cash flow will be swept into a lender controlled account and held as additional collateral for the Sweetwater Square loan upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager or (iii) if the DSCR for the trailing 12 month period falls below 1.25x for two consecutive quarters (collectively, a “Cash Sweep Event Period”).
(2)	Upon the occurrence of a Cash Management Trigger Event, the borrower is required to deposit monthly payments of $3,639 into the replacement reserve account.
(3)	Upon the occurrence of a Cash Management Trigger Event caused solely by a Cash Sweep Event Period or Major Tenant Trigger Event, as defined in the loan documents, borrower will be required to deposit $8,775 into a TI/LC reserve account.
(4)	Upon the occurrence of a Cash Management Trigger Event or a Cash Sweep Event Period, the borrower will be required to deposit $5,167 into the ground rent funds reserve account.
(5)	Upon the occurrence of a Major Tenant Trigger Event, as defined in the loan documents, and provided no trigger event described in footnote (1) above has occurred, all excess cash flow will be deposited into a Major Tenant Funds reserve.

(6) The Sweetwater Square property is subject to a ground lease with Santa Ana Development Corporation, expiring on March 21, 2038 with two 10-year renewal options remaining.

TRANSACTION HIGHLIGHTS

■	Property. The Sweetwater Square property is a 128,419 sq. ft. retail property that is 99.8% occupied by 20 tenants. Tenants include national and local tenants such as El Super, Rachas, Inc. dba CHUZE, Peter Piper, and H&R Block. El Super, a grocery store chain operating in California, Arizona and Nevada, has occupied 56,802 sq. ft. (44.2% of NRA) since 2010 with its lease expiring in July 2025. Rachas, Inc. dba CHUZE, a fitness center, has occupied 19,788 sq. ft. (15.4% of NRA) since 2011, with its lease expiring in 2021. Rachas, Inc. dba CHUZE has one five-year renewal option remaining. Other than these two tenants, no other tenant occupies more than 9.4% of the NRA or makes up more than 8.3% of underwritten base rent. Tenants at the Sweetwater Square property have been at the center for an average of 9.5 years with five tenants having occupied the center for over 15 years.
■	Location. The Sweetwater Square property is located in National City, California, approximately 1.2 miles from the “National City Mile of Cars” and 1.6 miles from the Westfield Plaza Bonita Mall. The “National City Mile of Cars” offers over 5,000 cars across 21 brands, all within one mile. The Westfield Plaza Bonita Mall is a 1.04 million sq. ft. regional mall that is 91.0% occupied with sales of $425 PSF. The mall has over 180 stores and restaurants, features a 14-screen movie theater and provides its shoppers with complimentary Wi-Fi and wheelchairs. Other national retails located within a two-mile radius include Toys “R” Us, CVS, Ross Dress for Less, Walmart and Best Buy. The population within a one-, three-, and five-mile radius of the Sweetwater Square property is 22,679, 181,835 and 431,479, respectively.
■	Sponsorship. Frank M. Goldberg began investing in real estate development and holdings in 1957. SEA Property Management Company, AMO (“SEA”), an affiliate of the borrower, was founded in 1980 and has managed over four million sq. ft. of commercial, retail, residential and industrial real estate properties. Its current portfolio consists of 53 separate properties including 850 residential units and over 1.5 million sq. ft. of commercial, retail, industrial and office properties, two mini-warehouse properties and a 110,000 sq. ft. indoor RV, boat and auto storage facility.

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APPENDIX IV

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

DATES				ADMINISTRATOR
Payment Date:	Oct 19, 2015	First Distribution Date:	Oct 19, 2015
Prior Payment:		Closing Date:	Sept 24, 2015	Name:
Next Payment:	Nov 18, 2015	Rated Final Distribution Date:	Sept 2048	Title:	Account Administrator
Record Date:	Sep 30, 2015
Determination Date:	Oct 13, 2015			Address:	190 South LaSalle Street
Chicago, IL, 60603

Phone:
Payment Detail			Page 1	Email:
Factor Detail			Page 2	Website:	www.usbank.com/abs
Principal Detail			Page 3
Interest Detail			Page 4	PARTIES TO TRANSACTION
Reconciliation of Funds			Page 5
Miscellaneous Detail			Page 6	Mortgage Loan Seller:	Bank of America, N.A.
Bond Collateral Realized Loss Reconciliation			Page 7		UBS Real Estate Securities Inc.
Historical Delinquency & Liquidation Summary (Stated)			Page 8	Depositor:	Banc of America Merrill Lynch Commercial Mortgage Inc.
Historical Liquidation Loss Loan Detail			Page 9	Trustee:	U.S. Bank National Association
Interest Adjustment Reconciliation			Page 10	Servicer:	Midland Loan Services,
Appraisal Reduction Report			Page 11		a Division of PNC Bank, National Association
Loan Level Detail			Page 12	Special Servicer:	LNR Partners, LLC
Historical Loan Moadification Report			Page 13	Rating Agency:	Morningstar Credit Ratings, LLC
REO Status Report			Page 14	Rating Agency:	Fitch Ratings, Inc.
Defeased Loan Detail			Page 15	Rating Agency:	Kroll Bond Rating Agency, Inc.
Material Breaches and Document Defects			Page 16	Rating Agency:	Moody’s Investors Service, Inc.
				Trust Advisor:	Pentalpha Surveillance LLC

* This report contains, or is based on, information furnished to U.S. Bank Global Corporate Trust Services (“U.S. Bank”) by one or more third parties (e.g. Servicers, Master Servicer, etc.), and U.S. Bank has not independently verified information received from any such third party.

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

PAYMENT DETAIL

	Pass-Thru	Original	Beginning	Principal	Interest	Total	Realized	Ending
Class	Rate	Balance	Balance	Distribution	Distribution	Distribution	Loss	Balance
A-1
A-SB
A-3
A-4
A-S
B
C
D
E
F
G
H
X-A
X-B
X-D
X-E
X-FG
X-NR
R

V

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

 FACTOR DETAIL

		Beginning	Principal	Interest	Total	Collateral Support	Ending
Class	Cusip	Balance	Distribution	Distribution	Distribution	Deficit	Balance
A-1 A-SB A-3 A-4 A-S B C D E F G H X-A X-B X-D X-E X-FG X-NR R V

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

PRINCIPAL DETAIL

Excess Trust
	Beginning	Scheduled	Unscheduled	Advisor Expenses	Collateral Support	Ending	Cumulative
Class	Balance	Principal	Principal	Allocation	Deficit	Balance	Loss
A-1 A-SB A-3 A-4 A-S B C D E F G H
Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

INTEREST DETAIL

	Accrued	Net Prepay	Trust Advisor	Current			Additional	Accrued	Total Interest	Cumulative
	Certificate	Interest	Expenses	Interest	Extension	Prepayment	Interest	Unpaid Addt’l	Distribution	Unpaid Int
Class	Interest	Shortfall	Allocation	Shortfall	Fees	Premium	Amount	Interest Amt	Amount	Shortfall
A-1 A-SB A-3 A-4 A-S B C D E F G H X-A X-B X-D X-E X-FG X-NR R V
Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

RECONCILIATION OF FUNDS

Funds Collection		Funds Distribution

Interest		Fees
Scheduled Interest		Servicing Fee
Interest Adjustments		Trustee/Certificate Administrator Fee
Deferred Interest		Special Servicing Fee
Net Prepayment Shortfall		Workout Fee
Net Prepayment Interest Excess		Liquidation Fee
Interest Reserve (Deposit)/Withdrawal		Special Serv Fee plus Adj.
Interest Collections		CREFC Intellectual Property Royalty License Fee
Trust Advisor Fee
Extension Fee
Principal		Fee Distributions
Scheduled Principal
Unscheduled Principal		Other Expenses of the Trust
Principal Adjustments		Reimbursed for Interest on Advances
Principal Collections		Net ASER Amount
Non-Recoverable Advances
Other Expenses or Shortfalls
Other Expenses of the Trust
Other
Prepayment Premium		Payments to Certificateholders
Other Collections		Interest Distribution
Principal Distribution
Total Collections		Prepayment Premium
Available Distribution Amount

Start	End	Total Distributions
Interest Accrual Period

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

MISCELLANEOUS DETAIL

Advances				Miscellaneous
P&I Advances				Beginning Stated Principal Balance
	* Total Current			Ending Stated Principal Balance
	Advance			Ending Unpaid Balance
Total

Mortgage Loan Count
Unreimbursed Advances				Aggregate Principal Balance
	Current	Outstanding	Total Servicing	Weighted Average Months to Maturity (WAMM)
	Advance	Advance	Adv. Outstanding	Weighted Average Mortgage Rate
Total

Disclosable Special Servicer Fees
Special Servicer/Affiliates
Commission
Brokerage Fee
Rebate Shared
Fee
Total

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

BOND/COLLATERAL REALIZED LOSS RECONCILIATION

Distribution Date	Period	Beginning Bal of the Loan at Liquidation	Aggregate Realized Loss on Loans	Prior Real’d Loss Appl’d to Cert	Amt Covered by OC/other Credit Support	Int (Shortage)/ Excess Appl’d to Real’d Loss	Mod Adj/ Appraisal Reduction Adj	Addt’l (Recov) Exp Appl'd to Real’d Loss	Cur Realized Loss Applied to Certificates	Recov of Real’d Loss Paid as Cash	Recoveries/ Loss to Certificate Int

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

HISTORICAL DELINQUENCY & LIQUIDATION SUMMARY (Stated)

	30 Days Delinq		60 Days Delinq		90+ Days Delinq		Bankruptcy		Foreclosure		REO		Prepayments
Month	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance	Count	Balance

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

HISTORICAL LIQUIDATION LOSS LOAN DETAIL

Loan ID	Liquidation Month	Liquidation/ Prepayment Code	Current Beg. Scheduled Balalnce	Most Recent Value	Net Proceeds Received on Liquidation	Liquidation Expense	Net Proceeds Available for Distribution	Realized Loss to Trust

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

INTEREST ADJUSTMENT RECONCILIATION

Loan ID	Curr Ending Scheduled Balance	Spec Serv Fee Amt plus Adj	Liquidation Fee Amount	Workout Fee Amount	Most Recent Net ASER Amount	Prepayment Int Excess (Shortfall)	Non-Recov (Scheduled Interest)	Reimbursed Interest on Advances	Mod Int Rate (Reduction)/ Excess	Reimbursement of Advances to Servicer		Other (Shortfalls)/ Refunds
										Curr Month	Outstanding

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

APPRAISAL REDUCTION REPORT

Loan ID	Property Name	Paid-Through Date	ARA (Appraisal Reduction Amt)	ARA Date	Most Recent Value	Most Recent Valuation Date	Most Recent Net ASER Amount	Cumulative ASER Amount

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2015-UBS7	October 2015

LOAN LEVEL DETAIL

						End									Yield
	Property	Transfer		Maturity	Neg Am	Schedule	Note	Sched	Prepay	Prepay	Paid Thru	Prepay	Loan	Interest	Maint	PFY	Operating
Loan ID	Type	Date	State	Date	(Y/N)	Balance	Rate	P&I	Liquid/Adj	Date	Date	Premium	Status	Payment	Charges	DSCR	Stmnt

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2014-C16	October 2015

HISTORICAL LOAN MODIFICATION REPORT

Loan ID	Ending Scheduled Balance	Ending Unpaid Balance	Comments

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2014-C16	October 2015

REO STATUS REPORT

Loan ID	State	City	Property Type	Book Value	Ending Scheduled Loan	REO Date	Total Exposure	Appraisal Value	Appraisal Date	Date Expected to be Resolved or Foreclosed	REO Revenue and ther Amounts	Type*

Counts:		Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2014-C16	October 2015

DEFEASED LOAN DETAIL

		Current Ending Sched		Current
Loan ID	Balance	Maturity	Date	Note Rate	Defeasance Status

Totals:

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Commercial Mortgage Pass-Through Certificates, Series 2014-C16	October 2015

MATERIAL BREACHES AND DOCUMENT DEFECTS

	Ending Principal	Material	Date Received
Loan ID	Balance	Breach Date	Notice	Description

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APPENDIX V

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are set forth in APPENDIX VI attached to this free writing prospectus. Capitalized terms used but not otherwise defined in this APPENDIX V will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the applicable mortgage loan purchase agreement or the Pooling and Servicing Agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the Issuing Entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)           Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)           Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including

V-1

realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)           Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in APPENDIX VI attached to this free writing prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be

V-2

provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)           Junior Liens. It being understood that B Notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in APPENDIX VI attached to this free writing prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)           UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)        Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve (12) months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)        Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage

V-3

and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)        Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)        Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)        Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of fifty (50) years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)        Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)        No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such

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Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)        No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)        REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)        Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)        Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to

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the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)        Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding

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clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)        Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage

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Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in APPENDIX VI attached to this free writing prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on APPENDIX I to this free writing prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property

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to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)        Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Mortgage Loan, or ten (10) years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)     The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)     The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event

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it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)      Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)     In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)        Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)        Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this APPENDIX V.

(37)       No Material Default; Payment Record. No Mortgage Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is

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(a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this APPENDIX V. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)        Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this free writing prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)        Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and within twelve (12) months of

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the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Trust, except as set forth on Schedule 2-B of Exhibit 2 to the applicable Mortgage Loan Purchase Agreement.

(44)        Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)        Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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APPENDIX VI

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS Real Estate Securities Inc. Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
1	Charles River Plaza North	(1) Whole Loan; Ownership of Mortgage Loans

The related Mortgage Loan is evidenced by a $73,000,000 A-3-1 Note. The Mortgaged Property is also security for the pari passu A-1, A-2 and A-3-2 Notes, which have an aggregate original principal balance of $138,000,000 and a junior note, which has an original principal balance of $34,000,000. The A-1 and A-2 Notes are currently held by the CSAIL 2015-C3 securitization trust. The A-3-2 Note is expected to be contributed to a future securitization.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 commercial mortgage securitization.

The subordinate B Note is currently held by Prima Mortgage Investment Trust LLC, a Delaware limited liability company.

5	The Mall of New Hampshire	(1) Whole Loan; Ownership of Mortgage Loans

The Mortgage Loan is evidenced by a $50,000,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 Note, which has an original principal balance of $100,000,000. The A-1 Note is currently held by the CSAIL 2015-C3 securitization trust.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the CSAIL 2015-C3 commercial mortgage securitization.

7	200 Helen Street	(1) Whole Loan; Ownership of Mortgage Loans

The related Mortgage Loan is evidenced by a $41,500,000 senior portion of a whole mortgage loan and is senior to a related $10,000,000 B Note. The subordinate B Note was acquired by Prima Mortgage Investment Trust, LLC, a Delaware limited liability company, immediately after origination of the Mortgage Loan.

12	WPC Department Store Portfolio	(1) Whole Loan; Ownership of Mortgage Loans

The Mortgage Loan is evidenced by a $20,100,000 A-2 Note. The Mortgaged Property is also security for the pari passu A-1 and A-3 Notes, which have an aggregate original principal balance of $37,070,000. The A-3 Note is currently held by the CSAIL 2015-C3 securitization trust. The A-1 Note is expected to be contributed to a future securitization.

1	Charles River Plaza North	(5) Lien; Valid Assignment

The sole tenant, Massachusetts General Hospital, under the lease covering the Mortgaged Property has an option to purchase the Mortgaged Property if (a) as a result of the landlord’s negligence, willful misconduct or failure to perform its obligations under the lease (unless the failure is caused in whole or in part by the action or inaction of the tenant), the life safety, mechanical electrical and/or plumbing systems of the leased premises are affected in a manner which materially and adversely interferes with tenant’s operations in at least 200,000 rentable square feet of the leased premises for a period of 180 consecutive days, (b) in the event of a major casualty affecting the leased premises, the landlord does not commence restoration of the leased premises within one year of such casualty or complete such restoration by an outside date specified by landlord in a restoration schedule submitted by the landlord to tenant, or (c) in the event of a

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APPENDIX I ID#	Mortgage Loan	Representation	Exception

major taking, the landlord (i) exercises its right to terminate the lease or (ii) does not commence restoration of the portion of the leased premises that is not affected by the taking within one year of such taking or fails to complete such restoration by an outside date specified by landlord in a restoration schedule submitted by the landlord to the tenant. If the tenant validly exercises its purchase option, it is entitled to purchase the Mortgaged Property at a price equal to the greater of (a) the fair market value of the Mortgaged Property determined in accordance with the lease documents and (b) the outstanding amount of the Mortgage Loan, including all principal, interest, default interest, and other costs, expenses or amounts incurred in connection with the Mortgage Loan. Pursuant to a subordination, non-disturbance and attornment agreement with the lender, the tenant may not exercise its purchase option while the Mortgage Loan is outstanding unless it (a) satisfies the assumption conditions set forth in the Mortgage Loan documents, defeases the Mortgage Loan in accordance with the terms and conditions of the Mortgage Loan documents or (c) to the extent the borrower is permitted to prepay the Mortgage Loan pursuant to the Mortgage Loan documents, the tenant prepays the Mortgage Loan in accordance with the terms and conditions of the mortgage Loan Documents. The Mortgaged Property is one of two units in a condominium. The owner of the other condominium unit has a right of first offer to purchase the Mortgaged Property if the borrower determines to sell its condominium unit. The owner of the other condominium unit also has a right of first refusal in the event borrower intends to enter into an agreement with a non-affiliated third party for the purchase of its unit. The right of first offer and right of first refusal do not apply in connection with the foreclosure of the mortgage or the acceptance of a deed-in-lieu of foreclosure.

1	Charles River Plaza North	(6) Permitted Liens; Title Insurance

The sole tenant, Massachusetts General Hospital, under the lease covering the Mortgaged Property has an option to purchase the Mortgaged Property if (a) as a result of the landlord’s negligence, willful misconduct or failure to perform its obligations under the lease (unless the failure is caused in whole or in part by the action or inaction of the tenant), the life safety, mechanical electrical and/or plumbing systems of the leased premises are affected in a manner which materially and adversely interferes with tenant’s operations in at least 200,000 rentable square feet of the leased premises for a period of 180 consecutive days, (b) in the event of a major casualty affecting the leased premises, the landlord does not commence restoration of the leased premises within one year of such casualty or complete such restoration by an outside date specified by landlord in a restoration schedule submitted by the landlord to tenant, or (c) in the event of a major taking, the landlord (i) exercises its right to terminate the lease or (ii) does not commence restoration of the portion of the leased premises that is not affected by the taking within one year of such taking or fails to complete such restoration by an outside date specified by landlord in a restoration schedule submitted by the landlord to the tenant. If the tenant validly exercises its purchase option, it is entitled to purchase the Mortgaged Property at a price equal to the greater of (a) the fair market value of the Mortgaged Property determined in accordance with the lease documents and (b) the outstanding amount of the Mortgage Loan, including all principal, interest, default interest, and other costs, expenses or amounts incurred in connection with the Mortgage Loan. Pursuant to a subordination, non-disturbance and attornment agreement with the lender, the tenant may not exercise its purchase option while the Mortgage Loan is outstanding unless it (a) satisfies the assumption conditions set forth in the Mortgage Loan documents, defeases the Mortgage Loan in accordance with the terms and conditions of the Mortgage Loan documents or (c) to the extent the borrower is permitted to prepay the Mortgage Loan pursuant to the Mortgage Loan documents, the tenant prepays the Mortgage Loan in accordance with the terms and conditions of the mortgage Loan Documents. The Mortgaged Property is one of two units in a condominium. The owner of the other condominium unit has a right of first offer to

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APPENDIX I ID#	Mortgage Loan	Representation	Exception
purchase the Mortgaged Property if the borrower determines to sell its condominium unit. The owner of the other condominium unit also has a right of first refusal in the event borrower intends to enter into an agreement with a non-affiliated third party for the purchase of its unit. The right of first offer and right of first refusal do not apply in connection with the foreclosure of the mortgage or the acceptance of a deed-in-lieu of foreclosure.

1	Charles River Plaza North	(7) Junior Liens

The equity owner of the borrower is the obligator under a mezzanine loan in the original principal amount of $100,000,000, which is initially held by Teachers Insurance and Annuity Association of America.

11	Fountains at Andover	(7) Junior Liens

RMI – Fountains at Andover LLC, a Delaware limited liability company made a $3,500,000 mezzanine loan to Fountains - Brookfield Mezzanine, L.L.C., and Fountains - WP Mezzanine, L.L.C, the sole members of each of the borrowers to the Mortgage Loan, which mezzanine loan is secured by these entities’ ownership interests in the borrower. The Mortgage Loan documents and an intercreditor agreement between the senior lender and the mezzanine lender contain customary provisions regarding the relationship between the two lenders and the two loans.

9	Pond’s Edge	(13) Actions Concerning Mortgage Loan

The related guarantor was divorced in 2006 and as part of the property division, the guarantor executed a series of promissory notes in favor of his ex-wife, which notes contain confession of judgment clauses. A Confession of Judgment was subsequently filed against the guarantor in the amount of $6,224,892 in the Superior Court of Delaware under Docket No.: N15J-01751 on April 20, 2015, and remains pending.

19	Wichita Falls MF Portfolio	(13) Actions Concerning Mortgage Loan

The related guarantors, Vinod K. Gupta and Chnaresh Gupta, and/or entities controlled by them have four civil litigations, which are currently pending and which are set out below, that may materially and adversely affect the guarantor’s ability to perform under the related guaranty.

(i) Two cases filed in Oklahoma and California relate to a $7,000,000 loan on the Lincoln Plaza Office Building located in Oklahoma City, Oklahoma. The Oklahoma case involves foreclosure proceedings against the Lincoln property and a final order granting foreclosure was entered into by the court on May 5, 2015. As of the closing date of the related mortgage loan, the plaintiff has not yet executed on the judgment. The California case is asserting that the defendant failed to turn over business interruption proceeds and it is currently in non-binding mediation. The court appointed mediator has recommended a settlement amount of $1,470,000 of which approximately $820,000 is being held in escrow with the court. The sponsor is currently in negotiation for a settlement payment.

(ii) One case is a foreclosure action on land parcels acquired by the sponsor in St. Thomas, Virgin Islands in 2010. The case is currently in settlement negotiations and it is reported that the lender has agreed to cooperate with the terms of a short sale of the property. The sponsor has received an offer for the property for $700,000, which is currently under consideration.

(iii) The remaining case relates to the sponsor’s medical practice. According to the complaint, the plaintiff in this case suffered damages in the amount of at least $500,000 and also seeks unspecified penalties, interest, fees, and costs. The plaintiff did not allege a sum certain.

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APPENDIX I ID#	Mortgage Loan	Representation	Exception
1	Charles River Plaza North	(16) Insurance

With respect to insurance proceeds relating to a property loss affecting the common areas of the condominium, the condominium documents provide that the insurance proceeds may be held by an insurance trustee reasonably acceptable to the lender.

If insurance proceeds in respect of a property loss exceed the restoration costs, the borrower receives the remaining insurance proceeds after restoration. However, when the Mortgage Loan is held by a REMIC Trust and certain conditions (including a release of a portion of the lien following a casualty or condemnation) are satisfied, all or a portion of the insurance proceeds must be applied to the principal of the Mortgage Loan.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the borrower will only be required to obtain terrorism insurance to the extent obtainable for an annual premium not to exceed 200% the then applicable premium payable by the borrower for its all risk policy and business interruption insurance.

19	Wichita Falls MF Portfolio	(16) Insurance

The borrower has a $100,000 property insurance deductible. A carve out was added to the Mortgage Loan agreement so that the borrower and guarantors would be liable to the lender for any loss or damage suffered by the lender due to the $100,000 property insurance deductible.

34 38	A Storage Place – Redlands A Storage Place – Indio II	(16) Insurance

The Mortgage Loan documents provide that the premium for terrorism coverage will be capped at 150% of the annual insurance premium as of the origination date of the Mortgage Loan subject to adjustment as set forth in the Mortgage Loan documents.

33 39 40	CW Investments - Ocean City CW Investments – Dumfries CW Investments - Warrenton	(16) Insurance	The amount of a loss above which the lender has the right to control proceeds is $250,000, instead of 5% of the then outstanding principal amount of the related Mortgage Loan.
1	Charles River Plaza North	(19) No Contingent Interest or Equity Participation

The Mortgage Loan is an ARD loan. The mortgage loan documents provide for the accrual of a portion of interest in excess of a specified rate for each interest accrual period during the period from and after the Anticipated Repayment Date set forth in a schedule to the related loan agreement.

19	Wichita Falls MF Portfolio	(24) Local Law Compliance

The Mortgaged Property is legal non-conforming as to use and structure. Upon the occurrence of a casualty or condemnation resulting in the loss of the ability to restore the Mortgaged Property to (i) its current size, area and dimensions and (ii) its current use as a multifamily apartment complex, the borrower and guarantor are obligated to repay the outstanding debt in full less any insurance proceeds or condemnation awards retained by the lender. Law and ordinance insurance was obtained in the customary amount.

38	A Storage Place – Indio II	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as a self-storage facility. The applicable zoning code states that where a

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APPENDIX I ID#	Mortgage Loan	Representation	Exception

nonconforming use status applies to a structure and land in combination, removal or damage to an extent of more than 50% of the fair market value of the property of the structure will thereafter compel the discontinuance of the nonconforming use of the land. If, following a casualty or condemnation, (A) the use of the Mortgaged Property as a self-storage facility (as operated immediately prior to such casualty or condemnation) is not (or would not be) in compliance with, or otherwise permitted under, all legal requirements (either as a legal non-conforming use or as a legal conforming use) or (B) the Mortgaged Property ceases to be used as a self-storage facility for 6 months or more such that the use of the Mortgaged Property as a self-storage facility (as operated immediately prior to such 6 months or longer period) is not (or would not be) in compliance with, or otherwise permitted under, all legal requirements (either as a legal non-conforming use or as a legal conforming use), the borrower and the guarantor will be personally liable for the Mortgage Loan; provided, that, for the purposes of clause (A) or (B) above, (1) the borrower’s recourse liability will be determined after the lender applies, if and to the extent permitted under all legal requirements, the net proceeds arising out of the related casualty or condemnation, if any, on account of the Mortgage Loan, and (2) to the extent applicable, if the lender’s failure to comply with its obligation under the Mortgage Loan agreement to make the net proceeds arising out of the related casualty or condemnation, if any, available for restoration (after satisfaction of all conditions precedent thereto) is the proximate cause of the Mortgaged Property being prohibited to be used as a self-storage facility as described in clause (A) or (B), as applicable, then the borrower will not be liable in respect thereof.

7	200 Helen Street	(25) Licenses at Permits	A Certificate of Occupancy for Storage Trailer has not yet been obtained.
23	Regency Plaza	(26) Recourse Obligations

If the related indemnitor delivers to the related indemnified parties, following the full repayment of the related mortgage obligations, a Phase I environmental assessment with respect to the Mortgaged Property in form and substance, and prepared by an environmental consultant, which such report is acceptable to the lender in all respects, such obligations and liabilities shall only survive for a period of three (3) years following the full repayment of the related mortgage obligations. With respect to (b)(iv), the obligations and liabilities of the Borrower and guarantor with respect to environmental issues do not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender or the lender’s nominee acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure (the “Transfer Date”). The borrower or guarantor will bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws that occurred prior to the Transfer Date.

32 34 38	Lockport Square A Storage Place – Redlands A Storage Place – Indio II	(26) Recourse Obligations

With respect to (b)(iv), the obligations and liabilities of the Borrower and guarantor with respect to environmental issues do not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender or the lender’s nominee acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure (the “Transfer Date”). The borrower or guarantor will bear the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and

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APPENDIX I ID#	Mortgage Loan	Representation	Exception
(iii) did not occur as a result of a breach of any environmental laws that occurred prior to the Transfer Date.
1	Charles River Plaza North	(28) Financial Reporting and Rent Rolls

The annual financial statements required under the related Mortgage Loan documents are limited to an annual balance sheet, profit and loss statement, statement of cash flows, and statement of financial condition and results of operation for the Mortgaged Property.

3 8 14 22	Westin Hotel at the Domain Holiday Inn JFK DoubleTree McAllen Hyatt Place – Chester	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.
1	Charles River Plaza North	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the borrower will only be required to obtain terrorism insurance to the extent obtainable for an annual premium not to exceed 200% the then applicable premium payable by the borrower for its all risk policy and business interruption insurance.

34 38	A Storage Place – Redlands A Storage Place – Indio II	(29) Acts of Terrorism Exclusion

The related Mortgage Loan documents provide that the premium for terrorism coverage will be capped at 150% of the annual insurance premium as of the origination date of the Mortgage Loan subject to adjustment as set forth in the Mortgage Loan documents.

1	Charles River Plaza North	(30) Due on Sale or Encumbrance

The related Mortgage Loan documents permit the transfer of indirect interests in the borrower in certain instances provided that the borrower is indirectly controlled by certain entities and/or individuals set forth in the loan documents, certain individuals, together with their families retain at least 15% of the interests in the borrower, and the legal and financial structure of the borrower and its single purpose nature and bankruptcy remoteness continue to satisfy the lender’s requirements. There is an existing mezzanine loan in the amount of $100,000,000.00. The loan documents permit a change of control of the borrower as a result of the exercise of remedies under the mezzanine loan in accordance with the related intercreditor agreement. In addition, following a change of control of the borrower as a result of the exercise of remedies under the mezzanine loan in accordance with the related interecreditor agreement, transfer of equity interests that result in a change of control of the borrower are permitted as long as “Qualified Transferees” satisfying certain requirements set forth in the related intercreditor agreement control the borrower following such transfers.

7	200 Helen Street	(31) Single-Purpose Entity

In 2007, the borrower guaranteed a line of credit provided by Israel Discount Bank, et al. (“IDB”) to Nakash Holding LLC and Nakash Brothers Realty. The borrower has been released from the guaranty and has no ongoing liability thereunder.

33	CW Investments – Ocean City	(31) Single-Purpose Entity

The borrower has previously owned property other than the Mortgaged Property. The borrower conveyed to a third party a shopping center on another site that it had acquired along with the Mortgaged Property in 1996 in 2000 (fifteen years ago). Later, in 2004, the borrower conveyed an undeveloped parcel adjacent to the Mortgaged Property to a third

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APPENDIX I ID#	Mortgage Loan	Representation	Exception

party. The borrower delivered a recycled entity affidavit, which included standard representations. In addition, the recourse carve out guaranty for the Mortgage Loan covers any loss arising from the borrower’s prior ownership of property other than the Mortgaged Property.

39	CW Investments – Dumfries	(31) Single-Purpose Entity

The borrower has previously owned property other than the Mortgaged Property. The borrower conveyed a strip of land adjacent to the Mortgaged Property to the Commonwealth of Virginia in connection with a highway widening project in 1997 (eighteen years ago). Later, in 2004, the borrower conveyed to a third party another strip of land adjacent to the Mortgaged Property, which strip it had acquired a few months previously as a result of the local municipality’s action vacating a portion of an adjacent right-of-way. The borrower delivered a recycled entity affidavit, which included standard representations. In addition, the recourse carve out guaranty for the Mortgage Loan covers any loss arising from the borrower’s prior ownership of property other than the Mortgaged Property.

1	Charles River Plaza North	(33) Fixed Interest Rates

The interest rate for the Mortgage Loan is not fixed throughout the term of the Mortgage Loan. The interest rate applicable to each monthly interest accrual period is set forth in a schedule to the related loan agreement.

18	Southeast Retail Portfolio	(34) Ground Leases

With respect to (b), although the ground lessor has recognized the lender in the Ground Lease and in the ground lessor estoppel, the Ground Lease is silent as to the ground lessor seeking the lender’s consent for the actions set out in 34(b). However, the Mortgage Loan is fully recourse to the borrower and the guarantor if the lender’s consent is not obtained in connection with any amendment, modification, cancellation or termination of the ground lease.

With respect to (j), neither the Ground Lease nor the ground lessor estoppel address the allocation of insurance proceeds and awards to the lender; however, the Mortgage Loan contains a recourse carve-out for losses incurred if the lender is excluded from participation in proceedings or settlement of any casualty proceeds or condemnation awards and any allocation thereof.

With respect to (l), the Ground Lease and the ground lessor estoppel are silent as to the execution of a new lease; however, the Mortgage Loan will be fully recourse to the borrower and guarantor if a replacement lease is not entered into between the ground lessor and the lender.

21 31 33 39 40	CW Investments – Charlottesville CW Investments - North Charlottesville CW Investments - Ocean City CW Investments – Dumfries CW Investments – Warrenton	(39) Organization of Mortgagor	The borrower in each Mortgage Loan listed in the exception has common ownership with the borrowers in the other Mortgage Loans listed.

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APPENDIX I ID#	Mortgage Loan	Representation	Exception
34 38	A Storage Place – Redlands A Storage Place – Indio II	(39) Organization of Mortgagor	The borrower in each Mortgage Loan listed in the exception has common ownership with the borrowers in the other Mortgage Loans listed.
1 5 7 12	Charles River Plaza North The Mall of New Hampshire 200 Helen Street WPC Department Store Portfolio	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu and/or subordinate companion loans.

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Bank of America, National Association Mortgage Loans

APPENDIX I ID#	Mortgage Loan	Representation	Exception
2	261 Fifth Avenue	(1) Whole Loan; Ownership of Mortgage Loans

The related $180,000,000 loan to borrower is secured on a pari passu basis by two notes in the following original principal amounts (Note A-1 in amount of $110,000,000 and Note A-2 in amount of $70,000,000). Note A-2 secures the “261 Fifth Avenue Mortgage Loan”.

Note A-1 secures the “261 Fifth Avenue Pari Passu Companion Loan” and is expected to be contributed to a future securitization.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the BACM 2015-UBS7 commercial mortgage securitization until the 261 Fifth Avenue Pari Passu Companion Loan is securitized at which time the servicing of the related whole loan will shift to the related pooling and servicing agreement.

28	Aviare Place Apartments	(1) Whole Loan; Ownership of Mortgage Loans

The related $26,322,000 loan to borrower is secured on a pari passu basis by two notes in the following original principal amounts (Note A-1 in amount of $20,850,000 and Note A-2 in amount of $5,472,000). Note A-2 secures the “Aviare Place Apartments Mortgage Loan”.

Note A-1 secures the “Aviare Place Apartments Non-Serviced Companion Loan” and was contributed by Bank of America into the MSBAM 2015-C23 commercial mortgage securitization.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C23 commercial mortgage securitization.

2	261 Fifth Avenue	(6) Permitted Liens; Title Insurance	The related Mortgage secures the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Pari Passu Companion Loan on a pari passu basis.
28	Aviare Place Apartments	(6) Permitted Liens; Title Insurance	The related Mortgage secures the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan on a pari passu basis.
2	261 Fifth Avenue	(13) Actions Concerning Mortgage Loan

One of the loan guarantors (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/ shareholders alleging mismanagement of certain family businesses and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. The loan documents include requirements for hard/ upfront cash management and environmental insurance, among other things.

2	261 Fifth Avenue	(16) Insurance

The related Mortgage Loan documents provide that the required insurance policies may be provided by a syndicate of insurers through which (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by

VI-9

APPENDIX I ID#	Mortgage Loan	Representation	Exception

Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the Certificates), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the Certificates), with no carrier below “BBB”.

16	Kensington Commons	(16) Insurance

The related Mortgage Loan documents provide that the required insurance policies may be provided by a syndicate of insurers through which (i) not less than five (5) insurance companies, 60% of which insurance companies having a claims paying ability/financial strength rating of “A” (or its equivalent) or better by the Rating Agencies (with the first layers of the coverages required under the related Mortgage Loan agreement provided by such insurance companies) and the remaining 40% of such insurance companies having a claims paying ability/financial strength rating of “BBB” (or its equivalent) or better by the Rating Agencies.

26 30 42	Whittier Self Storage Madrone Apartments StorQuest - Loma Linda	(16) Insurance

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related borrower will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

28	Aviare Place Apartments	(16) Insurance

The related Mortgage Loan documents provide that (A) if four or fewer insurance companies, at least 75% of the insurance coverage represented must be provided by insurance companies with a rating of “A” or better by S&P and the equivalent by any other Rating Agency that rates the securities and actually provides ratings for such insurance companies, with no carrier below “BBB” and the equivalent by any other Rating Agency that rates the securities and actually provides ratings for such insurance companies and (B) if five or more insurance companies, then at least 60% of the insurance coverage represented must be provided by insurance companies with a rating of “A” or better by S&P and the equivalent by any other Rating Agency that rates the securities and actually provides ratings for such insurance companies, with no carrier below “BBB” and the equivalent by any other Rating Agency that rates the securities and actually provides ratings for such insurance companies; provided, however, up to 10% of the insurance coverage (other than the primary layer of coverage) may be provided by insurance companies with a rating of “A-VIII” or better by AM Best. The related Mortgage Loan documents also provide that, FM Global is a permitted insurance carrier provided it maintains a rating of “Api” from S&P.

28	Aviare Place Apartments	(16) Insurance	The related Mortgage Loan agreement requires that the related Borrower to maintain terrorism insurance only so long as such coverage is commercially available.
2, 16, 20, 26, 27, 28, 29, 30 and 42	All BANA Mortgage Loans	(26) Recourse Obligations

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when

VI-10

APPENDIX I ID#	Mortgage Loan	Representation	Exception
there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	Aviare Place Apartments	(26) Recourse Obligations

The related guarantor’s liability for the bankruptcy related recourse carveout is capped at 15% of the principal Mortgage Loan amount then outstanding at the time of the occurrence of the related recourse event (plus certain enforcement costs).

2	261 Fifth Avenue	(28) Financial Reporting and Rent Rolls	The related Mortgage Loan documents do not require the related Borrowers to combine their balance sheets and/or statement of income for the Mortgaged Properties on a combined basis.
26 30 42	Whittier Self Storage Madrone Apartments StorQuest - Loma Linda	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related borrower will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

28	Aviare Place Apartments	(29) Acts of Terrorism Exclusion	The related Mortgage Loan agreement requires that the related Borrower to maintain terrorism insurance only so long as such coverage is commercially available.
2 26 27	261 Fifth Avenue Whittier Self Storage Waterchase Apartments	(31) Single-Purpose Entity

Borrower is a recycled Single-Purpose Entity, however, the related Borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

26	Whittier Self Storage	(31) Single-Purpose Entity

The related borrower previously owned a small parcel of vacant land in Big Bear, California, which was conveyed to another entity at closing of the related Mortgage Loan, however, the related Borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

2	261 Fifth Avenue	(43) Cross-Collateralization	The related Mortgage secures the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Pari Passu Companion Loan on a pari passu basis.
28	Aviare Place Apartments	(43) Cross-Collateralization	The related Mortgage secures the Aviare Place Apartments Mortgage Loan and the Aviare Place Apartments Non-Serviced Companion Loan on a pari passu basis.

VI-11

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APPENDIX VII

CLASS A-SB PLANNED PRINCIPAL BALANCE

Month	Balance ($)	Month	Balance ($)	Month	Balance($)
Closing Date	62,400,000.00	40	62,400,000.00	80	43,560,937.78
1	62,400,000.00	41	62,400,000.00	81	42,623,121.53
2	62,400,000.00	42	62,400,000.00	82	41,621,796.46
3	62,400,000.00	43	62,400,000.00	83	40,676,527.69
4	62,400,000.00	44	62,400,000.00	84	39,722,146.93
5	62,400,000.00	45	62,400,000.00	85	38,703,990.26
6	62,400,000.00	46	62,400,000.00	86	37,742,028.17
7	62,400,000.00	47	62,400,000.00	87	36,716,506.32
8	62,400,000.00	48	62,400,000.00	88	35,746,905.04
9	62,400,000.00	49	62,400,000.00	89	34,773,578.00
10	62,400,000.00	50	62,400,000.00	90	33,618,024.22
11	62,400,000.00	51	62,400,000.00	91	32,636,509.14
12	62,400,000.00	52	62,400,000.00	92	31,591,991.82
13	62,400,000.00	53	62,400,000.00	93	30,602,688.35
14	62,400,000.00	54	62,400,000.00	94	29,550,604.70
15	62,400,000.00	55	62,400,000.00	95	28,553,453.41
16	62,400,000.00	56	62,400,000.00	96	27,552,469.72
17	62,400,000.00	57	62,400,000.00	97	26,489,038.89
18	62,400,000.00	58	62,400,000.00	98	25,480,118.25
19	62,400,000.00	59	62,400,000.00	99	24,408,976.76
20	62,400,000.00	60	62,344,884.61	100	23,392,058.60
21	62,400,000.00	61	61,416,895.47	101	22,371,231.54
22	62,400,000.00	62	60,547,690.89	102	21,230,565.77
23	62,400,000.00	63	59,613,021.10	103	20,201,425.20
24	62,400,000.00	64	58,736,887.34	104	19,110,640.29
25	62,400,000.00	65	57,857,389.28	105	13,041,057.82
26	62,400,000.00	66	56,789,130.76	106	11,951,439.83
27	62,400,000.00	67	55,902,145.05	107	10,914,457.55
28	62,400,000.00	68	54,950,201.14	108	9,873,486.95
29	62,400,000.00	69	54,056,150.62	109	8,772,076.99
30	62,400,000.00	70	53,097,343.35	110	7,722,864.00
31	62,400,000.00	71	52,196,174.16	111	6,613,446.64
32	62,400,000.00	72	51,291,543.81	112	5,555,928.31
33	62,400,000.00	73	50,322,458.40	113	4,494,342.11
34	62,400,000.00	74	49,410,628.69	114	3,261,368.31
35	62,400,000.00	75	48,434,549.20	115	2,190,948.75
36	62,400,000.00	76	47,515,465.22	116	1,060,929.38
37	62,400,000.00	77	46,592,850.79	116 and thereafter	0.00
38	62,400,000.00	78	45,485,497.78
39	62,400,000.00	79	44,555,077.64

VII-1

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APPENDIX VIII-A

Charles River Plaza North

AMORTIZATION SCHEDULE

Monthly Payment Date	Pari Passu Interest($)	Pari Passu Principal ($)	Total Pari Passu Principal and Interest ($)	Whole Loan Interest ($)	Whole Loan Principal ($)	Total Whole Loan Principal and Interest ($)	Total Whole and Mezzanine Interest ($)	Total Whole and Mezzanine Principal ($)	Total Whole and Mezzanine Principal and Interest($)	Mortgage Loan Interest Rate
9/6/2015	762,444.40	335,209.37	1,097,653.76	885,302.74	389,224.15	1,274,526.88	1,408,858.29	389,224.15	1,798,082.44	4.196300%
10/6/2015	736,524.70	375,674.19	1,112,198.89	855,206.40	436,209.37	1,291,415.77	1,361,873.07	436,209.37	1,798,082.44	4.195431%
11/6/2015	759,541.40	338,112.36	1,097,653.76	881,931.96	392,594.93	1,274,526.88	1,405,487.51	392,594.93	1,798,082.44	4.194454%
12/6/2015	733,703.87	378,495.02	1,112,198.89	851,931.04	439,484.73	1,291,415.77	1,358,597.70	439,484.73	1,798,082.44	4.193572%
1/6/2016	756,615.03	341,038.74	1,097,653.76	878,534.04	395,992.85	1,274,526.88	1,402,089.59	395,992.85	1,798,082.44	4.192581%
2/6/2016	755,222.35	342,431.42	1,097,653.76	876,916.94	397,609.94	1,274,526.88	1,400,472.50	397,609.94	1,798,082.44	4.191685%
3/6/2016	705,190.17	421,553.84	1,126,744.01	818,822.71	489,481.95	1,308,304.66	1,308,600.49	489,481.95	1,798,082.44	4.190782%
4/6/2016	752,102.50	345,551.26	1,097,653.76	873,294.37	401,232.51	1,274,526.88	1,396,849.93	401,232.51	1,798,082.44	4.189667%
5/6/2016	726,475.54	385,723.35	1,112,198.89	843,537.95	447,877.82	1,291,415.77	1,350,204.61	447,877.82	1,798,082.44	4.188750%
6/6/2016	749,116.23	348,537.53	1,097,653.76	869,826.90	404,699.98	1,274,526.88	1,393,382.46	404,699.98	1,798,082.44	4.187722%
7/6/2016	723,573.80	388,625.09	1,112,198.89	840,168.63	451,247.14	1,291,415.77	1,346,835.30	451,247.14	1,798,082.44	4.186790%
8/6/2016	746,105.92	351,547.84	1,097,653.76	866,331.52	408,195.36	1,274,526.88	1,389,887.07	408,195.36	1,798,082.44	4.185747%
9/6/2016	744,670.32	352,983.44	1,097,653.76	864,664.59	409,862.29	1,274,526.88	1,388,220.15	409,862.29	1,798,082.44	4.184800%
10/6/2016	719,253.74	392,945.15	1,112,198.89	835,152.44	456,263.33	1,291,415.77	1,341,819.11	456,263.33	1,798,082.44	4.183846%
11/6/2016	741,624.21	356,029.55	1,097,653.76	861,127.64	413,399.24	1,274,526.88	1,384,683.20	413,399.24	1,798,082.44	4.182780%
12/6/2016	716,293.85	395,905.04	1,112,198.89	831,715.61	459,700.16	1,291,415.77	1,338,382.28	459,700.16	1,798,082.44	4.181811%
1/6/2017	738,553.58	359,100.19	1,097,653.76	857,562.21	416,964.67	1,274,526.88	1,381,117.77	416,964.67	1,798,082.44	4.180729%
2/6/2017	737,087.14	360,566.62	1,097,653.76	855,859.47	418,667.41	1,274,526.88	1,379,415.03	418,667.41	1,798,082.44	4.179745%
3/6/2017	664,426.19	476,862.95	1,141,289.14	771,490.13	553,703.42	1,325,193.55	1,244,379.02	553,703.42	1,798,082.44	4.178752%
4/6/2017	733,667.37	363,986.39	1,097,653.76	851,888.66	422,638.23	1,274,526.88	1,375,444.21	422,638.23	1,798,082.44	4.177435%
5/6/2017	708,562.24	403,636.65	1,112,198.89	822,738.14	468,677.63	1,291,415.77	1,329,404.81	468,677.63	1,798,082.44	4.176425%
6/6/2017	730,532.67	367,121.09	1,097,653.76	848,248.84	426,278.05	1,274,526.88	1,371,804.39	426,278.05	1,798,082.44	4.175301%
7/6/2017	705,516.27	406,682.62	1,112,198.89	819,201.35	472,214.42	1,291,415.77	1,325,868.02	472,214.42	1,798,082.44	4.174275%
8/6/2017	727,372.73	370,281.03	1,097,653.76	844,579.71	429,947.17	1,274,526.88	1,368,135.26	429,947.17	1,798,082.44	4.173133%
9/6/2017	725,860.63	371,793.13	1,097,653.76	842,823.96	431,702.93	1,274,526.88	1,366,379.51	431,702.93	1,798,082.44	4.172090%
10/6/2017	700,976.48	411,222.41	1,112,198.89	813,930.03	477,485.74	1,291,415.77	1,320,596.70	477,485.74	1,798,082.44	4.171039%
11/6/2017	722,663.07	374,990.69	1,097,653.76	839,111.15	435,415.73	1,274,526.88	1,362,666.71	435,415.73	1,798,082.44	4.169872%
12/6/2017	697,869.43	414,329.46	1,112,198.89	810,322.32	481,093.45	1,291,415.77	1,316,988.99	481,093.45	1,798,082.44	4.168803%
1/6/2018	719,439.77	378,214.00	1,097,653.76	835,368.45	439,158.43	1,274,526.88	1,358,924.01	439,158.43	1,798,082.44	4.167618%
2/6/2018	717,895.28	379,758.49	1,097,653.76	833,575.08	440,951.80	1,274,526.88	1,357,130.64	440,951.80	1,798,082.44	4.166532%
3/6/2018	647,020.82	494,268.32	1,141,289.14	751,280.10	573,913.45	1,325,193.55	1,224,168.98	573,913.45	1,798,082.44	4.165437%
4/6/2018	714,326.06	383,327.71	1,097,653.76	829,430.73	445,096.15	1,274,526.88	1,352,986.29	445,096.15	1,798,082.44	4.164005%
5/6/2018	689,768.40	422,430.49	1,112,198.89	800,915.92	490,499.85	1,291,415.77	1,307,582.58	490,499.85	1,798,082.44	4.162891%
6/6/2018	711,035.63	386,618.14	1,097,653.76	825,610.09	448,916.80	1,274,526.88	1,349,165.64	448,916.80	1,798,082.44	4.161657%
7/6/2018	686,571.11	425,627.78	1,112,198.89	797,203.42	494,212.35	1,291,415.77	1,303,870.09	494,212.35	1,798,082.44	4.160523%
8/6/2018	707,718.70	389,935.06	1,097,653.76	821,758.68	452,768.20	1,274,526.88	1,345,314.24	452,768.20	1,798,082.44	4.159270%
9/6/2018	706,126.34	391,527.42	1,097,653.76	819,909.73	454,617.15	1,274,526.88	1,343,465.29	454,617.15	1,798,082.44	4.158117%

VIII-A-1

Monthly Payment Date	Pari Passu Interest($)	Pari Passu Principal ($)	Total Pari Passu Principal and Interest ($)	Whole Loan Interest ($)	Whole Loan Principal ($)	Total Whole Loan Principal and Interest ($)	Total Whole and Mezzanine Interest ($)	Total Whole and Mezzanine Principal ($)	Total Whole and Mezzanine Principal and Interest($)	Mortgage Loan Interest Rate
10/6/2018	681,800.79	430,398.10	1,112,198.89	791,664.42	499,751.35	1,291,415.77	1,298,331.09	499,751.35	1,798,082.44	4.156955%
11/6/2018	702,769.89	394,883.87	1,097,653.76	816,012.43	458,514.45	1,274,526.88	1,339,567.99	458,514.45	1,798,082.44	4.155672%
12/6/2018	678,539.34	433,659.54	1,112,198.89	787,877.44	503,538.33	1,291,415.77	1,294,544.10	503,538.33	1,798,082.44	4.154491%
1/6/2019	699,386.41	398,267.35	1,097,653.76	812,083.75	462,443.14	1,274,526.88	1,335,639.30	462,443.14	1,798,082.44	4.153187%
2/6/2019	697,760.03	399,893.74	1,097,653.76	810,195.29	464,331.59	1,274,526.88	1,333,750.85	464,331.59	1,798,082.44	4.151985%
3/6/2019	628,759.87	512,529.27	1,141,289.14	730,076.63	595,116.92	1,325,193.55	1,202,965.52	595,116.92	1,798,082.44	4.150773%
4/6/2019	694,034.01	403,619.75	1,097,653.76	805,868.88	468,658.00	1,274,526.88	1,329,424.43	468,658.00	1,798,082.44	4.149212%
5/6/2019	670,050.75	442,148.14	1,112,198.89	778,021.01	513,394.76	1,291,415.77	1,284,687.68	513,394.76	1,798,082.44	4.147977%
6/6/2019	690,580.20	407,073.57	1,097,653.76	801,858.52	472,668.36	1,274,526.88	1,325,414.08	472,668.36	1,798,082.44	4.146618%
7/6/2019	666,694.69	445,504.19	1,112,198.89	774,124.17	517,291.60	1,291,415.77	1,280,790.84	517,291.60	1,798,082.44	4.145362%
8/6/2019	687,098.57	410,555.20	1,097,653.76	797,815.87	476,711.01	1,274,526.88	1,321,371.43	476,711.01	1,798,082.44	4.143981%
9/6/2019	685,422.01	412,231.76	1,097,653.76	795,869.15	478,657.73	1,274,526.88	1,319,424.71	478,657.73	1,798,082.44	4.142702%
10/6/2019	661,682.51	450,516.38	1,112,198.89	768,304.34	523,111.43	1,291,415.77	1,274,971.01	523,111.43	1,798,082.44	4.141413%
11/6/2019	681,898.85	415,754.92	1,097,653.76	791,778.28	482,748.60	1,274,526.88	1,315,333.84	482,748.60	1,798,082.44	4.139998%
12/6/2019	658,259.08	453,939.81	1,112,198.89	764,329.26	527,086.51	1,291,415.77	1,270,995.93	527,086.51	1,798,082.44	4.138686%
1/6/2020	678,347.32	419,306.44	1,097,653.76	787,654.47	486,872.41	1,274,526.88	1,311,210.03	486,872.41	1,798,082.44	4.137247%
2/6/2020	676,635.02	421,018.74	1,097,653.76	785,666.26	488,860.63	1,274,526.88	1,309,221.81	488,860.63	1,798,082.44	4.135911%
3/6/2020	631,372.78	495,371.23	1,126,744.01	733,110.57	575,194.09	1,308,304.66	1,222,888.35	575,194.09	1,798,082.44	4.134565%
4/6/2020	672,892.81	424,760.96	1,097,653.76	781,321.03	493,205.85	1,274,526.88	1,304,876.59	493,205.85	1,798,082.44	4.132972%
5/6/2020	649,507.97	462,690.92	1,112,198.89	754,168.02	537,247.75	1,291,415.77	1,260,834.69	537,247.75	1,798,082.44	4.131600%
6/6/2020	669,268.77	428,385.00	1,097,653.76	777,113.02	497,413.86	1,274,526.88	1,300,668.58	497,413.86	1,798,082.44	4.130099%
7/6/2020	645,986.51	466,212.38	1,112,198.89	750,079.12	541,336.65	1,291,415.77	1,256,745.79	541,336.65	1,798,082.44	4.128702%
8/6/2020	665,615.55	432,038.22	1,097,653.76	772,871.13	501,655.75	1,274,526.88	1,296,426.69	501,655.75	1,798,082.44	4.127175%
9/6/2020	663,851.26	433,802.51	1,097,653.76	770,822.55	503,704.33	1,274,526.88	1,294,378.10	503,704.33	1,798,082.44	4.125752%
10/6/2020	640,722.35	471,476.54	1,112,198.89	743,966.71	547,449.06	1,291,415.77	1,250,633.37	547,449.06	1,798,082.44	4.124318%
11/6/2020	660,154.42	437,499.35	1,097,653.76	766,530.01	507,996.87	1,274,526.88	1,290,085.56	507,996.87	1,798,082.44	4.122751%
12/6/2020	637,130.15	475,068.74	1,112,198.89	739,795.67	551,620.10	1,291,415.77	1,246,462.34	551,620.10	1,798,082.44	4.121290%
1/6/2021	656,427.81	441,225.96	1,097,653.76	762,202.91	512,323.98	1,274,526.88	1,285,758.46	512,323.98	1,798,082.44	4.119695%
2/6/2021	654,626.00	443,027.77	1,097,653.76	760,110.76	514,416.13	1,274,526.88	1,283,666.31	514,416.13	1,798,082.44	4.118207%
3/6/2021	589,641.01	551,648.13	1,141,289.14	684,654.25	640,539.30	1,325,193.55	1,157,543.14	640,539.30	1,798,082.44	4.116706%
4/6/2021	650,564.09	447,089.67	1,097,653.76	755,394.33	519,132.56	1,274,526.88	1,278,949.88	519,132.56	1,798,082.44	4.114826%
5/6/2021	627,811.29	484,387.60	1,112,198.89	728,975.20	562,440.57	1,291,415.77	1,235,641.86	562,440.57	1,798,082.44	4.113294%
6/6/2021	646,760.27	450,893.50	1,097,653.76	750,977.56	523,549.32	1,274,526.88	1,274,533.12	523,549.32	1,798,082.44	4.111626%
7/6/2021	624,115.14	488,083.75	1,112,198.89	724,683.46	566,732.32	1,291,415.77	1,231,350.12	566,732.32	1,798,082.44	4.110066%
8/6/2021	642,925.82	454,727.95	1,097,653.76	746,525.24	528,001.65	1,274,526.88	1,270,080.79	528,001.65	1,798,082.44	4.108368%
9/6/2021	641,068.87	456,584.90	1,097,653.76	744,369.06	530,157.82	1,274,526.88	1,267,924.62	530,157.82	1,798,082.44	4.106778%
10/6/2021	618,584.84	493,614.05	1,112,198.89	718,262.02	573,153.75	1,291,415.77	1,224,928.69	573,153.75	1,798,082.44	4.105173%
11/6/2021	637,188.59	460,465.17	1,097,653.76	739,863.53	534,663.35	1,274,526.88	1,263,419.08	534,663.35	1,798,082.44	4.103429%
12/6/2021	614,814.40	497,384.49	1,112,198.89	713,884.02	577,531.75	1,291,415.77	1,220,550.69	577,531.75	1,798,082.44	4.101793%
1/6/2022	633,277.07	464,376.69	1,097,653.76	735,321.72	539,205.17	1,274,526.88	1,258,877.27	539,205.17	1,798,082.44	4.100017%
2/6/2022	631,380.72	466,273.04	1,097,653.76	733,119.79	541,407.09	1,274,526.88	1,256,675.35	541,407.09	1,798,082.44	4.098350%
3/6/2022	568,559.53	572,729.61	1,141,289.14	660,175.76	665,017.79	1,325,193.55	1,133,064.65	665,017.79	1,798,082.44	4.096667%
4/6/2022	627,137.80	470,515.96	1,097,653.76	728,193.18	546,333.70	1,274,526.88	1,251,748.73	546,333.70	1,798,082.44	4.094589%
5/6/2022	605,048.11	507,150.78	1,112,198.89	702,544.01	588,871.76	1,291,415.77	1,209,210.68	588,871.76	1,798,082.44	4.092871%
6/6/2022	623,145.35	474,508.41	1,097,653.76	723,557.40	550,969.48	1,274,526.88	1,247,112.96	550,969.48	1,798,082.44	4.091009%
7/6/2022	601,168.67	511,030.22	1,112,198.89	698,039.45	593,376.32	1,291,415.77	1,204,706.12	593,376.32	1,798,082.44	4.089257%

VIII-A-2

Monthly Payment Date	Pari Passu Interest($)	Pari Passu Principal ($)	Total Pari Passu Principal and Interest ($)	Whole Loan Interest ($)	Whole Loan Principal ($)	Total Whole Loan Principal and Interest ($)	Total Whole and Mezzanine Interest ($)	Total Whole and Mezzanine Principal ($)	Total Whole and Mezzanine Principal and Interest($)	Mortgage Loan Interest Rate
8/6/2022	619,120.76	478,533.00	1,097,653.76	718,884.30	555,642.59	1,274,526.88	1,242,439.85	555,642.59	1,798,082.44	4.087360%
9/6/2022	617,166.60	480,487.16	1,097,653.76	716,615.25	557,911.63	1,274,526.88	1,240,170.80	557,911.63	1,798,082.44	4.085573%
10/6/2022	595,359.16	516,839.73	1,112,198.89	691,293.81	600,121.96	1,291,415.77	1,197,960.47	600,121.96	1,798,082.44	4.083769%
11/6/2022	613,093.87	484,559.89	1,097,653.76	711,886.25	562,640.64	1,274,526.88	1,235,441.80	562,640.64	1,798,082.44	4.081818%
12/6/2022	591,401.71	520,797.18	1,112,198.89	686,698.67	604,717.11	1,291,415.77	1,193,365.33	604,717.11	1,798,082.44	4.079978%
1/6/2023	608,988.35	488,665.42	1,097,653.76	707,119.17	567,407.71	1,274,526.88	1,230,674.73	567,407.71	1,798,082.44	4.077989%
2/6/2023	606,992.81	490,660.95	1,097,653.76	704,802.08	569,724.81	1,274,526.88	1,228,357.63	569,724.81	1,798,082.44	4.076112%
3/6/2023	546,441.79	594,847.35	1,141,289.14	634,494.02	690,699.53	1,325,193.55	1,107,382.91	690,699.53	1,798,082.44	4.074216%
4/6/2023	602,559.98	495,093.79	1,097,653.76	699,654.95	574,871.93	1,274,526.88	1,223,210.50	574,871.93	1,798,082.44	4.071904%
5/6/2023	581,165.99	531,032.90	1,112,198.89	674,813.59	616,602.18	1,291,415.77	1,181,480.25	616,602.18	1,798,082.44	4.069967%
6/6/2023	598,369.64	499,284.13	1,097,653.76	694,789.39	579,737.49	1,274,526.88	1,218,344.94	579,737.49	1,798,082.44	4.067877%
7/6/2023	577,094.26	535,104.63	1,112,198.89	670,085.75	621,330.02	1,291,415.77	1,176,752.42	621,330.02	1,798,082.44	4.065900%
8/6/2023	594,145.56	503,508.21	1,097,653.76	689,884.65	584,642.23	1,274,526.88	1,213,440.21	584,642.23	1,798,082.44	4.063768%
9/6/2023	592,089.41	505,564.36	1,097,653.76	687,497.18	587,029.70	1,274,526.88	1,211,052.74	587,029.70	1,798,082.44	4.061750%
10/6/2023	570,991.80	541,207.09	1,112,198.89	662,999.96	628,415.81	1,291,415.77	1,169,666.63	628,415.81	1,798,082.44	4.059711%
11/6/2023	587,814.76	509,839.00	1,097,653.76	682,533.73	591,993.15	1,274,526.88	1,206,089.28	591,993.15	1,798,082.44	4.057515%
12/6/2023	566,838.15	545,360.73	1,112,198.89	658,177.00	633,238.77	1,291,415.77	1,164,843.67	633,238.77	1,798,082.44	4.055434%
1/6/2024	583,505.70	514,148.06	1,097,653.76	677,530.31	596,996.57	1,274,526.88	1,201,085.87	596,996.57	1,798,082.44	4.053193%
2/6/2024	581,406.10	516,247.66	1,097,653.76	675,092.39	599,434.49	1,274,526.88	1,198,647.95	599,434.49	1,798,082.44	4.051067%
3/6/2024	541,923.87	584,820.15	1,126,744.01	629,248.09	679,056.57	1,308,304.66	1,119,025.87	679,056.57	1,798,082.44	4.048920%
4/6/2024	576,909.73	520,744.04	1,097,653.76	669,871.48	604,655.40	1,274,526.88	1,193,427.04	604,655.40	1,798,082.44	4.046471%
5/6/2024	556,241.80	555,957.09	1,112,198.89	645,873.18	645,542.59	1,291,415.77	1,152,539.85	645,542.59	1,798,082.44	4.044275%
6/6/2024	572,512.86	525,140.90	1,097,653.76	664,766.12	609,760.77	1,274,526.88	1,188,321.67	609,760.77	1,798,082.44	4.041916%
7/6/2024	551,969.39	560,229.50	1,112,198.89	640,912.32	650,503.45	1,291,415.77	1,147,578.99	650,503.45	1,798,082.44	4.039673%
8/6/2024	568,080.59	529,573.17	1,097,653.76	659,619.64	614,907.24	1,274,526.88	1,183,175.20	614,907.24	1,798,082.44	4.037264%
9/6/2024	565,918.00	531,735.76	1,097,653.76	657,108.58	617,418.30	1,274,526.88	1,180,664.13	617,418.30	1,798,082.44	4.034971%
10/6/2024	545,561.21	566,637.68	1,112,198.89	633,471.54	657,944.23	1,291,415.77	1,140,138.21	657,944.23	1,798,082.44	4.032655%
11/6/2024	561,432.63	536,221.13	1,097,653.76	651,900.45	622,626.43	1,274,526.88	1,175,456.00	622,626.43	1,798,082.44	4.030169%
12/6/2024	541,202.80	570,996.09	1,112,198.89	628,410.83	663,004.94	1,291,415.77	1,135,077.50	663,004.94	1,798,082.44	4.027801%
1/6/2025	556,911.15	540,742.62	1,097,653.76	646,650.38	627,876.50	1,274,526.88	1,170,205.94	627,876.50	1,798,082.44	4.025261%
2/6/2025	554,702.94	542,950.82	1,097,653.76	644,086.36	630,440.53	1,274,526.88	1,167,641.91	630,440.53	1,798,082.44	4.022840%
3/6/2025	499,019.36	642,269.77	1,141,289.14	579,430.07	745,763.48	1,325,193.55	1,052,318.96	745,763.48	1,798,082.44	4.020392%
4/6/2025	549,862.92	547,790.84	1,097,653.76	638,466.42	636,060.46	1,274,526.88	1,162,021.98	636,060.46	1,798,082.44	4.017475%
5/6/2025	529,960.58	582,238.31	1,112,198.89	615,357.08	676,058.70	1,291,415.77	1,122,023.74	676,058.70	1,798,082.44	4.014968%
6/6/2025	545,248.28	552,405.48	1,097,653.76	633,108.19	641,418.69	1,274,526.88	1,156,663.75	641,418.69	1,798,082.44	4.012285%
7/6/2025	525,476.57	586,722.32	1,112,198.89	610,150.51	681,265.26	1,291,415.77	1,116,817.18	681,265.26	1,798,082.44	4.009721%
8/6/2025	540,596.48	156,117,017.70	156,657,614.18	627,706.82	181,273,314.39	181,901,021.21	1,151,262.37	281,273,314.39	282,424,576.76	4.006977%

VIII-A-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

APPENDIX VIII-B

200 HELEN STREET NOTE B AMORTIZATION SCHEDULE

Period	Date	Days	Beg Balance ($)	Interest ($)	Principal ($)	End Balance ($)	Total P&I ($)	Coupon
1	9/6/2015	31	10,000,000.00	40,442.08	63,259.61	9,936,740.39	103,701.69	4.696500%
2	10/6/2015	30	9,936,740.39	38,907.42	69,733.35	9,867,007.04	108,640.77	4.698614%
3	11/6/2015	31	9,867,007.04	39,942.25	63,759.44	9,803,247.60	103,701.69	4.700975%
4	12/6/2015	30	9,803,247.60	38,421.90	70,218.87	9,733,028.73	108,640.77	4.703163%
5	1/6/2016	31	9,733,028.73	39,438.72	64,262.97	9,668,765.76	103,701.69	4.705607%
6	2/6/2016	31	9,668,765.76	39,197.20	64,504.49	9,604,261.27	103,701.69	4.707874%
7	3/6/2016	29	9,604,261.27	36,441.56	77,138.28	9,527,122.98	113,579.84	4.710180%
8	4/6/2016	31	9,527,122.98	38,664.86	65,036.83	9,462,086.15	103,701.69	4.712979%
9	5/6/2016	30	9,462,086.15	37,181.06	71,459.71	9,390,626.44	108,640.77	4.715374%
10	6/6/2016	31	9,390,626.44	38,151.86	65,549.83	9,325,076.62	103,701.69	4.718044%
11	7/6/2016	30	9,325,076.62	36,682.75	71,958.02	9,253,118.59	108,640.77	4.720529%
12	8/6/2016	31	9,253,118.59	37,635.06	66,066.63	9,187,051.97	103,701.69	4.723298%
13	9/6/2016	31	9,187,051.97	37,386.76	66,314.93	9,120,737.04	103,701.69	4.725878%
14	10/6/2016	30	9,120,737.04	35,939.55	72,701.22	9,048,035.82	108,640.77	4.728506%
15	11/6/2016	31	9,048,035.82	36,864.30	66,837.39	8,981,198.43	103,701.69	4.731430%
16	12/6/2016	30	8,981,198.43	35,432.03	73,208.73	8,907,989.69	108,640.77	4.734161%
17	1/6/2017	31	8,907,989.69	36,337.96	67,363.73	8,840,625.96	103,701.69	4.737199%
18	2/6/2017	31	8,840,625.96	36,084.79	67,616.91	8,773,009.05	103,701.69	4.740039%
19	3/6/2017	28	8,773,009.05	32,363.18	86,155.74	8,686,853.31	118,518.92	4.742933%
20	4/6/2017	31	8,686,853.31	35,506.86	68,194.83	8,618,658.47	103,701.69	4.746687%
21	5/6/2017	30	8,618,658.47	34,113.45	74,527.32	8,544,131.15	108,640.77	4.749711%
22	6/6/2017	31	8,544,131.15	34,970.46	68,731.23	8,475,399.92	103,701.69	4.753071%
23	7/6/2017	30	8,475,399.92	33,592.40	75,048.37	8,400,351.56	108,640.77	4.756222%
24	8/6/2017	31	8,400,351.56	34,430.09	69,271.60	8,331,079.96	103,701.69	4.759722%
25	9/6/2017	31	8,331,079.96	34,169.75	69,531.94	8,261,548.02	103,701.69	4.763008%
26	10/6/2017	30	8,261,548.02	32,814.61	75,826.16	8,185,721.85	108,640.77	4.766362%
27	11/6/2017	31	8,185,721.85	33,623.45	70,078.25	8,115,643.61	103,701.69	4.770084%
28	12/6/2017	30	8,115,643.61	32,283.94	76,356.83	8,039,286.78	108,640.77	4.773586%
29	1/6/2018	31	8,039,286.78	33,073.10	70,628.60	7,968,658.18	103,701.69	4.777472%
30	2/6/2018	31	7,968,658.18	32,807.65	70,894.04	7,897,764.14	103,701.69	4.781132%
31	3/6/2018	28	7,897,764.14	29,392.06	89,126.86	7,808,637.28	118,518.92	4.784872%
32	4/6/2018	31	7,808,637.28	32,206.24	71,495.45	7,737,141.83	103,701.69	4.789670%
33	5/6/2018	30	7,737,141.83	30,907.30	77,733.47	7,659,408.36	108,640.77	4.793599%
34	6/6/2018	31	7,659,408.36	31,645.39	72,056.30	7,587,352.06	103,701.69	4.797954%
35	7/6/2018	30	7,587,352.06	30,362.50	78,278.27	7,509,073.79	108,640.77	4.802070%
36	8/6/2018	31	7,509,073.79	31,080.39	72,621.30	7,436,452.49	103,701.69	4.806632%
37	9/6/2018	31	7,436,452.49	30,807.45	72,894.24	7,363,558.25	103,701.69	4.810949%
38	10/6/2018	30	7,363,558.25	29,548.54	79,092.23	7,284,466.02	108,640.77	4.815369%
39	11/6/2018	31	7,284,466.02	30,236.24	73,465.45	7,211,000.57	103,701.69	4.820264%
40	12/6/2018	30	7,211,000.57	28,993.68	79,647.09	7,131,353.48	108,640.77	4.824908%
41	1/6/2019	31	7,131,353.48	29,660.79	74,040.90	7,057,312.58	103,701.69	4.830050%
42	2/6/2019	31	7,057,312.58	29,382.52	74,319.17	6,982,993.41	103,701.69	4.834934%
43	3/6/2019	28	6,982,993.41	26,286.77	92,232.15	6,890,761.26	118,518.92	4.839941%
44	4/6/2019	31	6,890,761.26	28,756.57	74,945.12	6,815,816.14	103,701.69	4.846305%
45	5/6/2019	30	6,815,816.14	27,556.36	81,084.41	6,734,731.73	108,640.77	4.851602%
46	6/6/2019	31	6,734,731.73	28,170.16	75,531.53	6,659,200.20	103,701.69	4.857467%
47	7/6/2019	30	6,659,200.20	26,986.73	81,654.04	6,577,546.16	108,640.77	4.863058%
48	8/6/2019	31	6,577,546.16	27,579.41	76,122.28	6,501,423.88	103,701.69	4.869248%
49	9/6/2019	31	6,501,423.88	27,293.32	76,408.38	6,425,015.50	103,701.69	4.875157%
50	10/6/2019	30	6,425,015.50	26,134.98	82,505.78	6,342,509.72	108,640.77	4.881230%
51	11/6/2019	31	6,342,509.72	26,696.07	77,005.63	6,265,504.09	103,701.69	4.887952%
52	12/6/2019	30	6,265,504.09	25,554.83	83,085.94	6,182,418.15	108,640.77	4.894386%
53	1/6/2020	31	6,182,418.15	26,094.39	77,607.30	6,104,810.85	103,701.69	4.901507%
54	2/6/2020	31	6,104,810.85	25,802.72	77,898.97	6,026,911.88	103,701.69	4.908333%
55	3/6/2020	29	6,026,911.88	23,864.15	89,715.70	5,937,196.18	113,579.84	4.915363%
56	4/6/2020	31	5,937,196.18	25,172.77	78,528.92	5,858,667.26	103,701.69	4.923687%
57	5/6/2020	30	5,858,667.26	24,075.13	84,565.64	5,774,101.61	108,640.77	4.931182%
58	6/6/2020	31	5,774,101.61	24,559.81	79,141.88	5,694,959.73	103,701.69	4.939481%
59	7/6/2020	30	5,694,959.73	23,479.71	85,161.06	5,609,798.67	108,640.77	4.947472%

VIII-B-1

Period	Date	Days	Beg Balance ($)	Interest ($)	Principal ($)	End Balance ($)	Total P&I ($)	Coupon
60	8/6/2020	31	5,609,798.67	23,942.30	79,759.39	5,530,039.28	103,701.69	4.956322%
61	9/6/2020	31	5,530,039.28	23,642.54	80,059.15	5,449,980.14	103,701.69	4.964857%
62	10/6/2020	30	5,449,980.14	22,588.70	86,052.07	5,363,928.07	108,640.77	4.973677%
63	11/6/2020	31	5,363,928.07	23,018.24	80,683.45	5,283,244.62	103,701.69	4.983449%
64	12/6/2020	30	5,283,244.62	21,982.27	86,658.50	5,196,586.12	108,640.77	4.992902%
65	1/6/2021	31	5,196,586.12	22,389.32	81,312.37	5,115,273.75	103,701.69	5.003381%
66	2/6/2021	31	5,115,273.75	22,083.72	81,617.97	5,033,655.77	103,701.69	5.013537%
67	3/6/2021	28	5,033,655.77	19,669.53	98,849.39	4,934,806.38	118,518.92	5.024060%
68	4/6/2021	31	4,934,806.38	21,405.47	82,296.22	4,852,510.16	103,701.69	5.037272%
69	5/6/2021	30	4,852,510.16	20,415.65	88,225.12	4,764,285.04	108,640.77	5.048682%
70	6/6/2021	31	4,764,285.04	20,764.59	82,937.10	4,681,347.94	103,701.69	5.061352%
71	7/6/2021	30	4,681,347.94	19,793.12	88,847.65	4,592,500.29	108,640.77	5.073697%
72	8/6/2021	31	4,592,500.29	20,118.97	83,582.72	4,508,917.57	103,701.69	5.087418%
73	9/6/2021	31	4,508,917.57	19,804.84	83,896.85	4,425,020.72	103,701.69	5.100819%
74	10/6/2021	30	4,425,020.72	18,860.84	89,779.93	4,335,240.79	108,640.77	5.114779%
75	11/6/2021	31	4,335,240.79	19,152.11	84,549.58	4,250,691.21	103,701.69	5.130317%
76	12/6/2021	30	4,250,691.21	18,226.78	90,413.98	4,160,277.22	108,640.77	5.145549%
77	1/6/2022	31	4,160,277.22	18,494.54	85,207.15	4,075,070.07	103,701.69	5.162524%
78	2/6/2022	31	4,075,070.07	18,174.30	85,527.39	3,989,542.68	103,701.69	5.179210%
79	3/6/2022	28	3,989,542.68	16,125.17	102,393.75	3,887,148.93	118,518.92	5.196676%
80	4/6/2022	31	3,887,148.93	17,468.04	86,233.66	3,800,915.27	103,701.69	5.218596%
81	5/6/2022	30	3,800,915.27	16,590.91	92,049.86	3,708,865.42	108,640.77	5.237974%
82	6/6/2022	31	3,708,865.42	16,797.99	86,903.70	3,621,961.72	103,701.69	5.259652%
83	7/6/2022	30	3,621,961.72	15,940.04	92,700.72	3,529,260.99	108,640.77	5.281130%
84	8/6/2022	31	3,529,260.99	16,122.98	87,578.71	3,441,682.28	103,701.69	5.305207%
85	9/6/2022	31	3,441,682.28	15,793.83	87,907.86	3,353,774.42	103,701.69	5.329145%
86	10/6/2022	30	3,353,774.42	14,964.62	93,676.14	3,260,098.27	108,640.77	5.354429%
87	11/6/2022	31	3,260,098.27	15,111.38	88,590.31	3,171,507.96	103,701.69	5.382874%
88	12/6/2022	30	3,171,507.96	14,301.71	94,339.06	3,077,168.90	108,640.77	5.411321%
89	1/6/2023	31	3,077,168.90	14,423.87	89,277.82	2,987,891.08	103,701.69	5.443414%
90	2/6/2023	31	2,987,891.08	14,088.34	89,613.35	2,898,277.72	103,701.69	5.475652%
91	3/6/2023	28	2,898,277.72	12,420.75	106,098.17	2,792,179.55	118,518.92	5.510008%
92	4/6/2023	31	2,792,179.55	13,352.79	90,348.90	2,701,830.65	103,701.69	5.553535%
93	5/6/2023	30	2,701,830.65	12,593.45	96,047.32	2,605,783.33	108,640.77	5.593296%
94	6/6/2023	31	2,605,783.33	12,652.26	91,049.44	2,514,733.89	103,701.69	5.638589%
95	7/6/2023	30	2,514,733.89	11,912.96	96,727.80	2,418,006.09	108,640.77	5.684719%
96	8/6/2023	31	2,418,006.09	11,946.53	91,755.16	2,326,250.93	103,701.69	5.737532%
97	9/6/2023	31	2,326,250.93	11,601.68	92,100.01	2,234,150.92	103,701.69	5.791689%
98	10/6/2023	30	2,234,150.92	10,892.46	97,748.31	2,136,402.61	108,640.77	5.850523%
99	11/6/2023	31	2,136,402.61	10,888.17	92,813.52	2,043,589.09	103,701.69	5.918514%
100	12/6/2023	30	2,043,589.09	10,199.37	98,441.40	1,945,147.69	108,640.77	5.989093%
101	1/6/2024	31	1,945,147.69	10,169.38	93,532.32	1,851,615.37	103,701.69	6.071311%
102	2/6/2024	31	1,851,615.37	9,817.85	93,883.84	1,757,731.53	103,701.69	6.157529%
103	3/6/2024	29	1,757,731.53	8,854.36	104,725.48	1,653,006.05	113,579.84	6.253298%
104	4/6/2024	31	1,653,006.05	9,071.41	94,630.28	1,558,375.77	103,701.69	6.372962%
105	5/6/2024	30	1,558,375.77	8,434.61	100,206.16	1,458,169.61	108,640.77	6.494923%
106	6/6/2024	31	1,458,169.61	8,339.16	95,362.54	1,362,807.08	103,701.69	6.641327%
107	7/6/2024	30	1,362,807.08	7,723.31	100,917.46	1,261,889.62	108,640.77	6.800648%
108	8/6/2024	31	1,261,889.62	7,601.47	96,100.22	1,165,789.40	103,701.69	6.995475%
109	9/6/2024	31	1,165,789.40	7,240.30	96,461.39	1,069,328.01	103,701.69	7.212356%
110	10/6/2024	30	1,069,328.01	6,655.90	101,984.87	967,343.14	108,640.77	7.469254%
111	11/6/2024	31	967,343.14	6,494.47	97,207.22	870,135.92	103,701.69	7.796581%
112	12/6/2024	30	870,135.92	5,931.42	102,709.34	767,426.58	108,640.77	8.179996%
113	1/6/2025	31	767,426.58	5,743.12	97,958.57	669,468.01	103,701.69	8.690647%
114	2/6/2025	31	669,468.01	5,374.96	98,326.73	571,141.28	103,701.69	9.323662%
115	3/6/2025	28	571,141.28	4,521.02	113,997.90	457,143.38	118,518.92	10.177423%
116	4/6/2025	31	457,143.38	4,576.98	99,124.71	358,018.67	103,701.69	11.626992%
117	5/6/2025	30	358,018.67	4,068.81	104,571.96	253,446.71	108,640.77	13.637759%
118	6/6/2025	31	253,446.71	3,811.42	99,890.27	153,556.44	103,701.69	17.463901%
119	7/6/2025	30	153,556.44	3,325.16	105,315.60	48,240.84	108,640.77	25.985214%
120	8/6/2025	31	48,240.84	3,040.19	48,240.84	48,240.84	51,281.03	73.185857%

VIII-B-2

EXHIBIT A

PROSPECTUS

Exhibit A-1

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Prospectus

Banc of America Merrill Lynch Commercial Mortgage Inc.
Depositor

Bank of America, National Association
Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 9 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related issuing entity and will not represent interests in or obligations of the depositor, the sponsor or any of their affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity—

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own—

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.

Each Pool of Mortgage Loans—

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

Each Series of Certificates—

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the depositor;

•	will not be listed on any securities exchange; and

•	may provide credit support by “subordinating” certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes.

The Certificateholders—

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments as described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, insurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

September 8, 2015

For more information

Banc of America Merrill Lynch Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC’s Public Reference Room at the following location:

SEC Public Reference Section
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Merrill Lynch Commercial Mortgage Inc. in writing at One Bryant Park, New York, New York 10036, or by telephone at (980) 388-7451.

See also the sections captioned “Available Information” and “Incorporation of Certain Information by Reference” appearing at the end of this prospectus.

Page
Summary of Prospectus	1
RISK FACTORS	9
The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates	9
Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment	10
Servicing Transfer Following a Servicer Termination Event May Result in Payment Delays or Losses	10
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates	11
The Ratings of Your Certificates May Be Lowered, Qualified or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity or Market Value of Your Certificates	11
The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets	12
The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates	13
Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates	13
Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans	15
Distributions on Your Certificates and Your Yield May Be Difficult To Predict	15
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	16
Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment	18
Other Factors Affecting Yield, Weighted Average Life and Maturity	19
Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity	21
Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates	22
Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans	22
Exercise of Rights by Certain Certificateholders May Be Adverse to Other Certificateholders	26
Borrower Defaults May Adversely Affect Your Yield	26
The Borrower’s Form of Entity May Cause Special Risks	27
Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks	28
Tenancies in Common May Hinder or Delay Recovery	29
Mortgaged Properties with Tenants Present Special Risks	29

-i-

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow	30
Tenant Bankruptcy Adversely Affects Property Performance	30
Risks Related to Enforceability	31
Potential Absence of Attornment Provisions Entails Risks	31
Risks Associated with Commercial Lending May Be Different than those for Residential Lending	31
Poor Property Management Will Lower the Performance of the Related Mortgaged Property	33
Particular Property Types Present Special Risks	33
The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status	39
One Action Rules May Limit Remedies	39
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	39
Leasehold Interests Are Subject to Terms of the Ground Lease	40
Collateral Securing Cooperative Loans May Diminish in Value	40
Condominium Ownership May Limit Use and Improvements	41
Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property	41
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	42
Appraisals Are Limited in Reflecting the Value of a Mortgaged Property	42
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	42
Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions	42
Mortgage Loan Repayments and Prepayments Will Affect Payment	43
Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance	43
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	43
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	44
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	44
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	45
PROSPECTUS SUPPLEMENT	46
capitalized terms used in this prospectus	46
DESCRIPTION OF THE TRUST FUNDS	47
General	47
Mortgage Loans	47
MBS	51
Certificate Accounts	53
Credit Support	53
Cash Flow Agreements	53
YIELD AND MATURITY CONSIDERATIONS	53

-ii-

General	53
Pass-Through Rate	54
Payment Delays	54
Certain Shortfalls in Collections of Interest	54
Yield and Prepayment Considerations	54
Weighted Average Life and Maturity	56
Other Factors Affecting Yield, Weighted Average Life and Maturity	57
Bank of America, National Association, AS sPONSOR	58
Other Originators	59
THE DEPOSITOR	60
The Mortgage Loan Program	60
Commercial Mortgage Loan Underwriting	60
Representations and Warranties	64
Other Servicers	64
DESCRIPTION OF THE CERTIFICATES	64
General	64
Distributions	65
Distributions of Interest on the Certificates	66
Distributions of Principal on the Certificates	66
Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations	67
Allocation of Losses and Shortfalls	67
Advances in Respect of Delinquencies	67
Reports to Certificateholders	68
Voting Rights	70
Termination	70
Book-Entry Registration and Definitive Certificates	70
THE POOLING AND SERVICING AGREEMENTS	72
General	72
Assignment of Mortgage Loans; Repurchases	72
Representations and Warranties; Repurchases	74
Collection and Other Servicing Procedures	74
Sub-Servicers	76
Certificate Account	77
Modifications, Waivers and Amendments of Mortgage Loans	79
Realization Upon Defaulted Mortgage Loans	80
Hazard Insurance Policies	81
Due-on-Sale and Due-on-Encumbrance Provisions	82
Servicing Compensation and Payment of Expenses	83
Evidence as to Compliance	83
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	84
Servicer Termination Events	85
Rights Upon Servicer Termination Event	86
Amendment	87
List of Certificateholders	87
The Trustee	88
Duties of the Trustee	88
Certain Matters Regarding the Trustee	88
Resignation and Removal of the Trustee	89
DESCRIPTION OF CREDIT SUPPORT	89
General	89

-iii-

Subordinate Certificates	90
Insurance or Guarantees Concerning the Mortgage Loans	90
Letter of Credit	90
Certificate Insurance and Surety Bonds	91
Reserve Funds	91
Cash Collateral Account	91
Pool Insurance Policy	92
Special Hazard Insurance Policy	93
Mortgagor Bankruptcy Bond	93
Cross Collateralization	93
Overcollateralization	94
Excess Interest	94
Cash Flow Agreements	94
Credit Support with Respect to MBS	94
Cash Flow Agreements	94
Guaranteed Investment Contracts	95
Yield Maintenance Agreements	95
Swap Agreements	95
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	95
General	95
Types of Mortgage Instruments	96
Leases and Rents	96
Personalty	97
Foreclosure	97
Bankruptcy Laws	100
Environmental Considerations	102
Due-on-Sale and Due-on-Encumbrance Provisions	103
Junior Liens; Rights of Holders of Senior Liens	103
Subordinate Financing	105
Default Interest and Limitations on Prepayments	105
Applicability of Usury Laws	105
Certain Laws and Regulations	105
Americans with Disabilities Act	106
Servicemembers Civil Relief Act	106
Anti-Money Laundering, Economic Sanctions and Bribery	106
Potential Forfeiture of Assets	107
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	107
Material FEDERAL INCOME TAX CONSEQUENCES	108
General	108
REMICs	108
Grantor Trust Funds	125
STATE AND OTHER TAX CONSEQUENCES	133
CERTAIN ERISA CONSIDERATIONS	134
General	134
Plan Asset Regulations	134
Insurance Company General Accounts	135
Consultation With Counsel	135
Tax Exempt Investors	136
LEGAL INVESTMENT	136
USE OF PROCEEDS	136
METHOD OF DISTRIBUTION	137
LEGAL MATTERS	138
RATING	138
AVAILABLE INFORMATION	138

-iv-

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	139
GLOSSARY	139

-v-

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials which you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

From time to time we use capitalized terms in this prospectus. We can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “GLOSSARY” beginning on page 139 in this prospectus.

In this prospectus, the term “you” refers to a prospective investor in certificates, and the terms “Depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.

If you require additional information, the mailing address of our principal executive offices is Banc of America Merrill Lynch Commercial Mortgage Inc., One Bryant Park, New York, New York 10036, and the telephone number is (980) 388-7451. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 139 of this prospectus.

-i-

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Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, “you” refers to a prospective investor in certificates, and “we” refers to the depositor, Banc of America Merrill Lynch Commercial Mortgage Inc. A “GLOSSARY” appears at the end of this prospectus.

Securities Offered	Mortgage pass-through certificates.

Sponsor(s)	Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at One Bryant Park, New York, New York 10036, and its telephone number is (980) 388-7451.

Issuing Entity	The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer	If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer	If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers	In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as sub-servicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator	If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans	Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on—

	•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

	•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Merrill Lynch Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may—

	•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

	•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

	•	be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

	•	may permit the negative amortization or deferral of accrued interest;

	•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

	•	may permit defeasance and the release of real property collateral in connection with that defeasance;

• provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

• may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Merrill Lynch Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators	In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors	The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that—

• are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are “stripped principal certificates” entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are “stripped interest certificates” entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more “controlled amortization classes“, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest
on the Certificates	Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal
of the Certificates	Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates—

	•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

	•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

	•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash
Flow Agreements	If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

	•	guaranteed investment contracts;

	•	insurance, guarantees;

	•	letters of credit;

	•	certificate insurance;

	•	surety bonds;

	•	reserve funds, cash collateral accounts;

	•	pool insurance policies;

	•	special hazard insurance policies;

	•	mortgagor bankruptcy bonds;

	•	cross-collateralization;

	•	overcollateralization;

	•	excess interest; and

	•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under “DESCRIPTION OF CREDIT SUPPORT and “CASH FLOW AGREEMENTS”.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances	As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgage-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination	If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Material Federal Income
Tax Consequences	The certificates of each series will constitute or evidence ownership of either—

• “regular interests” and “residual interests” in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

• certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus and in the prospectus supplement.

Certain ERISA Considerations	Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment	If so specified in the prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as

amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult with your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

See “LEGAL INVESTMENT” in this prospectus and the related prospectus supplement.

Rating	At their respective dates of issuance, each class of certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “RATING” in this prospectus and “RATINGS” in the related prospectus supplement.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances. See “DESCRIPTION OF THE CERTIFICATES—Termination” in this prospectus.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange or traded on any automated quotation system of any national securities association.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The liquidity of the certificates may also be limited by information available with respect to the certificates. The primary sources of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you and the periodic and other public reports required to be filed with the SEC and available as described under “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information” in the prospectus supplement, such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. To the extent any information with respect to the certificates is not contained in such delivered or filed reports as and when desired by prospective purchasers or is otherwise unavailable, the liquidity of the certificates may be adversely affected, even if a secondary market does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including—

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Liquidity Considerations for MBS. If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, indicate the applicability of any of the above liquidity risks to such MBS and of the attendant risks to certificateholders.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Similarly, if any MBS included in a trust fund are in book-entry form, the ability of the trust fund to take actions as the holder of such MBS may be limited due to the lack of a physical certificate. Accordingly, payments on the MBS will be subject to the potential delays described above, which may in turn delay distributions on the certificates.

Servicing Transfer Following a Servicer Termination Event May Result in Payment Delays or Losses

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under “THE POOLING AND SERVICING AGREEMENTS—Rights Upon Servicer Termination Event”. The occurrence of a servicer termination event under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

Similarly, if a trust fund includes MBS, neither you nor the trust fund will be party to any of the agreements governing such MBS. The occurrence of a default under the pooling or other agreements governing such MBS may occasion the taking of similar actions by the MBS servicers or MBS trustee, with the result that delays or shortfalls occur in distributions on the MBS. Any such delay or shortfall with respect to a distribution on the MBS may, in turn, result in a delay or shortfall in amounts distributed on the certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that—

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

Similarly, any credit rating assigned to any MBS included in a trust fund will have been based on similarly established criteria, will reflect only the applicable rating agency’s assessment of the likelihood that holders of such MBS will receive payments to which such holders are entitled under the agreements governing such MBS and will not address any of the prepayment or termination issues discussed above.

The Ratings of Your Certificates May Be Lowered, Qualified or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered, qualified or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis, or as a result of changes affecting the properties securing the mortgage loans, the trustee, the master servicer, the special servicer or another person or entity involved in the particular offering. In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn or if any rating agencies retained by the depositor to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity and/or the market value and regulatory characteristics of your certificate may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor. There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of certificates, and none of the sponsor, the depositor or the related underwriters is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of each such prospectus supplement. Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor in connection with any series issuance, the liquidity and/or the market value and regulatory characteristics of your certificate may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Similarly, if a trust fund includes MBS, then no person will be obligated to maintain any particular rating on the MBS and any rating assigned to such MBS will be subject to being lowered or withdrawn or to being assigned an unsolicited rating. Any adverse action with respect to the MBS included in a trust fund may result in turn in an adverse rating action with respect to your offered certificate or otherwise adversely affect the liquidity and/or the market value and regulatory characteristics of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Merrill Lynch Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

If a fund includes MBS, the mortgage loans backing such MBS similarly will be the sole source of payments on such MBS unless otherwise described in the prospectus supplement. Accordingly, just as described above, no person will guarantee that any distributions will be made on the MBS, no other assets will be available to cover any deficiency and recourse for defaulted mortgage loans will be limited to specific properties. Any resulting losses on such MBS may in turn result in losses on the certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates may be determined on the basis of criteria established by each rating agency retained to provide a security rating for any series of offered certificates, based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. We cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, describe any credit support for such MBS and indicate the applicability of the risks described above to such credit support and of the attendant risks to certificateholders.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the related pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any “contract” of the sponsor upon payment of “actual direct compensatory damages”. This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under “THE POOLING AND SERVICING AGREEMENTS—Rights Upon Servicer Termination Event”. In particular, any interruption or delay associated with such replacement could have a corresponding adverse effect on amounts collected on the mortgage loans and available for distribution on the certificates.

If a trust fund includes MBS backed by mortgage loans originated or acquired by a national bank whose deposits are insured by the FDIC, then all of the risks described above will also apply with respect to such national bank as a sponsor of the MBS. Accordingly, the FDIC as conservator or receiver of such sponsor could require the trust that issued the MBS to go through an administrative claims procedure, request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against such sponsor or repudiate any ongoing servicing obligations of the sponsor just as it could the sponsor of the certificates. The FDIC could also take any of the actions described above in respect of such sponsor or the mortgage loans contributed by such sponsor which back the MBS. Any delays or reductions in distributions on the MBS that result from such actions may, in turn, result in delays or reductions in distributions on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Unless otherwise described in the prospectus supplement, if a trust fund includes MBS, the MBS depositor will be subject to similar bankruptcy risks which may result in disruptions, delays or reductions in amounts available to be distributed on such MBS and, therefore, in disruptions, delays or reductions in amounts available to be distributed on your certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•       the pass-through rate for such certificate;

•       the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•       the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•       the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•       the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•       the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, describe the applicability of the above risks to the yield on such MBS and of the attendant risks to certificateholders.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, the payment of a prepayment premium and/or yield maintenance charge, as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as “call risk”.

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as “extension risk”.

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a “prepayment collar”, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

If a trust fund includes MBS, then prepayments on the mortgage loans backing such MBS will result in distributions on the MBS and, in turn, on the certificates in accordance with the payment characteristics described in the prospectus supplement. Any prepayments on the mortgage loans backing such MBS will be similarly unpredictable for all of the reasons described above and therefore present the same potential difficulty for investors in the certificates in analyzing the effect of any such prepayments on the certificates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans (or MBS) could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Similarly, if a trust fund includes MBS, some or all of the mortgage loans backing such MBS may require that balloon payments be made at maturity, which will present the same risks of delays or losses with respect to distributions on such MBS described above, and result in turn in delays or losses on the certificates.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

If a trust fund includes MBS that are backed by mortgage loans that permit negative amortization, such negative amortization will have the same effects for such MBS as described above, and to the extent such negative amortization or its effects on such MBS are allocated to affect the timing and amount of distributions on the certificates in accordance with the payment characteristics described in the related prospectus supplement, there will, in turn, be a similar effect on the weighted average lives of such certificates.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization (or of MBS backed by such mortgage loans), will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans (or MBS) delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Similarly, if a trust fund includes MBS, foreclosures and servicing decisions with respect to the mortgage loans that back such MBS will affect the timing and amount of distributions made on such MBS, which will in turn affect the timing and amount of distributions on, and therefore the weighted average lives of, the certificates.

Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund (or, if MBS are included in a the related trust fund, the effects of any losses and shortfalls on such MBS arising out of defaults on the mortgage loans backing such MBS) and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans (and any MBS) in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, indicate the applicability of any of the above amortization risks to such MBS from the sources described above and of the attendant risks to certificateholders.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, indicate the applicability of any of the above early termination risks to such MBS and of the attendant risks to certificateholders.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

If a trust fund includes MBS, the related prospectus supplement will, if applicable and material, indicate the applicability of any of the above modeling risks to such MBS and of the attendant risks to certificateholders.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under “DESCRIPTION OF THE CERTIFICATES”. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

If a trust fund includes MBS, the timing of prepayments on the mortgage loans backing such MBS will present the same risks described above for such MBS and, in turn, for the certificates. Moreover, unless otherwise described in the prospectus supplement, the pooling and servicing or other agreements governing the certificates will not contain any additional compensating interest or other mechanisms to alleviate the effects of any shortfall in interest with respect to such MBS resulting from prepayments. Accordingly, any such shortfall in interest with respect to MBS may also result in a corresponding shortfall in interest available for distribution on the certificates that would be allocated as described in the related prospectus supplement under “DESCRIPTION OF THE CERTIFICATES”.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of such “net of expense” provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

If a trust fund includes MBS, you should consider that all of the mortgage loans backing such MBS will also be secured by multifamily and/or commercial properties. Accordingly, the performance of such MBS, and in turn, the certificates, will be similarly subject to the factors affecting the net operating income of such properties described above and to the same risks associated with default, foreclosure and losses on the mortgage loans backing such MBS.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

If a trust fund includes MBS, you should consider that the mortgage loans backing such MBS will be subject to the same potential limitations on recourse and enforceability described above.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If a trust fund includes MBS, the mortgage loans that back such MBS may similarly include groups of mortgage loans which are cross-collateralized and cross-defaulted. Any such arrangements will be subject to the same potential challenges described above, which may adversely affect the performance of such MBS and, in turn, the certificates.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor’s claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, “guaranteeing” the performance of the other borrowers.

Although the borrower making such “guarantee” will be receiving “guarantees” from each of the other borrowers in return, we cannot assure you that such exchanged “guarantees” would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be non-amortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by—

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower’s equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Merrill Lynch Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

If a trust fund includes MBS, some or all of the mortgage loans that back such MBS may similarly be non-amortizing or only partially amortizing over their terms to maturity, and neither Banc of America Merrill Lynch Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any of such mortgage loans. In addition, as specified in the prospectus supplement, the agreements governing such MBS may also similarly permit a servicer to extend and modify the mortgage loans backing such MBS, and likewise no assurance can be given that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.

If a trust fund includes MBS, each mortgage loan backing such MBS that is subject to leases will be subject to the same potential difficulties for the lender to collect rents upon the default and/or bankruptcy of the related borrower discussed above, which may adversely affect the performance of such MBS and, in turn, the certificates.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

If a trust fund includes MBS, the mortgage loans backing such MBS may also contain due-on-sale and debt-acceleration clauses, and any inability of the underlying trust to enforce such clauses may adversely affect the performance of such MBS and, in turn, the certificates.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

If a trust fund includes MBS, the mortgage loans backing such MBS may similarly be subject to additional risk resulting from adverse environmental conditions. Any such risk may adversely affect the performance of the MBS and, in turn, the certificates.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

If a trust fund includes MBS, unless otherwise specified in the prospectus supplement, the MBS servicer will similarly be required to cause the borrower on each mortgage loan backing such MBS to maintain insurance required under the related mortgage, subject to a similar ability as described in the prospectus supplement to satisfy such obligation by maintaining blanket coverage. The mortgage loans backing such MBS will be subject to the same risks as described above with respect to special hazard losses on the properties securing such mortgage loans. Accordingly, to the extent any losses due to a lack of insurance coverage result to such MBS, such losses may in turn be borne in similar fashion by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse to Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

If a trust fund includes MBS, the prospectus supplement will, if applicable and material, describe any similar ability of the holders of securities other than such MBS to instruct the underlying special servicer with respect to workout arrangements or foreclosure proceedings with respect to mortgage loans that back such MBS and the attendant risks to certificateholders.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

If a trust fund includes MBS, the rate and timing of delinquencies or defaults on the mortgage loans backing such MBS will affect the amount of distributions on such MBS and the rate of principal payments on such MBS, which will in turn affect the same four characteristics of the certificates listed above in the first paragraph under this heading. Similarly, delays or losses with respect to amounts distributed on such MBS will have the same potential effects on your certificates as described above for delays or losses with respect to the payment of the mortgage loans.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities”. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•       operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•       individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of any securities ratings assigned to your certificates. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws” in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

If a trust fund includes MBS, you should consider that the same risks and related considerations as described above will apply with respect to the borrowers under the mortgage loans backing such MBS.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

If a trust fund includes MBS, you should consider that the same risks and related considerations as described above will apply with respect to bankruptcy proceedings involving the borrowers under the mortgage loans backing such MBS and/or their sponsors or other related parties.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

If a trust fund includes MBS, you should consider that the mortgage loans backing such MBS may similarly be secured by properties owned by the related borrowers as tenants in common, and that the same risks and related considerations described above will therefore apply to such mortgage loans.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•       space in the mortgaged properties could not be leased or relet;

•       tenants were unable to meet their lease obligations;

•       leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•       substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•       a significant tenant were to become a debtor in a bankruptcy case; or

•       rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

If a trust fund includes MBS, you should consider that the properties securing the mortgage loans backing such MBS would also be leased to various tenants and that accordingly, the income from, and market value of such properties would be subject to the same risks and related considerations described above.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

If a trust fund includes MBS, you should consider that the properties securing the mortgage loans backing such MBS may similarly have multiple tenants, and that accordingly, the cash flow available for debt service payments on such mortgage loans may be similarly affected by reletting expenditures, vacancy rates and volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

If a trust fund includes MBS, you should consider that the bankruptcy or insolvency of a major tenant, or a number of smaller tenants, may similarly adversely affect the income produced by a property securing a mortgage loan backing such MBS.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

If a trust fund includes MBS, you should consider that although all of the mortgage loans backing such MBS permit the lender to accelerate the debt upon default by the borrower, the same enforceability risks and related considerations described above will apply to such mortgage loans.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If a trust fund includes MBS, you should consider that the potential absence of attornment provisions entails the same risks and other considerations described above for the mortgage loans backing such MBS. Accordingly, in similar fashion the properties securing such mortgage loans may experience a further decline in value, the MBS trust may not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant) and the provisions of the lease may take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties (including, if MBS are included in a trust fund, the mortgaged properties securing any mortgage loans backing such MBS) consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow.

However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•       the age, design and construction quality of the properties;

•       perceptions regarding the safety, convenience and attractiveness of the properties;

•       the proximity and attractiveness of competing properties;

•       the adequacy of the property’s management and maintenance;

•       increases in operating expenses;

•       an increase in the capital expenditures needed to maintain the properties or make improvements;

•       dependence upon a single tenant and concentration of tenants in a particular business;

•       a decline in the financial condition of a major tenant;

•       an increase in vacancy rates; and

•       a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•       national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•       local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•       demographic factors;

•       changes or continued weakness in specific industry segments;

•       the public perception of safety for customers and clients;

•       consumer confidence;

•       consumer tastes and preferences;

•       retroactive changes in building codes;

•       conversion of a property to an alternative use;

•       new construction in the market; and

•       number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•       the length of tenant leases;

•       the creditworthiness of tenants;

•       in the case of rental properties, the rate at which new rentals occur;

•       lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•       tenant defaults;

•       the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•       in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•       responding to changes in the local market;

•       planning and implementing the rental structure;

•       operating the property and providing building services;

•       managing operating expenses; and

•       assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short-term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers (including, if MBS are included in a trust fund, as to the skills of any present or future managers of the properties securing the mortgage loans that back such MBS). Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties (and/or, if MBS are included in a trust fund, the properties securing the mortgage loans that back such MBS) will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self-managed by the related borrower, in which case such self-management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Mortgage loans, including if MBS are included in a trust fund the mortgage loans that back such MBS, will be subject to special risks associated with the type of property securing such mortgage loan.

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•       changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•       alternative forms of retailing (such as direct mail, video shopping networks and internet websites which reduce the need for retail space by retail companies);

•       the quality and philosophy of management;

•       the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•       the public perception of the safety of customers at shopping malls and shopping centers;

•       the need to make major repairs or improvements to satisfy the needs of major tenants; and

•       traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an “anchor tenant” or a “shadow anchor” in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A “shadow anchor” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•       the number and quality of an office building’s tenants;

•       the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•       the desirability of the area as a business location;

•       the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•       an adverse change in population, patterns of telecommuting or sharing of office space;

•       local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•       quality of management;

•       changes in population and employment affecting the demand for office space;

•       properties not equipped for modern business becoming functionally obsolete; and

•       declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•       the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•       the location of the property (e.g., a change in the neighborhood over time);

•       the ability and willingness of management to provide adequate maintenance and insurance;

•       the types of services or amenities the property provides;

•       the property’s reputation;

•       the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•       the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•       the presence of competing properties;

•       dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•       adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•       state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD’s Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•       adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•       the construction of competing hotels or resorts;

•       continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•       a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•       changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•       the continued existence and financial strength of the franchisor or hotel management company;

•       the public perception of the franchise or hotel chain service mark; and

•       the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self-Storage Properties.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable due to:

•       decreased demand;

•       competition;

•       age of improvements; or

•       other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan.

The liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage properties and there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•       the quality of tenants;

•       building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•       the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, ceiling clearance heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) any rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

If a trust fund includes MBS, you should consider that if the MBS trust were to acquire a property that secured a mortgage loan backing such MBS, such trust will be subject to the same restrictions and related risks and other considerations discussed above. Accordingly, the acquisition and operation of any such property may give rise to income, transfer and excise taxes. Such taxes may similarly reduce the net proceeds available for distribution on such MBS and, in turn, the amount available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that are secured by mortgaged properties located in jurisdictions where the rule could be applicable.

If a trust fund includes MBS, you should consider that the MBS special servicer will similarly be required under the pooling or other agreements governing such MBS to consult with counsel prior to enforcing rights under any of the mortgage loans backing such MBS that are secured by mortgaged properties in locations where the rule is applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•       the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•       potential environmental legislation or liabilities or other legal liabilities;

•       the availability of refinancing;

•       changes in interest rate levels; and

•       reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

If a trust fund includes MBS, you should consider that the value of the properties securing the mortgage loans backing such MBS also may be adversely affected by the factors described above even though the current operating income from such properties is not.

Leasehold Interests Are Subject to Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

If a trust fund includes MBS, you should consider that the risks and other considerations described above apply also to any leasehold mortgages that back such MBS.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

If a trust fund includes MBS, you should consider that the risks and other considerations described above apply also to any cooperative loans that back such MBS.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

If a trust fund includes MBS, you should consider that the risks and other considerations described above apply also to any condominium loans that back such MBS.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with then-current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non-conforming may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

If a trust fund includes MBS, you should consider that the risks and other considerations associated with zoning laws and use restrictions described above will apply also to properties that secure mortgage loans that back such MBS.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See “—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property” above.

If a trust fund includes MBS, you should consider that the risks and other considerations associated with the convertibility of properties to other uses will apply also to properties that secure mortgage loans that back such MBS.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

If a trust fund includes MBS, you should consider that the risks and other considerations associated with information regarding appraised values or loan-to-value ratios also apply to any information regarding appraised values or loan-to-value ratios provided with respect to the properties that secure the mortgage loans that back such MBS.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act” in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

If a trust fund includes MBS, you should consider that borrowers under the mortgage loans that back such MBS may be similarly required to incur costs in order to comply with laws and regulations and that consequently their ability to pay their mortgage loans may be adversely affected.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

If a trust fund includes MBS, you should consider that the servicers and trustee under the pooling or other agreements governing such MBS will be entitled to similar payments of interest on advances and other compensation. Accordingly, the payment of such amounts may likewise lead to shortfalls in amounts otherwise distributable on such MBS and, in turn, on the certificates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

If a trust fund includes MBS, you should consider that the same risks and considerations associated with mortgage loan repayment described above will apply to such MBS, including consideration of the effect of such repayment in light of the payment priority assigned to such MBS under the pooling or other agreements that govern such MBS.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

If a trust fund includes MBS, you should consider that grace periods accorded to borrowers under the terms of the mortgage loans that back such MBS may similarly result in advancing by the applicable servicer under the pooling or other agreements that govern such MBS.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States continues to maintain a military presence in Iraq, Afghanistan and elsewhere. It is uncertain what effect maintenance of these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

If a trust fund includes MBS, you should consider that the risks and other considerations for commercial properties associated with terrorism and related events discussed above apply also to the properties securing the mortgage loans that back such MBS. Accordingly, such disruptions, uncertainties and costs may likewise adversely affect distributions on or the value of such MBS and, in turn, your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent loans included in any particular trust fund constitute 20% or more of the related pool assets as of the applicable cut-off date, and such pool assets will not include any non-performing loans. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

If a trust fund includes MBS, the related prospectus supplement will, if applicable, indicate that the pool of loans that back such MBS includes loans that are past due, as well as the applicability of any of the above risks to such MBS and of the attendant risks to certificateholders.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

If a trust fund includes MBS, you should consider that MBS servicers under the pooling or other applicable agreements that govern such MBS may be subject to the same restrictions on loan modifications with respect to the mortgage loans that back such MBS. Accordingly, the same risks and considerations discussed above apply also to such MBS. Any resulting impact on the timing and ultimate recovery on such a mortgage loan may similarly affect the timing and amount of distributions on such MBS and, in turn, on your certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus and any related accompanying prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain—

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the “regular interests” and “residual interests” in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

capitalized terms used in this prospectus

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the “GLOSSARY” attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include—

•	various types of multifamily or commercial mortgage loans;

•	pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans”, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of—

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower’s fee estate in a mortgaged property. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear—

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General” and “—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans. All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may—

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments” in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lockout Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation; provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under “DESCRIPTION OF CREDIT SUPPORT” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available—

•	a description of such MBS as required under Item 1111 of Regulation AB;

•	risk factors relating to such MBS;

•	performance information for such MBS;

•	static pool information for such MBS, if applicable;

•	information regarding the manner in which such MBS was acquired;

•	whether or not any representations and warranties will be made regarding such MBS;

•	whether and when the MBS experienced any trigger events or ratings downgrades;

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS;

•	the characteristics of any interest rate swap, currency swap or similar cash flow agreement or derivative instrument contemplated by Item 1115 of Regulation AB that relate to the MBS; and

•	any other material information regarding the characteristics of the mortgage loans underlying the MBS as required by Regulation AB, including, but not limited to, updated performance information for such mortgage loans and information regarding the payment terms of such mortgage loans.

In addition, to the extent an issuer of MBS is a significant obligor of pool assets, the prospectus supplement will include the information required with respect to such a significant obligor by Item 1112 of Regulation AB.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.       neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.       neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.       the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer. The related prospectus supplement will also describe how to locate information relating to the MBS issuer if the MBS issuer is not required to file such reports and/or indicate any limitations on the availability of such information. The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act. The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement. Additionally, although the mortgage assets underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more segregated accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See “THE POOLING AND SERVICING AGREEMENTS—Certificate Account”.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under “DESCRIPTION OF CREDIT SUPPORT”. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See “RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates” and “DESCRIPTION OF CREDIT SUPPORT” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See “DESCRIPTION OF CREDIT SUPPORT —Cash Flow Agreements” in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor’s yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either –

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation—

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lockout Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the

Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that—

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from—

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

Bank of America, National Association, AS sPONSOR

Bank of America, National Association (“Bank of America”) will serve as a sponsor of each series of certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a “Sponsor”) for a series of certificates. Bank of America is a subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by for Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though for Bank of America and its affiliates has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

ORIGINATION VOLUME
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2010	2011	2012	2013	2014	As of June 30, 2015
Multifamily	$0	$9,700,000	$8,050,000	$411,310,000	$518,929,738	$152,955,000
Office	435,331,927	295,300,000	854,800,000	1,122,060,000	1,864,674,000	908,592,000
Retail	238,220,000	861,406,000	2,521,663,000	1,613,066,013	1,726,602,172	479,639,107
Industrial	20,000,000	270,870,000	110,780,000	46,200,000	31,185,000	1,212,635,000
Manufactured Housing	0	65,835,000	150,225,000	365,593,000	87,111,250	45,461,000
Self-Storage	44,645,000	132,535,000	173,810,000	140,247,500	93,095,000	468,135,000
Lodging	137,850,000	581,550,000	1,180,501,000	2,205,861,250	2,631,502,433	1,224,956,000
Mixed Use	25,000,000	10,000,000	0	79,242,199	144,100,000	0
Other	0	0	0	0	69,930,000	0
Total	$901,046,927	$2,227,196,000	$4,999,829,000	$6,287,108,854	$7,167,129,593	$4,492,373,107

If the underlying transaction agreements for a particular series provide a covenant by a Sponsor to repurchase or replace a mortgage asset in the related trust fund for breach of a representation or warranty, the related prospectus supplement will contain information as and to the extent required by Item 1104(e) of Regulation AB regarding assets securitized by such Sponsor that were the subject of a demand to replace or repurchase for breach of representations and warranties concerning the assets backing all other asset-backed securities where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the same type that back the related series of certificates.

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor’s securitization program, in addition to owning all of the Depositor’s equity.

Merrill Lynch Pierce Fenner & Smith Incorporated, which may act as an underwriter of certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See “METHOD OF DISTRIBUTION” in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See “THE MORTGAGE LOAN PROGRAM” and “THE POOLING AND SERVICING AGREEMENTS” for more information about the Sponsor’s solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator’s form of organization and, to the extent material, a description of the originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Depositor”), is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at One Bryant Park, New York, New York 10036. The Depositor’s telephone number is (980) 388-7451.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

The Mortgage Loan Program

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America’s general underwriting standards set forth below under “General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor’s credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America’s underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels. Bank of America originates mortgage loans (i) directly or through affiliates to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The remainder of the discussion of Bank of America’s loan underwriting practices under this “Commercial Mortgage Loan Underwriting” caption applies also to describe the practices of any affiliate of Bank of America with respect to the origination by such affiliate of loans to be sold by Bank of America in this transaction.

The Application. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any borrower principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	rent roll;

•	existing mortgage verification;

•	credit references;

•	certified financial statements for mortgagor and borrower principals;

•	tenant/resident leases;

•	ground leases;

•	property operating statements;

•	real estate tax bills;

•	purchase contract (if applicable);

•	appraisal;

•	engineering report;

•	seismic report (if applicable);

•	environmental report;

•	site plan;

•	certificate of occupancy;

•	evidence of zoning compliance;

•	insurance policies; and

•	borrower structure/authority documents.

Underwriting Evaluation. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s real estate structured finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate and floating-rate, first lien mortgage loans for securitization. Bank of America’s real estate structured finance group is a vertically integrated entity, staffed by real estate professionals, and includes Bank of America’s loan underwriting, securitization, origination and closing groups.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness as well as the real estate which will secure the loan.

Bank of America may utilize third party contractors to perform portions of its underwriting analysis, Bank of America may utilize third party contractors to perform portions of its underwriting analysis, however, any such contractor would apply the same underwriting guidelines.

Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and property condition reports. Each report is reviewed for acceptability by a Bank of America staff member, or an independent contractor, for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to funding, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated based on an engineer’s judgment of the actual physical condition of the improvements and the expected remaining useful life of the improvements of the property during the term of the mortgage loan.

•	Immediate Repair—Typically, an immediate repair reserve is required. An initial deposit, upon funding of the applicable mortgage loan, generally in an amount equal to 125% of the estimated costs of immediate repairs to be completed generally within the first year of the mortgage loan pursuant to the property condition report is required.

Tenant Improvement/Lease Commissions—In some cases, major tenants have lease expirations or termination rights within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance—Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated and, as part of its examination, will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance—The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan, at any time during the term of such mortgage loan is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the mortgage loan documents will require generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, each as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000 on a per occurrence basis and $2,000,000 in the aggregate.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the “Appraisal Date” indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments. Inspections of each of the mortgaged properties (other than in the case of mortgaged properties secured solely by an interest in land) are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund capital expenditures.

Environmental Site Assessment (“ESA”). ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (“ASTM”).

Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined in accordance with the Uniform Building Code.

As and to the extent described in the related prospectus supplement, the Sponsor will set forth exceptions to its underwriting guidelines.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

As and to the extent described in the related prospectus supplement, the Sponsor will set forth exceptions to the representations and warranties regarding the mortgage loans.

Other Servicers

In the event that a servicer appoints a sub-servicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations or

•	be exchangeable, either separately or together with one or more classes of certificates, for one or more other classes of certificates.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest”, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield” and “YIELD AND MATURITY CONSIDERATIONS —Certain Shortfalls in Collections of Interest”.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See “DESCRIPTION OF CREDIT SUPPORT”.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party’s estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party’s determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable and available and unless otherwise specified in the related prospectus supplement:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the SEC within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue

Code of 1986, as amended, are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See “THE POOLING AND SERVICING AGREEMENTS—Amendment”. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Servicer Termination Event on the part of the related master servicer, special servicer or REMIC administrator. See “THE POOLING AND SERVICING AGREEMENTS—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Resignation and Removal of the Trustee”.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American

Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the SEC.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC’s participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC’s participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC’s participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC’s participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) DTC notifies the certificate registrar in writing that DTC is unwilling or unable to continue as a depository for the certificates and a qualifying successor depository is not appointed by the depositor within ninety (90) days of such notification or (2) the trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the certificateholders under the related pooling and servicing agreement and under such book-entry certificate and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or its custodian to obtain possession of such book-entry certificate. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “certificateholders” under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement. In general, the parties to a pooling and servicing agreement will include the Depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a pooling and servicing agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a pooling and servicing agreement or any affiliate of any party may own certificates issued under the pooling and servicing agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a pooling and servicing agreement, certificates issued under the pooling and servicing agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued under the pooling and servicing agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description of the pooling and servicing agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the pooling and servicing agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under “THE DEPOSITOR”.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the Depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trust for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example—

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the Depositor or an affiliate of the Depositor, the master servicer, the special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan, which breach (unless the related prospectus sets forth a different standard) materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trust for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account; provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of—

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “DESCRIPTION OF CREDIT SUPPORT”.

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws”.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses”.

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) retained by the Depositor to provide a security rating to any one or more classes of certificates of the related series (any such NRSRO retained by the Depositor, a “Rating Agency”). A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor; provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement—

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases”, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage

Loans	”, and all proceeds of any mortgage asset purchased as described under “DESCRIPTION OF THE CERTIFICATES—Termination”;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes—

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or the special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the Depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes”;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable “Servicing Standard” as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will—

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,—

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable “servicing standard”, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

In connection with (i) the release of a mortgaged property or any portion of a mortgaged property from the lien of the related mortgage or (ii) the taking of a mortgaged property or any portion of a mortgaged property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining mortgaged property or mortgaged properties or the fair market value of the real property constituting the remaining mortgaged property or mortgaged properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation shall exclude the value of personal property and going concern value, if any.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California’s “one action” rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations”.

As and to the extent described in the related prospectus supplement, the Pooling and Servicing Agreement related to each series of certificates will provide that promptly upon a mortgage loan becoming a defaulted mortgage loan and upon the special servicer’s determination, in accordance with the servicing standard, that it would be in the best interests of the related certificateholders (as a collective whole as if such certificateholders constituted a single lender) to attempt to sell such mortgage loan, the special servicer must use reasonable efforts to solicit offers for such defaulted mortgage loan on behalf of the related certificateholders in such manner as will be reasonably likely to realize a fair price. Following any such determination, the special servicer must provide not less than the number of business days’ notice specified in the prospectus supplement to the trustee, the master servicer and the directing certificateholder of its intention to sell any such defaulted mortgage loan, and thereafter the special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted mortgage loan, subject to any consent or consultation rights of the directing certificateholder.

The Pooling and Servicing Agreement related to each series of certificates will require the special servicer to determine whether any cash offer received with respect to the sale of a defaulted mortgage loan constitutes a fair price for such defaulted mortgage loan when the highest offer is from a person other than an “interested person”; however, if the highest offer received is from an “interested person”, then the Pooling and Servicing Agreement related to each series of certificates will require the trustee to determine whether the cash offer received with respect to the sale of a defaulted mortgage loan constitutes a fair price, either itself or by retaining an independent third party as set forth in the following paragraph.

In the absence of any such sale with respect to any defaulted mortgage loan, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause. Alternatively, the master servicer may self-insure against hazard losses so long as criteria set forth in the related Pooling and Servicing Agreement are met.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions”.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components—

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as to Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an “Underlying Servicing Agreement”), an officer’s certificate stating that (i) a review of the servicer’s or master servicer’s activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor’s annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor’s affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, none of the master servicer, the special servicer, the REMIC administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the Depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the Depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Servicer Termination Events

Unless otherwise provided in the prospectus supplement for a series of certificates, Servicer Termination Events under the related Pooling and Servicing Agreement will include, without limitation—

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination that the master servicer or the special servicer, as applicable, is no longer an approved servicer by any Rating Agency; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator

(if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Servicer Termination Events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Servicer Termination Event in one capacity will (except where related only to an evaluation of the acceptability of such entity to act in a particular capacity by a Rating Agency) constitute an event of default in each capacity.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Servicer Termination Event remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account; provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings of any Rating Agency, as evidenced by a letter from each such Rating Agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund; provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates; provided that the Depositor has determined that the then-current ratings of the classes of the certificates provided by any Rating Agency will not be withdrawn, downgraded or qualified, as evidenced by a letter from each such Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change; provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Exchange Act; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making periodic advances on the mortgage loans to the limited extent described under “DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies”, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee’s gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for “unanticipated expenses”.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33⅓% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of—

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See “RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates” in this prospectus and “DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses” in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, certificateholders may also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless (if so specified in the related prospectus supplement) it determines that (a) restoration will increase the proceeds to one or more classes of certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate classes of certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a class of certificates against future losses on the mortgage loans in which that class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related class or classes of certificates. This acceleration may continue for the life of the related certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the classes of certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of certificates and to reimburse certain classes of certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under “CASH FLOW AGREEMENTS” may also be used to provide credit enhancement for one or more classes of certificates.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

Cash Flow Agreements

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of certificates (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related class or classes of certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more classes of certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more classes of certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of certificates and will be paid to the class or classes of certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more classes of certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans”. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute “cash collateral” and therefore cannot be used by the bankruptcy debtor without lender’s consent or a hearing at which the lender’s interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws”.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults”.) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares. The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See “RISK FACTORS—Collateral Securing Cooperative Loans May Diminish in Value” in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel room and public facility revenues within the definition of “cash collateral” as noted previously in the Section entitled “—Leases and Rents”, the amendments provide that a pre-petition security interest in rents or hotel room and public facility revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower’s ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, absent any collateral, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of “substantive consolidation” or to the (predominantly state law) doctrine of “piercing the corporate veil”, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

For each mortgagor that is described as a “special purpose entity”, “single purpose entity” or “bankruptcy remote entity” in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA. CERCLA, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so-called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure; provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans”.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, each of the Depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related Pooling and Servicing Agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the Depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related Pooling and Servicing Agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related Pooling and Servicing Agreement or other contractual agreement under which the Depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America,

National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

Material FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the Depositor with the SEC on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as “capital assets” within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See “STATE AND OTHER TAX CONSEQUENCES”. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See “DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements”.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the Depositor have prepared or reviewed the statements in this prospectus under the heading “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—REMICs”, and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be “qualified mortgages” for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as newly-issued debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. Certain REMIC Regular Certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. The following discussion is based in part on the OID Regulations and in part on provisions of the Tax Reform Act of 1986.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; however, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class of REMIC Regular Certificates as to which less than a substantial amount of such class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than “qualified stated interest”. “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under “Variable Rate REMIC Regular Certificates”, at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period”, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price”, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The Treasury has proposed regulations that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information; provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Deferred Interest. Under the OID Regulations, all interest on a REMIC Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of REMIC Regular Certificates may constitute income to the holders of such REMIC Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Market Discount” above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Sale, Exchange, Redemption or Retirement. If a holder of a REMIC Regular Certificate sells or exchanges a REMIC Regular Certificate, or such REMIC Regular Certificate is redeemed or retired, such certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the REMIC Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the REMIC Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the REMIC Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate. A holder of a REMIC Regular Certificate who receives a final payment that is less than the certificateholder’s adjusted basis in the REMIC Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a REMIC Regular Certificate realized by an investor who holds the REMIC

Regular Certificate as a capital asset will be capital gain or loss and will be long term, or short term depending on whether the REMIC Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the REMIC Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the REMIC Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the REMIC Regular Certificate. In addition, gain or loss recognized from the sale of a REMIC Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss. Notwithstanding the foregoing, holders of interest-only REMIC Regular Certificates may not be entitled to deduct a loss under Section 166 of the Code.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See “—Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any

REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC’s termination. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses”.

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such class’s fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes; provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates” below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any “excess inclusion” income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax”. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a “safe harbor” against ignoring the transfer:

(1)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this “minimum transfer price” alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee. The fourth requirement may also be satisfied by the following second alternative method:

(2)   (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual’s, estate’s or trust’s share of such fees and expenses will be added to the gross income of such holder and (2) such individual’s, estate’s or trust’s share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions”. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss; provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium”.

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions”. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize “net income from foreclosure property” subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds; provided that such person has sufficient assets to do so; and provided, further, that such tax arises out of a breach of such person’s obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an “electing large partnership” holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a “disqualified organization” means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an “electing large partnership” means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the “tax matters person” with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual

Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount”.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” at a rate of 28% unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN or Form W-8BEN-E, as applicable, identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate; provided that the holder provides appropriate documentation. The appropriate documentation includes IRS Form W-8BEN-E or IRS Form W-8BEN, if the non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN-E or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See “—Noneconomic REMIC Residual Certificates” above concerning the disregard of certain transfers having tax avoidance potential, and see “—Excess Inclusions” regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on and after January 1, 2017, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trust Funds

Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the Depositor has prepared or reviewed the statements in this prospectus under the heading “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Grantor Trust Funds”, and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.

Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code when owned by a “domestic building and loan association”; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code to the extent that the assets of the Grantor Trust Fund consist of “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code to the extent that the assets of the Grantor Trust Fund are qualified assets. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code and “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .. . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder’s miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such certificate, other than “qualified stated interest”, if any, as well as such certificate’s share of reasonable servicing fees and other expenses. See “—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest”. In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see “—Sales of Grantor Trust Certificates” below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the Depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the Depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of “stated redemption price”, see “—

REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial “teaser”, or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “—Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount”, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount”, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “—If Stripped Bond Rules Apply”, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations do not apply to “stripped coupons”, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Proposed Contingent Payment Rules” below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the Depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the

OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a “noncontingent bond method”. Under the “noncontingent bond method”, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or master servicer’s, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

Final Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these regulations. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these regulations.

Backup Withholding. In general, the rules described above in “—REMICs—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in “—REMICs—Foreign Investors in REMIC Certificates” above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—REMICs—3.8% Medicare Tax on “Net Investment Income”” above.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a “Plan”), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and entities deemed to hold plan assets because of a Plan’s investment in the entity) is not “significant”, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate”, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions, each an “Exemption”, for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan’s assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust; provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they have not received a rating from at least one NRSRO that meets the requirements prescribed in the Exemptions. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions”.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of the offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the Depositor to the purchase of trust assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

The Depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.       By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Depositor;

2.       By placements by the Depositor with institutional investors through dealers; and

3.       By direct placements by the Depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the certificates; and

4.       By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the Depositor. In the event that the Depositor or an affiliate of the Depositor acts as Depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the Depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of offered certificates of such series.

The Depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of certificates, the Depositor or any of its affiliates may purchase some or all of one or more classes of certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under “LEGAL MATTERS”. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

RATING

Each class of offered certificates shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The Depositor has filed with the SEC a Registration Statement (of which this prospectus forms a part) under the Securities Act with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See “DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders” and “—Book-Entry Registration and Definitive Certificates”.

The Depositor will file or cause to be filed with the SEC such periodic reports with respect to each trust fund as are required under the Exchange Act and the rules and regulations of the SEC and the related prospectus supplement will describe how to locate such reports of the Depositor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor (other than Annual Reports on Form 10-K) with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, or by telephone at (980) 388-7451.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “GLOSSARY” section whenever they are used in this prospectus.

“401(c) Regulations” means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

“Accrued Certificate Interest” means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

“Accrual Certificates” means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Available Distribution Amount” means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

“Bankruptcy Code” means the U.S. Bankruptcy Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate Account” means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

“Certificate Balance” means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

“Certificate Owner” means the actual purchaser of a book-entry certificate.

“Closing Date” means date of the initial issuance of the certificates of a given series.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Property” means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“Companion Class” means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

“Controlled Amortization Class” means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

“CPR” means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

“Debt Service Coverage Ratio” means at any given time for a mortgage loan the ratio of —

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

“Depositor” means Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation.

“Determination Date” means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

“Direct Participant” means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

“Distribution Date” means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

“DOL” means the United States Department of Labor.

“DTC” means The Depository Trust Company.

“Due Date” means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

“Due Period” means a specified time period (generally corresponding in length to the period between Distribution Dates).

“Equity Participation” means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Funds” means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent—

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Garn Act” means the Garn-St Germain Depository Institutions Act of 1982.

“Ginnie Mae” means Governmental National Mortgage Association.

“Grantor Trust Certificates” means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

“Grantor Trust Fractional Interest Certificate” means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

“Grantor Trust Fund” means that portion of the trust fund as to which no REMIC election has been made.

“Grantor Trust Strip Certificate” means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

“Indirect Participant” means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

“Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

“IRS” means the Internal Revenue Service.

“Issue Premium” means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

“Liquidation Proceeds” means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

“Loan-to-Value Ratio” means for a mortgage loan the ratio (expressed as a percentage) of —

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

“Lockout Period” means the period in which prepayments are prohibited under a mortgage loan.

“MBS” means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

“Mortgage Asset Seller” means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

“Mortgage Rate” means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower’s election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

“Multifamily Properties” means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

“Net Operating Income” means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than —

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

“NCUA” means the National Credit Union Administration.

“Notional Amount” means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either—

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID Regulations” means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

“OTS” means the Office of Thrift Supervision.

“Parties in Interest” means “parties in interest” as defined in ERISA and “disqualified person” as defined in Section 4975 of the Code.

“Percentage Interest” means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

“Permitted Investments” means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

“Plan” means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations issued by the DOL, as modified by Section 3(42) of ERISA, concerning what constitutes assets of a Plan.

“Pooling and Servicing Agreement” means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

“Prepayment Assumption” means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

“Prepayment Interest Shortfall” means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

“Prepayment Premium” means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

“PTCE 95-60” means Prohibited Transaction Class Exemption 95-60.

“Purchase Price” means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

“Rating Agency” means any NRSRO retained by the Depositor to rate any one or more classes of certificates of a particular series.

“Record Date” means last business day of the month preceding the month in which the applicable Distribution Date occurs.

“Relief Act” means the Servicemembers Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

“REMIC Certificates” means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

“REMIC Provisions” means Sections 860A through 860G of the Code.

“REMIC Regular Certificates” means certificates evidencing or constituting ownership of “regular interests” in the trust fund or a designated portion of the trust under the REMIC Provisions.

“REMIC Regulations” means the Treasury Department regulations issued under the REMIC Provisions.

“REMIC Residual Certificateholder” means the holder of a REMIC Residual Certificate.

“REMIC Residual Certificates” means certificates evidencing or constituting ownership of “residual interests” in the trust or a designated portion of the trust under the REMIC Provisions.

“REO Properties” means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Certificates” means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans,.

“Stripped Interest Certificate” means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

“Stripped Principal Certificate” means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

“Subordinate Certificates” means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

“Tiered REMIC” means designated portions of the trust fund treated as two or more REMICs.

“Treasury Department” means the United States Treasury Department.

“UCC” means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

“U.S. Person” means—

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which—

1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“Voting Rights” means the voting rights evidenced by each series of certificates.

“Warranting Party” means a party that makes certain representations and warranties regarding the mortgage loans.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered by this free writing prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$703,324,000

(Approximate)

Bank of America Merrill Lynch
Commercial Mortgage Trust
2015-UBS7

(as Issuing Entity)

Banc of America Merrill Lynch
Commercial Mortgage Inc.

(as Depositor)

COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2015-UBS7

Class A-1, Class A-SB, Class A-3, Class A-4,
Class X-A, Class X-B, Class X-D, Class A-S,
Class B, Class C and Class D

FREE WRITING PROSPECTUS

BofA Merrill Lynch

UBS Securities LLC

Drexel Hamilton

September     , 2015

Free Writing Prospectus
Executive Summary	S-1
Summary of Free Writing Prospectus	S-4
Risk Factors	S-57
Capitalized Terms Used in this Free Writing Prospectus	S-127
Forward looking Statements	S-127
Transaction Parties	S-128
Description of the Offered Certificates	S-157
Yield, Prepayment and Maturity Considerations	S-213
Description of the Mortgage Pool	S-223
Servicing of the Mortgage Loans	S-280
Material Federal Income Tax Consequences	S-336
State, Local and Other Tax Considerations	S-344
Certain Legal Aspects of the Mortgage Loans	S-345
Certain ERISA Considerations	S-347
Legal Investment	S-351
Legal Matters	S-351
Ratings	S-351
Index of Significant Terms	S-354

Prospectus
Summary of Prospectus	1
Risk Factors	9
Prospectus Supplement	46
Capitalized Terms Used in this Prospectus	46
Description of The Trust Funds	47
Yield and Maturity Considerations	53
Bank of America, National Association, as Sponsor	58
The Depositor	60
The Mortgage Loan Program	60
Description of The Certificates	64
The Pooling and Servicing Agreements	72
Description of Credit Support	89
Cash Flow Agreements	94
Certain Legal Aspects of Mortgage Loans	95
Material Federal Income Tax Consequences	108
State and Other Tax Considerations	133
Certain ERISA Considerations	134
Legal Investment	136
Use of Proceeds	136
Method of Distribution	137
Legal Matters	138
Rating	138
Available Information	138
Incorporation of Information by Reference	139
Glossary	139